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INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

As filed with the Securities and Exchange Commission on January 30, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Hertz Corporation
(Exact name of registrant as specified in its charter)

(See table of additional registrants below.)

Delaware (State or other jurisdiction of incorporation or organization)	7510 (Primary Standard Industrial Classification Code Number)	13-1938568 (I.R.S. Employer Identification Number)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(201) 307-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Jeffrey Zimmerman, Esq.
Senior Vice President, General Counsel and Secretary
The Hertz Corporation
225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(201) 307-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Thomas A. Monson, Esq.
Jeffrey R. Shuman, Esq.
Jenner & Block LLP
353 N. Clark Street
Chicago, IL 60654-3456

          Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

6.75% Senior Notes due 2019	$250,000,000	100%	$250,000,000	$34,100

5.875% Senior Notes due 2020	$700,000,000	100%	$700,000,000	$95,480

6.250% Senior Notes due 2022	$500,000,000	100%	$500,000,000	$68,200

Guarantees of 6.75% Senior Notes due 2019(2)	$250,000,000	—	—	None(3)

Guarantees of 5.875% Senior Notes due 2020(2)	$700,000,000	—	—	None(3)

Guarantees of 6.250% Senior Notes due 2022(2)	$500,000,000	—	—	None(3)

Total			$1,450,000,000	$197,780

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.
(2)
See the following page for a table of guarantor registrants.
(3)
Pursuant to Rule 457(n) under the Securities Act of 1933, no separate filing fee is required for the guarantees.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 TABLE OF GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Cinelease Holdings, Inc.	Delaware	7510	20-8709690
HCM Marketing Corporation	Delaware	7510	22-3129937
Hertz Car Sales LLC	Delaware	7510	80-0033698
Hertz Claim Management Corporation	Delaware	7510	13-3005373
Hertz Entertainment Services Corporation	Delaware	7510	20-3782137
Hertz Equipment Rental Corporation	Delaware	7510	13-6174127
Hertz Global Services Corporation	Delaware	7510	22-3741182
Hertz Local Edition Corp.	Delaware	7510	13-3053797
Hertz Local Edition Transporting, Inc.	Delaware	7510	22-3376683
Hertz System, Inc.	Delaware	7510	36-2025222
Hertz Technologies, Inc.	Delaware	7510	22-3108869
Hertz Transporting, Inc.	Delaware	7510	13-3215204
Smartz Vehicle Rental Corporation	Delaware	7510	None
Donlen Corporation	Illinois	7510	36-2552662
Cinelease, LLC	Louisiana	7510	95-3167269
Cinelease, Inc.	Nevada	7510	95-3167269

*
The address for each of the guarantor registrants is: c/o The Hertz Corporation, 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713, telephone: (201) 307-2000. The name and address, including zip code, of the agent for service for each guarantor registrant is: J. Jeffrey Zimmerman, Esq., Senior Vice President, General Counsel and Secretary of The Hertz Corporation, 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713, telephone: (201) 307-2000.

The information in this prospectus is not complete and may be changed. We may not launch the exchange offers or issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 30, 2013

PRELIMINARY PROSPECTUS

THE HERTZ CORPORATION

Offers to Exchange the Notes of The Hertz Corporation set forth below (such transactions, collectively, the "exchange offers"):

$250,000,000 aggregate principal amount of 6.75% Senior Notes due 2019 (the "Exchange 2019 Notes") for any and all outstanding 6.75% Senior Notes due 2019 issued on March 13, 2012 (the "2019 Notes");

$700,000,000 aggregate principal amount of 5.875% Senior Notes due 2020 (the "Exchange 2020 Notes") for any and all outstanding 5.875% Senior Notes due 2020 issued on October 16, 2012 (the "2020 Notes"); and

$500,000,000 aggregate principal amount of 6.250% Senior Notes due 2022 (the "Exchange 2022 Notes" and, together with the Exchange 2019 Notes and the Exchange 2020 Notes, the "Exchange Notes") for any and all outstanding 6.250% Senior Notes due 2022 issued on October 16, 2012 (the "2022 Notes" and, together with the 2019 Notes and the 2020 Notes, the "Notes").

Terms of the Exchange Notes:

  •
  The terms of each respective class of Exchange Notes offered in the exchange offers are substantially identical to the terms of the corresponding class of Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP or ISIN number from the Notes and will not entitle their holders to registration rights.

  •
  Investing in the Exchange Notes involves risks. You should carefully review the risk factors beginning on page 21 of this prospectus before participating in the exchange offers.

The Exchange Offers:

  •
  Our offers to exchange the Notes for Exchange Notes will be open until 12:00 midnight, New York City time, on                         , 2013, unless extended.

  •
  The Exchange Notes will not be listed on any securities exchange or automated quotation system.

The Guarantees:

  •
  The Exchange Notes will be (as are the Notes) fully and unconditionally guaranteed on an unsecured basis by the subsidiaries indicated herein.

        Each broker-dealer that receives Exchange Notes for its own account pursuant to any of the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer who acquired Notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with such resale of any class of Exchange Notes for a period of up to 90 days after the completion of the exchange offers. See "Plan of Distribution."

        Neither the Securities and Exchange Commission (the "SEC" or the "Commission") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2013.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to give you any information or to make any representations about the transaction we discuss in this prospectus other than as contained in this prospectus. If you are given any information or representation that is not discussed in this prospectus, you must not rely on that information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date. The delivery of this prospectus shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

        In making an investment decision, investors must rely on their own examination of the Issuer and the terms of the exchange offers, including the merits and risks involved. These securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

        The Notes and the Exchange Notes have not been and will not be qualified under the securities laws of any province or territory of Canada. Neither the Notes nor the Exchange Notes are being offered or sold, directly or indirectly, in Canada or to or for the account of any resident of Canada in contravention of the securities laws of any province or territory thereof.

        THIS PROSPECTUS CONSTITUTES NEITHER AN OFFER TO EXCHANGE OR PURCHASE NOTES NOR A SOLICITATION OF CONSENTS IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS.

i

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        In connection with the exchange offers, we have filed with the SEC a registration statement on Form S-4 under the Securities Act relating to the Exchange Notes to be issued in the exchange offers. As permitted by SEC rules, this prospectus omits information included in the registration statement. For a more complete understanding of the exchange offers, you should refer to the registration statement, including its exhibits. With respect to statements in this prospectus about the contents of any contract, agreement or other document, we refer you to the copy of such contract, agreement or other document filed or incorporated by reference as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers.

        We file and, prior to and contemporaneously with the Dollar Thrifty Acquisition (defined below), Dollar Thrifty separately filed, annual, quarterly and current reports and other information with the SEC. You may read and copy any documents that we and Dollar Thrifty have filed at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 to obtain further information about the public reference room. In addition, the SEC maintains an Internet website (www.sec.gov) that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC, including Hertz, Hertz Holdings and, prior to and contemporaneously with the Dollar Thrifty Acquisition, Dollar Thrifty. The SEC's website address is included in this prospectus as an inactive textual reference only. You may also access, free of charge, our reports filed with the SEC (for example, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) indirectly through our Internet website (www.hertz.com). Our website address is included in this prospectus as an inactive textual reference only. The information found on our website is not part of this prospectus. Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC.

        You may also obtain a copy of the registration statement for the exchange offers and the other information that we file with the SEC at no cost by calling us or writing to us at the following address:

The Hertz Corporation
225 Brae Boulevard
Park Ridge, New Jersey 07656
Attn: Investor Relations
(201) 307-2000

        In order to obtain timely delivery of such materials, you must request documents from us no later than five business days before you make your investment decision or at the latest by                    , 2013.

 MARKET AND INDUSTRY DATA

        Information in this prospectus about the car and equipment rental industries, including our general expectations concerning the industries and our market position and market share, are based on estimates prepared using data from various sources and on assumptions made by us. We believe data regarding the car and equipment rental industries and our market position and market share within these industries are inherently imprecise, but generally indicate our size, position and market share within these industries. Although we believe that the information from third parties (including industry and general publications and surveys) included or reflected in this prospectus is generally reliable, we have not independently verified any such third party information and cannot assure you of its accuracy or completeness. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, particularly those relating to our general expectations concerning the car and equipment rental industries, involve risks and uncertainties and are subject to change based on various factors, including those discussed under "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements."

ii

 GENERAL INFORMATION

        Unless otherwise indicated or the context otherwise requires, in this prospectus, (i) references to the "Issuer," the "Company" and "Hertz" mean The Hertz Corporation; (ii) references to "we," "us" and "our" mean Hertz and its consolidated subsidiaries, (iii) references to "Hertz Holdings" mean Hertz Global Holdings, Inc., our top-level holding company, (iv) "HERC" means Hertz Equipment Rental Corporation, our wholly owned subsidiary, together with our various other wholly owned international subsidiaries that conduct our industrial, construction, material handling and other equipment rental business, unless otherwise specified, (v) "cars" means cars, crossovers and light trucks (including sport utility vehicles and, outside North America, light commercial vehicles), (vi) "program cars" means cars purchased by car rental companies under repurchase or guaranteed depreciation programs with car manufacturers, (vii) "non-program cars" mean cars not purchased under repurchase or guaranteed depreciation programs for which the car rental company is exposed to residual risk and (viii) "equipment" means industrial, construction and material handling equipment.

        While Hertz Holdings is the ultimate parent of Hertz, the Exchange Notes and the Notes are the obligations of Hertz, as issuer, and not of Hertz Holdings. In addition, Hertz Holdings is not a guarantor of the Exchange Notes or the Notes.

        We are a successor to corporations that have been engaged in the car and truck rental and leasing business since 1918 and the equipment rental business since 1965. Hertz was incorporated in Delaware in 1967. Ford Motor Company ("Ford") acquired an ownership interest in Hertz in 1987. Prior to this, Hertz was a subsidiary of United Continental Holdings, Inc. (formerly Allegis Corporation), which acquired our outstanding capital stock from RCA Corporation in 1985. On December 21, 2005, investment funds associated with or designated by Clayton, Dubilier & Rice, Inc., which was succeeded by Clayton, Dubilier & Rice, LLC ("CD&R"), The Carlyle Group ("Carlyle") and Merrill Lynch & Co., Inc. ("Merrill Lynch"), or collectively the "Sponsors," acquired all of our common stock from Ford Holdings LLC ("Ford Holdings"). We refer to the acquisition of all of our common stock by the Sponsors as the "Sponsor Acquisition."

        On November 19, 2012, Hertz Holdings completed the acquisition of Dollar Thrifty (the "Dollar Thrifty Acquisition") pursuant to the terms of the Agreement and Plan of Merger, dated as of August 26, 2012 (the "Merger Agreement"), among Hertz Holdings, Dollar Thrifty and HDTMS, Inc., a wholly owned subsidiary of Hertz ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub merged with and into Dollar Thrifty, with Dollar Thrifty continuing as the surviving corporation and a wholly owned subsidiary of Hertz.

iii

SUMMARY

        This summary highlights selected information regarding us, the exchange offers and the Exchange Notes and should be read as an introduction to the more detailed information included elsewhere in this prospectus. This summary does not contain all the information you should consider before participating in the exchange offers and investing in the Exchange Notes. You should read the following summary carefully together with the more detailed information, including but not limited to the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and accompanying notes, included elsewhere in this prospectus before making any investment decision.

 Our Company

        Hertz operates its car rental business through the Hertz, Dollar and Thrifty brands from approximately 10,400 corporate, licensee and franchisee locations in North America, Europe, Latin America, Asia, Australia, Africa, the Middle East and New Zealand. Hertz is the largest worldwide airport general use car rental brand, operating from approximately 8,800 corporate and licensee locations in approximately 150 countries. Our Dollar and Thrifty brands have approximately 1,590 corporate and franchisee locations in approximately 82 countries. Our Hertz brand name is one of the most recognized in the world, signifying leadership in quality rental services and products. We are one of the only car rental companies that has an extensive network of company-operated rental locations both in the United States and in all major European markets. We believe that we maintain the leading airport car rental brand market share, by overall reported revenues, in the United States and at 111 major airports in Europe where we have company-operated locations and where data regarding car rental concessionaire activity is available. We believe that we also maintain the second largest market share, by revenues, in the off-airport car rental market in the United States. In our equipment rental business segment, we rent equipment through approximately 340 branches in the United States, Canada, France, Spain, China and Saudi Arabia, as well as through our international licensees. We and our predecessors have been in the car rental business since 1918 and in the equipment rental business since 1965. We also own Donlen Corporation, based in Northbrook, Illinois, which is a leader in providing fleet leasing and management services. We have a diversified revenue base and a highly variable cost structure and are able to dynamically manage fleet capacity, the most significant determinant of our costs. Our revenues have grown at a compound annual growth rate of 5.2% over the last 20 years, with year-over-year growth in 17 of those 20 years. For the year ended December 31, 2011 and the nine months ended September 30, 2012, we had total revenues of approximately $8.3 billion and $6.7 billion, respectively. We completed the Dollar Thrifty Acquisition on November 19, 2012. For the year ended December 31, 2011 and the nine months ended September 30, 2012, Dollar Thrifty had total revenues of approximately $1.5 billion and $1.2 billion, respectively.

Our Business Segments

        Our business consists of two reportable segments: rental and leasing of cars, crossovers and light trucks, or "car rental," and rental of industrial, construction, material handling and other equipment, or "equipment rental." General corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities, such as fees and certain cost reimbursements from our licensees and third party claim management services are included as "other reconciling items."

        Car Rental: Our "company-operated" rental locations are those through which we, or an agent of ours, rent cars that we own or lease. We maintain a substantial network of company-operated car rental locations both in the United States and internationally, and what we believe to be the largest number of company-operated airport car rental locations in the world, enabling us to provide consistent quality and service worldwide. Our licensees and associates also operate rental locations in over 140 countries and jurisdictions, including most of the countries in which we have company-operated rental locations.

        Equipment Rental: We believe, based on an article in Rental Equipment Register published in May 2012, that HERC (as defined above in "General Information") is one of the largest equipment rental companies in the United States and Canada combined. HERC rents a broad range of earthmoving equipment, material handling equipment, aerial and electrical equipment, air compressors, generators, pumps, small tools, compaction equipment and construction-related trucks. HERC also derives revenues from the sale of new equipment and consumables, as well as through its Hertz Entertainment Services division.

Our Markets

        We are engaged principally in the global car rental industry and in the equipment rental industry.

Worldwide Car Rental

        We believe that the global car rental industry exceeds $37 billion in annual revenues. According to Auto Rental News, car rental industry revenues in the United States are estimated to be approximately $24 billion for 2012 and grew in 2012 by 3.9%. We believe car rental revenues in Europe account for approximately $13 billion in annual revenues, with the airport portion of the industry comprising approximately 37% of the total. Within Europe, the largest markets are Germany, France, Spain, Italy and the United Kingdom. We believe total rental revenues for the car rental industry in Europe in 2012 were approximately $10.6 billion in 10 countries—France, Italy, the United Kingdom, Germany, Spain, the Netherlands, Belgium, the Czech Republic, Slovakia and Luxembourg—where we have company-operated rental locations and approximately $2.6 billion in 11 other countries—Ireland, Portugal, Sweden, Greece, Austria, Denmark, Poland, Finland, Hungary, Malta and Romania—where our Hertz brand is present through our licensees.

        We estimate that rentals by airline travelers at or near airports, or "airport rentals," accounted for approximately one-half of the total market in the United States in 2012. This portion of the market is significantly influenced by developments in the travel industry and particularly in airline passenger traffic, or "enplanements," as well as the Gross Domestic Product, or "GDP." We believe domestic enplanements in 2012 approximated 2011 levels, however, we expect them to increase by 1.8% in 2013. Current data suggests that U.S. GDP increased in the third quarter of 2012 at an annual rate of approximately 2.7%. The International Air Transport Association, or "IATA," projected in September 2012 that annual global enplanements would increase by 4.5% in 2013.

        The off-airport portion of the industry has rental volume primarily driven by local business use, leisure travel and the replacement of cars being repaired. Because Europe has generally demonstrated a lower historical reliance on air travel, the European off-airport car rental market is significantly more developed than it is in the United States. However, we believe that in recent years, industry revenues from off-airport car rentals in the United States have grown faster than revenues from airport rentals.

        We provide commercial fleet leasing and management services to national corporate customers throughout the United States and Canada through Donlen Corporation, or "Donlen," a wholly owned subsidiary of Hertz. Donlen is a fully integrated fleet management services provider with a comprehensive suite of product offerings ranging from leasing and managing vehicle fleets to providing other fleet management services to reduce fleet operating costs.

Worldwide Equipment Rental

        We estimate the size of the U.S. equipment rental industry, which is highly fragmented with few national competitors and many regional and local operators, increased from approximately $28 billion in annual revenues for 2011 to approximately $31 billion in annual revenues for 2012, but the part of the rental industry dealing with equipment of the type HERC rents is somewhat smaller than that. We believe that the industry is expected to grow at a 12.8% compound annual growth rate between 2013 and 2016. Other market data indicate that, as of September 30, 2012, the equipment rental industries in France, Spain, China and Saudi Arabia are expected to generate approximately $4.5 billion, $2.5 billion, $5.1 billion and $0.5 billion in annual revenues for 2012, respectively, although the portions of those markets in which HERC competes are smaller.

        The equipment rental industry serves a broad range of customers from small local contractors to large industrial national accounts and encompasses a wide range of rental equipment from small tools to heavy earthmoving equipment. We believe U.S. non-residential construction spending declined at an annual rate of approximately 10% in 2012 but is projected to increase at an annual rate of 5% in 2013. We also believe that rental equipment accounted for approximately 50% of all equipment sold into the U.S. construction industry in 2012, up from approximately 5% in 1993. In addition, we believe that the trend toward rental instead of ownership of equipment in the U.S. construction industry will continue and that as much as 50% of the equipment used in the industry could be rental equipment by 2015.

****

        Hertz is incorporated under the laws of the state of Delaware. Our corporate headquarters are located at 225 Brae Boulevard, Park Ridge, New Jersey 07656. Our telephone number is (201) 307-2000. We maintain an Internet website at www.hertz.com. Please note that the information found on, or linked to on, our website is not a part of this prospectus and this web address is not an active hyperlink.

 Summary of the Terms of the Exchange Offer

        On March 13, 2012, Hertz completed an offering of $250,000,000 aggregate principal amount of 6.75% Senior Notes due 2019 (referred to herein as the "2019 Notes"). The 2019 Notes were issued as additional notes under the indenture, dated as of February 8, 2011 (as amended, modified or supplemented from time to time, the "2019 Indenture"), among Hertz, as issuer, the subsidiary guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as trustee. Prior to the issuance of the 2019 Notes, Hertz issued $1,000,000,000 aggregate principal amount of 6.75% Senior Notes due 2019 under the 2019 Indenture, which prior notes have been registered under the Securities Act (the "Existing Exchange 2019 Notes"). On March 30, 2012, we executed a supplemental indenture pursuant to which we added Cinelease Holdings, Inc., Cinelease, Inc. and Cinelease, LLC (collectively, the "Cinelease Guarantors"), which we acquired in January 2012, as additional subsidiary guarantors under the 2019 Indenture.

        On October 16, 2012, HDTFS, Inc., a wholly owned subsidiary of Hertz (the "Escrow Issuer") completed an offering of $700 million aggregate principal amount of 5.875% Senior Notes due 2020 (referred to herein as the "2020 Notes") and $500 million aggregate principal amount of 6.250% Senior Notes due 2022 (referred to herein as the "2022 Notes"). The 2020 Notes and 2022 Notes were issued under the indenture, dated as of October 16, 2012 (as amended, modified or supplemented from time to time, the "2020 and 2022 Indenture" and, together with the 2019 Indenture, the "Indentures"), between the Escrow Issuer, as issuer, and Wells Fargo Bank, National Association, as trustee. The proceeds from this issuance were placed in escrow pending consummation of the Dollar Thrifty Acquisition. Contemporaneously with the consummation of the Dollar Thrifty Acquisition, the proceeds from the issuance were released from escrow, the Escrow Issuer merged with and into Hertz, with Hertz continuing as the surviving entity, Hertz assumed the Escrow Issuer's obligations under the 2020 Notes, the 2022 Notes and the 2020 and 2022 Indenture and the Subsidiary Guarantors (as defined below) became subsidiary guarantors under the 2020 and 2022 Indenture.

        The offerings of the Notes were made only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S, and accordingly were exempt from registration under the Securities Act.

Registration Rights Agreements	In connection with the offering of the 2019 Notes, Hertz and the Subsidiary Guarantors (other than the Cinelease Guarantors) entered into an exchange and registration rights agreement, dated as of March 13, 2012 (as the same may be amended, modified or supplemented from time to time, the "2019 registration rights agreement"), with the initial purchaser of the 2019 Notes as stated therein. In connection with the release of the proceeds from the offering of the 2020 Notes and 2022 Notes from escrow, Hertz and the Subsidiary Guarantors entered into an exchange and registration rights agreement, dated as of November 19, 2012 (as the same may be amended, modified or supplemented from time to time, the "2020 and 2022 registration rights agreement" and, together with the 2019 registration rights agreement, the "registration rights agreements").

Pursuant to the registration rights agreements, we agreed to use our commercially reasonable efforts to cause the registration statement of which this prospectus is a part to become effective within 365 days after the date of the respective registration rights agreement, which, (i) with respect to the 2019 registration rights agreement, is the date of issuance of the 2019 Notes, March 13, 2012, and (ii) with respect to the 2020 and 2022 registration rights agreement, is the date we completed the Dollar Thrifty Acquisition, November 19, 2012. We further agreed to use our commercially reasonable efforts to commence the exchange offers promptly after the registration statement becomes effective and to hold the exchange offers open for the period required by applicable law. See "The Exchange Offers." The terms of the Exchange Notes offered in the exchange offers are identical in all material respects to those of the Notes, except that the Exchange Notes:
• will be registered under the Securities Act and therefore will not be subject to restrictions on transfer;
• will not be subject to provisions relating to additional interest;
• will bear a different CUSIP or ISIN number from the Notes;
• will not entitle their holders to registration rights; and
• will be subject to terms relating to book-entry procedures and administrative terms relating to transfers that differ from those of the Notes.
The Exchange Offers	Hertz is offering to exchange:
• up to $250,000,000 aggregate principal amount of its 6.75% Senior Notes due 2019, which have been registered under the Securities Act, for any and all of the 2019 Notes;
• up to $700,000,000 aggregate principal amount of its 5.875% Senior Notes due 2020, which have been registered under the Securities Act, for any and all of the 2020 Notes; and
• up to $500,000,000 aggregate principal amount of its 6.250% Senior Notes due 2022, which have been registered under the Securities Act, for any and all of the 2022 Notes.
You may only exchange Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Subject to the satisfaction or waiver of specified conditions, we will exchange the Exchange Notes for all Notes that are validly tendered and not validly withdrawn prior to the expiration of the respective exchange offer. We will cause the exchanges to be effected promptly after the expiration of the respective exchange offer.

Resale of the Exchange Notes	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the Exchange Notes issued pursuant to the exchange offers in exchange for the Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
• you are not our "affiliate" (as defined in Rule 405 under the Securities Act);
• you are acquiring the Exchange Notes in the ordinary course of your business;
• you do not have an arrangement or understanding with any person to participate in the distribution of the Exchange Notes (within the meaning of the Securities Act);
• you are not engaged in, and do not intend to engage in, the distribution of the Exchange Notes; and
• you are not acting on behalf of any person who could not truthfully make a representation to all of the foregoing.

If you are a broker-dealer and receive Exchange Notes for your own account in exchange for Notes that you acquired as a result of market-making activities or other trading activities, you must represent that you will deliver a prospectus in connection with any resale of the Exchange Notes. See "Plan of Distribution." A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the Exchange Notes issued in the exchange offers for a period of up to 90 days after the consummation of the respective exchange offer.
Any holder of Notes who:
• is our "affiliate" (as defined in Rule 405 under the Securities Act);
• does not acquire the Exchange Notes in the ordinary course of its business; or
• tenders its Notes in the exchange offers with the intention to participate, or for the purpose of participating, in a distribution of Exchange Notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

You should read the discussion under the heading "The Exchange Offers" for further information regarding the exchange offers and resale of the Exchange Notes.
Consequences of Failure to Exchange the Notes	You will continue to hold the Notes subject to their existing transfer restrictions if:
• you do not tender your Notes; or
• you tender your Notes and they are not accepted for exchange.

With some limited exceptions, we will have no obligation to register any Notes after we consummate the exchange offers. See "The Exchange Offers—Terms of the Exchange Offers" and "—Consequences of Failure to Exchange."
Effect on Holders of the Notes	Upon completion of the exchange offers, there may be no market for the Notes that remain outstanding and you may have difficulty selling them.

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding Notes pursuant to the terms of the exchange offers, Hertz will have fulfilled a covenant under each of the registration rights agreements and, accordingly, Hertz will not be obligated to pay additional interest as described in the registration rights agreements.
Expiration Date
The exchange offers will expire at 12:00 midnight, New York City time, on , 2013, or the "expiration date," unless we extend an exchange offer, in which case expiration date means the latest date and time to which the respective exchange offer has been extended.
Conditions to the Exchange Offers
The exchange offers are subject to several customary conditions. We will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Notes and may terminate or amend the exchange offers if we determine in our reasonable judgment that the exchange offers violate applicable law, any applicable interpretation of the SEC or its staff or any order of any governmental agency or court of competent jurisdiction. The foregoing conditions are for our sole benefit and may be waived by us. In addition, we will not accept for exchange any Notes tendered, and no Exchange Notes will be issued in exchange for any such Notes if, among other things:
• at any time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part; or
• at any time any stop order is threatened or in effect with respect to the qualification of the Indentures governing the Notes under the Trust Indenture Act of 1939, as amended.

See "The Exchange Offers—Conditions." We reserve the right to terminate or amend the exchange offers at any time prior to the expiration date upon the occurrence of any of the foregoing events.
Procedures for Tendering Notes
If you wish to participate in the exchange offers, you must submit required documentation and effect a tender of Notes pursuant to the procedures for book-entry transfer or other applicable procedures, all in accordance with the instructions described in this prospectus and in the letter of transmittal or electronic acceptance instruction. See "The Exchange Offers—Procedures for Tendering Notes," "—Book-Entry Transfer" and "—Guaranteed Delivery Procedures."

If you hold Notes through The Depository Trust Company ("DTC") and wish to participate in the exchange offers, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal.
By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
• you are not our "affiliate" (as defined in Rule 405 of the Securities Act);
• you are acquiring the Exchange Notes in the ordinary course of your business;
• you do not have an arrangement or understanding with any person to participate in the distribution of the Exchange Notes or the Notes (within the meaning of the Securities Act);
• if you are not a broker-dealer, that you are not engaged in, and do not intend to engage in, the distribution of the Exchange Notes;

•

if you are a broker-dealer, that you will receive the Exchange Notes for your own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, and that you will deliver a prospectus in connection with any resale of such Exchange Notes; and

• you are not acting on behalf of any person who could not truthfully make the foregoing representations.

Special Procedures for Beneficial Owners	If you are a beneficial owner of Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those Notes in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender those Notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Notes, either make appropriate arrangements to register ownership of the Notes in your name (subject to any restrictions in the respective Indenture) or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.
Guaranteed Delivery Procedures
If you wish to tender your Notes, but cannot properly do so prior to 12:00 midnight, New York City time, on the expiration date, you may tender your Notes according to the guaranteed delivery procedures set forth in "The Exchange Offers—Guaranteed Delivery Procedures."
Withdrawal Rights
Tenders of Notes may be withdrawn at any time prior to 12:00 midnight, New York City time, on the expiration date. To withdraw a tender of Notes, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent (as defined below) at its address set forth in "The Exchange Offers—Exchange Agent" prior to 12:00 midnight, New York City time, on the expiration date.
Acceptance of Notes and Delivery of Exchange Notes
Except in some circumstances, Notes that are validly tendered in the exchange offers prior to 12:00 midnight, New York City time, on the expiration date will be accepted for exchange. The Exchange Notes issued pursuant to the exchange offers will be delivered promptly following the expiration date. We may reject any and all Notes that we determine have not been properly tendered or any Notes the acceptance of which would, in the opinion of our counsel, be unlawful. We may waive any irregularities in the tender of the Notes. See "The Exchange Offers—Procedures for Tendering Notes," "—Book-Entry Transfer," and "—Guaranteed Delivery Procedures." Subject to some limited exceptions, we will have no obligation to register any Notes after we consummate the exchange offers. See "The Exchange Offers—Purpose and Effect of the Exchange Offers."
Material U.S. Federal Income Tax Considerations	We believe that the exchange of the Notes for the Exchange Notes will not constitute a taxable exchange for U.S. federal income tax purposes. See "Material U.S. Federal Tax Considerations."

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes in the exchange offers. See "Use of Proceeds."
Dissenters' Rights	Holders of the Notes do not have any appraisal or dissenters' rights in connection with the exchange offers.
Exchange Agent	Wells Fargo Bank, National Association, is serving as the exchange agent for the Notes (the "Exchange Agent").

Summary of the Terms of the Exchange Notes

        The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. We urge you to read this summary together with the sections of this prospectus entitled "Description of the Exchange 2019 Notes" and "Description of the Exchange 2020 Notes and the Exchange 2022 Notes," which contain more detailed descriptions of the terms and conditions of the Notes and Exchange Notes.

        The terms of the Exchange Notes offered in the exchange offers are identical in all material respects to the terms of the Notes, except that the Exchange Notes:

  •
  will be registered under the Securities Act and therefore will not be subject to restrictions on transfer;

  •
  will not be subject to provisions relating to additional interest;

  •
  will bear a different CUSIP or ISIN number from the Notes;

  •
  will not entitle their holders to registration rights; and

  •
  will be subject to terms relating to book-entry procedures and administrative terms relating to transfers that differ from those of the Notes.

Issuer	The Hertz Corporation.
Exchange Notes Offered	$250,000,000 aggregate principal amount of 6.75% Senior Notes due 2019, which have been registered under the Securities Act.
$700,000,000 aggregate principal amount of 5.875% Senior Notes due 2020, which have been registered under the Securities Act.
$500,000,000 aggregate principal amount of 6.250% Senior Notes due 2022, which have been registered under the Securities Act.
Form and Denomination	The Notes can only be exchanged for Exchange Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Maturity Date	The Exchange 2019 Notes will mature on April 15, 2019.
The Exchange 2020 Notes will mature on October 15, 2020.
The Exchange 2022 Notes will mature on October 15, 2022.
Interest Rate	The Exchange 2019 Notes will accrue interest at the rate of 6.75% per annum.
The Exchange 2020 Notes will accrue interest at the rate of 5.875% per annum.
The Exchange 2022 Notes will accrue interest at the rate of 6.250% per annum.

Interest Payment Dates	Interest on the Exchange Notes will be paid semi-annually and in arrears on April 15 and October 15, commencing on April 15, 2013.
Interest on the Exchange Notes
The Exchange Notes will accrue interest from the last interest payment date on which interest was paid on the corresponding Notes surrendered in exchange for Exchange Notes, or from the original issue date of the applicable Notes if no interest has been paid on the corresponding Notes surrendered in exchange for Exchange Notes, to the day before the consummation of the respective exchange offer and thereafter, at the applicable rate of interest per annum for the Exchange Notes. However, if the Notes are surrendered for exchange on or after a record date (which is the close of business on the April 1 or October 1 immediately preceding the interest payment date, on April 15 and October 15 of each year) for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the applicable Exchange Notes received in exchange for such Notes will accrue from the date of such interest payment date.
Ranking of the Notes
The Exchange Notes will be Hertz's general obligations and will be: (i) equal in right of payment to all of Hertz's existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Exchange Notes; (ii) senior in right of payment to any of Hertz's existing or future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Exchange Notes; and (iii) effectively subordinated to all of Hertz's secured indebtedness and other secured obligations to the extent of the value of the assets securing such secured indebtedness or other secured obligations, and to all indebtedness and other obligations of Hertz's subsidiaries (other than subsidiaries that are, or which become, subsidiary guarantors).

As of September 30, 2012, we had consolidated indebtedness of $12.3 billion. In addition, as of September 30, 2012, Dollar Thrifty's indebtedness was approximately $1.48 billion and we incurred $1.95 billion in additional indebtedness in connection with the consummation of the Dollar Thrifty Acquisition. See "—Recent Developments—Issuance of the 2020 Notes and the 2022 Notes" and "—Recent Developments—Incremental Term Loans." In addition, in January 2013 we completed the issuance of $950.0 million in aggregate principal amount of Series 2013-1 Rental Car Asset Backed Notes. See "—Recent Developments—2013 ABS Offering." Substantially all of our consolidated assets, including our car and equipment rental fleets, are subject to security interests or are otherwise encumbered for the lenders under our asset-backed and asset-based financing arrangements. See "Risk Factors—Risks Related to Our Substantial Indebtedness—Substantially all of our consolidated assets secure certain of our outstanding indebtedness, which could materially adversely affect our debt and equity holders and our business." The Subsidiary Guarantors will guarantee Hertz's obligations under the Exchange Notes (and any Notes not tendered in the exchange offers) and currently guarantee Hertz's obligations under the Senior Credit Facilities (as defined below in "Description of Certain Indebtedness") and the indentures governing Hertz's other Senior Notes (as defined below in "Description of Certain Indebtedness"). See "Description of Certain Indebtedness" and, for financial information regarding our guarantor and non-guarantor subsidiaries, see Notes 16 and 18 to both our audited annual consolidated financial statements and unaudited interim condensed financial statements included elsewhere in this prospectus and the audited annual consolidated financial statements of Donlen and its subsidiaries included elsewhere in this prospectus.
Subsidiary Guarantees
The Exchange Notes will be guaranteed on a senior unsecured basis by the following subsidiaries of The Hertz Corporation (the "Guarantees"): (i) Cinelease Holdings, Inc.; (ii) Cinelease, Inc.; (iii) Cinelease, LLC; (iv) Donlen Corporation; (v) HCM Marketing Corporation; (vi) HERC; (vii) Hertz Car Sales LLC; (viii) Hertz Claim Management Corporation; (ix) Hertz Entertainment Services Corporation; (x) Hertz Global Services Corporation; (xi) Hertz Local Edition Corp.; (xii) Hertz Local Edition Transporting, Inc.; (xiii) Hertz System, Inc.; (xiv) Hertz Technologies, Inc.; (xv) Hertz Transporting, Inc.; and (xvi) Smartz Vehicle Rental Corporation (collectively, the "Subsidiary Guarantors").

These are the same subsidiaries that guarantee Hertz's Senior Credit Facilities in the United States. At the time of issuance of the Senior Notes (including the 2019 Notes but excluding the 2020 Notes and 2022 Notes), Hertz Car Sales LLC was a corporation named "Brae Holding Corp." This entity was converted to a limited liability company effective April 26, 2012. In connection with the Advantage Divestiture (defined below under "—Recent Developments—Advantage Divestiture"), which included the sale of the equity interests of Simply Wheelz LLC and was consummated in December 2012, the guarantee by Simply Wheelz LLC of our obligations under the Senior Notes and the indentures governing the same was released. See Notes 16 and 18 to both our audited annual consolidated financial statements and unaudited interim condensed financial statements included elsewhere in this prospectus regarding the disposition of Simply Wheelz LLC.

Dollar Thrifty is expected to become a guarantor of, and, to the extent provided in the Senior Credit Facilities, certain domestic subsidiaries of Dollar Thrifty may become guarantors of, Hertz's obligations under the Senior Credit Facilities and thereby become subsidiary guarantors of Hertz's obligations under the Senior Notes (including the Exchange Notes and any Notes outstanding after the consummation of these exchange offers) upon the terms and subject to the conditions of the indentures governing the Senior Notes.

The guarantees of all of the Subsidiary Guarantors may be released to the extent such subsidiaries no longer guarantee the Senior Credit Facilities in the United States. See "Risk Factors—Risks Related to the Exchange Notes—The Exchange Notes will be, and the Notes are, unsecured and structurally subordinated to some of Hertz's obligations and only certain of Hertz's subsidiaries guarantee the Notes and will guarantee the Exchange Notes." The assets of HERC may be disposed of by Hertz without being subject to many of the restrictions contained in the section "Description of the Exchange Notes—Certain Covenants." See "Risk Factors—Risks Related to the Exchange Notes—The assets of HERC may be disposed of by Hertz without being subject to many of the restrictions contained in the sections 'Description of the 2019 Exchange Notes—Certain Covenants' and 'Description of the 2020 Exchange Notes and the 2022 Exchange Notes—Certain Covenants'."

Ranking of the Guarantees	The Guarantee of each Subsidiary Guarantor in respect of the Exchange Notes will be: (i) equal in right of payment to all existing and future unsecured indebtedness and other obligations of that Subsidiary Guarantor that are not, by their terms, expressly subordinated in right of payment to the guarantee by such Subsidiary Guarantor; (ii) senior in right of payment to any existing and future indebtedness and other obligations of that Subsidiary Guarantor that are, by their terms, expressly subordinated in right of payment to the guarantee by such Subsidiary Guarantor; and (iii) effectively subordinated to all secured indebtedness and other secured obligations of that Subsidiary Guarantor, including any amounts owed pursuant to our Senior Credit Facilities, to the extent of the value of the assets securing such secured indebtedness or other secured obligations, and to all indebtedness and other obligations of the subsidiaries of such Subsidiary Guarantor (other than subsidiaries that are, or which become, subsidiary guarantors).
Mandatory Sinking Fund	None.
Optional Redemption
We will be entitled at our option to redeem all or a portion of the Exchange Notes prior to April 15, 2015 with respect to the Exchange 2019 Notes, October 15, 2015 with respect to the Exchange 2020 Notes and October 15, 2017 with respect to the Exchange 2022 Notes, at a redemption price equal to 100% of the principal amount of the Exchange Notes redeemed plus accrued and unpaid interest to the redemption date and the respective applicable "make whole" premium described under "Description of the Exchange 2019 Notes—Optional Redemption" and "Description of the Exchange 2020 Notes and the Exchange 2022 Notes—Optional Redemption."

We will be entitled at our option to redeem all or a portion of the Exchange Notes on or after April 15, 2015 with respect to the Exchange 2019 Notes, October 15, 2015 with respect to the Exchange 2020 Notes and October 15, 2017 with respect to the Exchange 2022 Notes, at the redemption prices set forth under "Description of the Exchange 2019 Notes—Optional Redemption" and "Description of the Exchange 2020 Notes and the Exchange 2022 Notes—Optional Redemption" plus, in each case, accrued and unpaid interest to the redemption date.

On or prior to April 15, 2014 with respect to the Exchange 2019 Notes and October 15, 2015 with respect to the Exchange 2020 Notes and the Exchange 2022 Notes, we will be entitled at our option on one or more occasions to redeem the Exchange Notes in an aggregate principal amount equal to up to 35% of the aggregate principal amount of the Exchange Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 106.75% of the principal amount thereof, with respect to the Exchange 2019 Notes, 105.875% of the principal amount thereof, with respect to the Exchange 2020 Notes, and 106.250% of the principal amount thereof, with respect to the Exchange 2022 Notes, plus, in each case, accrued and unpaid interest to the redemption date.
Change of Control
Upon the occurrence of certain events that constitute a Change of Control (as defined below in "Description of the Exchange 2019 Notes—Change of Control" and "Description of the Exchange 2020 Notes and the Exchange 2022 Notes—Change of Control"), we must make an offer to purchase the Exchange Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of the Exchange 2019 Notes—Change of Control" and "Description of the Exchange 2020 Notes and the Exchange 2022 Notes—Change of Control."
Certain Covenants
The Indentures governing the Exchange Notes and Guarantees limit, among other things, the ability of Hertz and its restricted subsidiaries to: incur or guarantee additional indebtedness and issue certain preferred stock, pay dividends or make other distributions, make certain other restricted payments and investments, create or incur liens, create encumbrances or restrictions on the ability of Hertz's subsidiaries to pay dividends or make other payments to it, lease, transfer or sell certain assets, merge or consolidate with other entities and engage in transactions with affiliates.

Each of these covenants is subject to certain exceptions, including the ability to dispose of or otherwise distribute the assets of our equipment rental business. See "Description of the Exchange 2019 Notes—Certain Covenants" and "Description of the Exchange 2020 Notes and the Exchange 2022 Notes—Certain Covenants."

Relationship of the Exchange 2019 Notes with the Existing Exchange 2019 Notes	On February 8, 2011 and on March 21, 2011, Hertz issued $1,000,000,000 aggregate principal amount of unregistered 6.75% Senior Notes due 2019, which Hertz subsequently, in September 2011, exchanged for $1,000,000,000 aggregate principal amount of 6.75% Senior Notes due 2019 registered under the Securities Act (referred to herein as the "Existing Exchange 2019 Notes"). The Exchange 2019 Notes issued in exchange for the 2019 Notes are expected to bear the same CUSIP and ISIN number as, constitute a further issuance of, be fungible with and be consolidated and form a single series with the Existing Exchange 2019 Notes.
Trustee	Wells Fargo Bank, National Association, is serving as the trustee under the Indentures.
Limited Market
The Exchange Notes will not be listed on any securities exchange or automated quotation system. The Exchange 2020 Notes and Exchange 2022 Notes will be new securities for which there is currently no existing market and so we cannot assure you that a market for such notes will develop or be sustained, or as to the liquidity of any such market that might develop. Although a market exists for the Existing Exchange 2019 Notes, we cannot assure you that the market will be sustained or as to the liquidity of such market. See "Risk Factors—Risks Related to the Exchange Offers—Your ability to transfer the Exchange Notes may be limited by the absence of a trading market or the failure to sustain any existing trading markets, and there is no assurance as to the liquidity of any such trading markets."

Risk Factors

        You should refer to "Risk Factors" herein for an explanation of certain risks involved in investing in the exchange offers and the Exchange Notes.

Recent Developments

Dollar Thrifty Acquisition

        On November 19, 2012, Hertz Holdings completed the Dollar Thrifty Acquisition pursuant to the terms of the Merger Agreement entered into among Hertz Holdings, Dollar Thrifty and Merger Sub. In accordance with the terms of the Merger Agreement, Merger Sub completed a tender offer in which it purchased a majority of the shares of Dollar Thrifty common stock then outstanding at a price equal to $87.50 per share in cash. Merger Sub subsequently acquired the remaining shares of Dollar Thrifty common stock by means of a short-form merger in which such shares were converted into the right to receive the same $87.50 per share in cash paid in the tender offer. After taking into account Hertz Holdings' use of approximately $400 million of cash and cash equivalents available from Dollar Thrifty, the purchase price for Dollar Thrifty's common stock was approximately $2.1 billion.

        Dollar Thrifty, through its Dollar Rent A Car ("Dollar") and Thrifty Car Rental ("Thrifty") brands, has been serving value-conscious leisure and business travelers since 1950. Dollar Thrifty maintains a strong presence in domestic leisure travel in many of the top U.S. and Canadian airport markets, and also derives a portion of its revenue from international travelers to the United States under contracts with various international tour operators. As of September 30, 2012, Dollar Thrifty had approximately 290 corporate locations in the United States and Canada, with approximately 5,800 employees located mainly in North America. In addition to its corporate operations, Dollar Thrifty had approximately 1,300 franchise locations in 82 countries. For the year ended December 31, 2011 and the nine months ended September 30, 2012, Dollar Thrifty had total revenues of approximately $1.5 billion and $1.2 billion, respectively.

Advantage Divestiture and Additional Divestiture of Airport Locations

        Pursuant to a consent decree we entered into with the Federal Trade Commission in connection with the Federal Trade Commission's review of the Dollar Thrifty Acquisition, we agreed to (i) divest Simply Wheelz LLC, a wholly owned subsidiary of Hertz that operated our Advantage Rent A Car business (the "Advantage Divestiture"), (ii) secure for the buyer of Advantage, Adreca Holdings Corp., a subsidiary of Macquarie Capital which is expected to be operated by Franchise Services of North America Inc. (the "Advantage Buyer"), on-airport car rental concessions and certain related assets at 13 locations where Dollar Thrifty operated at least one of its brands prior to the consummation of the Dollar Thrifty Acquisition (the "Initial Airport Locations"), and (iii) secure for the Advantage Buyer or, in certain cases, one or more other Federal Trade Commission-approved buyers, on-airport car rental concessions at 13 additional locations where Dollar Thrifty operated prior to the consummation of the Dollar Thrifty Acquisition (the "Secondary Airport Locations"). On December 12, 2012, Hertz completed the Advantage Divestiture pursuant to the terms of the Purchase Agreement, dated as of July 13, 2012, with the Advantage Buyer.

Issuance of the 2020 Notes and the 2022 Notes

        On October 16, 2012, the Escrow Issuer issued $700 million in aggregate principal amount of 5.875% Senior Notes due 2020 (the 2020 Notes that are, in part, the subject of these exchange offers) and $500 million in aggregate principal amount of 6.250% Senior Notes due 2022 (the 2022 Notes that are, in part, the subject of these exchange offers), each in a private offering exempt from the registration requirements of the Securities Act. The proceeds from this issuance were placed in escrow pending consummation of the Dollar Thrifty Acquisition. Contemporaneously with the consummation of the Dollar Thrifty Acquisition, the proceeds from the issuance were released from escrow, the Escrow Issuer merged with and into Hertz, with Hertz continuing as the surviving entity, and Hertz assumed the Escrow Issuer's obligations under the 2020 Notes, the 2022 Notes and the 2020 and 2022 Indenture. The proceeds of this issuance were used to: (i) finance a portion of the consideration in connection with the Dollar Thrifty Acquisition, (ii) pay off existing indebtedness and other obligations of Dollar Thrifty and its subsidiaries in connection with the Dollar Thrifty Acquisition and (iii) pay fees and other transaction expenses in connection with the Acquisition and Financing Transactions (as defined below under "—Incremental Term Loans").

Incremental Term Loans

        On October 9, 2012, Hertz entered into an Incremental Commitment Amendment to its March 2011 credit agreement, which had provided for a $1,400.0 million secured term loan facility (the "Senior Term Facility"). The Incremental Commitment Amendment increased the amount available under the Senior Term Facility by providing for commitments for an additional $750.0 million of incremental terms loans (the "Incremental Term Loans") under the Senior Term Facility. The Incremental Term Loans are secured by the same collateral and guaranteed by the same guarantors as the existing term loans under the Senior Term Facility. The Incremental Term Loans will, like the existing term loans under the Senior Term Facility, mature on March 11, 2018 and the interest rate per annum applicable thereto is the same as such existing term loans. Contemporaneously with the consummation of the Dollar Thrifty Acquisition, the Incremental Term Loans were fully drawn and the proceeds therefrom were used to: (i) finance a portion of the consideration in connection with the Dollar Thrifty Acquisition, (ii) pay off existing indebtedness and other obligations of Dollar Thrifty and its subsidiaries in connection with the Dollar Thrifty Acquisition and (iii) pay fees and other transaction expenses in connection with the Acquisition and Financing Transactions.

        We refer to the Dollar Thrifty Acquisition and related financing transactions, including the issuance of the 2020 Notes and 2022 Notes and the incurrence of the Incremental Term Loans, as the "Acquisition and Financing Transactions."

        For a description of the pro forma impact of (i) the acquisition of Donlen by Hertz in September 2011, (ii) the Dollar Thrifty Acquisition, (iii) the Advantage Divestiture, (iv) the divestitures of the Initial Airport Locations and the Secondary Airport Locations, (v) the issuance of the 2020 Notes and the 2022 Notes and (vi) the incurrence of $750.0 million in Incremental Term Loans, see "Unaudited Pro Forma Condensed Combined Financial Information."

Sale of Common Stock by the Sponsors

        On December 14, 2012, the Sponsors sold 50 million shares of their Hertz Holdings common stock to J.P. Morgan Securities LLC as the sole underwriter in the registered public offering of those shares. As a result of Hertz Holdings' initial public offering in November 2006 and subsequent offerings, including this December 2012 offering, the Sponsors' holdings represent approximately 26% of the outstanding shares of common stock of Hertz Holdings.

2013 ABS Offering

        On January 23, 2013, Hertz Vehicle Financing LLC, or "HVF," a special purpose bankruptcy remote limited liability company of which Hertz is the sole member, completed the issuance of $950.0 million in aggregate principal amount of three year and five year Series 2013-1 Rental Car Asset Backed Notes, Class A and Class B. The $282.75 million of three year Class A notes carry a 1.12% coupon, the $42.25 million of three year Class B notes carry a 1.86% coupon, the $543.75 million of five year Class A notes carry a 1.83% coupon, and the $81.25 million of five year Class B notes carry a 2.48% coupon. The three year notes and five year notes have expected final payment dates in August 2016 and August 2018, respectively. The Class B notes are subordinated to the Class A notes.

        The net proceeds from the sale of the notes will be, to the extent permitted by the applicable agreements, (i) used to pay the purchase price of vehicles acquired by HVF pursuant to Hertz Holdings' U.S. ABS Program (as defined below under "Description of Certain Indebtedness—Fleet Debt—U.S. ABS Program"), (ii) used to pay the principal amount of other U.S. ABS Program indebtedness that is then permitted or required to be paid or (iii) released to HVF to be distributed to Hertz or otherwise used by HVF for general purposes. See "Description of Certain Indebtedness—Fleet Debt" for a further description of the U.S. ABS Program.

 Ratio of Earnings to Fixed Charges

        Our consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

Nine Months Ended September 30,	Years Ended December 31,
2012	2011	2010	2009	2008	2007
2.0	1.5	1.0	(a)	(a)	1.3

(a)
Earnings (loss) before income taxes and fixed charges for the years ended December 31, 2009 and 2008 were inadequate to cover fixed charges for the period by $151.3 million and $1,419.4 million, respectively.

RISK FACTORS

        You should carefully consider each of the risks and uncertainties set forth below as well as the other information contained in this prospectus before deciding to tender your outstanding Notes in the exchange offers. Any of the following risks and uncertainties could materially and adversely affect our business, financial condition, operating results or cash flows and we believe that the following information identifies the material risks and uncertainties affecting our company; however, the following risks and uncertainties are not the only risks and uncertainties facing us and it is possible that other risks and uncertainties might significantly impact us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, financial condition, results of operations, liquidity and cash flows. In such a case, the trading price of the Exchange Notes could decline or we may not be able to make payments of interest and principal on the Exchange Notes, and you may lose all or part of your original investment.

 Risks Related to Our Business

Our car rental business, which provides the majority of our revenues, is particularly sensitive to reductions in the levels of airline passenger travel, and reductions in air travel could materially adversely impact our financial condition, results of operations, liquidity and cash flows.

        The car rental industry is particularly affected by reductions in business and leisure travel, especially with respect to levels of airline passenger traffic. Reductions in levels of air travel, whether caused by general economic conditions, airfare increases (such as due to capacity reductions or increases in fuel costs borne by commercial airlines) or other events (such as work stoppages, military conflicts, terrorist incidents, natural disasters, epidemic diseases, or the response of governments to any of these events) could materially adversely affect us. Further, decreases in levels of airline passenger traffic in key leisure destinations, including Florida, Hawaii, California and Texas, could also materially adversely affect us.

We face intense competition that may lead to downward pricing or an inability to increase prices.

        The markets in which we operate are highly competitive. We believe that price is one of the primary competitive factors in the car and equipment rental markets and that the Internet has enabled cost-conscious customers, including business travelers, to more easily compare rates available from rental companies. If we try to increase our pricing, our competitors, some of whom may have greater resources and better access to capital than us, may seek to compete aggressively on the basis of pricing. In addition, our competitors may reduce prices in order to attempt to gain a competitive advantage or to compensate for declines in rental activity. To the extent we do not match or remain within a reasonable competitive margin of our competitors' pricing, our revenues and results of operations could be materially adversely affected. If competitive pressures lead us to match any of our competitors' downward pricing and we are not able to reduce our operating costs, then our margins, results of operations and cash flows could be materially adversely impacted. Additionally, we could be further affected if we are not able to adjust the size of our car rental fleet in response to changes in demand, whether such changes are due to competition or otherwise. See the section of this prospectus entitled "Business—Worldwide Car Rental—Competition."

Our business is highly seasonal and any occurrence that disrupts rental activity during our peak periods could materially adversely affect our liquidity, cash flows and results of operations.

        Certain significant components of our expenses are fixed in the short-term, including minimum concession fees, real estate taxes, rent, insurance, utilities, maintenance and other facility-related expenses, the costs of operating our information technology systems and minimum staffing costs. Seasonal changes in our revenues do not alter those fixed expenses, typically resulting in higher profitability in periods when our revenues are higher. The second and third quarters of the year have historically been our strongest quarters due to their increased levels of leisure travel and construction activity. Any occurrence that disrupts rental activity during the second or third quarters could have a disproportionately material adverse effect on our liquidity, cash flows and results of operations. Following the Dollar Thrifty Acquisition, we expect this risk to increase, as the scale of our car rental business and the related fixed costs have increased.

A material downsizing of our rental car fleet could require us to make additional cash payments for tax liabilities, which could be material.

        The Like-Kind Exchange Program, or "LKE Program," allows tax gains on the disposition of vehicles in our car rental fleet to be deferred and has resulted in deferrals of federal and state income taxes for prior years. If a qualified replacement vehicle is not purchased within a specific time period after vehicle disposal, then taxable gain is recognized. A material reduction in the net book value of our car rental fleet, a material and extended reduction in vehicle purchases and/or a material downsizing of our car rental fleet, for any reason, could result in reduced tax deferrals in the future, which in turn could require us to make material cash payments for U.S. federal and state income tax liabilities. In August 2010, we elected to temporarily suspend the U.S. car rental LKE Program. In October 2012, Hertz rescinded its election to suspend the U.S. car rental LKE Program. See the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Income Taxes."

        Dollar Thrifty similarly used an LKE Program prior to the Dollar Thrifty Acquisition, which allowed Dollar Thrifty to defer a material amount of federal and state income taxes beginning in 2002. Thus, our Dollar Thrifty subsidiary is subject to the similar risks described above related to material payments for tax liabilities in the event there is a material reduction in the net book value of its car rental fleet, a material and extended reduction in its vehicle purchases and/or a material downsizing of its car rental fleet, for any reason. Our ability to continue to defer the reversal of prior period tax deferrals by Dollar Thrifty will depend on a number of factors, including the net book value of its car rental fleet.

If we are unable to purchase adequate supplies of competitively priced cars or equipment and the cost of the cars or equipment we purchase increases, our financial condition, results of operations, liquidity and cash flows may be materially adversely affected.

        We are not a party to any long-term car supply arrangements with manufacturers. The price and other terms at which we can acquire cars thus varies based on market and other conditions. For example, certain car manufacturers have in the past, and may in the future, utilize strategies to de-emphasize sales to the car rental industry, which can negatively impact our ability to obtain cars on competitive terms and conditions. Consequently, there is no guarantee that we can purchase a sufficient number of vehicles at competitive prices and on competitive terms and conditions. Reduced or limited supplies of equipment together with increased prices are risks that we also face in our equipment rental business. If we are unable to obtain an adequate supply of cars or equipment, or if we obtain less favorable pricing and other terms when we acquire cars or equipment and are unable to pass on any increased costs to our customers, then our financial condition, results of operations, liquidity and cash flows may be materially adversely affected.

Declines in the value of the non-program cars in our fleet and declines in the overall number of program cars in our fleet could materially adversely impact our financial condition, results of operations, liquidity and cash flows.

        Over the last few years the percentage of "program cars" in our car rental fleet (that is, cars that are subject to repurchase by car manufacturers under contractual repurchase or guaranteed depreciation programs) has decreased. For the nine-month period ended September 30, 2012 and the year ended December 31, 2011, 35% and 48%, respectively, of the vehicles purchased for our combined U.S. and international car rental fleets were program cars. We expect this percentage to continue to decrease in the future, particularly as we integrate the operations of Dollar Thrifty, which operated a lower percentage of program cars than Hertz immediately prior to our completion of the Dollar Thrifty Acquisition.

        With respect to program cars, manufacturers agree to repurchase these cars at a specified price or guarantee the depreciation rate on the cars during a specified time period. Therefore, with fewer program cars in our fleet, we have an increased risk that the market value of a car at the time of its disposition will be less than its estimated residual value at such time. Any decrease in residual values with respect to our non-program cars and equipment (prior to disposition) could also materially adversely affect our financial condition, results of operations, liquidity and cash flows.

        The use of program cars enables us to determine our depreciation expense in advance and this is useful to us because depreciation is a significant cost factor in our operations. Using program cars is also useful in managing our seasonal peak demand for fleet, because in certain cases we can sell certain program cars shortly after having acquired them at a higher value than what we could for a similar non-program car at that time. With fewer program cars in our fleet, these benefits have diminished. Accordingly, we are now bearing increased risk relating to residual value and the related depreciation on our car rental fleet and our flexibility to reduce the size of our fleet by returning cars sooner than originally expected without the risk of loss in the event of an economic downturn or to respond to changes in rental demand has been reduced.

The failure of a manufacturer of our program cars to fulfill its obligations under a repurchase or guaranteed depreciation program could expose us to loss on those program cars and materially adversely affect certain of our financing arrangements, which could in turn materially adversely affect our liquidity, cash flows, financial condition and results of operations.

        If any manufacturer of our program cars does not fulfill its obligations under its repurchase or guaranteed depreciation agreement with us, whether due to default, reorganization, bankruptcy or otherwise, then we would have to dispose of those program cars without receiving the benefits of the associated programs (we could be left with a substantial unpaid claim against the manufacturer with respect to program cars that were sold and returned to the manufacturer but not paid for, or that were sold for less than their agreed repurchase price or guaranteed value) and we would also be exposed to residual risk with respect to these cars.

        The failure by a manufacturer to pay such amounts could cause a credit enhancement deficiency with respect to our asset-backed and asset-based financing arrangements, requiring us to either reduce the outstanding principal amount of debt or provide more collateral (in the form of cash, vehicles and/or certain other contractual rights) to the creditors under any such affected arrangement.

        If one or more manufacturers were to adversely modify or eliminate repurchase or guaranteed depreciation programs in the future, our access to and the terms of asset-backed and asset-based debt financing could be adversely affected, which could in turn have a material adverse effect on our liquidity, cash flows, financial condition and results of operations.

We may not be successful in implementing our strategy of further reducing operating costs and our cost reduction initiatives may have adverse consequences.

        We are continuing to implement initiatives to reduce our operating expenses. These initiatives may include headcount reductions, business process outsourcing, business process re-engineering, internal reorganization and other expense controls. We cannot assure you that our cost reduction initiatives will achieve any further success. Whether or not successful, our cost reduction initiatives involve significant expenses and we expect to incur further expenses associated with these initiatives, some of which may be material in the period in which they are incurred.

        Even if we achieve further success with our cost reduction initiatives, we face risks associated with our initiatives, including declines in employee morale or the level of customer service we provide, the efficiency of our operations or the effectiveness of our internal controls. Any of these risks could have a material adverse impact on our results of operations, financial condition, liquidity and cash flows.

An impairment of our goodwill or our indefinite lived intangible assets could have a material non-cash adverse impact on our results of operations.

        We review our goodwill and indefinite lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable and at least annually. If economic deterioration occurs, then we may be required to record charges for goodwill or indefinite lived intangible asset impairments in the future, which could have a material adverse non-cash impact on our results of operations.

Significant increases in fuel prices or reduced supplies of fuel could harm our business.

        Significant increases in fuel prices, reduced fuel supplies or the imposition of mandatory allocations or rationing of fuel could negatively impact our car rental business by discouraging consumers from renting cars, changing the types of cars our customers rent from us or the other services they purchase from us or disrupting air travel, on which a significant portion of our car rental business relies. In addition, significant increases in fuel prices or a reduction in fuel supplies could negatively impact our equipment rental business by increasing the cost of buying new equipment, since fuel is used in the manufacturing process and in delivering equipment to us, and by reducing the mobility of our fleet, due to higher costs of transporting equipment between facilities or regions. Accordingly, significant increases in fuel prices or reduced supplies of fuel could have a material adverse effect on our financial condition and results of operations.

Our foreign operations expose us to risks that may materially adversely affect our results of operations, liquidity and cash flows.

        A significant portion of our annual revenues are generated outside the United States, and we intend to pursue additional international growth opportunities. Operating in many different countries exposes us to varying risks, which include: (i) multiple, and sometimes conflicting, foreign regulatory requirements and laws that are subject to change and are often much different than the domestic laws in the United States, including laws relating to taxes, automobile-related liability, insurance rates, insurance products, consumer privacy, data security, employment matters, cost and fee recovery, and the protection of our trademarks and other intellectual property; (ii) the effect of foreign currency translation risk, as well as limitations on our ability to repatriate income; (iii) varying tax regimes, including consequences from changes in applicable tax laws; (iv) local ownership or investment requirements, as well as difficulties in obtaining financing in foreign countries for local operations; and (v) political and economic instability, natural calamities, war, and terrorism. The effects of these risks may, individually or in the aggregate, materially adversely affect our results of operations, liquidity, cash flows and ability to diversify internationally.

Manufacturer safety recalls could create risks to our business.

        Our cars may be subject to safety recalls by their manufacturers. A recall may cause us to retrieve cars from renters and decline to rent recalled cars until we can arrange for the steps described in the recall to be taken. We could also face liability claims if a recall affects cars that we have sold. If a large number of cars are the subject of a recall or if needed replacement parts are not in adequate supply, we may not be able to rent recalled cars for a significant period of time. Those types of disruptions could jeopardize our ability to fulfill existing contractual commitments or satisfy demand for our vehicles, and could also result in the loss of business to our competitors. Depending on the severity of any recall, it could materially adversely affect our revenues, create customer service problems, reduce the residual value of the recalled cars and harm our general reputation.

Our business is heavily reliant upon communications networks and centralized information technology systems and the concentration of our systems creates risks for us.

        We rely heavily on communication networks and information technology systems to accept reservations, process rental and sales transactions, manage our fleets of cars and equipment, manage our financing arrangements, account for our activities and otherwise conduct our business. Our reliance on these networks and systems exposes us to various risks that could cause a loss of reservations, interfere with our ability to manage our fleet, slow rental and sales processes, limit our ability to comply with our financing arrangements and otherwise materially adversely affect our ability to manage our business effectively. We have centralized our reservations function for the United States in one facility in Oklahoma City, Oklahoma, and we have concentrated our accounting functions for the United States in two facilities in Oklahoma City. Our reservations and accounting functions for our European operations are similarly centralized in a single facility near Dublin, Ireland. In addition, our major information technology systems are centralized in two facilities in Oklahoma City. Our Dollar and Thrifty brands' centralized information systems are located in Tulsa, Oklahoma and our Dollar and Thrifty brands rely on communication service providers to link their system with the business locations these systems serve. Any disruption, termination or substandard provision of these services, whether as the result of localized conditions (such as a fire or explosion) or as the result of events or circumstances of broader geographic impact (such as an earthquake, storm, flood, epidemic, strike, act of war, civil unrest or terrorist act), could materially adversely affect our business by disrupting normal reservations, customer service, accounting and information technology functions or by eliminating access to financing arrangements.

The misuse or theft of information we possess could harm our brand, reputation or competitive position and give rise to material liabilities.

        Because we regularly possess, store and handle non-public information about millions of individuals and businesses, our failure to maintain the security of that data, whether as the result of our own error or the malfeasance or errors of others, could harm our reputation, result in governmental investigations and give rise to a host of civil or criminal liabilities. Any such failure could lead to lower revenues, increased costs and other material adverse effects on our results of operations.

Maintaining favorable brand recognition is essential to our success, and failure to do so could materially adversely affect our results of operations.

        While our "Hertz," "Dollar" and "Thrifty" brand names have substantial brand recognition in the markets in which they participate, factors affecting brand recognition are often outside our control, and our efforts to maintain or enhance favorable brand recognition, such as marketing and advertising campaigns, may not have their desired effects. In addition, although our licensing partners are subject to contractual requirements to protect our brands, it may be difficult to monitor or enforce such requirements, particularly in foreign jurisdictions. Any decline in perceived favorable recognition of our brands could materially adversely affect our results of operations.

Our business operations could be significantly disrupted if we were to lose the services of members of our senior management team.

        Our senior management team has extensive industry experience, and our success significantly depends upon the continued contributions of that team. If we were to lose the services of any one or more members of our senior management team, whether due to death, disability or termination of employment, our ability to successfully implement our business strategy, financial plans, marketing and other objectives, could be significantly impaired.

We may pursue strategic transactions which could be difficult to implement, disrupt our business or change our business profile significantly.

        Any future strategic acquisition or disposition of assets or a business could involve numerous risks, including: (i) potential disruption of our ongoing business and distraction of management; (ii) difficulty integrating the acquired business or segregating assets to be disposed of; (iii) exposure to unknown, contingent or other liabilities, including litigation arising in connection with the acquisition or disposition or against any business we may acquire; (iv) changing our business profile in ways that could have unintended negative consequences; and (v) the failure to achieve anticipated synergies.

        If we enter into significant strategic transactions, the related accounting charges may affect our financial condition and results of operations, particularly in the case of an acquisition. The financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. A material disposition could require the amendment or refinancing of our outstanding indebtedness or a portion thereof.

        As a result of the completion of the Dollar Thrifty Acquisition, we are subject to the risks and uncertainties associated with Dollar Thrifty's business, and we have incurred a substantial amount of additional indebtedness.

We face risks related to liabilities and insurance.

        Our businesses expose us to claims for personal injury, death and property damage resulting from the use of the cars and equipment rented or sold by us, and for employment-related claims by our employees. Currently, we generally self-insure up to $10 million per occurrence in the United States and Europe for vehicle and general liability exposures, and we also maintain insurance with unaffiliated carriers in excess of such levels up to $200 million per occurrence for the current policy year, or in the case of international operations outside of Europe, in such lower amounts as we deem adequate given the risks. We cannot assure you that we will not be exposed to uninsured liability at levels in excess of our historical levels resulting from multiple payouts or otherwise, that liabilities in respect of existing or future claims will not exceed the level of our insurance, that we will have sufficient capital available to pay any uninsured claims or that insurance with unaffiliated carriers will continue to be available to us on economically reasonable terms or at all. See the sections of this prospectus entitled "Business—Risk Management" and "Legal Proceedings."

We could face a significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate and at least one multiemployer plan in which we participate is reported to have underfunded liabilities.

        We participate in various "multiemployer" pension plans. In the event that we withdraw from participation in one of these plans, then applicable law could require us to make an additional contribution to the plan, and we would have to reflect that as an expense in our consolidated statements of operations and as a liability on our consolidated balance sheet. The amount that we would be required to pay to the plan is referred to as a withdrawal liability. Our withdrawal liability for any multiemployer plan would depend on the extent of the plan's funding of vested benefit. One multiemployer plan in which we participated had significant underfunded liabilities and we withdrew from that plan in December 2012. Several of our remaining multiemployer plans have underfunded liabilities. Such underfunding may increase in the event other employers become insolvent or withdraw from the applicable plan or upon the inability or failure of withdrawing employers to pay their withdrawal liability. In addition, such underfunding may increase as a result of lower than expected returns on pension fund assets or other funding deficiencies. The occurrence of any of these events could have a material adverse effect on our consolidated financial position, results of operations or cash flows. See Note 5 to our audited annual consolidated financial statements and Note 8 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Environmental laws and regulations and the costs of complying with them, or any liability or obligation imposed under them, could materially adversely affect our financial position, results of operations or cash flows.

        We are subject to federal, state, local and foreign environmental laws and regulations in connection with our operations, including with respect to the ownership and operation of tanks for the storage of petroleum products, such as gasoline, diesel fuel and motor and waste oils. We cannot assure you that our tanks will at all times remain free from leaks or that the use of these tanks will not result in significant spills or leakage. If leakage or a spill occurs, it is possible that the resulting costs of cleanup, investigation and remediation, as well as any resulting fines, could be significant. We cannot assure you that compliance with existing or future environmental laws and regulations will not require material expenditures by us or otherwise have a material adverse effect on our consolidated financial position, results of operations or cash flows. See the section of this prospectus entitled "Business—Governmental Regulation and Environmental Matters."

        The U.S. Congress and other legislative and regulatory authorities in the United States and internationally have considered, and will likely continue to consider, numerous measures related to climate change and greenhouse gas emissions. Should rules establishing limitations on greenhouse gas emissions or rules imposing fees on entities deemed to be responsible for greenhouse gas emissions become effective, demand for our services could be affected, our fleet and/or other costs could increase, and our business could be adversely affected.

Changes in the U.S. legal and regulatory environment that affect our operations, including laws and regulations relating to taxes, automobile-related liability, insurance rates, insurance products, consumer privacy, data security, employment matters, cost and fee recovery and the banking and financing industry could disrupt our business, increase our expenses or otherwise have a material adverse effect on our results of operations.

        We are subject to a wide variety of U.S. laws and regulations and changes in the level of government regulation of our business have the potential to materially alter our business practices and materially adversely affect our financial position and results of operations, including our profitability. Those changes may come about through new laws and regulations or changes in the interpretation of existing laws and regulations.

        Any new, or change in existing, U.S. law and regulation with respect to optional insurance products or policies could increase our costs of compliance or make it uneconomical to offer such products, which would lead to a reduction in revenue and profitability. For further discussion regarding how changes in the regulation of insurance intermediaries may affect us, see the section of this prospectus entitled "Business—Risk Management." If customers decline to purchase supplemental liability insurance products from us as a result of any changes in these laws or otherwise, our results of operations could be materially adversely affected.

        Changes in the U.S. legal and regulatory environment in the areas of customer privacy, data security and cross-border data flow could have a material adverse effect on our business, primarily through the impairment of our marketing and transaction processing activities, and the resulting costs of complying with such legal and regulatory requirements. It is also possible that we could face significant liability for failing to comply with any such requirements.

        In most places where we operate, we pass through various expenses, including the recovery of vehicle licensing costs and airport concession fees, to our rental customers as separate charges. We believe that our expense pass-throughs, where imposed, are properly disclosed and are lawful. However, we may in the future be subject to potential legislative, regulatory or administrative changes or actions which could limit, restrict or prohibit our ability to separately state, charge and recover vehicle licensing costs and airport concession fees, which could result in a material adverse effect on our results of operations.

        Certain new or proposed laws and regulations with respect to the banking and finance industries, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and amendments to Regulation AB, could restrict our access to certain financing arrangements and increase our financing costs, which could have a material adverse effect on our financial position, results of operations, liquidity and cash flows.

Investment funds associated with or designated by the Sponsors will continue to exercise significant control over Hertz Holdings' and our Board of Directors, management, policies and significant transactions, and may have interests that differ from Hertz Holdings' other stockholders and holders of the Exchange Notes and the Notes.

        Hertz Holdings is a party to an amended and restated stockholders' agreement (the "Stockholders' Agreement") among it and investment funds associated with or designated by the Sponsors. Investment funds associated with or designated by the Sponsors currently beneficially own, in the aggregate, approximately 26% of the outstanding shares of Hertz Holdings' common stock. Pursuant to the Stockholders' Agreement, each of the funds has agreed to vote in favor of the other funds' nominees to Hertz Holdings' and our Board of Directors. The Sponsors currently exercise, and will continue to exercise, significant influence over Hertz Holdings' and our Board of Directors, matters requiring stockholder approval and our management, policies and affairs for so long as the investment funds associated with or designated by the Sponsors continue to hold a significant amount of Hertz Holdings' common stock. There can be no assurance that the interests of the Sponsors will not conflict with those of Hertz Holdings' other stockholders or with those of the holders of the Exchange Notes and the holders of the Notes. The Sponsors currently have the ability to significantly influence the vote on any transaction that requires the approval of stockholders, including many possible change in control transactions, and may discourage or prevent any such transaction regardless of whether or not Hertz Holdings' other stockholders believe that such a transaction is in Hertz Holdings' or their own best interests.

        Additionally, the Sponsors may from time to time acquire and hold interests in businesses that compete directly with us. One or more of the Sponsors may also pursue acquisition opportunities and other corporate opportunities that may be complementary to our business and as a result, those opportunities may not be available to us.

Risks Related to the Dollar Thrifty Acquisition

Combining the businesses of Hertz and Dollar Thrifty may be more difficult, costly or time-consuming than expected, which may adversely affect our results.

        To realize the anticipated benefits and cost savings as contemplated by Hertz as part of the Dollar Thrifty Acquisition, Hertz must successfully combine and integrate the businesses of Hertz and Dollar

Thrifty in an efficient and effective manner. If Hertz is not able to achieve these objectives within the anticipated time frame, or at all, the anticipated benefits and cost savings of the Dollar Thrifty Acquisition may not be realized fully, or at all, or may take longer to realize than expected. It is possible that the overall integration process could result in the loss of key employees, the disruption of each company's ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect Hertz's ability to maintain relationships with customers, employees, suppliers and franchisees or to achieve the anticipated benefits of the Dollar Thrifty Acquisition.

        Specifically, issues that must be addressed in integrating the operations of Dollar Thrifty into Hertz's operations in order to realize the anticipated benefits of the Dollar Thrifty Acquisition include, among other things:

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  integrating and optimizing the utilization of the rental vehicle fleets and related financing of Hertz and Dollar Thrifty;

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  integrating and consolidating the marketing, promotion, reservation and information technology systems of Hertz and Dollar Thrifty;

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  conforming standards, controls, procedures and policies, business cultures and compensation structures between the companies;

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  consolidating the automotive purchasing, maintenance and resale operations;

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  consolidating corporate and administrative functions; and

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  identifying and eliminating redundant and underperforming operations and assets.

        Integration efforts between the two companies will also divert management attention and resources. An inability to realize the full extent of the anticipated benefits of the Dollar Thrifty Acquisition, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, level of expenses and operating results of Hertz after the completion of the Dollar Thrifty Acquisition.

        In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual synergies, if achieved at all, may be lower than what Hertz expects and may take longer to achieve than anticipated. If Hertz is not able to adequately address these challenges, Hertz may be unable to successfully integrate Dollar Thrifty.

Hertz has incurred significant transaction and acquisition-related costs in connection with the Dollar Thrifty Acquisition and expects to incur additional costs in connection with the integration of Dollar Thrifty's operations.

        Hertz has incurred and expects to continue to incur a number of non-recurring costs associated with combining the operations of the two companies. Most of these costs have been and will be comprised of transaction costs related to the Dollar Thrifty Acquisition, facilities, fleet and systems consolidation costs and employment-related costs. Hertz also incurred transaction fees and costs related to formulating integration plans. Although Hertz expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow Hertz to offset the previously-incurred incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all.

Future results of the combined company may differ materially from the Unaudited Pro Forma Condensed Combined Financial Information of Hertz and Dollar Thrifty presented in this prospectus.

        The future results of Hertz, as the combined company following the Dollar Thrifty Acquisition, may be materially different from those shown in the pro forma financial information presented in this prospectus under "Unaudited Pro Forma Condensed Combined Financial Information" that reflect such results on a pro forma basis after giving effect only to: (i) the acquisition of Donlen by Hertz in September 2011, (ii) the Dollar Thrifty Acquisition, (iii) the Advantage Divestiture, (iv) the divestitures of the Initial Airport Locations and the Secondary Airport Locations, (v) the issuance of the 2020 Notes and the 2022 Notes and (vi) the incurrence of $750.0 million in Incremental Term Loans; in each case of (i) through (vi) above, as if they had occurred on January 1, 2011 for the pro forma financial information for the year ended December 31, 2011 and for the nine months ended September 30, 2012; and in each case (ii) through (vi) above, as if they had occurred on September 30, 2012 for the pro forma financial information as of September 30, 2012. Additionally, Hertz has estimated that it will record approximately $41 million of aggregate acquisition-related fees and expenses, and that Dollar Thrifty incurred approximately $38 million of aggregate acquisition-related fees and expenses, as described in the notes to the pro forma financial information included in this prospectus.

        The pro forma financial information presented in this prospectus reflects the acquisition method of accounting under accounting principles generally accepted in the United States of America, and is subject to change and interpretation. Acquisition accounting is dependent upon certain valuations and other studies have not yet been completed at the time of the preparation of this prospectus. It is likely that the actual adjustments reflected in the final acquisition accounting, which will consider additional information as it becomes available, will differ from the pro forma adjustments used to prepare the pro forma financial information presented under "Unaudited Pro Forma Condensed Combined Financial Information," and such differences could have a material impact on the pro forma financial information. The pro forma financial information also does not give effect to certain one-time charges that Hertz Holdings and Dollar Thrifty incurred or will incur in connection with the Dollar Thrifty Acquisition. Accordingly, the pro forma financial information presented in this prospectus has been presented for informational purposes only. The pro forma financial information is not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the applicable transactions been completed as of the dates indicated. In addition, the pro forma financial information does not purport to project the future financial position or operating results of the combined company.

Certain existing indebtedness of Dollar Thrifty and its subsidiaries, if not refinanced, amended or repaid, may decrease Hertz's business flexibility, reduce its ability to incur additional indebtedness, affect its existing debt covenants, increase its borrowing costs or result in repayment or collateralization obligations.

        Certain of Dollar Thrifty's existing indebtedness remains outstanding after the closing of the Dollar Thrifty Acquisition, including most of Dollar Thrifty's existing fleet financing. As of September 30, 2012, Dollar Thrifty's indebtedness was approximately $1.48 billion. For a description of Dollar Thrifty's indebtedness and other obligations as of September 30, 2012, see Note 7 to the unaudited interim condensed consolidated financial statements of Dollar Thrifty included elsewhere in this prospectus. See "—Risks Related to Our Substantial Indebtedness—Our substantial level of indebtedness could adversely affect our results of operations, cash flows, liquidity and ability to compete in our industry." To service our indebtedness, we will require a significant amount of cash which we may not be able to raise or generate.

Risks Related to Our Substantial Indebtedness

Our substantial level of indebtedness could materially adversely affect our results of operations, cash flows, liquidity and ability to compete in our industry.

        As of September 30, 2012, we had debt outstanding of $12.3 billion. We incurred an additional $1.95 billion in indebtedness in connection with the Dollar Thrifty Acquisition, through (i) the issuance of the $1.20 billion in aggregate principal amount of the 2020 Notes and 2022 Notes and (ii) the incurrence of $750.0 million of indebtedness under the Incremental Term Loans. In addition, in

January 2013 HVF completed the issuance of $950.0 million in aggregate principal amount of the Series 2013-1 Rental Car Asset Backed Notes. See "Capitalization" for a description of our consolidated indebtedness as of September 30, 2012, as adjusted to reflect the incurrence of this indebtedness. In addition, certain of Dollar Thrifty's existing indebtedness remains outstanding after the closing of the Dollar Thrifty Acquisition, including most of Dollar Thrifty's existing fleet financing. As of September 30, 2012, Dollar Thrifty's indebtedness was approximately $1.48 billion. For a description of Dollar Thrifty's indebtedness and other obligations as of September 30, 2012, see Note 7 to the unaudited interim condensed consolidated financial statements of Dollar Thrifty included elsewhere in this prospectus. See also "Unaudited Pro Forma Condensed Combined Financial Information" for a description of the pro forma impact of, among other events, the Dollar Thrifty Acquisition. Our substantial indebtedness could materially adversely affect us. For example, it could: (i) make it more difficult for us to satisfy our obligations to the holders of our outstanding debt securities and to the lenders under our various credit facilities, resulting in possible defaults on, and acceleration of, such indebtedness; (ii) be difficult to refinance or borrow additional funds in the future; (iii) require us to dedicate a substantial portion of our cash flows from operations and investing activities to make payments on our debt, which would reduce our ability to fund working capital, capital expenditures or other general corporate purposes; (iv) increase our vulnerability to general adverse economic and industry conditions (such as credit-related disruptions); including interest rate fluctuations, because a portion of our borrowings are at floating rates of interest and are not hedged against rising interest rates, and the risk that one or more of the financial institutions providing commitments under our revolving credit facilities fails to fund an extension of credit under any such facility, due to insolvency or otherwise, leaving us with less liquidity than expected; (v) place us at a competitive disadvantage to our competitors that have proportionately less debt or comparable debt at more favorable interest rates or on better terms; and (vi) limit our ability to react to competitive pressures, or make it difficult for us to carry out capital spending that is necessary or important to our growth strategy and our efforts to improve operating margins. While the terms of the agreements and instruments governing our outstanding indebtedness contain certain restrictions upon our ability to incur additional indebtedness, they do not fully prohibit us from incurring substantial additional indebtedness and do not prevent us from incurring obligations that do not constitute indebtedness. If new debt or other obligations are added to our current liability levels without a corresponding refinancing or redemption of our existing indebtedness and obligations, these risks would increase. For a description of the amounts we have available under certain of our debt facilities, see the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facilities."

        Our ability to manage these risks depends on financial market conditions as well as our financial and operating performance, which, in turn, is subject to a wide range of risks, including those described under "—Risks Related to Our Business."

        If our capital resources (including borrowings under our revolving credit facilities and access to other refinancing indebtedness) and operating cash flows are not sufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to do, among other things, one or more of the following: (i) sell certain of our assets; (ii) reduce the size of our rental fleet; (iii) reduce the percentage of program cars in our rental fleet; (iv) reduce or delay capital expenditures; (v) obtain additional equity capital; (vi) forgo business opportunities, including acquisitions and joint ventures; or (vii) restructure or refinance all or a portion of our debt on or before maturity.

        We cannot assure you that we would be able to accomplish any of these alternatives on a timely basis or on satisfactory terms, if at all. Furthermore, we cannot assure you that we will maintain financing activities and cash flows sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If we cannot refinance or otherwise pay our obligations as they mature and fund our liquidity needs, our business, financial condition, results of operations, cash flows, liquidity, ability to obtain financing and ability to compete in our industry could be materially adversely affected.

Our reliance on asset-backed and asset-based financing arrangements to purchase cars subjects us to a number of risks, many of which are beyond our control.

        We rely significantly on asset-backed and asset-based financing to purchase cars. If we are unable to refinance or replace our existing asset-backed and asset-based financing or continue to finance new car acquisitions through asset- backed or asset-based financing on favorable terms, on a timely basis, or at all, then our costs of financing could increase significantly and have a material adverse effect on our liquidity, interest costs, financial condition, cash flows and results of operations.

        Our asset-backed and asset-based financing capacity could be decreased, our financing costs and interest rates could be increased, or our future access to the financial markets could be limited, as a result of risks and contingencies, many of which are beyond our control, including: (i) the acceptance by credit markets of the structures and structural risks associated with our asset-backed and asset-based financing arrangements; (ii) the credit ratings provided by credit rating agencies for our asset-backed indebtedness; (iii) third parties requiring changes in the terms and structure of our asset-backed or asset-based financing arrangements, including increased credit enhancement or required cash collateral and/or other liquid reserves; (iv) the insolvency or deterioration of the financial condition of one or more of our principal car manufacturers; or (v) changes in laws or regulations, including judicial review of issues of first impression, that negatively impact any of our asset- backed or asset-based financing arrangements.

        Any reduction in the value of certain cars in our rental fleet could effectively increase our car fleet costs, adversely impact our profitability and potentially lead to decreased borrowing base availability in our asset-backed and certain asset-based vehicle financing facilities due to the credit enhancement requirements for such facilities, which could increase if market values for vehicles decrease below net book values for those vehicles. In addition, if disposal of vehicles in the used vehicle marketplace were to become severely limited at a time when required collateral levels were rising and as a result we failed to meet the minimum required collateral levels, the principal under our asset-backed and certain asset-based financing arrangements may be required to be repaid sooner than anticipated with vehicle disposition proceeds and lease payments we make to our special purpose financing subsidiaries. If that were to occur, the holders of our asset-backed and certain asset-based debt may have the ability to exercise their right to direct the trustee to foreclose on and sell vehicles to generate proceeds sufficient to repay such debt.

        The occurrence of certain events, including those described in the paragraph above, could result in the occurrence of an amortization event pursuant to which the proceeds of sales of cars that collateralize the affected asset-backed financing arrangement would be required to be applied to the payment of principal and interest on the affected facility or series, rather than being reinvested in our car rental fleet. In the case of our asset-backed financing arrangements, certain other events, including defaults by us and our affiliates in the performance of covenants set forth in the agreements governing certain fleet debt, could result in the occurrence of a liquidation event with the passing of time or immediately pursuant to which the trustee or holders of the affected asset-backed financing arrangement would be permitted to require the sale of the assets collateralizing that series. Any of these consequences could affect our liquidity and our ability to maintain sufficient fleet levels to meet customer demands and could trigger cross-defaults under certain of our other financing arrangements.

        Any reduction in the value of the equipment rental fleet of HERC (which could occur due to a reduction in the size of the fleet or the value of the assets within the fleet) could not only effectively increase our equipment rental fleet costs and adversely impact our profitability, but would result in decreased borrowing base availability under certain of our asset-based financing arrangements, which would have a material adverse effect on our financial position, liquidity, cash flows and results of operations.

Substantially all of our consolidated assets secure certain of our outstanding indebtedness, which could materially adversely affect our debt and equity holders and our business.

        Substantially all of our consolidated assets, including our car and equipment rental fleets, are subject to security interests or are otherwise encumbered for the lenders under our asset-backed and asset-based financing arrangements. As a result, the lenders under those facilities would have a prior claim on such assets in the event of our bankruptcy, insolvency, liquidation or reorganization, and we may not have sufficient funds to pay in full, or at all, all of our creditors, including the holders of the Exchange Notes, or make any amount available to holders of our equity. The same is true with respect to structurally senior obligations: in general, all liabilities and other obligations of a subsidiary must be satisfied before the assets of such subsidiary can be made available to the creditors (or equity holders) of the parent entity.

        Because substantially all of our assets are encumbered under financing arrangements, our ability to incur additional secured indebtedness or to sell or dispose of assets to raise capital may be impaired, which could have a material adverse effect on our financial flexibility and force us to attempt to incur additional unsecured indebtedness, which may not be available to us.

Restrictive covenants in certain of the agreements and instruments governing our indebtedness may materially adversely affect our financial flexibility or may have other material adverse effects on our business, financial condition, cash flows and results of operations.

        Certain of our credit facilities and other asset-based and asset-backed financing arrangements contain covenants that, among other things, restrict Hertz and its subsidiaries' ability to: (i) dispose of assets; (ii) incur additional indebtedness; (iii) incur guarantee obligations; (iv) prepay other indebtedness or amend other financing arrangements; (v) pay dividends; (vi) create liens on assets; (vii) sell assets; (viii) make investments, loans, advances or capital expenditures; (ix) make acquisitions; (x) engage in mergers or consolidations; (xi) change the business conducted by us; and (xii) engage in certain transactions with affiliates.

        Our Senior ABL Facility (as defined below in "Description of Certain Indebtedness") contains a financial covenant that obligates us to maintain a specified fixed charge coverage ratio if we fail to maintain a specified minimum level of liquidity. Our ability to comply with this covenant will depend on our ongoing financial and operating performance, which in turn are subject to, among other things, the risks identified in "—Risks Related to Our Business."

        The agreements governing our financing arrangements contain numerous covenants. The breach of any of these covenants or restrictions could result in a default under the relevant agreement, which could, in turn, cause cross-defaults under our other financing arrangements. In such event, we may be unable to borrow under the Senior ABL Facility and certain of our other financing arrangements and may not be able to repay the amounts due under such arrangements. Therefore, we would need to raise refinancing indebtedness, which may not be available to us on favorable terms, on a timely basis or at all. This could have serious consequences to our financial condition and results of operations and could cause us to become bankrupt or insolvent. Additionally, such defaults could require us to sell assets, if possible, and otherwise curtail our operations in order to pay our creditors. Such alternative measures could have a material adverse effect on our business, financial condition, cash flows and results of operations.

An increase in interest rates or in our borrowing margin would increase the cost of servicing our debt and could reduce our profitability.

        A significant portion of our outstanding debt bears interest at floating rates. As a result, to the extent we have not hedged against rising interest rates, an increase in the applicable benchmark interest rates would increase our cost of servicing our debt and could materially adversely affect our liquidity and results of operations.

        In addition, we regularly refinance our indebtedness. If interest rates or our borrowing margins increase between the time an existing financing arrangement was consummated and the time such financing arrangement is refinanced, the cost of servicing our debt would increase and our liquidity and results of operations could be materially adversely affected.

Risks Related to the Exchange Offers

Your ability to transfer the Exchange Notes may be limited by the absence of a trading market or the failure to sustain any existing trading markets, and there is no assurance as to the liquidity of any such trading markets.

        We are offering the Exchange Notes to the holders of the Notes. The Notes were issued in private placements in March 2012 and October 2012 to qualified institutional buyers under Rule 144A and other investors under Regulation S. We do not intend to apply for a listing of any class of the Exchange Notes on a securities exchange or on any automated dealer quotation system. The Exchange 2020 Notes and Exchange 2022 Notes will be new securities for which there is currently no existing market. As such, we cannot assure you that a market for such notes will develop or be sustained, or as to the liquidity of any such market that might develop. Although a market exists for the Existing Exchange 2019 Notes, we cannot assure you that the market will be sustained or as to the liquidity of such market. We cannot guarantee your ability to sell any class of the Exchange Notes or the price at which you would be able to sell any class of the Exchange Notes in any trading markets. Even if such markets are developed, sustained or liquid, as the case may be, the Exchange Notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including the number of holders of the Exchange Notes, prevailing interest rates, the market for similar securities, general economic conditions, recommendations of securities analysts, and our financial condition, performance, prospects and other factors.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. The liquidity of, and trading market for, any class of the Exchange Notes may be adversely affected by a general decline in the market for similar securities and may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your Exchange Notes. Any such disruption may have a negative effect on you, as a holder of the Exchange Notes, regardless of our prospects and financial performance. In addition, the Indentures will allow us to issue additional notes under the Indentures in the future, which could adversely impact the value or liquidity of the Exchange Notes.

You must comply with the procedures of the exchange offers in order to receive new, freely tradable Exchange Notes.

        Delivery of Exchange Notes in exchange for the Notes tendered and accepted for exchange pursuant to the exchange offers will be made only after you properly follow the procedures of the exchange offers. We are not required to notify you of defects or irregularities in tenders of Notes for exchange. The Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offers, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offers, certain registration and other rights under the registration rights agreements will terminate.

If you are a broker-dealer or participating in a distribution of the Exchange Notes, you may be required to deliver a prospectus and comply with other requirements.

        If you tender your Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you are a broker-dealer that receives Exchange Notes for your own account in exchange for Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to represent that you will deliver a prospectus in connection with any resale of such Exchange Notes.

You may have difficulty selling any Notes that you do not exchange.

        If you do not exchange your Notes for Exchange Notes in the exchange offers, you will continue to be subject to restrictions on transfer of your Notes as set forth in the offering memorandum distributed in connection with the private placements of the Notes. In general, the Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the Notes under the Securities Act. See the sections of this prospectus entitled "The Exchange Offers—Purpose and Effect of the Exchange Offers" and "Plan of Distribution." The tender of Notes under the exchange offers will reduce the outstanding amount of the Notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the Notes due to a reduction in liquidity.

Risks Related to the Exchange Notes and the Notes

The Exchange Notes will be, and the Notes are, unsecured and structurally subordinated to some of our obligations, and only certain of our subsidiaries guarantee the Notes and will guarantee the Exchange Notes.

        The Indentures governing the Exchange Notes and the Notes permit us to incur certain secured indebtedness, including indebtedness under the Senior Credit Facilities and other asset-based and asset-backed financing arrangements. Substantially all of our assets, including our car and equipment rental fleets, are subject to security interests or are otherwise encumbered for the lenders under our Senior Credit Facilities and other asset-backed and asset-based financing arrangements. The Exchange Notes and the Notes are unsecured and therefore do not have the benefit of such collateral. Accordingly, if an event of default occurs under the Senior Credit Facilities or other asset-backed or asset-based financing arrangements, the respective secured lenders will have a prior right to the subject assets, to the exclusion of the holders of the Exchange Notes and the holders of the Notes, even if we are in default under the Exchange Notes or the Notes, respectively. In that event, our assets would first be used to repay in full all indebtedness and other obligations secured by them, resulting in all or a portion of our assets being unavailable to satisfy the claims of the holders of the Exchange Notes and the holders of the Notes and other unsecured indebtedness. Further, if secured lenders foreclose and sell the pledged equity interests in any Subsidiary Guarantor under the Exchange Notes and the Notes, then that guarantor will be released from its guarantee of the Exchange Notes and the Notes automatically and immediately upon the sale.

        The Exchange Notes will not be, and the Notes are not, guaranteed by any of our non-U.S. subsidiaries, our non-wholly owned subsidiaries or certain other U.S. subsidiaries, including the U.S. and foreign financing subsidiaries under our asset-backed financing arrangements. Payments on the Exchange Notes and the Notes are only required to be made by Hertz and the Subsidiary Guarantors. Accordingly, claims of holders of the Exchange Notes and of holders of the Notes will be structurally subordinated to the claims of creditors of our non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon liquidation or otherwise, to Hertz or a Subsidiary

Guarantor. Furthermore, many of the non-guarantor subsidiaries that hold our U.S. and international car rental fleets in connection with asset-backed financing arrangements are intended to be bankruptcy remote and the assets held by them will not be available to our general creditors in a bankruptcy unless and until they are transferred to a non-bankruptcy remote entity. For the nine months ended September 30, 2012 and the year ended December 31, 2011, the majority of our consolidated U.S. revenues were generated by Hertz and the Subsidiary Guarantors. Our non-U.S. subsidiaries, none of which will be guarantors, generated approximately 31% and 35%, respectively, of our total revenues for the same period. The non-guarantor subsidiaries will be permitted to incur additional debt in the future under the Indentures governing the Exchange Notes and the Notes. See "Description of the Exchange 2019 Notes" and "Description of the Exchange 2020 Notes and the Exchange 2022 Notes."

        As of September 30, 2012, we had consolidated indebtedness of $12.3 billion. The Subsidiary Guarantors will guarantee Hertz's obligations under the Exchange Notes and currently guarantee Hertz's obligations under the Notes and its other Senior Notes and the Senior Credit Facilities. See "Description of Certain Indebtedness" and Notes 16 and 18 to both our audited annual consolidated financial statements and unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

The assets of HERC may be disposed of by Hertz without being subject to many of the restrictions contained in the sections "Description of the Exchange 2019 Notes—Certain Covenants" and "Description of the Exchange 2020 Notes and the Exchange 2022 Notes—Certain Covenants."

        Under the Indentures, we have the ability to dispose of HERC, and other assets related to the business of renting earthmoving equipment, material handling equipment, aerial and electric equipment, air compressors, generators, pumps, small tools, compaction equipment and construction related trucks and the selling of new equipment and consumables of Hertz and its subsidiaries, without such disposition being governed by many of the restrictive covenants described under the sections "Description of the Exchange 2019 Notes—Certain Covenants" and "Description of the Exchange 2020 Notes and the Exchange 2022 Notes—Certain Covenants." Among other things, under the Indentures, HERC will be able to incur unlimited non-recourse debt, the payments of dividends or other distributions of equity interest in, or other securities of, HERC will be permitted, and there will be no restrictions on the application of the net cash proceeds from the sale of HERC, so long as no default or event of default under the Indentures governing the Exchange Notes and the Notes or the indentures governing certain of the Senior Notes has occurred and is continuing. Under the Indentures, the disposition of HERC and the assets used in the HERC Business (as defined below in "Description of the Exchange 2019 Notes" and "Description of the Exchange 2020 Notes and the Exchange 2022 Notes") will not be deemed to be a change of control. Upon any such disposition of HERC, following which HERC is no longer a Restricted Subsidiary of Hertz under the Indentures, its guarantee of the Exchange Notes and the Notes would be released. For the nine months ended September 30, 2012 and the year ended December 31, 2011, HERC generated approximately 15% and 15%, respectively, of our consolidated revenues, and held approximately 18% and 17%, respectively, of our consolidated total assets.

We may be unable to finance any change of control repurchase offers required by the Indentures. Our inability to do so would result in an event of default under the Indentures.

        If we experience a "change of control" (as defined in the Indentures), we would be required to make an offer to purchase all of the outstanding Exchange Notes and Notes (unless otherwise redeemed) at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest and additional amounts, if any, to the date of purchase. The occurrence of the specified events that would constitute a change of control would constitute a default under certain of our existing financing arrangements. We cannot assure you that we will have sufficient funds to finance our repurchase obligations following a change of control. A change of control may cause the acceleration of other indebtedness, which may rank equally with, or superior to, the Exchange Notes and the Notes. Our future indebtedness may also require such indebtedness to be repurchased upon a change of control.

        Currently, we expect that we would require third-party financing to make a change of control offer. If we cannot fund a change of control offer in relation to the Exchange Notes and the Notes, we could attempt to arrange debt or equity financing to fund our repurchase obligations. However, we may not be able to do so on favorable terms, or at all. Any failure by us to repurchase the Exchange Notes and the Notes following a change of control will constitute an event of default with respect to the Exchange Notes and the Notes and may cause the acceleration of the Exchange Notes and the Notes or other debt. See "Description of the Exchange 2019 Notes—Change of Control" and "—Certain Covenants" and "Description of the Exchange 2020 Notes and the Exchange 2022 Notes—Change of Control" and "—Certain Covenants."

        The definition of "change of control" contained in the Indentures includes a disposition of all or substantially all of our assets. Although there is a limited body of case law interpreting the phrase "all or substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of our assets. As a result, it may be unclear as to whether a change of control has occurred and whether we are required to make an offer to repurchase the Exchange Notes and the Notes.

Our being subject to certain fraudulent transfer and conveyance statutes may have adverse implications for the holders of the Exchange Notes and the holders of the Notes.

        If, under relevant federal and state fraudulent transfer and conveyance statutes, in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of an issuer, a court were to find that, at the time the issuer or any of the guarantors, as applicable, issued or assumed the Exchange Notes and/or the Notes or incurred the respective guarantee:

  •
  the issuer or guarantor did so with the intent of hindering, delaying or defrauding current or future creditors, or received less than reasonably equivalent value or fair consideration for issuing the Exchange Notes and/or the Notes or incurring the guarantee, as applicable; and

  •
  the issuer or guarantor:

  •
  was insolvent, or was rendered insolvent, by reason of the incurrence of the indebtedness constituting the Exchange Notes and/or the Notes or the guarantee, as applicable,

  •
  was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital,

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured, or

  •
  was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment the judgment was unsatisfied,

the court could avoid (cancel) or subordinate the Exchange Notes and/or the Notes or the applicable guarantee to presently existing and future indebtedness of the issuer or the subject guarantor, and take other action detrimental to the holders of the Exchange Notes and the holders of the Notes including, under certain circumstances, invalidating the Exchange Notes and/or the Notes or the applicable guarantee.

        The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in the relevant legal proceeding. Generally, however, the issuer or guarantor would be considered insolvent if, at the time it incurs the indebtedness constituting the Exchange Notes and/or the Notes or its guarantee, as applicable, either:

  •
  the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation; or

  •
  the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

        We cannot give you any assurance as to what standards a court would use to determine whether Hertz or a Subsidiary Guarantor was solvent at the relevant time, or whether, whatever standard was used, the Exchange Notes and/or the Notes or the applicable guarantee would not be avoided on another of the grounds described above.

        We believe that at the time the Exchange Notes are, and the Notes were, initially issued or assumed, as the case may be, by Hertz and the guarantees are, in the case of the Exchange Notes, and were, in the case of the Notes, incurred by the Subsidiary Guarantors, Hertz and each Subsidiary Guarantor will: (i) be neither insolvent nor rendered insolvent thereby; (ii) be in possession of sufficient capital to run their respective businesses; (iii) be incurring debts within their respective abilities to pay as the same mature or become due; and (iv) have sufficient assets to satisfy any probable money judgment against them in any pending action. In reaching these conclusions, we have relied upon our analysis of internal cash flow projections, which, among other things, assumes that we will in the future realize certain price and volume increases and favorable changes in business mix, and estimated values of assets and liabilities. We cannot assure you, however, that a court passing on such questions would reach the same conclusions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus include "forward-looking statements." Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as "believe," "expect," "project," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts" or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. We believe these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative. Many factors, including, without limitation, those risks and uncertainties discussed in "Risk Factors," could affect our actual financial results and could cause actual results to differ materially from those expressed in the forward-looking statements.

        Some important factors that could affect our actual results include, among others, the following:

  •
  our ability to integrate the car rental operations of Dollar Thrifty and realize operational efficiencies from the Dollar Thrifty Acquisition;

  •
  the operational and profitability impact of the Advantage Divestiture and the divestiture of the Initial Airport Locations and the Secondary Airport Locations that Hertz Holdings agreed to undertake in order to secure regulatory approval for the Dollar Thrifty Acquisition;

  •
  levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets;

  •
  the impact of pending and future U.S. governmental action to address budget deficits through reductions in spending and similar austerity measures, which could materially adversely affect unemployment rates and consumer spending levels;

  •
  significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets, including on our pricing policies or use of incentives;

  •
  occurrences that disrupt rental activity during our peak periods;

  •
  our ability to achieve cost savings and efficiencies and realize opportunities to increase productivity and profitability;

  •
  an increase in our fleet costs as a result of an increase in the cost of new vehicles and/or a decrease in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs;

  •
  our ability to accurately estimate future levels of rental activity and adjust the size and mix of our fleet accordingly;

  •
  our ability to maintain sufficient liquidity and the availability to us of additional or continued sources of financing for our revenue earning equipment and to refinance our existing indebtedness;

  •
  safety recalls by the manufacturers of our vehicles and equipment;

  •
  a major disruption in our communication or centralized information networks;

  •
  financial instability of the manufacturers of our vehicles and equipment;

  •
  any impact on us from the actions of our licensees, franchisees, dealers and independent contractors;

  •
  our ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease);

  •
  shortages of fuel and increases or volatility in fuel costs;

  •
  our ability to successfully integrate acquisitions and complete dispositions;

  •
  our ability to maintain favorable brand recognition;

  •
  costs and risks associated with litigation;

  •
  risks related to our indebtedness, including our substantial amount of debt, our ability to incur substantially more debt and increases in interest rates or in our borrowing margins;

  •
  our ability to meet the financial and other covenants contained in our Senior Credit Facilities, our outstanding unsecured Senior Notes and certain asset-backed and asset-based arrangements;

  •
  changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings;

  •
  changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect our operations, the cost thereof or applicable tax rates;

  •
  changes to our senior management team;

  •
  the effect of tangible and intangible asset impairment charges;

  •
  the impact of our derivative instruments, which can be affected by fluctuations in interest rates and commodity prices;

  •
  our exposure to fluctuations in foreign exchange rates; and

  •
  other risks and uncertainties described in this prospectus.

        In light of these risks, uncertainties and assumptions, the forward looking statements contained in this prospectus might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

 THE EXCHANGE OFFERS

        The following contains a summary of the exchange offers, material provisions of the registration rights agreements, and other important information. As applicable, this summary is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreements. Reference is made to the provisions of the 2019 registration rights agreement, which has been incorporated by reference as an exhibit to the registration statement, and the 2020 and 2022 registration rights agreement, which has been filed with the registration statement. Copies are available as set forth in the section entitled "Where You Can Find Additional Information." Each class of the Notes and the Exchange Notes will be considered collectively to be a single class for all purposes under the applicable Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Purpose and Effect of the Exchange Offers

        Hertz entered into the registration rights agreements with respect to the Notes pursuant to which it agreed, for the benefit of the holders of the Notes, to use its commercially reasonable efforts:

  (1)
  to file with the SEC a registration statement under the Securities Act relating to the exchange offers pursuant to which new notes (the Exchange Notes) substantially identical to the Notes (except that such Exchange Notes will not contain terms with respect to the payment of additional interest described below or transfer restrictions) would be offered in exchange for the then-outstanding Notes tendered at the option of the holders thereof; and

  (2)
  to cause the registration statement to become effective within 365 days after the date of the respective registration rights agreement, which, (i) with respect to the 2019 registration rights agreement, is the date of issuance of the 2019 Notes, March 13, 2012, and (ii) with respect to the 2020 and 2022 registration rights agreement, is the date we completed the Dollar Thrifty Acquisition, November 19, 2012.

        Hertz further agreed to commence the exchange offers promptly after the registration statement becomes effective, to hold the offers open for the period required by applicable law, and to exchange the Exchange Notes for all Notes validly tendered and not withdrawn before the expiration of the offers.

        However, if:

  (1)
  on or before the date of consummation of the exchange offers, the existing SEC interpretations are changed such that the Exchange Notes would not in general be freely transferable in such manner on such date;

  (2)
  the exchange offer for (i) the 2019 Notes has not been completed within 395 days following the issue date of the 2019 Notes or (ii) the 2020 Notes and 2022 Notes has not been completed within 395 days following the date of the 2020 and 2022 registration rights agreement;

  (3)
  under certain circumstances, an initial purchaser of any class of Notes so requests with respect to such Notes not eligible to be exchanged for Exchange Notes in the exchange offers; or

  (4)
  any holder of the Notes (other than an initial purchaser) is not permitted by applicable law to participate in the exchange offers, or if any holder may not resell the Exchange Notes acquired by it in the exchange offers to the public without delivering a prospectus and the prospectus contained in the registration statement is not available for such resales by such holder (other than, in either case, due solely to the status of such holder as an affiliate of the Company or due to such holder's inability to make the representations referred to below), then Hertz will use its commercially reasonable efforts to file, as promptly as reasonably practicable, one or more registration statements under the Securities Act relating to a shelf registration, or the "Shelf Registration Statement," of the Notes or Exchange Notes, as the case may be, for resale by holders or, in the case of clause (3), of the Notes held by an initial purchaser for resale by such initial purchaser, or the "Resale Registration," and will use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective within 365 days following the date on which the obligation to file the Shelf Registration Statement arises. Although Hertz is filing a registration statement as previously described, we cannot assure you that the registration statement will become effective.

        In the event that:

  (1)
  the registration statement is not declared effective within 365 days following the date of the respective registration rights agreement, which, (i) with respect to the 2019 registration rights agreement, is the date of issuance of the 2019 Notes, March 13, 2012, and (ii) with respect to the 2020 and 2022 registration rights agreement, is the date we completed the Dollar Thrifty Acquisition, November 19, 2012; or

  (2)
  the exchange offer for (i) the 2019 Notes has not been completed within 395 days following the issue date of the 2019 Notes or (ii) the 2020 Notes and 2022 Notes has not been completed within 395 days following the date of the 2020 and 2022 registration rights agreement; or

  (3)
  if a Shelf Registration Statement is required to be filed under a registration rights agreement, the Shelf Registration Statement is not declared effective within 365 days following the date on which the obligation to file the Shelf Registration Statement arises; or

  (4)
  any Shelf Registration Statement required by a registration rights agreement is filed and declared effective, and during the period Hertz is required to use its commercially reasonable efforts to cause the Shelf Registration Statement to remain effective (i) Hertz shall have suspended and be continuing to suspend the availability of the Shelf Registration Statement for more than 60 days in the aggregate in any consecutive twelve-month period or (ii) such Shelf Registration Statement ceases to be effective and such Shelf Registration Statement is not replaced within 90 days by a Shelf Registration Statement that is filed and declared effective (any such event referred to in clauses (1) through (4) is referred to as a "Registration Default"), then additional interest will accrue on the respective Transfer Restricted Notes (as defined below) for the period from the occurrence of a Registration Default (but only with respect to one Registration Default at any particular time) until such time as all Registration Defaults have been cured at a rate per annum equal to 0.25% during the first 90-day period following the occurrence of such Registration Default which rate shall increase by an additional 0.25% during each subsequent 90-day period, up to a maximum of 0.50% regardless of the number of Registration Defaults that shall have occurred and be continuing.

        For purposes of the foregoing, "Transfer Restricted Notes" means any class of Notes; provided, however, that a Note shall cease to be a Transfer Restricted Note when (i) a Shelf Registration Statement registering such Note under the Securities Act has been declared or becomes effective and such Note has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (ii) such Note is sold pursuant to Rule 144 under circumstances in which any legend borne by such Note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or deemed removed by the Company or pursuant to the applicable Indenture; (iii) on or following the earliest date that is no less than 545 days after the date of the Indenture for the applicable class of Notes and on which such Note would be saleable (if it were held by a non-affiliate of Hertz) pursuant to Rule 144 under the Securities Act without restrictions on volume or manner of sale; (iv) such Note has been exchanged for a registered exchange security pursuant to the registration statement filed by the Company; or (v) such Note shall cease to be outstanding.

Terms of the Exchange Offers

General

        Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, all Notes validly tendered and not withdrawn prior to 12:00 midnight, New York City time, on the expiration date will be accepted for exchange. We will issue Exchange Notes in exchange for an equal principal amount of outstanding Notes accepted in the exchange offers. You may only tender Notes in minimum denominations of $2,000 ("Minimum Denomination") and any integral multiple of $1,000 in excess thereof. This prospectus, together with the letter of transmittal, are being sent to all registered holders as of                        , 2013. The exchange offers are not conditioned upon any minimum principal amount of Notes being tendered for exchange. However, our obligation to accept Notes for exchange pursuant to the exchange offers is subject to certain customary conditions as set forth below under "—Conditions." There will be no fixed record date for determining registered holders of Notes entitled to participate in the exchange offers.

        The exchange offer with respect to the 2019 Notes is made only to holders of the 2019 Notes, which were issued on March 13, 2012 in an aggregate principal amount of $250,000,000, and is not made to holders of Existing Exchange 2019 Notes.

        The Notes shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice of such acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of the Notes for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to such holders.

        Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-111 Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the Exchange Notes issued pursuant to the exchange offers may be offered for resale, resold and otherwise transferred by any holder of such Exchange Notes, other than any such holder that is a broker-dealer, without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

  •
  such holder is not our "affiliate" (as defined in Rule 405 of the Securities Act);

  •
  such Exchange Notes are acquired in the ordinary course of business;

  •
  such holder has no arrangement or understanding with any person to participate in a distribution of such Exchange Notes (within the meaning of the Securities Act);

  •
  such holder is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes; and

  •
  such holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

        We have not sought and do not intend to seek a no-action letter from the staff of the SEC, with respect to the effects of the exchange offers, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in previous no-action letters.

        By tendering the Notes in exchange for Exchange Notes, you will represent to us that:

  •
  any Exchange Notes to be received by you will be acquired in the ordinary course of business;

  •
  you have no arrangements or understandings with any person to participate in the distribution of the Exchange Notes or the Notes (within the meaning of the Securities Act);

  •
  you are not our "affiliate" (as defined in Rule 405 of the Securities Act);

  •
  if you are a broker-dealer, you will receive the Exchange Notes for your own account in exchange for the Notes acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of Exchange Notes (see "Plan of Distribution");

  •
  if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the Exchange Notes; and

  •
  you are not acting on behalf of any person that could not truthfully make any of the foregoing representations.

        If you are unable to make the foregoing representations, you may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

        Each broker-dealer that holds Notes for its own account as a result of market-making activities or other trading activities and receives Exchange Notes pursuant to the exchange offers must represent that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so representing and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended and/or supplemented, available to any such broker-dealer for use in connection with such resale of any class of Exchange Notes, for a period of up to 90 days after the completion of the exchange offer with respect to such Exchange Notes. See "Plan of Distribution."

        Upon consummation of the exchange offers, any Notes not tendered will remain outstanding and continue to accrue interest at the rate of 6.75% per annum in the case of the 2019 Notes, 5.875% in the case of the 2020 Notes and 6.250% in the case of the 2022 Notes, but, with limited exceptions, holders of Notes who do not exchange their Notes for the respective class of Exchange Notes pursuant to the exchange offers will no longer be entitled to registration rights and will not be able to offer or sell their Notes unless such Notes are subsequently registered under the Securities Act, except pursuant to an exemption from or in a transaction not subject to, the Securities Act and applicable state securities laws. With limited exceptions, we will have no obligation to effect a subsequent registration of the Notes.

Expiration Date; Extensions; Amendments; Termination

        The expiration date for the exchange offers shall be 12:00 midnight, New York City time, on                        , 2013, unless we, in our sole discretion, extend any of the exchange offers, in which case the expiration date for the respective exchange offer shall be the latest date and time to which the respective exchange offer has been extended.

        To extend an expiration date, we will notify the Exchange Agent of any extension by oral or written notice and will notify the remaining holders of the Notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date for the exchange offers. Such an announcement may state that we are extending any of the exchange offers for a specified period of time.

        In relation to the exchange offers, we reserve the right to

  (1)
  extend any of the exchange offers, delay acceptance of any Notes due to an extension of any of the exchange offers or terminate any of the exchange offers and not permit acceptance of Notes not previously accepted if any of the conditions set forth under "—Conditions" shall have occurred and shall not have been waived by us prior to 12:00 midnight, New York City time, on such expiration date, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or

  (2)
  amend the terms of any of the exchange offers in any manner deemed by us to be advantageous to the holders of the Notes.

        By way of clarification and without intending to limit any of the foregoing, if we determine to extend any of the exchange offers, we are under no obligation (and may, in our sole discretion, determine not) to extend any of the other exchange offers. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of such delay, extension or termination or amendment to the Exchange Agent. If the terms of any of the exchange offers are amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform you of such amendment, and we will extend any such exchange offer so that at least five business days remain in such exchange offer from the date notice of such material change is given.

        Without limiting the manner in which we may choose to make public an announcement of any delay, extension or termination of any of the exchange offers, we shall have no obligations to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the Exchange Notes

        The Exchange 2019 Notes will accrue interest at the rate of 6.75% per annum, the Exchange 2020 Notes will accrue interest at the rate of 5.875% per annum and the Exchange 2022 Notes will accrue interest at the rate of 6.250% per annum, in each case, accruing interest from the last interest payment date on which interest was paid on the corresponding Notes surrendered in exchange for Exchange Notes, or from the original issue date of the applicable Notes if no interest has been paid on the corresponding Notes surrendered in exchange for Exchange Notes, to the day before the consummation of the respective exchange offer and thereafter, at the rate of interest per annum set forth above for the applicable Exchange Notes. However, if the Notes are surrendered for exchange on or after a record date (as set forth below) for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the applicable Exchange Notes received in exchange for such Notes will accrue from the date of such interest payment date. Interest on the Exchange Notes is payable to holders of record thereof at the close of business on the April 1 or October 1 immediately preceding the interest payment date, on April 15 and October 15 of each year, commencing on April 15, 2013. No additional interest will be paid on the Notes tendered and accepted for exchange.

Procedures for Tendering the Notes

        To tender in the respective exchange offer for the Notes, you must either:

  •
  complete, sign and date the letter of transmittal, or a facsimile of such letter of transmittal, have the signatures on such letter of transmittal guaranteed if required by such letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with any other required documents, to the Exchange Agent for the Notes prior to 12:00 midnight, New York City time, on the expiration date; or

  •
  comply with the Automated Tender Offer Program procedures of DTC, as described below.

        In addition, either:

  •
  the Exchange Agent must receive certificates representing the Notes along with the letter of transmittal; or

  •
  prior to the expiration of the respective exchange offer, the Exchange Agent must receive a timely confirmation of book-entry transfer of the Notes into its account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

  •
  you must comply with the guaranteed delivery procedures described below.

        We will only issue Exchange Notes in exchange for Notes that are timely and properly tendered. The method of delivery of Notes, the letter of transmittal and all other required documents is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand-delivery service. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery and should carefully follow the instructions on how to tender the Notes. You should not send Notes, the letter of transmittal or other required documents to us. Instead, you must deliver all Notes, the letter of transmittal and other required documents to the Exchange Agent at its address set forth below under "—Exchange Agent."

        Your tender of Notes will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        If you are a beneficial owner of Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such Notes in the respective exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender the Notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your Notes, either make appropriate arrangements to register ownership of the Notes in your name (subject to any restrictions in the respective Indenture), or obtain a properly completed bond power from the registered holder of the Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member in good standing of a recognized signature medallion program, an eligible guarantor institution identified in Rule l7Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or one of the following firms (as these terms are used in Rule 17Ad-15): (a) a bank; (b) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association; unless the Notes tendered pursuant to such letter of transmittal or notice of withdrawal, as the case may be, are tendered:

  •
  by a registered holder of Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If a letter of transmittal is signed by a person other than the registered holder of Notes listed on the Notes, then the Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the Notes and an eligible guarantor institution must guarantee the signature on the bond power.

        If a letter of transmittal or any certificates representing Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, submit with such letter of transmittal evidence satisfactory to us of their authority to so act.

        DTC has confirmed that any financial institution that is a participant in DTC may use its Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the Exchange Agent, electronically transmit an acceptance of the exchange by causing DTC to transfer the Notes to the Exchange Agent for the Notes in accordance with its Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the Exchange Agent for the Notes. In connection with tenders of the Notes, the term "agent's message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, that states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that such participant is tendering Notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal, or, in the case of an agent's message relating to guaranteed delivery, such participant has received and agrees to be bound by the notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant.

Absence of Dissenters' Rights

        Holders of the Notes do not have any appraisal or dissenters' rights in connection with the exchange offers.

Book-Entry Transfer

        Promptly after the date of this prospectus, the Exchange Agent will make a request to establish an account with respect to the Notes at DTC as book-entry transfer facility for tenders of the Notes. Any financial institution that is a participant in DTC may make book-entry delivery of Notes by causing DTC to transfer such Notes into the Exchange Agent's account for such Notes at DTC in accordance with DTC's procedures for transfer. In addition, although delivery of the Notes may be effected through book-entry transfer at DTC, the letter of transmittal or a facsimile thereof, together with any required signature guarantees and any other required documents, or an agent's message, must in any case be transmitted to and received by the Exchange Agent at its address set forth below under "—Exchange Agent" prior to 12:00 midnight, New York City time, on the expiration date, or, the guaranteed delivery procedures described below must be complied with. Delivery of documents to the DTC does not constitute delivery to the Exchange Agent.

Acceptance of the Notes for Exchange; Delivery of the Exchange Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offers, all Notes properly tendered will be accepted and Exchange Notes will be issued promptly after the expiration date. See "—Conditions." For purposes of the exchange offers, the Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral or written notice thereof to the Exchange Agent. For Notes accepted for exchange, the holder of such Note will receive an Exchange Note having a principal amount equal to that of the surrendered Note.

        In all cases, issuance of Exchange Notes for Notes that are accepted for exchange pursuant to the exchange offers will be made only after timely receipt by the Exchange Agent of:

  •
  certificates for such Notes or a timely book-entry confirmation of such Notes into the Exchange Agent's account at DTC; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        If any tendered Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers, such unaccepted or such non-exchanged Notes will be returned without expense to the tendering holder of such Notes, if in certificated form, or credited to an account maintained with DTC promptly after the expiration or termination of the exchange offers.

        All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Notes will be determined by us in our sole discretion, such determination being final and binding on all parties. We reserve the absolute right to reject any and all Notes not properly tendered or any Notes which, if accepted, would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or defects with respect to tender as to particular Notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as we shall determine. Neither we, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        In addition, we reserve the right in our sole discretion, subject to the provisions of the Indentures pursuant to which the Exchange Notes and the Notes are issued:

  •
  to purchase or make offers for Notes that remain outstanding subsequent to the expiration date;

  •
  to redeem the Exchange Notes and Notes as a whole or in part at any time and from time to time, as set forth under "Description of the Exchange 2019 Notes—Optional Redemption" and "Description of the Exchange 2020 Notes and the Exchange 2022 Notes—Optional Redemption;" and

  •
  to the extent permitted under applicable law, to purchase the Exchange Notes and Notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any such purchases or offers could differ from the terms of the exchange offers.

Guaranteed Delivery Procedures

        If the procedures for book-entry transfer for Notes cannot be completed on a timely basis, a tender may be effected if:

  •
  the tender is made through an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act;

  •
  prior to 12:00 midnight, New York City time, on the expiration date, the Exchange Agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, substantially in the form we provide, by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery which:

    (1)
    sets forth the name and address of the holder of the Notes and the principal amount of Notes tendered;

    (2)
    states the tender is being made thereby; and

    (3)
    guarantees that within three New York Stock Exchange, or "NYSE," trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the certificates for all physically tendered Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the Exchange Agent; and

  •
  the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificates for all physically tendered Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the Exchange Agent within three NYSE trading days after the expiration date.

Withdrawal of Tenders

        Tenders of Notes may be withdrawn at any time prior to 12:00 midnight, New York City time, on the expiration date.

        For a withdrawal to be effective, the Exchange Agent must receive a written notice (which may be by telegram, telex, facsimile or letter) of withdrawal prior to 12:00 midnight, New York City time, on the expiration date at its address set forth below under "—Exchange Agent" or you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system. Any such notice of withdrawal must:

  •
  specify the name of the person having tendered the Notes to be withdrawn;

  •
  identify the Notes to be withdrawn, including the certificate numbers and the principal amount of such Notes;

  •
  in the case of Notes tendered by book-entry transfer, specify the number of the account at DTC from which the Notes were tendered and specify the name and number of the account at DTC to be credited with the withdrawn Notes and otherwise comply with the procedures of DTC;

  •
  contain a statement that such holder is withdrawing its election to have such Notes exchanged;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Notes register the transfer of such Notes in the name of the person withdrawing the tender; and

  •
  specify the name in which such Notes are registered, if different from the person who tendered such Notes.

        If certificates for the Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, you must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless you are an eligible guarantor institution.

        All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, in our sole discretion, such determination being final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder of such Notes without cost to such holder, in the case of physically tendered Notes, or credited to an account maintained with the DTC for the Notes promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn Notes may be retendered by following one of the procedures described above under "—Procedures for Tendering the Notes" at any time prior to 12:00 midnight, New York City time, on the expiration date.

Conditions

        Notwithstanding any other provision in the exchange offers, we shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Notes and may terminate or amend any of the exchange offers if at any time prior to 12:00 midnight, New York City time, on the expiration date, we determine in our reasonable judgment that (i) the exchange offers violate applicable law, any applicable interpretation of the SEC or its staff or (ii) any action or proceeding has been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offers, or any material adverse development has occurred in any existing action or proceeding with respect to us.

        In addition, we will not be obligated to accept for exchange the Notes of any holder that has not made to us:

  •
  the representations described under "—Terms of the Exchange Offers—General"; or

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the Exchange Notes under the Securities Act.

        In addition, we will not accept for exchange any Notes tendered, and no Exchange Notes will be issued in exchange for any such Notes, if at any such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indentures governing the Exchange Notes under the Trust Indenture Act of 1939, as amended. Pursuant to the registration rights agreements, we are required to use our commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest practicable date.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time, prior to 12:00 midnight, New York City time, on the expiration date, in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights prior to 12:00 midnight, New York City time, on the expiration date shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to 12:00 midnight, New York City time, on the expiration date. If we waive any of the foregoing conditions to any of the exchange offers and determine that such waiver constitutes a material change, we will extend any such exchange offer so that at least five business days remain in such offer from the date notice of such material change is given.

 Exchange Agent

        Wells Fargo Bank, National Association, has been appointed as Exchange Agent for the exchange offers for the Notes. Wells Fargo Bank, National Association, also acts as trustee under the Indentures governing the Notes, which are the same Indentures that will govern the Exchange Notes. Questions, requests for assistance and requests for additional copies of this prospectus, the letter of transmittal or other available documentation should be directed to the Exchange Agent addressed as follows:

By Regular Mail or Overnight Courier:	By Registered or Certified Mail:	In Person by Hand Only:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, N.A. 12th Floor—Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55479
By Facsimile: (612) 667-6282	For Information or Confirmation by Telephone: (800) 344-5128

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile to a number other than the one set forth above, that delivery or transmission will not be effective.

 Fees and Expenses

        The expenses of soliciting tenders pursuant to the exchange offers will be borne by us. We will not make any payments to or extend any commissions or concessions to any broker or dealer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the Notes and in handling or forwarding tenders for exchange.

        The expenses to be incurred by us in connection with the exchange offers will be paid by us, including fees and expenses of the Exchange Agent and trustee and accounting, legal, printing and related fees and expenses.

        We will pay all transfer taxes, if any, applicable to the exchange of the Notes pursuant to the exchange offers. If, however, the Exchange Notes or the Notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Notes pursuant to the exchange offers, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Federal Income Tax Consequences

        We believe that the exchange of the Notes for the Exchange Notes will not constitute a taxable exchange for U.S. federal income tax purposes. See "Material U.S. Federal Tax Considerations."

 Accounting Treatment

        The Exchange Notes will be recorded as carrying the same value as the Notes, which is face value, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the Exchange Notes.

Consequences of Failure to Exchange

        Holders of Notes who do not exchange their Notes for Exchange Notes pursuant to the exchange offers will continue to be subject to the restrictions on transfer of such Notes as set forth in the legend on such Notes as a consequence of the issuance of the Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws, and as otherwise set forth in the applicable offering memorandum distributed in connection with the private placement of the Notes. In general, the Notes may only be offered or sold in transactions that are exempt from or not subject to the registration requirements of the Securities Act and other applicable state securities laws. To the extent that Notes are tendered and accepted pursuant to the exchange offers, there may be little or no trading market for untendered and tendered but unaccepted Notes. Restrictions on transfer will make the Notes less attractive to potential investors than the Exchange Notes.

Other

        Participating in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, we have no present plans to acquire any Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Notes.

USE OF PROCEEDS

        The exchange offers are intended to satisfy certain of our obligations under the registration rights agreements. We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offers. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Notes, the terms of which are identical in all material respects to the Exchange Notes, except that the Exchange Notes will be registered under the Securities Act and bear a different CUSIP or ISIN number, and will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreements. The Notes surrendered in exchange for Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization.

 CAPITALIZATION

        The following table shows, and the respective footnotes thereto further describe, the cash and cash equivalents and total capitalization of Hertz as of September 30, 2012 on an actual basis and as adjusted to reflect (i) the use of our cash and cash equivalents in connection with the Acquisition and Financing Transactions, (ii) the borrowing of $750.0 million by Hertz pursuant to the Incremental Term Loans and the use of such amount in connection with the Acquisition and Financing Transactions, (iii) the issuance of the 2020 Notes and the 2022 Notes and the use of the entire proceeds therefrom in connection with the Acquisition and Financing Transactions and (iv) the January 2013 issuance of $950.0 million in aggregate principal amount of the Series 2013-1 Rental Car Asset Backed Notes (the "Series 2013-1") and the use of proceeds therefrom as described in the footnotes to the table below. The "As Adjusted" column does not take into account (i) indebtedness of Dollar Thrifty of approximately $1.48 billion, as of September 30, 2012, (ii) cash and cash equivalents of Dollar Thrifty, a portion of which was used in connection with the Acquisition and Financing Transactions or (iii) the pro forma impact of the Dollar Thrifty Acquisition on Hertz's accumulated deficit. For a description of Dollar Thrifty's indebtedness and other obligations as of September 30, 2012, see Note 7 to the unaudited interim condensed consolidated financial statements of Dollar Thrifty included elsewhere in this prospectus. For a description of the pro forma impact of, among other events, the Dollar Thrifty Acquisition, see "Unaudited Pro Forma Condensed Combined Financial Information."

        This information should be read in conjunction with our audited annual consolidated financial statements and unaudited interim condensed consolidated financial statements and the respective related notes included elsewhere in this prospectus.

	September 30, 2012
	Actual	As Adjusted
	(Unaudited) (In millions of dollars)
Cash and Cash Equivalents(1)	$453.3	$380.1

Corporate Debt
Senior Term Facility(2)	$1,379.0	$2,129.0
Senior ABL Facility	410.0	410.0
Senior Notes
7.50% Senior Notes due 2018	700.0	700.0
6.75% Senior Notes due 2019(3)	1,250.0	1,250.0
7.375% Senior Notes due 2021	500.0	500.0
5.875% Senior Notes due 2020(4)	—	700.0
6.250% Senior Notes due 2022(4)	—	500.0
Promissory Notes	48.7	48.7
Other Corporate Debt	65.7	65.7
Unamortized Net (Discount) Premium (Corporate)	3.3	3.3

Total Corporate Debt	4,356.7	6,306.7

Fleet Debt
U.S. ABS Program
U.S. Fleet Variable Funding Notes:
Series 2009-1(5)	1,900.0	1,000.0
Series 2010-2	200.0	200.0

	2,100.0	1,200.0

	September 30, 2012
	Actual	As Adjusted
	(Unaudited) (In millions of dollars)
U.S. Fleet Medium Term Notes:
Series 2009-2	$1,384.3	$1,384.3
Series 2010-1	749.8	749.8
Series 2011-1	598.0	598.0
Series 2013-1(6)	—	950.0

	2,732.1	3,682.1

Donlen ABS Program
Donlen GNII Variable Funding Notes	899.3	899.3

Other Fleet Debt
U.S. Fleet Financing Facility	158.9	158.9
European Revolving Credit Facility	393.6	393.6
European Fleet Notes	514.9	514.9
European Securitization	413.6	413.6
Canadian Securitization	147.1	147.1
Australian Securitization	162.3	162.3
Brazilian Fleet Financing Facility	14.0	14.0
Capitalized Leases	407.7	407.7
Unamortized Discount (Fleet)	(7.0)	(7.0)

	2,205.1	2,205.1

Total Fleet Debt	7,936.5	7,986.5

Total Debt	12,293.2	14,293.2

Equity
Common Stock, $0.01 par value, 3,000 shares authorized, 100 shares issued and outstanding
Additional paid-in capital	3,501.0	3,501.0
Accumulated deficit	(524.8)	(524.8)
Accumulated other comprehensive income (loss)	(14.8)	(14.8)

Total Hertz and subsidiaries stockholder's equity	2,961.4	2,961.4
Noncontrolling interest	—	—

Total Equity	2,961.4	2,961.4

Total Capitalization(7)	$15,254.6	$17,254.6

(1)
"As Adjusted" amount reflects the use of $123.2 million of our cash and cash equivalents in connection with the Acquisition and Financing Transactions. The "As Adjusted" amount does not reflect the cash and cash equivalents of Dollar Thrifty, $404.0 million of which was used in connection with the Acquisition and Financing Transactions.

"As Adjusted" amount also reflects the expected availability of $50.0 million of cash and cash equivalents from the gross proceeds of the issuance of $950.0 million in aggregate principal amount of the Series 2013-1, after taking into account the anticipated use of $900.0 million of the gross proceeds therefrom to repay a like principal amount outstanding under the Series 2009-1 (as defined below under "Description of Certain Indebtedness—Fleet Debt—U.S. Fleet Variable Funding Notes"), but without taking into account fees and other transaction expenses incurred in connection with the issuance of the Series 2013-1.

(2)
"As Adjusted" amount reflects the incurrence of $750.0 million of indebtedness under the Incremental Term Loans, which was used to: (i) finance a portion of the consideration in connection with the Dollar Thrifty Acquisition, (ii) pay off existing indebtedness and other obligations of Dollar Thrifty and its subsidiaries in connection with the Dollar Thrifty Acquisition and (iii) pay fees and other transaction expenses in connection with the Acquisition and Financing Transactions.

(3)
Includes the $250 million aggregate principal amount of 2019 Notes that are, in part, the subject of these exchange offers and the $1 billion aggregate principal amount of the Existing Exchange 2019 Notes.

(4)
"As Adjusted" amount reflects the issuance of the 2020 Notes and the 2022 Notes that are, in part, the subject of these exchange offers, which issuance occurred on October 16, 2012. The proceeds of the offering of such notes were used to: (i) finance a portion of the consideration in connection with the Dollar Thrifty Acquisition, (ii) pay off existing indebtedness and other obligations of Dollar Thrifty and its subsidiaries in connection with the Dollar Thrifty Acquisition and (iii) pay fees and other transaction expenses in connection with the Acquisition and Financing Transactions.

(5)
"As Adjusted" amount reflects the anticipated use of $900.0 million of the gross proceeds from the issuance of the Series 2013-1 to repay a like principal amount outstanding under the Series 2009-1.

(6)
As Adjusted" amount reflects the issuance of $950.0 million in aggregate principal amount of the Series 2013-1. We currently anticipate that $900.0 million of the gross proceeds from the issuance will be used to repay a like principal amount outstanding under the Series 2009-1.

(7)
Total Capitalization equals the sum of Total Debt and Total Equity (and excludes Cash and Cash Equivalents).

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR HERTZ

        The following tables present selected consolidated financial information and other data for our business. The selected consolidated statement of operations data for the years ended December 31, 2011, 2010 and 2009, and the selected consolidated balance sheet data as of December 31, 2011 and 2010 presented below were derived from our audited annual consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The selected consolidated statement of operations data for the nine months ended September 30, 2012 and 2011, and the selected consolidated balance sheet data as of September 30, 2012 presented below were derived from our unaudited interim condensed consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The selected consolidated balance sheet data as of September 30, 2011, the selected consolidated statement of operations data for the years ended December 31, 2008 and 2007, and the selected consolidated balance sheet data as of December 31, 2009, 2008 and 2007 were derived from information publicly available but not included herein. The operating results for the nine-month period ended September 30, 2012 are not necessarily indicative of the results of operations for the remainder of the fiscal year or any future period.

        You should read the following information in conjunction with the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited annual consolidated financial statements and unaudited interim condensed consolidated financial statements and the respective related notes thereto included elsewhere in this prospectus.

	Nine Months Ended September 30,		Years ended December 31,
(In millions of dollars)	2012	2011	2011	2010(a)	2009(a)	2008(a)	2007(a)
Statement of Operations Data
Revenues:
Car rental	$5,578.5	$5,272.6	$6,929.6	$6,355.2	$5,872.9	$6,730.4	$6,800.7
Equipment rental	998.5	891.3	1,208.8	1,069.8	1,110.2	1,657.3	1,755.3
Other(b)	125.3	120.7	160.0	137.5	118.4	137.4	129.6

Total revenues	6,702.3	6,284.6	8,298.4	7,562.5	7,101.5	8,525.1	8,685.6

Expenses:
Direct operating	3,545.2	3,508.6	4,566.4	4,283.4	4,086.8	4,935.3	4,644.4
Depreciation of revenue earning equipment and lease charges(c)	1,594.4	1,379.0	1,905.7	1,868.1	1,933.8	2,196.9	2,007.4
Selling, general and administrative	615.3	575.2	745.1	664.5	641.8	768.8	773.5
Interest expense	430.5	495.2	650.3	726.5	653.7	870.5	917.0
Interest income	(2.3)	(4.6)	(5.5)	(12.3)	(16.0)	(24.8)	(41.2)
Other (income) expense, net	(10.5)	62.7	62.5	—	(48.5)	—	—
Impairment charges(d)	—	—	—	—	—	1,195.0	—

Total expenses	6,172.6	6,016.1	7,924.5	7,530.2	7,251.6	9,941.7	8,301.1

Income (loss) before income taxes	529.7	268.5	373.9	32.3	(150.1)	(1,416.6)	384.5
(Provision) benefit for taxes on income(e)	(225.7)	(102.3)	(143.8)	(33.3)	50.8	249.1	(106.1)

Net income (loss)	304.0	166.2	230.1	(1.0)	(99.3)	(1,167.5)	278.4
Noncontrolling interest	—	(14.5)	(19.6)	(17.4)	(14.7)	(20.8)	(19.7)

Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$304.0	$151.7	$210.5	$(18.4)	$(114.0)	$(1,188.3)	$258.7

	September 30,		December 31,
(In millions of dollars)	2012	2011	2011	2010(a)	2009(a)	2008(a)	2007(a)
Balance Sheet Data
Cash and cash equivalents	$453.3	$385.3	$931.2	$2,374.0	$985.5	$594.0	$729.7
Total assets(f)	19,547.1	19,083.2	17,667.3	17,336.9	16,009.2	16,464.1	19,299.1
Total debt	12,293.2	12,102.8	10,907.8	10,919.3	9,997.0	10,972.3	11,960.1
Total equity	2,961.3	2,658.8	2,628.9	2,502.4	2,461.9	1,450.7	2,885.3

(a)
During the third quarter of 2011, we identified certain errors in our previously issued consolidated financial statements. As such, Net income (loss) attributable to The Hertz Corporation and its subsidiaries' common stockholder for the years ended December 31, 2010, 2009, 2008 and 2007 was revised from the previously reported $(17.7) million to $(18.4) million, $(110.5) million to $(114.0) million, $(1,206.5) million to $(1,188.3) million and $266.8 million to $258.7 million, respectively. Total assets as of December 31, 2010, 2009, 2008 and 2007 were revised from the previously reported $17,324.2 million to $17,336.9 million, $15,996.4 million to $16,009.2 million, $16,451.3 million to $16,464.1 million and $19,255.2 million to $19,299.1 million, respectively. Total equity as of December 31, 2010, 2009, 2008 and 2007 were revised from the previously reported $2,515.2 million to $2,502.4 million, $2,474.1 million to $2,461.9 million, $1,459.3 million to $1,450.7 million and $2,912.1 million to $2,885.3 million, respectively. See Note 2 to our audited annual consolidated financial statements included elsewhere in this prospectus.

(b)
Includes fees and certain cost reimbursements from our licensees and revenues from our car leasing operations and third-party claim management services.

(c)
For the nine months ended September 30, 2012 and 2011 and the years ended December 31, 2011, 2010, 2009, 2008 and 2007, depreciation of revenue earning equipment decreased by $96.6 million, $19.9 million and $18.2 million and increased by $22.7 million, $19.3 million, $32.7 million and $0.6 million, respectively, resulting from the net effects of changing depreciation rates to reflect changes in the estimated residual value of revenue earning equipment. For the nine months ended September 30, 2012 and 2011 and the years ended December 31, 2011, 2010, 2009, 2008 and 2007, depreciation of revenue earning equipment and lease charges includes net gains of $93.3 million, $93.3 million and $112.2 million and net losses of $42.9 million, $72.0 million, $74.3 million and $13.3 million, respectively, from the disposal of revenue earning equipment.

(d)
For the year ended December 31, 2008, we recorded non-cash impairment charges related to our goodwill, other intangible assets and property and equipment.

(e)
For the years ended December 31, 2011, 2010, 2009 and 2008, tax valuation allowances decreased by $2.5 million and increased by $27.5 million, $39.7 million and $58.5 million, respectively, (excluding the effects of foreign currency translation) relating to the realization of deferred tax assets attributable to net operating losses, credits and other temporary differences in various jurisdictions. In 2011, we reversed a valuation allowance of $12.0 million relating to realization of deferred tax assets attributable to net operating losses and other temporary differences in Australia and China. Additionally, certain tax reserves were recorded and certain tax reserves were released due to settlement for various uncertain tax positions in Federal, state and foreign jurisdictions. For the year ended December 31, 2007, we reversed a valuation allowance of $9.1 million relating to the realization of deferred tax assets attributable to net operating losses and other temporary differences in certain European countries. Additionally, certain tax reserves were recorded for various uncertain tax positions in Federal, state and foreign jurisdictions.

(f)
Substantially all of our revenue earning equipment, as well as certain related assets, are owned by special purpose entities, or are subject to liens in favor of our lenders under our various credit facilities, other secured financings and asset-backed securities programs. None of such assets are available to satisfy the claims of our general creditors. For a description of those facilities, see the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2011 is presented on a pro forma basis to give effect to (i) the acquisition of Donlen Corporation ("Donlen") by The Hertz Corporation, a Delaware corporation ("Hertz"), (ii) the acquisition (the "Dollar Thrifty Acquisition") of Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("Dollar Thrifty"), by Hertz Global Holdings, Inc., a Delaware corporation and the parent of Hertz ("Hertz Holdings"), (iii) the sale of Simply Wheelz LLC (the "Advantage Divestiture"), a wholly owned subsidiary of Hertz that operated its Advantage Rent A Car business ("Advantage"), and of selected Dollar Thrifty airport concessions and certain other assets to Adreca Holdings Corp., a subsidiary of Macquarie Capital which is expected to be operated by Franchise Services of North America Inc. (the "Advantage Buyer"), and (iv) the financing of $1,950.0 million to fund the Dollar Thrifty Acquisition (collectively, the "Pro Forma Transactions"), in each case, as if they had occurred on January 1, 2011. The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2012 is presented on a pro forma basis to give effect to (i) the Dollar Thrifty Acquisition, (ii) the Advantage Divestiture and the divestiture of selected Dollar Thrifty airport concessions and certain other assets and (iii) the financing of $1,950.0 million to fund the Dollar Thrifty Acquisition, in each case, as if they had occurred on January 1, 2011. The operating results of Donlen for such period are included in our unaudited consolidated statement of operations for such period included elsewhere in this prospectus, as the acquisition of Donlen was completed on September 1, 2011. The following unaudited pro forma condensed combined balance sheet as of September 30, 2012 is presented on a pro forma basis to give effect to (i) the Dollar Thrifty Acquisition, (ii) the Advantage Divestiture and the divestiture of selected Dollar Thrifty airport concessions and certain other assets and (iii) the financing of $1,950.0 million to fund the Dollar Thrifty Acquisition, in each case, as if they had occurred on September 30, 2012. The effects of the acquisition of Donlen are already reflected in our unaudited condensed consolidated balance sheet as of September 30, 2012 included elsewhere in this prospectus. The historical consolidated financial information has been adjusted in the following unaudited pro forma condensed combined financial statements, or the "pro forma financial statements," to give effect to pro forma events that are (i) directly attributable to the applicable Pro Forma Transactions, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

        The following pro forma financial statements were derived from and should be read in conjunction with:

  •
  the consolidated financial statements of Hertz as of and for the year ended December 31, 2011 and the related notes included elsewhere in this prospectus;

  •
  the consolidated financial statements of Dollar Thrifty as of and for the year ended December 31, 2011 and the related notes included elsewhere in this prospectus;

  •
  the unaudited consolidated financial statements of Hertz as of and for the nine months ended September 30, 2012 and the related notes included elsewhere in this prospectus;

  •
  the unaudited consolidated financial statements of Dollar Thrifty as of and for the nine months ended September 30, 2012 and the related notes included elsewhere in this prospectus; and

  •
  the consolidated financial statements of Donlen as of and for the year ended August 31, 2011 and the related notes included elsewhere in this prospectus.

        The pro forma financial statements have been presented for informational purposes only. The pro forma financial statements are not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the applicable Pro Forma Transactions been completed as of the dates indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company. There were no material transactions between Hertz and Dollar Thrifty or Donlen during the periods presented in the pro forma financial statements that would need to be eliminated.

        The pro forma financial statements have been prepared using the acquisition method of accounting under GAAP, which is subject to change and interpretation. Hertz has been treated as the acquirer in the completed acquisition of Donlen and the Dollar Thrifty Acquisition for accounting purposes. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements.

        Acquisition accounting is dependent upon certain valuations and other studies that have not yet been completed (primarily, the final income tax assessments, final valuation of acquired intangible assets and lease contracts), and will not be completed at the time of the preparation of this prospectus. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of preparing the pro forma financial statements and are based upon information available at the time of the preparation of this prospectus. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the pro forma financial statements and the combined company's future results of operations and financial position.

        The pro forma financial statements do not reflect non-recurring income statement items arising directly as a result of the Dollar Thrifty Acquisition, any cost savings or other synergies that the combined company may achieve as a result of the completed acquisition of Donlen or the Dollar Thrifty Acquisition, the costs to integrate the operations of Hertz and Dollar Thrifty or Donlen or the costs necessary to achieve these cost savings and other synergies, other than as reflected in the historical actual results of Hertz in regards to its completed acquisition of Donlen. The effects of the foregoing items could, individually or in the aggregate, materially impact the pro forma financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2011

(in thousands of dollars)	Hertz	Donlen	Donlen Pro Forma Adjustments (Note 2)	Subtotal	Dollar Thrifty (Note 2)	Dollar Thrifty Pro Forma Adjustments (Note 5)		Sale of Advantage (Note 6(a))	Advantage Pro Forma Adjustments (Note 6(c))	Pro Forma Combined
Revenues:
Car Rental	$6,929,584	$272,611	$(6,464)	$7,195,731	$1,484,324	$(170,999	)(a)	$(178,782)	$72,646	$8,402,920
Equipment Rental	1,208,811	—	—	1,208,811	—	—		—	—	1,208,811
Other	159,985	—	—	159,985	64,604	—		—	—	224,589

Total revenues	8,298,380	272,611	(6,464)	8,564,527	1,548,928	(170,999)		(178,782)	72,646	9,836,320

Expenses:
Direct operating	4,566,378	16,600	—	4,582,978	751,468	(31,696	)(a)	(105,621)	—	5,197,129
Depreciation of revenue earning equipment and lease charges	1,905,739	215,404	—	2,121,143	270,957	(169,504	)(a)(b)	—	—	2,222,596
Selling, general and administrative	745,117	17,276	(6,526)	755,867	187,799	(22,535	)(a)(c)(d)	(9,714)	—	911,417
Interest expense	650,254	5,012	3,287	658,553	78,929	79,472	(e)	—	—	816,954
Interest and other (income) expense, net	56,997	—	—	56,997	(1,467)	—		—	—	55,530

Total expenses	7,924,485	254,292	(3,239)	8,175,538	1,287,686	(144,263)		(115,335)	—	9,203,626

Income (loss) before income taxes	373,895	18,319	(3,225)	388,989	261,242	(26,736)		(63,447)	72,646	632,694
(Provision) benefit for taxes on income	(143,846)	(7,726)	1,258	(150,314)	(101,692)	10,427	(f)	24,744	(28,332)	(245,167)

Net income (loss)	230,049	10,593	(1,967)	238,675	159,550	(16,309)		(38,703)	44,314	387,527
Less: Net income attributable to noncontrolling interest	(19,560)	—	—	(19,560)	—	—		—	—	(19,560)

Net income (loss) attributable to Hertz/Dollar Thrifty common stockholders	$210,489	$10,593	$(1,967)	$219,115	$159,550	$(16,309)		$(38,703)	$44,314	$367,967

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2012

(in thousands of dollars)	Hertz	Dollar Thrifty (Note 2)	Dollar Thrifty Pro Forma Adjustments (Note 5)		Sale of Advantage (Note 6(a))	Advantage Pro Forma Adjustments (Note 6(c))	Pro Forma Combined
Revenues:
Car Rental	$5,578,544	$1,160,322	$(132,217)	(a)	$(180,956)	$51,162	$6,476,855
Equipment Rental	998,458	—	—		—	—	998,458
Other	125,292	51,928	—		—	—	177,220

Total revenues	6,702,294	1,212,250	(132,217)		(180,956)	51,162	7,652,533

Expenses:
Direct operating	3,545,162	596,463	(26,278	)(a)	(103,052)	—	4,012,295
Depreciation of revenue earning equipment and lease charges	1,594,396	188,368	(45,776)	(a)	—	—	1,736,988
Selling, general and administrative	615,279	148,004	(26,854	)(a)(c)(d)	(5,718)	—	730,711
Interest expense	430,549	45,935	62,595	(e)	—	—	539,079
Interest and other (income) expense, net	(12,802)	(1,334)	—		—	—	(14,136)

Total expenses	6,172,584	977,436	(36,313)		(108,770)	—	7,004,937

Income (loss) before income taxes	529,710	234,814	(95,904)		(72,186)	51,162	647,596
(Provision) benefit for taxes on income	(225,682)	(89,516)	37,403	(f)	28,153	(19,953)	(269,595)

Net income (loss)	304,028	145,298	(58,501)		(44,033)	31,209	378,001
Less: Net income attributable to noncontrolling interest	—	—	—		—	—	—

Net income (loss) attributable to Hertz/Dollar Thrifty common stockholders	$304,028	$145,298	$(58,501)		$(44,033)	$31,209	$378,001

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

Unaudited Pro Forma Condensed Combined

Balance Sheet

As of September 30, 2012

(in thousands of dollars)	Hertz	Dollar Thrifty (Note 2)	Dollar Thrifty Pro Forma Adjustments (Note 5)		Sale of Advantage (Note 6)		Pro Forma Combined
Assets
Cash and cash equivalents	$453,294	$456,869	$(737,033	)(g)	$—		$173,130
Restricted cash and cash equivalents	376,773	250,144	—		—		626,917
Receivables, less allowance for doubtful accounts	1,731,795	128,217	164,464	(a)	17,913	(b)	2,042,389
Inventories, at lower of cost or market	105,982	8,652	—		(1,465	)(a)	113,169
Prepaid expenses and other assets	392,121	63,328	(35,313	)(h)	(448	)(a)	419,688
Revenue earning equipment, net
Cars	10,036,380	1,875,607	(251,614	)(a)(b)(v)	—		11,660,373
Other equipment	2,184,829	—	—		—		2,184,829

Total revenue earning equipment, net	12,221,209	1,875,607	(251,614)		—		13,845,202

Property and equipment, net	1,279,721	97,325	(599	)(i)(a)	(6,221	)(a)	1,370,226
Income taxes receivable	—	4,453	(4,453	)(j)	—		—
Other intangible assets, net	2,531,522	—	1,490,000	(k)	(21,522	)(a)	4,000,000
Goodwill	454,663	—	1,014,417	(l)	—		1,469,080

Total Assets	$19,547,080	$2,884,595	$1,639,869		$(11,743)		$24,059,801

Liabilities and Equity
Accounts payable	$975,098	$47,768	$—		$—		$1,022,866
Accrued liabilities	1,012,188	136,567	(9,796	)(m)(n)	15,555	(b)	1,154,514
Accrued taxes	242,218	—	(38,718	)(f)(j)			203,500
Debt	12,293,232	1,481,137	1,969,336	(o)	—		15,743,705
Public liability and property damage	279,755	82,358	—		—		362,113
Deferred taxes on income	1,783,240	392,524	539,638	(p)	—		2,715,402

Total Liabilities	16,585,731	2,140,354	2,460,460		15,555		21,202,100

Common stock	—	364	(364	)(q)	—		—
Preferred stock	—	—	—		—		—
Additional paid-in capital	3,501,007	956,483	(956,483	)(r)	—		3,501,007
Accumulated (deficit) earnings	(524,848)	142,879	(214,054	)(s)	(27,298	)(b)	(623,321)
Accumulated other comprehensive income (loss)	(14,829)	6,362	(11,537	)(t)	—		(20,004)
Treasury stock	—	(361,847)	361,847	(u)	—		—

Total Hertz/Dollar Thrifty Equity	2,961,330	744,241	(820,591)		(27,298)		2,857,682

Noncontrolling interest	19	—	—		$—		19

Total Equity	2,961,349	744,241	(820,591)		(27,298)		2,857,701

Total Liabilities and Equity	$19,547,080	$2,884,595	$1,639,869		$(11,743)		$24,059,801

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of Pro Forma Transactions

  Acquisition of Donlen

        On September 1, 2011, Hertz, pursuant to the Agreement and Plan of Merger (the "Donlen Merger Agreement"), dated as of July 12, 2011, by and among Hertz, DNL Merger Corp., an Illinois corporation and wholly-owned subsidiary of Hertz ("Sub"), Donlen, Gary Rappeport, as Shareholder Representative and Subsidiary Shareholder, and Nancy Liace, as Subsidiary Shareholder, acquired the entire equity interest in Donlen and certain of its affiliates. The final closing cash payment for Donlen's equity was $250.0 million, including $7.7 million to acquire the controlling interest in a Donlen equity investee (GreenDriver, Inc.) and the non-controlling interest in Donlen's previously partially owned subsidiaries. Additionally, in connection with the acquisition, Donlen's GN II Variable Funding Note Facility (which is a nonrecourse asset backed securitization financing) remained outstanding and lender commitments thereunder were increased to permit aggregate maximum borrowings of $850.0 million (subject to borrowing base availability). At September 1, 2011, borrowings under this facility amounted to $765.0 million with a floating interest rate of approximately 1.17%.

  The Dollar Thrifty Acquisition

        On November 19, 2012, Hertz Holdings completed the Dollar Thrifty Acquisition pursuant to the terms of the Agreement and Plan of Merger, dated as of August 26, 2012 (the "Merger Agreement"), with Dollar Thrifty and HDTMS, Inc. ("Merger Sub"), a wholly-owned subsidiary of Hertz. In accordance with the terms of the Merger Agreement, Merger Sub completed a tender offer (the "Tender Offer") in which it purchased a majority of the shares of Dollar Thrifty common stock then outstanding at a price equal to $87.50 per share in cash. Merger Sub subsequently acquired the remaining shares of Dollar Thrifty common stock by means of a short-form merger (the "Merger") in which such shares were converted into the right to receive the same $87.50 per share in cash paid in the tender offer. After taking into account Hertz Holdings' use of approximately $400.0 million of cash and cash equivalents available from Dollar Thrifty, the purchase price for Dollar Thrifty's common stock was approximately $2.1 billion.

        In order to obtain regulatory approval and clearance for the Dollar Thrifty Acquisition, Hertz Holdings agreed to dispose of Advantage, to secure for the Advantage Buyer certain on-airport car rental concessions and related assets at 13 locations where Dollar Thrifty operated at least one of its brands prior to the consummation of the Dollar Thrifty Acquisition (the "Initial Airport Locations") and to secure for the Advantage Buyer or, in certain cases, one or more other Federal Trade Commission-approved buyers, on-airport car rental concessions at 13 additional locations where Dollar Thrifty operated prior to the consummation of the Dollar Thrifty Acquisition (the "Secondary Airport Locations"). The Advantage Buyer agreed to assume all of the Secondary Airport Locations. See Note 5 for a further discussion of the expected impact of the disposition of the Initial Airport Locations and the Secondary Airport Locations.

  The Advantage Divestiture

        On December 12, 2012, Hertz consummated the Advantage Divestiture, pursuant to which it sold Simply Wheelz LLC, its wholly owned subsidiary that operated our Advantage business, to the Advantage Buyer. See Note 6 for a further discussion of the expected impact of the disposition of Advantage.

  Issuance of the 2020 Notes and the 2022 Notes and Incurrence of Incremental Term Loans

        On October 16, 2012, HDTFS, Inc., a wholly owned subsidiary of Hertz (the "Escrow Issuer"), issued $700.0 million in aggregate principal amount of 5.875% Senior Notes due 2020 (the "2020 Notes") and $500.0 million in aggregate principal amount of 6.250% Senior Notes due 2022 (the "2022 Notes"), each in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended. The proceeds from this issuance were placed in escrow pending consummation of the Dollar Thrifty Acquisition. Contemporaneously with the consummation of the Dollar Thrifty Acquisition, the proceeds from the issuance were released from escrow, the Escrow Issuer merged with and into Hertz, with Hertz continuing as the surviving entity, and Hertz assumed the Escrow Issuer's obligations under the 2020 Notes, the 2022 Notes and the indenture governing the same. The proceeds of this issuance were used to: (i) finance a portion of the consideration in connection with the Dollar Thrifty Acquisition, (ii) pay off existing indebtedness and other obligations of Dollar Thrifty and its subsidiaries in connection with the Dollar Thrifty Acquisition and (iii) pay fees and other transaction expenses in connection with the Dollar Thrifty Acquisition and related financing transactions.

        On October 9, 2012, Hertz entered into an Incremental Commitment Amendment to its March 2011 credit agreement, which had provided for a $1,400.0 million secured term loan facility (the "Senior Term Facility") with an average interest rate of 3.75% at September 30, 2012. The Incremental Commitment Amendment increased the amount available under the Senior Term Facility by providing for commitments for an additional $750.0 million of incremental terms loans (the "Incremental Term Loans") under the Senior Term Facility. Contemporaneously with the consummation of the Dollar Thrifty Acquisition, the Incremental Term Loans were fully drawn and the proceeds therefrom were used to: (i) finance a portion of the consideration in connection with the Dollar Thrifty Acquisition, (ii) pay off existing indebtedness and other obligations of Dollar Thrifty and its subsidiaries in connection with the Dollar Thrifty Acquisition and (iii) pay fees and other transaction expenses in connection with the Dollar Thrifty Acquisition and related financing transactions.

2. Basis of Presentation

        The pro forma financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board's Accounting Standards Codification (ASC) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. Certain reclassifications have been made to the historical financial statements of Dollar Thrifty to conform with Hertz's presentation, primarily related to the presentation of (i) interest income, which Dollar Thrifty shows net with interest expense, (ii) inventories, which Dollar Thrifty shows as part of "Prepaid expenses and other assets," (iii) capitalized software, which Dollar Thrifty shows as a separate line item, but which Hertz includes in "Property and equipment, net" and (iv) the increase (decrease) in the fair value of derivatives which Dollar Thrifty presents as a separate line item, but which Hertz includes in "Selling, general and administrative."

        On September 1, 2011, Hertz acquired Donlen. For purposes of these pro forma financial statements, we have included the historical results of Donlen from January 1, 2011, adjusted for items such as additional amortization expense on acquired intangible assets, additional interest expense associated with debt used to finance the acquisition, the elimination of the recognition of deferred income for items where, as of the acquisition date, there was no future obligation of Donlen to provide products or services associated with the amount reflected on the balance sheet, to eliminate direct costs attributable to the acquisition that are not expected to have a continuing impact on the combined entity's results and for the income tax effect of the above adjustments. No adjustments for Donlen are necessary for the nine months ended September 30, 2012 statement of operations or the September 30, 2012 balance sheet, as Donlen's results are already fully integrated into Hertz from the acquisition date forward.

        In order to obtain regulatory approval and clearance for the Dollar Thrifty Acquisition, Hertz Holdings agreed to divest its Advantage business. As such, these pro forma financial statements reflect adjustments to eliminate the results of operations of Advantage for the year ended December 31, 2011 and the nine months ended September 30, 2012, as well as the assets and liabilities of the Advantage business that was sold. Additionally, in order to obtain regulatory approval and clearance for the Dollar Thrifty Acquisition, Hertz Holdings agreed to secure for the Advantage Buyer certain on-airport car rental concessions and related assets at the Initial Airport Locations and the Secondary Airport Locations. These pro forma financial statements reflect adjustments to eliminate the results of operations as well as the assets and liabilities of the Initial Airport Locations and the Secondary

Airport Locations. As part of the agreement with the Advantage Buyer, Hertz Holdings will also be providing financial support to the Advantage Buyer. See Notes 5 and 6 for further discussion of the financial support fees.

        ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the effective time of the Dollar Thrifty Acquisition. ASC 820 defines the term "fair value" and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Hertz may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Hertz's intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

        Under ASC 805 acquisition-related transaction costs (e.g., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the target company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total advisory, legal, regulatory and valuation costs directly related to the Dollar Thrifty Acquisition and incurred by Hertz and Dollar Thrifty for the year ended December 31, 2011, were $14.1 million and $4.6 million, respectively, and for the nine months ended September 30, 2012, were $17.5 million and $5.7 million, respectively, and have been removed from the unaudited pro forma condensed combined statements of operations as they reflect non-recurring charges directly related to the Dollar Thrifty Acquisition. An additional $41 million and $38 million of anticipated costs for Hertz and Dollar Thrifty, respectively, are reflected in the unaudited pro forma condensed combined balance sheet as a reduction to cash and retained earnings.

3. Estimate of Total Acquisition Costs

        The following represents total acquisition costs of the Dollar Thrifty Acquisition:

	(In millions, except share and per share amounts)
Dollar Thrifty common stock shares outstanding, less shares owned by Hertz at September 30, 2012	27,585
Cash per share	$87.50

Cash consideration for outstanding shares	2,413.7
Value of Dollar Thrifty stock options to be settled in cash	104.9	(a)
Value of Dollar Thrifty performance unit share awards and restricted stock units to be settled in cash	30.9	(b)
Option exchange	0.5
Payment for shares to execute top-up option	0.2

Total cash consideration transferred	2,550.2
Dollar Thrifty common stock shares previously owned by Hertz at September 30, 2012	41.4

Total acquisition costs	$2,591.6

(a)
Represents the cash consideration paid to holders of Dollar Thrifty stock options. At the date the Tender Offer was completed, the holders of each stock option were entitled to receive a lump sum cash payment equal to the product of 1) the number of shares of Dollar Thrifty common stock subject to such award and 2) the excess, if any, of $87.50 over the exercise price per share of Dollar Thrifty common stock. In accordance with ASC 805, the fair value of outstanding Dollar Thrifty stock options, which are immediately vested upon consummation of the Tender Offer, has been attributed to precombination service and included in the consideration transferred.

(b)
Represents the cash consideration paid to holders of Dollar Thrifty performance units and restricted stock units for service prior to the consummation of the Tender Offer. At the date the Tender Offer was completed, the holders of each performance unit and each restricted stock unit became fully vested in such award and were entitled to receive a lump sum cash payment equal to the product of (1) the number of shares of Dollar Thrifty common stock subject to such award (in the case of performance units, as if performance was achieved at the target level) and (2) $87.50. ASC 805 requires that cash payments made to settle vested awards attributable to precombination service be included in the consideration transferred. Additionally, approximately $13.2 million in payments associated with performance units and restricted stock units associated with post-combination services have been expensed after consummation of the Tender Offer.

4. Purchase Price Allocation

        The following table summarizes the preliminary allocation of the purchase price (including Dollar Thrifty common stock shares previously owned by Hertz) of $2,591.6 million to the estimated fair value of the assets acquired and liabilities assumed by Hertz in the Dollar Thrifty Acquisition:

(In millions)
Cash and cash equivalents	$456.9
Restricted cash	250.1
Accounts receivable	128.2
Inventories	8.7
Prepaid expenses and other assets	46.1
Revenue Earning Equipment	1,788.5
Property, plant and equipment	96.7
Identifiable intangible assets	1,490.0
Other assets	11.2
Goodwill	1,014.4
Accounts payable	(47.8)
Debt	(1,500.5)
Accrued liabilities	(218.8)
Deferred income tax	(932.1)

Net Assets acquired	$2,591.6

        The identifiable intangible assets of $1,490.0 million consist of $1,140.0 million of trade names with an indefinite life and $350.0 million of concession agreements. The concession agreements will be amortized over their expected useful lives of 9 years. The estimated goodwill reflected on this pro forma balance sheet is calculated as if the transaction had occurred as of the pro forma balance sheet date and therefore, will be different from the final goodwill reflected based on the net assets acquired at closing. The goodwill recorded in connection with this transaction is not deductible for income tax purposes.

        The amounts above are considered preliminary and are subject to change once Hertz receives certain information (primarily the final income tax assessments, final valuation of acquired intangible assets and lease contracts) it believes is necessary to finalize its determination of the fair value of assets acquired and liabilities assumed under the acquisition method. Thus these amounts are subject to refinement, and additional adjustments to record fair value of all assets acquired and liabilities assumed. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the pro forma financial statements and the combined company's future results of operations and financial position.

5. Pro Forma Adjustments

        Adjustments included in the column under the heading "Dollar Thrifty Pro Forma Adjustments" represent the following:

(a)
In order to obtain regulatory approval and clearance for the Dollar Thrifty Acquisition, Hertz Holdings agreed to secure for the Advantage Buyer certain on-airport car rental concessions and related assets at the Initial Airport Locations and at the Secondary Airport Locations. These pro forma financial statements reflect adjustments to eliminate the results of operations of the Initial Airport Locations and the Secondary Airport Locations for the year ended December 31, 2011 and the nine months ended September 30, 2012, as well as the assets and liabilities (if any) of the Initial Airport Locations and the Secondary Airport Locations that are subject to divestiture. Further, these pro forma financial statements also reflect the effects of the vehicles expected to be sold as part of the disposition of the Initial Airport Locations and the Secondary Airport Locations.

(b)
To adjust the fair value of acquired revenue earning equipment and to adjust depreciation expense due to fair value adjustment related to revenue earning equipment.

(c)
To adjust amortization expense for the estimated amortization expense of concessions intangible assets acquired, with an estimated fair value of $350.0 million and an estimated useful life of 9 years.

(d)
To eliminate advisory, legal, regulatory and one time retention costs incurred by Dollar Thrifty totaling $18.7 million and $23.2 million for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively, that are directly attributable to the Dollar Thrifty Acquisition but that are not expected to have a continuing impact on the combined company's results. See Note 2 for a further explanation.

(e)
To adjust interest expense as follows:

	Year Ended December 31, 2011	Nine Months Ended September 30, 2012
	(In millions)
Amortization of the fair value adjustment to debt	$(7.8)	$(5.8)
Elimination of interest expense due to the extinguishment of Dollar Thrifty's existing non-vehicle debt(i)	(3.3)	(3.1)
Elimination of amortization of deferred financing costs	(13.7)	(6.7)
Interest expense associated with the new debt used to finance the Dollar Thrifty Acquisition(ii)	104.3	78.2

Total	$79.5	$62.6

(i)
Reflects elimination of commitment fees related to Dollar Thrifty's revolving credit facility and the elimination of Dollar Thrifty's letter of credit fees relating to Dollar Thrifty's letters of credit outstanding at the end of the relevant periods offset by assumption that the outstanding balance of Dollar Thrifty's letters of credit at the end of the relevant periods were issued under the terms of Hertz's Senior ABL Facility in effect as at September 30, 2012 for the entire duration of the relevant periods.

(ii)
Includes amortization of deferred financing costs associated with the new debt used to finance the Dollar Thrifty Acquisition.
(f)
To record the preliminary estimated tax effect of the pro forma adjustments. Hertz has generally assumed a 39% tax rate when estimating the tax impacts of the Dollar Thrifty Acquisition, representing the statutory tax rate for Hertz. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-Dollar Thrifty Acquisition activities, cash needs and the geographical location of businesses.

(g)
To adjust cash and cash equivalents, as follows:

(In millions)
Offer Price(i) (see Note 3)	$(2,550.2)
New debt used to finance the Dollar Thrifty Acquisition	1,950.0
Financing costs associated with new debt used to finance the Dollar Thrifty Acquisition	(30.2)
Estimate of future acquisition-related transaction costs (primarily investment banking and legal fees)	(78.8)
Accrued related transaction costs	(12.8)
Additional cash payments for performance units and restricted stock units not included in consideration (see Note 3b)	(13.3)
Retention bonus	(1.7)

Total	$(737.0)

(i)
Hertz paid the cash consideration for the Dollar Thrifty Acquisition from available cash balances, borrowings under the Incremental Term Loans for $750.0 million, and the issuance of the 2020 Notes and 2022 Notes for $1,200.0 million (See Note 1—"Description of Pro Forma Transactions").

  For purposes of these pro forma financial statements, Dollar Thrifty has established a retention program with a pool of approximately $6.9 million for Dollar Thrifty employees who are not executive officers and that 25% of the approximately $6.9 million charge was paid upon completion of the Dollar Thrifty Acquisition and 75% will be payable upon completion of a six-month requisite service period following the completion of the Dollar Thrifty Acquisition. Based on those assumptions, Hertz will incur charges following the Dollar Thrifty Acquisition of approximately $3.8 million in relation to this retention program.

(h)
To adjust prepaid expenses and other assets, as follows:

(In millions)
Eliminate unamortized deferred financing fees	$(17.1)
Eliminate Rabbi trust plan (prefunding) associated with deferred compensation	(7.0)
Record deferred financing costs associated with new debt used to finance the Dollar Thrifty Acquisition	30.2
Eliminate Dollar Thrifty common shares previously held by Hertz at September 30, 2012	(41.4)

Total	$(35.3)

(i)
To adjust the fair value of acquired real estate property.

(j)
For the pro forma condensed combined balance sheet, Dollar Thrifty's "Income taxes receivable" line item, which is presented as a separate line item, has been reclassified and included in Hertz's "Accrued taxes" in the Dollar Thrifty Pro Forma Adjustments column.

(k)
To record intangible assets acquired at an estimated fair value of $1,490.0 million. (see Note 4).

(l)
To record an estimate of acquisition date goodwill, including the acquisition date fair value of previously held Dollar Thrifty shares (see Note 5(h)).

(m)
To reflect the settlement of retention bonus accrual, deferred compensation expense and reclassification of accrued merger related costs to offset cash and cash equivalents.

(n)
To reflect the estimated support fees that Hertz Holdings is obligated to provide to the owner or buyers of the Secondary Airport Locations. These amounts are not included as a component of consideration transferred but are accounted for as post-combination expenses.

(o)
To adjust debt, as follows:

(In millions)
Adjustment to record Dollar Thrifty debt to fair value on acquisition date	$19.3
Amount of new debt assumed to finance the Dollar Thrifty Acquisition	1,950.0

Total	$1,969.3

(p)
To record the preliminary estimated deferred tax impact of the pro forma adjustments calculated at the assumed rate of 39%, to reverse deferred tax asset of $3.4 million associated with deferred compensation assumed to be paid by Dollar Thrifty prior to closing, and to reverse deferred tax liability of $3.3 million recorded on Hertz related to gains recorded in accumulated other comprehensive income, on Dollar Thrifty common shares previously held.

(q)
To eliminate Dollar Thrifty's common stock, at par.

(r)
To eliminate Dollar Thrifty's additional paid-in-capital.

(s)
To adjust accumulated deficit, as follows:

(In millions)
Eliminate Dollar Thrifty's retained earnings	$(142.9)
Estimated remaining Dollar Thrifty Acquisition related transaction costs assumed to be non-recurring, net of tax	(59.7)
Reflect gains and related deferred taxes associated with Dollar Thrifty shares previously held by Hertz at September 30, 2012	8.4
Record the impact of post-combination expenses related to support fees associated with the divestiture of the Secondary Airport Locations	(11.8)
Record Impact of post-combination expense related to performance units and restricted stock units, net of tax	(8.1)

Total	$(214.1)

(t)
To eliminate Dollar Thrifty's accumulated other comprehensive income of $6.4 million and Hertz's gains recorded on Dollar Thrifty's common shares previously owned of $5.1 million.

(u)
To eliminate Dollar Thrifty's treasury stock.

(v)
To adjust Dollar Thrifty's revenue earning equipment reserve balance on acquisition date for the purpose of accounting policy conformity with Hertz.

6. Advantage

(a)
In order to obtain regulatory approval and clearance for the Dollar Thrifty Acquisition, Hertz Holdings agreed to divest its Advantage business. As such, these pro forma financial statements reflect adjustments to eliminate the results of operations of Advantage for the year ended December 31, 2011 and the nine months ended September 30, 2012, as well as the assets and liabilities of the Advantage business that was sold.

(b)
Hertz Holdings agreed to sell its Advantage business and selected Dollar Thrifty Initial Airport Locations to the Advantage Buyer for $16.0 million, plus the value of current assets as of the closing date, which is estimated to be $1.9 million at September 30, 2012 for purposes of these pro forma financial statements, and Hertz Holdings will also be providing financial support to the Advantage Buyer in the amount of $17.0 million (with the present value of $15.6 million). As such, these amounts have been reflected as an addition to Receivables, less allowance for doubtful accounts, and Accrued liabilities, respectively, on the pro forma condensed combined balance sheet.

(c)
As part of the agreement to sell Advantage, Hertz Holdings agreed to lease and sublease vehicles to the Advantage Buyer for use in continuing the operations of Advantage, for a period no longer than two years. As such, these pro forma financial statements include an estimated amount of leasing revenue to be earned by Hertz Holdings from leasing these vehicles to the Advantage Buyer and the related income tax impact. The depreciation and other expenses associated with the vehicles being leased to the Advantage Buyer have not been eliminated from the pro forma financial statements, as their costs remain as part of Hertz Holdings' ongoing operations associated with owning such vehicles.

The pro forma financial statements do not reflect Hertz's expected realization of any cost savings or other synergies, other than as reflected in the historical actual results of Hertz in regards to its completed acquisition of Donlen. These savings and synergies are expected in direct operating, depreciation of revenue earning equipment and selling, general and administrative functions. Although Hertz management expects that cost savings and other synergies will result from the Dollar Thrifty Acquisition, there can be no assurance that these cost savings and other synergies will be achieved. The pro forma financial statements also do not reflect estimated restructuring and integration charges associated with the expected cost savings or other synergies, other than as reflected in the historical actual results of Hertz in regards to its completed acquisition of Donlen. Additionally, assumed severance charges for Dollar Thrifty senior management of approximately $30.0 million are not reflected in the pro forma financial statements, and will be expensed as incurred. Hertz realized a loss (before income taxes) of approximately $30.0 million, including support fees to the Advantage Buyer as described in Note 6(b) as a result of the Advantage Divestiture. This loss excludes acquisition related expenses included in the financial statements of Hertz through September 30, 2012. This estimated loss associated with the Advantage Divestiture is preliminary and subject to further adjustment based on a number of factors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        The following discussion and analysis provides information that we believe to be relevant to an understanding of our consolidated financial condition and results of operations.

        You should read the following discussion and analysis together with the section of this prospectus entitled "Cautionary Note Regarding Forward-Looking Statements," with our audited annual consolidated financial statements and unaudited interim condensed consolidated financial statements and the respective related notes thereto contained elsewhere in this prospectus.

Corporate History

        We are a successor to corporations that have been engaged in the car and truck rental and leasing business since 1918 and the equipment rental business since 1965. Hertz was incorporated in Delaware in 1967. On December 21, 2005, investment funds associated with or designated by Clayton, Dubilier & Rice, Inc., which was succeeded by Clayton, Dubilier & Rice, LLC, or "CD&R," The Carlyle Group, or "Carlyle," and Merrill Lynch & Co., Inc., or "Merrill Lynch," or collectively the "Sponsors," acquired all of our common stock from Ford Holdings. As a result of Hertz Holdings' initial public offering in November 2006 and subsequent offerings, the Sponsors' holdings represent approximately 26% of the outstanding shares of common stock of Hertz Holdings.

        In January 2009, Bank of America Corporation, or "Bank of America," acquired Merrill Lynch. Accordingly, Bank of America is now an indirect beneficial owner of Hertz Holdings' common stock held by Merrill Lynch and certain other investment funds and affiliates of Merrill Lynch.

Overview of Our Business

        We are engaged principally in the business of renting and leasing of cars and equipment.

        Our revenues primarily are derived from rental and related charges and consist of:

  •
  Car rental revenues (revenues from all company-operated car rental and fleet leasing operations and management services, including charges to customers for the reimbursement of costs incurred relating to airport concession fees and vehicle license fees, the fueling of vehicles and the sale of loss or collision damage waivers, liability insurance coverage and other products);

  •
  Equipment rental revenues (revenues from all company-operated equipment rental operations, including amounts charged to customers for the fueling and delivery of equipment and sale of loss damage waivers, as well as revenues from the sale of new equipment and consumables); and

  •
  Other revenues (primarily relates to fees and certain cost reimbursements from our licensees and revenues from our third-party claim management services).

        Our expenses primarily consist of:

  •
  Direct operating expenses (primarily wages and related benefits; commissions and concession fees paid to airport authorities, travel agents and others; facility, self-insurance and reservation costs; the cost of new equipment and consumables purchased for resale; and other costs relating to the operation and rental of revenue earning equipment, such as damage, maintenance and fuel costs);

  •
  Depreciation expense and lease charges relating to revenue earning equipment (including net gains or losses on the disposal of such equipment). Revenue earning equipment includes cars and rental equipment;

  •
  Selling, general and administrative expenses (including advertising); and

  •
  Interest expense.

        Our profitability is primarily a function of the volume, mix and pricing of rental transactions and the utilization of cars and equipment. Significant changes in the purchase price or residual values of cars and equipment or interest rates can have a significant effect on our profitability depending on our ability to adjust pricing for these changes. We continue to balance our mix of non-program and program vehicles based on market conditions. Our business requires significant expenditures for cars and equipment, and consequently we require substantial liquidity to finance such expenditures. See "Liquidity and Capital Resources" below.

Car Rental

        In the U.S., as of September 30, 2012, the percentage of non-program cars was 86% as compared to 70% as of September 30, 2011. Internationally, as of September 30, 2012, the percentage of non-program cars was 65%, compared to 61% as of September 30, 2011. In the U.S., as of December 31, 2011, the percentage of non-program cars was 79% as compared to 72% as of December 31, 2010. Internationally, as of December 31, 2011, the percentage of non-program cars was 75%, compared to 70% as of December 31, 2010.

        In recent periods we have decreased the percentage of program cars in our car rental fleet. Non-program cars typically have lower acquisition costs and lower depreciation rates than comparable program cars. With fewer program cars in our fleet, we have an increased risk that the market value of a car at the time of its disposition will be less than its estimated residual value. However, non-program cars allow us the opportunity for ancillary revenue, such as warranty and financing, during disposition. Program cars generally provide us with flexibility to reduce the size of our fleet by returning cars sooner than originally expected without risk of loss in the event of an economic downturn or to respond to changes in rental demand. This flexibility is reduced as the percentage of non-program cars in our car rental fleet increases. Furthermore, it is expected that the average age of our fleet will increase since the average holding period for non-program vehicles is longer than program vehicles. However, the longer holding period does not necessarily equate to higher costs due to the stringent turnback requirements imposed by vehicle manufacturers for program cars.

        In the nine months ended September 30, 2012 and the year ended December 31, 2011, our monthly per vehicle depreciation costs decreased as compared to the prior year period due to improved residual values in the U.S., a continued move towards a greater proportion of non-program vehicles, mix optimization and improved procurement and remarketing efforts.

        For the nine months ended September 30, 2012 and the year ended December 31, 2011, we experienced a 8.5% and 8.5% increase, respectively, in transaction days versus the prior period in the United States while rental rate revenue per transaction day, or "RPD," declined by 3.4% and 4.4%, respectively. During the nine months ended September 30, 2012, in our European operations, we experienced a 2.8% decline in transaction days and a 2.7% decline in RPD compared to the nine months ended September 30, 2011. During the year ended December 31, 2011, in our European operations, we experienced a 5.7% improvement in transaction days while RPD declined by 3.0% compared to the year ended December 31, 2010.

        From January 1, 2009 to September 30, 2012, we increased the number of our off-airport rental locations in the United States by approximately 48% to 2,430 locations. Revenues from our U.S. off-airport operations represented $981.3 million, $908.9 million, $1,197.4 million, $1,079.7 million and $953.4 million of our total car rental revenues in the nine months ended September 30, 2012 and 2011 and the years ended December 31, 2011, 2010 and 2009, respectively. Our strategy includes selected openings of new off-airport locations, the disciplined evaluation of existing locations and the pursuit of same-store sales growth. Our strategy also includes increasing penetration in the off-airport market and growing the online leisure market, particularly in the longer length weekly sector, which is characterized by lower vehicle costs and lower transaction costs at a lower RPD. Increasing our penetration in these sectors is consistent with our long-term strategy to generate profitable growth. When we open a new off-airport location, we incur a number of costs, including those relating to site selection, lease negotiation, recruitment of employees, selection and development of managers, initial sales activities and integration of our systems with those of the companies who will reimburse the location's replacement renters for their rentals. A new off-airport location, once opened, takes time to generate its full potential revenues and, as a result, revenues at new locations do not initially cover their start-up costs and often do not, for some time, cover the costs of their ongoing operations.

        On September 1, 2011, Hertz acquired 100% of the equity interest in Donlen, a leading provider of fleet leasing and management services for corporate fleets. For the nine months ended September 30, 2012 and the four months ended December 31, 2011 (the period it was owned by Hertz), Donlen had an average of approximately 146,900 and 137,000 vehicles, respectively, under lease and management. Donlen provides Hertz an immediate leadership position in long-term car, truck and equipment leasing and fleet management. Donlen's fleet management programs provide outsourced solutions to reduce fleet operating costs and improve driver productivity. These programs include administration of preventive maintenance, advisory services, and fuel and accident management along with other complementary services. Additionally, Donlen brings to Hertz a specialized consulting and technology expertise that will enable us to model, measure and manage fleet performance more effectively and efficiently.

        On November 19, 2012, Hertz completed the Dollar Thrifty Acquisition. Dollar Thrifty, through its Dollar Rent A Car ("Dollar") and Thrifty Car Rental ("Thrifty") brands, has been serving value-conscious leisure and business travelers since 1950. Dollar Thrifty maintains a strong presence in domestic leisure travel in many of the top U.S. and Canadian airport markets, and also derives a portion of its revenue from international travelers to the United States under contracts with various international tour operators. As of September 30, 2012, Dollar Thrifty had approximately 290 corporate locations in the United States and Canada, with approximately 5,800 employees located mainly in North America. In addition to its corporate operations, Dollar Thrifty had approximately 1,300 franchise locations in 82 countries. For the year ended December 31, 2011 and the nine months ended September 30, 2012, Dollar Thrifty had total revenues of approximately $1.5 billion and $1.2 billion, respectively.

        As of September 30, 2012, our worldwide car rental operations had a total of approximately 8,800 corporate and licensee locations in approximately 150 countries in North America, Europe, Latin America, Asia, Australia, Africa, the Middle East and New Zealand.

Equipment Rental

        HERC experienced higher rental volumes and pricing for the nine months ended September 30, 2012 compared to the prior year period as the industry continued its recovery in North America. We continued to see growth in our specialty services such as Pump & Power, Industrial Plant Services and Hertz Entertainment Services. Additionally, there continue to be opportunities for the remainder of 2012 as the uncertain economic outlook makes rental solutions attractive to customers.

        On January 19, 2012, HERC acquired Cinelease Holdings, LLC, or "Cinelease," a U.S. market leader in lighting and grip rentals to the television industry.

        As of September 30, 2012, HERC had a total of approximately 340 branches in the U.S., Canada, France, Spain, China and Saudi Arabia.

 Seasonality

        Our car rental and equipment rental operations are seasonal businesses, with decreased levels of business in the winter months and heightened activity during the spring and summer. We have the ability to dynamically manage fleet capacity, the most significant portion of our cost structure, to meet market demand. For instance, to accommodate increased demand, we increase our available fleet and staff during the second and third quarters of the year. As business demand declines, fleet and staff are decreased accordingly. A number of our other major operating costs, including airport concession fees, commissions and vehicle liability expenses, are directly related to revenues or transaction volumes. In addition, our management expects to utilize enhanced process improvements, including efficiency initiatives and the use of our information technology systems, to help manage our variable costs. Approximately two-thirds of our typical annual operating costs represent variable costs, while the remaining one-third is fixed or semi-fixed. We also maintain a flexible workforce, with a significant number of part time and seasonal workers. However, certain operating expenses, including rent, insurance, and administrative overhead, remain fixed and cannot be adjusted for seasonal demand. Revenues related to our fleet leasing and management services are generally not seasonal.

Restructuring

        As part of our ongoing effort to implement our strategy of reducing operating costs, we have evaluated our workforce and operations and made adjustments, including headcount reductions and business process reengineering resulting in optimized work flow at rental locations and maintenance facilities as well as streamlined our back-office operations and evaluated potential outsourcing opportunities. When we made adjustments to our workforce and operations, we incurred incremental expenses that delay the benefit of a more efficient workforce and operating structure, but we believe that increased operating efficiency and reduced costs associated with the operation of our business are important to our long-term competitiveness.

        During 2007 through 2011, we announced several initiatives to improve our competitiveness and industry leadership through targeted job reductions. These initiatives included, but were not limited to, job reductions at our corporate headquarters and back-office operations in the U.S. and Europe. As part of our re-engineering optimization we outsourced selected functions globally. In addition, we streamlined operations and reduced costs by initiating the closure of targeted car rental locations and equipment rental branches throughout the world. The largest of these closures occurred in 2008 which resulted in closures of approximately 250 off-airport locations and 22 branches in our U.S. equipment rental business. These initiatives impacted approximately 8,960 employees.

        During the first, second and third quarters of 2012, we continued to streamline operations and reduce costs with the closure of several car rental and equipment rental locations globally as well as a reduction in our workforce by approximately 65 employees, 280 employees and 240 employees, respectively. For the nine months ended September 30, 2012 and 2011 and the years ended December 31, 2011, 2010 and 2009, our consolidated statements of operations include restructuring charges relating to various initiatives of $27.0 million, $40.4 million, $56.4 million, $54.7 million and $106.8 million, respectively.

        From January 1, 2007 through September 30, 2012, we incurred $557.5 million ($273.5 million for our car rental segment, $229.5 million for our equipment rental segment and $54.5 million of other) of restructuring charges.

        Additional efficiency and cost saving initiatives are being developed; however, we presently do not have firm plans or estimates of any related expenses.

        See Note 12 to both our audited annual consolidated financial statements and our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

 Critical Accounting Policies and Estimates

        Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or "GAAP." The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts in our financial statements and accompanying notes.

        We believe the following critical accounting policies affect the more significant judgments and estimates used in the preparation of our financial statements and changes in these judgments and estimates may impact our future results of operations and financial condition. For additional discussion of our accounting policies, see Note 2 to both our audited annual consolidated financial statements and our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Revenue Earning Equipment

        Our principal assets are revenue earning equipment, which represented approximately 63% and 57%, respectively, of our total assets as of September 30, 2012 and December 31, 2011. Revenue earning equipment consists of vehicles utilized in our car rental operations and equipment utilized in our equipment rental operations. For the nine months ended September 30, 2012 and the year ended December 31, 2011, 35% and 48%, respectively, of the vehicles purchased for our combined U.S. and international car rental fleets were subject to repurchase by automobile manufacturers under contractual repurchase and guaranteed depreciation programs, subject to certain manufacturers' car condition and mileage requirements, at a specific price during a specified time period. These programs limit our residual risk with respect to vehicles purchased under these programs. For all other vehicles, as well as equipment acquired by our equipment rental business, we use historical experience and monitor market conditions to set depreciation rates. Generally, when revenue earning equipment is acquired, we estimate the period that we will hold the asset, primarily based on historical measures of the amount of rental activity (e.g., automobile mileage and equipment usage) and the targeted age of equipment at the time of disposal. We also estimate the residual value of the applicable revenue earning equipment at the expected time of disposal. The residual values for rental vehicles are affected by many factors, including make, model and options, age, physical condition, mileage, sale location, time of the year and channel of disposition (e.g., auction, retail, dealer direct). The residual value for rental equipment is affected by factors which include equipment age and amount of usage. Depreciation is recorded on a straight-line basis over the estimated holding period. Depreciation rates are reviewed on a quarterly basis based on management's ongoing assessment of present and estimated future market conditions, their effect on residual values at the time of disposal and the estimated holding periods. Market conditions for used vehicle and equipment sales can also be affected by external factors such as the economy, natural disasters, fuel prices and incentives offered by manufacturers of new cars. These key factors are considered when estimating future residual values and assessing depreciation rates. As a result of this ongoing assessment, we make periodic adjustments to depreciation rates of revenue earning equipment in response to changing market conditions. Upon disposal of revenue earning equipment, depreciation expense is adjusted for the difference between the net proceeds received and the remaining net book value.

        Within our Donlen subsidiary, revenue earning equipment is under longer term lease agreements with our customers. These leases contain provisions whereby we have a contracted residual value guaranteed to us by the lessee, such that we do not experience any gains or losses on the disposal of these vehicles. Therefore depreciation rates on these vehicles are not adjusted at any point in time per the associated lease contract.

        See Note 7 to our audited annual consolidated financial statements and Note 6 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Public Liability and Property Damage

        The obligation for public liability and property damage on self-insured U.S. and international vehicles and equipment represents an estimate for both reported accident claims not yet paid, and claims incurred but not yet reported. The related liabilities are recorded on a non-discounted basis. Reserve requirements are based on actuarial evaluations of historical accident claim experience and trends, as well as future projections of ultimate losses, expenses, premiums and administrative costs. The adequacy of the liability is regularly monitored based on evolving accident claim history and insurance related state legislation changes. If our estimates change or if actual results differ from these assumptions, the amount of the recorded liability is adjusted to reflect these results. Our actual results as compared to our estimates have historically resulted in relatively minor adjustments to our recorded liability.

Pensions

        Our employee pension costs and obligations are dependent on our assumptions used by actuaries in calculating such amounts. These assumptions include discount rates, salary growth, long-term return on plan assets, retirement rates, mortality rates and other factors. Actual results that differ from our assumptions are accumulated and amortized over future periods and, therefore, generally affect our recognized expense in such future periods. While we believe that the assumptions used are appropriate, significant differences in actual experience or significant changes in assumptions would affect our pension costs and obligations. The various employee-related actuarial assumptions (e.g., retirement rates, mortality rates, salary growth) used in determining pension costs and plan liabilities are reviewed periodically by management, assisted by the enrolled actuary, and updated as warranted. The discount rate used to value the pension liabilities and related expenses and the expected rate of return on plan assets are the two most significant assumptions impacting pension expense. The discount rate used is a market-based spot rate as of the valuation date. For the expected return on assets assumption, we use a forward-looking rate that is based on the expected return for each asset class (including the value added by active investment management), weighted by the target asset allocation. The past annualized long-term performance of the plans' assets has generally been in line with the long-term rate of return assumption. See Note 5 to our audited annual consolidated financial statements and Note 8 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. For a discussion of the risks associated with our pension plans, see the section of this prospectus entitled "Risk Factors—Risks Related to Our Business—We could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate and at least one multiemployer plan in which we participate is reported to have significant underfunded liabilities."

Goodwill and Other Intangible Assets

        We review goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount of the goodwill may not be recoverable, and also review goodwill annually. Goodwill impairment is deemed to exist if the carrying value of goodwill exceeds its fair value. Goodwill must be tested at least annually using a two-step process. The first step is to identify any potential impairment by comparing the carrying value of the reporting unit to its fair value. A reporting unit is an operating segment or a business one level below that operating segment (the component level) if discrete financial information is prepared and regularly reviewed by segment management. However, components are aggregated as a single reporting unit if they have similar economic characteristics. We estimate the fair value of our reporting units using a discounted cash flow methodology. The key assumptions used in the discounted cash flow valuation model for impairment testing include discount rates, growth rates, cash flow projections and terminal value rates. Discount rates are set by using the Weighted Average Cost of Capital, or "WACC," methodology. The WACC methodology considers market and industry data as well as Company-specific risk factors for each reporting unit in determining the appropriate discount rates to be used. The discount rate utilized for each reporting unit is indicative of the return an investor would expect to receive for investing in such a business. The cash flows represent management's most recent planning assumptions. These assumptions are based on a combination of industry outlooks, views on general economic conditions, our expected pricing plans and expected future savings generated by our past restructuring activities. Terminal value rate determination follows common methodology of capturing the present value of perpetual cash flow estimates beyond the last projected period assuming a constant WACC and low long-term growth rates. If a potential impairment is identified, the second step is to compare the implied fair value of goodwill with its carrying amount to measure the impairment loss. A significant decline in the projected cash flows or a change in the WACC used to determine fair value could result in a future goodwill impairment charge.

        In the fourth quarter 2011, we performed our annual impairment analysis based upon market data as of October 1, 2011 and concluded that there was no impairment related to our goodwill and our other indefinite-lived intangible assets. At October 1, 2011, we had five reporting units, which were the same as our operating segments: U.S. Car Rental, Europe Car Rental, Other International Car Rental, Donlen and Worldwide Equipment Rental.

        We performed the impairment analyses for our reporting units, using our business and long-term strategic plans, revised to reflect the current economic conditions. Our weighted-average cost of capital used in the discounted cash flow model was calculated based upon the fair value of our debt and our stock price with a debt to equity ratio comparable to our industry. The total fair value of our reporting units was then compared to our market capitalization to ensure their reasonableness.

        We re-evaluate the estimated useful lives of our intangible assets annually or as circumstances change. Those intangible assets considered to have indefinite useful lives, including our trade name, are evaluated for impairment on an annual basis, by comparing the fair value of the intangible assets to their carrying value. Intangible assets with finite useful lives are amortized over their respective estimated useful lives. In addition, whenever events or changes in circumstances indicate that the carrying value of intangible assets might not be recoverable, we will perform an impairment review.

        The valuation of our indefinite-lived assets utilized the relief from royalty method, which incorporates cash flows and discount rates comparable to those discussed above. We also considered the excess earnings as a percentage of revenues to ensure their reasonableness. Our analysis supported our conclusion that an impairment did not exist.

        See Note 3 to our audited annual consolidated financial statements and Note 4 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Derivatives

        We periodically enter into cash flow and other hedging transactions to specifically hedge exposure to various risks related to interest rates, fuel prices and foreign currency rates. Derivative financial instruments are viewed as risk management tools and have not been used for speculative or trading purposes. All derivatives are recorded on the balance sheet as either assets or liabilities measured at their fair value. The effective portion of changes in fair value of derivatives designated as cash flow hedging instruments is recorded as a component of other comprehensive income. The ineffective portion is recognized currently in earnings within the same line item as the hedged item, based upon the nature of the hedged item. For derivative instruments that are not part of a qualified hedging relationship, the changes in their fair value are recognized currently in earnings. The valuation methods used to mark these to market are either market quotes (for fuel swaps and foreign exchange instruments) or a discounted cash flow method (for interest rate swaps and interest rate caps). The key inputs for the discounted cash flow method are the current yield curve and the credit default swap spread. These valuations are subject to change based on movements in items such as the London inter-bank offered rate, or "LIBOR," our credit worthiness and unleaded gasoline and diesel fuel prices.

Income Taxes

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Subsequent changes to enacted tax rates and changes to the global mix of earnings will result in changes to the tax rates used to calculate deferred taxes and any related valuation allowances. Provisions are not made for income taxes on undistributed earnings of international subsidiaries that are intended to be indefinitely reinvested outside the United States or are expected to be remitted free of taxes. Future distributions, if any, from these international subsidiaries to the United States or changes in U.S. tax rules may require recording a tax on these amounts. We have recorded a deferred tax asset for unutilized net operating loss carryforwards in various tax jurisdictions. Upon utilization, the taxing authorities may examine the positions that led to the generations of those net operating losses. If the utilization of any of those losses are disallowed a deferred tax liability may have to be recorded.

        See Note 8 to our audited annual consolidated financial statements and Note 5 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Stock-Based Compensation

        The cost of employee services received in exchange for an award of equity instruments is based on the grant-date fair value of the award. That cost is recognized over the period during which the employee is required to provide service in exchange for the award. We estimated the fair value of options issued at the date of grant using a Black-Scholes option-pricing model, which includes assumptions related to volatility, expected term, dividend yield, risk-free interest rate and forfeiture rate. These factors combined with the stock price on the date of grant result in a fixed expense which is recorded on a straight-line basis over the vesting period. The key factors used in the valuation process, other than the forfeiture rate and volatility, remained unchanged from the date of grant. Because the stock of Hertz Holdings became publicly traded in November 2006 and had a short trading history, it was not practicable for us to estimate the expected volatility of Hertz Holdings' share price, or a peer company share price, because there was not sufficient historical information about past volatility prior to 2012. Therefore, prior to 2012 we used the calculated value method, substituting the historical volatility of an appropriate industry sector index for the expected volatility of Hertz Holdings' common stock price as an assumption in the valuation model. We selected the Dow Jones Specialized Consumer Services sub-sector within the consumer services industry, and we used the U.S. large capitalization component, which includes the top 70% of the index universe (by market value). The calculation of the historical volatility of the index was made using the daily historical closing values of the index for the preceding 6.25 years, because that is the expected term of the options using the simplified approach.

        Beginning in 2012, we have determined that there is now sufficient historical information available to estimate the expected volatility of Hertz Holdings' stock price. Therefore for equity awards made in 2012 the assumed volatility for Hertz Holdings' stock price is based on a weighted average combining implied volatility and the average of our peer's most recent 5.79-year volatility and mean reversion volatility. The assumed dividend yield is zero. The risk-free interest rate is the implied zero-coupon yield for U.S. Treasury securities having a maturity approximately equal to the expected term of the options, as of the grant dates. The non-cash stock-based compensation expense associated with the Hertz Global Holdings, Inc. Stock Incentive Plan, or the "Stock Incentive Plan," the Hertz Global Holdings, Inc. Director Stock Incentive Plan, or the "Director Plan," and the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan, or the "Omnibus Plan," are pushed down from Hertz Holdings and recorded on the books at the Hertz level. See Note 6 to our audited annual consolidated financial statements and Note 9 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Management's Report on Internal Control Over Financial Reporting

        Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act, as amended. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an assessment of the effectiveness of our internal control over financial reporting as of December 31, 2011. The assessment was based on criteria established in the framework Internal Control—Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission. We have excluded from our evaluation the internal controls over financial reporting of Donlen Corporation, which was acquired on September 1, 2011. The total assets and total revenues of the excluded business represented 7.7% and 1.7%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2011. Based on this assessment, management concluded that our internal control over financial reporting was effective as of December 31, 2011. PricewaterhouseCoopers LLP, our independent registered public accounting firm, has issued an attestation report on our internal control over financial reporting, which appears elsewhere in this prospectus.

Recent Accounting Pronouncements

        For a discussion of recent accounting pronouncements, see Note 2 to both our audited annual consolidated financial statements and our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Results of Operations

        We have revised our consolidated statements of operations as a result of adjustments relating to additional telecommunication charges (direct operating expenses) and depreciation of revenue earning equipment and lease charges. See Note 2 to both our audited annual consolidated financial statements and our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

        In the following discussion, comparisons are made between the nine months ended September 30, 2012 and 2011 and the years ended December 31, 2011, 2010 and 2009. The following tables set forth for each of the periods indicated, the percentage of total revenues represented by the various line items in our consolidated statements of operations (in millions of dollars):

			Percentage of Revenues
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Car rental	$5,578.5	$5,272.6	83.2%	83.9%
Equipment rental	998.5	891.3	14.9	14.2
Other	125.3	120.7	1.9	1.9

Total revenues	6,702.3	6,284.6	100.0	100.0

Expenses:
Direct operating	3,545.2	3,508.6	52.9	55.8
Depreciation of revenue earning equipment and lease charges	1,594.4	1,379.0	23.8	21.9
Selling, general and administrative	615.3	575.2	9.2	9.2
Interest expense	430.5	495.2	6.4	7.9
Interest income	(2.3)	(4.6)	—	(0.1)
Other (income) expense, net	(10.5)	62.7	(0.2)	1.0

Total expenses	6,172.6	6,016.1	92.1	95.7

Income before income taxes	529.7	268.5	7.9	4.3
Provision for taxes on income	(225.7)	(102.3)	(3.4)	(1.6)

Net income	304.0	166.2	4.5	2.7
Less: Net income attributable to noncontrolling interest	—	(14.5)	—	(0.3)

Net income attributable to The Hertz Corporation and Subsidiaries' common stockholder	$304.0	$151.7	4.5%	2.4%

				Percentage of Revenues
	Years Ended December 31,			Years Ended December 31,
	2011	2010	2009	2011	2010	2009
Revenues:
Car rental	$6,929.6	$6,355.2	$5,872.9	83.5%	84.0%	82.7%
Equipment rental	1,208.8	1,069.8	1,110.2	14.6	14.2	15.6
Other	160.0	137.5	118.4	1.9	1.8	1.7

Total revenues	8,298.4	7,562.5	7,101.5	100.0	100.0	100.0

Expenses:
Direct operating	4,566.4	4,283.4	4,086.8	55.0	56.7	57.6
Depreciation of revenue earning equipment and lease charges	1,905.7	1,868.1	1,933.8	23.0	24.7	27.2
Selling, general and administrative	745.1	664.5	641.8	9.0	8.8	9.0
Interest expense	650.3	726.5	653.7	7.8	9.6	9.2
Interest income	(5.5)	(12.3)	(16.0)	(0.1)	(0.2)	(0.2)
Other (income) expense, net	62.5	—	(48.5)	0.8	—	(0.7)

Total expenses	7,924.5	7,530.2	7,251.6	95.5	99.6	102.1

Income (loss) before income taxes	373.9	32.3	(150.1)	4.5	0.4	(2.1)
(Provision) benefit for taxes on income	(143.8)	(33.3)	50.8	(1.8)	(0.4)	0.7

Net income (loss)	230.1	(1.0)	(99.3)	2.7	—	(1.4)
Noncontrolling interest	(19.6)	(17.4)	(14.7)	(0.2)	(0.2)	(0.2)

Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$210.5	$(18.4)	$(114.0)	2.5%	(0.2)%	(1.6)%

        The following table sets forth certain of our selected car rental, equipment rental and other operating data for each of the periods indicated:

	Nine Months Ended, or as of September 30,		Years Ended, or as of December 31,
	2012	2011	2011	2010	2009
Selected Car Rental Operating Data:
Worldwide number of transactions (in thousands)	21,608	20,583	27,095	25,970	24,549
Domestic (Hertz)	16,131	15,101	19,903	19,101	17,791
International (Hertz)	5,477	5,482	7,192	6,869	6,758
Worldwide transaction days (in thousands)(a)	110,538	104,707	137,301	127,159	118,459
Domestic (Hertz)	77,214	71,162	93,741	86,422	79,644
International (Hertz)	33,324	33,545	43,560	40,737	38,815
Worldwide rental rate revenue per transaction day(b)	$40.34	$41.70	$41.62	$43.24	$43.14
Domestic (Hertz)	$39.31	$40.70	$40.30	$42.16	$42.20
International (Hertz)	$42.73	$43.81	$44.47	$45.52	$45.07
Worldwide average number of cars during the period	651,400	613,500	615,600	445,200	413,500
Domestic (Hertz company-operated)	347,300	325,500	321,700	297,900	274,000
International (Hertz company-operated)	157,200	158,900	156,900	147,300	139,500
Donlen (under lease and maintenance)	146,900	129,100	137,000	N/A	N/A
Adjusted pre-tax income (in millions of dollars)(c)	$797.8	$678.8	$850.2	$641.9	$459.2
Worldwide revenue earning equipment, net (in millions of dollars)	$10,036.4	$9,859.4	$8,318.7	$7,220.1	$7,003.6
Selected Worldwide Equipment Rental Operating Data:
Rental and rental related revenue (in millions of dollars)(d)	$908.5	$798.0	$1,094.4	$975.9	$1,020.6
Same store revenue growth (decline), including growth initiatives(e)	8.1%	10.1%	9.1%	(5.4)%	(29.1)%
Average acquisition cost of rental equipment operated during the period (in millions of dollars)	$3,017.9	$2,791.7	$2,804.8	$2,732.6	$2,874.7
Adjusted pre-tax income (in millions of dollars)(c)	$144.6	$99.5	$161.6	$78.0	$76.4
Revenue earning equipment, net (in millions of dollars)	$2,184.8	$1,779.1	$1,786.7	$1,703.7	$1,832.3

(a)
Transaction days represents the total number of days that vehicles were on rent in a given period.

(b)
Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and investors as it represents the best measurement of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control. The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged. Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions. On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports). Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions. The following table reconciles our car rental segment revenues to our rental rate revenue and rental rate revenue per transaction day for the three months ended September 30, 2012 and 2011 (based on December 31, 2011 foreign exchange rates) and for the years ended December 31, 2011, 2010 and 2009 (based on December 31, 2010 foreign exchange rates) (in millions of dollars, except as noted):

	Nine Months Ended September 30,		Years Ended December 31,
	2012	2011	2011	2010	2009
Car rental segment revenues	$5,700.4	$5,388.3	$7,083.5	$6,486.2	$5,979.0
Non-rental rate revenue	(1,242.0)	(887.8)	(1,265.5)	(1,029.6)	(903.1)
Foreign currency adjustment	1.0	(134.5)	(103.0)	41.3	(34.3)

Rental rate revenue	$4,459.4	$4,366.0	$5,715.0	$5,497.9	$5,110.2

Transaction days (in thousands)	110,538	104,707	137,301	127,159	118,459
Rental rate revenue per transaction day (in whole dollars)	$40.34	$41.70	$41.62	$43.24	$43.14
(c)
Adjusted pre-tax income is calculated as income (loss) before income taxes plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization and write-off of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess our operational performance on the same basis that management uses internally. The contribution of our reportable segments to adjusted pre-tax income and reconciliation to consolidated amounts are presented below (in millions of dollars):

	Nine Months Ended September 30,		Years Ended December 31,
	2012	2011	2011	2010	2009
Adjusted pre-tax income
Car rental	$797.8	$678.8	$850.2	$641.9	$459.2
Equipment rental	144.6	99.5	161.6	78.0	76.4

Total reportable segments	942.4	778.3	1,011.8	719.9	535.6
Adjustments:
Other reconciling items(1)	(235.6)	(244.1)	(306.2)	(347.9)	(327.9)
Purchase accounting(2)	(76.9)	(62.2)	(87.6)	(90.3)	(90.3)
Non-cash debt charges(3)	(46.1)	(89.9)	(105.9)	(160.6)	(159.8)
Restructuring charges	(27.0)	(40.4)	(56.4)	(54.7)	(106.8)
Restructuring related charges(4)	(7.6)	(6.4)	(9.8)	(13.2)	(46.5)
Management transition costs	—	(4.0)	(4.0)	—	(1.0)
Derivative gains (losses)	0.1	0.1	0.1	(3.2)	2.4
Gain on debt buyback(5)	—	—	—	—	48.5
Third-party bankruptcy accrual(6)	—	—	—	—	(4.3)
Acquisition related costs	(19.6)	(13.6)	(18.8)	(17.7)	—
Pension adjustment(7)	—	13.1	13.1	—	—
Premiums paid on debt(8)	—	(62.4)	(62.4)	—	—

Income (loss) before income taxes	$529.7	$268.5	$373.9	$32.3	$(150.1)

  (1)
  Represents general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.

  (2)
  Represents the purchase accounting effects of the Sponsor Acquisition on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers' compensation and public liability and property damage liabilities. Also represents the purchase accounting effects of subsequent acquisitions on our results of operations relating to increased depreciation and amortization of tangible and intangible assets.

  (3)
  Represents non-cash debt charges relating to the amortization and write-off of deferred debt financing costs and debt discounts. For the years ended December 31, 2010 and 2009, also includes $68.9 million and $74.6 million, respectively, associated with the amortization of amounts pertaining to the de-designation of the Hertz Vehicle Financing LLC, or "HVF," interest rate swaps as effective hedging instruments.

  (4)
  Represents incremental costs incurred directly supporting our business transformation initiatives. Such costs include transition costs incurred in connection with our business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes.

  (5)
  Represents a gain (net of transaction costs) recorded in connection with the buyback of certain portions of our 7.875% Senior Notes due 2014, 8.875% Senior Notes due 2014 and 10.5% Senior Subordinated Notes due 2016.

  (6)
  Represents an allowance for uncollectible program car receivables related to a bankrupt European dealer affiliated with a U.S. car manufacturer.

  (7)
  Represents a gain for the U.K. pension plan relating to unamortized prior service cost from a 2010 amendment that eliminated discretionary pension increases related to pre-1997 service primarily pertaining to inactive employees.

  (8)
  Represents premiums paid to redeem our 10.5% Senior Subordinated Notes and a portion of our 8.875% Senior Notes.

(d)
Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants. The following table reconciles our equipment rental revenue to our equipment rental and rental related revenue for the nine months ended September 30, 2012 and 2011 (based on December 31, 2011 foreign exchange rates) and for the years ended December 31, 2011, 2010 and 2009 (based on December 31, 2010 foreign exchange rates) (in millions of dollars):

	Nine Months Ended September 30,		Years Ended December 31,
	2012	2011	2011	2010	2009
Equipment rental segment revenues	$1,000.1	$891.6	$1,209.5	$1,070.1	$1,110.9
Equipment sales and other revenue	(88.3)	(78.8)	(106.2)	(100.1)	(109.8)
Foreign currency adjustment	(3.3)	(14.8)	(8.9)	5.9	19.5)

Rental and rental related revenue	$908.5	$798.0	$1,094.4	$975.9	$1,020.6

(e)
Same store revenue growth or decline is calculated as the year over year change in revenue for locations that are open at the end of the period reported and have been operating under our direction for more than twelve months. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

Nine Months Ended September 30, 2012 Compared with Nine Months Ended September 30, 2011

REVENUES

	Nine Months Ended September 30,
(in millions of dollars)	2012	2011	$ Change	% Change
Revenues by Segment
Car rental	$5,700.4	$5,388.3	$312.1	5.8%
Equipment rental	1,000.1	891.6	108.5	12.2%
Other reconciling items	1.8	4.7	(2.9)	(62.5)%

Total revenues	$6,702.3	$6,284.6	$417.7	6.6%

Car Rental Segment

        Revenues from our car rental segment increased 5.8%, primarily as a result of increases in car rental transaction days worldwide of 5.6%, refueling fees of $25.6 million and airport concession recovery fees of $11.9 million. The increase also includes $312.0 million of higher revenues related to Donlen, which was acquired on September 1, 2011. These increases were partly offset by the effects of foreign currency translation of approximately $123.3 million and a decrease in worldwide RPD.

        RPD for worldwide car rental for the nine months ended September 30, 2012 decreased 3.2% from 2011, due to decreases in U.S. and International RPD of 3.4% and 2.5%, respectively, and a mix shift to the U.S. due to uncertain economic conditions in Europe. U.S. airport RPD decreased 3.3% and U.S. off-airport RPD declined by 3.2%. U.S. airport RPD was negatively impacted by a mix shift to longer life, lower RPD rentals (including mix shift towards off-airport and the Advantage brand). International RPD decreased primarily due to a decrease in Europe's airport RPD which was due to the competitive pricing environment and uncertain economic conditions.

Equipment Rental Segment

        Revenues from our equipment rental segment increased 12.2%, primarily due to increases of 11.5% and 3.5% in equipment rental volumes and pricing, respectively, partially offset by the effects of foreign currency translation of approximately $12.8 million. The increase in volume was primarily due to strong industrial and improving construction performance. Our acquisition of Cinelease in January 2012 also contributed to the revenue increase.

Other

        Revenues from all other sources decreased $2.9 million, primarily due to a decrease in revenues from our third-party claim management services.

EXPENSES

	Nine Months Ended September 30,
(in millions of dollars)	2012	2011	$ Change	% Change
Expenses:
Fleet related expenses	$838.3	$855.4	$(17.1)	(2.0)%
Personnel related expenses	1,151.8	1,117.9	33.9	3.0%
Other direct operating expenses	1,555.1	1,535.3	19.8	1.3%

Direct operating	3,545.2	3,508.6	36.6	1.0%
Depreciation of revenue earning equipment and lease charges	1,594.4	1,379.0	215.4	15.6%
Selling, general and administrative	615.3	575.2	40.1	7.0%
Interest expense	430.5	495.2	(64.7)	(13.0)%
Interest income	(2.3)	(4.6)	2.3	(51.1)%
Other (income) expense, net	(10.5)	62.7	(73.2)	(116.8)%

Total expenses	$6,172.6	$6,016.1	$156.5	2.6%

        Total expenses increased 2.6%, but total expenses as a percentage of revenues decreased from 95.7% for the nine months ended September 30, 2011 to 92.1% for the nine months ended September 30, 2012.

Direct Operating Expenses

  Car Rental Segment

        Direct operating expenses for our car rental segment of $2,979.1 million for the nine months ended September 30, 2012 increased 0.9% from $2,953.5 million for the nine months ended September 30, 2011 as a result of increases in personnel related expenses and other direct operating expenses, partially offset by a decrease in fleet related expenses.

  Personnel related expenses for our car rental segment of $942.9 million for the nine months ended September 30, 2012 increased $22.8 million, or 2.5%, from the nine months ended September 30, 2011. The increase was primarily related to increases in salaries and related expenses associated with improved volume and compensation for employees at additional off-airport locations in 2012 and higher incentives as well as an increase related to Donlen, which was acquired in September 2011, partially offset by decreases in outside services and the effects of foreign currency translation of approximately $17.1 million.

  Other direct operating expenses for our car rental segment of $1,355.5 million for the nine months ended September 30, 2012 increased $31.4 million, or 2.4% from the nine months ended September 30, 2011. The increase was primarily related to increases in facilities expenses of $19.7 million, commissions of $14.4 million, concession fees of $11.6 million, restructuring and restructuring related charges of $8.5 million and field systems of $6.0 million, partially offset by the effects of foreign currency translation of approximately $32.0 million. The increases were primarily a result of improved worldwide rental volume demand and additional locations associated with off-airport expansion.

  Fleet related expenses for our car rental segment of $680.7 million for the nine months ended September 30, 2012 decreased $28.6 million, or 4.0% from the nine months ended September 30, 2011. The decrease was primarily related to lower vehicle damage costs of $26.6 million due to higher collections from customers on damaged or wrecked vehicles, the effects of foreign currency translation of $23.5 million and lower vehicle license taxes of $3.6 million. These decreases were partially offset by increases in gasoline costs of $17.3 million.

  Equipment Rental Segment

        Direct operating expenses for our equipment rental segment of $570.5 million for the nine months ended September 30, 2012 increased 2.8% from $554.9 million for the nine months ended September 30, 2011 as a result of increases in personnel related expenses and fleet related expenses, partially offset by a decrease in other direct operating expenses.

  Personnel related expenses for our equipment rental segment of $181.5 million for the nine months ended September 30, 2012 increased $12.5 million, or 7.4% from the nine months ended September 30, 2011. The increase was primarily related to increases in salaries and related expenses of $9.0 million, due to increased volumes and new branch openings. Additionally, Cinelease added to the increase of personnel related expenses.

  Fleet related expenses for our equipment rental segment of $157.6 million for the nine months ended September 30, 2012 increased $11.6 million, or 7.9% from the nine months ended September 30, 2011. The increase was primarily related to increased rental volume resulting in increased freight and delivery costs of $5.3 million, increased insurance, license and tax expenses of $2.5 million and higher maintenance costs of $2.3 million. Additionally, Cinelease added to the increase of fleet related expenses.

  Other direct operating expenses for our equipment rental segment of $231.4 million for the nine months ended September 30, 2012 decreased $8.6 million, or 3.6% from the nine months ended September 30, 2011. The decrease was primarily related to a decrease in restructuring and restructuring related charges of $24.4 million resulting from the closure of several facilities in the first half of the prior year, partly offset by $9.9 million of other direct operating expenses associated with Cinelease, which was acquired in January 2012, and higher cost of sales of $3.9 million due to higher equipment sales and increased re-rent expenses of $3.0 million driven by an increased rental demand.

Depreciation of Revenue Earning Equipment and Lease Charges

  Car Rental Segment

        Depreciation of revenue earning equipment and lease charges for our car rental segment of $1,396.2 million for the nine months ended September 30, 2012 increased 17.8% from $1,185.3 million for the nine months ended September 30, 2011. The increase was primarily due to a higher depreciation expense of $253.7 million related to the acquisition of Donlen in September 2011, as well as an increase in our average fleet size of 4.2% (exclusive of vehicles acquired through the Donlen acquisition), partly offset by lower net depreciation per vehicle, higher vehicle residual values, a higher mix of non-program cars and the effects of foreign currency translation of approximately $28.9 million.

  Equipment Rental Segment

        Depreciation of revenue earning equipment and lease charges in our equipment rental segment of $198.2 million for the nine months ended September 30, 2012 increased 2.3% from $193.7 million for the nine months ended September 30, 2011. The increase was primarily due to an 8.1% increase in the average acquisition cost of rental equipment operated during the period, partly offset by higher residual values on the disposal of used equipment and by the effects of foreign currency translation of approximately $2.6 million.

Selling, General and Administrative Expenses

        Selling, general and administrative expenses increased by $40.1 million, or 7.0%, due to increases in administrative expenses, sales promotion expenses and advertising expenses.

  Administrative expenses increased $34.9 million, or 10.0%. The increase was primarily due to $17.3 million of higher administrative expenses related to Donlen which was acquired in September 2011. Additionally, salaries and related expenses increased $12.5 million, legal expenses increased $10.0 million and restructuring and restructuring related charges increased by $5.6 million. These increases were partly offset by the effects of foreign currency translation of approximately $12.8 million.

  Sales promotion expenses increased $3.8 million, or 3.5%, primarily related to increases in sales salaries and commissions due to improved results, partially offset by the effects of foreign currency translation of approximately $2.3 million.

  Advertising expenses increased $1.4 million, or 1.2%, primarily due to increased media advertising, higher airline miles expense associated with increased volume, and costs related to our new customer loyalty program, partially offset by the effects of foreign currency translation of approximately $3.9 million.

Interest Expense

  Car Rental Segment

        Interest expense for our car rental segment of $240.3 million for the nine months ended September 30, 2012 decreased 2.2% from $245.7 million for the nine months ended September 30, 2011. The decrease was primarily due to the effects of foreign currency translation, partially offset by the acquisition of Donlen and an increase in the weighted-average debt outstanding.

  Equipment Rental Segment

        Interest expense for our equipment rental segment of $37.1 million for the nine months ended September 30, 2012 increased 9.0% from $34.1 million for the nine months ended September 30, 2011. The increase was primarily due to increases in the weighted-average debt outstanding as a result of an increase in average fleet size and in the Senior Term Facility and Senior ABL Facility interest rates.

  Other

        Other interest expense relating to interest on corporate debt of $153.1 million for the nine months ended September 30, 2012 decreased 28.9% from $215.4 million for the nine months ended September 30, 2011. The decrease was primarily due to larger write-offs last year of unamortized debt costs in connection with refinancing activity, lower rates achieved with the refinancing of our 7.875% Senior Notes and 8.875% Senior Notes and our 10.5% Senior Subordinated Notes, and a decrease in the weighted-average debt outstanding and interest rates.

Interest Income

        Interest income decreased $2.3 million from the prior year period.

Other (Income) Expense, Net

        Other (income) expense, net for the nine months ended September 30, 2012 and 2011, reflected income of $10.5 million and expense of $62.7 million, respectively. The increase in 2012 was principally due to a gain of $9.1 million from the sale of the business in Switzerland to a franchisee during the third quarter. The expense in 2011 was primarily due to $62.4 million in premiums paid in connection with the redemption of our 10.5% Senior Subordinated Notes and a portion of our 8.875% Senior Notes.

ADJUSTED PRE-TAX INCOME

Car Rental Segment

        Adjusted pre-tax income for our car rental segment of $797.8 million increased 17.5% from $678.8 million for the nine months ended September 30, 2011. The increase was primarily due to stronger volumes, lower net depreciation per vehicle, improved residual values and disciplined cost management, partly offset by decreased pricing. Adjustments to our car rental segment income before income taxes for the nine months ended September 30, 2012 totaled $97.0 million (which consists of purchase accounting of $42.5 million, non-cash debt charges of $32.0 million, and restructuring and restructuring related charges of $22.6 million, partly offset by a gain on derivatives of $0.1 million). Adjustments to our car rental segment income before income taxes for the nine months ended September 30, 2011 totaled $53.7 million (which consists of non-cash debt charges of $31.9 million, purchase accounting of $24.6 million and restructuring and restructuring related charges of $9.7 million and derivative losses of $0.6 million, partly offset by pension adjustments of $13.1 million). See footnote (c) to the table under "Results of Operations" for a summary and description of these adjustments.

Equipment Rental Segment

        Adjusted pre-tax income for our equipment rental segment of $144.6 million increased 45.3% from $99.5 million for the nine months ended September 30, 2011. The increase was primarily due to stronger volumes and pricing, strong cost management performance and higher residual values on the disposal of used equipment. Adjustments to our equipment rental segment income before income taxes for the nine months ended September 30, 2012 totaled $43.5 million (which consists of purchase accounting of $31.4 million, restructuring and restructuring related charges of $8.4 million, and non-cash debt charges of $3.7 million). Adjustments to our equipment rental loss before income taxes for the nine months ended September 30, 2011 totaled $75.3 million (which consists of restructuring and restructuring related charges of $35.8 million, purchase accounting of $35.0 million, and non-cash debt charges of $4.5 million). See footnote (c) to the table under "Results of Operations" for a summary and description of these adjustments.

PROVISION FOR TAXES ON INCOME, NET INCOME ATTRIBUTABLE TO NONCONTROLLING
INTEREST AND NET INCOME ATTRIBUTABLE TO THE HERTZ CORPORATION AND
SUBSIDIARIES' COMMON STOCKHOLDER

	Nine Months Ended September 30,
(in millions of dollars)	2012	2011	$ Change	% Change
Income before income taxes	$529.7	$268.5	$261.2	97.3%
Provision for taxes on income	(225.7)	(102.3)	(123.4)	120.7%

Net Income	304.0	166.2	137.8	82.9%
Less: Net income attributable to noncontrolling interest	—	(14.5)	14.5	(100.0)%

Net income attributable to The Hertz Corporation and Subsidiaries' common stockholder	$304.0	$151.7	$152.3	100.4%

Provision for Taxes on Income

        The effective tax rate for the nine months ended September 30, 2012 was 42.6% as compared to 38.1% in the nine months ended September 30, 2011. The provision for taxes on income increased $123.4 million, primarily due to higher income before income taxes, changes in geographic earnings mix and changes in losses in certain non-U.S. jurisdictions for which tax benefits are not realized.

Net Income Attributable to Noncontrolling Interest

        Net income attributable to noncontrolling interest decreased $14.5 million due to Hertz's purchase of the noncontrolling interest of Navigation Solutions, L.L.C. on December 31, 2011, thereby increasing its ownership interest from 65% to 100%.

Net Income Attributable to The Hertz Corporation and Subsidiaries' Common Stockholder

        The net income attributable to The Hertz Corporation and Subsidiaries' common stockholder increased $152.3 million primarily due to higher rental volumes in our worldwide car and equipment rental operations, improved residual values on the disposal of certain vehicles and used equipment, lower net depreciation per vehicle in our car rental operations, disciplined cost management and increased pricing in our equipment rental operations, partly offset by lower pricing in our worldwide car rental operations. The impact of changes in exchange rates on net income was mitigated by the fact that not only revenues but also most expenses outside of the United States were incurred in local currencies.

Year Ended December 31, 2011 Compared with Year Ended December 31, 2010

REVENUES

	Years Ended December 31,
(in millions of dollars)	2011	2010	$ Change	% Change
Revenues by Segment:
Car rental	$7,083.5	$6,486.2	$597.3	9.2%
Equipment rental	1,209.5	1,070.1	139.4	13.0%
Other reconciling items	5.4	6.2	(0.8)	(12.5)%

Total revenues	$8,298.4	$7,562.5	$735.9	9.7%

Car Rental Segment

        Revenues from our car rental segment increased 9.2%, primarily as a result of increases in car rental transaction days worldwide of 8.0%, refueling fees of $40.3 million and airport concession recovery fees of $30.8 million, as well as the effects of foreign currency translation of approximately $157.9 million. The year ended December 31, 2011 also includes $142.7 million of revenues related to Donlen which was acquired on September 1, 2011. These increases were partly offset by a decrease in worldwide RPD.

        RPD for worldwide car rental for the year ended December 31, 2011 decreased 3.7% from 2010, due to decreases in U.S. and International RPD of 4.4% and 2.3%, respectively. U.S. off-airport RPD declined by 2.7% and U.S. airport RPD decreased 4.7%. A mix shift to longer life, lower RPD rentals (including increased growth of off-airport and the Advantage brand); the competitive environment in the first half of the year, as well as a difficult year-over-year RPD comparison to last year, reduced U.S. RPD. International RPD decreased primarily due to a decrease in Europe's airport RPD which was due to the competitive pricing environment.

Equipment Rental Segment

        Revenues from our equipment rental segment increased 13.0%, primarily due to increases of 10.5% and 2.4% in equipment rental volumes and pricing, respectively, as well as the effects of foreign currency translation of approximately $17.3 million. The increase in volume was primarily due to strong industrial performance.

Other

        Revenues from all other sources decreased 12.5%, primarily due to a decrease in revenues from our third-party claim management services.

EXPENSES

	Years Ended December 31,
(in millions of dollars)	2011	2010	$ Change	% Change
Expenses:
Fleet related expenses	$1,120.6	$1,003.2	$117.4	11.7%
Personnel related expenses	1,478.0	1,411.2	66.8	4.7%
Other direct operating expenses	1,967.8	1,869.0	98.8	5.3%

Direct operating	4,566.4	4,283.4	283.0	6.6%
Depreciation of revenue earning equipment and lease charges	1,905.7	1,868.1	37.6	2.0%
Selling, general and administrative	745.1	664.5	80.6	12.1%
Interest expense	650.3	726.5	(76.2)	(10.5)%
Interest income	(5.5)	(12.3)	6.8	(54.9)%
Other (income) expense, net	62.5	—	62.5	N/M

Total expenses	$7,924.5	$7,530.2	$394.3	5.2%

        Total expenses increased 5.2%, but total expenses as a percentage of revenues decreased from 99.6% for the year ended December 31, 2010 to 95.5% for the year ended December 31, 2011.

Direct Operating Expenses

  Car Rental Segment

        Direct operating expenses for our car rental segment of $3,840.3 million for 2011 increased $235.6 million, or 6.5%, from 2010 as a result of increases in fleet related expenses, other direct operating expenses and personnel related expenses.

  Fleet related expenses for our car rental segment of $926.8 million for 2011 increased $104.7 million, or 12.7% from 2010. The increase was primarily related to worldwide rental volume demand which resulted in increases in gasoline costs of $58.4 million, self insurance expenses of $10.1 million, vehicle license taxes of $7.4 million, vehicle maintenance costs of $6.2 million and vehicle registration fees of $5.4 million, as well as the effects of foreign currency translation of approximately $29.4 million. The increase in gasoline costs also related to higher gasoline prices. These increases were partly offset by a decrease in vehicle damage costs of $11.5 million.

  Other direct operating expenses for our car rental segment of $1,695.5 million for 2011 increased $74.9 million, or 4.6% from 2010. The increase was primarily related to increases in field administrative expenses of $23.0 million, customer service costs of $13.8 million, third-party claim management expenses of $12.9 million, concession fees of $12.8 million, computer costs of $10.1 million, charge card fees of $4.7 million and reservation costs of $4.3 million, as well as the effects of foreign currency translation of approximately $36.8 million. The increases were primarily a result of improved worldwide rental volume demand. The increase in field administrative expenses also related to a reimbursement received from a manufacturer in 2010. The increases in other direct operating expenses were partly offset by decreases in facilities expenses of $34.8 million, field systems of $4.7 million and restructuring and restructuring related charges of $2.8 million. The decrease in facilities expenses primarily related to gains recognized on the sale of certain properties in 2011.

  Personnel related expenses for our car rental segment of $1,218.0 million for 2011 increased $56.0 million, or 4.8% from 2010. The increase was related to increases in salaries and related expenses of $34.0 million and outside services, including transporter wages of $14.8 million, as well as the effects of foreign currency translation of approximately $20.6 million, partly offset by a decrease in benefits of $14.2 million. The expense increases were primarily related to improved results, as well as additional U.S. off-airport and Advantage locations in 2011. The decrease in benefits primarily related to the U.K. pension plan curtailment gain.

  Equipment Rental Segment

        Direct operating expenses for our equipment rental segment of $730.6 million for 2011 increased $53.3 million, or 7.9% from $677.3 million for 2010 as a result of increases in other direct operating expenses, fleet related expenses and personnel related expenses.

  Other direct operating expenses for our equipment rental segment of $314.6 million for 2011 increased $27.8 million, or 9.7% from 2010. The increase was primarily related to increases in restructuring and restructuring related charges of $5.3 million, legal expenses of $3.6 million, re-rent expense of $3.5 million, amortization expense of $2.4 million, cost of sales of $2.2 million, field systems and administrative expenses of $1.9 million and credit and collections expense of $1.1 million, as well as the effects of foreign currency translation of approximately $4.2 million. The increases in re-rent expense, costs of sales, field systems and administrative expenses and credit and collections expense primarily related to improved worldwide rental volume demand.

  Fleet related expenses for our equipment rental segment of $193.8 million for 2011 increased $13.1 million, or 7.2% from 2010. The increase was primarily related to continued aging of the fleet which resulted in an increase in maintenance costs of $11.2 million and increased worldwide rental volume resulting in increased freight and delivery costs of $6.5 million, as well as the effects of foreign currency translation of approximately $2.6 million. These increases were partly offset by decreases in insurance and licenses of $3.8 million and personal property taxes of $2.6 million.

  Personnel related expenses for our equipment rental segment of $222.2 million for 2011 increased $12.4 million, or 5.9% from 2010. The increase was related to increases in salaries and related expenses of $9.0 million primarily related to improved results, as well as the effects of foreign currency translation of approximately $3.3 million.

Depreciation of Revenue Earning Equipment and Lease Charges

  Car Rental Segment

        Depreciation of revenue earning equipment and lease charges for our car rental segment of $1,651.4 million for 2011 increased 3.6% from $1,594.6 million for 2010. The increase was primarily due the effects of foreign currency translation of approximately $34.8 million, a 7.5% increase in average fleet and an increase due to the acquisition of Donlen and its related depreciation expense of $117.0 million. The increase was partly offset by an improvement in certain vehicle residual values and a change in mix of vehicles.

  Equipment Rental Segment

        Depreciation of revenue earning equipment and lease charges in our equipment rental segment of $254.3 million for 2011 decreased 7.0% from $273.5 million for 2010. The decrease was primarily due to higher residual values on the disposal of used equipment, partly offset by a 2.6% increase in the average acquisition cost of rental equipment operated during the period and the effects of foreign currency translation of approximately $3.1 million.

Selling, General and Administrative Expenses

        Selling, general and administrative expenses increased 12.1%, due to increases in administrative, sales promotion and advertising expenses.

  Administrative expenses increased $54.3 million, or 13.5%, primarily due to increases in salaries and related expenses of $34.0 million, consulting expenses of $8.8 million, travel and entertainment expenses of $3.5 million and legal expense of $2.5 million, as well as the effects of foreign currency translation of approximately $8.4 million, partly offset by a decrease in unrealized loss on derivatives of $3.4 million.

  Sales promotion expenses increased $14.3 million, or 11.1%, primarily related to increases in sales salaries and commissions due to improved results, as well as the effects of foreign currency translation of approximately $2.7 million.

  Advertising expenses increased $12.0 million, or 9.0%, primarily due to increased media and production related to the new campaign ("Gas and Brake"), as well as the effects of foreign currency translation of approximately $4.3 million.

Interest Expense

  Car Rental Segment

        Interest expense for our car rental segment of $333.1 million for 2011 decreased 17.0% from $401.3 million for 2010. The decrease was primarily due to lower interest rates in 2011, partly offset by an increase in the weighted average debt outstanding as a result of an increased fleet size.

  Equipment Rental Segment

        Interest expense for our equipment rental segment of $45.3 million for 2011 increased 15.0% from $39.4 million for 2010. The increase was primarily due to a portion of the write-off of the unamortized debt costs in connection with the refinancing of our Senior ABL Facility which was allocated to our equipment rental segment in 2011.

  Other

        Other interest expense relating to interest on corporate debt of $271.9 million for 2011 decreased 4.9% from $285.8 million for 2010. The decrease was primarily due to lower rates in 2011, partly offset by increases due to the write-off of unamortized debt costs in connection with the refinancing of our Senior Term Facility and Senior ABL Facility, financing costs incurred in connection with the new Senior Term Facility and the write-off of unamortized debt costs in connection with the redemption of our 10.5% Senior Subordinated Notes and a portion of our 8.875% Senior Notes in 2011.

Interest Income

        Interest income decreased $6.8 million primarily due to interest on a value added tax reclaim received in 2010.

Other (Income) Expense, Net

        Other (income) expense, net increased $62.5 million primarily due to premiums paid in connection with the redemption of our 10.5% Senior Subordinated Notes and a portion of our 8.875% Senior Notes during 2011.

ADJUSTED PRE-TAX INCOME (LOSS)

Car Rental Segment

        Adjusted pre-tax income for our car rental segment of $850.2 million increased 32.5% from $641.9 million for 2010. The increase was primarily due to stronger volumes, improved residual values and disciplined cost management, partly offset by decreased pricing. Adjustments to our car rental segment income before income taxes for 2011 totaled $94.5 million (which consists of non-cash debt charges of $43.9 million, purchase accounting of $39.5 million, restructuring and restructuring related charges of $23.6 million, pension adjustment of $(13.1) million and loss on derivatives of $0.6 million). Adjustments to our car rental segment income before income taxes for 2010 totaled $200.1 million (which consists of non-cash debt charges of $133.3 million, purchase accounting of $37.0 million, restructuring and restructuring related charges of $30.0 million and gain on derivatives of $(0.2) million). See footnote (c) to the table under "Results of Operations" for a summary and description of these adjustments.

Equipment Rental Segment

        Adjusted pre-tax income for our equipment rental segment of $161.6 million increased 107.2% from $78.0 million for 2010. The increase was primarily due to stronger volumes and pricing, strong cost management performance and higher residual values on the disposal of used equipment. Adjustments to our equipment rental segment income before income taxes for 2011 totaled $92.3 million (which consists of purchase accounting of $44.4 million, restructuring and restructuring related charges of $42.4 million and non-cash debt charges of $5.5 million). Adjustments to our equipment rental loss before income taxes for 2010 totaled $92.6 million (which consists of purchase accounting of $50.1 million, restructuring and restructuring related charges of $35.0 million and non-cash debt charges of $7.5 million). See footnote (c) to the table under "Results of Operations" for a summary and description of these adjustments.

PROVISION FOR TAXES ON INCOME, NET INCOME ATTRIBUTABLE TO NONCONTROLLING
INTERESTS AND NET INCOME (LOSS) ATTRIBUTABLE TO THE HERTZ CORPORATION AND
SUBSIDIARIES' COMMON STOCKHOLDER

	Years Ended December 31,
(in millions of dollars)	2011	2010	$ Change	% Change
Income before income taxes	$373.9	$32.3	$341.6	N/M
Provision for taxes on income	(143.8)	(33.3)	(110.5)	331.7%

Net income (loss)	230.1	(1.0)	231.1	N/M
Less: Net income attributable to noncontrolling interests	(19.6)	(17.4)	(2.2)	12.5%

Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$210.5	$(18.4)	$228.9	N/M

Provision for Taxes on Income

        The effective tax rate for 2011 was 38.5% as compared to 103.1% in 2010. The provision for taxes on income increased $110.5 million, primarily due to higher income before income taxes, changes in geographic earnings mix and changes in valuation allowances for losses in certain non-U.S. jurisdictions for which tax benefits cannot be realized. See Note 8 to our audited annual consolidated financial statements included elsewhere in this prospectus.

Net Income Attributable to Noncontrolling Interests

        Net income attributable to noncontrolling interests increased 12.5% due to an increase in our formerly majority-owned subsidiary Navigation Solutions, L.L.C.'s net income for 2011 as compared to the year ended December 31, 2010. In December 2011, Hertz purchased the noncontrolling interest of Navigation Solutions, L.L.C., thereby increasing its ownership interest from 65% to 100%.

Net Income (Loss) Attributable to The Hertz Corporation and Subsidiaries' Common Stockholder

        The net income attributable to The Hertz Corporation and Subsidiaries' common stockholder was $210.5 million in 2011 compared to a loss in 2010 of $18.4 million primarily due to higher rental volumes in our worldwide car and equipment rental operations, improved residual values on the disposal of certain vehicles and used equipment, disciplined cost management, lower interest expense and increased pricing in our equipment rental operations, partly offset by lower pricing in our worldwide car rental operations, costs incurred in connection with the refinancing of our Senior Term Facility and Senior ABL Facility and the write-off of unamortized debt costs and premiums paid in connection with the redemption of our 10.5% Senior Subordinated Notes and a portion of our 8.875% Senior Notes during 2011. The impact of changes in exchange rates on net income was mitigated by the fact that not only revenues but also most expenses outside of the United States were incurred in local currencies.

Year Ended December 31, 2010 Compared with Year Ended December 31, 2009

REVENUES

	Years Ended December 31,
(in millions of dollars)	2010	2009	$ Change	% Change
Revenues by Segment:
Car rental	$6,486.2	$5,979.0	$507.2	8.5%
Equipment rental	1,070.1	1,110.9	(40.8)	(3.7)%
Other reconciling items	6.2	11.6	(5.4)	(46.6)%

Total revenues	$7,562.5	$7,101.5	$461.0	6.5%

Car Rental Segment

        Revenues from our car rental segment increased 8.5%, primarily as a result of increases in car rental transaction days worldwide of 7.3%, worldwide RPD of 0.2%, airport concession recovery fees of $49.1 million and refueling fees of $43.7 million, partly offset by the effects of foreign currency translation of approximately $18.2 million.

        RPD for worldwide car rental for the year ended December 31, 2010 increased 0.2% from 2009, due to an increase in International RPD of 0.9%, partly offset by a decrease in U.S. RPD of 0.1%. The increase in International RPD was primarily driven by an increase in Europe RPD of 1.4%. U.S. off-airport RPD improved by 2.9% and U.S. airport RPD decreased 1.1%. U.S. airport RPD decreased due to the lower RPD that our Advantage brand generates, as well as the competitive pricing environment.

Equipment Rental Segment

        Revenues from our equipment rental segment decreased 3.7%, primarily due to a 1.7% decrease in equipment rental volume, a 4.2% decline in pricing and a decrease in equipment sales of $12.3 million, partly offset by the effects of foreign currency translation of approximately $17.3 million. Decreases in equipment rental volume and equipment pricing, were due to continued suppression of commercial construction markets and continued tightening of credit markets for capital expansion, especially in the first half of 2010. Pricing also declined as industry fleet levels exceeded demand.

Other

        Revenues from all other sources decreased 46.6%, primarily due to a decrease in revenues from our third-party claim management services.

 EXPENSES

	Years Ended December 31,
(in millions of dollars)	2010	2009	$ Change	% Change
Expenses:
Fleet related expenses	$1,003.2	$880.1	$123.1	14.0%
Personnel related expenses	1,411.2	1,321.3	89.9	6.8%
Other direct operating expenses	1,869.0	1,885.4	(16.4)	(0.9)%

Direct operating	4,283.4	4,086.8	196.6	4.8%
Depreciation of revenue earning equipment and lease charges	1,868.1	1,933.8	(65.7)	(3.4)%
Selling, general and administrative	664.5	641.8	22.7	3.5%
Interest expense	726.5	653.7	72.8	11.1%
Interest income	(12.3)	(16.0)	3.7	(22.9)%
Other (income) expense, net	—	(48.5)	48.5	(100.0)%

Total expenses	$7,530.2	$7,251.6	$278.6	3.8%

        Total expenses increased 3.8%, and total expenses as a percentage of revenues decreased from 102.1% for the year ended December 31, 2009 to 99.6% for the year ended December 31, 2010.

Direct Operating Expenses

  Car Rental Segment

        Direct operating expenses for our car rental segment of $3,604.7 million in 2010 increased $174.0 million, or 5.1%, from 2009 as a result of increases in fleet related expenses, personnel related expenses and other direct operating expenses.

  Fleet related expenses for our car rental segment of $822.1 million in 2010 increased $92.3 million, or 12.6% from 2009. The increase was primarily related to worldwide rental volume demand which resulted in increases in gasoline costs of $35.0 million, self insurance expenses of $33.1 million, vehicle license taxes of $16.5 million and vehicle damage costs of $14.8 million, partly offset by the effects of foreign currency translation of approximately $5.8 million.

  Personnel related expenses for our car rental segment of $1,162.0 million in 2010 increased $83.7 million, or 7.8% from 2009. The increase was related to increases in salaries and related expenses of $35.2 million, outside services, including transporter wages of $22.2 million and incentive compensation costs of $26.1 million. The expense increases were primarily related to improved results, as well as additional U.S. off-airport and Advantage locations in 2010.

  Other direct operating expenses for our car rental segment of $1,620.6 million in 2010 decreased $2.0 million, or 0.1% from 2009. The decrease was primarily related to decreases in restructuring and restructuring related charges of $52.7 million, customer service costs of $12.5 million, field administrative of $5.0 million and field systems of $4.4 million. The decreases were primarily a result of disciplined cost management. The decreases were partly offset by increases in commissions of $30.2 million, concession fees of $27.4 million, charge card fees of $13.8 million and reservation costs of $5.2 million primarily related to improved car rental volume demand.

  Equipment Rental Segment

        Direct operating expenses for our equipment rental segment of $677.3 million in 2010 increased 2.1% from $663.4 million in 2010 as a result of increases in fleet related expenses and personnel related expenses, partly offset by a decrease in other direct operating expenses.

  Fleet related expenses for our equipment rental segment of $180.8 million in 2010 increased $24.4 million, or 15.6% from 2009. Equipment maintenance costs and freight costs increased by $13.7 million and $9.0 million, respectively, relating to efforts to maximize the use of our existing fleet.

  Personnel related expenses for our equipment rental segment of $209.8 million in 2010 increased $4.1 million, or 2.0% from 2009. The increase was related to increases in incentives of $3.1 million primarily related to improved results, as well as the effects of foreign currency translation of approximately $2.7 million. The increase was partly offset by a decrease in salaries and related expenses of $1.7 million primarily related to restructuring.

  Other direct operating expenses for our equipment rental segment of $286.7 million in 2010 decreased $14.6 million, or 4.8% from 2009. The decrease was primarily related to decreases in equipment rental cost of goods sold of $10.9 million, credit and collections expense of $7.3 million, facilities expenses of $3.9 million and field systems of $3.0 million, partly offset by the effects of foreign currency translation of approximately $4.6 million and an increase in re-rent expense of $2.3 million. The decreases were primarily a result of disciplined cost management and reductions in equipment rental volume.

Depreciation of Revenue Earning Equipment and Lease Charges

  Car Rental Segment

        Depreciation of revenue earning equipment and lease charges for our car rental segment of $1,594.6 million for the year ended December 31, 2010 decreased 1.4% from $1,616.6 million for the year ended December 31, 2009. The decrease was primarily due to an improvement in certain vehicle residual values and a change in mix of vehicles, partly offset by the effects of foreign currency translation of approximately $9.2 million.

  Equipment Rental Segment

        Depreciation of revenue earning equipment and lease charges in our equipment rental segment of $273.5 million for the year ended December 31, 2010 decreased 13.8% from $317.2 million for the year ended December 31, 2009. The decrease was primarily due to a 4.9% reduction in average acquisition cost of rental equipment operated during the period and higher residual values on the disposal of used equipment.

Selling, General and Administrative Expenses

        Selling, general and administrative expenses increased 3.5%, due to increases in advertising, sales promotion expenses and administrative expenses.

  Advertising expenses increased $20.7 million, or 18.3%, primarily due to a new television campaign in the U.S., as well as, a reduction in advertising funding received from third parties.

  Sales promotion expenses increased $1.6 million, or 1.2%, primarily related to the effects of foreign currency translation.

  Administrative expenses increased $0.4 million primarily due to increases in legal expenses related to the Dollar Thrifty Automotive Group transaction which has now been terminated, as well as consulting expenses, salaries and related expenses, foreign exchange losses and stock option expense, partly offset by a decrease in restructuring and restructuring related expenses.

Interest Expense

  Car Rental Segment

        Interest expense for our car rental segment of $401.3 million for the year ended December 31, 2010 increased 27.0% from $316.1 million for the year ended December 31, 2009. The increase was primarily due to an increase in the weighted average debt outstanding as a result of an increased fleet size.

  Equipment Rental Segment

        Interest expense for our equipment rental segment of $39.4 million for the year ended December 31, 2010 decreased 26.1% from $53.3 million for the year ended December 31, 2009. The decrease was primarily due to a reduction in the weighted average debt outstanding as a result of reduced fleet size.

  Other

        Other interest expense relating to interest on corporate debt of $285.8 million for the year ended December 31, 2010 increased 0.5% from $284.3 million for the year ended December 31, 2009.

Interest Income

        Interest income decreased $3.7 million primarily due to a decrease in interest income received in connection with value added tax reclaims.

Other (Income) Expense, Net

        Other (income) expense, net decreased $48.5 million due to a gain, net of transaction costs, recorded in connection with the buyback of portions of certain of our Senior Notes and Senior Subordinated Notes in 2009.

ADJUSTED PRE-TAX INCOME

Car Rental Segment

        Adjusted pre-tax income for our car rental segment of $641.9 million increased 39.8% from $459.2 million for the year ended December 31, 2009. The increase was primarily due to stronger volumes, increased pricing and disciplined cost management. Adjustments to our car rental segment income before income taxes on a GAAP basis for the years ended December 31, 2010 and 2009, totaled $200.1 million and $275.2 million, respectively. See footnote (c) to the table under "Results of Operations" for a summary and description of these adjustments.

Equipment Rental Segment

        Adjusted pre-tax income for our equipment rental segment of $78.0 million increased 2.1% from $76.4 million for the year ended December 31, 2009. The increase was primarily due to strong cost management performance and higher residual values on the disposal of used equipment, partly offset by reductions in volume and pricing. Adjustments to our equipment rental segment loss before income taxes on a GAAP basis for the years ended December 31, 2010 and 2009, totaled $92.6 million and $97.1 million, respectively. See footnote (c) to the table under "Results of Operations" for a summary and description of these adjustments.

 (PROVISION) BENEFIT FOR TAXES ON INCOME, NET INCOME ATTRIBUTABLE TO
NONCONTROLLING INTERESTS AND NET LOSS ATTRIBUTABLE TO THE HERTZ
CORPORATION AND SUBSIDIARIES' COMMON STOCKHOLDER

	Years Ended December 31,
(in millions of dollars)	2010	2009	$ Change	% Change
Income (loss) before income taxes	$32.3	$(150.1)	$182.4	(121.5)%
(Provision) benefit for taxes on income	(33.3)	50.8	(84.1)	(165.6)%

Net loss	(1.0)	(99.3)	98.3	(99.0)%
Less: Net income attributable to noncontrolling interests	(17.4)	(14.7)	(2.7)	18.4%

Net loss attributable to The Hertz Corporation and Subsidiaries' common stockholder	$(18.4)	$(114.0)	$95.6	(83.9)%

(Provision) Benefit for Taxes on Income

        The effective tax rate for the year ended December 31, 2010 was 103.1% as compared to 33.8% in the year ended December 31, 2009. The increased effective tax rate in 2010 is primarily due to the increase in income before income taxes in 2010, valuation allowances for losses in certain non-U.S. jurisdictions for which tax benefits cannot be realized and differences in foreign tax rates versus the U.S. Federal tax rate. See Note 8 to our audited annual consolidated financial statements included elsewhere in this prospectus.

Net Income Attributable to Noncontrolling Interests

        Net income attributable to noncontrolling interests increased 18.4% due to an increase in our majority-owned subsidiary Navigation Solutions, L.L.C.'s net income for the year ended December 31, 2010 as compared to the year ended December 31, 2009.

Net Loss Attributable to The Hertz Corporation and Subsidiaries' Common Stockholder

        The net loss attributable to The Hertz Corporation and Subsidiaries' common stockholder decreased 83.9% primarily due to higher rental volume and increased pricing in our worldwide car rental operations, improved residual values on the disposal of used equipment and certain vehicles and disciplined cost management, partly offset by lower rental volume and pricing in our worldwide equipment rental operations. The impact of changes in exchange rates on net loss was mitigated by the fact that not only revenues but also most expenses outside of the United States were incurred in local currencies.

Liquidity and Capital Resources

        Our domestic and international operations are funded by cash provided by operating activities and by extensive financing arrangements maintained by us in the United States and internationally.

Cash Flows

        As of September 30, 2012, we had cash and cash equivalents of $453.3 million, a decrease of $477.9 million from $931.2 million as of December 31, 2011. Such amount of cash and cash equivalents of $931.2 million as of December 31, 2011 represented a decrease of $1,442.8 million from December 31, 2010. This latter decrease was primarily related to proceeds received from debt offerings in September and December 2010 which were not used to pay down Corporate Debt until January and February 2011. The following table summarizes these changes:

	Nine Months Ended September 30,			Years Ended December 31,
			2012 vs. 2011 $ Change				2011 vs. 2010 $ Change	2010 vs. 2009 $ Change
(in millions of dollars)	2012	2011		2011	2010	2009
Cash provided by (used in):
Operating activities	$2,142.4	$1,661.3	$481.1	$2,258.5	$2,237.9	$1,701.8	$20.6	$536.1
Investing activities	(3,255.6)	(3,465.0)	209.4	(2,192.9)	(943.6)	(1,208.0)	(1,249.3)	264.4
Financing activities	634.3	(199.0)	833.3	(1,512.2)	104.5	(137.5)	(1,616.7)	242.0
Effect of exchange rate changes	1.0	14.0	(13.0)	3.8	(10.3)	35.2	14.1	(45.5)

Net change in cash and cash equivalents	$(477.9)	$(1,988.7)	$1,510.8	$(1,442.8)	$1,388.5	$391.5	$(2,831.3)	$997.0

        In November 2012, we used approximately $123.2 million of cash on hand to fund the Dollar Thrifty Acquisition.

        During the nine months ended September 30, 2012, we generated $481.1 million more cash from operating activities compared with the same period in 2011. The increase was primarily a result of higher earnings before interest, depreciation and amortization, improved working capital and reduced interest expense as well as due to the timing of our payments. During the year ended December 31, 2011, we generated $20.6 million more cash from operating activities compared with the same period in 2010. The increase was primarily due to an increase in net income before depreciation, amortization and other non-cash expenses and higher prepaid expenses in 2010, partly offset by the timing of our vendor payments, equipment rental customer receivables and VAT receivables, as well as premiums paid to redeem debt in 2011 and timing of our interest payments. During the year ended December 31, 2010, we generated $536.1 million more cash from operating activities compared with the same period in 2009. The increase was primarily due to a change in accounts payable driven by effective management of vendor terms taken in 2010, a change in accrued liabilities due to cash payments in 2009 relating to the buydown of our rate on our interest rate swaps as well as increased restructuring payments in 2009 and an increase in net income before depreciation, amortization and other non-cash expenses.

        Our primary use of cash in investing activities is for the acquisition of revenue earning equipment, which consists of cars and equipment.

        During the nine months ended September 30, 2012, we used $209.4 million less cash for investing activities compared with the same period in 2011. The decrease in the use of funds was primarily due to decreases in revenue earning equipment expenditures and a decrease in the year-over-year change in restricted cash and cash equivalents and acquisitions during the period, partly offset by a decrease in the proceeds from disposal of revenue earning equipment in our car rental operations. The decrease in revenue earning equipment expenditures in our car rental operations was primarily due to the shift from the purchase of program cars to more non-program cars which have longer holding periods as compared to program cars. This decrease was partly offset by an increase in revenue earning equipment expenditures in our equipment rental operations due to the timing of purchases and payments. During the year ended December 31, 2011, we used $1,249.3 million more cash for investing activities compared with the same period in 2010. The increase in the use of funds was primarily due to increased purchases of revenue earning equipment and property and equipment, the year-over-year change in restricted cash and cash equivalents and the Donlen acquisition, partly offset by an increase in proceeds from disposal of revenue earning equipment.

        As of September 30, 2012, December 31, 2011 and December 31, 2010, we had $376.8 million, $308.0 million and $207.6 million, respectively, of restricted cash and cash equivalents to be used for the purchase of revenue earning vehicles and other specified uses under our fleet financing facilities, our Like Kind Exchange Program, or "LKE Program," and to satisfy certain of our self-insurance regulatory reserve requirements. The increase in restricted cash and cash equivalents of $68.8 million and $100.4 million from December 31, 2011 to September 30, 2012 and December 31, 2010 to December 31, 2011, respectively, primarily related to the timing of purchases and sales of revenue earning vehicles. See "Income Taxes" below.

        During the year ended December 31, 2010, we used $264.4 million less cash for investing activities compared with the same period in 2009. The decrease in the use of funds was primarily due to an increase in proceeds from the disposal of revenue earning equipment, partly offset by an increase in revenue earning equipment expenditures, the year-over-year change in restricted cash and cash equivalents and an increase in property and equipment expenditures. The increase in revenue earning equipment expenditures and in proceeds from the disposal of revenue earning equipment was related to higher car rental volumes and a general improvement in the car rental market.

        During the nine months ended September 30, 2012, cash flows from financing activities increased by $833.3 million compared with the same period in 2011. The increase was primarily due to payment of a greater amount of pre-funded debt associated with the redemptions of our 8.875% Senior Notes in the prior year. During the year ended December 31, 2011, we used $1,616.7 million more cash for financing activities compared with the same period in 2010. The increase was primarily due to a decrease in proceeds under the revolving lines of credit, net, payment of long-term debt (includes redemption of $518.5 million principal amount of 10.5% Senior Subordinated Notes, redemption of $1,585 million principal amount of our outstanding 8.875% Senior Notes and a payment of $1.3 billion for the 2005 Senior Term Facility) and payments of short-term borrowings, partly offset by an increase in proceeds from the issuance of long-term debt (includes $1.4 billion Senior Term Facility issued March 2011 and $1 billion of 6.75% Senior Notes issued in February and March 2011). During the year ended December 31, 2010, we generated $242.0 million more cash from financing activities compared with the same period in 2009. The increase was primarily due to increases in net proceeds under the revolving lines of credit and proceeds from the issuance of long-term debt (includes the issuances of $700 million aggregate principal amount of 7.50% Senior Notes in September 2010 and $500 million aggregate principal amount of 7.375% Senior Notes in December 2010), partly offset by the payment of long-term debt and short-term borrowings and prior year's proceeds from capital invested by Hertz Holdings.

Capital Expenditures

        The tables below set forth the revenue earning equipment and property and equipment capital expenditures and related disposal proceeds, on a cash basis consistent with our consolidated statements of cash flows, by quarter for 2012, 2011, 2010 and 2009 (in millions of dollars).

	Revenue Earning Equipment			Property and Equipment
	Capital Expenditures	Disposal Proceeds	Net Capital Expenditures (Disposal Proceeds)	Capital Expenditures	Disposal Proceeds	Net Capital Expenditures
2012
First Quarter	$2,648.7	$(2,009.3)	$639.4	$74.2	$(47.6)	$26.6
Second Quarter	3,050.2	(1,599.0)	1,451.2	63.0	(8.8)	54.2
Third Quarter	1,982.1	(1,207.1)	775.0	92.2	(38.2)	54.0

	$7,681.0	$(4,815.4)	$2,865.6	$229.4	$(94.6)	$134.8

2011
First Quarter	$1,963.8	$(1,690.2)	$273.6	$56.8	$(14.5)	$42.3
Second Quarter	3,503.0	(1,798.7)	1,704.3	68.6	(13.9)	54.7
Third Quarter	2,397.8	(1,443.5)	954.3	76.9	(19.7)	57.2
Fourth Quarter	1,589.7	(2,918.0)	(1,328.3)	79.4	(5.7)	73.7

Total Year	$9,454.3	$(7,850.4)	$1,603.9	$281.7	$(53.8)	$227.9

2010
First Quarter	$2,214.5	$(1,606.4)	$608.1	$51.3	$(6.7)	$44.6
Second Quarter	3,102.8	(1,836.8)	1,266.0	40.7	(8.5)	32.2
Third Quarter	1,796.4	(1,702.8)	93.6	42.3	(10.3)	32.0
Fourth Quarter	1,327.2	(2,372.4)	(1,045.2)	44.9	(13.4)	31.5

Total Year	$8,440.9	$(7,518.4)	$922.5	$179.2	$(38.9)	$140.3

2009
First Quarter	$1,399.6	$(2,045.1)	$(645.5)	$26.7	$(5.2)	$21.5
Second Quarter	2,140.9	(1,195.1)	945.8	21.6	0.2	21.8
Third Quarter	1,654.0	(986.6)	667.4	20.7	(1.1)	19.6
Fourth Quarter	2,332.8	(1,879.8)	453.0	31.7	(17.6)	14.1

Total Year	$7,527.3	$(6,106.6)	$1,420.7	$100.7	$(23.7)	$77.0

	Nine Months Ended September 30,		Years Ended December 31,
	2012	2011	2011	2010	2009
Revenue earning equipment expenditures:
Car rental	$7,074.5	$7,452.1	$8,865.6	$8,274.1	$7,442.3
Equipment rental	606.5	412.5	588.7	166.8	85.0

Total	$7,681.0	$7,864.6	$9,454.3	$8,440.9	$7,527.3

        Revenue earning equipment expenditures in our car rental and equipment rental operations for the nine months ended September 30, 2012 decreased by 5.1% and increased by 47.0%, respectively, compared to the nine months ended September 30, 2011. The decrease in our car rental operations revenue earning equipment expenditures was primarily due to the shift from the purchase of program cars to more non-program cars which have longer holding periods as compared to program cars, resulting in a slower rotation of fleet during the nine months ended September 30, 2012 as compared to the nine months ended September 30, 2011. The increase in our equipment rental operations revenue earning equipment expenditures was primarily due to the timing of purchases and payments during the nine months ended September 30, 2012 as compared to the nine months ended September 30, 2011.

        Revenue earning equipment expenditures in our car rental and equipment rental operations for the year ended December 31, 2011 increased by 7.1% and 253.0%, respectively, compared to the year ended December 31, 2010. The increase in our car rental operations revenue earning equipment expenditures was primarily due to higher rental volumes during the year ended December 31, 2011 as compared to the year ended December 31, 2010, which required us to increase fleet levels. The increase in our equipment rental operations revenue earning equipment expenditures was primarily due to a continued improvement in the economic conditions as well as efforts to reduce the age of our fleet during the year ended December 31, 2011.

        Revenue earning equipment expenditures in our car rental and equipment rental operations for the year ended December 31, 2010 increased by 11.2% and 96.1%, respectively, compared to the year ended December 31, 2009. The increase in our car rental operations revenue earning equipment expenditures was primarily due to higher rental volumes during the year ended December 31, 2010 as compared to the year ended December 31, 2009, which required us to increase fleet levels. The increase in our equipment rental operations revenue earning equipment expenditures was primarily due to an improvement in the economic conditions during the second half of the year ended December 31, 2010.

	Nine Months Ended September 30,		Years Ended December 31,
	2012	2011	2011	2010	2009
Property and equipment expenditures:
Car rental	$170.9	$169.2	$244.3	$156.0	$90.8
Equipment rental	29.8	19.7	28.8	19.3	9.4
Other	28.7	13.4	8.6	3.9	0.5

Total	$229.4	$202.3	$281.7	$179.2	$100.7

        Property and equipment expenditures in our car rental operations, equipment rental operations and for all other activities for the nine months ended September 30, 2012 increased by $1.7 million, $10.1 million and $15.3 million, respectively, compared to the nine months ended September 30, 2011. The increase in property and equipment expenditures was primarily due to increased locations in our operations, continued improvement in economic conditions and business performance during the nine months ended September 30, 2012. Property and equipment expenditures in our car rental operations, equipment rental operations and for all other activities for the year ended December 31, 2011 increased by $88.3 million, $9.5 million and $4.7 million, respectively, compared to the year ended December 31, 2010. The car rental and equipment rental increases are a result of increased volumes, an improvement in the economic conditions during the year, as well as, in car rental due to the opening of new off-airport locations. Property and equipment expenditures in our car rental operations, equipment rental operations and for all other activities for the year ended December 31, 2010 increased by $65.2 million, $9.9 million and $3.4 million, respectively, compared to the year ended December 31, 2009. The car rental increase is a result of increased car rental volumes, an improvement in the economic conditions during the year, as well as, the opening of new off-airport locations.

Financing

        Our primary liquidity needs generally include servicing of corporate and fleet related debt, the payment of operating expenses and purchases of rental vehicles and equipment to be used in our operations. Our primary sources of funding are operating cash flows, cash received on the disposal of vehicles and equipment, borrowings under our asset-backed securitizations and our asset-based revolving credit facilities and access to the credit markets generally.

        As of September 30, 2012, we had $12.3 billion of total indebtedness outstanding. Cash paid for interest during the nine months ended September 30, 2012, was $383.2 million, net of amounts capitalized. Accordingly, we are highly leveraged and a substantial portion of our liquidity needs arise from debt service on our indebtedness and from the funding of our costs of operations, capital expenditures and acquisitions.

        Our liquidity as of September 30, 2012 consisted of cash and cash equivalents, unused commitments under our Senior ABL Facility and unused commitments under our fleet debt. For a description of these amounts, see Note 7 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus as well as "—Borrowing Capacity and Availability" below.

        The aggregate amounts of maturities of debt for each of the twelve-month periods ending September 30 (in millions of dollars), determined on the basis of indebtedness that was outstanding as of September 30, 2012, are as follows:

2013	$5,785.1	(including $5,136.2 of other short-term borrowings*)
2014	$254.0
2015	$1,769.6
2016	$329.2
2017	$266.0
After 2017	$3,893.0

*
Our short-term borrowings as of September 30, 2012 include, among other items, the amounts outstanding under the European Securitization, Australian Securitization, Senior ABL Facility, U.S. Fleet Financing Facility, U.S. Fleet Variable Funding Notes, Brazilian Fleet Financing Facility, Canadian Securitization, Capitalized Leases, European Revolving Credit Facility and the Donlen GN II Variable Funding Notes. These amounts are reflected as short-term borrowings, regardless of the facility maturity date, as these facilities are revolving in nature and/or the outstanding borrowings have maturities of three months or less.

        We believe that cash generated from operations and cash received on the disposal of vehicles and equipment, together with amounts available under various liquidity facilities will be adequate to permit us to meet our debt maturities over the next twelve months.

        In January 2011, Hertz redeemed in full its outstanding ($518.5 million principal amount) 10.50% Senior Subordinated Notes due 2016 which resulted in premiums paid of $27.2 million and the write-off of unamortized debt costs of $8.6 million. In January and February 2011, Hertz redeemed $1,105 million principal amount of its outstanding 8.875% Senior Notes due 2014 which resulted in premiums paid of $24.5 million and the write-off of unamortized debt costs of $14.4 million. Hertz used the proceeds from the September 2010 issuance of $700 million aggregate principal amount of 7.50% Senior Notes, the December 2010 issuance of $500 million aggregate principal amount of 7.375% Senior Notes and the February 2011 issuance of $500 million aggregate principal amount of 6.75% Senior Notes (see below) for these redemptions. Premiums paid, if any, are recorded in "Other (income) expense, net" on our consolidated statement of operations.

        In February 2011, Hertz issued $500 million aggregate principal amount of 6.75% Senior Notes due 2019. In March 2011, Hertz issued an additional $500 million aggregate principal of the 6.75% Senior Notes due 2019. The proceeds of this March 2011 offering were used in April 2011 to redeem $480 million principal amount of Hertz's outstanding 8.875% Senior Notes due 2014 which resulted in premiums paid during the year ended December 31, 2011, of $10.7 million, recorded in "Other

(income) expense, net" on our consolidated statement of operations, and the write-off of unamortized debt costs of $5.8 million. On March 13, 2012, Hertz issued an additional $250 million aggregate principal amount of 6.75% Senior Notes (the 2019 Notes that are, in part, the subject of these exchange offers). Also in March 2012, Hertz used the proceeds of this March 2012 offering to redeem at par all of its outstanding 8.875% Senior Notes due 2014 ($162.3 million principal amount) and, together with cash on hand, all of its outstanding 7.875% Senior Notes due 2014 (€213.5 million principal amount, or $284.3 million equivalent based on the applicable exchange rate as of March 31, 2012), which resulted in the write-off of unamortized debt costs of $3.2 million.

        In addition, as discussed in the section of this prospectus entitled "Summary—Recent Developments—Dollar Thrifty Acquisition," in November 2012 Hertz consummated the acquisition of Dollar Thrifty, or the "Dollar Thrifty Acquisition." In connection with the Dollar Thrifty Acquisition, on October 16, 2012, HDTFS, Inc. (referred to herein as the "Escrow Issuer") issued $700 million aggregate principal amount of 5.875% Senior Notes due 2020 (the 2020 Notes that are, in part, the subject of these exchange offers) and $500 million aggregate principal amount of 6.250% Senior Notes due 2022 (the 2022 Notes that are, in part, the subject of these exchange offers). The proceeds from this issuance were placed in escrow pending consummation of the Dollar Thrifty Acquisition. Contemporaneously with the consummation of the Dollar Thrifty Acquisition, the proceeds from the issuance were released from escrow, the Escrow Issuer merged with and into Hertz, with Hertz continuing as the surviving entity, and Hertz assumed the Escrow Issuer's obligations under the 2020 Notes, the 2022 Notes and the 2020 and 2022 Indenture.

        Hertz's obligations under the indentures for the Senior Notes are guaranteed by each of its direct and indirect domestic subsidiaries that is a guarantor under the Senior Term Facility. The guarantees of all of the Subsidiary Guarantors may be released to the extent such subsidiaries no longer guarantee our Senior Credit Facilities in the United States.

        The indentures for the Senior Notes contain covenants that, among other things, limit or restrict the ability of the Hertz credit group to incur additional indebtedness, incur guarantee obligations, prepay certain indebtedness, make certain restricted payments (including paying dividends, redeeming stock or making other distributions to parent entities of Hertz and other persons outside of the Hertz credit group), make investments, create liens, transfer or sell assets, merge or consolidate, and enter into certain transactions with Hertz's affiliates that are not members of the Hertz credit group.

        Also in connection with the Dollar Thrifty Acquisition, Hertz incurred additional indebtedness of $750 million under the Senior Term Facility pursuant to the Incremental Term Loans. After taking into account Hertz Holdings' use of approximately $400 million of cash and cash equivalents available from Dollar Thrifty, the purchase price for Dollar Thrifty's common stock was approximately $2.1 billion. For a description of the pro forma impact of, among other events, the Dollar Thrifty Acquisition, see the section of this prospectus entitled "Unaudited Pro Forma Condensed Combined Financial Information."

        In January 2013, HVF issued the Series 2013-1 Rental Car Asset Backed Notes in an aggregate original principal amount of $950 million. See "Summary—Recent Developments—2013 ABS Offering." The net proceeds from the sale of the notes will be, to the extent permitted by the applicable agreements, (i) used to pay the purchase price of vehicles acquired by HVF pursuant to Hertz Holdings' U.S. ABS Program (as defined below under "Description of Certain Indebtedness—Fleet Debt—U.S. ABS Program"), (ii) used to pay the principal amount of other U.S. ABS Program indebtedness that is then permitted or required to be paid or (iii) released to HVF to be distributed to Hertz or otherwise used by HVF for general purposes. See "Description of Certain Indebtedness—Fleet Debt" for a further description of the U.S. ABS Program.

        For further information on our indebtedness, see the section of this prospectus entitled "Description of Certain Indebtedness" and Note 4 to our audited annual consolidated financial statements and Note 7 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

        A significant number of cars that we purchase are subject to repurchase by car manufacturers under contractual repurchase or guaranteed depreciation programs. Under these programs, car manufacturers agree to repurchase cars at a specified price or guarantee the depreciation rate on the cars during a specified time period, typically subject to certain car condition and mileage requirements. We use book values derived from this specified price or guaranteed depreciation rate to calculate financing capacity under certain asset-backed and asset-based financing arrangements.

        In the event of a bankruptcy of a car manufacturer, our liquidity would be impacted by several factors including reductions in fleet residual values and the risk that we would be unable to collect outstanding receivables due to us from such bankrupt manufacturer. In addition, the program cars manufactured by any such company would need to be removed from our financing facilities or re-designated as non-program vehicles, which would require us to furnish additional credit enhancement associated with these program vehicles. For a discussion of the risks associated with a manufacturer's bankruptcy or our reliance on asset-backed and asset-based financing, see the sections of this prospectus entitled "Risk Factors—Risks Related to Our Business—The failure of a manufacturer of our program cars to fulfill its obligations under a repurchase or guaranteed depreciation program could expose us to loss on those program cars and materially adversely affect certain of our financing arrangements, which could in turn materially adversely affect our liquidity, cash flows, financial condition and results of operations" and "Risk Factors—Risks Related to Our Substantial Indebtedness."

        We rely significantly on asset-backed and asset-based financing arrangements to purchase cars for our domestic and international car rental fleet. The amount of financing available to us pursuant to these programs depends on a number of factors, many of which are outside our control, including recently adopted legislation, proposed SEC rules and regulations and other legislative and administrative developments. In this regard, there has been uncertainty regarding the potential impact of recently proposed SEC rules and regulations governing the issuance of asset-backed securities and additional requirements contained in the Dodd-Frank Wall Street Reform and Consumer Protection Act. While we will continue to monitor these developments and their impact on our ABS program, the SEC rules and regulations, once adopted and implemented, may impact our ability and/or desire to engage in asset-backed financings in the future. For further information concerning our asset-backed financing programs, see Note 4 to our audited annual consolidated financial statements and Note 7 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. For a discussion of the risks associated with our reliance on asset-backed and asset-based financing and the significant amount of indebtedness, see the section of this prospectus entitled "Risk Factors—Risks Related to Our Substantial Indebtedness."

Covenants

        Certain of our debt instruments and credit facilities contain a number of covenants that, among other things, limit or restrict the ability of the borrowers and the guarantors to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay certain indebtedness, make certain restricted payments (including paying dividends, redeeming stock or making other distributions), create liens, make investments, make acquisitions, engage in mergers, fundamentally change the nature of their business, make capital expenditures, or engage in certain transactions with certain affiliates.

        Under the terms of our Senior Term Facility and Senior ABL Facility, we are not subject to ongoing financial maintenance covenants; however, under the Senior ABL Facility, failure to maintain certain levels of liquidity will subject the Hertz credit group to a contractually specified fixed charge coverage ratio of not less than 1:1 for the four quarters most recently ended. As of September 30, 2012, we were not subject to such contractually specified fixed charge coverage ratio.

        In addition to borrowings under our Senior Credit Facilities, we have a significant amount of additional debt outstanding. For further information on the terms of our Senior Credit Facilities as well as our significant amount of other debt outstanding, see the section of this prospectus entitled "Description of Certain Indebtedness" and Note 4 to our audited annual consolidated financial statements and Note 7 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. For a discussion of the risks associated with our significant indebtedness, see the section of this prospectus entitled "Risk Factors—Risks Related to Our Substantial Indebtedness."

Borrowing Capacity and Availability

        As of September 30, 2012, the following facilities were available for the use of Hertz and its subsidiaries (in millions of dollars):

	Remaining Capacity	Availability Under Borrowing Base Limitation
Corporate Debt
Senior ABL Facility	$1,037.3	$1,016.5

Total Corporate Debt	1,037.3	1,016.5

Fleet Debt
U.S. Fleet Variable Funding Notes	288.1	—
Donlen GN II Variable Funding Notes	105.8	—
U.S. Fleet Financing Facility	31.1	—
European Revolving Credit Facility	—	—
European Securitization	101.3	—
Canadian Securitization	55.8	—
Australian Securitization	97.0	1.2
Capitalized Leases	117.0	—

Total Fleet Debt	796.1	1.2

Total	$1,833.4	$1,017.7

        Our borrowing capacity and availability primarily comes from our "revolving credit facilities," which are a combination of asset-backed securitization facilities and asset-based revolving credit facilities. Creditors under each of our revolving credit facilities have a claim on a specific pool of assets as collateral. Our ability to borrow under each revolving credit facility is a function of, among other things, the value of the assets in the relevant collateral pool. We refer to the amount of debt we can borrow given a certain pool of assets as the "borrowing base."

        We refer to "Remaining Capacity" as the maximum principal amount of debt permitted to be outstanding under the respective facility (i.e., the amount of debt we could borrow assuming we possessed sufficient assets as collateral) less the principal amount of debt then-outstanding under such facility.

        We refer to "Availability Under Borrowing Base Limitation" as the lower of Remaining Capacity or the borrowing base less the principal amount of debt then-outstanding under such facility (i.e., the amount of debt we could borrow given the collateral we possess at such time).

        As of September 30, 2012, the Senior Term Facility had approximately $0.3 million available under the letter of credit facility and the Senior ABL Facility had $1,092.3 million available under the letter of credit facility sublimit, subject to borrowing base restrictions.

        Substantially all of our revenue earning equipment and certain related assets are owned by special purpose entities, or are encumbered in favor of our lenders under our various credit facilities.

        Some of these special purpose entities are consolidated variable interest entities, of which we are the primary beneficiary, whose sole purpose is to provide commitments to lend in various currencies subject to borrowing bases comprised of rental vehicles and related assets of certain of Hertz International, Ltd.'s subsidiaries. As of September 30, 2012 and December 31, 2011, our International Fleet Financing No. 1 B.V., International Fleet Financing No. 2 B.V. and HA Funding Pty, Ltd. variable interest entities had total assets primarily comprised of loans receivable and revenue earning equipment of $658.5 million and $456.3 million, respectively, and total liabilities primarily comprised of debt of $658.0 million and $455.8 million, respectively.

Contractual Obligations

        The following table details the contractual cash obligations for debt and related interest payable, operating leases and concession agreements, tax liability for uncertain tax positions and related interest and other purchase obligations as of December 31, 2011 (in millions of dollars):

		Payments Due by Period
	Total	2012	2013 to 2014	2015 to 2016	After 2016	All Other
Debt(1)	$10,925.6	$3,888.8	$1,635.7	$1,623.6	$3,777.5	$—
Interest on debt(2)	2,288.7	511.4	775.0	506.2	496.1	—
Operating leases and concession agreements(3)	1,916.4	468.6	623.5	285.6	538.7	—
Uncertain tax positions liability and interest(4)	23.6	—	—	—	—	23.6
Purchase obligations(5)	6,376.0	6,331.0	37.0	5.5	2.5	—

Total	$21,530.3	$11,199.8	$3,071.2	$2,420.9	$4,814.8	$23.6

(1)
Amounts represent aggregate debt obligations included in "Debt" in our consolidated balance sheet and include $3,216.3 million of other short-term borrowings. See Note 4 to our audited annual consolidated financial statements and Note 7 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Our short-term borrowings as of December 31, 2011 included, among other items, the amounts outstanding under the European Securitization, Australian Securitization, U.S. Fleet Financing Facility, U.S. Variable Funding Notes, Brazilian Fleet Financing Facility, Canadian Securitization, Capitalized Leases, European Revolving Credit Facility and Donlen GN II Variable Funding Notes. These amounts are reflected as short-term borrowings, regardless of the facility maturity date, as these facilities are revolving in nature and/or the outstanding borrowings have maturities of three months or less.

(2)
Amounts represent the estimated commitment fees and interest payments based on the principal amounts, minimum non-cancelable maturity dates and applicable interest rates on the debt at December 31, 2011. The minimum non-cancelable obligations under the U.S. Fleet Variable Funding Notes, Senior ABL Facility, U.S. Fleet Financing Facility, European Revolving Credit Facility, European Securitization, Canadian Securitization, Australian Securitization and Brazilian Fleet Financing Facility mature between January 2012 and September 2015.

(3)
Includes obligations under various concession agreements, which provide for payment of rents and a percentage of revenue with a guaranteed minimum, and lease agreements for real estate, revenue earning equipment and office and computer equipment. Such obligations are reflected to the extent of their minimum non-cancelable terms. See Note 9 to our audited annual consolidated financial statements included elsewhere in this prospectus.

(4)
As of December 31, 2011, this represents our tax liability for uncertain tax positions and related net accrued interest and penalties of $19.9 million and $3.7 million, respectively. We are unable to reasonably estimate the timing of our uncertain tax positions liability and interest and penalty payments in individual years beyond twelve months due to uncertainties in the timing of the effective settlement of tax positions. See Note 8 to our audited annual consolidated financial statements and Note 5 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

(5)
Purchase obligations represent agreements to purchase goods or services that are legally binding on us and that specify all significant terms, including fixed or minimum quantities; fixed, minimum or variable price provisions; and the approximate timing of the transaction. Only the minimum non-cancelable portion of purchase agreements and related cancellation penalties are included as obligations. In the case of contracts, which state minimum quantities of goods or services, amounts reflect only the stipulated minimums; all other contracts reflect estimated amounts. Of the total purchase obligations as of December 31, 2011, $6,245.4 million represent fleet purchases where contracts have been signed or are pending with committed orders under the terms of such arrangements. We do not regard our employment relationships with our employees as "agreements to purchase services" for these purposes.

        The table excludes our pension and other postretirement benefit obligations. We contributed $58.9 million to our U.S. pension plan during 2011 and expect to contribute between $30 million and $40 million to our U.S. pension plan during 2012. The level of contributions varies, and is dependent on a number of factors including investment returns, interest rate fluctuations, plan demographics, funding regulations and the results of the final actuarial valuation. See Note 5 to our audited annual consolidated financial statements and Note 8 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Off-Balance Sheet Commitments and Arrangements

        As of September 30, 2012 and December 31, 2011, the following guarantees (including indemnification commitments) were issued and outstanding:

Indemnification Obligations

        In the ordinary course of business, we execute contracts involving indemnification obligations customary in the relevant industry and indemnifications specific to a transaction such as the sale of a business. These indemnification obligations might include claims relating to the following: environmental matters; intellectual property rights; governmental regulations and employment-related matters; customer, supplier and other commercial contractual relationships; and financial matters. Performance under these indemnification obligations would generally be triggered by a breach of terms of the contract or by a third party claim. We regularly evaluate the probability of having to incur costs associated with these indemnification obligations and have accrued for expected losses that are probable and estimable. The types of indemnification obligations for which payments are possible include the following:

  Sponsors; Directors

        We have entered into customary indemnification agreements with Hertz Holdings, the Sponsors and Hertz Holdings' stockholders affiliated with the Sponsors, pursuant to which Hertz Holdings and we will indemnify the Sponsors, Hertz Holdings' stockholders affiliated with the Sponsors and their respective affiliates, directors, officers, partners, members, employees, agents, representatives and controlling persons, against certain liabilities arising out of performance of a consulting agreement with Hertz Holdings and each of the Sponsors and certain other claims and liabilities, including liabilities arising out of financing arrangements or securities offerings. We do not believe that these indemnifications are reasonably likely to have a material impact on us. Hertz Holdings has entered into indemnification agreements with each of its directors.

  Environmental

        We have indemnified various parties for the costs associated with remediating numerous hazardous substance storage, recycling or disposal sites in many states and, in some instances, for natural resource damages. The amount of any such expenses or related natural resource damages for which we may be held responsible could be substantial. The probable expenses that we expect to incur for such matters have been accrued, and those expenses are reflected in our consolidated financial statements. As of September 30, 2012 and December 31, 2011, the aggregate amounts accrued for environmental liabilities, including liability for environmental indemnities, reflected in our unaudited condensed consolidated balance sheets in "Accrued liabilities" and our audited consolidated balance sheets in "Other accrued liabilities" were $1.5 million and $1.5 million, respectively. The accrual generally represents the estimated cost to study potential environmental issues at sites deemed to require investigation or clean-up activities, and the estimated cost to implement remediation actions, including on-going maintenance, as required. Cost estimates are developed by site. Initial cost estimates are based on historical experience at similar sites and are refined over time on the basis of in-depth studies of the sites. For many sites, the remediation costs and other damages for which we ultimately may be responsible cannot be reasonably estimated because of uncertainties with respect to factors such as our connection to the site, the materials there, the involvement of other potentially responsible parties, the application of laws and other standards or regulations, site conditions, and the nature and scope of investigations, studies, and remediation to be undertaken (including the technologies to be required and the extent, duration, and success of remediation).

Risk Management

        For a discussion of additional risks arising from our operations, including vehicle liability, general liability and property damage insurable risks, see the section of this prospectus entitled "Business—Risk Management."

Market Risks

        We are exposed to a variety of market risks, including the effects of changes in interest rates (including credit spreads), foreign currency exchange rates and fluctuations in gasoline prices. We manage our exposure to these market risks through our regular operating and financing activities and, when deemed appropriate, through the use of derivative financial instruments. Derivative financial instruments are viewed as risk management tools and have not been used for speculative or trading purposes. In addition, derivative financial instruments are entered into with a diversified group of major financial institutions in order to manage our exposure to counterparty nonperformance on such instruments. For more information on these exposures, see Note 13 to both our audited annual consolidated financial statements and our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Interest Rate Risk

        From time to time, we may enter into interest rate swap agreements and/or interest rate cap agreements to manage interest rate risk. See Notes 4 and 13 to our audited annual consolidated financial statements and Notes 7 and 13 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

        We have a significant amount of debt with variable rates of interest based generally on LIBOR, Euro inter-bank offered rate, or "EURIBOR," or their equivalents for local currencies or bank conduit commercial paper rates plus an applicable margin. Increases in interest rates could therefore significantly increase the associated interest payments that we are required to make on this debt. See Note 4 to our audited annual consolidated financial statements and Note 7 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

        We have assessed our exposure to changes in interest rates by analyzing the sensitivity to our earnings assuming various changes in market interest rates. Assuming a hypothetical increase of one percentage point in interest rates on our debt portfolio as of September 30, 2012, our net income would decrease by an estimated $32.3 million over a twelve-month period.

        Consistent with the terms of the agreements governing the respective debt obligations, we may hedge a portion of the floating rate interest exposure under the various debt facilities to provide protection in respect of such exposure.

Foreign Currency Risk

        We have foreign currency exposure to exchange rate fluctuations worldwide and primarily with respect to the Euro, Canadian dollar, Australian dollar and British pound.

        We manage our foreign currency risk primarily by incurring, to the extent practicable, operating and financing expenses in the local currency in the countries in which we operate, including making fleet and equipment purchases and borrowing locally. Also, we have purchased foreign exchange options to manage exposure to fluctuations in foreign exchange rates for selected marketing programs. The effect of exchange rate changes on these financial instruments would not materially affect our consolidated financial position, results of operations or cash flows. Our risks with respect to foreign exchange options are limited to the premium paid for the right to exercise the option and the future performance of the option's counterparty.

        We also manage exposure to fluctuations in currency risk on intercompany loans we make to certain of our subsidiaries by entering into foreign currency forward contracts at the time of the loans which are intended to offset the impact of foreign currency movements on the underlying intercompany loan obligations.

        For the three and nine months ended September 30, 2012, our consolidated statement of operations contained realized and unrealized losses relating to the effects of foreign currency of $3.2 million and $8.6 million, respectively. For the three and nine months ended September 30, 2011, our consolidated statement of operations contained realized and unrealized losses relating to the effects of foreign currency of $9.2 million and $16.9 million, respectively.

        See Note 13 to both our audited annual consolidated financial statements and our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

 Other Risks

        We purchase unleaded gasoline and diesel fuel at prevailing market rates and maintain a program to manage our exposure to changes in fuel prices through the use of derivative commodity instruments. For the three-month and nine-month periods ended September 30, 2012, we recognized losses of $2.1 million and $0.6 million, respectively, in "Direct operating" on our consolidated statement of operations relating to our gasoline swaps. See Note 13 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Inflation

        The increased cost of vehicles is the primary inflationary factor affecting us. Many of our other operating expenses are also expected to increase with inflation, including health care costs and gasoline. Management does not expect that the effect of inflation on our overall operating costs will be greater for us than for our competitors.

Income Taxes

        In January 2006, we implemented a LKE Program for our U.S. car rental business. Pursuant to the program, we dispose of vehicles and acquire replacement vehicles in a form intended to allow such dispositions and replacements to qualify as tax-deferred "like-kind exchanges" pursuant to section 1031 of the Internal Revenue Code. The program has resulted in deferral of federal and state income taxes for fiscal years 2006, 2007, 2008 and 2009 and part of 2010 and 2012. A LKE Program for HERC has also been in place for several years. The program allows tax deferral if a qualified replacement asset is acquired within a specific time period after asset disposal. Accordingly, if a qualified replacement asset is not purchased within this limited time period, taxable gain is recognized. Over the last few years, for strategic purposes, such as cash management and fleet reduction, we have recognized some taxable gains in the program. In 2009, the bankruptcy filing of an original equipment manufacturer, or "OEM," also resulted in minimal gain recognition. We had sufficient net operating losses to fully offset the taxable gains recognized. We cannot offer assurance that the expected tax deferral will continue or that the relevant law concerning the programs will remain in its current form. A material reduction in the net book value of our car rental fleet, a material and extended reduction in vehicle purchases and/or a material downsizing of our car rental fleet, for example, due to our inability to obtain replacement financing as our fleet financing facilities mature, could result in reduced deferrals in the future, which in turn could require us to make material cash payments for federal and state income tax liabilities. In the event of such reduced deferrals, we believe the likelihood of making material cash tax payments in the near future is low because of our significant net operating losses. In August 2010, we elected to temporarily suspend the U.S. car rental LKE Program allowing cash proceeds from sales of vehicles to be utilized for various business purposes, including paying down existing debt obligations, future growth initiatives and for general operating purposes. From August 2010 through 2011, recognized tax gains on vehicle dispositions resulting from the LKE suspension were more than offset by 100% tax depreciation on newly acquired vehicles. During 2012 the allowable 50% bonus depreciation helped offset tax gains during the period of LKE suspension. The U.S. car rental LKE Program was reinstated on October 15, 2012.

        Dollar Thrifty similarly used an LKE Program prior to the Dollar Thrifty Acquisition, which allowed Dollar Thrifty to defer a material amount of federal and state income taxes beginning in 2002. Thus, our Dollar Thrifty subsidiary is subject to the similar risks described above related to material payments for tax liabilities in the event there is a material reduction in the net book value of its car rental fleet, a material and extended reduction in its vehicle purchases and/or a material downsizing of its car rental fleet, for any reason. Our ability to continue to defer the reversal of prior period tax deferrals by Dollar Thrifty will depend on a number of factors, including the net book value of its car rental fleet.

        For a discussion of risks related to our reliance on asset-backed financing to purchase cars, see the section of this prospectus entitled "Risk Factors—Risks Related to Our Substantial Indebtedness."

        On January 1, 2009, Bank of America acquired Merrill Lynch. Accordingly, Bank of America is now an indirect beneficial owner of Hertz Holdings' common stock held by Merrill Lynch and certain other investment funds and affiliates of Merrill Lynch. For U.S. income tax purposes the transaction, when combined with other unrelated transactions during the previous 36 months, resulted in a change in control as that term is defined in Section 382 of the Internal Revenue Code. Consequently, utilization of all pre-2009 U.S. net operating losses is subject to an annual limitation. The limitation is not expected to result in a loss of net operating losses or have a material adverse impact on taxes.

Employee Retirement Benefits

Pension

        We sponsor defined benefit pension plans worldwide. Pension obligations give rise to significant expenses that are dependent on assumptions discussed in Note 5 to our audited annual consolidated financial statements and Note 8 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. Our 2012 worldwide pre-tax pension expense is expected to be approximately $31.4 million, which would represent an increase of $10.1 million from 2011. The anticipated increase in expense compared to 2011 is primarily due to lower expected rates of return in 2012, lower discount rates at the end of 2011 compared to 2010 and a curtailment gain in the U.K. recorded in 2011.

        The funded status (i.e., the dollar amount by which the projected benefit obligations exceeded the market value of pension plan assets) of our U.S. qualified plan, in which most domestic employees participate, improved as of December 31, 2011, compared with December 31, 2010 because asset values increased due to gains in the securities markets. We contributed $58.9 million to our U.S. pension plan during 2011 and expect to contribute between $30 million and $40 million to our U.S. pension plan during 2012. These contributions are necessary primarily because of the plan's under-funded status.

        We participate in various "multiemployer" pension plans. In the event that we withdraw from participation in one of these plans, then applicable law could require us to make an additional contribution to the plan, and we would have to reflect that as an expense in our consolidated statement of operations and as a liability on our consolidated balance sheet. The amount that we would be required to pay to the plan is referred to as a withdrawal liability. Our withdrawal liability for any multiemployer plan would depend on the extent of the plan's funding of vested benefits. One multiemployer plan in which we participated had significant underfunded liabilities and we withdrew from that plan in December 2012. Several of our remaining multiemployer plans have underfunded liabilities. Such underfunding may increase in the event other employers become insolvent or withdraw from the applicable plan or upon the inability or failure of withdrawing employers to pay their withdrawal liability. In addition, such underfunding may increase as a result of lower than expected returns on pension fund assets or other funding deficiencies. For a discussion of the risks associated with our pension plans, see the section of this prospectus entitled "Risk Factors—Risks Related to Our Business—We could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate and at least one multiemployer plan in which we participate is reported to have significant underfunded liabilities."

BUSINESS

        Hertz Investors, Inc. owns all of the outstanding common stock of Hertz. Hertz Holdings holds all of the outstanding common stock of Hertz Investors, Inc. Investment funds associated with or designated by the Sponsors own approximately 26% of the common stock of Hertz Holdings.

Our Company

        Hertz operates its car rental business through the Hertz, Dollar and Thrifty brands from approximately 10,400 corporate, licensee and franchisee locations in North America, Europe, Latin America, Asia, Australia, Africa, the Middle East and New Zealand. Hertz is the largest worldwide airport general use car rental brand, operating from approximately 8,800 corporate and licensee locations in approximately 150 countries. Our Dollar and Thrifty brands have approximately 1,590 corporate and franchisee locations in approximately 82 countries. Our Hertz brand name is one of the most recognized in the world, signifying leadership in quality rental services and products. We are one of the only car rental companies that has an extensive network of company-operated rental locations both in the United States and in all major European markets. We believe that we maintain the leading airport car rental brand market share, by overall reported revenues, in the United States and at 111 major airports in Europe where we have company-operated locations and where data regarding car rental concessionaire activity is available. We believe that we also maintain the second largest market share, by revenues, in the off-airport car rental market in the United States. In our equipment rental business segment, we rent equipment through approximately 340 branches in the United States, Canada, France, Spain, China and Saudi Arabia, as well as through our international licensees. We and our predecessors have been in the car rental business since 1918 and in the equipment rental business since 1965. We also own Donlen Corporation, based in Northbrook, Illinois, which is a leader in providing fleet leasing and management services. We have a diversified revenue base and a highly variable cost structure and are able to dynamically manage fleet capacity, the most significant determinant of our costs. Our revenues have grown at a compound annual growth rate of 5.2% over the last 20 years, with year-over-year growth in 17 of those 20 years. For the year ended December 31, 2011 and the nine months ended September 30, 2012, we had total revenues of approximately $8.3 billion and $6.7 billion, respectively. We completed the Dollar Thrifty Acquisition on November 19, 2012. For the year ended December 31, 2011 and the nine months ended September 30, 2012, Dollar Thrifty had total revenues of approximately $1.5 billion and $1.2 billion, respectively.

Corporate History

        Hertz Holdings was incorporated in Delaware in 2005 to serve as the top-level holding company for the consolidated Hertz business. Hertz was incorporated in Delaware in 1967. Hertz is a successor to corporations that have been engaged in the car and truck rental and leasing business since 1918 and the equipment rental business since 1965. Ford Motor Company, or "Ford," acquired an ownership interest in Hertz in 1987. Prior to this, Hertz was a subsidiary of United Continental Holdings, Inc. (formerly Allegis Corporation), which acquired our outstanding capital stock from RCA Corporation in 1985.

        On December 21, 2005, investment funds associated with or designated by:

  •
  Clayton, Dubilier & Rice, Inc., which was succeeded by Clayton, Dubilier & Rice, LLC, or "CD&R,"

  •
  The Carlyle Group, or "Carlyle," and

  •
  Merrill Lynch & Co., Inc., or "Merrill Lynch,"

or collectively the "Sponsors," acquired all of our common stock from Ford Holdings LLC. We refer to the acquisition of all of our common stock by the Sponsors as the "Sponsor Acquisition."

        In January 2009, Bank of America Corporation, or "Bank of America," acquired Merrill Lynch. Accordingly, Bank of America is now an indirect beneficial owner of Hertz Holdings' common stock held by Merrill Lynch and certain other investment funds and affiliates of Merrill Lynch.

        As a result of Hertz Holdings' initial public offering in November 2006 and subsequent offerings, the Sponsors' holdings represent approximately 26% of the outstanding shares of common stock of Hertz Holdings.

Our Markets

        We are engaged principally in the global car rental industry and in the equipment rental industry.

  Worldwide Car Rental

        We believe that the global car rental industry exceeds $37 billion in annual revenues. According to Auto Rental News, car rental industry revenues in the United States are estimated to be approximately $24 billion for 2012 and grew in 2012 by 3.9%. We believe car rental revenues in Europe account for approximately $13 billion in annual revenues, with the airport portion of the industry comprising approximately 37% of the total. Within Europe, the largest markets are Germany, France, Spain, Italy and the United Kingdom. We believe total rental revenues for the car rental industry in Europe in 2012 were approximately $10.6 billion in 10 countries—France, Italy, the United Kingdom, Germany, Spain, the Netherlands, Belgium, the Czech Republic, Slovakia and Luxembourg—where we have company-operated rental locations and approximately $2.6 billion in 11 other countries—Ireland, Portugal, Sweden, Greece, Austria, Denmark, Poland, Finland, Hungary, Malta and Romania—where our Hertz brand is present through our licensees.

        We estimate that rentals by airline travelers at or near airports, or "airport rentals," accounted for approximately one-half of the total market in the United States in 2012. This portion of the market is significantly influenced by developments in the travel industry and particularly in airline passenger traffic, or "enplanements," as well as the Gross Domestic Product, or "GDP." We believe domestic enplanements in 2012 approximated 2011 levels, however, we expect it to increase by 1.8% in 2013. Current data suggests that U.S. GDP increased in the third quarter of 2012 at an annual rate of approximately 2.7%. The International Air Transport Association, or "IATA," projected in September 2012 that annual global enplanements would increase by 4.5% in 2013.

        The off-airport portion of the industry has rental volume primarily driven by local business use, leisure travel and the replacement of cars being repaired. Because Europe has generally demonstrated a lower historical reliance on air travel, the European off-airport car rental market is significantly more developed than it is in the United States. However, we believe that in recent years, industry revenues from off-airport car rentals in the United States have grown faster than revenues from airport rentals.

        We provide commercial fleet leasing and management services to national corporate customers throughout the United States and Canada through Donlen, a wholly owned subsidiary of Hertz. Donlen is a fully integrated fleet management services provider with a comprehensive suite of product offerings ranging from leasing and managing vehicle fleets to providing other fleet management services to reduce fleet operating costs.

  Worldwide Equipment Rental

        We estimate the size of the U.S. equipment rental industry, which is highly fragmented with few national competitors and many regional and local operators, increased from approximately $28 billion in annual revenues for 2011 to approximately $31 billion in annual revenues for 2012, but the part of the rental industry dealing with equipment of the type HERC rents is somewhat smaller than that. We believe that the industry is expected to grow at a 12.8% compound annual growth rate between 2013 and 2016. Other market data indicate that, as of September 30, 2012, the equipment rental industries in France, Spain, China and Saudi Arabia are expected to generate approximately $4.5 billion, $2.5 billion, $5.1 billion and $0.5 billion in annual revenues for 2012, respectively, although the portions of those markets in which HERC competes are smaller.

        The equipment rental industry serves a broad range of customers from small local contractors to large industrial national accounts and encompasses a wide range of rental equipment from small tools to heavy earthmoving equipment. We believe U.S. non-residential construction spending declined at an annual rate of approximately 10% in 2012 but is projected to increase at an annual rate of 5% in 2013. We also believe that rental equipment accounted for approximately 50% of all equipment sold into the U.S. construction industry in 2012, up from approximately 5% in 1993. In addition, we believe that the trend toward rental instead of ownership of equipment in the U.S. construction industry will continue and that as much as 50% of the equipment used in the industry could be rental equipment by 2015.

Our Business Segments

        Our business consists of two reportable segments: rental and leasing of cars, crossovers and light trucks, or "car rental," and rental of industrial, construction, material handling and other equipment, or "equipment rental." General corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities, such as fees and certain cost reimbursements from our licensees and third party claim management services are included as "other reconciling items."

        Car Rental: Our "company-operated" rental locations are those through which we, or an agent of ours, rent cars that we own or lease. We maintain a substantial network of company-operated car rental locations both in the United States and internationally, and what we believe to be the largest number of company-operated airport car rental locations in the world, enabling us to provide consistent quality and service worldwide. Our licensees and associates also operate rental locations in over 140 countries and jurisdictions, including most of the countries in which we have company-operated rental locations.

        Equipment Rental: We believe, based on an article in Rental Equipment Register published in May 2012, that HERC (as defined above in "General Information") is one of the largest equipment rental companies in the United States and Canada combined. HERC rents a broad range of earthmoving equipment, material handling equipment, aerial and electrical equipment, air compressors, generators, pumps, small tools, compaction equipment and construction-related trucks. HERC also derives revenues from the sale of new equipment and consumables, as well as through its Hertz Entertainment Services division.

        Set forth below are charts showing revenues by reportable segment, and revenues by geographic area, both for the nine months ended September 30, 2012 and revenue earning equipment at net book value as of September 30, 2012 (the majority of our international operations are in Europe).

Revenues by Segment for the
Nine Months Ended September 30, 2012(1)

$6.7 billion

Revenues by Geographic Area for the Nine Months Ended September 30, 2012 $6.7 billion	Revenue Earning Equipment at net book value as of September 30, 2012 $12.2 billion

(1)
Car rental segment revenue includes fees and certain cost reimbursements from licensees. See Note 10 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

        For further information on our business segments, including financial information for the nine months ended September 30, 2012 and the years ended December 31, 2011, 2010 and 2009, see Note 10 to both our audited annual consolidated financial statements and our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

Worldwide Car Rental

Operations

        Our car rental business is primarily operated through three brands—Hertz, Dollar and Thrifty. Each of our brands generally maintains separate airport counters, reservations and reservation systems, marketing and all other customer contact activities, however a single management team manages all three brands. As we integrate the Dollar and Thrifty brands into our operations, we expect to eliminate many of the duplicative functions previously performed separately by Dollar Thrifty and identify synergies through combined fleet management, insurance, information technology functions and procurement.

        We rent a wide variety of makes and models of cars. We accept reservations for our cars on a brand-by-brand basis, with each of our brands maintaining, and accepting reservations through, an independent Internet site. Our brands generally accept reservations only for a class of vehicles, although Hertz accepts reservations for specific makes and models of vehicles in Hertz's Prestige Collection, Hertz's national-scale luxury rental program, Hertz's Adrenaline Collection sports car rentals, Hertz's Green Traveler Collection environmentally friendly rental program and a limited number of models in high-volume, leisure-oriented destinations.

        Dollar and Thrifty are positioned as value car rental brands in the travel industry, providing on-airport convenience with low rates on quality vehicles. The Dollar brand's main focus is serving the airport vehicle rental market, which is comprised of business and leisure travelers. The majority of its locations are on or near airport facilities. Dollar operates primarily through company-owned stores in the United States and Canada, and also licenses to independent franchisees which operate as a part of the Dollar brand system. Thrifty serves both the airport and local markets through company-owned stores and its franchisees which derive approximately 90% of their combined rental revenues from the airport market and approximately 10% from the local market.

        We rent cars on an hourly (in select markets), daily, weekend, weekly, monthly or multi-month basis, with rental charges computed on a limited or unlimited mileage rate, or on a time rate plus a mileage charge. Our rates vary at different locations depending on local market conditions and other competitive and cost factors. While cars are usually returned to the locations from which they are rented, we also allow one-way rentals from and to certain locations. In addition to car rentals and licensee fees, we generate revenues from reimbursements by customers of airport concession fees and vehicle licensing costs, fueling charges, and charges for ancillary customer products and services such as supplemental equipment (child seats and ski racks), loss or collision damage waiver, theft protection, liability and personal accident/effects insurance coverage, Hertz NeverLost navigation systems and satellite radio services.

        Our international car rental operations have company-operated locations in France, Australia, Italy, the United Kingdom, Germany, Spain, Canada, Brazil, the Netherlands, New Zealand, Belgium, Puerto Rico, the Czech Republic, China, Luxembourg, Slovakia and the U.S. Virgin Islands.

        As of September 30, 2012, we had approximately 2,935 staffed rental locations in the United States, of which approximately one-fifth were airport locations and four-fifths were off-airport locations, and we regularly rent cars from 1,360 other locations that are not staffed. As of September 30, 2012, we had approximately 1,160 staffed rental locations internationally, of which approximately one-fifth were airport locations and four-fifths were off-airport locations, and we regularly rent cars from approximately 150 other locations that are not staffed. We believe that our extensive U.S. and international network of company-operated locations contributes to the consistency of our service, cost control, fleet utilization, yield management, competitive pricing and ability to offer one-way rentals.

        In order to operate airport rental locations, we have obtained concessions or similar leasing, licensing or permitting agreements or arrangements, or "concessions," granting us the right to conduct a car rental business at all major, and many other airports in each country where we have company-operated rental locations, except for airports where our licensees operate rental locations. Our concessions were obtained from the airports' operators, which are typically governmental bodies or authorities, following either negotiation or bidding for the right to operate a car rental business there. The terms of an airport concession typically require us to pay the airport's operator concession fees based upon a specified percentage of the revenues we generate at the airport, subject to a minimum annual guarantee. Under most concessions, we must also pay fixed rent for terminal counters or other leased properties and facilities. Most concessions are for a fixed length of time, while others create operating rights and payment obligations that are terminable at any time.

        The terms of our concessions typically do not forbid us from seeking, and in a few instances actually require us to seek, reimbursement from customers of concession fees we pay; however, in certain jurisdictions the law limits or forbids our doing so. Where we are required or permitted to seek such reimbursement, it is our general practice to do so. The number of car rental concessions available at airports varies considerably, but, except at small, regional airports, it is rarely less than four. Certain of our concession agreements require the consent of the airport's operator in connection with material changes in our ownership. A growing number of larger airports are building consolidated airport rental car facilities to alleviate congestion at the airport. These consolidated rental facilities may eliminate certain competitive advantages among the brands as competitors operate out of one centralized facility for both customer rental and return operations, share consolidated bussing operations and maintain image standards mandated by the airports. See the section of this prospectus entitled "Risk Factors—Risks Related to Our Business—Changes in the U.S. legal and regulatory environment that affect our operations, including laws and regulations relating to taxes, automobile-related liability, insurance rates, insurance products, consumer privacy, data security, employment matters, cost and fee recovery and the banking and financing industry could disrupt our business, increase our expenses or otherwise have a material adverse effect on our results of operations."

        The Hertz, Dollar and Thrifty brand names are among the most recognized brands in the world. Our customer surveys, in the United States, indicate that Hertz is the car rental brand most associated with the highest quality service. This is consistent with numerous published best-in class car rental awards that we have won, both in the United States and internationally, over many years. In addition, both Dollar and Thrifty are associated with excellent value to today's business and leisure travelers. We have sought to support the Hertz brand's reputation for quality and customer service in car rental through a variety of innovative service offerings, such as our customer loyalty program (Gold Plus Rewards), our global expedited rental program (Hertz #1 Club Gold), our one-way rental program (Rent-it-Here/Leave-it-There), our national-scale luxury rental program (Prestige Collection), our sports car rental program (Adrenaline Collection), our environmentally friendly rental program (Green Traveler Collection) and our in-car navigational services (Hertz NeverLost). Through the Dollar Thrifty Acquisition, we intend to bring the same focus on quality and customer services to the value-conscious traveler. We intend to maintain our position as a premier company through an intense focus on service, quality and product innovation for business and leisure travelers.

        In late 2008, we introduced a global car-sharing service, now referred to as Hertz On Demand, which rents cars by the hour and/or by the day, at various locations in the U.S., Canada and Europe. Hertz On Demand allows customers to sign up for free for the service and to rent cars by the hour or by the day. Members reserve vehicles online, then pick up the vehicles at various locations throughout a city, at a university or a corporate campus without the need to visit a Hertz rental office. Customers are charged an hourly or daily car-rental fee which includes fuel, insurance, 24/7 roadside assistance, in-car customer service and 180 miles per 24-hour period.

        In April 2009, we acquired certain assets of Advantage Rent A Car, or "Advantage," a brand focused on price-oriented customers at key leisure travel destinations, and began operating the Advantage brand as part of our business. On December 12, 2012, pursuant to a consent agreement we entered into with the Federal Trade Commission in connection with the Dollar Thrifty Acquisition, we consummated the Advantage Divestiture, pursuant to which 100% of the equity interests in our subsidiary which operated the Advantage business, Simply Wheelz, LLC, were sold to Adreca Holdings Corp. Immediately prior to the Advantage Divestiture, Advantage was operating at 56 U.S. locations, including at 35 airports where Advantage held concessions. Following the Advantage Divestiture, we plan to convert Advantage locations in Europe to the Thrifty brand.

        Beginning in December 2010, we made the next generation of electric vehicles available to the general public, initially through our Hertz On Demand car sharing service. Electric vehicles have been added to our fleet and are available at various cities across the U.S. such as New York, Washington D.C. and San Francisco, in Europe and in China. We plan continued deployment of electric vehicles and plug-in hybrid electric vehicles in both the U.S. and other countries throughout 2013.

        On September 1, 2011, Hertz acquired 100% of the equity interest in Donlen, a leading provider of fleet leasing and management services for corporate fleets that, for the nine months ended September 30, 2012 and the four months ended December 31, 2011 (period it was owned by Hertz), had an average of approximately 146,900 vehicles and 137,000 vehicles, respectively, under lease and management. Donlen provides Hertz an immediate leadership position in long-term car, truck and equipment leasing and fleet management. Donlen's fleet management programs provide outsource solutions to reduce fleet operating costs and improve driver productivity. These programs include administration of preventive maintenance, advisory services, and fuel and accident management along with other complementary services. This transaction is part of the overall growth strategy of Hertz to provide the most flexible transportation programs for corporate and general consumers. Additionally, Donlen brings to Hertz a specialized consulting and technology expertise that will enable us to model, measure and manage fleet performance more effectively and efficiently.

        On November 19, 2012, Hertz Holdings completed the Dollar Thrifty Acquisition, pursuant to which Dollar Thrifty became a wholly owned subsidiary of Hertz. Dollar Thrifty, through its Dollar Rent A Car and Thrifty Car Rental brands, has been serving value-conscious leisure and business travelers since 1950. Dollar Thrifty maintains a strong presence in domestic leisure travel in many of the top U.S. and Canadian airport markets, and also derives a portion of its revenue from international travelers to the United States under contracts with various international tour operators. As of September 30, 2012, Dollar and Thrifty had approximately 290 corporate locations in the United States and Canada, with approximately 5,800 employees located mainly in North America. In addition to its corporate operations, Dollar Thrifty maintains global service capabilities through an expansive franchise network of approximately 1,300 franchise locations in 82 countries. Dollar Thrifty generated revenues of approximately $1.5 billion in the year ended December 31, 2011 and approximately $1.2 billion in the nine months ended September 30, 2012.

        Based on the latest available data, in the United States, the Hertz brand had the highest market share, by revenues, in 2010, 2011 and for the nine-month period ended September 30, 2012 at approximately 200 of the largest airports where we have company-operated locations. Out of the approximately 190 major European airports at which the Hertz brand has company-operated rental locations, data regarding car rental concessionaire activity for the nine months ended September 30, 2012 was available at 111 of these airports. Based upon this data, we believe that the Hertz brand was the largest airport car rental company, measured by aggregate airport rental revenues during that period, at those 111 airports taken together. In the United States, we intend, through our Hertz, Dollar and Thrifty brands, to maintain or expand our market share in the airport rental business. For a further description of our competitors, market share and competitive position see "—Competition" below.

        At our major airport rental locations, as well as at some smaller airport and off-airport locations, customers participating in our Hertz #1 Club Gold program are able to rent vehicles in an expedited manner. In the United States, participants in our Hertz #1 Club Gold program often bypass the rental counter entirely and proceed directly to their vehicles upon arrival at our facility. Participants in our Hertz #1 Club Gold program are also eligible to earn Gold Plus Rewards points that may be redeemed for free rental days. For the nine months ended September 30, 2012, rentals by Hertz #1 Club Gold members accounted for approximately 37% of our worldwide rental transactions. We believe the Hertz #1 Club Gold program provides a significant competitive advantage to our Hertz brand, particularly among frequent travelers, and we have, through travel industry relationships, targeted such travelers for participation in the program.

        Hertz has introduced a number of customer service offerings in recent years in order to further differentiate itself from the competition. The most significant new offering was Gold Choice. Hertz Gold Choice now offers our customers an option to choose the car they drive. As is the case with participants in our Hertz #1 Club Gold program, Gold Choice offers customers a preassigned car, but also allows customers to choose a different model and color from those cars available at the new Gold Choice area. This service is free of charge to Gold customers who book a midsize class or above. The Gold Choice program was launched during August 2011 and rolled out to approximately 50 U.S. airport locations by December 2012.

        In addition to our airport locations, we operate off-airport locations offering car rental services to a variety of customers. Our off-airport rental customers include people wishing to rent cars closer to home for business or leisure purposes, as well as those needing to travel to or from airports. Our off-airport customers also include people who have been referred by, or whose rental costs are being wholly or partially reimbursed by, insurance companies following accidents in which their cars were damaged, those expecting to lease cars that are not yet available from their leasing companies and those needing cars while their vehicle is being repaired or is temporarily unavailable for other reasons; we call these customers "replacement renters." At many of our off-airport locations we will provide pick-up and delivery services in connection with rentals.

        When compared to our airport rental locations, an off-airport rental location typically services the same variety of customers, uses smaller rental facilities with fewer employees, conducts pick-up and delivery services and deals with replacement renters using specialized systems and processes. In addition, on average, off-airport locations generate fewer transactions per period than airport locations. At the same time, though, our airport and off-airport rental locations employ common car fleets, are supervised by common country, regional and local area management, use many common systems and rely on common maintenance and administrative centers. Moreover, airport and off-airport locations, excluding replacement rentals, benefit from many common marketing activities and have many of the same customers. As a consequence, we regard both types of locations as aspects of a single, unitary, car rental business.

        We believe that the off-airport portion of the car rental market offers opportunities for us on several levels. First, presence in the off-airport market can provide customers a more convenient and geographically extensive network of rental locations, thereby creating revenue opportunities from replacement renters, non-airline travel renters and airline travelers with local rental needs. Second, it can give us a more balanced revenue mix by reducing our reliance on airport travel and therefore limiting our exposure to external events that may disrupt airline travel trends. Third, it can produce higher fleet utilization as a result of the longer average rental periods associated with off-airport business, compared to those of airport rentals. Fourth, replacement rental volume is far less seasonal than that of other business and leisure rentals, which permits efficiencies in both fleet and labor planning. Finally, cross-selling opportunities exist for us to promote off-airport rentals among frequent airport Hertz #1 Club Gold program renters and, conversely, to promote airport rentals to off-airport renters. In view of those benefits, along with our belief that our market share for off-airport rentals is generally smaller than our market share for airport rentals, we intend to seek profitable growth in the off-airport rental market, both in the United States and internationally.

        From January 1, 2009 to September 30, 2012, we increased the number of our off-airport rental locations in the United States by approximately 48% to 2,430 locations. Our strategy includes selected openings of new off-airport locations, the disciplined evaluation of existing locations and the pursuit of same-store sales growth. We anticipate that same-store sales growth will be driven by our traditional leisure and business traveler customers and by increasing our market share in the insurance replacement market, of which we currently have a low market share. In the United States during the nine months ended September 30, 2012, approximately one-third of our rental revenues at off-airport locations were related to replacement rentals. We believe that if we successfully pursue our strategy of profitable off-airport growth, the proportion of replacement rental revenues will increase. As we move forward, our determination of whether to continue to expand our U.S. off-airport network will be based upon a combination of factors, including, commercial activity and potential profitability as well as the concentration of target insurance company policyholders, car dealerships and auto body shops. We also intend to increase the number of our staffed off-airport rental locations internationally based on similar criteria.

        Our worldwide car rental segment generated $5,700.4 million and $7,083.5 million in revenues during the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively.

Customers and Business Mix

        We categorize our car rental business based on two primary criteria—the purpose for which customers rent from us (business or leisure) and the type of location from which they rent (airport or off-airport). The table below sets forth, for the nine months ended September 30, 2012 and the year ended December 31, 2011, the percentages of rental revenues and rental transactions in our U.S. and international operations derived from business and leisure rentals and from airport and off-airport rentals.

	Nine Months Ended September 30, 2012				Year ended December 31, 2011
	U.S		International		U.S.		International
	Revenues	Transactions	Revenues	Transactions	Revenues	Transactions	Revenues	Transactions
Type of Car Rental
By Customer:
Business	41%	47%	48%	57%	43%	48%	54%	55%
Leisure	59	53	52	43	57	52	46	45

	100%	100%	100%	100%	100%	100%	100%	100%

By Location:
Airport	69%	72%	53%	58%	70%	73%	56%	59%
Off-airport	31	28	47	42	30	27	44	41

	100%	100%	100%	100%	100%	100%	100%	100%

        Customers who rent from us for "business" purposes include those who require cars in connection with commercial activities, the activities of governments and other organizations or for temporary vehicle replacement purposes. Most business customers rent cars from us on terms that we have negotiated with their employers or other entities with which they are associated, and those terms can differ substantially from the terms on which we rent cars to the general public. We have negotiated arrangements relating to car rental with many large businesses, governments and other organizations, including most Fortune 500 companies.

        Customers who rent from us for "leisure" purposes include not only individual travelers booking vacation travel rentals with us but also people renting to meet other personal needs. Leisure rentals, generally, are longer in duration and generate more revenue per transaction than do business rentals, although some types of business rentals, such as rentals to replace temporarily unavailable cars, have a long average duration. Also included in leisure rentals are rentals by customers of U.S. and international tour operators, which are usually a part of tour packages that can also include air travel and hotel accommodations. Business rentals and leisure rentals have different characteristics and place different types of demands on our operations. We believe that maintaining an appropriate balance between business and leisure rentals is important to the profitability of our business and the consistency of our operations. Following our acquisition of Dollar Thrifty, we expect U.S. airport leisure business as a percentage of our worldwide car rental revenue to significantly increase.

        Our business and leisure customers rent from both our airport and off-airport locations. Demand for airport rentals is correlated with airline travel patterns, and transaction volumes generally follow enplanement and GDP trends on a global basis. Customers often make reservations for airport rentals when they book their flight plans, which make our strong relationships with travel agents, associations and other partners (e.g., airlines) a key competitive advantage in generating consistent and recurring revenue streams.

        Off-airport rentals typically involve people wishing to rent cars closer to home for business or leisure purposes, as well as those needing to travel to or from airports. This category also includes people who have been referred by, or whose rental costs are being wholly or partially reimbursed by, insurance companies because their cars have been damaged. In order to attract these renters, we must establish agreements with the referring insurers establishing the relevant rental terms, including the arrangements made for billing and payment. While we estimate our share of the insurance replacement rental market was approximately 12% of the estimated insurance rental revenue volume for the nine months ended September 30, 2012, we have identified 199 insurance companies, ranging from local or regional carriers to large, national companies, as our target insurance replacement market. As of September 30, 2012, we were a preferred or recognized supplier of 184 of these 199 insurance companies and a co-primary at 40 of these 199 insurance companies.

        We conduct active sales and marketing programs to attract and retain customers. Our commercial and travel industry sales force calls on companies and other organizations whose employees and associates need to rent cars for business purposes. In addition, our sales force works with membership associations, tour operators, travel companies and other groups whose members, participants and customers rent cars for either business or leisure purposes. A specialized sales force calls on companies with replacement rental needs, including insurance and leasing companies and car dealers. We also advertise our car rental offerings through a variety of traditional media channels, such as television and newspapers, direct mail and the Internet. In addition to advertising, we also conduct a variety of other forms of marketing and promotion, including travel industry business partnerships and press and public relations activities.

        In almost all cases, when we rent a car, we rent it directly to an individual who is identified in a written rental agreement that we prepare. Except when we are accommodating someone who cannot drive, the individual to whom we rent a car is required to have a valid driver's license and meet other rental criteria (including minimum age and creditworthiness requirements) that vary on the basis of location and type of rental. Our rental agreements permit only licensed individuals renting the car, people signing additional authorized operator forms and certain defined categories of other individuals (such as fellow employees, parking attendants and in some cases spouses or domestic partners) to operate the car.

        With rare exceptions, individuals renting cars from us are personally obligated to pay all amounts due under their rental agreements. They typically pay us with a charge, credit or debit card issued by a third party, although certain customers use a Hertz charge account that we have established for them, usually as part of an agreement between us and their employer. For the nine months ended September 30, 2012, all amounts charged to Hertz charge accounts established in the United States and by our international subsidiaries, were billed directly to a company or other organization or were guaranteed by a company. We also issue rental vouchers and certificates that may be used to pay rental charges, mostly for prepaid and tour-related rentals. In addition, where the law requires us to do so, we rent cars on a cash basis. For the nine months ended September 30, 2012, no customer accounted for more than 6.5% of our car rental revenues.

        In the United States for the nine months ended September 30, 2012, 82% of our car rental revenues came from customers who paid us with third-party charge, credit or debit cards, while 8% came from customers using Hertz charge accounts or direct billing, 9% came from customers using rental vouchers or another method of payment and 1% came from cash transactions. In our international operations for the nine months ended September 30, 2012, 50% of our car rental revenues came from customers who paid us with third-party charge, credit or debit cards, while 49% came from customers using Hertz charge accounts and rental vouchers or another method of payment and 1% came from cash transactions. For the nine months ended September 30, 2012, bad debt expense represented 0.3% of car rental revenues for our U.S. operations and 0.3% of car rental revenues for our international operations.

Reservations

        When customers reserve cars for rental from us and our licensees, they may seek to do so through travel agents or third-party travel websites. In many of those cases, the travel agent or website will utilize a third-party operated computerized reservation system, also known as a global distribution system, or "GDS," to contact us and make the reservation.

        In major countries, including the United States and all other countries with company-operated locations, customers may also reserve cars for rental from us and our licensees worldwide through local, national or toll-free telephone calls to our reservations center, directly through our rental locations or, in the case of replacement rentals, through proprietary automated systems serving the insurance industry. Additionally, we accept reservations for rentals from us and our licensees worldwide through our websites.

        For the year ended December 31, 2011, approximately 33% of the worldwide reservations we accepted came through travel agents using GDSs, while 30% came through our websites, 20% through phone calls to our reservations center, 12% through third-party websites and 5% through local booking sources. For the nine months ended September 30, 2012, approximately 33% of the worldwide reservations we accepted came through travel agents using GDSs, while 30% came through our websites, 18% through phone calls to our reservations center, 14% through third-party websites and 5% through local booking sources.

Fleet

        We believe we are one of the largest private sector purchasers of new cars in the world. During the nine months ended September 30, 2012 and the year ended December 31, 2011, we operated a peak rental fleet in the United States of approximately 372,800 and 355,500 cars, respectively, and a combined peak rental fleet in our international operations of approximately 172,700 and 174,800 cars, respectively, in each case exclusive of our licensees' fleet and Donlen's leasing fleet. During the nine months ended September 30, 2012, our approximate average holding period for a rental car was fourteen months in the United States and fourteen months in our international operations.

        Under our repurchase programs, the manufacturers agree to repurchase cars at a specified price or guarantee the depreciation rate on the cars during established repurchase or auction periods, subject to, among other things, certain car condition, mileage and holding period requirements. Repurchase prices under repurchase programs are based on either a predetermined percentage of original car cost and the month in which the car is returned or the original capitalized cost less a set daily depreciation amount. Guaranteed depreciation programs guarantee on an aggregate basis the residual value of the cars covered by the programs upon sale according to certain parameters which include the holding period, mileage and condition of the cars. These repurchase and guaranteed depreciation programs limit our residual risk with respect to cars purchased under the programs and allow us to determine depreciation expense in advance, however, typically the acquisition cost is higher for these program cars.

        Program cars as a percentage of all cars purchased by our U.S., International and worldwide operations were as follows:

	Nine Months ended September 30,	Years ended December 31,
	2012	2011	2010	2009	2008	2007
U.S.	24%	45%	54%	48%	55%	42%
International	59%	55%	56%	57%	59%	65%
Worldwide	35%	48%	55%	51%	57%	50%

        Within our Donlen subsidiary, revenue earning equipment is under longer term lease agreements with our customers. These leases contain provisions whereby we have a contracted residual value guaranteed to us by the lessee, such that we do not experience any gains or losses on the disposal of these vehicles.

        We have purchased a significant percentage of our car rental fleet from General Motors Corporation and its successor, General Motors Company, together "General Motors." During the year ended December 31, 2011, approximately 47% of the cars acquired by us for our U.S. car rental fleet, and approximately 21% of the cars acquired by us for our international fleet, were manufactured by General Motors. During the year ended December 31, 2011, approximately 12% of the cars acquired by us for our U.S. car rental fleet, and approximately 4% of the cars acquired by us for our international fleet, were manufactured by Toyota Motor Company. During the year ended December 31, 2011, approximately 5% of the cars acquired by us domestically were manufactured by Ford and its subsidiaries and approximately 22% of the cars acquired by us for our international fleet were manufactured by Ford and its subsidiaries. During the year ended December 31, 2011, approximately 17% of the cars acquired by us for our U.S. car rental fleet and approximately 1% of the cars acquired by us for our international fleet were manufactured by Nissan Motor Company. During the nine months ended September 30, 2012, approximately 31% of the cars acquired by us for our U.S. car rental fleet, and approximately 16% of the cars acquired by us for our international fleet, were manufactured by General Motors. During the nine months ended September 30, 2012, approximately 16% of the cars acquired by us for our U.S. car rental fleet, and approximately 6% of the cars acquired by us for our international fleet, were manufactured by Toyota Motor Company. During the nine months ended September 30, 2012, approximately 10% of the cars acquired by us domestically were manufactured by Ford and its subsidiaries and approximately 21% of the cars acquired by us for our international fleet were manufactured by Ford and its subsidiaries. During the nine months ended September 30, 2012, approximately 18% of the cars acquired by us for our U.S. car rental fleet and approximately 3% of the cars acquired by us for our international fleet were manufactured by Nissan Motor Company.

        Purchases of cars are financed through cash from operations and by active and ongoing global borrowing programs. See the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

        We maintain automobile maintenance centers at certain airports and in certain urban and off-airport areas, which provide maintenance facilities for our car rental fleet. Many of these facilities, which include sophisticated car diagnostic and repair equipment, are accepted by automobile manufacturers as eligible to perform and receive reimbursement for warranty work. Collision damage and major repairs are generally performed by independent contractors.

        We dispose of non-program cars, as well as program cars that become ineligible for manufacturer repurchase or guaranteed depreciation programs, through a variety of disposition channels, including auctions, brokered sales, sales to wholesalers and dealers and, to a lesser extent and primarily in the United States, sales at retail through a network of nine company-operated car sales locations dedicated exclusively to the sale of used cars from our rental fleet.

        During 2009, we launched Rent2Buy, an innovative program designed to sell used rental cars. The program was licensed to operate in 32 states as of September 30, 2012. Customers have an opportunity for a three-day test rental of a competitively priced car from our rental fleet. If the customer purchases the car, he or she is credited with up to three days of rental charges, and the purchase transaction is completed through the Internet and by mail in those states where permitted.

        During the year ended December 31, 2011, of the cars that were not repurchased by manufacturers, we sold approximately 65% at auction, 19% through dealer direct, 9% through our Rent2Buy program or at retail locations and approximately 7% through other channels. During the nine months ended September 30, 2012, of the cars that were not repurchased by manufacturers, we sold approximately 56% at auction, 24% through dealer direct, 12% through our Rent2Buy program or at retail locations and approximately 8% through other channels.

Licensees

        We believe that our extensive worldwide ownership of car rental operations contributes to the consistency of our high-quality service, cost control, fleet utilization, yield management, competitive pricing and our ability to offer one-way rentals. However, in certain U.S. and international markets, we have found it more efficient to utilize independent licensees, which rent cars that they own. Our licensees for the Hertz brand operate locations in over 140 countries, including most of the countries where we have company-operated locations.

        We believe that our licensee arrangements are important to our business because they enable us to offer expanded national and international service and a broader one-way rental program. Licenses are issued principally by our wholly-owned subsidiaries, under franchise arrangements to independent licensees and affiliates who are engaged in the car rental business in the United States and in many other countries.

        Licensees generally pay fees based on a percentage of their revenues or the number of cars they operate. The operations of all licensees, including the purchase and ownership of vehicles, are financed independently by the licensees, and we do not have any investment interest in the licensees or their fleets. Licensees in the U.S. share in the cost of our U.S. advertising program, reservations system, sales force and certain other services. Our European and other international licensees also share in the cost of our reservations system, sales force and certain other services. In return, licensees are provided the use of the Hertz brand name, management and administrative assistance and training, reservations through our reservations channels, the Gold Plus Rewards and #1 Club Gold programs, our "Rent-it-Here/Leave-it-There" one-way rental program and other services. In addition to car rental, certain licensees outside the United States engage in car leasing, chauffeur-driven rentals and renting camper vans under the Hertz name.

        U.S. licensees ordinarily are limited as to transferability without our consent and are terminable by us only for cause or after a fixed term. Licensees in the United States may generally terminate for any reason on 90 days' notice. In Europe and certain other international jurisdictions, licensees typically do not have early termination rights. Initial license fees or the price for the sale to a licensee of a company-owned location may be payable over a term of several years. We continue to issue new licenses and, from time to time, purchase licensee businesses.

        During the year ended December 31, 2011, we added two locations by acquiring a former licensee from our international car rental operations. See Note 3 to our audited annual consolidated financial statements included elsewhere in this prospectus.

Franchisees

        Both Dollar and Thrifty sell U.S. franchises on an exclusive basis for specific geographic areas, generally outside the top 75 U.S. airport markets. Most franchisees are located at or near airports that generate a lower volume of vehicle rentals than the airports served by company-owned stores. In

Canada, Dollar and Thrifty sell franchises in markets generally outside the top eight airport markets. The typical length of a franchise is ten years with a renewal option for five years if certain conditions are met. The franchisee may terminate the franchise for convenience upon 120 days written notice and Dollar and Thrifty may terminate upon breach of the agreement or for cause as defined in the agreement.

        Dollar and Thrifty offer franchisees the opportunity to dual franchise in smaller U.S. and Canadian markets. Under a dual franchise, one franchisee can operate both the Dollar and the Thrifty brand, thus allowing them to generate more business in their market while leveraging fixed costs.

        Dollar and Thrifty license to franchisees the use of their respective brand service marks in the vehicle rental and leasing and parking businesses. Franchisees of Dollar and Thrifty pay an initial franchise fee generally based on the population, number of airline passengers, total airport vehicle rental revenues and the level of any other vehicle rental activity in the franchised territory, as well as other factors. Dollar and Thrifty offer their respective franchisees a wide range of products and services which may not be easily or cost effectively available from other sources.

  Franchisee Services and Products

        Dollar and Thrifty provide their U.S. and Canadian franchisees a wide range of products and services, including reservations, marketing programs and assistance, branded supplies, image and standards, rental rate management analysis and customer satisfaction programs. Additionally, Dollar and Thrifty offer their respective franchisees centralized corporate account and tour billing and travel agent commission payments.

  International

        Dollar and Thrifty offer master franchises outside the United States and Canada, generally on a countrywide basis. Each master franchisee is permitted to operate within its franchised territory directly or through subfranchisees. At September 30, 2012, Dollar Thrifty had approximately 1,300 franchise locations in 82 countries. Outside of the United States and Canada, these locations are in Latin America, Europe, the Middle East, Africa and the Asia-Pacific regions. Dollar and Thrifty offer franchisees the opportunity to license the rights to operate either the Dollar or the Thrifty brand or both brands in certain markets on a dual franchise or co-brand basis.

Competition

        In the United States, in addition to local and regional vehicle rental companies, our principal car rental industry competitors are Avis Budget Group, Inc., or "ABG," which currently operates the Avis and Budget brands, Enterprise Rent-A-Car Company, or "Enterprise," which also operates the National Car Rental and Alamo brands, and Advantage, which we divested in December 2012. In the United States, the Hertz brand had the highest market share, by revenues, in 2010, 2011 and in the nine-month period ended September 30, 2012 at approximately 200 of the largest airports where we have company-operated locations.

        We have a significant presence in the off-airport market. We believe that we maintain the second largest market share, by revenues, in the off-airport car rental market in the United States. From January 1, 2009 to September 30, 2012, we increased the number of our off-airport rental locations in the United States by approximately 48% to 2,430 locations. Revenues from our U.S. off-airport operations represented $981.3 million, $908.9 million, $1,197.4 million, $1,079.7 million and $953.4 million of our total car rental revenues in the nine months ended September 30, 2012 and 2011 and the years ended December 31, 2011, 2010 and 2009, respectively. Many smaller companies also operate in the airport and off-airport rental markets.

        In Europe, in addition to us, the principal pan-European participants in the car rental industry are ABG, operating the Avis and Budget brands, and Europcar. Europcar also operates the National Car

Rental and Alamo brands in the United Kingdom and Germany, and through franchises in Spain, Italy and France. In certain European countries, there are also other companies and brands with substantial market shares, including Sixt AG (operating the Sixt brand) in Germany, France, Spain, the United Kingdom, Belgium, Netherlands and Luxembourg; and Enterprise (operating the Enterprise brand) in the United Kingdom, Ireland and Germany. In every European country, there are also national, regional or other, smaller companies operating in the airport and off-airport rentals markets. Apart from Enterprise-branded operations, all of which Enterprise owns, the other major car rental brands are present in European car rental markets through a combination of company-operated and franchisee- or licensee-operated locations.

        Competition among car rental industry participants is intense and is primarily based on price, vehicle availability and quality, service, reliability, rental locations and product innovation. We believe, however, that the prominence and service reputation of the Hertz, Dollar and Thrifty brands and our extensive worldwide ownership of car rental operations provide us with a competitive advantage.

Worldwide Equipment Rental

Operations

        We, through HERC, operate an equipment rental business in the United States, Canada, France, Spain, China and Saudi Arabia. On the basis of total revenues, we believe HERC is one of the largest equipment rental companies in the United States and Canada combined. HERC has operated in the United States since 1965.

        HERC's principal business is the rental of equipment. HERC offers a broad range of equipment for rental; major categories include earthmoving equipment, material handling equipment, aerial and electrical equipment, air compressors, pumps, generators, small tools, compaction equipment and construction-related trucks.

        Ancillary to its rental business, HERC is also a dealer of certain brands of new equipment in the United States and Canada, and sells consumables such as gloves and hardhats at many of its rental locations.

        HERC's comprehensive line of equipment enables it to supply equipment to a wide variety of customers from local contractors to large industrial plants. The fact that many larger companies, particularly those with industrial plant operations, now require single source vendors, not only for equipment rental, but also for management of their total equipment needs fits well with HERC's core competencies. Arrangements with such companies may include maintenance of the tools and equipment they own, supplies and rental tools for their labor force and custom management reports. HERC supports this through its dedicated in-plant operations, tool trailers and plant management systems.

        As of December 31, 2009, 2010 and 2011 and September 30, 2012, HERC had a total of approximately 320, 320, 320 and 340 branches, respectively, in the U.S., Canada, France, Spain, China and Saudi Arabia.

        HERC's rental locations generally are situated in industrial or commercial zones. A growing number of locations have highway or major thoroughfare visibility. The typical location includes a customer service center, an equipment service area and storage facilities for equipment. The branches are built or conform to the specifications of the HERC prototype branch, which stresses efficiency, safety and environmental compliance. Most branches have stand-alone maintenance and fueling facilities and showrooms.

        HERC's broad equipment line in the United States and Canada includes equipment with an acquisition cost of under $10,000 per unit, ranging from air compressors and generators to small tools and accessories, in order to supply customers who are local contractors with a greater proportion of their overall equipment rental needs. As of September 30, 2012, these activities, referred to as "general rental activities," were conducted at approximately one-third of HERC's U.S. and Canadian rental locations. Before it begins to conduct general rental activities at a location, HERC typically renovates the location to make it more appealing to walk-in customers and adds staff and equipment in anticipation of subsequent demand.

        In early 2010, Hertz launched Hertz Entertainment Services, a division which provides single-source car and equipment rental solutions to the entertainment and special events industries. Hertz Entertainment Services provides customized vehicle and equipment rental solutions to movie, film and television productions, live sports and entertainment events, and all-occasion special events, such as weddings, conventions, and fairs. Hertz Entertainment Services are tailored to fit the needs of large and small productions alike with competitive pricing and customized, monthly billing. Hertz delivers vehicles and equipment to production locations and a dedicated staff is available 24/7 to address specific client needs. Productions can also rent equipment for use at special events such as lighting, generators and other machinery.

        In February 2010, HERC entered into a joint venture with Saudi Arabia based Dayim Holdings Company, Ltd. to set up equipment rental operations in the Kingdom of Saudi Arabia. The joint venture entity rents and sells equipment and tools to construction and industrial markets throughout the Kingdom of Saudi Arabia.

        Our worldwide equipment rental segment generated $1,000.1 million and $1,209.5 million in revenues during the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively.

Customers

        HERC's customers consist predominantly of commercial accounts and represent a wide variety of industries, such as construction, petrochemical, automobile manufacturing, railroad, power generation, shipbuilding and entertainment and special events. Serving a number of different industries enables HERC to reduce its dependence on a single or limited number of customers in the same business and somewhat reduces the seasonality of HERC's revenues and its dependence on construction cycles. HERC primarily targets customers in medium to large metropolitan markets. For the nine months ended September 30, 2012 and the year ended December 31, 2011, no customer of HERC accounted for more than 2% and 2%, respectively, of HERC's rental revenues. Of HERC's combined U.S. and Canadian rental revenues for the nine months ended September 30, 2012 and the year ended December 31, 2011, approximately 37% and 37%, respectively, were derived from customers operating in the construction industry (the majority of which were in the non-residential sector) and approximately 28% and 28%, respectively, were derived from customers in the industrial business, while the remaining revenues were derived from rentals to governmental and other types of customers.

        Unlike in our car rental business, where we enter into rental agreements with the end-user who will operate the cars being rented, HERC ordinarily enters into a rental agreement with the legal entity—typically a company, governmental body or other organization—seeking to rent HERC's equipment. Moreover, unlike in our car rental business, where our cars are normally picked up and dropped off by customers at our rental locations, HERC delivers much of its rental equipment to its customers' job sites and retrieves the equipment from the job sites when the rentals conclude. HERC extends credit terms to many of its customers to pay for rentals. Thus, for the nine months ended September 30, 2012, 95% of HERC's revenues came from customers who were invoiced by HERC for rental charges, while 5% came from customers paying with third-party charge, credit or debit cards and from customers who paid with cash or used another method of payment. For the nine months ended September 30, 2012, bad debt expense represented 0.2% of HERC's revenues.

Fleet

        HERC acquires its equipment from a variety of manufacturers. The equipment is typically new at the time of acquisition and is not subject to any repurchase program. The per-unit acquisition cost of units of rental equipment in HERC's fleet varies from over $200,000 to under $100. As of

September 30, 2012, the average per-unit acquisition cost (excluding small equipment purchased for less than $5,000 per unit) for HERC's fleet in the United States was approximately $40,600. As of September 30, 2012, the average age of HERC's rental fleet was 42 months in the United States, 48 months in Canada, 54 months in France, 50 months in Spain, 28 months in China and 11 months in Saudi Arabia.

        HERC disposes of its used equipment through a variety of channels, including private sales to customers and other third parties, sales to wholesalers, brokered sales and auctions.

Licensees

        HERC licenses the Hertz name to equipment rental businesses in six countries in Europe and in Afghanistan and Chile. The terms of those licenses are broadly similar to those we grant to our international car rental licensees.

Competition

        HERC's competitors in the equipment rental industry range from other large national companies to small regional and local businesses. In each of the six countries where HERC operates, the equipment rental industry is highly fragmented, with large numbers of companies operating on a regional or local scale. The number of industry participants operating on a national scale is, however, much smaller. HERC is one of the principal national-scale industry participants in the U.S., Canada and France. HERC's operations in the United States represented approximately two-thirds of our worldwide equipment rental revenues during the nine months ended September 30, 2012 and the year ended December 31, 2011. In the United States and Canada, the other top national-scale industry participants are United Rentals, Inc., or "URI," Sunbelt Rentals and Aggreko North America. In April 2012, URI completed its previously announced acquisition of RSC Equipment Rental, Inc., another top national-scale industry participant. A number of individual Caterpillar, Inc., or "CAT," dealers also participate in the equipment rental market in the United States, Canada, France and Spain. In France, the other principal national-scale industry participants are Loxam, Kiloutou and Laho. Aggreko also participates in the power generation rental markets in France and Spain. In China, the other principal national-scale industry participants are Zicheng Corporation, Aggreko, Jin He Yuan, Lei Shing Hong and Far East Rental. In Saudi Arabia, the other principal national-scale industry participants are Bin Quraya, Al Zahid Tractors (CAT), Rapid Access, Eastern Arabia and Rental Solutions & Services (RSS) Saudi Ltd.

        Competition in the equipment rental industry is intense, and it often takes the form of price competition. HERC's competitors, some of which may have access to substantial capital, may seek to compete aggressively on the basis of pricing. To the extent that HERC matches downward competitor pricing without reducing our operating costs, it could have an adverse impact on our results of operations. We believe that HERC's competitive success has been primarily the product of its more than 40 years of experience in the equipment rental industry, its systems and procedures for monitoring, controlling and developing its branch network, its capacity to maintain a comprehensive rental fleet, the quality of its sales force and its established national accounts program.

Other Operations

        Our wholly-owned subsidiary, Hertz Claim Management Corporation, or "HCM," provides claim administration services to us and, to a lesser extent, to third parties. These services include investigating, evaluating, negotiating and disposing of a wide variety of claims, including third-party, first-party, bodily injury, property damage, general liability and product liability, but not the underwriting of risks. HCM conducts business at five regional offices in the United States. Separate subsidiaries of ours conduct similar operations in six countries in Europe.

Seasonality

        Generally, car rental and equipment rental are seasonal businesses, with decreased levels of business in the winter months and heightened activity during spring and summer. To accommodate increased demand, we increase our available fleet and staff during the second and third quarters of the year. As business demand declines, fleet and staff are decreased accordingly. However, certain operating expenses, including real estate taxes, rent, insurance, utilities, maintenance and other facility-related expenses, the costs of operating our information technology systems and minimum staffing costs, remain fixed and cannot be adjusted for seasonal demand. Revenues related to our fleet management services are generally not seasonal. See the section of this prospectus entitled "Risk Factors—Risks Related to Our Business—Our business is highly seasonal and any occurrence that disrupts rental activity during our peak periods could materially adversely affect our liquidity, cash flows and results of operations." The following table sets forth this seasonal effect by providing quarterly revenues for each of the quarters in the years ended December 31, 2011, 2010 and 2009 and the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (in millions of dollars).

Employees

        As of December 31, 2012, we employed approximately 30,200 persons, consisting of approximately 22,500 persons in our U.S. operations and 7,700 persons in our international operations. International employees are covered by a wide variety of union contracts and governmental regulations affecting, among other things, compensation, job retention rights and pensions. As of December 31, 2012, labor contracts covering the terms of employment of approximately 5,740 employees in the United States (including those in the U.S. territories) were in effect under approximately 145 active contracts with local unions, affiliated primarily with the International Brotherhood of Teamsters and the International Association of Machinists. Labor contracts covering approximately 1,370 of these employees will expire during 2013. We have had no material work stoppage as a result of labor problems during the last ten years, and we believe our labor relations to be good. Nonetheless, we may be unable to negotiate new labor contracts on terms advantageous to us, or without labor interruptions.

        In addition to the employees referred to above, we employ a substantial number of temporary workers, and engage outside services, as is customary in the industry, principally for the non-revenue movement of rental cars and equipment between rental locations and the movement of rental equipment to and from customers' job sites.

Risk Management

        Three types of generally insurable risks arise in our operations:

  •
  legal liability arising from the operation of our cars and on-road equipment (vehicle liability);

  •
  legal liability to members of the public and employees from other causes (general liability/workers' compensation); and

  •
  risk of property damage and/or business interruption and/or increased cost of working as a consequence of property damage.

        In addition, we offer optional liability insurance and other products providing insurance coverage, which create additional risk exposures for us. Our risk of property damage is also increased when we waive the provisions in our rental contracts that hold a renter responsible for damage or loss under an optional loss or damage waiver that we offer. We bear these and other risks, except to the extent the risks are transferred through insurance or contractual arrangements.

        In many cases we self-insure our risks or insure risks through wholly-owned insurance subsidiaries. We mitigate our exposure to large liability losses by maintaining excess insurance coverage, subject to deductibles and caps, through unaffiliated carriers. For our international operations outside of Europe, and for our long-term fleet leasing operations, we maintain some liability insurance coverage with unaffiliated carriers.

Third-Party Liability

        In our domestic operations, we are required by applicable financial responsibility laws to maintain insurance against legal liability for bodily injury (including death) or property damage to third parties arising from the operation of our cars and on-road equipment, sometimes called "vehicle liability," in stipulated amounts. In most places, we satisfy those requirements by qualifying as a self-insurer, a process that typically involves governmental filings and demonstration of financial responsibility, which sometimes requires the posting of a bond or other security. In the remaining places, we obtain an insurance policy from an unaffiliated insurance carrier and indemnify the carrier for any amounts paid under the policy. As a result of such arrangements, we bear economic responsibility for domestic vehicle liability, except to the extent we successfully transfer such liability to others through insurance or contractual arrangements.

        For our car and equipment rental operations in Europe, we have established a wholly-owned insurance subsidiary, Probus Insurance Company Europe Limited, or "Probus," a direct writer of insurance domiciled in Ireland. In European countries with company-operated locations, we have purchased from Probus the vehicle liability insurance required by law, and Probus reinsured the risks under such insurance with Hertz International RE, a reinsurer organized in Ireland, or "HIRE," and/or HIRE Bermuda Limited, a wholly-owned reinsurance company domiciled in Bermuda. This coverage is purchased from unaffiliated carriers for Spain. We also insure a portion of our European property risk through Probus. Thus, as with our domestic operations, we bear economic responsibility for vehicle liability in our European car and equipment rental operations, except to the extent that we transfer such liability to others through insurance or contractual arrangements. For our international operations outside of Europe, we maintain some form of vehicle liability insurance coverage with unaffiliated carriers. The nature of such coverage, and our economic responsibility for covered losses, varies considerably. In all cases, though, we believe the amounts and nature of the coverage we obtain is adequate in light of the respective potential hazards.

        Both domestically and in our international operations, from time to time in the course of our business we become legally responsible to members of the public for bodily injury (including death) or property damage arising from causes other than the operation of our cars and on-road equipment, sometimes known as "general liability." As with vehicle liability, we bear economic responsibility for general liability losses, except to the extent we transfer such losses to others through insurance or contractual arrangements.

        To mitigate these exposures, we maintain excess liability insurance coverage with unaffiliated insurance carriers at an aggregate of $200 million for policy periods ended December 21, 2013, 2012, 2011 and 2010. For our international car rental operations outside of Europe, we also maintain liability insurance coverage with unaffiliated carriers in such amounts as we deem adequate in light of the respective potential hazards, where such insurance is obtainable on commercially reasonable terms.

        Our domestic rental contracts for both car and equipment rental, as well as our domestic and international long-term fleet leasing contracts, typically provide that the renter will indemnify us for liability arising from the operation of the rented vehicle or equipment (for car rentals in certain places, though, only to the extent such liability exceeds the amount stipulated in the applicable financial responsibility law). In addition, many of HERC's domestic rental contracts require the renter to maintain liability insurance under which HERC is entitled to coverage. While such provisions are sometimes effective to transfer liability to renters, their value to us, particularly in cases of large losses, may be limited. The rental contracts used in our international operations sometimes contain provisions relating to insurance or indemnity, but they are typically more limited than those employed in our domestic operations.

        In our domestic car rental operations, we offer an optional liability insurance product, Liability Insurance Supplement, or "LIS," that provides vehicle liability insurance coverage substantially higher than state minimum levels to the renter and other authorized operators of a rented vehicle. For Hertz, LIS coverage is provided under excess liability insurance policies issued by an unaffiliated insurance carrier, the risks under which are reinsured with a subsidiary of ours, HIRE Bermuda Limited. For Dollar Thrifty, LIS coverage is provided through an affiliated insurance structure. As a consequence of those arrangements, rental customers' purchases of LIS do not reduce our economic exposure to vehicle liability. Instead, our exposure to vehicle liability is potentially increased when LIS is purchased, because insured renters and other operators may have vehicle liability imposed on them in circumstances and in amounts where the applicable rental agreement or applicable law would not, absent the arrangements just described, impose vehicle liability on us.

        In both our domestic car rental operations and our company-operated international car rental operations in many countries, we offer optional products providing insurance coverage, or "PAI/PEC" coverage, to the renter and the renter's immediate family members traveling with the renter for accidental death or accidental medical expenses arising during the rental period or for damage or loss of their property during the rental period. PAI/PEC coverage is provided under insurance policies issued by unaffiliated carriers or, in Europe, by Probus, and the risks under such policies either are reinsured with HIRE or another subsidiary of ours or are the subject of indemnification arrangements between us and the carriers. Rental customers' purchases of PAI/PEC coverage create additional risk exposures for us, since we would not typically be liable for the risks insured by PAI/PEC coverage if that coverage had not been purchased.

        Our offering of LIS and PAI/PEC coverage in our domestic car rental operations is conducted pursuant to limited licenses or exemptions under state laws governing the licensing of insurance producers. In our international car rental operations, our offering of PAI/PEC coverage historically has not been regulated; however, in the countries of the European Union, the regulatory environment for insurance intermediaries is evolving, and we cannot assure you that we will be able to continue offering

PAI/PEC coverage without substantial changes in its offering process or in the terms of the coverage or that such changes, if required, would not render uneconomic our continued offering of the coverage.

        Provisions on our books for self-insured vehicle liability losses are made by charges to expense based upon evaluations of estimated ultimate liabilities on reported and unreported claims. As of September 30, 2012, this liability was estimated at $279.8 million for our combined domestic and international operations.

Damage to Our Property

        We bear the risk of damage to our property, unless such risk is transferred through insurance or contractual arrangements.

        To mitigate our risk of large, single-site property damage losses globally, we maintain property insurance with unaffiliated insurance carriers in such amounts as we deem adequate in light of the respective hazards, where such insurance is available on commercially reasonable terms.

        Our rental contracts typically provide that the renter is responsible for damage to or loss (including loss through theft) of rented vehicles or equipment. We generally offer an optional rental product, known in various countries as "loss damage waiver," "collision damage waiver," "theft protection" or "accident excess reduction," under which we waive or limit our right to make a claim for such damage or loss. This product is not regulated as insurance, but it is subject to specific laws in roughly half of the U.S. jurisdictions where we operate.

        Collision damage costs and the costs of stolen or unaccounted-for vehicles and equipment, along with other damage to our property, are charged to expense as incurred.

Other Risks

        To manage other risks associated with our businesses, or to comply with applicable law, we purchase other types of insurance carried by business organizations, such as worker's compensation and employer's liability, commercial crime and fidelity, performance bonds and directors' and officers' liability insurance from unaffiliated insurance companies in amounts deemed by us to be adequate in light of the respective hazards, where such coverage is obtainable on commercially reasonable terms.

Governmental Regulation and Environmental Matters

        Throughout the world, we are subject to numerous types of governmental controls, including those relating to prices and advertising, privacy and data protection, currency controls, labor matters, charge card operations, insurance, environmental protection, used car sales and licensing.

Environmental

        The environmental requirements applicable to our operations generally pertain to (i) the operation and maintenance of cars, trucks and other vehicles, such as heavy equipment, buses and vans; (ii) the ownership and operation of tanks for the storage of petroleum products, including gasoline, diesel fuel and oil; and (iii) the generation, storage, transportation and disposal of waste materials, including oil, vehicle wash sludge and waste water. We have made, and will continue to make, expenditures to comply with applicable environmental laws and regulations.

        The use of cars and other vehicles is subject to various governmental requirements designed to limit environmental damage, including those caused by emissions and noise. Generally, these requirements are met by the manufacturer, except in the case of occasional equipment failure requiring repair by us. Measures are taken at certain locations in states that require the installation of Stage II Vapor Recovery equipment to reduce the loss of vapor during the fueling process.

        We utilize tanks worldwide, approximately 310 of which, at September 30, 2012, are underground and approximately 1,485 of which are aboveground, to store petroleum products, and we believe our tanks are maintained in material compliance with environmental regulations, including federal and state financial responsibility requirements for corrective action and third-party claims due to releases. Our compliance program for our tanks is intended to ensure that (i) the tanks are properly registered with the state or other jurisdiction in which the tanks are located and (ii) the tanks have been either replaced or upgraded to meet applicable leak detection and spill, overfill and corrosion protection requirements.

        We are also incurring and providing for expenses for the investigation and cleanup of contamination from the discharge of petroleum substances at, or emanating from, currently and formerly owned and leased properties, as well as contamination at other locations at which our wastes have reportedly been identified. The amount of any such expenses or related natural resource damages for which we may be held responsible could be substantial. The probable losses that we expect to incur for such matters have been accrued, and those losses are reflected in our consolidated financial statements. As of September 30, 2012 and December 31, 2011, the aggregate amounts accrued for environmental liabilities reflected in our unaudited condensed consolidated balance sheets in "Accrued liabilities" and our audited consolidated balance sheets in "Other accrued liabilities" were $1.5 million and $1.5 million, respectively. The accrual generally represents the estimated cost to study potential environmental issues at sites deemed to require investigation or clean-up activities, and the estimated cost to implement remediation actions, including ongoing maintenance, as required. Cost estimates are developed by site. Initial cost estimates are based on historical experience at similar sites and are refined over time on the basis of in-depth studies of the site. For many sites, the remediation costs and other damages for which we ultimately may be responsible cannot be reasonably estimated because of uncertainties with respect to factors such as our connection to the site, the nature of the contamination, the involvement of other potentially responsible parties, the application of laws and other standards or regulations, site conditions, and the nature and scope of investigations, studies, and remediation to be undertaken (including the technologies to be required and the extent, duration, and success of remediation).

        With respect to cleanup expenditures for the discharge of petroleum substances at, or emanating from, currently and formerly owned or leased properties, we have received reimbursement, in whole or in part, from certain U.S. states that maintain underground storage tank petroleum cleanup reimbursement funds. Such funds have been established to assist tank owners in the payment of cleanup costs associated with releases from registered tanks. With respect to off-site U.S. locations at which our wastes have reportedly been identified, we have been and continue to be required to contribute to cleanup costs due to strict joint and several cleanup liability imposed by the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 and comparable state superfund statutes.

        Environmental legislation and regulations and related administrative policies have changed rapidly in recent years, both in the United States and in other countries. There is a risk that governmental environmental requirements, or enforcement thereof, may become more stringent in the future and that we may be subject to legal proceedings brought by government agencies or private parties with respect to environmental matters. In addition, with respect to the cleanup of contamination, additional locations at which waste generated by us or substances used by us may have been released or disposed, and of which we are currently unaware, may in the future become the subject of cleanup for which we may be liable, in whole or in part. Further, at airport-leased properties, we may be subject to environmental requirements imposed by airports that are more restrictive than those obligations imposed by environmental regulatory agencies. Accordingly, while we believe that we are in substantial compliance with applicable requirements of environmental laws, we cannot offer assurance that our future environmental liabilities will not be material to our consolidated financial position, results of operations or cash flows.

Dealings with Renters

        In the United States, car and equipment rental transactions are generally subject to Article 2A of the Uniform Commercial Code, which governs "leases" of tangible personal property. Car rental is also specifically regulated in more than half of the states of the United States. The subjects of state regulation include the methods by which we advertise, quote and charge prices, the consequences of failing to honor reservations, the terms on which we deal with vehicle loss or damage (including the protections we provide to renters purchasing loss or damage waivers) and the terms and method of sale of the optional insurance coverage that we offer. Some states (including California, New York, Nevada and Illinois) regulate the price at which we may sell loss or damage waivers, and many state insurance regulators have authority over the prices and terms of the optional insurance coverage we offer. See "—Risk Management" above for further discussion regarding the loss or damage waivers and optional insurance coverages that we offer renters. Internationally, regulatory regimes vary greatly by jurisdiction, but they do not generally prevent us from dealing with customers in a manner similar to that employed in the United States.

        Both in the United States and internationally, we are subject to increasing regulation relating to customer privacy and data protection. In general, we are limited in the uses to which we may put data that we collect about renters, including the circumstances in which we may communicate with them. In addition, we are generally obligated to take reasonable steps to protect customer data while it is in our possession. Our failure to do so could subject us to substantial legal liability or seriously damage our reputation.

Changes in Regulation

        Changes in government regulation of our businesses have the potential to materially alter our business practices, or our profitability. Depending on the jurisdiction, those changes may come about through new legislation, the issuance of new laws and regulations or changes in the interpretation of existing laws and regulations by a court, regulatory body or governmental official. Sometimes those changes may have not just prospective but also retroactive effect; this is particularly true when a change is made through reinterpretation of laws or regulations that have been in effect for some time. Moreover, changes in regulation that may seem neutral on their face may have either more or less impact on us than on our competitors, depending on the circumstances. Several U.S. State Attorneys General have taken the position that car rental companies either may not pass through to customers, by means of separate charges, expenses such as vehicle licensing and concession fees or may do so only in certain limited circumstances. Recent or potential changes in law or regulation that affect us relate to insurance intermediaries, customer privacy and data security and rate regulation, each as described under the section of this prospectus entitled "Risk Factors—Risks Related to Our Business—Changes in the U.S. legal and regulatory environment that affect our operations, including laws and regulations relating to taxes, automobile-related liability, insurance rates, insurance products, consumer privacy, data security, employment matters, cost and fee recovery and the banking and financing industry could disrupt our business, increase our expenses or otherwise have a material adverse effect on our results of operations."

        In addition, our operations, as well as those of our competitors, also could be affected by any limitation in the fuel supply or by any imposition of mandatory allocation or rationing regulations. We are not aware of any current proposal to impose such a regime in the United States or internationally. Such a regime could, however, be quickly imposed if there were a serious disruption in supply for any reason, including an act of war, terrorist incident or other problem affecting petroleum supply, refining, distribution or pricing.

 Properties

        We operate car rental locations at or near airports and in central business districts and suburban areas of major cities in the United States, including Puerto Rico and the U.S. Virgin Islands, Canada, France, Germany, Italy, the United Kingdom, Spain, the Netherlands, Belgium, Luxembourg, the Czech Republic, Slovakia, Australia, New Zealand, China and Brazil, as well as retail used car sales locations in the United States, France and Australia. We operate equipment rental locations in the United States, Canada, France, Spain, China and Saudi Arabia. We also operate headquarters, sales offices and service facilities in the foregoing countries in support of our car rental and equipment rental operations, as well as small car rental sales offices and service facilities in a select number of other countries in Europe and Asia.

        We own approximately 7% of the locations from which we operate our car and equipment rental businesses and in some cases own real property that we lease to franchisees or other third parties. The remaining locations from which we operate our car and equipment rental businesses are leased or operated under concessions from governmental authorities and private entities. Those leases and concession agreements typically require the payment of minimum rents or minimum concession fees and often also require us to pay or reimburse operating expenses; to pay additional rent, or concession fees above guaranteed minimums, based on a percentage of revenues or sales arising at the relevant premises; or to do both. See Note 9 to our audited annual consolidated financial statements included elsewhere in this prospectus.

        In addition to the above operational locations, we own three major facilities in the vicinity of Oklahoma City, Oklahoma at which reservations for our car rental operations are processed, global information technology systems are serviced and major domestic and international accounting functions are performed. We also have a long-term lease for a reservation and financial center near Dublin, Ireland, at which we have centralized our European car rental reservation, customer relations, accounting and human resource functions. We maintain our executive offices in an owned facility in Park Ridge, New Jersey and lease a European headquarters office in Uxbridge, England. Dollar Thrifty's headquarters is in Tulsa, Oklahoma. Donlen's headquarters is in Northbrook, Illinois. Donlen also leases office space in Darien, Illinois for a portion of its fleet management services consultation call center staff and has other sales offices located throughout the United States.

Legal Proceedings

        From time to time we are a party to various legal proceedings. Other than with respect to the aggregate claims for public liability and property damage pending against us, management does not believe that any of the matters resolved, or pending against us, during 2011 or the nine months ended September 30, 2012 are material to us and our subsidiaries taken as a whole. While we have accrued a liability with respect to claims for public liability and property damage of $279.8 million and $281.5 million at September 30, 2012 and December 31, 2011, respectively, management, based on the advice of legal counsel, does not believe any of the other pending matters described below are material. We have summarized below, for purposes of providing background, various legal proceedings to which we were and/or are a party during 2011 or the period after December 31, 2011 but before the date of this prospectus. In addition to the following, various other legal actions, claims and governmental inquiries and proceedings are pending or may be instituted or asserted in the future against us and our subsidiaries. A previously disclosed, on June 15, 2011 we received a subpoena from the staff of the Securities and Exchange Commission, or "SEC," seeking production of documents related to our proposed business combination with Dollar Thrifty. SEC staff later took the testimony of a Hertz executive and has indicated that they may or may not take further testimony. We are cooperating fully with the SEC's investigation.

  1.
  Hertz Equipment Rental Corporation, or "HERC," Loss Damage Waiver

    On August 15, 2006, Davis Landscape, Ltd., individually and on behalf of all others similarly situated, filed a complaint against HERC in the United States District Court for the District of New Jersey. In November 2006, the complaint was amended to add another plaintiff, Miguel V. Pro, and more claims. The Davis Landscape matter purports to be a nationwide class action on behalf of all persons and business entities who rented equipment from HERC and who paid a Loss Damage Waiver, or "LDW," or an Environmental Recovery Fee, or "ERF." The plaintiffs seek a declaratory judgment and injunction prohibiting HERC from engaging in acts with respect to the LDW and ERF charges that violate the New Jersey Consumer Fraud Act and claim that the charges violate the Uniform Commercial Code. The plaintiffs also seek an unspecified amount of compensatory damages with the return of all LDW and ERF charges paid, attorneys' fees and costs as well as other damages. The court has granted class certification, denied our motion for summary judgment and the case is in the discovery stages. In February 2012, we filed separate motions for partial summary judgment on the LDW and ERF claims and we filed a motion to decertify the class. In June 2012, the judge denied our motion for partial summary judgment on the LDW claim and, in July 2012, the judge granted our motion for partial summary judgment on the ERF claim. The court also entered an order referring the case to mediation by private consent of the parties. We have continued to work through the mediator and in direct discussions with plaintiffs' counsel on an acceptable settlement of this litigation.

  2.
  Concession Fee Recoveries

    On October 13, 2006, Janet Sobel, Daniel Dugan, PhD. and Lydia Lee, individually and on behalf of all others similarly situated v. The Hertz Corporation and Enterprise Rent-A-Car Company, or "Enterprise," was filed in the United States District Court for the District of Nevada. The plaintiffs agreed to not pursue claims against Enterprise initially and the case only proceeded against Hertz. The Sobel case purports to be a nationwide class action on behalf of all persons who rented cars from Hertz at airports in Nevada and were separately charged airport concession recovery fees by Hertz as part of their rental charges. The plaintiffs seek an unspecified amount of compensatory damages, restitution of any charges found to be improper and an injunction prohibiting Hertz from quoting or charging those airport fees that are alleged not to be allowed by Nevada law. The complaint also seeks attorneys' fees and costs. Relevant documents were produced, depositions were taken and pre-trial motions were filed. After the court rendered a mixed ruling on the parties' cross-motions for summary judgment and after the Lydia Lee case was refiled against Enterprise, the parties engaged in mediation which resulted in a proposed settlement. Although the court tentatively approved the settlement in November 2010, the court denied the plaintiffs' motion for final approval of the proposed settlement in May 2011. Since that time, the plaintiffs filed a motion for class certification—which we opposed—and discovery has commenced again. A separate action is proceeding against Enterprise, National and Alamo. In May 2012, all briefing was completed on the two outstanding issues—unjust enrichment and damages. The briefing included expert reports as submitted by both sides. In October 2012, the court held a hearing on the plaintiffs' motion for class certification. The court has since entered a stay order and the parties will again be engaging in mediation.

  3.
  Telephone Consumer Protection Act

    On May 3, 2007, Fun Services of Kansas City, Inc., individually and as the representative of a class of similarly-situated persons, v. Hertz Equipment Rental Corporation was commenced in the District Court of Wyandotte County, Kansas. The case was subsequently transferred to the District Court of Johnson County, Kansas. The Fun Services matter purports to be a class action on behalf of all persons in Kansas and throughout the United States who on or after four years prior to the filing of the action were sent facsimile messages of advertising materials relating to the availability of property, goods or services by HERC and who did not provide express permission for sending such faxes. The plaintiffs seek an unspecified amount of compensatory damages, attorney's fees and costs. In August 2009, the court issued an order that stayed all activity in this litigation pending a decision by the Kansas Supreme Court in Critchfield Physical Therapy, Inc. v. Taranto Group, Inc., another Telephone Consumer Protection Act case. The Kansas Supreme Court issued its decision in September 2011. Thereafter, the District Court of Johnson County lifted the stay in the Fun Services case and issued a scheduling order that addresses class certification discovery. In February 2012, HERC filed a Notice of Removal with the U.S. District Court for the District of Kansas seeking to remove the case to federal court based on federal question jurisdiction. In March 2012, the federal magistrate entered an order requiring the parties to engage in mediation and report back to her regarding their progress by June 2012. In June 2012, a mediation was held and as a result of the mediation, the parties reached an agreement in principle to settle this class action. A settlement that addresses compensation to class members, class counsel fees and the claims process was finalized by the parties' counsel in January 2013. This settlement is subject to court approval. We have accrued our best estimate of the ultimate cost, which is not material to our financial condition.

  4.
  California Tourism Assessments

    We are currently a defendant in a proceeding that purports to be a class action brought by Michael Shames and Gary Gramkow against The Hertz Corporation, Dollar Thrifty Automotive Group, Inc., Avis Budget Group, Inc., Vanguard Car Rental USA, Inc., Enterprise Rent-A-Car Company, Fox Rent A Car, Inc., Coast Leasing Corp., The California Travel and Tourism Commission, and Caroline Beteta.

    Originally filed in November of 2007, the action is pending in the United States District Court for the Southern District of California, and plaintiffs claim to represent a class of individuals or entities that purchased rental car services from a defendant at airports located in California after January 1, 2007. Plaintiffs allege that the defendants agreed to charge consumers a 2.5% tourism assessment and not to compete with respect to this assessment, while misrepresenting that this assessment is owed by consumers, rather than the rental car defendants, to the California Travel and Tourism Commission, or the "CTTC." Plaintiffs also allege that defendants agreed to pass through to consumers a fee known as the Airport Concession Fee, which fee had previously been required to be included in the rental car defendants' individual base rates, without reducing their base rates. Based on these allegations, the amended complaint seeks treble damages, disgorgement, injunctive relief, interest, attorneys' fees and costs. Plaintiffs dropped their claims against Caroline Beteta. Plaintiffs' claims against the rental car defendants have been dismissed, except for the federal antitrust claim. In June 2010, the United States Court of Appeals for the Ninth Circuit affirmed the dismissal of the plaintiffs' antitrust case against the CTTC as a state agency immune from antitrust complaint because the California Legislature foresaw the alleged price-fixing conspiracy that was the subject of the complaint. The plaintiffs subsequently filed a petition with the Ninth Circuit seeking a rehearing and that petition was granted. In November 2010, the Ninth Circuit withdrew its June opinion and instead held that state action immunity was improperly invoked. The Ninth Circuit reinstated the plaintiffs' antitrust claims and remanded the case to the district court for further proceedings. In May 2012, the district court issued an order preliminarily approving the settlement of this action; certifying a settlement class; certifying a class representative and lead counsel; and providing for class notice. In October 2012, the court held a final approval hearing. In November 2012, the court issued an order of final approval of the settlement of this action. One of the objectors to the settlement has filed a notice of appeal of this order with the United States Court of Appeals for the Ninth Circuit. We have accrued our best estimate of the ultimate cost which is not material to our financial condition.

  5.
  Public Liability and Property Damage

    We are currently a defendant in numerous actions and have received numerous claims on which actions have not yet been commenced for public liability and property damage arising from the operation of motor vehicles and equipment rented from us. The obligation for public liability and property damage on self-insured U.S. and international vehicles and equipment, as stated on our balance sheet, represents an estimate for both reported accident claims not yet paid and claims incurred but not yet reported. The related liabilities are recorded on a non-discounted basis. Reserve requirements are based on actuarial evaluations of historical accident claim experience and trends, as well as future projections of ultimate losses, expenses, premiums and administrative costs. At September 30, 2012, December 31, 2011 and December 31, 2010 our liability recorded for public liability and property damage matters was $279.8 million, $281.5 million and $278.7 million, respectively. We believe that our analysis is based on the most relevant information available, combined with reasonable assumptions, and that we may prudently rely on this information to determine the estimated liability. We note the liability is subject to significant uncertainties. The adequacy of the liability reserve is regularly monitored based on evolving accident claim history and insurance related state legislation changes. If our estimates change or if actual results differ from these assumptions, the amount of the recorded liability is adjusted to reflect these results.

        We intend to assert that we have meritorious defenses in the foregoing matters and we intend to defend ourselves vigorously.

        We have established reserves for matters where we believe that the losses are probable and reasonably estimated, including for various of the matters set forth above. Other than with respect to the aggregate reserves established for claims for public liability and property damage, none of those reserves are material. For matters, including those described above, where we have not established a reserve, the ultimate outcome or resolution cannot be predicted at this time, or the amount of ultimate loss, if any, cannot be reasonably estimated. Litigation is subject to many uncertainties and the outcome of the individual litigated matters is not predictable with assurance. It is possible that certain of the actions, claims, inquiries or proceedings, including those discussed above, could be decided unfavorably to us or any of our subsidiaries involved. Accordingly, it is possible that an adverse outcome from such a proceeding could exceed the amount accrued in an amount that could be material to our consolidated financial condition, results of operations or cash flows in any particular reporting period.

DESCRIPTION OF CERTAIN INDEBTEDNESS

        As of September 30, 2012 and December 31, 2011, our debt consisted of the following (in millions of dollars):

Facility	Average Interest Rate at September 30, 2012(1)	Fixed or Floating Interest Rate	Maturity	September 30, 2012	December 31, 2011
Corporate Debt
Senior Term Facility(2)	3.75%	Floating	3/2018	$1,379.0	$1,389.5
Senior ABL Facility	2.47%	Floating	3/2016	410.0	—
Senior Notes(3)	7.09%	Fixed	10/2018–1/2021	2,450.0	2,638.6
Promissory Notes	6.96%	Fixed	6/2012–1/2028	48.7	224.7
Other Corporate Debt	5.05%	Floating	Various	65.7	49.6
Unamortized Net (Discount) Premium (Corporate)				3.3	(6.9)

Total Corporate Debt				4,356.7	4,295.5

Fleet Debt
U.S. ABS Program
U.S. Fleet Variable Funding Notes:
Series 2009-1(4)(5)	1.25%	Floating	3/2013	1,900.0	1,000.0
Series 2010-2(4)(6)	1.36%	Floating	3/2013	200.0	170.0
Series 2011-2(4)	N/A	Floating	4/2012	—	175.0

				2,100.0	1,345.0

U.S. Fleet Medium Term Notes
Series 2009-2(4)	4.95%	Fixed	3/2013–3/2015	1,384.3	1,384.3
Series 2010-1(4)	3.77%	Fixed	2/2014–2/2018	749.8	749.8
Series 2011-1(4)	2.86%	Fixed	3/2015–3/2017	598.0	598.0

				2,732.1	2,732.1

Donlen ABS Program
Donlen GN II Variable Funding Notes(7)	1.17%	Floating	12/2012	899.3	811.2
Other Fleet Debt
U.S. Fleet Financing Facility	3.27%	Floating	9/2015	158.9	136.0
European Revolving Credit Facility	2.72%	Floating	6/2015	393.6	200.6
European Fleet Notes	8.50%	Fixed	7/2015	514.9	517.7
European Securitization(4)	2.51%	Floating	7/2014	413.6	256.2
Canadian Securitization	2.16%	Floating	6/2013	147.1	68.3
Australian Securitization(4)(8)	5.02%	Floating	12/2012	162.3	169.3
Brazilian Fleet Financing Facility	13.53%	Floating	2/2013	14.0	23.1
Capitalized Leases	4.40%	Floating	Various	407.7	363.7
Unamortized Discount (Fleet)				(7.0)	(10.9)

				2,205.1	1,724.0

Total Fleet Debt				7,936.5	6,612.3

Total Debt				$12,293.2	$10,907.8

(1)
As applicable, reference is to the September 30, 2012 weighted average interest rate (weighted by principal balance).

(2)
The Incremental Term Loans of $750.0 million under the Senior Term Facility are not reflected in this table, as such loans were incurred in November 2012.

(3)
As of December 31, 2011, this amount included €213.5 million aggregate principal amount of Hertz's 7.875% Senior Notes due 2014 and $162.3 million aggregate principal amount of Hertz's 8.875% Senior Notes due 2014 were outstanding. As discussed under "—Senior Notes" below, these notes were redeemed in full in March 2012. The 2020 Notes and the 2022 Notes are not reflected in this table, as such notes were issued in October 2012.

(4)
Maturity reference is to the "expected final maturity date" as opposed to the subsequent "legal final maturity date." The expected final maturity date is the date by which Hertz and investors in the relevant indebtedness expect the relevant indebtedness to be repaid. The legal final maturity date is the date on which the relevant indebtedness is legally due and payable.

(5)
In October 2012, extended to 3/2014.

(6)
In December 2012, HVF (as defined below) paid off the remaining amount outstanding under the Series 2010-2 and terminated the related asset-backed variable funding note facility.

(7)
In October 2012, extended to 12/2013.

(8)
In October 2012, extended to 12/2014.

        This table does not reflect the indebtedness of Dollar Thrifty, which was acquired in November 2012. As of September 30, 2012, Dollar Thrifty's indebtedness was approximately $1.48 billion. In connection with the Dollar Thrifty Acquisition, we terminated Dollar Thrifty's revolving credit facility. For a description of Dollar Thrifty's indebtedness and other obligations as of September 30, 2012, see Note 7 to the unaudited interim condensed consolidated financial statements of Dollar Thrifty included elsewhere in this prospectus.

Maturities

        The aggregate amounts of maturities of debt for each of the twelve-month periods ending September 30 (in millions of dollars), determined on the basis of indebtedness that was outstanding as of September 30, 2012 (which indebtedness does not include indebtedness incurred in connection with the Dollar Thrifty Acquisition or Dollar Thrifty's indebtedness), are as follows:

2013	$5,785.1	(including $5,136.2 of other short-term borrowings*)
2014	$254.0
2015	$1,769.6
2016	$329.2
2017	$266.0
After 2017	$3,893.0

*
Our short-term borrowings as of September 30, 2012 include, among other items, the amounts outstanding under the European Securitization, Australian Securitization, Senior ABL Facility, U.S. Fleet Financing Facility, U.S. Fleet Variable Funding Notes, Brazilian Fleet Financing Facility, Canadian Securitization, Capitalized Leases, European Revolving Credit Facility and the Donlen GN II Variable Funding Notes. These amounts are reflected as short-term borrowings, regardless of the facility maturity date, as these facilities are revolving in nature and/or the outstanding borrowings have maturities of three months or less. As of September 30, 2012, short-term borrowings had a weighted average interest rate of 2.1%.

        We are highly leveraged and a substantial portion of our liquidity needs arise from debt service on our indebtedness and from the funding of our costs of operations and capital expenditures. We believe that cash generated from operations and cash received on the disposal of vehicles and equipment, together with amounts available under various liquidity facilities, will be adequate to permit us to meet our debt maturities over the next twelve months.

 Letters of Credit

        As of September 30, 2012, there were outstanding standby letters of credit totaling $601.1 million. Of this amount, $553.3 million was issued under the Senior Credit Facilities ($291.0 million of which was issued for the benefit of the U.S. ABS Program, and $65.7 million was related to other debt obligations primarily to support self-insurance programs as well as airport concession obligations in the United States, Canada and Europe). As of September 30, 2012, none of these letters of credit have been drawn upon.

        In connection with the Dollar Thrifty Acquisition, approximately $41.0 million of outstanding standby letters of credit of Dollar Thrifty were assumed by Hertz under the Senior ABL Facility.

Corporate Debt

Senior Credit Facilities

        Hertz had a credit agreement that provided a $1,400.0 million secured term loan facility, or as amended, the "Former Term Facility." In addition, the Former Term Facility included a separate incremental pre-funded synthetic letter of credit facility in an aggregate principal amount of $250.0 million. Hertz, HERC and certain other of our subsidiaries had a credit agreement that provided for aggregate maximum borrowings of $1,800.0 million (subject to borrowing base availability) on a revolving basis under an asset-based revolving credit facility, or as amended, the "Former ABL Facility." Up to $600.0 million of the Former ABL Facility was available for the issuance of letters of credit. We refer to the Former Term Facility and the Former ABL Facility together as our "Former Credit Facilities."

        On March 11, 2011, we refinanced our Former Credit Facilities. A description of our Senior Term Facility and Senior ABL Facility is set forth below. During the year ended December 31, 2011, we recorded an expense of $9.3 million in "Interest expense" on our consolidated statements of operations associated with the write-off of unamortized debt costs in connection with the refinancing of our Former Credit Facilities. Additionally, a portion of the unamortized debt costs associated with the Former Term Facility and Former ABL Facility are continuing to be amortized over the terms of the Senior Term Facility and Senior ABL Facility. The determination of whether these costs were expensed or further deferred was dependent upon whether the terms of the old and new instruments were considered to be substantially different. In regard to the Senior Term Facility, the determination as to whether the Former Term Facility and the Senior Term Facility were considered to be substantially different was made on a lender by lender basis using the "net method" which compares the cash flows related to the lowest common principal balance between the old and new instruments.

        Senior Term Facility:    In March 2011, Hertz entered into a credit agreement that provides a $1,400.0 million secured term loan facility, or as amended, the "Senior Term Facility." In addition, the Senior Term Facility includes a separate incremental pre-funded synthetic letter of credit facility in an aggregate principal amount of $200.0 million. Subject to the satisfaction of certain conditions and limitations, the Senior Term Facility allows for the incurrence of incremental term and/or revolving loans. Hertz used approximately $1,345.0 million of borrowings under the Senior Term Facility to refinance indebtedness under the Former Term Facility. We reflected this transaction on a gross basis in our consolidated statements of cash flows in "Proceeds from issuance of long-term debt" and "Payment of long-term debt." During the year ended December 31, 2011, we recorded financing costs of $6.6 million in "Interest expense" on our consolidated statements of operations associated with the new Senior Term Facility.

        On October 9, 2012, Hertz entered into an Incremental Commitment Amendment to the Senior Term Facility, which provided for commitments for the Incremental Term Loans of $750.0 million under the Senior Term Facility. Contemporaneously with the consummation of the Dollar Thrifty Acquisition, the Incremental Term Loans were fully drawn and the proceeds therefrom were used to: (i) finance a portion of the consideration in connection with the Dollar Thrifty Acquisition, (ii) pay off existing indebtedness and other obligations of Dollar Thrifty and its subsidiaries in connection with the Dollar Thrifty Acquisition and (iii) pay fees and other transaction expenses in connection with the Acquisition and Financing Transactions.

        The Incremental Term Loans are secured by the same collateral and guaranteed by the same guarantors as the existing term loans under the Senior Term Facility. The Incremental Term Loans will, like the existing term loans under the Senior Term Facility, mature on March 11, 2018 and the interest rate per annum applicable thereto will be the same as such existing term loans. The other terms of the Incremental Term Loans are also generally the same as the terms of the existing term loans under the Senior Term Facility.

        Senior ABL Facility:    In March 2011, Hertz, HERC and certain other of our subsidiaries entered into a credit agreement that provides for aggregate maximum borrowings of $1,800.0 million (subject to borrowing base availability) on a revolving basis under an asset-based revolving credit facility, or as amended, the "Senior ABL Facility." Up to $1,500.0 million of the Senior ABL Facility is available for the issuance of letters of credit, subject to certain conditions including issuing lender participation. Subject to the satisfaction of certain conditions and limitations, the Senior ABL Facility allows for the addition of incremental revolving and/or term loan commitments. In addition, the Senior ABL Facility permits Hertz to increase the amount of commitments under the Senior ABL Facility with the consent of each lender providing an additional commitment, subject to satisfaction of certain conditions.

        We refer to the Senior Term Facility and the Senior ABL Facility together as the "Senior Credit Facilities." Hertz's obligations under the Senior Credit Facilities are guaranteed by its immediate parent (Hertz Investors, Inc.) and certain of its direct and indirect domestic subsidiaries (subject to certain exceptions, including Hertz International Limited, which ultimately owns entities carrying on most of our international operations, and subsidiaries involved in the U.S. ABS Program). In addition, the obligations of the "Canadian borrowers" under the Senior ABL Facility are guaranteed by their respective subsidiaries, subject to certain exceptions.

        The lenders under the Senior Credit Facilities have been granted a security interest in substantially all of the tangible and intangible assets of the borrowers and guarantors under those facilities, including pledges of the stock of certain of their respective domestic subsidiaries (subject, in each case, to certain exceptions, including certain vehicles). Each of the Senior Credit Facilities permits the incurrence of future indebtedness secured on a basis either equal to or subordinated to the liens securing the applicable Senior Credit Facility or on an unsecured basis.

        We refer to Hertz and its subsidiaries as the Hertz credit group. The Senior Credit Facilities contain a number of covenants that, among other things, limit or restrict the ability of the Hertz credit group to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay certain indebtedness, make dividends and other restricted payments (including to the parent entities of Hertz and other persons), create liens, make investments, make acquisitions, engage in mergers, change the nature of their business, engage in certain transactions with affiliates that are not within the Hertz credit group or enter into certain restrictive agreements limiting the ability to pledge assets.

        Under the Senior ABL Facility, failure to maintain certain levels of liquidity will subject the Hertz credit group to a contractually specified fixed charge coverage ratio of not less than 1:1 for the four quarters most recently ended.

        Covenants in the Senior Term Facility restrict payment of cash dividends to any parent of Hertz, including Hertz Holdings, with certain exceptions, including: (i) in an aggregate amount not to exceed 1.0% of the greater of a specified minimum amount and the consolidated tangible assets of the Hertz credit group (which payments are deducted in determining the amount available as described in the next clause (ii)), (ii) in additional amounts up to a specified available amount determined by reference to, among other things, 50% of net income from January 1, 2011 to the end of the most recent fiscal quarter for which financial statements of Hertz are available (less certain investments) and (iii) in additional amounts not to exceed the amount of certain equity contributions made to Hertz.

        Covenants in the Senior ABL Facility restrict payment of cash dividends to any parent of Hertz, including Hertz Holdings, except in an aggregate amount, taken together with certain investments, acquisitions and optional prepayments, not to exceed $200 million. Hertz may also pay additional cash dividends under the Senior ABL Facility so long as, among other things, (a) no specified default then exists or would arise as a result of making such dividends, (b) there is at least $200 million of liquidity under the Senior ABL Facility after giving effect to the proposed dividend, and (c) either (i) if such liquidity is less than $400 million immediately after giving effect to the making of such dividends, Hertz is in compliance with a specified fixed charge coverage ratio, or (ii) the amount of the proposed dividend does not exceed the sum of (x) 1.0% of tangible assets plus (y) a specified available amount determined by reference to, among other things, 50% of net income from January 1, 2011 to the end of the most recent fiscal quarter for which financial statements of Hertz are available plus (z) a specified amount of certain equity contributions made to Hertz.

Senior Notes

        References to our "Senior Notes" include the series of Hertz's unsecured senior notes set forth in the table below, as well as the $700.0 million aggregate principal amount of 5.875% Senior Notes due October 2020 and the $500.0 million aggregate principal amount of 6.250% Senior Notes due October 2022, in each case issued on October 16, 2012 (which are not included in the table below). As of September 30, 2012 and December 31, 2011, the outstanding principal amount for each series of the Senior Notes outstanding as of such date is also specified in the table below.

	Outstanding Principal (in millions)
Senior Notes	September 30, 2012	December 31, 2011
8.875% Senior Notes due January 2014	$—	$162.3
7.875% Senior Notes due January 2014	—	276.3	(€213.5)
7.50% Senior Notes due October 2018	700.0	700.0
6.75% Senior Notes due April 2019	1,250.0	1,000.0
7.375% Senior Notes due January 2021	500.0	500.0

	$2,450.0	$2,638.6

        In January 2011, Hertz redeemed in full its outstanding ($518.5 million principal amount) 10.50% Senior Subordinated Notes due 2016, which resulted in premiums paid of $27.2 million and the write-off of unamortized debt costs of $8.6 million. In January and February 2011, Hertz redeemed $1,105 million principal amount of its outstanding 8.875% Senior Notes due 2014, which resulted in premiums paid of $24.5 million and the write-off of unamortized debt costs of $14.4 million. Hertz used the proceeds from the September 2010 issuance of $700 million aggregate principal amount of 7.50% Senior Notes due 2018, the December 2010 issuance of $500 million aggregate principal amount of 7.375% Senior Notes due 2021 and the February 2011 issuance of $500 million aggregate principal amount of 6.75% Senior Notes due 2019 (see below) for these redemptions. Premiums paid are recorded in "Other (income) expense, net" on our consolidated statements of operations.

        In February 2011, Hertz issued $500 million aggregate principal amount of 6.75% Senior Notes due 2019. In March 2011, Hertz issued an additional $500 million aggregate principal of 6.75% Senior Notes. The proceeds of the March 2011 offering of 6.75% Senior Notes were used in April 2011 to redeem $480 million principal amount of Hertz's outstanding 8.875% Senior Notes due 2014, which resulted in premiums paid during the year ended December 31, 2011, of $10.7 million and the write-off of unamortized debt costs of $5.8 million. Premiums paid are recorded in "Other (income) expense, net" on our consolidated statements of operations. In connection with the consummation of the September 2011 exchange offers described below, the $1 billion aggregate principal amount of 6.75% Senior Notes issued in February 2011 and March 2011 was exchanged for $1 billion aggregate principal amount of 6.75% Senior Notes registered under the Securities Act (referred to herein as the "Existing Exchange 2019 Notes"). On March 13, 2012, Hertz issued an additional $250 million aggregate principal amount of 6.75% Senior Notes (the 2019 Notes that are, in part, the subject of these exchange offers). Also in March 2012, Hertz used the proceeds of that offering to redeem at par all of its outstanding 8.875% Senior Notes due 2014 ($162.3 million principal amount) and, together with cash on hand, all of its outstanding 7.875% Senior Notes due 2014 (€213.5 million principal amount, or $284.3 million equivalent based on the applicable exchange rate as of March 31, 2012), which resulted in the write-off of unamortized debt costs of $3.2 million.

        On October 16, 2012, HDTFS, Inc. (referred to herein as the "Escrow Issuer") issued $700 million aggregate principal amount of 5.875% Senior Notes due 2020 (the 2020 Notes that are, in part, the subject of these exchange offers) and $500 million aggregate principal amount of 6.250% Senior Notes due 2022 (the 2022 Notes that are, in part, the subject of these exchange offers). The proceeds from this issuance were placed in escrow pending consummation of the Dollar Thrifty Acquisition. Contemporaneously with the consummation of the Dollar Thrifty Acquisition, the proceeds from the issuance were released from escrow, the Escrow Issuer merged with and into Hertz, with Hertz continuing as the surviving entity, and Hertz assumed the Escrow Issuer's obligations under the 2020 Notes, the 2022 Notes and the 2020 and 2022 Indenture. The proceeds of this issuance were used to: (i) finance a portion of the consideration in connection with the Dollar Thrifty Acquisition, (ii) pay off existing indebtedness and other obligations of Dollar Thrifty and its subsidiaries in connection with the Dollar Thrifty Acquisition and (iii) pay fees and other transaction expenses in connection with the Acquisition and Financing Transactions.

        Hertz's obligations under the indentures for the Senior Notes are guaranteed by each of its direct and indirect domestic subsidiaries that is a guarantor under the Senior Term Facility. The guarantees of all of the Subsidiary Guarantors may be released to the extent such subsidiaries no longer guarantee our Senior Credit Facilities in the United States.

        The indentures for the Senior Notes contain covenants that, among other things, limit or restrict the ability of the Hertz credit group to incur additional indebtedness, incur guarantee obligations, prepay certain indebtedness, make certain restricted payments (including paying dividends, redeeming stock or making other distributions to parent entities of Hertz and other persons outside of the Hertz credit group), make investments, create liens, transfer or sell assets, merge or consolidate, and enter into certain transactions with Hertz's affiliates that are not members of the Hertz credit group.

        The covenants in the indentures for the Senior Notes also restrict Hertz and other members of the Hertz credit group from redeeming stock or making loans, advances, dividends, distributions or other restricted payments to any entity that is not a member of the Hertz credit group, including Hertz Holdings, subject to certain exceptions.

        Pursuant to the terms of exchange and registration rights agreements entered into in connection with the separate issuances of the 7.50% Senior Notes due 2018, the 7.375% Senior Notes due 2021, the 6.75% Senior Notes due 2019 (including the 2019 Notes that are, in part, the subject of these exchange offers) and the 2020 Notes and 2022 Notes, Hertz agreed to file a registration statement under the Securities Act to permit either the exchange of such notes for registered notes or, in the alternative, the registered resale of such notes. With respect to all such notes other than the 2019 Notes, the 2020 Notes and the 2022 Notes that are the subject of these exchange offers, a registration statement was declared effective on August 19, 2011 and the exchange offers for such notes were consummated in September 2011. The registration rights agreements applicable to the 2019 Notes and the 2020 Notes and 2022 Notes that are the subject of these exchange offers each provide that Hertz's failure to meet its obligations thereunder, including by failing to have the registration statement become effective by a specified date or failing to complete the exchange offer by a specified date, will result in Hertz incurring special interest on such notes at a per annum rate of 0.25% for the first 90 days of any period where a default has occurred and is continuing, which rate will be increased by an additional 0.25% during each subsequent 90 day period, up to a maximum of 0.50%. We do not believe the special interest obligation with respect to the 2019 Notes and the 2020 Notes and 2022 Notes is probable, and as such, we have not recorded any amounts with respect to these registration payment arrangements.

Promissory Notes

        References to our "Promissory Notes" relate to our pre-2005 Sponsor Acquisition promissory notes issued under three separate indentures.

Fleet Debt

        The governing documents of certain of the fleet debt financing arrangements specified below contain covenants that, among other things, significantly limit or restrict (or upon certain circumstances may significantly restrict or prohibit) the ability of the borrowers, and the guarantors if applicable, to make certain restricted payments (including paying dividends, redeeming stock, making other distributions, loans or advances) to Hertz Holdings and Hertz, whether directly or indirectly.

U.S. ABS Program

        Hertz Vehicle Financing LLC, an insolvency remote, direct, wholly-owned, special purpose subsidiary of Hertz, or "HVF," is the issuer under the U.S. ABS Program. HVF has entered into a base indenture that permits it to issue term and revolving rental car asset-backed securities, the collateral for which consists primarily of a substantial portion of the rental car fleet used in Hertz's domestic car rental operations and contractual rights related to such vehicles.

        References to the "U.S. ABS Program" include HVF's U.S. Fleet Variable Funding Notes together with HVF's U.S. Fleet Medium Term Notes.

  U.S. Fleet Variable Funding Notes

        References to the "U.S. Fleet Variable Funding Notes" include HVF's Series 2009-1 Variable Funding Rental Car Asset Backed Notes, as amended, or the "Series 2009-1," and the Series 2010-2 Variable Funding Rental Car Asset Backed Notes, or the "Series 2010-2," collectively. The U.S. Fleet Variable Funding Notes permit aggregate maximum borrowings of $2,438.8 million (subject to borrowing base availability) on a revolving basis under an asset-backed variable funding note facility.

        In December 2010, HVF purchased interest rate caps relating to both the Series 2009-1 and the Series 2010-2. Concurrently, Hertz sold offsetting interest rate caps relating to both the Series 2009-1 and the Series 2010-2, thereby neutralizing the hedge on a consolidated basis and reducing the net cost of the hedge. See Note 13 to both our audited annual consolidated financial statements and our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

        In May 2012, HVF amended the Series 2009-1 to permit aggregate maximum borrowings of $2,188.0 million (subject to borrowing base availability). In October 2012, HVF amended the Series 2009-1 to permit aggregate maximum borrowings of $2,238.8 million (subject to borrowing base availability) and extend the expected final maturity of the Series 2009-1 from March 2013 to March 2014.

        In December 2012, HVF paid off the remaining amount outstanding under the Series 2010-2 and terminated the related asset-backed variable funding note facility. At the same time, HVF amended the Series 2009-1 to permit aggregate maximum borrowings of $2,438.8 million (subject to borrowing base availability).

        In October 2011, HVF issued the Series 2011-2 Variable Funding Rental Car Asset Backed Notes, or the "Series 2011-2." The Series 2011-2 provided for aggregate maximum borrowings of $200 million (subject to borrowing base availability) and on a revolving basis. The Series 2011-2 was secured by a pool of collateral segregated from the collateral securing HVF's other outstanding notes. In April 2012, HVF paid off the remaining amount outstanding under the Series 2011-2 and terminated the related asset-backed variable funding note facility.

  U.S. Fleet Medium Term Notes

        References to the "U.S. Fleet Medium Term Notes" include HVF's Series 2009-2, Series 2010-1 and Series 2011-1, collectively.

        Series 2009-2:    In October 2009, HVF issued the Series 2009-2 Rental Car Asset Back Notes, Class A, or the "Series 2009-2 Class A," in an aggregate original principal amount of $1.2 billion. In June 2010, HVF issued the Subordinated Series 2009-2 Rental Car Asset Backed Notes, Class B, or the "Series 2009-2 Class B," and together with the Series 2009-2 Class A, or the "Series 2009-2," in an aggregate original principal amount of $184.3 million.

        Series 2010-1:    In July 2010, HVF issued the Series 2010-1 Rental Car Asset Backed Notes, or the "Series 2010-1," in an aggregate original principal amount of $749.8 million.

        Series 2011-1:    In June 2011, HVF issued the Series 2011-1 Rental Car Asset Backed Notes, or the "Series 2011-1," in an aggregate original principal amount of $598 million.

        Series 2013-1:    In January 2013, HVF issued the Series 2013-1 Rental Car Asset Backed Notes in an aggregate original principal amount of $950 million. See "Summary—Recent Developments—2013 ABS Offering."

Donlen ABS Program

  Donlen GN II Variable Funding Notes

        On September 1, 2011, in connection with our acquisition of Donlen, Donlen's GN II Variable Funding Notes remained outstanding and lender commitments thereunder were increased to permit aggregate maximum borrowings of $850.0 million (subject to borrowing base availability), which amount was increased during the first half of 2012 to $900.0 million and further increased in July 2012 to $1.0 billion (subject to borrowing base availability).

        Also in July 2012, we extended the maturity of the Donlen GN II Variable Funding Notes from August 2012 to December 2012. In October 2012, we further extended the maturity of the Donlen GN II Variable Funding Notes to December 2013.

Fleet Debt—Other

  U.S. Fleet Financing Facility

        In September 2006, Hertz and Puerto Ricancars, Inc., a Puerto Rican corporation and an indirect wholly-owned subsidiary of Hertz, or "PR Cars," entered into a credit agreement that provides for aggregate maximum borrowings of $165.0 million (subject to borrowing base availability) on a revolving basis under an asset-based revolving credit facility, or the "U.S. Fleet Financing Facility." The U.S.

Fleet Financing Facility is the primary fleet financing for our rental car operations in Hawaii, Kansas, Puerto Rico and the U.S. Virgin Islands.

        The obligations of each of Hertz and PR Cars under the U.S. Fleet Financing Facility are guaranteed by certain of Hertz's direct and indirect domestic subsidiaries. In addition, the obligations of PR Cars under the U.S. Fleet Financing Facility are guaranteed by Hertz. The lenders under the U.S. Fleet Financing Facility have been granted a security interest primarily in the owned rental car fleet used in our car rental operations in Hawaii, Puerto Rico and the U.S. Virgin Islands and certain contractual rights related to rental vehicles in Kansas, Hawaii, Puerto Rico and the U.S. Virgin Islands.

        In September 2011, we extended the maturity of our U.S. Fleet Financing Facility to September 2015 and increased the facility size to $190.0 million. In connection with the extension, we made a number of modifications to the financing arrangement, including decreasing the advance rate and increasing pricing.

  European Revolving Credit Facility and European Fleet Notes

        In June 2010, Hertz Holdings Netherlands B.V., an indirect wholly-owned subsidiary of Hertz organized under the laws of the Netherlands, or "HHN BV," entered into a credit agreement that provides for aggregate maximum borrowings of €220.0 million (the equivalent of $283.2 million as of September 30, 2012) (subject to borrowing base availability) on a revolving basis under an asset-based revolving credit facility, or the "European Revolving Credit Facility," and issued the 8.50% Senior Secured Notes due July 2015, or the "European Fleet Notes," in an aggregate original principal amount of €400 million (the equivalent of $514.9 million as of September 30, 2012). References to the "European Fleet Debt" include HHN BV's European Revolving Credit Facility and the European Fleet Notes, collectively.

        In June 2012, Hertz amended the European Seasonal Revolving Credit Facility under the European Revolving Credit Facility to create a commitment period running from June 2012 to November 2012 that provided for additional aggregate maximum borrowings of €85.7 million (the equivalent of $106.9 million as of June 30, 2012) (subject to borrowing base availability). Also in June 2012, we extended the maturity date of the European Revolving Credit Facility from June 2013 to June 2015. Hertz drew on such commitment and repaid the amount outstanding under such commitment prior to its expiration.

        The European Fleet Debt is the primary fleet financing for our rental car operations in Germany, Italy, Spain, Belgium and Luxembourg, and can be expanded to provide fleet financing in Australia, Canada, France, the Netherlands, New Zealand, and the United Kingdom.

        The obligations of HHN BV under the European Fleet Debt are guaranteed by Hertz and certain of Hertz's domestic and foreign subsidiaries.

        The agreements governing the European Revolving Credit Facility and the indenture governing the European Fleet Notes contain covenants that apply to the Hertz credit group similar to those for the Senior Notes. In addition, the agreements and indenture contain a combination of security arrangements, springing covenants and "no liens" covenants intended to give the lenders under the European Fleet Debt enhanced recourse to certain assets of HHN BV and certain foreign subsidiaries of Hertz. The terms of the European Fleet Debt permit HHN BV to incur additional indebtedness that would be pari passu with either the European Revolving Credit Facility or the European Fleet Notes.

  European Securitization

        In July 2010, certain foreign subsidiaries entered into a facility agreement that provides for aggregate maximum borrowings of €400 million (the equivalent of $514.9 million as of September 30, 2012) (subject to borrowing base availability) on a revolving basis under an asset-backed securitization facility, or the "European Securitization." The European Securitization is the primary fleet financing for our rental car operations in France and the Netherlands. The lenders under the European Securitization have been granted a security interest primarily in the owned rental car fleet used in our car rental operations in France and the Netherlands and certain contractual rights related to such vehicles.

        In August 2011, we extended the expected maturity of our European Securitization to July 2013. In connection with the extension, we made a number of modifications to the financing arrangement, including increasing the advance rate and decreasing pricing. In July 2012, we further extended the maturity of our European Securitization to July 2014.

  Canadian Securitization

        In May 2007, certain foreign subsidiaries entered into a credit agreement that provides for aggregate maximum borrowings of CAD$225 million (the equivalent of $228.3 million as of September 30, 2012) (subject to borrowing base availability) on a revolving basis under an asset-backed securitization facility, or as amended, the "Canadian Securitization." The Canadian Securitization is the primary fleet financing for our rental car operations in Canada. The lender under the Canadian Securitization has been granted a security interest primarily in the owned rental car fleet used in our car rental operations in Canada and certain contractual rights related to such vehicles as well as certain other assets owned by entities connected to the financing.

        In November 2011, we extended the maturity of the Canadian Securitization to January 2012 and reduced the facility size to CAD$200 million (the equivalent of $202.9 million as of September 30, 2012). In connection with the extension, we made a number of modifications to the financing arrangement, including decreasing the pricing.

        In January 2012, Hertz caused its indirect, wholly-owned subsidiary HC Limited Partnership to amend the Canadian Securitization to extend the maturity date from January 2012 to March 2012. In March 2012, Hertz caused its indirect, wholly-owned subsidiary HC Limited Partnership to amend the Canadian Securitization to extend the maturity date to May 2012. In the second quarter of 2012, the maturity date was further extended to June 2013.

  Australian Securitization

        In November 2010, certain foreign subsidiaries entered into a credit agreement that provides for aggregate maximum borrowings of A$250 million (the equivalent of $259.3 million as of September 30, 2012) (subject to borrowing base availability) on a revolving basis under an asset-backed securitization facility, or the "Australian Securitization." The Australian Securitization is the primary fleet financing for our rental car operations in Australia. The lenders under the Australian Securitization have been granted a security interest primarily in the owned rental car fleet used in our car rental operations in Australia and certain contractual rights related to such vehicles. In connection with the issuance of the Australian Securitization, an interest rate cap was purchased by a subsidiary, HA Fleet Pty Limited. Concurrently, Hertz sold an offsetting interest rate cap, thereby neutralizing the hedge on a consolidated basis and reducing the net cost of the hedge. See Note 13 to both our audited annual consolidated financial statements and our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

        In October 2012, we extended the maturity of the Australian Securitization from December 2012 to December 2014.

  Brazilian Fleet Financing Facility

        Our Brazilian operating subsidiary is party to certain local financing arrangements which are collateralized by certain of its assets, which we refer to as the "Brazilian Fleet Financing Facility."

        In June 2012, Hertz amended the Brazilian Fleet Financing Facility to extend the maturity date from June 2012 to February 2013.

  Capitalized Leases

        References to the "Capitalized Leases" include the capitalized lease financings outstanding in the United Kingdom, or the "U.K. Leveraged Financing," Australia, the Netherlands and the United States. The amount available under the U.K. Leveraged Financing, which is the largest portion of the Capitalized Leases, increased over the term of the facility to £195.0 million (the equivalent of $315.2 million as of September 30, 2012).

Financial Covenant Compliance

        Under the terms of our Senior Term Facility and Senior ABL Facility, we are not subject to ongoing financial maintenance covenants; however, under the Senior ABL Facility, failure to maintain certain levels of liquidity will subject the Hertz credit group to a contractually specified fixed charge coverage ratio of not less than 1:1 for the four quarters most recently ended. As of September 30, 2012, we were not subject to such contractually specified fixed charge coverage ratio.

Borrowing Capacity and Availability

        As of September 30, 2012, the following facilities (which do not reflect letters of credit assumed in connection with the Dollar Thrifty Acquisition) were available for our use (in millions of dollars):

	Remaining Capacity	Availability Under Borrowing Base Limitation
Corporate Debt
Senior ABL Facility	$1,037.3	$1,016.5

Total Corporate Debt	1,037.3	1,016.5

Fleet Debt
U.S. Fleet Variable Funding Notes	288.1	—
Donlen GN II Variable Funding Notes	105.8	—
U.S. Fleet Financing Facility	31.1	—
European Revolving Credit Facility	—	—
European Securitization	101.3	—
Canadian Securitization	55.8	—
Australian Securitization	97.0	1.2
Capitalized Leases	117.0	—

Total Fleet Debt	796.1	1.2

Total	$1,833.4	$1,017.7

        Our borrowing capacity and availability primarily comes from our "revolving credit facilities," which are a combination of asset-backed securitization facilities and asset-based revolving credit facilities. Creditors under each of our revolving credit facilities have a claim on a specific pool of assets as collateral. Our ability to borrow under each revolving credit facility is a function of, among other things, the value of the assets in the relevant collateral pool. We refer to the amount of debt we can borrow given a certain pool of assets as the "borrowing base."

        We refer to "Remaining Capacity" as the maximum principal amount of debt permitted to be outstanding under the respective facility (i.e., the amount of debt we could borrow assuming we possessed sufficient assets as collateral) less the principal amount of debt then-outstanding under such facility.

        We refer to "Availability Under Borrowing Base Limitation" as the lower of Remaining Capacity or the borrowing base less the principal amount of debt then-outstanding under such facility (i.e., the amount of debt we could borrow given the collateral we possess at such time).

        As of September 30, 2012, the Senior Term Facility had approximately $0.3 million available under the letter of credit facility and the Senior ABL Facility had $1,092.3 million available under the letter of credit facility sublimit, subject to borrowing base restrictions.

        Substantially all of our revenue earning equipment and certain related assets are owned by special purpose entities, or are encumbered in favor of our lenders under our various credit facilities.

        Some of these special purpose entities are consolidated variable interest entities, of which we are the primary beneficiary, whose sole purpose is to provide commitments to lend in various currencies subject to borrowing bases comprised of rental vehicles and related assets of certain of Hertz International, Ltd.'s subsidiaries. As of September 30, 2012 and December 31, 2011, our International Fleet Financing No. 1 B.V., International Fleet Financing No. 2 B.V. and HA Funding Pty, Ltd. variable interest entities had total assets primarily comprised of loans receivable and revenue earning equipment of $658.5 million and $456.3 million, respectively, and total liabilities primarily comprised of debt of $658.0 million and $455.8 million, respectively.

Accrued Interest

        As of September 30, 2012 and December 31, 2011, accrued interest was $83.7 million and $85.7 million, respectively, which is reflected in our unaudited condensed consolidated balance sheets in "Accrued liabilities" and our audited consolidated balance sheets in "Other accrued liabilities."

DESCRIPTION OF THE EXCHANGE 2019 NOTES

General

        The Exchange 2019 Notes are to be issued, and the 2019 Notes and Existing Exchange 2019 Notes were issued, under the indenture, dated as of February 8, 2011 (as amended, modified or supplemented from time to time, the "2019 Indenture") among Hertz, as issuer, the Subsidiary Guarantors (as defined below) from time to time parties thereto and Wells Fargo Bank, National Association, as trustee. For purposes of this "Description of the Exchange 2019 Notes" section only, the term "Notes" has the meaning ascribed to that term under the 2019 Indenture, and includes the Exchange 2019 Notes, the 2019 Notes that are, in part, the subject of these exchange offers and the Existing Exchange 2019 Notes. The 2019 Indenture contains provisions that define your rights and govern the obligations of the Company under the Notes. Copies of the 2019 Indenture and the forms of the Notes will be made available to you upon request.

        The Exchange 2019 Notes will be consolidated and form a single series with and will vote as a single class with the 2019 Notes and the Existing Exchange 2019 Notes and will otherwise be treated as "Notes" for all purposes of the 2019 Indenture. The Exchange 2019 Notes will be identical to the 2019 Notes in all material respects, except that the Exchange 2019 Notes will be registered under the Securities Act, will bear a different CUSIP or ISIN number and will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the 2019 registration rights agreement. The Exchange 2019 Notes will bear the same CUSIP and ISIN number as, constitute a further issuance of and be fungible with the Existing Exchange 2019 Notes.

        The following is a summary of certain provisions of the 2019 Indenture and the Notes. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the 2019 Indenture, including the definitions of certain terms therein and those terms to be made a part thereof by the Trust Indenture Act of 1939, as amended. The term "Company" and the other capitalized terms defined in "—Certain Definitions" below are used in this "Description of the Exchange 2019 Notes" section as so defined. Any reference to a "Holder" or a "Noteholder" in this "Description of the Exchange 2019 Notes" section refers to the Holders of the Notes. Any reference to "Notes" or a "class" of Notes in this "Description of the Exchange 2019 Notes" section refers to the Notes as a single class.

Brief Description of the Notes

        The Notes are:

  •
  unsecured Senior Indebtedness of the Company;

  •
  effectively subordinated to all secured Indebtedness and other secured obligations of the Company to the extent of the value of the assets securing such secured Indebtedness or other secured obligations, and to all Indebtedness and other obligations (including Trade Payables) of the Company's Subsidiaries (other than Subsidiaries that become Subsidiary Guarantors pursuant to the provisions described below under "—Subsidiary Guarantees");

  •
  pari passu in right of payment with all existing and future Senior Indebtedness of the Company; and

  •
  senior in right of payment to all existing and future Subordinated Obligations of the Company.

 Brief Description of the Subsidiary Guarantees

        The Subsidiary Guarantees of each Subsidiary Guarantor in respect of the Notes are:

  •
  unsecured Senior Indebtedness of such Subsidiary Guarantor;

  •
  effectively subordinated to all secured Indebtedness and other secured obligations of such Subsidiary Guarantor to the extent of the value of the assets securing such secured Indebtedness or other secured obligations, and to all Indebtedness and other obligations (including Trade Payables) of the Subsidiaries of such Subsidiary Guarantor (other than any Subsidiaries that become Subsidiary Guarantors pursuant to the provisions described below under "—Subsidiary Guarantees");

  •
  pari passu in right of payment with all existing and future Senior Indebtedness of such Subsidiary Guarantor; and

  •
  senior in right of payment to all existing and future Guarantor Subordinated Obligations of such Subsidiary Guarantor.

Principal, Maturity and Interest

        The Notes mature on April 15, 2019. Each Note bears interest at the rate of 6.75% per annum from the most recent date to which interest has been paid or provided for. Interest will be payable semiannually in cash to Holders of record at the close of business on the April 1 or October 1 immediately preceding the interest payment date, on April 15 and October 15 of each year. Interest will be paid on the basis of a 360-day year consisting of twelve 30-day months.

        Additional securities may be issued under the 2019 Indenture in one or more series from time to time ("Additional Notes"), subject to the limitations set forth under "—Certain Covenants—Limitation on Indebtedness," which will vote as a single class with the Notes and otherwise be treated as Notes for purposes of the 2019 Indenture. The $500,000,000 aggregate principal amount of 6.75% Senior Notes due 2019 that the Company issued on March 21, 2011, which were subsequently exchanged for a like principal amount of the Existing Exchange 2019 Notes, were issued as Additional Notes under the 2019 Indenture. In addition, the Company issued the 2019 Notes that are, in part, the subject of these exchange offers on March 13, 2012 as Additional Notes under the 2019 Indenture.

Other Terms

        Principal of, and premium, if any, and interest on, the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company maintained for such purposes (which initially shall be the designated corporate trust office of the Trustee), except that, at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the registered holders of the Notes as such address appears in the note register required to be kept pursuant to the 2019 Indenture (the "Note Register").

        The Notes were, and will be, issued only in fully registered form, without coupons. The Notes were, and will be, issued only in minimum denominations of $2,000 (the "Minimum Denomination") and any integral multiple of $1,000 in excess thereof.

 Optional Redemption

        The Notes are redeemable, at the Company's option, at any time prior to maturity at varying redemption prices in accordance with the applicable provisions set forth below.

        The Notes are redeemable, at the Company's option, in whole or in part, at any time and from time to time on and after April 15, 2015 and prior to maturity at the applicable redemption price set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date. The Company may provide in such notice that payment of the redemption price and the performance of the Company's obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

Redemption Period	Price
2015	103.375%
2016	101.688%
2017 and thereafter	100.000%

        In addition, the 2019 Indenture provides that at any time and from time to time on or prior to April 15, 2014, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an equal aggregate amount (the "Redemption Amount") not exceeding the aggregate proceeds of one or more Equity Offerings (as defined below), at a redemption price (expressed as a percentage of principal amount thereof) of 106.75%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that if Notes are redeemed, an aggregate principal amount of Notes equal to at least 65% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes) must remain outstanding immediately after each such redemption of Notes.

        "Equity Offering" means a sale of Capital Stock (x) that is a sale of Capital Stock of the Company (other than Disqualified Stock), or (y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the equity capital of the Company or any of its Restricted Subsidiaries. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date (but in no event more than 180 days after the completion of the related Equity Offering). The Company may provide in such notice that payment of the redemption price and performance of the Company's obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

        At any time prior to April 15, 2015, Notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company's option, at a price (the "Redemption Price") equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the "Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of the Redemption Price and performance of the Company's obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

        "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on April 15, 2015 (such redemption price being that described in the second paragraph of this "Optional Redemption" section) plus (2) all required remaining scheduled interest payments due on such Note through such date (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

        "Treasury Rate" means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to April 15, 2015; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection

        In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of the Minimum Denomination in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Subsidiary Guarantees

        The Company will cause each Domestic Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Domestic Subsidiary will guarantee payment of the Notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the 2019 Indenture. In addition, the Company may cause any Subsidiary that is not a Subsidiary Guarantor to so guarantee payment of the Notes and become a Subsidiary Guarantor.

        Each Subsidiary Guarantor, as primary obligor and not merely as surety, jointly and severally, irrevocably and fully and unconditionally Guarantees, on an unsecured senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under the 2019 Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the "Subsidiary Guaranteed Obligations"). Such Subsidiary Guarantor agrees to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Subsidiary Guarantee.

        The obligations of each Subsidiary Guarantor are limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including but not limited to any Guarantee by it of any Credit Facility Indebtedness), result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

        Each such Subsidiary Guarantee shall be a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Subsidiary Guaranteed Obligations then due and owing unless earlier terminated as described below, (ii) be binding upon such Subsidiary Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

        Notwithstanding the preceding paragraph, any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any direct or indirect sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein in accordance with the terms of the 2019 Indenture (including the covenants described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" and "—Merger and Consolidation") by the Company or a Restricted Subsidiary, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under all of its Guarantees of payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities and any Refinancing Credit Facility (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a Subsidiary Guarantee pursuant to the covenant described under "—Certain Covenants—Future Subsidiary Guarantors"), (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Subsidiary Guarantor, (iv) concurrently with any Subsidiary Guarantor becoming an Unrestricted Subsidiary, (v) at any time after the Termination Date, upon the merger or consolidation of any Subsidiary Guarantor with and into another Subsidiary that is not a Guarantor with such non-Guarantor being the surviving Person in such merger or consolidation, or upon liquidation of such Subsidiary Guarantor following the transfer of all of its assets to a non-Guarantor Subsidiary, (vi) upon legal or covenant defeasance of the Company's obligations, or satisfaction and discharge of the 2019 Indenture, or (vii) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding and all other Subsidiary Guaranteed Obligations then due and owing. In addition, the Company will have the right, upon 30 days' written notice to the Trustee, to cause any Subsidiary Guarantor that has not guaranteed payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities to be unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this paragraph, the Trustee shall execute any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantee.

        Neither the Company nor any such Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any such Subsidiary Guarantee or any such release, termination or discharge.

Ranking

        The indebtedness evidenced by the Notes (a) is unsecured Senior Indebtedness of the Company, (b) ranks pari passu in right of payment with all existing and future Senior Indebtedness of the Company, and (c) is senior in right of payment to all existing and future Subordinated Obligations of the Company. The Notes are also effectively subordinated to all secured Indebtedness and other secured obligations of the Company to the extent of the value of the assets securing such secured Indebtedness or other secured obligations, and to all Indebtedness and other obligations (including Trade Payables) of its Subsidiaries (other than any Subsidiaries that become Subsidiary Guarantors pursuant to the provisions described above under "—Subsidiary Guarantees").

        Each Subsidiary Guarantee (a) is unsecured Senior Indebtedness of the applicable Subsidiary Guarantor, (b) ranks pari passu in right of payment with all existing and future Senior Indebtedness of such Person and (c) is senior in right of payment to all existing and future Guarantor Subordinated Obligations of such Person. Such Subsidiary Guarantee is also effectively subordinated to all secured Indebtedness and other secured obligations of such Person to the extent of the value of the assets securing such secured Indebtedness or other secured obligations, and to all Indebtedness and other obligations (including Trade Payables) of the Subsidiaries of such Person (other than any Subsidiaries that become Subsidiary Guarantors pursuant to the provisions described above under "—Subsidiary Guarantees").

        A substantial part of the operations of the Company is conducted through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the Notes, unless such Subsidiary is a Subsidiary Guarantor. The Notes, therefore, are effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of other Subsidiaries of the Company (other than Subsidiaries that become Subsidiary Guarantors). Certain of the operations of a Subsidiary Guarantor may be conducted through Subsidiaries thereof that are not also Subsidiary Guarantors. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of such Subsidiary Guarantor, including claims under its Subsidiary Guarantee. Such Subsidiary Guarantee, if any, therefore, is effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of such Subsidiaries. Although the 2019 Indenture limits the incurrence of Indebtedness (including preferred stock) by certain of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications.

Change of Control

        Upon the occurrence after the Issue Date of a Change of Control (as defined below), each Holder of Notes will have the right to require the Company to repurchase all or any part of such Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its right to redeem all of the Notes as described under "—Optional Redemption."

        The term "Change of Control" means:

  (i)
  any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, provided that (x) so long as the Company is a Subsidiary of any Parent, no "person" shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of the Company unless such "person" shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such Parent and (y) any Voting Stock of which any Permitted Holder is the "beneficial owner" shall not in any case be included in any Voting Stock of which any such "person" is the "beneficial owner";

  (ii)
  the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to, another Person (other than one or more Permitted Holders) and any "person" (as defined in clause (i) above), other than one or more Permitted Holders or any Parent, is or becomes the "beneficial owner" (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such surviving or transferee Person is a Subsidiary of a parent Person, no "person" shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such "person" shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such parent Person and (y) any Voting Stock of which any Permitted Holder is the "beneficial owner" shall not in any case be included in any Voting Stock of which any such "person" is the beneficial owner; or

  (iii)
  during any period of two consecutive years (during which period the Company has been a party to the 2019 Indenture), individuals who at the beginning of such period were members of the board of directors of the Company (together with any new members thereof whose election by such board of directors or whose nomination for election by holders of Capital Stock of the Company was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office.

        For the purpose of this definition, the Reorganization Assets (whether individually or in the aggregate) shall not be deemed at any time to constitute all or substantially all of the assets of the Company and its Restricted Subsidiaries, and any sale or transfer of all or any part of the Reorganization Assets (whether directly or indirectly, whether by sale or transfer of any such assets, or of any Capital Stock or other interest in any Person holding such assets, or of any combination thereof, and whether in one or more transactions, or otherwise) shall not be deemed at any time to constitute a sale or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries.

        In the event that, at the time of such Change of Control, the terms of any Credit Facility Indebtedness constituting Designated Senior Indebtedness restrict or prohibit the repurchase of the Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event not later than 30 days following the date the Company obtains actual knowledge of any Change of Control (unless the Company has exercised its right to redeem all the Notes as described under "—Optional Redemption"), the Company shall, or shall cause one or more of its Subsidiaries to, (i) repay in full all such Credit Facility Indebtedness subject to such terms or offer to repay in full all such Credit Facility Indebtedness and repay the Credit Facility Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Credit Facility Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph. The Company shall first comply with the provisions of the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with such provisions or the provisions of the immediately following paragraph shall constitute an Event of Default described in clause (iv) and not in clause (ii) under "—Defaults" below.

        Unless the Company has exercised its right to redeem all the Notes as described under "—Optional Redemption," the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, mail a notice (a "Change of Control Offer") to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (3) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased; and (4) if such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control. No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2019 Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers of the Notes issued on the Issue Date. The Company has no present plans to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the 2019 Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Limitation on Indebtedness" and "—Certain Covenants—Limitation on Liens." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the 2019 Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

        The occurrence of a Change of Control would constitute a default under each Senior Credit Agreement. Agreements governing other Indebtedness of the Company or a Restricted Subsidiary may

contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. The agreements governing Indebtedness of the Company or a Restricted Subsidiary may prohibit the Company from repurchasing the Notes upon a Change of Control unless such Indebtedness has been repurchased or repaid (or an offer made to effect such repurchase or repayment has been made and the Indebtedness of those creditors accepting such offer has been repurchased or repaid) and/or other specified requirements have been met. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company and its Subsidiaries. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the 2019 Indenture relating to the Company's obligation to make an offer to purchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes. As described above under "—Optional Redemption," the Company also has the right to redeem the Notes at specified prices, in whole or in part, upon a Change of Control or otherwise.

        The definition of Change of Control includes a phrase relating to the sale or other transfer of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders of the Notes have the right to require the Company to repurchase such Notes.

Certain Covenants

  Termination of Certain Covenants.

        The 2019 Indenture contains covenants including, among others, the covenants as described below. If on any day following the Issue Date (a) the Notes have Investment Grade Ratings from both Rating Agencies, and (b) no Default has occurred and is continuing under the 2019 Indenture, then, beginning on that day (the "Termination Date") and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the covenants specifically listed under the following captions in this "Description of the Exchange 2019 Notes" section of this prospectus will cease to be effective and will not be applicable to the Company and its Restricted Subsidiaries:

  (i)
  "—Limitation on Indebtedness";

  (ii)
  "—Limitation on Restricted Payments";

  (iii)
  "—Limitation on Restrictions on Distributions from Restricted Subsidiaries";

  (iv)
  "—Limitation on Sales of Assets and Subsidiary Stock";

  (v)
  "—Limitation on Transactions with Affiliates";

  (vi)
  "—Future Subsidiary Guarantors"; and

  (vii)
  clause (iii) of the first paragraph of "—Merger and Consolidation".

        Following the Termination Date, the Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries unless such designation would have complied with the covenant described under "—Limitation on Restricted Payments" as if such covenant would have been in effect during such period.

        At any time after the Termination Date, any reference in the definitions of "Permitted Liens" and "Unrestricted Subsidiary" to the covenant described under "—Limitation on Indebtedness" or any provision thereof shall be construed as if such covenant were in effect.

        There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

        Limitation on Indebtedness.    The 2019 Indenture provides as follows:

  (a)
  The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 2.00:1.00.

  (b)
  Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

  (i)
  Indebtedness Incurred pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder) and Indebtedness Incurred other than under any Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (A) $2,250.0 million, plus (B) the greater of (x) $1,600.0 million and (y) an amount equal to (1) the Borrowing Base less (2) the aggregate principal amount of Indebtedness Incurred by Special Purpose Subsidiaries that are Domestic Subsidiaries and then outstanding pursuant to clause (ix) of this paragraph (b), plus (C) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

  (ii)
  Indebtedness (A) of any Restricted Subsidiary to the Company or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (ii);

  (iii)
  Indebtedness represented by the Notes (other than the 2019 Notes that we issued on March 13, 2012 and certain other Additional Notes that have been or may be issued under the 2019 Indenture from time to time that are not Exchange Notes), any Indebtedness (other than the Indebtedness described in clause (ii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) above;

  (iv)
  Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto;

  (v)
  Indebtedness consisting of (w) accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries, (x) Guarantees in connection with the construction or improvement of all or any portion of a Public Facility to be used by the Company or any Restricted Subsidiary, (y) Guarantees required (in the good faith determination of the Company) in connection with Vehicle Rental Concession Rights or (z) any Guarantee in respect of any Franchise Vehicle Indebtedness or Franchise Lease Obligation;

    (vi)
    (A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under "—Limitation on Indebtedness"), or (B) without limiting the covenant described under "—Limitation on Liens," Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under "—Limitation on Indebtedness");

    (vii)
    Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

    (viii)
    Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Obligations, entered into for bona fide hedging purposes, or (D) Management Guarantees, or (E) the financing of insurance premiums in the ordinary course of business, or (F) take-or-pay obligations under supply arrangements incurred in the ordinary course of business, or (G) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement;

    (ix)
    Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), (2) in the event such Indebtedness shall become recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Company as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this covenant for so long as such Indebtedness shall be so recourse; and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Company may classify such Indebtedness in whole or in part as Incurred under this clause (b)(ix) of this covenant;

    (x)
    Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise Incurred in connection with, such acquisition), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above; and any Refinancing Indebtedness with respect to any such Indebtedness;

    (xi)
    Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to (A) the greater of (x) $2,900.0 million and (y) an amount equal to (1) the Foreign Borrowing Base less (2) the aggregate principal amount of Indebtedness Incurred by Special Purpose Subsidiaries that are Foreign Subsidiaries and then outstanding pursuant to clause (ix) of this paragraph (b) plus (B) in the event of any refinancing of any Indebtedness Incurred under this clause (xi), the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

    (xii)
    Contribution Indebtedness, and any Refinancing Indebtedness with respect thereto;

    (xiii)
    Indebtedness issuable upon the conversion or exchange of shares of Disqualified Stock issued in accordance with paragraph (a) above, and any Refinancing Indebtedness with respect thereto;

    (xiv)
    Non-Recourse Indebtedness of HERC; and

    (xv)
    Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to 3.25% of Consolidated Tangible Assets.

  (c)
  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of such clauses (including in part under one such clause and in part under another such clause); and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

  (d)
  For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to a Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) any date on which any of the respective commitments under such Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        Limitation on Restricted Payments.    The 2019 Indenture provides as follows:

  (a)
  The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

  (1)
  a Default shall have occurred and be continuing (or would result therefrom);

  (2)
  the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on Indebtedness"; or

  (3)
  the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date and then outstanding would exceed, without duplication, the sum of:

  (A)
  50% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on January 1, 2011 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

      (B)
      the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Board of Directors) of property or assets received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date (other than Excluded Contributions and Contribution Amounts) or (y) by the Company or any Restricted Subsidiary from the Incurrence by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent, plus the amount of any cash and the fair value (as determined in good faith by the Board of Directors) of any property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange;

      (C)
      the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, including dividends or other distributions related to dividends or other distributions made pursuant to clause (x) of the following paragraph (b), or (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date;

      (D)
      in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments received by the Company or a Restricted Subsidiary and the initial amount of all such Investments constituting Restricted Payments; and

      (E)
      an amount equal to the amount available as of the Issue Date for making Restricted Payments pursuant to clause (a)(3) of Section 4.09 of the 2005 Senior Indenture.

  (b)
  The provisions of the foregoing paragraph (a) do not prohibit any of the following (each, a "Permitted Payment"):

  (i)
  any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or a substantially concurrent capital contribution to the Company, in each case other than Excluded Contributions and Contribution Amounts; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (3)(B) of the preceding paragraph (a);

  (ii)
  any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (w) made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of the Company or Refinancing Indebtedness Incurred in compliance with the covenant described under "—Limitation on Indebtedness," (x) from Net Available Cash to the extent permitted by the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock," (y) following the occurrence of a Change of Control (or other similar event described therein as a "change of control"), but only if the Company shall have complied with the covenant described under "—Change of Control" and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations or (z) constituting Acquired Indebtedness;

    (iii)
    any dividend paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph (a);

    (iv)
    Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;

    (v)
    loans, advances, dividends or distributions by the Company to any Parent to permit any Parent to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Company to repurchase or otherwise acquire Capital Stock of any Parent or the Company (including any options, warrants or other rights in respect thereof), in each case from Management Investors (including any repurchase or acquisition by reason of the Company or any Parent retaining any Capital Stock, option, warrant or other right in respect of tax withholding obligations, and any related payment in respect of any such obligation), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (x) (1) $20.0 million, plus (2) $5.0 million multiplied by the number of calendar years that have commenced since the Issue Date, plus (y) the Net Cash Proceeds received by the Company since the Issue Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under clause (3)(B)(x) of the preceding paragraph (a), plus (z) the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary (or by any Parent and contributed to the Company) since the Issue Date to the extent such cash proceeds are not included in any calculation under clause (3)(A) of the preceding paragraph (a);

    (vi)
    the payment by the Company of, or loans, advances, dividends or distributions by the Company to any Parent to pay, dividends on the common stock or equity of the Company or any Parent following a public offering of such common stock or equity in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company (whether directly, or indirectly through a contribution to common equity capital) in or from such public offering;

    (vii)
    Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed an amount (net of repayments of any such loans or advances) equal to 1.0% of Consolidated Tangible Assets;

    (viii)
    loans, advances, dividends or distributions to any Parent or other payments by the Company or any Restricted Subsidiary (A) to satisfy or permit any Parent to satisfy obligations under the Management Agreements, (B) pursuant to the Tax Sharing Agreement, or (C) to pay or permit any Parent to pay any Parent Expenses or any Related Taxes;

    (ix)
    payments by the Company, or loans, advances, dividends or distributions by the Company to any Parent to make payments, to holders of Capital Stock of the Company or any Parent in lieu of issuance of fractional shares of such Capital Stock, not to exceed $5.0 million in the aggregate outstanding at any time;

    (x)
    dividends or other distributions of, or Investments paid for or made with, Capital Stock, Indebtedness or other securities of either (A) Unrestricted Subsidiaries or (B) HERC;

    (xi)
    any Restricted Payment pursuant to or in connection with the Transactions;

    (xii)
    the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under "Certain Covenants—Limitation on Indebtedness" above;

    (xiii)
    Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of (A) the Net Cash Proceeds to the Company or any Restricted Subsidiary of any HERC Offering and/or (B) the Net Available Cash to the Company or any Restricted Subsidiary from any HERC Disposition; provided that, upon and after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing and no default or event of default shall have occurred and be continuing under the 2005 Senior Indenture; and

    (xiv)
    loans, advances, dividends or distributions to any Parent or other payments by the Company or any Restricted Subsidiary to pay or permit any Parent to pay principal, interest and premiums, if any, in respect of Holding's 5.25% convertible senior notes due 2014 in accordance with such notes and the indenture governing such notes.

provided, that (A) in the case of clauses (iii), (vi), (vii) and (ix), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of clause (v), at the time of any calculation of the amount of Restricted Payments, the net amount of Permitted Payments that have then actually been made under clause (v) that is in excess of 50% of the total amount of Permitted Payments then permitted under clause (v) shall be included in such calculation of the amount of Restricted Payments, (C) in all cases other than pursuant to clauses (A) and (B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (D) solely with respect to clause (vii), no Default or Event of Default shall have occurred and be continuing at the time of any such Permitted Payment after giving effect thereto. The Company, in its sole discretion, may classify any Investment or other Restricted Payment as being made in part under one of the provisions of this covenant (or, in the case of any Investment, the clauses of Permitted Investments) and in part under one or more other such provisions (or, as applicable, clauses).

        Limitation on Restrictions on Distributions from Restricted Subsidiaries.    The 2019 Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except any encumbrance or restriction:

  (1)
  pursuant to an agreement or instrument in effect at or entered into on the Issue Date, any Credit Facility, the 2019 Indenture or the Notes;

  (2)
  pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation); provided that for purposes of this clause (2), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

  (3)
  pursuant to an agreement or instrument (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this covenant or this clause (3) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an Initial Agreement (an "Amendment"); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Holders of the Notes than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

  (4)
  (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the 2019 Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business), (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary, (I) pursuant to Hedging Obligations or (J) in connection with or relating to any Vehicle Rental Concession Right;

  (5)
  with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

  (6)
  by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; or

  (7)
  pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Indebtedness" (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (B) relating to any sale of receivables by a Foreign Subsidiary, (C) relating to Indebtedness of or a Franchise Financing Disposition by or to or in favor of any Franchisee or Franchise Special Purpose Entity or to any Franchise Lease Obligation or (D) relating to Indebtedness of or a Financing Disposition by or to or in favor of any Special Purpose Entity.

        Limitation on Sales of Assets and Subsidiary Stock.    The 2019 Indenture provides as follows:

  (a)
  The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

  (i)
  the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $25.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration),

  (ii)
  in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $25.0 million or more, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and

  (iii)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

  (A)
  first, either (x) to the extent the Company elects (or is required by the terms of any Credit Facility Indebtedness, any Senior Indebtedness of the Company or any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), to prepay, repay or purchase any such Indebtedness or (in the case of letters of credit, bankers' acceptances or other similar instruments) cash collateralize any such Indebtedness (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, (y) to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with an amount equal to Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or, if such investment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete, the period of time necessary to complete such project or (z) in the case of any HERC Offering, to make one or more Restricted Payments pursuant to clause (b)(xiii) of the covenant described under "—Limitation on Restricted Payments" above;

      (B)
      second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above (such balance, the "Excess Proceeds"), to make an offer to purchase Notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other Senior Indebtedness of the Company or a Restricted Subsidiary, pursuant and subject to the conditions of the 2019 Indenture and the agreements governing such other Indebtedness; and

      (C)
      third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the 2019 Indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

    provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

    Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions or equivalent amount that is not applied in accordance with this covenant exceeds $50.0 million. If the aggregate principal amount of Notes or other Indebtedness of the Company or a Restricted Subsidiary validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between such Notes and such other Indebtedness of the Company or a Restricted Subsidiary, with the portion of the Excess Proceeds payable in respect of such Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant other Indebtedness of the Company or a Restricted Subsidiary, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.

    For the purposes of clause (ii) of paragraph (a) above, the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (5) consideration consisting of

    Indebtedness of the Company or any Restricted Subsidiary, (6) Additional Assets and (7) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause, not to exceed an aggregate amount at any time outstanding equal to 1.25% of Consolidated Tangible Assets (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

  (b)
  In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (iii)(B) of paragraph (a) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in the 2019 Indenture. If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the Company for use in accordance with clause (iii)(B) of paragraph (a) above (to repay other Indebtedness of the Company or a Restricted Subsidiary) or clause (iii)(C) of paragraph (a) above. The Company shall not be required to make an Offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (iii)(A) of paragraph (a) above) is less than $50.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding.

  (c)
  The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        Limitation on Transactions with Affiliates.    The 2019 Indenture provides as follows:

  (a)
  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $50.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors. For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

  (b)
  The provisions of the preceding paragraph (a) will not apply to:

  (i)
  any Restricted Payment Transaction,

    (ii)
    (1) the entering into, maintaining or performance of any employment or consulting contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any current or former employee, officer or director or consultant of or to the Company, any Restricted Subsidiary or any Parent heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans or any issuance, grant or award of stock, options, other equity-related interests or other securities, to any such employees, officers, directors or consultants in the ordinary course of business, (3) the payment of reasonable fees to directors of the Company or any of its Subsidiaries or any Parent (as determined in good faith by the Company, such Subsidiary or such Parent), (4) any transaction with an officer or director of the Company or any of its Subsidiaries or any Parent in the ordinary course of business not involving more than $100,000 in any one case, or (5) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term),

    (iii)
    any transaction between or among any of the Company, one or more Restricted Subsidiaries or one or more Special Purpose Entities,

    (iv)
    any transaction arising out of agreements or instruments in existence on the Issue Date (other than any Tax Sharing Agreement or Management Agreement referred to in clause (b)(vii) of this covenant), and any payments made pursuant thereto,

    (v)
    any transaction in the ordinary course of business on terms that are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the board of directors or senior management of the Company, or are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company,

    (vi)
    any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a Franchisee, a Franchise Special Purpose Entity, a joint venture or similar entity,

    (vii)
    the execution, delivery and performance of any Tax Sharing Agreement and any Management Agreements, including payment to CDR, Carlyle or ML or any of their respective Affiliates of fees of up to $7.5 million in the aggregate in any fiscal year, and fees in connection with any acquisition, disposition, merger, recapitalization or similar transaction as provided in any such Management Agreement, plus all out-of-pocket expenses incurred by CDR, Carlyle or ML or any such Affiliate in connection with its performance of management consulting, monitoring, financial advisory or other services with respect to the Company and its Restricted Subsidiaries,

    (viii)
    the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions, and

    (ix)
    any issuance or sale of Capital Stock (other than Disqualified Stock) of the Company or capital contribution to the Company.

        Limitation on Liens.    The 2019 Indenture provides that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the 2019 Indenture or thereafter acquired, securing any Indebtedness (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the 2019 Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations or Guarantor Subordinated Obligations) such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes or any such Subsidiary Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of the 2019 Indenture or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Company that is governed by the provisions of the covenant described under "—Merger and Consolidation" below) to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.

        Future Subsidiary Guarantors.    As set forth more particularly under "—Subsidiary Guarantees," the 2019 Indenture provides that the Company will cause each Domestic Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Domestic Subsidiary will guarantee payment of the Notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the 2019 Indenture. The Company also has right to cause any other Subsidiary to so guarantee payment of the Notes. Subsidiary Guarantees are subject to release and discharge under certain circumstances prior to payment in full of the Notes. See "—Subsidiary Guarantees."

        SEC Reports.    The 2019 Indenture provides that, notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as the Notes are outstanding, the annual reports, information, documents and other reports that the Company is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject. The Company will also, within 15 days after the date on which the Company was so required to file or would be so required to file if the Company were so subject, transmit by mail to all Holders, as their names and addresses appear in the Note Register, and to the Trustee (or make available on a Company website) copies of any such information, documents and reports (without exhibits) so required to be filed. Notwithstanding the foregoing, if any audited or reviewed financial statements or information required to be included in any such filing are not reasonably available on a timely basis as a result of the Company's accountants not being "independent" (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), the Company may, in lieu of making such filing or transmitting or making available the information, documents and reports so required to be filed, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that (a) the Company shall in any event be required to make such filing and so transmit or make available such audited or reviewed financial statements or information no later than the first anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this paragraph (such initial date, the "Reporting Date") and (b) if the Company makes such an election and such filing has not been made, or such information, documents and reports have not been transmitted or made available, as the case may be, within 90 days after such Reporting Date, liquidated damages will accrue on the Notes at a rate of 0.50% per annum from the date that is 90 days after such Reporting Date to the earlier of (x) the date on which such filing has been made, or such information, documents and reports have been transmitted or made available, as the case may be, and (y) the first anniversary of such Reporting Date (provided that not more than 0.50% per annum in liquidated damages shall be payable for any period regardless of the number of such elections by the Company). The Company will be deemed to have satisfied the requirements of this paragraph if any Parent files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by such Parent. The Company also will comply with the other provisions of TIA § 314(a).

Merger and Consolidation

        The 2019 Indenture provides that the Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

  (i)
  the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Notes and the 2019 Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee;

  (ii)
  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

  (iii)
  immediately after giving effect to such transaction, either (A) the Company (or, if applicable, the Successor Company with respect thereto) could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," or (B) the Consolidated Coverage Ratio of the Company (or, if applicable, the Successor Company with respect thereto) would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;

  (iv)
  each Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guarantee in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, confirming its Subsidiary Guarantee (other than any Subsidiary Guarantee that will be discharged or terminated in connection with such transaction); and

  (v)
  the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph, provided that (x) in giving such opinion such counsel may rely on an Officer's Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the second to the last paragraph of this covenant.

        Any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this covenant, and any

Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness."

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the 2019 Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the 2019 Indenture, except that the predecessor Company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

        Clauses (ii) and (iii) of the first paragraph of this "Merger and Consolidation" covenant will not apply to any transaction in which the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof. The first paragraph of this "Merger and Consolidation" covenant will not apply to any transaction in which any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company.

        For the purpose of this covenant, the Reorganization Assets (whether individually or in the aggregate) shall not be deemed at any time to constitute all or substantially all of the assets of the Company, and any sale or transfer of all or any part of the Reorganization Assets (whether directly or indirectly, whether by sale or transfer of any such assets, or of any Capital Stock or other interest in any Person holding such assets, or of any combination thereof, and whether in one or more transactions, or otherwise) shall not be deemed at any time to constitute a sale or transfer of all or substantially all of the assets of the Company.

Defaults

        An Event of Default is defined in the 2019 Indenture as:

  (i)
  a default in any payment of interest on any Note when due, continued for 30 days;

  (ii)
  a default in the payment of principal of any Note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

  (iii)
  the failure by the Company to comply with its obligations under the first paragraph of the covenant described under "—Merger and Consolidation" above;

  (iv)
  the failure by the Company to comply for 30 days after notice with any of its obligations under the covenant described under "—Change of Control" above (other than a failure to purchase Notes);

  (v)
  the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the 2019 Indenture;

  (vi)
  the failure by any Subsidiary Guarantor to comply for 45 days after notice with its obligations under its Subsidiary Guarantee;

  (vii)
  the failure by the Company or any Restricted Subsidiary to pay any Indebtedness for borrowed money (other than Indebtedness owed to the Company or any Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $75.0 million or its foreign currency equivalent; provided, that no Default or Event of Default will be deemed to occur with respect to any such Indebtedness that is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 20 Business Days after such failure to pay or such acceleration (the "cross acceleration provision");

  (viii)
  certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary, or of other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person (the "bankruptcy provisions");

  (ix)
  the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $75.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary, or jointly and severally against other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision"); or

  (x)
  the failure of any Subsidiary Guarantee by a Subsidiary Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the 2019 Indenture) or the denial or disaffirmation in writing by any Subsidiary Guarantor that is a Significant Subsidiary of its obligations under the 2019 Indenture or any Subsidiary Guarantee (except as contemplated by the terms of such Subsidiary Guarantee or of the 2019 Indenture), if such Default continues for 10 days.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        However, a Default under clause (iv), (v) or (vi) will not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes notify the Company in writing of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice.

        If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing under the 2019 Indenture, the Trustee by written notice to the Company, or the Holders of at least 30% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a "notice of acceleration," may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.

        Notwithstanding the foregoing, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued but unpaid interest on all the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

        Subject to the provisions of the 2019 Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the 2019 Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the 2019 Indenture or the Notes unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) Holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the 2019 Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the 2019 Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The 2019 Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default occurring during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

        Subject to certain exceptions, the 2019 Indenture and the Notes may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment or waiver may (i) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note, or change the date on which any Note may be redeemed as described under "—Optional Redemption" above, (v) make any Note payable in money other than that stated in such Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder's Notes, or (vii) make any change in the amendment or waiver provisions described in this sentence.

        Without the consent of (or notice to) any Holder, the Company, the Trustee and (as applicable) any Subsidiary Guarantor may amend the 2019 Indenture or any Note to cure any ambiguity, mistake, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company or a Subsidiary Guarantor under the 2019 Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes, to secure the Notes, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under the 2019 Indenture, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to provide for or confirm the issuance of Additional Notes, to conform the text of the 2019 Indenture, the Notes or any Subsidiary Guarantee to any provision of the "Description of Notes" section of the Offering Memorandum, to increase the minimum denomination of Notes to equal the dollar equivalent of €1,000 rounded up to the nearest $1,000 (including for the purposes of redemption or repurchase of any Note in part), to make any change that does not materially adversely affect the rights of any Holder, or to comply with any requirement of the SEC in connection with the qualification of the 2019 Indenture under the TIA or otherwise.

        The consent of the Noteholders is not necessary under the 2019 Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. Until an amendment, supplement or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by such Noteholder and every subsequent Holder of all or part of the related Note. Any such Noteholder or subsequent Holder may revoke such consent as to its Note by written notice to the Trustee or the Company, received thereby before the date on which the Company certifies to the Trustee that the Holders of the requisite principal amount of Notes have consented to such amendment, supplement or waiver. After an amendment, supplement or waiver that requires consent of Noteholders under the 2019 Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment, supplement or waiver.

Defeasance

        The Company at any time may terminate all of its obligations under the Notes and the 2019 Indenture ("legal defeasance"), except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under certain covenants under the 2019 Indenture, including the covenants described under "—Certain Covenants" and "Change of Control," the operation of the default provisions relating to such covenants described under "—Defaults" above, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "—Defaults" above, and the limitations contained in clauses (iii), (iv) and (v) under "—Merger and Consolidation" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v) (as it relates to the covenants described under "—Certain Covenants" above), (vi), (vii), (viii) (but only with respect to events of bankruptcy, insolvency or reorganization of a Subsidiary), (ix) or (x) under "—Defaults" above or because of the failure of the Company to comply with clause (iii), (iv) or (v) under "—Merger and Consolidation" above.

        Either defeasance option may be exercised to any redemption date or to the maturity date for the Notes. In order to exercise either defeasance option, the Company must irrevocably deposit or cause to be deposited in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay principal of, and premium (if any) and interest on, the Notes to redemption or maturity, as the case may be (provided that if such redemption is made pursuant to the provisions described in the fifth paragraph under "—Optional Redemption," (x) the amount of money or U.S. Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated by the Company, and (y) the Company must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date), and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel (x) must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the Issue Date and (y) need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee in the name, and at the expense, of the Company).

Satisfaction and Discharge

        The 2019 Indenture will be discharged and cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the 2019 Indenture) as to all outstanding Notes when (i) either (a) all Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes, and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Company) have been cancelled or delivered to the Trustee for cancellation or (b) all Notes not previously cancelled or delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire indebtedness on the Notes not previously cancelled or delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Notes that have become due and payable), redemption or their Stated Maturity, as the case may be (provided that if such redemption is made pursuant to the provisions described in the fifth paragraph under "—Optional Redemption," (x) the amount of money or U.S. Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated by the Company, and (y) the Company must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date); (ii) the Company has paid or caused to be paid all other sums payable under the 2019 Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the "Satisfaction and Discharge" section of the 2019 Indenture relating to the satisfaction and discharge of the 2019 Indenture have been complied with, provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).

 No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company, any Subsidiary Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the 2019 Indenture, the Notes or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Concerning the Trustee

        Wells Fargo Bank, National Association, is the Trustee under the 2019 Indenture and is appointed by the Company as initial registrar and paying agent with regard to the Notes.

        The 2019 Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in the 2019 Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the 2019 Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        The 2019 Indenture and the TIA impose certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, that if it acquires any conflicting interest as described in the TIA, it must eliminate such conflict, apply to the SEC for permission to continue as Trustee with such conflict, or resign.

Transfer and Exchange

        A Noteholder may transfer or exchange Notes in accordance with the 2019 Indenture. Upon any transfer or exchange, the registrar and the Trustee may require such Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require such Noteholder to pay any taxes or other governmental charges required by law or permitted by the 2019 Indenture. The Company is not required to transfer or exchange any Note selected for redemption or purchase or to transfer or exchange any Note for a period of 15 Business Days prior to the day of the mailing of the notice of redemption or purchase. No service charge will be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with the transfer or exchange. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

Governing Law

        The 2019 Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        "2005 Senior Indenture" means the indenture, dated as of December 21, 2005, among the Company (as successor to CCMG Acquisition Corporation), the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, governing the U.S. Dollar 8.875% Senior Notes due 2014 and the Euro 7.875% Senior Notes due 2014 of the Company, as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Additional Assets" means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Related Business (including any capital expenditures on any property or assets already so used); (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) a disposition of Cash Equivalents or Temporary Cash Investments, (iv) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (v) any Restricted Payment Transaction, (vi) a disposition that is governed by the provisions described under "—Merger and Consolidation," (vii) any Financing Disposition, (viii) any "fee in lieu" or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (ix) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, (x) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale/leaseback transaction or asset securitization, (xi) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement, (xii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xiii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiv) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors, (xv) any disposition or series of related dispositions for aggregate consideration not to exceed $50.0 million, (xvi) any disposition of all or any part of the Capital Stock or business or assets of (a)

Car Rental System do Brasil Locação de Veículos Ltda or any successor in interest thereto or (b) any other Subsidiary engaged in, or Special Purpose Entity otherwise supporting or relating to, the business of leasing or renting Vehicles in Brazil, (xvii) the abandonment or other disposition of trademarks, copyrights, patents or other intellectual property that are, in the good faith determination of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its subsidiaries taken as a whole, (xviii) any HERC Disposition or (xix) any license, sublicense or other grant of right-of-use of any trademark, copyright, patent or other intellectual property, any lease or sublease of real or other property, or any disposition for Fair Market Value, to any Franchisee or any Franchise Special Purpose Entity.

        "Average Book Value" means, for any period, the amount equal to (x) the sum of the respective book values of Rental Car Vehicles of the Company and its Restricted Subsidiaries as of the end of each of the most recent thirteen fiscal months of the Company that have ended at or prior to the end of such period, divided by (y) 13.

        "Average Interest Rate" means, for any period, the amount equal to (x) the total interest expense of the Company and its Restricted Subsidiaries for such period (excluding any interest expense on any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Rental Car Vehicles and/or related rights and/or assets), divided by (y) the Average Principal Amount of Indebtedness of the Company and its Restricted Subsidiaries for such period (excluding any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Rental Car Vehicles and/or related rights and/or assets).

        "Average Principal Amount" means, for any period, the amount equal to (x) the sum of the respective aggregate outstanding principal amounts of the applicable Indebtedness as of the end of each of the most recent thirteen fiscal months of the Company that have ended at or prior to the end of such period, divided by (y) 13.

        "Board of Directors" means, for any Person, the board of directors or other governing body of such Person or, if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body. Unless otherwise provided, "Board of Directors" means the Board of Directors of the Company.

        "Borrowing Base" means the sum of (1) 60% of the book value of Inventory (excluding Equipment) of the Company and its Domestic Subsidiaries, (2) 85% of the book value of Receivables of the Company and its Domestic Subsidiaries, (3) 90% of the book value of Equipment of the Company and its Domestic Subsidiaries and (4) cash, Cash Equivalents and Temporary Cash Investments of the Company and its Domestic Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith). The Borrowing Base, as of any date of determination, shall not include Inventory and Equipment the acquisition of which shall have been financed or refinanced by the Incurrence of Purchase Money Obligations pursuant to clause (b)(iv) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," to the extent such Purchase Money Obligations (or any Refinancing Indebtedness in respect thereof) shall then remain outstanding pursuant to such clause (on a pro forma basis after giving effect to any Incurrence of Indebtedness and the application of proceeds therefrom).

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office).

        "Capital Stock" of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

        "Carlyle" means TC Group L.L.C. (which operates under the trade name The Carlyle Group).

        "Carlyle Investors" means, collectively, (i) Carlyle Partners IV, L.P., a Delaware limited partnership, or any successor thereto, (ii) CEP II Participations S.à r.l., a Luxembourg limited liability company, or any successor thereto, (iii) CP IV Co-investment, L.P., a Delaware limited partnership, or any successor thereto, (iv) CEP II U.S. Investments, L.P., a Delaware limited partnership, or any successor thereto, (v) CMC-Hertz Partners, L.P., a Delaware limited partnership, or any successor thereto, (vi) any Affiliate of any thereof, and (vii) any successor in interest to any thereof.

        "Cash Equivalents" means any of the following: (a) money, (b) securities issued or fully guaranteed or insured by the United States of America or a member state of the European Union or any agency or instrumentality of any thereof, (c) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under a Senior Credit Agreement or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) money market instruments, commercial paper or other short-term obligations rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (f) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended and (g) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors.

        "CDR" means Clayton, Dubilier & Rice, LLC and any successor in interest thereto, and any successor to its investment management business.

        "CDR Investors" means, collectively, (i) Clayton, Dubilier & Rice Fund VII, L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (ii) CDR CCMG Co-Investor L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (iii) CD&R Parallel Fund VII, L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (iv) any Affiliate of any thereof, and (v) any successor in interest to any thereof.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commodities Agreement" means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

        "Company" means The Hertz Corporation, a Delaware corporation, and any successor in interest thereto.

        "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters, provided, that

  (1)
  if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

  (2)
  if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a "Discharge") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

  (3)
  if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

  (4)
  if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

  (5)
  if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense and any Special Purpose Financing Fees, (iii) depreciation (excluding Consolidated Vehicle Depreciation), amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other noncash charges or noncash losses, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by the 2019 Indenture (whether or not consummated or incurred, and including any offering or sale of Capital Stock to the extent the proceeds thereof were intended to be contributed to the equity capital of the Company or its Restricted Subsidiaries), (v) the amount of any minority interest expense and (vi) any management, monitoring, consulting and advisory fees and related expenses paid to any of Carlyle, CDR or ML and their respective Affiliates.

        "Consolidated Interest Expense" means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease

Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (d) noncash interest expense, (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, (x) Consolidated Vehicle Interest Expense and (y) amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP (to the extent applicable, in the case of Consolidated Vehicle Interest Expense); provided, that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, that there shall not be included in such Consolidated Net Income:

  (i)
  any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (B) the Company's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,

  (ii)
  solely for purposes of determining the amount available for Restricted Payment under clause (a)(3)(A) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments," any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Notes or the 2019 Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue Date), except that (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

  (iii)
  any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors),

  (iv)
  any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with the Transactions and any acquisition, merger or consolidation after the Issue Date),

  (v)
  the cumulative effect of a change in accounting principles,

  (vi)
  all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

  (vii)
  any unrealized gains or losses in respect of Currency Agreements,

  (viii)
  any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,

  (ix)
  any noncash compensation charge arising from any grant of stock, stock options or other equity based awards,

  (x)
  to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary, and

  (xi)
  any noncash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other noncash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments).

        In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (iv) above in any determination thereof, the Company will deliver an Officer's Certificate to the Trustee promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge. Notwithstanding the foregoing, for the purpose of clause (a)(3)(A) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments consisting of Restricted Payments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Company to increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(C) or (D) thereof.

        "Consolidated Quarterly Tangible Assets" means, as of any date of determination, the total assets less the sum of the goodwill, net, and other intangible assets, net, in each case reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of any fiscal quarter of the Company for which such a balance sheet is available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

        "Consolidated Secured Indebtedness" means, as of any date of determination, an amount equal to the Consolidated Total Indebtedness as of such date that in each case is then secured by Liens on property or assets of the Company and its Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby).

        "Consolidated Secured Leverage Ratio" means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available, provided, that:

  (1)
  if since the beginning of such period the Company or any Restricted Subsidiary shall have made a Sale, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

  (2)
  if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

  (3)
  if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company.

        "Consolidated Tangible Assets" means, as of any date of determination, the amount equal to (x) the sum of Consolidated Quarterly Tangible Assets as at the end of each of the most recently ended four fiscal quarters of the Company for which a calculation thereof is available, divided by (y) four; provided that for purposes of paragraph (b) of the covenant described in "—Certain Covenants—Limitation on Indebtedness," paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments," the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" and the definition of "Permitted Investment," Consolidated Tangible Assets shall not be less than $14,426.0 million.

        "Consolidated Total Indebtedness" means, as of any date of determination, an amount equal to (1) the aggregate principal amount of outstanding Indebtedness of the Company and its Restricted Subsidiaries (other than Notes) as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit); Capitalized Lease Obligations; debt obligations evidenced by bonds, debentures, notes or similar instruments; Disqualified Stock; and (in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor) Preferred Stock, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations), minus (2) the amount of such Indebtedness consisting of Indebtedness of a type referred to in, or Incurred pursuant to, clause (b)(ix) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," to the extent not Incurred to finance or refinance the acquisition of Rental Car Vehicles, and minus (3) the Consolidated Vehicle Indebtedness as of such date.

        "Consolidated Vehicle Depreciation" means, for any period, depreciation on all Rental Car Vehicles (after adjustments thereto), to the extent deducted in calculating Consolidated Net Income for such period.

        "Consolidated Vehicle Indebtedness" means, as of any date of determination, the amount equal to either (a) the sum of (x) the aggregate principal amount of then outstanding Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Rental Car Vehicles and/or related rights and/or assets plus (y) the aggregate principal amount of other then outstanding Indebtedness of the Company and its Restricted Subsidiaries that is attributable to the financing or refinancing of Rental Car Vehicles and/or related rights and/or assets, as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company (which determination shall be conclusive) or, at the Company's option, (b) 90% of the book value of Rental Car Vehicles of the Company and its Restricted Subsidiaries (such book value being determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, on a pro forma basis including (x) any Rental Car Vehicles acquired by the Company or any Restricted Subsidiary since the end of such fiscal month and (y) in the case of any determination relating to any Incurrence of Indebtedness, any Rental Car Vehicles being acquired by the Company or any Restricted Subsidiary in connection therewith).

        "Consolidated Vehicle Interest Expense" means, for any period, the sum of (a) the aggregate interest expense for such period on any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Rental Car Vehicles and/or related rights and/or assets plus (b) either (x) the aggregate interest expense for such period on other Indebtedness of the Company and its Restricted Subsidiaries that is attributable to the financing or refinancing of Rental Car Vehicles and/or any related rights and/or assets, as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company (which determination shall be conclusive) or, at the Company's option, (y) an amount of the total interest expense of the Company and its Restricted Subsidiaries for such period equal to (i) the Average Interest Rate for such period multiplied by (ii) the amount equal to (1) 90% of the Average Book Value for such period of Rental Car Vehicles of the Company and its Restricted Subsidiaries minus (2) the Average Principal Amount for such period of any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Rental Car Vehicles and/or related rights and/or assets.

        "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

        "Contribution Amounts" means the aggregate amount of capital contributions applied by the Company to permit the Incurrence of Contribution Indebtedness pursuant to clause (b)(xii) of the covenant described under "—Certain Covenants—Limitation on Indebtedness."

        "Contribution Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company or such Restricted Subsidiary after the Issue Date (whether through the issuance or sale of Capital Stock or otherwise); provided that such Contribution Indebtedness (a) is incurred within 180 days after the making of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officer's Certificate on the date of Incurrence thereof.

        "Credit Facilities" means one or more of (i) the Senior Term Facility, (ii) the Senior ABL Facility, and (iii) any other facilities or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables or fleet financings (including without limitation through the sale of receivables or fleet assets to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or fleet assets or the creation of any Liens in respect of such receivables or fleet assets in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

        "Credit Facility Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of any Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

        "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

        "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation.

        "Designated Senior Indebtedness" means with respect to a Person (i) the Credit Facility Indebtedness under or in respect of the Senior Credit Facilities and (ii) any other Senior Indebtedness of such Person that, at the date of determination, has an aggregate principal amount equal to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in an agreement or instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the 2019 Indenture.

        "Disinterested Directors" means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Company, or one or more members of the Board of Directors of a Parent, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member's holding Capital Stock of the Company or any Parent or any options, warrants or other rights in respect of such Capital Stock.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or an Asset Disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or an Asset Disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the Notes; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Company or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

        "Dollars" or "$" means dollars in lawful currency of the United States of America.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

        "Equipment" means (a) any Vehicles and (b) any equipment owned by or leased to the Company or any of its Subsidiaries that is revenue earning equipment, or is classified as "revenue earning equipment" in the consolidated financial statements of the Company, including any such equipment consisting of (i) construction, industrial, commercial and office equipment, (ii) earthmoving, material handling, compaction, aerial and electrical equipment, (iii) air compressors, pumps and small tools, and (iv) other personal property.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Contribution" means Net Cash Proceeds, or the Fair Market Value of property or assets, received by the Company as capital contributions to the Company after December 21, 2005, or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Company and not previously included in the calculation set forth in clause (a)(3)(B)(x) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" for purposes of determining whether a Restricted Payment may be made.

        "Fair Market Value" means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Board of Directors, whose determination will be conclusive.

        "Financing Disposition" means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets by the Company or any Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the Incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

        "Fixed GAAP Date" means December 21, 2005, provided that at any time after the Issue Date, the Company may by written notice to the Trustee elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

        "Fixed GAAP Terms" means (a) the definitions of the terms "Borrowing Base," "Capitalized Lease Obligation," "Consolidated Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest

Expense," "Consolidated Net Income," "Consolidated Quarterly Tangible Assets," "Consolidated Secured Indebtedness," "Consolidated Secured Leverage Ratio," "Consolidated Tangible Assets," "Consolidated Total Indebtedness," "Consolidated Vehicle Depreciation," "Consolidated Vehicle Indebtedness," "Consolidated Vehicle Interest Expense," "Foreign Borrowing Base," "Inventory," and "Receivable," (b) all defined terms in the 2019 Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of the 2019 Indenture or the Notes that, at the Company's election, may be specified by the Company by written notice to the Trustee from time to time.

        "Foreign Borrowing Base" means the sum of (1) 60% of the book value of Inventory (excluding Equipment) of Foreign Subsidiaries, (2) 85% of the book value of Receivables of Foreign Subsidiaries, (3) 90% of the book value of Equipment of Foreign Subsidiaries and (4) cash, Cash Equivalents and Temporary Cash Investments of Foreign Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith). The Foreign Borrowing Base, as of any date of determination, shall not include Inventory and Equipment the acquisition of which shall have been financed or refinanced by the Incurrence of Purchase Money Obligations pursuant to clause (b)(iv) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," to the extent such Purchase Money Obligations (or any Refinancing Indebtedness in respect thereof) shall then remain outstanding pursuant to such clause (on a pro forma basis after giving effect to any Incurrence of Indebtedness and the application of proceeds therefrom).

        "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company that has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof) and other assets relating to an ownership interest in any such securities, Indebtedness, intellectual property or Subsidiaries.

        "Franchise Equipment" means (a) any Franchise Vehicles and (b) any equipment owned by or leased to any Franchisee that is revenue earning equipment, or is of a type that would be classified as "revenue earning equipment" in the consolidated financial statements of the Company, including any such equipment consisting of (i) construction, industrial, commercial and office equipment, (ii) earthmoving, material handling, compaction, aerial and electrical equipment, (iii) air compressors, pumps and small tools, and (iv) other personal property.

        "Franchise Financing Disposition" means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets by the Company or any Subsidiary thereof to or in favor of any Franchise Special Purpose Entity, in connection with the Incurrence by a Franchise Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

        "Franchise Lease Obligation" means any Capitalized Lease Obligation, and any other lease, of any Franchisee relating to any property used, occupied or held for use or occupation by any Franchisee in connection with any of its Franchise Equipment operations.

        "Franchise Rental Car Vehicles" means all passenger Franchise Vehicles owned by or leased to any Franchisee or any Franchise Special Purpose Entity that are or have been offered for lease or rental by any Franchisee in its car rental operations, including any such Franchise Vehicles being held for sale.

        "Franchise SPE Fleet Amount" as of any date of determination means, with respect to any Indebtedness or Investment, an amount equal to 90% of the aggregate book value of Franchise Rental Car Vehicles and/or other Franchise Equipment of any Franchise Special Purpose Entity (such book value being determined as of the end of the most recently ended fiscal month of such Franchise Special Purpose Entity for which internal financial statements (or other requisite borrowing base or financial information) are available to the Company, and (at the Company's option) on a pro forma basis including any Franchise Rental Car Vehicles and/or other Franchise Equipment acquired by such Franchise Special Purpose Entity since the end of such fiscal month or being acquired by such Franchise Special Purpose Entity in connection with its Incurrence of such Indebtedness or the making of such Investment).

        "Franchise Special Purpose Entity" means any Person (a) that is engaged in the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets, and/or (ii) acquiring, selling, leasing, financing or refinancing Franchise Rental Car Vehicles and/or other Franchise Equipment, and/or related rights (including under leases, manufacturer warranties and buy-back programs, and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets), and (b) is designated as a "Franchise Special Purpose Entity" by the Company.

        "Franchise Vehicle Indebtedness" as of any date of determination means (a) Indebtedness of any Franchise Special Purpose Entity directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Franchise Rental Car Vehicles and/or other Franchise Equipment and/or related rights and/or assets, in an aggregate principal amount (as to such Franchise Special Purpose Entity, and taken together with the aggregate amount of Investments then outstanding pursuant to clause (xix)(1) of the definition of "Permitted Investments") not exceeding the Franchise SPE Fleet Amount, (b) Indebtedness of any Franchisee or any Affiliate thereof that is attributable to the financing or refinancing of Franchise Rental Car Vehicles and/or other Franchise Equipment and/or related rights and/or assets, as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company (which determination shall be conclusive), in an aggregate principal amount (as to such Franchisee and all Affiliates thereof, and taken together with the aggregate amount of Investments then outstanding pursuant to clause (xix)(2) of the definition of "Permitted Investments") not exceeding the Franchisee Asset Value Amount and (c) Indebtedness of any Franchisee in an aggregate principal amount (as to all such Franchisees, and taken together with the aggregate amount of Investments then outstanding pursuant to clause (xix)(3) of the definition of "Permitted Investments") not exceeding the Franchisee Revenue Amount.

        "Franchise Vehicles" means vehicles owned or operated by, or leased or rented to or by, any Franchisee, including automobiles, trucks, tractors, trailers, vans, sport utility vehicles, buses, campers, motor homes, motorcycles and other motor vehicles.

        "Franchisee" means any Person that is a franchisee of the Company or any of its Subsidiaries (or of any other Franchisee), or any Affiliate of such Person.

        "Franchisee Asset Value Amount" as of any date of determination means, with respect to any Indebtedness or Investment, an amount equal to 80% of the aggregate fair market value of Franchise Rental Car Vehicles and/or other Franchise Equipment of any Franchisee or any Affiliate (such fair market value being as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company (which determination shall be conclusive) as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and (at the Company's option) on a pro forma basis including any Franchise Rental Car Vehicles and/or other Franchise Equipment acquired by such Franchisee or any Affiliate thereof since the end of such fiscal month or being acquired by such Franchisee or any Affiliate thereof in connection with its Incurrence of such Indebtedness or the making of such Investment).

        "Franchisee Revenue Amount" as of any date of determination means, with respect to any Indebtedness or Investment, an amount equal to 10% of the aggregate revenues of all Franchisees for the period of the most recent four consecutive fiscal quarters ending prior to such date for which consolidated financial statements of the Company are available (such amount being as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company, which determination shall be conclusive).

        "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of the 2019 Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following: If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of the 2019 Indenture) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in the 2019 Indenture shall be computed in conformity with GAAP.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor Subordinated Obligations" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

        "HERC" means Hertz Equipment Rental Corporation, a Delaware corporation, and any successor in interest thereto, and any of the Company's other Subsidiaries and successors in interest thereto to the extent any of such Subsidiaries form part of the HERC Business.
        "HERC Assets" means the assets of HERC that relate to or form part of the HERC Business.

        "HERC Business" means the industrial, construction and material handling equipment rental business of the Company and its Subsidiaries including, without limitation, the business of renting earthmoving equipment, material handling equipment, aerial and electrical equipment, air compressors, generators, pumps, small tools, compaction equipment and construction related trucks and the selling of new equipment and consumables.

        "HERC Disposition" means (i) any sale or other disposition of Capital Stock of HERC (whether by issuance or sale of Capital Stock, merger, or otherwise) or any Subsidiary thereof to one or more Persons (other than the Company or a Restricted Subsidiary) in any transaction or series of related transactions following the consummation of which HERC or such Subsidiary is no longer a Restricted

Subsidiary of the Company (excluding any HERC Offering) or (ii) any sale or other disposition of all or substantially all of the assets of HERC and/or one or more of its Subsidiaries to one or more Persons (other than the Company or a Restricted Subsidiary) in any transaction or series of related transactions.

        "HERC Offering" means a public offering of Capital Stock of HERC pursuant to a registration statement filed with the SEC.

        "Hertz Investors" means Hertz Investors, Inc., a Delaware corporation, and any successor in interest thereto.

        "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Note Register.

        "Holding" means Hertz Global Holdings, Inc., a Delaware corporation, and any successor in interest thereto.

        "IFRS" means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

        "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms "Incurs," "Incurred" and "Incurrence" shall have a correlative meaning; provided, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (i)
  the principal of indebtedness of such Person for borrowed money,

  (ii)
  the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

  (iii)
  all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers' acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

  (iv)
  all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

  (v)
  all Capitalized Lease Obligations of such Person,

  (vi)
  the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),

  (vii)
  all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons,

  (viii)
  all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person, and

  (ix)
  to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

        The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the 2019 Indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

        "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

        "Inventory" means goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

        "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments."

        "Investment Grade Rating" means a rating of Baa3 or better by Moody's and BBB- or better by S&P (or, in either case, the equivalent of such rating by such organization), or an equivalent rating by any other Rating Agency.

        "Investors" means (i) the CDR Investors, Carlyle Investors and Merrill Lynch Investors, (ii) any Person that acquired Voting Stock of Holding on or prior to December 21, 2005, and any Affiliate of such Person, and (iii) any of their respective successors in interest.

        "Issue Date" means February 8, 2011, the first date on which Notes were issued.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Management Advances" means (1) loans or advances made to directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $15.0 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under the covenant described under "—Certain Covenants—Limitation on Indebtedness."

        "Management Agreements" means, collectively, (i) the Stock Subscription Agreements, each dated as of December 21, 2005, between Holding and each of the Investors party thereto, (ii) the Consulting Agreements, each dated as of December 21, 2005, among Holding and The Hertz Corporation and each of CDR, TC Group IV, L.L.C. and Merrill Lynch Global Partners, Inc., or Affiliates thereof, respectively, (iii) the Indemnification Agreements, each dated as of December 21, 2005, among Holding and The Hertz Corporation and each of (a) CDR and each CDR Investor, (b) TC Group IV, L.L.C. and each Carlyle Investor and (c) ML and each Merrill Lynch Investor, or Affiliates thereof, respectively, (iv) the Registration Rights Agreement, dated as of December 21, 2005, among Holding and the Investors party thereto and any other Person party thereto from time to time, (v) the Stockholders Agreement, dated as of December 21, 2005, by and among Holding and the Investors party thereto and any other Person party thereto from time to time, and (vi) the Stock Subscription Agreements, each dated May 19, 2009, between Holding and each of Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P., Carlyle Partners IV, L.P., and CP IV Coinvestment, L.P., in each case in clauses (i) through (vi) as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the 2019 Indenture.

        "Management Guarantees" means guarantees (x) of up to an aggregate principal amount outstanding at any time of $20.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers or employees of any Parent, the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $15.0 million in the aggregate outstanding at any time.

        "Management Investors" means the officers, directors, employees and other members of the management of any Parent, the Company or any of their respective Subsidiaries, or family members or relatives thereof (provided that, solely for purposes of the definition of "Permitted Holders," such relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Company, which determination shall be conclusive), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or any Parent.

        "Management Stock" means Capital Stock of the Company or any Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

        "Merrill Lynch Investors" means, collectively, (i) ML Global Private Equity Fund, L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (ii) Merrill Lynch Ventures L.P. 2001, a Delaware limited partnership, or any successor thereto, (iii) CMC-Hertz Partners, L.P., a Delaware limited partnership, or any successor thereto, (iv) ML Hertz Co-Investor, L.P., a Delaware limited partnership, or any successor thereto, (v) any Affiliate of any thereof, and (vi) any successor in interest to any thereof.

        "ML" means Merrill Lynch Global Private Equity, Inc. (formerly known as Merrill Lynch Global Partners, Inc.), or any successor thereto.

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock"), (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, including but not limited to any payments required to be made to increase borrowing availability under any revolving credit facility, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition, (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained, indemnified or issued by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition, and (v) the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by the Company or any Restricted Subsidiary, in either case in respect of such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

        "Non-Recourse Indebtedness" means Indebtedness of HERC:

  (a)
  as to which neither the Company nor any of its Restricted Subsidiaries (other than HERC and its Subsidiaries) (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, Lien, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

  (b)
  no default with respect to which would permit, upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than Indebtedness outstanding on, or otherwise committed as of, the Issue Date) to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

  (c)
  the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries (other than HERC and its Subsidiaries and Capital Stock of HERC or any of its Subsidiaries).

        "Obligations" means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

        "Offering Memorandum" means the confidential Offering Memorandum of the Company, dated January 25, 2011, relating to the offering of the initial Notes.

        "Officer" means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an "Officer" for the purposes of the 2019 Indenture by the Board of Directors).

        "Officer's Certificate" means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Parent" means any of Holding, Hertz Investors and any Other Parent and any other Person that is a Subsidiary of Holding, Hertz Investors or any Other Parent and of which the Company is a Subsidiary. As used herein, "Other Parent" means a Person of which the Company becomes a Subsidiary after the Issue Date, provided that either (x) immediately after the Company first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of a Parent of the Company immediately prior to the Company first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Company first becoming a Subsidiary of such Person.

        "Parent Expenses" means (i) costs (including all professional fees and expenses) incurred by any Parent in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, the 2019 Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the Company or any Subsidiary thereof, (iii) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with or for the benefit of any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (iv) other administrative and operational expenses of any Parent incurred in the ordinary course of business, and (v) fees and expenses incurred by any Parent in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

        "Permitted Holder" means any of the following: (i) any of the Investors; (ii) any of the Management Investors, CDR, Carlyle, ML and their respective Affiliates; (iii) any investment fund or vehicle managed, sponsored or advised by CDR, Carlyle, ML or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (iv) any limited or general partners of, or other investors in, any CDR Investor, Carlyle Investor or Merrill Lynch Investor or any Affiliate thereof, or any such investment fund or vehicle; and (v) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Company. In addition, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the 2019 Indenture, together with its Affiliates, shall thereafter constitute Permitted Holders.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

  (i)
  a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary);

  (ii)
  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary (and, in any case, any Investment held by such Person that was not acquired by such Person in contemplation of such merger, consolidation or transfer);

  (iii)
  Temporary Cash Investments or Cash Equivalents;

  (iv)
  receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

  (v)
  any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock";

  (vi)
  securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

  (vii)
  Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

  (viii)
  Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness";

  (ix)
  pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under the covenant described under "—Certain Covenants—Limitation on Liens";

  (x)
  (1) Investments in or by any Special Purpose Subsidiary, or in connection with a Financing Disposition by or to or in favor of any Special Purpose Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Company, or any Parent, provided that if such Parent receives cash from the relevant Special Purpose Entity in exchange for such note, an equal cash amount is contributed by any Parent to the Company;

  (xi)
  bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

  (xii)
  Notes;

  (xiii)
  any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), or Capital Stock of any Parent, as consideration;

  (xiv)
  Management Advances;

  (xv)
  Investments consisting of, or arising out of or related to, Vehicle Rental Concession Rights, including any Investments referred to in the definition of the term "Vehicle Rental Concession Rights," and any Investments in Franchisees arising as a result of the Company or any Restricted Subsidiary being party to any Vehicle Rental Concession or any related agreement jointly with any Franchisee, or leasing or subleasing any part of a Public Facility or other property to any Franchisee, or guaranteeing any obligation of any Franchisee in respect of any Vehicle Rental Concession or any related agreement;

  (xvi)
  Investments in Related Businesses in an aggregate amount outstanding at any time not to exceed 3% of Consolidated Tangible Assets;

  (xvii)
  any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Transactions with Affiliates" (except transactions described in clauses (i), (v) and (vi) of such paragraph), including any Investment pursuant to any transaction described in clause (ii) of such paragraph (whether or not any Person party thereto is at any time an Affiliate of the Company);

  (xviii)
  other Investments in an aggregate amount outstanding at any time not to exceed 1.0% of Consolidated Tangible Assets; and

  (xix)
  (1) Investments in Franchise Special Purpose Entities directly or indirectly to finance or refinance the acquisition of Franchise Rental Car Vehicles and/or other Franchise Equipment and/or related rights and/or assets, in an aggregate amount outstanding at any time (as to all such Franchise Special Purpose Entities, and taken together with the then outstanding aggregate principal amount of Indebtedness classified by the Company under clause (a) of the definition of "Franchise Vehicle Indebtedness") not exceeding the Franchise SPE Fleet Amount, (2) Investments in Franchisees attributable to the financing or refinancing of Franchise Rental Car Vehicles and/or other Franchise Equipment and/or related rights and/or assets, as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company (which determination shall be conclusive), in an aggregate amount outstanding at any time (as to all such Franchisees, and taken together with the then outstanding aggregate principal amount of Indebtedness classified by the Company under clause (b) of the definition of "Franchise Vehicle Indebtedness") not exceeding the Franchise Asset Value Amount, (3) Investments in Franchisees in an aggregate amount outstanding at any time (as to all such Franchisees, and taken together with the then outstanding aggregate principal amount of Indebtedness classified by the Company under clause (c) of the definition of "Franchise Vehicle Indebtedness") not exceeding the Franchisee Revenue Amount, (4) Investments in Capital Stock of Franchisees and Franchise Special Purpose Entities (including pursuant to capital contributions), and (5) Investments in Franchisees arising as the result of Guarantees of Franchise Vehicle Indebtedness or Franchise Lease Obligations.

        If any Investment pursuant to clause (xvi), (xviii) or (xix) above, or clause (b)(vii) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments," as applicable, is made in any Person that is not a Restricted Subsidiary and such Person thereafter (A) becomes a Restricted Subsidiary or (B) is merged or consolidated into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary, then such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) above, respectively, and not clause (xvi), (xviii) or (xix) above, or clause (b)(vii) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments," as applicable (and, in the case of the foregoing clause (A), for so long as such Person continues to be a Restricted Subsidiary unless and until such Person is merged or consolidated into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary).

        "Permitted Liens" means:

  (a)
  Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

  (b)
  Liens with respect to outstanding motor vehicle fines and carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

  (c)
  pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

  (d)
  pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

  (e)
  easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

  (f)
  Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

  (g)
  (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

  (h)
  Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness";

  (i)
  Liens arising out of judgments, decrees, orders or awards in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

  (j)
  leases, subleases, licenses or sublicenses to third parties;

  (k)
  Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (A)(1) Indebtedness Incurred in compliance with clause (b)(i), (b)(iv), (b)(v), (b)(vii), (b)(viii), (b)(ix) or (b)(xi) of the covenant described under "—Certain Covenants—

    Limitation on Indebtedness," or clause (b)(iii) thereof (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof), (2) Credit Facility Indebtedness Incurred in compliance with paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," (3) the Notes, (4) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, (5) Indebtedness or other obligations of any Special Purpose Entity or (6) obligations in respect of Management Advances or Management Guarantees; in each case under the foregoing clauses (1) through (6) including Liens securing any Guarantee of any thereof, or (B) Non-Recourse Indebtedness of HERC to the extent such Liens do not extend to property or assets other than HERC Assets;

  (l)
  Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate; provided further, that for purposes of this clause (l), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof shall be deemed to become a Subsidiary of the Company, and any property or assets of such Person or any such Subsidiary shall be deemed acquired by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

  (m)
  Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

  (n)
  any encumbrance or restriction (including, but not limited to, pursuant to put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

  (o)
  Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

  (p)
  Liens (1) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (2) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (3) on receivables (including related rights), (4) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (5) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers), (6) in favor of the Company or any Subsidiary (other than Liens on property or assets of the Company or any Subsidiary Guarantor in favor of any Subsidiary that is not a Subsidiary

    Guarantor), (7) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (8) on inventory or goods and proceeds securing the obligations in respect of bankers' acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods, (9) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (10) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (11) arising in connection with repurchase agreements permitted under the covenant described under "—Certain Covenants—Limitation on Indebtedness," on assets that are the subject of such repurchase agreements, (12) in favor of any Special Purpose Entity in connection with any Financing Disposition or (13) in favor of any Franchise Special Purpose Entity in connection with any Franchise Financing Disposition;

  (q)
  Liens on or under, or arising out of or relating to, any Vehicle Rental Concession Rights;

  (r)
  other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $50.0 million at any time outstanding; and

  (s)
  Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Indebtedness Incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness," provided that on the date of the Incurrence of such Indebtedness after giving effect to such Incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the Incurrence of the entire committed amount of such Indebtedness), the Consolidated Secured Leverage Ratio shall not exceed 4.0 to 1.0.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Public Facility" means (i) any airport; marine port; rail, subway, bus or other transit stop, station or terminal; stadium; convention center; or military camp, fort, post or base or (ii) any other facility owned or operated by any nation or government or political subdivision thereof, or agency, authority or other instrumentality of any thereof, or other entity exercising regulatory, administrative or other functions of or pertaining to government, or any organization of nations (including the United Nations, the European Union and the North Atlantic Treaty Organization).

        "Public Facility Operator" means a Person that grants or has the power to grant a Vehicle Rental Concession.

        "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise; provided that for purposes of clause (b)(iv) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," Purchase Money Obligations shall not include Indebtedness to the extent Incurred to finance or refinance the direct acquisition of Inventory or Equipment (not acquired through the acquisition of Capital Stock of any Person owning property or assets, or through the acquisition of property or assets, that include Inventory or Equipment).

        "Rating Agency" means Moody's or S&P or, if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivable" means a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.

        "refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in the 2019 Indenture shall have a correlative meaning.

        "Refinancing Credit Facility" means any syndicated Credit Facility under which the Company incurs Indebtedness to refinance all or any portion of its Indebtedness under the Senior Credit Facilities.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of the 2019 Indenture or Incurred in compliance with the 2019 Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the 2019 Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the Notes), (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Company or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to the covenant described under "—Certain Covenants—Limitation on Indebtedness" or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

        "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the date of the 2019 Indenture, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

        "Related Taxes" means any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed by any government or other taxing authority on payments made by any Parent other than to another Parent), required to be paid by any Parent by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company, any of its Subsidiaries or any Parent), or being a holding company parent of the Company, any of its Subsidiaries or any Parent or receiving dividends from or other distributions in respect of the Capital Stock of the Company, any of its Subsidiaries or any Parent, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company or any of its Subsidiaries is permitted to make payments to any Parent pursuant to the covenant described under "—Certain Covenants—

Limitation on Restricted Payments," or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Company or any Subsidiary thereof, or any other federal, state, foreign, provincial or local taxes measured by income for which any Parent is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code) of which it were the common parent, or with respect to state and local taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated, combined, unitary or affiliated basis as if the Company had filed a consolidated, combined, unitary or affiliated return on behalf of an affiliated group (as defined in the applicable state or local tax laws for filing such return) consisting only of the Company and its Subsidiaries. Taxes include all interest, penalties and additions relating thereto.

        "Rental Car Vehicles" means all passenger Vehicles owned by or leased to the Company or a Restricted Subsidiary that are classified as "revenue earning equipment" in the consolidated financial statements of the Company and are or have been offered for lease or rental by any of the Company and its Restricted Subsidiaries in their car rental operations (and not, for the avoidance of doubt, in connection with any business or operations involving the leasing or renting of other types of Equipment), including any such Vehicles being held for sale.

        "Reorganization Assets" means HERC Assets and any assets sold, leased, transferred or otherwise disposed of to any Franchisee or any Franchise Special Purpose Entity.

        "Restricted Payment Transaction" means any Restricted Payment permitted pursuant to the covenant described under "—Certain Covenants—Limitation on Restricted Payments," any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term "Restricted Payment" (including pursuant to the exception contained in clause (i) and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition).

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "SEC" means the Securities and Exchange Commission.

        "Senior ABL Agreement" means the Credit Agreement, dated as of December 21, 2005, among HERC; the Company; the Canadian borrowers party thereto; Deutsche Bank AG New York Branch, as administrative agent and collateral agent; Deutsche Bank AG, Canada Branch, as Canadian agent and Canadian collateral agent; Lehman Commercial Paper Inc., as syndication agent; Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as documentation agent; the lenders party thereto from time to time; Deutsche Bank Securities Inc., Lehman Brothers Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers; BNP Paribas, The Royal Bank of Scotland plc and Calyon, as co-arrangers; and Deutsche Bank Securities Inc., Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Credit Partners L.P. and JPMorgan Chase Bank, N.A., as joint bookrunning managers, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior ABL Agreement or other credit agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior ABL Agreement).

        "Senior ABL Facility" means the collective reference to the Senior ABL Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior ABL Agreement or one or more other credit agreements, indentures (including the 2019 Indenture) or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior ABL Facility). Without limiting the generality of the foregoing, the term "Senior ABL Facility" shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company or HERC as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

        "Senior Credit Agreements" means, collectively, the Senior ABL Agreement and the Senior Term Agreement.

        "Senior Credit Facilities" means, collectively, the Senior ABL Facility and the Senior Term Facility.

        "Senior Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary other than, in the case of the Company, Subordinated Obligations and, in the case of any Subsidiary Guarantor, Guarantor Subordinated Obligations.

        "Senior Term Agreement" means the Credit Agreement, dated as of December 21, 2005, among the Company; any other borrowers party thereto from time to time; Deutsche Bank AG New York Branch, as administrative agent and collateral agent; Lehman Commercial Paper Inc., as syndication agent; Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as documentation agent; the lenders party thereto from time to time; Deutsche Bank Securities Inc., Lehman Brothers Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers; BNP Paribas, The Royal Bank of Scotland plc and Calyon, as co-arrangers; and Deutsche Bank Securities Inc., Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Credit Partners L.P. and JPMorgan Chase Bank, N.A., as joint bookrunning managers, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Term Agreement or other credit agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Term Agreement).

        "Senior Term Facility" means the collective reference to the Senior Term Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior

Term Agreement or one or more other credit agreements, indentures (including the 2019 Indenture) or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Term Facility). Without limiting the generality of the foregoing, the term "Senior Term Facility" shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date.

        "Special Purpose Entity" means (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets, and/or (ii) acquiring, selling, leasing, financing or refinancing Vehicles and/or other Equipment, and/or related rights (including under leases, manufacturer warranties and buy-back programs, and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets).

        "Special Purpose Financing" means any financing or refinancing of assets consisting of or including Receivables, Vehicles and/or other Equipment of the Company or any Restricted Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition.

        "Special Purpose Financing Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing.

        "Special Purpose Financing Undertakings" means representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Company or any of its Restricted Subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the Company or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Company or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

        "Special Purpose Subsidiary" means a Subsidiary of the Company that (a) is engaged solely in (x) the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and/or (ii) acquiring, selling, leasing, financing or refinancing Vehicles and/or other Equipment, and/or related rights (including under leases, manufacturer warranties and buy-back programs, and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and (y) any business or activities incidental or related to such business, and (b) is designated as a "Special Purpose Subsidiary" by the Company.

        "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Stated Maturity" means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

        "Subordinated Obligations" means any Indebtedness of the Company (whether outstanding on the date of the 2019 Indenture or thereafter Incurred) that is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

        "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

        "Subsidiary Guarantee" means any guarantee of the Notes that may from time to time be entered into by a Restricted Subsidiary of the Company on or after the Issue Date pursuant to the covenant described under "—Certain Covenants—Future Subsidiary Guarantors."

        "Subsidiary Guarantor" means any Restricted Subsidiary of the Company that enters into a Subsidiary Guarantee.

        "Successor Company" shall have the meaning assigned thereto in clause (i) under "—Merger and Consolidation."

        "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of December 21, 2005, among the Company, Holding and Hertz Investors, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the 2019 Indenture.

        "Temporary Cash Investments" means any of the following: (i) any investment in (x) direct obligations of the United States of America, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations Guaranteed by the United States of America or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than that of the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Preferred Stock (other than of the Company or any of its Subsidiaries) having a rating of "A" or higher by S&P or "A2" or higher by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-7bbbb) as in effect on the date of the 2019 Indenture, except as otherwise provided therein.

        "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

        "Transactions" means, collectively, any or all of the following (whether or not consummated): the entry into the 2019 Indenture, the offer of the Notes, the issuance of the Notes and all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

        "Trustee" means the party named as such in the 2019 Indenture until a successor replaces it and, thereafter, means the successor.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, that (A) such designation was made at or prior to the Issue Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (x) the Company could Incur at least $1.00 of additional Indebtedness under paragraph (a) in the covenant described under "—Certain Covenants—Limitation on Indebtedness" or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Indebtedness." Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officer's Certificate of the Company certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligation" means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

        "Vehicle Rental Concession" means any right, whether or not exclusive, to conduct a Vehicle rental business at a Public Facility, or to pick up or discharge persons or otherwise to possess or use all or part of a Public Facility in connection with such a business, and any related rights or interests.

        "Vehicle Rental Concession Rights" means any or all of the following: (a) any Vehicle Rental Concession, (b) any rights of the Company, any Restricted Subsidiary or any Franchisee under or relating to (i) any law, regulation, license, permit, request for proposals, invitation to bid, lease, agreement or understanding with a Public Facility Operator in connection with which a Vehicle Rental Concession has been or may be granted to the Company, any Restricted Subsidiary or any Franchisee and (ii) any agreement with, or Investment or other interest or participation in, any Person, property or asset required (x) by any such law, ordinance, regulation, license, permit, request for proposals, invitation to bid, lease, agreement or understanding or (y) by any Public Facility Operator as a condition to obtaining or maintaining a Vehicle Rental Concession, and (c) any liabilities or obligations relating to or arising in connection with any of the foregoing.

        "Vehicles" means vehicles owned or operated by, or leased or rented to or by, the Company or any of its Subsidiaries, including automobiles, trucks, tractors, trailers, vans, sport utility vehicles, buses, campers, motor homes, motorcycles and other motor vehicles.

        "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

DESCRIPTION OF THE EXCHANGE 2020 NOTES AND THE EXCHANGE 2022 NOTES

General

        The Exchange 2020 Notes and Exchange 2022 Notes are to be issued, and the 2020 Notes and 2022 Notes that are, in part, the subject of these exchange offers, were issued, under the indenture, dated as of October 16, 2012 (as amended, modified or supplemented from time to time, the "2020 and 2022 Indenture"), between HDTFS, Inc., as the original issuer (for purposes of this "Description of the Exchange 2020 Notes and the Exchange 2022 Notes" section only, "Newco"), and Wells Fargo Bank, National Association, as trustee. Contemporaneously with the consummation of the Dollar Thrifty Acquisition, on November 19, 2012, among other things, (i) Newco merged with and into Hertz, with Hertz continuing as the surviving entity, and (ii) pursuant to a supplemental indenture, Hertz assumed Newco's obligations under the 2020 Notes, the 2022 Notes and the 2020 and 2022 Indenture and certain Subsidiary Guarantors (as defined below) guaranteed certain of Hertz's obligations under the 2020 Notes, the 2022 Notes and the 2020 and 2022 Indenture.

        The Exchange 2020 Notes will be consolidated and form a single series with and will vote as a single class with the 2020 Notes that are, in part, the subject of these exchange offers and will otherwise be treated as "2020 Notes" for all purposes of the 2020 and 2022 Indenture. The Exchange 2020 Notes will be identical to the 2020 Notes that are, in part, the subject of these exchange offers in all material respects, except that the Exchange 2020 Notes will be registered under the Securities Act, will bear a different CUSIP or ISIN number and will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the 2020 and 2022 registration rights agreement. For purposes of this "Description of the Exchange 2020 Notes and the Exchange 2022 Notes" section only, and unless the context dictates otherwise, the term "2020 Notes" has the meaning ascribed to that term under the 2020 and 2022 Indenture, and includes the Exchange 2020 Notes and the 2020 Notes that are, in part, the subject of these exchange offers.

        The Exchange 2022 Notes will be consolidated and form a single series with and will vote as a single class with the 2022 Notes that are, in part, the subject of these exchange offers and will otherwise be treated as "2022 Notes" for all purposes of the 2020 and 2022 Indenture. The Exchange 2022 Notes will be identical to the 2022 Notes that are, in part, the subject of these exchange offers in all material respects, except that the Exchange 2022 Notes will be registered under the Securities Act, will bear a different CUSIP or ISIN number and will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the 2020 and 2022 registration rights agreement. For purposes of this "Description of the Exchange 2020 Notes and the Exchange 2022 Notes" section only, and unless the context dictates otherwise, the term "2022 Notes" has the meaning ascribed to that term under the 2020 and 2022 Indenture and includes the Exchange 2022 Notes and the 2022 Notes that are, in part, the subject of these exchange offers.

        The 2020 Notes and 2022 Notes will each constitute a separate series under the 2020 and 2022 Indenture, but, except as otherwise provided herein, will be treated as a single class for all purposes under the 2020 and 2022 Indenture. For purposes of this "Description of the Exchange 2020 Notes and the Exchange 2022 Notes" section only, the term "Notes" has the meaning ascribed to that term in the 2020 and 2022 Indenture, and includes the 2020 Notes and 2022 Notes.

        The 2020 and 2022 Indenture contains provisions that define your rights and govern the obligations of the Company under the Notes. Copies of the 2020 and 2022 Indenture and the forms of the Notes will be made available to you upon request.

        The following is a summary of certain provisions of the 2020 and 2022 Indenture and the Notes. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the 2020 and 2022 Indenture, including the definitions of certain terms therein and those terms to be made a part thereof by the Trust Indenture Act of 1939, as amended. The term

"Company" and the other capitalized terms defined in "—Certain Definitions" below are used in this "Description of the Exchange 2020 Notes and the Exchange 2022 Notes" section as so defined. Any reference to a "Holder" or a "Noteholder" in this "Description of the Exchange 2020 Notes and the Exchange 2022 Notes" section refers to the Holders of the Notes. Any reference to "Notes" or a "class" of Notes in this "Description of the Exchange 2020 Notes and the Exchange 2022 Notes" section refers to the Notes as a single class.

Brief Description of the Notes

        The Notes are:

  •
  unsecured Senior Indebtedness of the Company;

  •
  effectively subordinated to all secured Indebtedness and other secured obligations of the Company to the extent of the value of the assets securing such secured Indebtedness or other secured obligations, and to all Indebtedness and other obligations (including Trade Payables) of the Company's Subsidiaries (other than Subsidiaries that become Subsidiary Guarantors pursuant to the provisions described below under "—Subsidiary Guarantees");

  •
  pari passu in right of payment with all existing and future Senior Indebtedness of the Company; and

  •
  senior in right of payment to all existing and future Subordinated Obligations of the Company.

Brief Description of the Subsidiary Guarantees

        The Subsidiary Guarantees of each Subsidiary Guarantor in respect of the Notes are:

  •
  unsecured Senior Indebtedness of such Subsidiary Guarantor;

  •
  effectively subordinated to all secured Indebtedness and other secured obligations of such Subsidiary Guarantor to the extent of the value of the assets securing such secured Indebtedness or other secured obligations, and to all Indebtedness and other obligations (including Trade Payables) of the Subsidiaries of such Subsidiary Guarantor (other than any Subsidiaries that become Subsidiary Guarantors pursuant to the provisions described below under "—Subsidiary Guarantees");

  •
  pari passu in right of payment with all existing and future Senior Indebtedness of such Subsidiary Guarantor; and

  •
  senior in right of payment to all existing and future Guarantor Subordinated Obligations of such Subsidiary Guarantor.

Principal, Maturity and Interest

        The 2020 Notes mature on October 15, 2020. Each 2020 Note bears interest at the rate of 5.875% per annum from October 16, 2012, or from the most recent date to which interest has been paid or provided for.

        The 2022 Notes mature on October 15, 2022. Each 2022 Note bears interest at the rate of 6.250% per annum from October 16, 2012, or from the most recent date to which interest has been paid or provided for.

        Interest on the Notes will be payable semiannually in cash to Holders of record at the close of business on the April 1 or October 1 immediately preceding the interest payment date, on April 15 and October 15 of each year, commencing on April 15, 2013. Interest will be paid on the basis of a 360-day year consisting of twelve 30-day months.

        The 2020 Notes that are, in part, the subject of these exchange offers were issued initially in an aggregate principal amount of $700.0 million. The 2022 Notes that are, in part, the subject of these exchange offers were issued initially in an aggregate principal amount of $500.0 million. Additional securities may be issued under the 2020 and 2022 Indenture in one or more series from time to time ("Additional Notes"), subject to the limitations set forth under "—Certain Covenants—Limitation on Indebtedness," which will vote as a single class with the Notes (except as otherwise provided herein) and otherwise be treated as Notes for purposes of the 2020 and 2022 Indenture. The 2020 and 2022 Indenture will permit the Company to designate the maturity date, interest rate and optional redemption provisions applicable to each series of Additional Notes, which may differ from the maturity date, interest rate and optional redemption provisions applicable to the Notes issued on the Issue Date, which were the 2020 Notes and 2022 Notes that are, in part, the subject of these exchange offers. Additional Notes that differ with respect to maturity date, interest rate or optional redemption provisions from the 2020 Notes and 2022 Notes will constitute a different series of Notes from such initial Notes. Additional Notes that have the same maturity date, interest rate and optional redemption provisions as the 2020 Notes or 2022 Notes will be treated as the same series as the 2020 Notes or the 2022 Notes, as applicable, unless otherwise designated by the Company. The Company similarly will be entitled to vary the application of certain other provisions to any series of Additional Notes.

Other Terms

        Principal of, and premium, if any, and interest on, the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company maintained for such purposes (which initially shall be the designated corporate trust office of the Trustee), except that, at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the registered holders of the Notes as such address appears in the note register required to be kept pursuant to the 2020 and 2022 Indenture (the "Note Register").

        The Notes were, and will be, issued only in fully registered form, without coupons. The Notes were, and will be, issued only in minimum denominations of $2,000 (the "Minimum Denomination") and any integral multiple of $1,000 in excess thereof.

Optional Redemption

        The 2020 Notes or the 2022 Notes, as the case may be, are redeemable, at the Company's option, on a series by series basis, at any time prior to maturity at varying redemption prices in accordance with the applicable provisions set forth below.

        The Notes are redeemable, at the Company's option, in whole or in part, at any time and from time to time on and after October 15, 2015 (in the case of the 2020 Notes) or October 15, 2017 (in the case of the 2022 Notes) and prior to maturity thereof at the applicable redemption price set forth below. Such redemption may be made upon notice mailed by first class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the date of redemption (the "Redemption Date"). The Company may provide in such notice that payment of the redemption price and the performance of the Company's obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

  2020 Notes

Redemption Period	Price
2015	104.406%
2016	102.938%
2017	101.469%
2018 and thereafter	100.000%

  2022 Notes

Redemption Period	Price
2017	103.125%
2018	102.083%
2019	101.042%
2020 and thereafter	100.000%

        In addition, the 2020 and 2022 Indenture provides that at any time and from time to time on or prior to October 15, 2015, the Company at its option may redeem Notes in an aggregate principal amount equal to (x) up to 35% of the original aggregate principal amount of the 2020 Notes (including the principal amount of any Additional Notes of the same series) and (y) up to 35% of the original aggregate principal amount of the 2022 Notes (including the principal amount of any Additional Notes of the same series), with funds in an equal aggregate amount (the "Redemption Amount") not exceeding the aggregate proceeds of one or more Equity Offerings (as defined below), at a redemption price (expressed as a percentage of principal amount thereof) of 105.875% for 2020 Notes and 106.250% for 2022 Notes, in each case plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that

  (a)
  if 2020 Notes are redeemed, an aggregate principal amount of 2020 Notes equal to at least 50% of the original aggregate principal amount of 2020 Notes (including the principal amount of any Additional Notes of the same series) must remain outstanding immediately after each such redemption of 2020 Notes, and

  (b)
  if 2022 Notes are redeemed, an aggregate principal amount of 2022 Notes equal to at least 50% of the original aggregate principal amount of 2022 Notes (including the principal amount of any Additional Notes of the same series) must remain outstanding immediately after each such redemption of 2022 Notes.

        "Equity Offering" means a sale of Capital Stock (x) that is a sale of Capital Stock of the Company (other than Disqualified Stock), or (y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the equity capital of the Company or any of its Restricted Subsidiaries.

        Such redemption may be made upon notice mailed by first class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date (but in no event more than 180 days after the completion of the related Equity Offering). The Company may provide in such notice that payment of the redemption price and performance of the Company's obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the

Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

        At any time prior to October 15, 2015, in the case of the 2020 Notes, or October 15, 2017, in the case of the 2022 Notes, such Notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company's option, at a price (the "Redemption Price") equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date. The Company may provide in such notice that payment of the Redemption Price and performance of the Company's obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

        "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on October 15, 2015, in the case of the 2020 Notes, or October 15, 2017, in the case of the 2022 Notes (such redemption price being that described in the second paragraph of this "Optional Redemption" section) plus (2) all required remaining scheduled interest payments due on such Note through such date (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

        "Treasury Rate" means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to October 15, 2015, in the case of the 2020 Notes, or October 15, 2017, in the case of the 2022 Notes; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection

        In the case of any partial redemption, selection of the 2020 Notes or the 2022 Notes, as the case may be, for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of the Minimum Denomination in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

 Subsidiary Guarantees

        The Company will cause each Domestic Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Domestic Subsidiary will guarantee payment of the Notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the 2020 and 2022 Indenture. In addition, the Company may cause any Subsidiary that is not a Subsidiary Guarantor to so guarantee payment of the Notes and become a Subsidiary Guarantor.

        Each Subsidiary Guarantor, as primary obligor and not merely as surety, jointly and severally, irrevocably and fully and unconditionally Guarantees, on an unsecured senior basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under the 2020 and 2022 Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the "Subsidiary Guaranteed Obligations"). Such Subsidiary Guarantor agrees to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Subsidiary Guarantee.

        The obligations of each Subsidiary Guarantor are limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including but not limited to any Guarantee by it of any Credit Facility Indebtedness), result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

        Each such Subsidiary Guarantee shall be a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Subsidiary Guaranteed Obligations then due and owing unless earlier terminated as described below, (ii) be binding upon such Subsidiary Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

        Notwithstanding the preceding paragraph, any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any direct or indirect sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein in accordance with the terms of the 2020 and 2022 Indenture (including the covenants described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" and "—Merger and Consolidation") by the Company or a Restricted Subsidiary, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under all of its Guarantees of payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities and any Refinancing Credit Facility (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to provide a Subsidiary Guarantee pursuant to the covenant described under "—Certain Covenants—Future Subsidiary Guarantors"), (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Subsidiary Guarantor, (iv) concurrently with any Subsidiary Guarantor becoming an Unrestricted Subsidiary, (v) at any time after the Termination Date, upon the merger or consolidation of any Subsidiary Guarantor with and into another Subsidiary that is not a Guarantor with such non-Guarantor being the surviving Person in such merger or consolidation, or upon liquidation of such Subsidiary Guarantor following the transfer of all of its assets to a non-Guarantor Subsidiary, (vi) upon legal or covenant defeasance of the Company's obligations, or satisfaction and discharge of the 2020 and 2022 Indenture, or (vii) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding and all other Subsidiary Guaranteed Obligations then due and owing. In addition, the Company will have the right, upon 30 days' written notice to the Trustee, to cause any Subsidiary Guarantor that has not guaranteed payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities to be unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this paragraph, the Trustee shall execute any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantee.

        Neither the Company nor any such Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any such Subsidiary Guarantee or any such release, termination or discharge.

Ranking

        The indebtedness evidenced by the Notes (a) is unsecured Senior Indebtedness of the Company, (b) ranks pari passu in right of payment with all existing and future Senior Indebtedness of the Company, and (c) is senior in right of payment to all existing and future Subordinated Obligations of the Company. The Notes are also effectively subordinated to all secured Indebtedness and other secured obligations of the Company to the extent of the value of the assets securing such secured Indebtedness or other secured obligations, and to all Indebtedness and other obligations (including Trade Payables) of its Subsidiaries (other than any Subsidiaries that become Subsidiary Guarantors pursuant to the provisions described above under "—Subsidiary Guarantees").

        Each Subsidiary Guarantee (a) is unsecured Senior Indebtedness of the applicable Subsidiary Guarantor, (b) ranks pari passu in right of payment with all existing and future Senior Indebtedness of such Person and (c) is senior in right of payment to all existing and future Guarantor Subordinated Obligations of such Person. Such Subsidiary Guarantee is also effectively subordinated to all secured Indebtedness and other secured obligations of such Person to the extent of the value of the assets securing such secured Indebtedness or other secured obligations, and to all Indebtedness and other obligations (including Trade Payables) of the Subsidiaries of such Person (other than any Subsidiaries that become Subsidiary Guarantors pursuant to the provisions described above under "—Subsidiary Guarantees").

        A substantial part of the operations of the Company is conducted through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the Notes, unless such Subsidiary is a Subsidiary Guarantor. The Notes, therefore, are effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of other Subsidiaries of the Company (other than Subsidiaries that become Subsidiary Guarantors). Certain of the operations of a Subsidiary Guarantor may be conducted through Subsidiaries thereof that are not also Subsidiary Guarantors. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of such Subsidiary Guarantor, including claims under its Subsidiary Guarantee. Such Subsidiary Guarantee, if any, therefore, is effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of such Subsidiaries. Although the 2020 and 2022

Indenture limits the incurrence of Indebtedness (including preferred stock) by certain of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications.

Change of Control

        Upon the occurrence after the Effective Date of a Change of Control (as defined below), each Holder of Notes will have the right to require the Company to repurchase all or any part of such Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its right to redeem all of the Notes as described under "—Optional Redemption."

        The term "Change of Control" means:

  (i)
  any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, provided that (x) so long as the Company is a Subsidiary of any Parent, no "person" shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of the Company unless such "person" shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such Parent and (y) any Voting Stock of which any Permitted Holder is the "beneficial owner" shall not in any case be included in any Voting Stock of which any such "person" is the "beneficial owner";

  (ii)
  the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to, another Person (other than one or more Permitted Holders) and any "person" (as defined in clause (i) above), other than one or more Permitted Holders or any Parent, is or becomes the "beneficial owner" (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, provided that (x) so long as such surviving or transferee Person is a Subsidiary of a parent Person, no "person" shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such "person" shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such parent Person and (y) any Voting Stock of which any Permitted Holder is the "beneficial owner" shall not in any case be included in any Voting Stock of which any such "person" is the beneficial owner; or

  (iii)
  during any period of two consecutive years (during which period the Company has been a party to the 2020 and 2022 Indenture), individuals who at the beginning of such period were members of the board of directors of the Company (together with any new members thereof whose election by such board of directors or whose nomination for election by holders of Capital Stock of the Company was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office.

        For the purpose of this definition, the Reorganization Assets (whether individually or in the aggregate) shall not be deemed at any time to constitute all or substantially all of the assets of the Company and its Restricted Subsidiaries, and any sale or transfer of all or any part of the

Reorganization Assets (whether directly or indirectly, whether by sale or transfer of any such assets, or of any Capital Stock or other interest in any Person holding such assets, or of any combination thereof, and whether in one or more transactions, or otherwise) shall not be deemed at any time to constitute a sale or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries.

        In the event that, at the time of such Change of Control, the terms of any Credit Facility Indebtedness constituting Designated Senior Indebtedness restrict or prohibit the repurchase of the Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event not later than 30 days following the date the Company obtains actual knowledge of any Change of Control (unless the Company has exercised its right to redeem all the Notes as described under "—Optional Redemption"), the Company shall, or shall cause one or more of its Subsidiaries to, (i) repay in full all such Credit Facility Indebtedness subject to such terms or offer to repay in full all such Credit Facility Indebtedness and repay the Credit Facility Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Credit Facility Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph. The Company shall first comply with the provisions of the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with such provisions or the provisions of the immediately following paragraph shall constitute an Event of Default described in clause (iv) and not in clause (ii) under "—Defaults" below.

        Unless the Company has exercised its right to redeem all the Notes as described under "—Optional Redemption," the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, mail a notice (a "Change of Control Offer") to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (3) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased; and (4) if such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control. No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2020 and 2022 Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers of the Notes. The Company has no present plans to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the 2020 and 2022 Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Limitation on Indebtedness" and "—Certain Covenants—Limitation on Liens." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the 2020 and 2022 Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

        The occurrence of a Change of Control would constitute a default under each Senior Credit Agreement. Agreements governing other Indebtedness of the Company or a Restricted Subsidiary may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. The agreements governing Indebtedness of the Company or a Restricted Subsidiary may prohibit the Company from repurchasing the Notes upon a Change of Control unless such Indebtedness has been repurchased or repaid (or an offer made to effect such repurchase or repayment has been made and the Indebtedness of those creditors accepting such offer has been repurchased or repaid) and/or other specified requirements have been met. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company and its Subsidiaries. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the 2020 and 2022 Indenture relating to the Company's obligation to make an offer to purchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes. As described above under "—Optional Redemption," the Company also has the right to redeem the Notes at specified prices, in whole or in part, upon a Change of Control or otherwise.

        The definition of Change of Control includes a phrase relating to the sale or other transfer of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders of the Notes have the right to require the Company to repurchase such Notes.

Certain Covenants

  Termination of Certain Covenants.

        The 2020 and 2022 Indenture contains covenants including, among others, the covenants as described below. If on any day following the Issue Date (a) the Notes have Investment Grade Ratings from both Rating Agencies, and (b) no Default has occurred and is continuing under the 2020 and 2022 Indenture, then, beginning on that day (the "Termination Date") and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the covenants specifically listed under the following captions in this "Description of the Exchange 2020 Notes and the Exchange 2022 Notes" section of this prospectus will cease to be effective and will not be applicable to the Company and its Restricted Subsidiaries:

  (i)
  "—Limitation on Indebtedness";

  (ii)
  "—Limitation on Restricted Payments";

  (iii)
  "—Limitation on Restrictions on Distributions from Restricted Subsidiaries";

  (iv)
  "—Limitation on Sales of Assets and Subsidiary Stock";

  (v)
  "—Limitation on Transactions with Affiliates";

  (vi)
  "—Future Subsidiary Guarantors"; and

  (vii)
  clause (iii) of the first paragraph of "—Merger and Consolidation".

        Following the Termination Date, the Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries unless such designation would have complied with the covenant described under "—Limitation on Restricted Payments" as if such covenant would have been in effect during such period.

        At any time after the Termination Date, any reference in the definitions of "Permitted Liens" and "Unrestricted Subsidiary" to the covenant described under "—Limitation on Indebtedness" or any provision thereof shall be construed as if such covenant were in effect.

        There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

        Limitation on Indebtedness.    The 2020 and 2022 Indenture provides as follows:

  (a)
  The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00.

  (b)
  Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

  (i)
  Indebtedness Incurred pursuant to any Credit Facility (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder) and Indebtedness Incurred other than under any Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (A) $2,250.0 million, plus (B) the greater of (x) $1,600.0 million and (y) an amount equal to (1) the Borrowing Base less (2) the aggregate principal amount of Indebtedness Incurred by Special Purpose Subsidiaries that are Domestic Subsidiaries and then outstanding pursuant to clause (ix) of this paragraph (b), plus (C) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

  (ii)
  Indebtedness (A) of any Restricted Subsidiary to the Company or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (ii);

  (iii)
  Indebtedness represented by the Notes, any Indebtedness (other than the Indebtedness described in clause (ii) above) outstanding on the Effective Date and any Refinancing

      Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) above;

    (iv)
    Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto;

    (v)
    Indebtedness consisting of (w) accommodation guarantees for the benefit of trade creditors of the Company or any of its Restricted Subsidiaries, (x) Guarantees in connection with the construction or improvement of all or any portion of a Public Facility to be used by the Company or any Restricted Subsidiary, (y) Guarantees required (in the good faith determination of the Company) in connection with Vehicle Rental Concession Rights or (z) any Guarantee in respect of any Franchise Vehicle Indebtedness or Franchise Lease Obligation;

    (vi)
    (A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under "—Limitation on Indebtedness"), or (B) without limiting the covenant described under "—Limitation on Liens," Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under "—Limitation on Indebtedness");

    (vii)
    Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its Incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

    (viii)
    Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Obligations, entered into for bona fide hedging purposes, or (D) Management Guarantees, or (E) the financing of insurance premiums in the ordinary course of business, or (F) take-or-pay obligations under supply arrangements incurred in the ordinary course of business, or (G) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement or (H) Bank Products Obligations;

    (ix)
    Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), (2) in the event such Indebtedness shall become recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary

      (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Company as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this covenant for so long as such Indebtedness shall be so recourse; and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Company may classify such Indebtedness in whole or in part as Incurred under this clause (b)(ix) of this covenant;

    (x)
    Indebtedness of (A) the Company or any Restricted Subsidiary Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, or (B) any Person that is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary (including Indebtedness thereof Incurred in connection with any such acquisition, merger or consolidation), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (1) the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above or (2) the Consolidated Coverage Ratio of the Company would equal or be greater than the Consolidated Coverage ratio of the Company immediately prior to giving effect thereto; and any Refinancing Indebtedness with respect to any such Indebtedness;

    (xi)
    Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to (A) the greater of (x) $2,900.0 million and (y) an amount equal to (1) the Foreign Borrowing Base less (2) the aggregate principal amount of Indebtedness Incurred by Special Purpose Subsidiaries that are Foreign Subsidiaries and then outstanding pursuant to clause (ix) of this paragraph (b) plus (B) in the event of any refinancing of any Indebtedness Incurred under this clause (xi), the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

    (xii)
    Contribution Indebtedness, and any Refinancing Indebtedness with respect thereto;

    (xiii)
    Indebtedness issuable upon the conversion or exchange of shares of Disqualified Stock issued in accordance with paragraph (a) above, and any Refinancing Indebtedness with respect thereto;

    (xiv)
    Non-Recourse Indebtedness of HERC; and

    (xv)
    Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to 3.25% of Consolidated Tangible Assets.

  (c)
  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of the clauses of paragraph (b) above (including in part under one such clause and in part under another such clause) provided that (if the Company shall so determine) any Indebtedness Incurred pursuant to clause (b)(xv) of this covenant shall cease to be deemed Incurred or outstanding for purposes of such clause but shall be deemed Incurred for the purposes of paragraph (a) of this covenant from and after the first date on which the Company or any Restricted Subsidiary could have Incurred such Indebtedness under paragraph (a) of this covenant without reliance on such clause; (iii) in the event that Indebtedness could be Incurred in part under paragraph (a) above, the Company, in its sole discretion, may classify a portion of such Indebtedness as having been Incurred under paragraph (a) above and thereafter the remainder of such Indebtedness as having been Incurred under paragraph (b) above; (iv) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and (v) the principal amount of Indebtedness outstanding under any clause of paragraph (b) above shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

  (d)
  For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving or deferred draw Indebtedness, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Effective Date shall be calculated based on the relevant currency exchange rate in effect on the Effective Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to a Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Effective Date, (ii) any date on which any of the respective commitments under such Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        Limitation on Restricted Payments.    The Indenture will provide as follows:

  (a)
  The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

    (1)
    a Default shall have occurred and be continuing (or would result therefrom);

    (2)
    the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on Indebtedness"; or

    (3)
    the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Company, whose determination shall be conclusive) declared or made subsequent to the Effective Date and then outstanding would exceed, without duplication, the sum of:

    (A)
    50% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on July 1, 2012 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

    (B)
    the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Company) of property or assets received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date (other than Excluded Contributions and Contribution Amounts) or (y) by the Company or any Restricted Subsidiary from the Incurrence by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent, plus the amount of any cash and the fair value (as determined in good faith by the Company) of any property or assets, received by the Company or any Restricted Subsidiary upon such conversion or exchange;

    (C)
    the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, including dividends or other distributions related to dividends or other distributions made pursuant to clause (x) of the following paragraph (b), or (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date;

      (D)
      in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments received by the Company or a Restricted Subsidiary and the initial amount of all such Investments constituting Restricted Payments; and

      (E)
      an amount equal to the amount available as of the Issue Date for making Restricted Payments pursuant to clause (a)(3) of Section 4.09 of the 2010 Senior Indenture.

  (b)
  The provisions of the foregoing paragraph (a) do not prohibit any of the following (each, a "Permitted Payment"):

  (i)
  any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or a capital contribution to the Company, in each case other than Excluded Contributions and Contribution Amounts; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (3)(B) of the preceding paragraph (a);

  (ii)
  any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (w) made by exchange for, or out of the proceeds of the Incurrence of, Indebtedness of the Company or Refinancing Indebtedness Incurred in compliance with the covenant described under "—Limitation on Indebtedness," (x) from Net Available Cash to the extent permitted by the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock," (y) following the occurrence of a Change of Control (or other similar event described therein as a "change of control"), but only if the Company shall have complied with the covenant described under "—Change of Control" and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations or (z) constituting Acquired Indebtedness;

  (iii)
  any dividend paid or redemption made within 60 days after the date of declaration thereof or of the giving of notice thereof, as applicable, if at such date of declaration or notice, such dividend or redemption would have complied with the preceding paragraph (a);

  (iv)
  Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;

  (v)
  loans, advances, dividends or distributions by the Company to any Parent to permit any Parent to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Company to repurchase or otherwise acquire Capital Stock of any Parent or the Company (including any options, warrants or other rights in respect thereof), in each case from Management Investors (including any repurchase or acquisition by reason of the Company or any Parent retaining any Capital Stock, option, warrant or other right in respect of tax withholding obligations, and any related payment in respect of any such obligation), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (x) (1) $20.0 million, plus (2) $5.0 million multiplied by the number of calendar years that have commenced since September 30, 2010, plus (y) the Net Cash Proceeds received by the Company since the Issue Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under clause (3)(B)(x) of the preceding paragraph (a), plus (z) the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary (or by any Parent and contributed to the Company) since the Issue Date to the extent such cash proceeds are not included in any calculation under clause (3)(A) of the preceding paragraph (a);

    (vi)
    the payment by the Company of, or loans, advances, dividends or distributions by the Company to any Parent to pay, dividends on the common stock or equity of the Company or any Parent following a public offering of such common stock or equity in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company (whether directly, or indirectly through a contribution to common equity capital) in or from such public offering;

    (vii)
    Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed an amount (net of repayments of any such loans or advances) equal to 1.0% of Consolidated Tangible Assets;

    (viii)
    loans, advances, dividends or distributions to any Parent or other payments by the Company or any Restricted Subsidiary (A) to satisfy or permit any Parent to satisfy obligations under the Management Agreements, (B) pursuant to the Tax Sharing Agreement, or (C) to pay or permit any Parent to pay any Parent Expenses or any Related Taxes;

    (ix)
    payments by the Company, or loans, advances, dividends or distributions by the Company to any Parent to make payments, to holders of Capital Stock of the Company or any Parent in lieu of issuance of fractional shares of such Capital Stock, not to exceed $5.0 million in the aggregate outstanding at any time;

    (x)
    dividends or other distributions of, or Investments paid for or made with, Capital Stock, Indebtedness or other securities of either (A) Unrestricted Subsidiaries or (B) HERC;

    (xi)
    any Restricted Payment pursuant to or in connection with the Transactions;

    (xii)
    the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of the covenant described under "Certain Covenants—Limitation on Indebtedness" above;

    (xiii)
    Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of (A) the Net Cash Proceeds to the Company or any Restricted Subsidiary of any HERC Offering and/or (B) the Net Available Cash to the Company or any Restricted Subsidiary from any HERC Disposition; provided that, upon and after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing; and

    (xiv)
    loans, advances, dividends or distributions to any Parent or other payments by the Company or any Restricted Subsidiary to pay or permit any Parent to pay principal, interest and premiums, if any, in respect of Holding's 5.25% Convertible Senior Notes due 2014 in accordance with such notes and the indenture governing such notes;

provided, that (A) in the case of clauses (iii), (vi), (vii) and (ix), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of clause (v), at the time of any calculation of the amount of Restricted Payments, the net amount of Permitted Payments that have then actually been made under clause (v) that is in excess of 50% of the total amount of Permitted Payments then permitted under clause (v) shall be included in such calculation of the amount of Restricted Payments, (C) in all cases other than pursuant to clauses (A) and (B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (D) solely with respect to clause (vii), no Default or Event of Default shall have occurred and be continuing at the time of any such Permitted Payment after giving effect thereto. The Company, in its sole discretion, may classify any Investment or other Restricted Payment as being made in part under one of the provisions of this covenant (or, in the case of any Investment, the clauses of Permitted Investments) and in part under one or more other such provisions (or, as applicable, clauses).

        Limitation on Restrictions on Distributions from Restricted Subsidiaries.    The 2020 and 2022 Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except any encumbrance or restriction:

  (1)
  pursuant to an agreement or instrument in effect at or entered into on the Effective Date, any Credit Facility, the 2020 and 2022 Indenture or the Notes;

  (2)
  pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition from or other transaction with such Person, as in effect at the time of such acquisition, merger, consolidation or transaction (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger, consolidation or transaction); provided that for purposes of this clause (2), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

  (3)
  pursuant to an agreement or instrument (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred or outstanding pursuant or relating to, or that otherwise extends, renews, refunds, refinances or replaces, any agreement or instrument referred to in clause (1) or (2) of this covenant or this clause (3) (an "Initial Agreement") or that is, or is contained in, any amendment, supplement or other modification to any Initial Agreement or Refinancing Agreement (an "Amendment"); provided, however, that the restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Holders of the Notes than restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

  (4)
  (A) pursuant to any agreement or instrument that restricts in a customary manner the assignment or transfer thereof, or the subletting, assignment or transfer of any property or asset subject thereto, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the 2020 and 2022 Indenture, (C) contained in mortgages, pledges or other security agreements to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions with respect to the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business), (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary, (I) pursuant to Hedging Obligations, (J) in connection with or relating to any Vehicle Rental Concession Right or (K) Bank Products Obligations;

  (5)
  with respect to any agreement for the direct or indirect disposition of Capital Stock or property or assets of any Person, imposed with respect to such Person, Capital Stock, property or assets pending the closing of such disposition;

  (6)
  by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the Company or any Subsidiary or any of their businesses, including any such law, rule, regulation, order or requirement applicable in connection with such Subsidiary's status (or the status of any Subsidiary of such Subsidiary) as a Captive Insurance Subsidiary; or

  (7)
  pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Effective Date pursuant to the provisions of the covenant described under "—Limitation on Indebtedness" (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (B) relating to any sale of receivables by or Indebtedness of a Foreign Subsidiary, (C) relating to Indebtedness of or a Franchise Financing Disposition by or to or in favor of any Franchisee or Franchise Special Purpose Entity or to any Franchise Lease Obligation or (D) relating to Indebtedness of or a Financing Disposition by or to or in favor of any Special Purpose Entity.

        Limitation on Sales of Assets and Subsidiary Stock.    The 2020 and 2022 Indenture provides as follows:

  (a)
  The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

  (i)
  the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of

      $25.0 million) in good faith by the Company, whose determination shall be conclusive (including as to the value of all noncash consideration),

    (ii)
    in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $25.0 million or more, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and

    (iii)
    an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

    (A)
    first, either (x) to the extent the Company elects (or is required by the terms of any Credit Facility Indebtedness, any Senior Indebtedness of the Company or any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), to prepay, repay or purchase any such Indebtedness or (in the case of letters of credit, bankers' acceptances or other similar instruments) cash collateralize any such Indebtedness (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, (y) to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with an amount equal to Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash, or, if such investment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete, the period of time necessary to complete such project or (z) in the case of any HERC Offering, to make one or more Restricted Payments pursuant to clause (b)(xiii) of the covenant described under "—Limitation on Restricted Payments" above;

    (B)
    second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above (such balance, the "Excess Proceeds"), to make an offer to purchase Notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other Senior Indebtedness of the Company or a Restricted Subsidiary, pursuant and subject to the conditions of the 2020 and 2022 Indenture and the agreements governing such other Indebtedness; and

    (C)
    third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the 2020 and 2022 Indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

    provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

    Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions or equivalent amount that is not applied in accordance with this covenant exceeds $50.0 million. If the aggregate principal amount of Notes and/or other Indebtedness of the Company or a Restricted Subsidiary validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between such Notes and such other Indebtedness of the Company or a Restricted Subsidiary, with the portion of the Excess Proceeds payable in respect of such Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant other Indebtedness of the Company or a Restricted Subsidiary, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.

    For the purposes of clause (ii) of paragraph (a) above, the following are deemed to be cash: (1) Temporary Cash Investments, Investment Grade Securities and Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary, (6) Additional Assets and (7) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause, not to exceed an aggregate amount at any time outstanding equal to 1.25% of Consolidated Tangible Assets (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

  (b)
  In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (iii)(B) of paragraph (a) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in the 2020 and 2022 Indenture. If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the Company for use in accordance with clause (iii)(B) of paragraph (a) above (to repay other Indebtedness of the Company or a Restricted Subsidiary) or clause (iii)(C) of paragraph (a) above. The Company shall not be required to make an Offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (iii)(A) of paragraph (a) above) is less than $50.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). No Note will be repurchased in part if less than the Minimum Denomination in original principal amount of such Note would be left outstanding.

  (c)
  The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        Limitation on Transactions with Affiliates.    The 2020 and 2022 Indenture provides as follows:

  (a)
  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $50.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors. For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

  (b)
  The provisions of the preceding paragraph (a) will not apply to:

  (i)
  any Restricted Payment Transaction,

  (ii)
  (1) the entering into, maintaining or performance of any employment or consulting contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any current or former employee, officer or director or consultant of or to the Company, any Restricted Subsidiary or any Parent heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans or any issuance, grant or award of stock, options, other equity related interests or other securities, to any such employees, officers, directors or consultants in the ordinary course of business, (3) the payment of reasonable fees to directors of the Company or any of its Subsidiaries or any Parent (as determined in good faith by the Company, such Subsidiary or such Parent), (4) any transaction with an officer or director of the Company or any of its Subsidiaries or any Parent in the ordinary course of business not involving more than $100,000 in any one case, or (5) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term),

  (iii)
  any transaction between or among any of the Company, one or more Restricted Subsidiaries or one or more Special Purpose Entities,

  (iv)
  any transaction arising out of agreements or instruments in existence on the Effective Date (other than any Tax Sharing Agreement or Management Agreement referred to in clause (b)(vii) of this covenant), and any payments made pursuant thereto,

  (v)
  any transaction in the ordinary course of business on terms that are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the board of directors or senior management of the Company, or are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company,

    (vi)
    any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a Franchisee, a Franchise Special Purpose Entity, a joint venture or similar entity,

    (vii)
    the execution, delivery and performance of any Tax Sharing Agreement and any Management Agreements, including payment to CDR, Carlyle or ML or any of their respective Affiliates of fees of up to $7.5 million in the aggregate in any fiscal year, and fees in connection with any acquisition, disposition, merger, recapitalization or similar transaction as provided in any such Management Agreement, plus all out-of-pocket expenses incurred by CDR, Carlyle or ML or any such Affiliate in connection with its performance of management consulting, monitoring, financial advisory or other services with respect to the Company and its Restricted Subsidiaries,

    (viii)
    the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions, and

    (ix)
    any issuance or sale of Capital Stock (other than Disqualified Stock) of the Company or capital contribution to the Company.

        Limitation on Liens.    The 2020 and 2022 Indenture provides that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the 2020 and 2022 Indenture or thereafter acquired, securing any Indebtedness (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the 2020 and 2022 Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations or Guarantor Subordinated Obligations) such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes or any such Subsidiary Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of the 2020 and 2022 Indenture or (iii) any sale, exchange or transfer (other than a transfer constituting a transfer of all or substantially all of the assets of the Company that is governed by the provisions of the covenant described under "—Merger and Consolidation" below) to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.

        Future Subsidiary Guarantors.    As set forth more particularly under "—Subsidiary Guarantees," the 2020 and 2022 Indenture provides that the Company will cause each Domestic Subsidiary that guarantees payment by the Company of any Indebtedness of the Company under the Senior Credit Facilities to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Domestic Subsidiary will guarantee payment of the Notes, whereupon such Domestic Subsidiary will become a Subsidiary Guarantor for all purposes under the 2020 and 2022 Indenture. The Company also has the right to cause any other Subsidiary to so guarantee payment of the Notes. Subsidiary Guarantees are subject to release and discharge under certain circumstances prior to payment in full of the Notes. See "—Subsidiary Guarantees."

        SEC Reports.    The 2020 and 2022 Indenture provides that, notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the

Exchange Act or by the SEC), so long as the Notes are outstanding, the annual reports, information, documents and other reports that the Company is required to file with the SEC pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject. The Company will also, within 15 days after the date on which the Company was so required to file or would be so required to file if the Company were so subject, transmit by mail to all Holders, as their names and addresses appear in the Note Register, and to the Trustee (or make available on a Company website) copies of any such information, documents and reports (without exhibits) so required to be filed. Notwithstanding the foregoing, if any audited or reviewed financial statements or information required to be included in any such filing are not reasonably available on a timely basis as a result of the Company's accountants not being "independent" (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), the Company may, in lieu of making such filing or transmitting or making available the information, documents and reports so required to be filed, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that (a) the Company shall in any event be required to make such filing and so transmit or make available such audited or reviewed financial statements or information no later than the first anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this paragraph (such initial date, the "Reporting Date") and (b) if the Company makes such an election and such filing has not been made, or such information, documents and reports have not been transmitted or made available, as the case may be, within 90 days after such Reporting Date, liquidated damages will accrue on the Notes at a rate of 0.50% per annum from the date that is 90 days after such Reporting Date to the earlier of (x) the date on which such filing has been made, or such information, documents and reports have been transmitted or made available, as the case may be, and (y) the first anniversary of such Reporting Date (provided that not more than 0.50% per annum in liquidated damages shall be payable for any period regardless of the number of such elections by the Company). The Company will be deemed to have satisfied the requirements of this paragraph if any Parent files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by such Parent. The Company also will comply with the other provisions of TIA § 314(a).

Merger and Consolidation

        The 2020 and 2022 Indenture provides that the Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

  (i)
  the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Notes and the 2020 and 2022 Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee;

  (ii)
  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

  (iii)
  immediately after giving effect to such transaction, either (A) the Company (or, if applicable, the Successor Company with respect thereto) could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," or (B) the Consolidated Coverage Ratio of the

    Company (or, if applicable, the Successor Company with respect thereto) would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;

  (iv)
  each Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guarantee in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, confirming its Subsidiary Guarantee (other than any Subsidiary Guarantee that will be discharged or terminated in connection with such transaction); and

  (v)
  the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph, provided that (x) in giving such opinion such counsel may rely on an Officer's Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the second to the last paragraph of this covenant.

        Any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness."

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the 2020 and 2022 Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the 2020 and 2022 Indenture, except that the predecessor Company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

        Clauses (ii) and (iii) of the first paragraph of this "Merger and Consolidation" covenant will not apply to any transaction in which the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof. The first paragraph of this "Merger and Consolidation" covenant will or did, as the case may be, not apply to (1) any transaction in which any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company or (2) any of the Transactions.

        For the purpose of this covenant, the Reorganization Assets (whether individually or in the aggregate) shall not be deemed at any time to constitute all or substantially all of the assets of the Company, and any sale or transfer of all or any part of the Reorganization Assets (whether directly or indirectly, whether by sale or transfer of any such assets, or of any Capital Stock or other interest in any Person holding such assets, or of any combination thereof, and whether in one or more transactions, or otherwise) shall not be deemed at any time to constitute a sale or transfer of all or substantially all of the assets of the Company.

Defaults

        An Event of Default is defined in the 2020 and 2022 Indenture as:

  (i)
  a default in any payment of interest on any Note when due, continued for 30 days;

  (ii)
  a default in the payment of principal of any Note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

  (iii)
  the failure by the Company to comply with its obligations under the first paragraph of the covenant described under "—Merger and Consolidation" above;

  (iv)
  the failure by the Company to comply for 30 days after notice with any of its obligations under the covenant described under "—Change of Control" above (other than a failure to purchase Notes);

  (v)
  the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the 2020 and 2022 Indenture;

  (vi)
  the failure by any Subsidiary Guarantor to comply for 45 days after notice with its obligations under its Subsidiary Guarantee;

  (vii)
  the failure by the Company or any Restricted Subsidiary to pay any Indebtedness for borrowed money (other than Indebtedness owed to the Company or any Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $75.0 million or its foreign currency equivalent; provided, that no Default or Event of Default will be deemed to occur with respect to any such Indebtedness that is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 20 Business Days after such failure to pay or such acceleration (the "cross acceleration provision");

  (viii)
  certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary, or of other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person (the "bankruptcy provisions");

  (ix)
  the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $75.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary, or jointly and severally against other Restricted Subsidiaries that are not Significant Subsidiaries but would in the aggregate constitute a Significant Subsidiary if considered as a single Person, that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision"); or

  (x)
  the failure of any Subsidiary Guarantee by a Subsidiary Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the 2020 and 2022 Indenture) or the denial or disaffirmation in writing by any Subsidiary Guarantor that is a Significant Subsidiary of its obligations under the 2020 and 2022 Indenture or any Subsidiary Guarantee (except as contemplated by the terms of such Subsidiary Guarantee or of the 2020 and 2022 Indenture), if such Default continues for 10 days.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        However, a Default under clause (iv), (v) or (vi) will not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes notify the Company in writing of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice.

        If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing under the 2020 and 2022 Indenture, the Trustee by written notice to the Company, or the Holders of at least 30% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a "notice of acceleration," may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.

        Notwithstanding the foregoing, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued but unpaid interest on all the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

        Subject to the provisions of the 2020 and 2022 Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the 2020 and 2022 Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the 2020 and 2022 Indenture or the Notes unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) Holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the 2020 and 2022 Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the 2020 and 2022 Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The 2020 and 2022 Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default occurring during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

 Amendments and Waivers

        Subject to certain exceptions, the 2020 and 2022 Indenture and the Notes may be amended with the consent of the Holders of not less than a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of not less than a majority in principal amount of the Notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for Notes); provided that (x) if any such amendment or waiver will only affect one series of Notes (or less than all series of Notes) then outstanding under the 2020 and 2022 Indenture, then only the consent of the Holders of not less than a majority in principal amount of the Notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for Notes) shall be required and (y) if any such amendment or waiver by its terms will affect a series of Notes in a manner different and materially adverse relative to the manner such amendment or waiver affects other series of Notes, then the consent of the Holders of not less than a majority in principal amount of the Notes of such series then outstanding (including, in each case, consent obtained in connection with a tender offer or exchange offer for Notes) shall be required. However, without the consent of each Holder of an outstanding Note affected, no amendment or waiver may (i) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note, or change the date on which any Note may be redeemed as described under "—Optional Redemption" above, (v) make any Note payable in money other than that stated in such Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder's Notes, or (vii) make any change in the amendment or waiver provisions described in this sentence.

        Without the consent of (or notice to) any Holder, the Company, the Trustee and (as applicable) any Subsidiary Guarantor may amend the 2020 and 2022 Indenture or any Note to cure any ambiguity, mistake, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company or a Subsidiary Guarantor under the 2020 and 2022 Indenture or any Note, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes, to secure the Notes, to evidence a successor Trustee, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under the 2020 and 2022 Indenture or the Notes, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to provide for or confirm the issuance of Additional Notes, to conform the text of the 2020 and 2022 Indenture (including any supplemental indenture or other instrument pursuant to which Additional Notes are issued), the Notes (including any Additional Notes) or any Subsidiary Guarantee to any provision of the "Description of Notes" section of the Offering Memorandum or, with respect to any Additional Notes and any supplemental indenture or other instrument pursuant to which such Additional Notes are issued, to the "Description of Notes" section of the offering memorandum relating to the issuance of such Additional Notes solely to the extent that such "Description of Notes" provides for terms of such Additional Notes that differ from the terms of the 2020 Notes and the 2022 Notes, as contemplated by "—Principal, Maturity and Interest" above, to increase the minimum denomination of Notes to equal the dollar equivalent of €1,000 rounded up to the nearest $1,000 (including for the purposes of redemption or repurchase of any Note in part), to make any change that does not materially adversely affect the rights of any Holder, or to comply with any requirement of the SEC in connection with the qualification of the 2020 and 2022 Indenture under the TIA or otherwise.

        The consent of the Noteholders is not necessary under the 2020 and 2022 Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. Until an amendment, supplement or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by such Noteholder and every subsequent Holder of all or part of the related Note. Any such Noteholder or subsequent Holder may revoke such consent as to its Note by written notice to the Trustee or the Company, received thereby before the date on which the Company certifies to the Trustee that the Holders of the requisite principal amount of Notes have consented to such amendment, supplement or waiver. After an amendment, supplement or waiver that requires consent of Noteholders under the 2020 and 2022 Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment, supplement or waiver.

Defeasance

        The Company at any time may terminate all of its obligations under the Notes and the 2020 and 2022 Indenture ("legal defeasance"), except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under certain covenants under the 2020 and 2022 Indenture, including the covenants described under "—Certain Covenants" and "Change of Control," the operation of the default provisions relating to such covenants described under "—Defaults" above, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "—Defaults" above, and the limitations contained in clauses (iii), (iv) and (v) under "—Merger and Consolidation" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v) (as it relates to the covenants described under "—Certain Covenants" above), (vi), (vii), (viii) (but only with respect to events of bankruptcy, insolvency or reorganization of a Subsidiary), (ix) or (x) under "—Defaults" above or because of the failure of the Company to comply with clause (iii), (iv) or (v) under "—Merger and Consolidation" above.

        Either defeasance option may be exercised to any Redemption Date or to the maturity date for the Notes. In order to exercise either defeasance option, the Company must irrevocably deposit or cause to be deposited in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay principal of, and premium (if any) and interest on, the Notes to redemption or maturity, as the case may be (provided that if such redemption is made pursuant to the provisions described in the sixth paragraph under "—Optional Redemption," (x) the amount of money or U.S. Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated by the Company, and (y) the Company must irrevocably deposit or cause to be deposited additional money in trust on the Redemption Date as necessary to pay the Applicable Premium as determined on such date), and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel (x) must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the Issue Date and (y) need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year, or have been or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company).

Satisfaction and Discharge

        The 2020 and 2022 Indenture will be discharged and cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the 2020 and 2022 Indenture) as to all outstanding Notes when (i) either (a) all Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes, and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Company) have been cancelled or delivered to the Trustee for cancellation or (b) all Notes not previously cancelled or delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) have been or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations, or a combination thereof, sufficient (without reinvestment) to pay and discharge the entire indebtedness on the Notes not previously cancelled or delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Notes that have become due and payable), redemption or their Stated Maturity, as the case may be (provided that if such redemption is made pursuant to the provisions described in the sixth paragraph under "—Optional Redemption," (x) the amount of money or U.S. Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit, as calculated by the Company, and (y) the Company must irrevocably deposit or cause to be deposited additional money in trust on the Redemption Date as necessary to pay the Applicable Premium as determined on such date); (ii) the Company has paid or caused to be paid all other sums payable under the 2020 and 2022 Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the "Satisfaction and Discharge" section of the 2020 and 2022 Indenture relating to the satisfaction and discharge of the 2020 and 2022 Indenture have been complied with, provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company, any Subsidiary Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the 2020 and 2022 Indenture, the Notes or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

 Concerning the Trustee

        Wells Fargo Bank, National Association, is the Trustee under the 2020 and 2022 Indenture and is appointed by the Company as initial registrar and paying agent with regard to the Notes.

        The 2020 and 2022 Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in the 2020 and 2022 Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the 2020 and 2022 Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        The 2020 and 2022 Indenture and the TIA impose certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, that if it acquires any conflicting interest as described in the TIA, it must eliminate such conflict, apply to the SEC for permission to continue as Trustee with such conflict, or resign.

Transfer and Exchange

        A Noteholder may transfer or exchange Notes in accordance with the 2020 and 2022 Indenture. Upon any transfer or exchange, the registrar and the Trustee may require such Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require such Noteholder to pay any taxes or other governmental charges required by law or permitted by the 2020 and 2022 Indenture. The Company is not required to transfer or exchange any Note selected for redemption or purchase or to transfer or exchange any Note for a period of 15 Business Days prior to the day of the mailing of the notice of redemption or purchase. No service charge will be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with the transfer or exchange. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

Governing Law

        The 2020 and 2022 Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        "2010 Senior Indenture" means the indenture, dated as of September 30, 2010, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, governing the 7.50% Senior Notes due 2018 of the Company, as the same may be amended, supplemented, waived or otherwise modified from time to time.

        "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Additional Assets" means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Related

Business and any capital expenditures in respect of any property or assets already so used; (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) a disposition of Cash Equivalents, Investment Grade Securities or Temporary Cash Investments, (iv) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (v) any Restricted Payment Transaction, (vi) a disposition that is governed by the provisions described under "—Merger and Consolidation," (vii) any Financing Disposition, (viii) any "fee in lieu" or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (ix) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, including pursuant to any LKE Program, (x) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale/leaseback transaction or asset securitization, (xi) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, or necessary or advisable (as determined by the Company in good faith) in order to consummate any acquisition of any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement, (xii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xiii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiv) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors, (xv) any disposition or series of related dispositions for aggregate consideration not to exceed $50.0 million, (xvi) any disposition of all or any part of the Capital Stock or business or assets of (a) Car Rental System do Brasil Locaão de Veículos Ltda or any successor in interest thereto or (b) any other Subsidiary engaged in, or Special Purpose Entity otherwise supporting or relating to, the business of leasing or renting Vehicles in Brazil, (xvii) the abandonment or other disposition of trademarks, copyrights, patents or other intellectual property that are, in the good faith determination of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its subsidiaries taken as a whole, (xviii) any HERC Disposition or (xix) any license, sublicense or other grant of right-of-use of any trademark, copyright, patent or other intellectual property, any lease or sublease of real or other property, or any disposition for Fair Market Value, to any Franchisee or any Franchise Special Purpose Entity.

        "Average Book Value" means, for any period, the amount equal to (x) the sum of the respective book values of Rental Car Vehicles of the Company and its Restricted Subsidiaries as of the end of each of the most recent thirteen fiscal months of the Company that have ended at or prior to the end of such period, divided by (y) 13.

        "Average Interest Rate" means, for any period, the amount equal to (x) the total interest expense of the Company and its Restricted Subsidiaries for such period (excluding any interest expense on any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Rental Car Vehicles and/or related rights and/or assets), divided by (y) the Average Principal Amount of Indebtedness of the Company and its Restricted Subsidiaries for such period (excluding any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Rental Car Vehicles and/or related rights and/or assets).

        "Average Principal Amount" means, for any period, the amount equal to (x) the sum of the respective aggregate outstanding principal amounts of the applicable Indebtedness as of the end of each of the most recent thirteen fiscal months of the Company that have ended at or prior to the end of such period, divided by (y) 13.

        "Bank Products Agreement" means any agreement pursuant to which a bank or other financial institution agrees to provide (a) treasury services, (b) credit card, merchant card, purchasing card or stored value card services (including, without limitation, the processing of payments and other administrative services with respect thereto), (c) cash management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, netting, overdraft, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking products or services as may be requested by any Restricted Subsidiary (other than letters of credit and other than loans and advances except indebtedness arising from services described in clauses (a) through (c) of this definition).

        "Bank Products Obligations" of any Person means the obligations of such Person pursuant to any Bank Products Agreement.

        "Board of Directors" means, for any Person, the board of directors or other governing body of such Person or, if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body. Unless otherwise provided, "Board of Directors" means the Board of Directors of the Company.

        "Borrowing Base" means the sum of (1) 60% of the book value of Inventory (excluding Equipment) of the Company and its Domestic Subsidiaries, (2) 85% of the book value of Receivables of the Company and its Domestic Subsidiaries, (3) 90% of the book value of Equipment of the Company and its Domestic Subsidiaries and (4) cash, Cash Equivalents, Investment Grade Securities and Temporary Cash Investments of the Company and its Domestic Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith). The Borrowing Base, as of any date of determination, shall not include Inventory and Equipment the acquisition of which shall have been financed or refinanced by the Incurrence of Purchase Money Obligations pursuant to clause (b)(iv) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," to the extent such Purchase Money Obligations (or any Refinancing Indebtedness in respect thereof) shall then remain outstanding pursuant to such clause (on a pro forma basis after giving effect to any Incurrence of Indebtedness and the application of proceeds therefrom).

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office).

        "Capital Stock" of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

        "Captive Insurance Subsidiary" means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).

        "Carlyle" means TC Group L.L.C. (which operates under the trade name The Carlyle Group).

        "Carlyle Investors" means, collectively, (i) Carlyle Partners IV, L.P., a Delaware limited partnership, or any successor thereto, (ii) CEP II Participations S.à r.l., a Luxembourg limited liability company, or any successor thereto, (iii) CP IV Co-investment, L.P., a Delaware limited partnership, or any successor thereto, (iv) CEP II U.S. Investments, L.P., a Delaware limited partnership, or any successor thereto, (v) CMC-Hertz Partners, L.P., a Delaware limited partnership, or any successor thereto, (vi) any Affiliate of any thereof, and (vii) any successor in interest to any thereof.

        "Cash Equivalents" means any of the following: (a) money, (b) securities issued or fully guaranteed or insured by the United States of America or Canada or a member state of the European Union or any agency or instrumentality of any thereof, (c) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under a Senior Credit Agreement or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (f) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended, (g) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors, and (h) solely with respect to any Captive Insurance Subsidiary, any investment that person is permitted to make in accordance with applicable law.

        "CDR" means Clayton, Dubilier & Rice, LLC and any successor in interest thereto, and any successor to its investment management business.

        "CDR Investors" means, collectively, (i) Clayton, Dubilier & Rice Fund VII, L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (ii) CDR CCMG Co-Investor L.P., a

Cayman Islands exempted limited partnership, or any successor thereto, (iii) CD&R Parallel Fund VII, L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (iv) any Affiliate of any thereof, and (v) any successor in interest to any thereof.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commodities Agreement" means, in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

        "Company" means The Hertz Corporation, a Delaware corporation, and any successor in interest thereto.

        "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters, in each of the foregoing clauses (i) and (ii), determined for any fiscal quarter (or portion thereof) ending prior to the date of the Merger, on a pro forma basis to give effect to the Merger as if it had occurred at the beginning of such four-quarter period, provided, that

  (1)
  if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

  (2)
  if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a "Discharge") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

  (3)
  if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

  (4)
  if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

  (5)
  if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period, provided, that (in the event that the Company shall classify Indebtedness Incurred on the date of determination as Incurred in part under paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Indebtedness" and in part under paragraph (b) of such covenant, as provided in paragraph (c)(iii) of such covenant) any such pro forma calculation of Consolidated Interest Expense shall not give effect to any such Incurrence of Indebtedness on the date of determination pursuant to such paragraph (b) or to any Discharge of Indebtedness from the proceeds of any such Incurrence pursuant to such paragraph (b).

        For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus (x) the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense and any Special Purpose Financing Fees, (iii) depreciation (excluding Consolidated Vehicle Depreciation), amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other noncash charges or noncash losses, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by the 2020 and 2022 Indenture (whether or not consummated or incurred, and including any offering or sale of Capital Stock to the extent the proceeds thereof were intended to be contributed to the equity capital of the Company or its Restricted Subsidiaries), (v) the amount of any minority interest expense and (vi) any management, monitoring, consulting and advisory fees and related expenses paid to any of Carlyle, CDR or ML and their respective Affiliates plus (y) the amount of net cost savings projected by the Company in good faith to be realized as the result of actions taken or to be taken on or prior to the date that is 24 months after the Effective Date, or 24 months after the consummation of any operational change, respectively (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions (provided that the aggregate amount of such net cost savings included in Consolidated EBITDA pursuant to this clause (y) for any four consecutive quarter period shall not exceed 10% of Consolidated EBITDA for such period (calculated after giving effect to any adjustment pursuant to this clause (y))) (which adjustments shall not be duplicative of pro forma adjustments made pursuant to the definition of "Consolidated Coverage Ratio" or "Consolidated Secured Leverage Ratio").

        "Consolidated Interest Expense" means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (d) noncash interest expense, (e) the interest portion of any deferred payment obligation and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, (x) Consolidated Vehicle Interest Expense and (y) amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP (to the extent applicable, in the case of Consolidated Vehicle Interest Expense); provided, that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, that there shall not be included in such Consolidated Net Income:

  (i)
  any net income (loss) of any Person if such Person is not the Company or a Restricted Subsidiary, except that (A) the Company's or any Restricted Subsidiary's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the

    Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below) and (B) the Company's or any Restricted Subsidiary's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,

  (ii)
  solely for purposes of determining the amount available for Restricted Payment under clause (a)(3)(A) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments," any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Notes or the 2020 and 2022 Indenture and (z) restrictions in effect on the Effective Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Effective Date as determined by the Company in good faith), except that (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

  (iii)
  (x) any gain or loss realized upon the sale, abandonment or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by the Company) and (y) any gain or loss realized upon the disposal, abandonment or discontinuation of operations of the Company or any Restricted Subsidiary, and any income (loss) from disposed, abandoned or discontinued operations, including in each case any closure of any branch,

  (iv)
  any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with the Transactions and any acquisition, merger or consolidation after the Issue Date),

  (v)
  the cumulative effect of a change in accounting principles,

  (vi)
  all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments,

  (vii)
  any unrealized gains or losses in respect of Hedge Agreements,

  (viii)
  any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,

  (ix)
  any noncash compensation charge arising from any grant of stock, stock options or other equity based awards,

  (x)
  to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the

    Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary, and

  (xi)
  any noncash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other noncash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments).

        In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (iv) above in any determination thereof, the Company will deliver an Officer's Certificate to the Trustee promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge. Notwithstanding the foregoing, for the purpose of clause (a)(3)(A) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments consisting of Restricted Payments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Company to increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(C) or (D) thereof.

        "Consolidated Quarterly Tangible Assets" means, as of any date of determination, the total assets less the sum of the goodwill, net, and other intangible assets, net, in each case reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of any fiscal quarter of the Company for which such a balance sheet is available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

        "Consolidated Secured Indebtedness" means, as of any date of determination, an amount equal to (a) the Consolidated Total Indebtedness as of such date that in each case is then secured by Liens on property or assets of the Company and its Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby) minus (b) cash, Cash Equivalents, Investment Grade Securities and Temporary Cash Investments held by the Company and its Restricted Subsidiaries as of the end of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available.

        "Consolidated Secured Leverage Ratio" means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available, in each of the foregoing clauses (x) and (y), determined for any fiscal quarter (or portion thereof) ending prior to the date of the Merger, on a pro forma basis to give effect to the Merger as if it had occurred at the beginning of such four-quarter period, provided, that:

  (1)
  if since the beginning of such period the Company or any Restricted Subsidiary shall have made a Sale, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

  (2)
  if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

  (3)
  if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period, provided, that (in the event that the Company shall classify Indebtedness Incurred on the date of determination as secured in part pursuant to clause (s) of the "Permitted Liens" definition and in part pursuant to one or more other clauses of such definition, as provided in clause (z) of the final paragraph of such definition) any calculation of Consolidated Secured Indebtedness shall not include any such Indebtedness (and shall not give effect to any Discharge of Consolidated Secured Indebtedness from the proceeds thereof) to the extent secured pursuant to any such other clause of such definition.

        For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company.

        "Consolidated Tangible Assets" means, as of any date of determination, the amount equal to (x) the sum of Consolidated Quarterly Tangible Assets as at the end of each of the most recently ended four fiscal quarters of the Company for which a calculation thereof is available, divided by (y) four; provided that for purposes of paragraph (b) of the covenant described in "—Certain Covenants—Limitation on Indebtedness," paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments," the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" and the definitions of "Permitted Investment" and "Permitted Liens," Consolidated Tangible Assets shall not be less than $14,426.0 million.

        "Consolidated Total Indebtedness" means, as of any date of determination, an amount equal to (1) the aggregate principal amount of outstanding Indebtedness of the Company and its Restricted Subsidiaries (other than Notes) as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit); Capitalized Lease Obligations; debt obligations evidenced by bonds, debentures, notes or similar instruments; Disqualified Stock; and (in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor) Preferred Stock, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations), minus (2) the amount of such Indebtedness consisting of Indebtedness of a type referred to in, or Incurred pursuant to, clause (b)(ix) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," to the extent not Incurred to finance or refinance the acquisition of Rental Car Vehicles, and minus (3) the Consolidated Vehicle Indebtedness as of such date.

        "Consolidated Vehicle Depreciation" means, for any period, depreciation on all Rental Car Vehicles (after adjustments thereto), to the extent deducted in calculating Consolidated Net Income for such period.

        "Consolidated Vehicle Indebtedness" means, as of any date of determination, the amount equal to either (a) the sum of (x) the aggregate principal amount of then outstanding Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Rental Car Vehicles and/or related rights and/or assets plus (y) the aggregate principal amount of other then outstanding Indebtedness of the Company and its Restricted Subsidiaries that is attributable to the financing or refinancing of Rental Car Vehicles and/or related rights and/or assets, as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company (which determination shall be conclusive) or, at the Company's option, (b) 90% of the book value of Rental Car Vehicles of the Company and its Restricted Subsidiaries (such book value being determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, on a pro forma basis including (x) any Rental Car Vehicles acquired by the Company or any Restricted Subsidiary since the end of such fiscal month and (y) in the case of any determination relating to any Incurrence of Indebtedness, any Rental Car Vehicles being acquired by the Company or any Restricted Subsidiary in connection therewith).

        "Consolidated Vehicle Interest Expense" means, for any period, the sum of (a) the aggregate interest expense for such period on any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Rental Car Vehicles and/or related rights and/or assets plus (b) either (x) the aggregate interest expense for such period on other Indebtedness of the Company and its Restricted Subsidiaries that is attributable to the financing or refinancing of Rental Car Vehicles and/or any related rights and/or assets, as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company (which determination shall be conclusive) or, at the Company's option, (y) an amount of the total interest expense of the Company and its Restricted Subsidiaries for such period equal to (i) the Average Interest Rate for such period multiplied by (ii) the amount equal to (1) 90% of the Average Book Value for such period of Rental Car Vehicles of the Company and its Restricted Subsidiaries minus (2) the Average Principal Amount for such period of any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Rental Car Vehicles and/or related rights and/or assets.

        "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

        "Contribution Amounts" means the aggregate amount of capital contributions applied by the Company to permit the Incurrence of Contribution Indebtedness pursuant to clause (b)(xii) of the covenant described under "—Certain Covenants—Limitation on Indebtedness."

        "Contribution Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company or such Restricted Subsidiary after the Issue Date (whether through the issuance or sale of Capital Stock or otherwise); provided that such Contribution Indebtedness (a) is incurred within 180 days after the making of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officer's Certificate on the date of Incurrence thereof.

        "Credit Facilities" means one or more of (i) the Senior Term Facility, (ii) the Senior ABL Facility, and (iii) any other facilities or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables or fleet financings (including without limitation through the sale of receivables or fleet assets to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or fleet assets or the creation of any Liens in respect of such receivables or fleet assets in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

        "Credit Facility Indebtedness" means any and all amounts, whether outstanding on the Effective Date or thereafter incurred, payable under or in respect of any Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

        "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

        "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation.

        "Designated Senior Indebtedness" means with respect to a Person (i) the Credit Facility Indebtedness under or in respect of the Senior Credit Facilities and (ii) any other Senior Indebtedness of such Person that, at the date of determination, has an aggregate principal amount equal to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in an agreement or instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the 2020 and 2022 Indenture.

        "Disinterested Directors" means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Company, or one or more members of the Board of Directors of a Parent, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member's holding Capital Stock of the Company or any Parent or any options, warrants or other rights in respect of such Capital Stock.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or "asset sale" or "asset disposition") (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or "asset sale" or "asset disposition"), in whole or in part, in each case on or prior to the final Stated Maturity of the Notes; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Company or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

        "Dollar Thrifty" means Dollar Thrifty Automotive Group, Inc., a Delaware corporation.

        "Dollars" or "$" means dollars in lawful currency of the United States of America.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

        "Effective Date" means the Escrow Release Date.

        "Equipment" means (a) any Vehicles and (b) any equipment owned by or leased to the Company or any of its Subsidiaries that is revenue earning equipment, or is classified as "revenue earning equipment" in the consolidated financial statements of the Company, including any such equipment consisting of (i) construction, industrial, commercial and office equipment, (ii) earthmoving, material handling, compaction, aerial and electrical equipment, (iii) air compressors, pumps and small tools, and (iv) other personal property.

        "Escrow Release Date" means November 19, 2012, which is the date on which Wells Fargo Bank, National Association, as escrow agent, released certain funds, including the gross proceeds of the initial offering of the 2020 Notes and 2022 Notes, which were held in escrow pending satisfaction of certain conditions, including the substantially concurrent consummation of the Tender Offer, to or at the order of Newco.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Contribution" means Net Cash Proceeds, or the Fair Market Value of property or assets, received by the Company as capital contributions to the Company after December 21, 2005, or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Company and not previously included in the calculation set forth in clause (a)(3)(B)(x) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" for purposes of determining whether a Restricted Payment may be made.

        "Fair Market Value" means, with respect to any asset or property, the fair market value of such asset or property as determined in good faith by the Company, whose determination will be conclusive.

        "Financing Disposition" means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets by the Company or any Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the Incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

        "Fixed GAAP Date" means December 21, 2005, provided that at any time after the Issue Date, the Company may by written notice to the Trustee elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

        "Fixed GAAP Terms" means (a) the definitions of the terms "Borrowing Base," "Capitalized Lease Obligation," "Consolidated Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest Expense," "Consolidated Net Income," "Consolidated Quarterly Tangible Assets," "Consolidated Secured Indebtedness," "Consolidated Secured Leverage Ratio," "Consolidated Tangible Assets," "Consolidated Total Indebtedness," "Consolidated Vehicle Depreciation," "Consolidated Vehicle Indebtedness," "Consolidated Vehicle Interest Expense," "Foreign Borrowing Base," "Inventory," and "Receivable," (b) all defined terms in the 2020 and 2022 Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of the 2020 and 2022 Indenture or the Notes that, at the Company's election, may be specified by the Company by written notice to the Trustee from time to time.

        "Foreign Borrowing Base" means the sum of (1) 60% of the book value of Inventory (excluding Equipment) of Foreign Subsidiaries, (2) 85% of the book value of Receivables of Foreign Subsidiaries, (3) 90% of the book value of Equipment of Foreign Subsidiaries and (4) cash, Cash Equivalents, Investment Grade Securities and Temporary Cash Investments of Foreign Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith). The Foreign Borrowing Base, as of any date of determination, shall not include Inventory and Equipment the acquisition of which shall have been financed or refinanced by the Incurrence of Purchase Money Obligations pursuant to clause (b)(iv) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," to the extent such Purchase Money Obligations (or any Refinancing Indebtedness in respect thereof) shall then remain outstanding pursuant to such clause (on a pro forma basis after giving effect to any Incurrence of Indebtedness and the application of proceeds therefrom).

        "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company that has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof) and other assets relating to an ownership interest in any such securities, Indebtedness, intellectual property or Subsidiaries.

        "Franchise Equipment" means (a) any Franchise Vehicles and (b) any equipment owned by or leased to any Franchisee that is revenue earning equipment, or is of a type that would be classified as "revenue earning equipment" in the consolidated financial statements of the Company, including any such equipment consisting of (i) construction, industrial, commercial and office equipment, (ii) earthmoving, material handling, compaction, aerial and electrical equipment, (iii) air compressors, pumps and small tools, and (iv) other personal property.

        "Franchise Financing Disposition" means any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets by the Company or any Subsidiary thereof to or in favor of any Franchise Special Purpose Entity, in connection with the Incurrence by a Franchise Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

        "Franchise Lease Obligation" means any Capitalized Lease Obligation, and any other lease, of any Franchisee relating to any property used, occupied or held for use or occupation by any Franchisee in connection with any of its Franchise Equipment operations.

        "Franchise Rental Car Vehicles" means all passenger Franchise Vehicles owned by or leased to any Franchisee or any Franchise Special Purpose Entity that are or have been offered for lease or rental by any Franchisee in its car rental operations, including any such Franchise Vehicles being held for sale.

        "Franchise SPE Fleet Amount" as of any date of determination means, with respect to any Indebtedness or Investment, an amount equal to 90% of the aggregate book value of Franchise Rental Car Vehicles and/or other Franchise Equipment of any Franchise Special Purpose Entity (such book value being determined as of the end of the most recently ended fiscal month of such Franchise Special Purpose Entity for which internal financial statements (or other requisite borrowing base or financial information) are available to the Company, and (at the Company's option) on a pro forma basis including any Franchise Rental Car Vehicles and/or other Franchise Equipment acquired by such Franchise Special Purpose Entity since the end of such fiscal month or being acquired by such Franchise Special Purpose Entity in connection with its Incurrence of such Indebtedness or the making of such Investment).

        "Franchise Special Purpose Entity" means any Person (a) that is engaged in the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets, and/or (ii) acquiring, selling, leasing, financing or refinancing Franchise Rental Car Vehicles and/or other Franchise Equipment, and/or related rights (including under leases, manufacturer warranties and buy-back programs, and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets), and (b) is designated as a "Franchise Special Purpose Entity" by the Company.

        "Franchise Vehicle Indebtedness" as of any date of determination means (a) Indebtedness of any Franchise Special Purpose Entity directly or indirectly Incurred to finance or refinance the acquisition of, or secured by, Franchise Rental Car Vehicles and/or other Franchise Equipment and/or related rights and/or assets, in an aggregate principal amount (as to such Franchise Special Purpose Entity, and taken together with the aggregate amount of Investments then outstanding pursuant to clause (xix)(1) of the definition of "Permitted Investments") not exceeding the Franchise SPE Fleet Amount, (b) Indebtedness of any Franchisee or any Affiliate thereof that is attributable to the financing or refinancing of Franchise Rental Car Vehicles and/or other Franchise Equipment and/or related rights and/or assets, as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company (which determination shall be conclusive), in an aggregate principal amount (as to such Franchisee and all Affiliates thereof, and taken together with the aggregate amount of Investments then outstanding pursuant to clause (xix)(2) of the definition of "Permitted Investments") not exceeding the Franchisee Asset Value Amount and (c) Indebtedness of any Franchisee in an aggregate principal amount (as to all such Franchisees, and taken together with the aggregate amount of Investments then outstanding pursuant to clause (xix)(3) of the definition of "Permitted Investments") not exceeding the Franchisee Revenue Amount.

        "Franchise Vehicles" means vehicles owned or operated by, or leased or rented to or by, any Franchisee, including automobiles, trucks, tractors, trailers, vans, sport utility vehicles, buses, campers, motor homes, motorcycles and other motor vehicles.

        "Franchisee" means any Person that is a franchisee of the Company or any of its Subsidiaries (or of any other Franchisee), or any Affiliate of such Person.

        "Franchisee Asset Value Amount" as of any date of determination means, with respect to any Indebtedness or Investment, an amount equal to 80% of the aggregate fair market value of Franchise Rental Car Vehicles and/or other Franchise Equipment of any Franchisee or any Affiliate (such fair market value being as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company (which determination shall be conclusive) as of the end of the most recently ended fiscal month of the Company for which internal consolidated financial statements of the Company are available, and (at the Company's option) on a pro forma basis including any Franchise Rental Car Vehicles and/or other Franchise Equipment acquired by such Franchisee or any Affiliate thereof since the end of such fiscal month or being acquired by such Franchisee or any Affiliate thereof in connection with its Incurrence of such Indebtedness or the making of such Investment).

        "Franchisee Revenue Amount" as of any date of determination means, with respect to any Indebtedness or Investment, an amount equal to 10% of the aggregate revenues of all Franchisees for the period of the most recent four consecutive fiscal quarters ending prior to such date for which consolidated financial statements of the Company are available (such amount being as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company, which determination shall be conclusive).

        "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of the 2020 and 2022 Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following: If at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of the 2020 and 2022 Indenture) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in the 2020 and 2022 Indenture shall be computed in conformity with GAAP.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor Subordinated Obligations" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Effective Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

        "Hedge Agreements" means, collectively, Interest Rate Agreements, Currency Agreements and Commodities Agreements.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

        "HERC" means Hertz Equipment Rental Corporation, a Delaware corporation, and any successor in interest thereto, and any of the Company's other Subsidiaries and successors in interest thereto to the extent any of such Subsidiaries form part of the HERC Business.

        "HERC Assets" means the assets of HERC that relate to or form part of the HERC Business.

        "HERC Business" means the industrial, construction and material handling equipment rental business of the Company and its Subsidiaries including, without limitation, the business of renting earthmoving equipment, material handling equipment, aerial and electrical equipment, air compressors, generators, pumps, small tools, compaction equipment and construction related trucks and the selling of new equipment and consumables.

        "HERC Disposition" means (i) any sale or other disposition of Capital Stock of HERC (whether by issuance or sale of Capital Stock, merger, or otherwise) or any Subsidiary thereof to one or more Persons (other than the Company or a Restricted Subsidiary) in any transaction or series of related transactions following the consummation of which HERC or such Subsidiary is no longer a Restricted Subsidiary of the Company (excluding any HERC Offering) or (ii) any sale or other disposition of all or substantially all of the assets of HERC and/or one or more of its Subsidiaries to one or more Persons (other than the Company or a Restricted Subsidiary) in any transaction or series of related transactions.

        "HERC Offering" means a public offering of Capital Stock of HERC pursuant to a registration statement filed with the SEC.

        "Hertz Investors" means Hertz Investors, Inc., a Delaware corporation, and any successor in interest thereto.

        "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Note Register.

        "Holding" means Hertz Global Holdings, Inc., a Delaware corporation, and any successor in interest thereto.

        "IFRS" means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

        "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms "Incurs," "Incurred" and "Incurrence" shall have a correlative meaning; provided, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (i)
  the principal of indebtedness of such Person for borrowed money,

  (ii)
  the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

  (iii)
  all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers' acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

  (iv)
  all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

  (v)
  all Capitalized Lease Obligations of such Person,

  (vi)
  the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Company),

  (vii)
  all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons,

  (viii)
  all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person, and

  (ix)
  to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

        The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the 2020 and 2022 Indenture, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

        "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

        "Inventory" means goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

        "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, consultants, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market

Value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value (as determined in good faith by the Company) at the time of such transfer. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments."

        "Investment Grade Rating" means a rating of Baa3 or better by Moody's and BBB- or better by S&P (or, in either case, the equivalent of such rating by such organization), or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with a rating of Baa3 or better by Moody's or BBB- or better by S&P (or, in either case, the equivalent of such rating by such organization) or an equivalent rating by any other Rating Agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investors" means (i) the CDR Investors, Carlyle Investors and Merrill Lynch Investors, (ii) any Person that acquired Voting Stock of Holding on or prior to December 21, 2005, and any Affiliate of such Person, and (iii) any of their respective successors in interest.

        "Issue Date" means October 16, 2012, the first date on which Notes were issued.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "LKE Account" means any deposit, trust, investment or similar account maintained by, for the benefit of, or under the control of the "qualified intermediary" in connection with an LKE Program.

        "LKE Program" means any "like-kind-exchange program" with respect to certain of the Equipment and/or Vehicles of the Parent Borrower and its Subsidiaries, under which such Equipment and/or Vehicles will be Disposed from time to time and proceeds of such Dispositions will be held in an LKE Account and used to acquire replacement Equipment and/or Vehicles and/or repay indebtedness secured by such Equipment and/or Vehicles, in a series of transactions intended to qualify as a "like-kind-exchange" within the meaning of the Code.

        "Management Advances" means (1) loans or advances made to directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business, (y) in respect of moving related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $15.0 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under the covenant described under "—Certain Covenants—Limitation on Indebtedness."

        "Management Agreements" means, collectively, (i) the Stock Subscription Agreements, each dated as of December 21, 2005, between Holding and each of the Investors party thereto, (ii) the Consulting Agreements, each dated as of December 21, 2005, among Holding and The Hertz Corporation and each of CDR, TC Group IV, L.L.C. and Merrill Lynch Global Partners, Inc., or Affiliates thereof, respectively, (iii) the Indemnification Agreements, each dated as of December 21, 2005, among Holding and The Hertz Corporation and each of (a) CDR and each CDR Investor, (b) TC Group IV, L.L.C. and each Carlyle Investor and (c) ML and each Merrill Lynch Investor, or Affiliates thereof, respectively, (iv) the Registration Rights Agreement, dated as of December 21, 2005, among Holding and the Investors party thereto and any other Person party thereto from time to time, (v) the Stockholders Agreement, dated as of December 21, 2005, by and among Holding and the Investors party thereto and any other Person party thereto from time to time, and (vi) the Stock Subscription Agreements, each dated May 19, 2009, between Holding and each of Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P., Carlyle Partners IV, L.P., and CP IV Coinvestment, L.P., in each case in clauses (i) through (vi) as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the 2020 and 2022 Indenture.

        "Management Guarantees" means guarantees (x) of up to an aggregate principal amount outstanding at any time of $20.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $15.0 million in the aggregate outstanding at any time.

        "Management Investors" means the officers, directors, employees and other members of the management of any Parent, the Company or any of their respective Subsidiaries, or family members or relatives thereof (provided that, solely for purposes of the definition of "Permitted Holders," such relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Company, which determination shall be conclusive), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or any Parent.

        "Management Stock" means Capital Stock of the Company or any Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

        "Merger" means the merger of Merger Sub with and into Dollar Thrifty.

        "Merger Agreement" means that certain Agreement and Plan of Merger (together with the schedules delivered in connection therewith) dated as of August 26, 2012, by and among Holding, Merger Sub, and Dollar Thrifty, as such agreement may be amended, supplemented, waived or otherwise modified from time to time.

        "Merger Sub" means HDTMS, Inc., a Delaware corporation, and any successor in interest thereto.

        "Merrill Lynch Investors" means, collectively, (i) ML Global Private Equity Fund, L.P., a Cayman Islands exempted limited partnership, or any successor thereto, (ii) Merrill Lynch Ventures L.P. 2001, a Delaware limited partnership, or any successor thereto, (iii) CMC-Hertz Partners, L.P., a Delaware limited partnership, or any successor thereto, (iv) ML Hertz Co-Investor, L.P., a Delaware limited partnership, or any successor thereto, (v) any Affiliate of any thereof, and (vi) any successor in interest to any thereof.

        "ML" means Merrill Lynch Global Private Equity, Inc. (formerly known as Merrill Lynch Global Partners, Inc.), or any successor thereto.

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "Net Available Cash" from an Asset Disposition means an amount equal to the cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock"), (ii) all payments made, and all installment payments required to be made, on any Indebtedness (x) that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or (y) that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, including but not limited to any payments required to be made to increase borrowing availability under any revolving credit facility, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition, (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained, indemnified or insured by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition, and (v) the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Company or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by the Company or any Restricted Subsidiary, in either case in respect of such Asset Disposition.

        "Net Cash Proceeds" means, with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

        "Newco" means HDTFS, Inc., a Delaware corporation and wholly-owned Subsidiary of the Company.

        "Non-Recourse Indebtedness" means Indebtedness of HERC:

  (a)
  as to which neither the Company nor any of its Restricted Subsidiaries (other than HERC and its Subsidiaries) (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, Lien, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

  (b)
  no default with respect to which would permit, upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than Indebtedness outstanding on, or otherwise committed as of, Effective Date) to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

  (c)
  the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries (other than HERC and its Subsidiaries and Capital Stock of HERC or any of its Subsidiaries).

        "Obligations" means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

        "Offering Memorandum" means the confidential Offering Memorandum of Newco, dated October 1, 2012, relating to the offering of the initial 2020 Notes and 2022 Notes.

        "Officer" means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an "Officer" for the purposes of the 2020 and 2022 Indenture by the Board of Directors).

        "Officer's Certificate" means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Parent" means any of Holding, Hertz Investors and any Other Parent and any other Person that is a Subsidiary of Holding, Hertz Investors or any Other Parent and of which the Company is a Subsidiary. As used herein, "Other Parent" means a Person of which the Company becomes a Subsidiary after the Issue Date, provided that either (x) immediately after the Company first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of a Parent of the Company immediately prior to the Company first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Company first becoming a Subsidiary of such Person.

        "Parent Expenses" means (i) costs (including all professional fees and expenses) incurred by any Parent in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, the 2020 and 2022 Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the Company or any Subsidiary thereof, (iii) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with or for the benefit of any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (iv) other administrative and operational expenses of any Parent incurred in the ordinary course of business, and (v) fees and expenses incurred by any Parent in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

        "Permitted Holder" means any of the following: (i) any of the Investors; (ii) any of the Management Investors, CDR, Carlyle, ML and their respective Affiliates; (iii) any investment fund or vehicle managed, sponsored or advised by CDR, Carlyle, ML or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (iv) any limited or general partners of, or other investors in, any CDR Investor, Carlyle Investor or Merrill Lynch Investor or any Affiliate thereof, or any such investment fund or vehicle; and (v) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Company. In addition, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the 2020 and 2022 Indenture, together with its Affiliates, shall thereafter constitute Permitted Holders.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

  (i)
  a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary);

  (ii)
  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary (and, in each case, any Investment held by such other Person that was not acquired by such Person in contemplation of such merger, consolidation or transfer);

  (iii)
  Temporary Cash Investments, Investment Grade Securities or Cash Equivalents;

  (iv)
  receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

  (v)
  any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock";

  (vi)
  securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

  (vii)
  Investments in existence or made pursuant to legally binding written commitments in existence on the Effective Date;

  (viii)
  Hedge Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness";

  (ix)
  pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under the covenant described under "—Certain Covenants—Limitation on Liens";

  (x)
  (1) Investments in or by any Special Purpose Subsidiary, or in connection with a Financing Disposition by or to or in favor of any Special Purpose Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Company, or any Parent, provided that if such Parent receives cash from the relevant Special Purpose Entity in exchange for such note, an equal cash amount is contributed by any Parent to the Company;

  (xi)
  bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

  (xii)
  Notes;

  (xiii)
  any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), or Capital Stock of any Parent, as consideration;

  (xiv)
  Management Advances;

  (xv)
  Investments consisting of, or arising out of or related to, Vehicle Rental Concession Rights, including any Investments referred to in the definition of the term "Vehicle Rental Concession Rights," and any Investments in Franchisees arising as a result of the Company or any Restricted Subsidiary being party to any Vehicle Rental Concession or any related agreement jointly with any Franchisee, or leasing or subleasing any part of a Public Facility or other property to any Franchisee, or guaranteeing any obligation of any Franchisee in respect of any Vehicle Rental Concession or any related agreement;

  (xvi)
  Investments in Related Businesses in an aggregate amount outstanding at any time not to exceed 3% of Consolidated Tangible Assets;

  (xvii)
  any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Transactions with Affiliates" (except transactions described in clauses (i), (v) and (vi) of such paragraph), including any Investment pursuant to any transaction described in clause (ii) of such paragraph (whether or not any Person party thereto is at any time an Affiliate of the Company);

  (xviii)
  other Investments in an aggregate amount outstanding at any time not to exceed 1.0% of Consolidated Tangible Assets;

  (xix)
  (1) Investments in Franchise Special Purpose Entities directly or indirectly to finance or refinance the acquisition of Franchise Rental Car Vehicles and/or other Franchise Equipment and/or related rights and/or assets, in an aggregate amount outstanding at any time (as to all such Franchise Special Purpose Entities, and taken together with the then outstanding aggregate principal amount of Indebtedness classified by the Company under clause (a) of the definition of "Franchise Vehicle Indebtedness") not exceeding the Franchise SPE Fleet

    Amount, (2) Investments in Franchisees attributable to the financing or refinancing of Franchise Rental Car Vehicles and/or other Franchise Equipment and/or related rights and/or assets, as determined in good faith by the Chief Financial Officer or an authorized Officer of the Company (which determination shall be conclusive), in an aggregate amount outstanding at any time (as to all such Franchisees, and taken together with the then outstanding aggregate principal amount of Indebtedness classified by the Company under clause (b) of the definition of "Franchise Vehicle Indebtedness") not exceeding the Franchisee Asset Value Amount, (3) Investments in Franchisees in an aggregate amount outstanding at any time (as to all such Franchisees, and taken together with the then outstanding aggregate principal amount of Indebtedness classified by the Company under clause (c) of the definition of "Franchise Vehicle Indebtedness") not exceeding the Franchisee Revenue Amount, (4) Investments in Capital Stock of Franchisees and Franchise Special Purpose Entities (including pursuant to capital contributions), and (5) Investments in Franchisees arising as the result of Guarantees of Franchise Vehicle Indebtedness or Franchise Lease Obligations; and

  (xx)
  any Investment by any Captive Insurance Subsidiary in connection with the provision of insurance to the Company or any of its Subsidiaries, which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable.

        If any Investment pursuant to clause (xvi), (xviii) or (xix) above, or clause (b)(vii) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments," as applicable, is made in any Person that is not a Restricted Subsidiary and such Person thereafter (A) becomes a Restricted Subsidiary or (B) is merged or consolidated into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary, then such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) above, respectively, and not clause (xvi), (xviii) or (xix) above, or clause (b)(vii) of the covenant described under "—Certain Covenants—Limitation on Restricted Payments," as applicable.

        "Permitted Liens" means:

  (a)
  Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

  (b)
  Liens with respect to outstanding motor vehicle fines and carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

  (c)
  pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

  (d)
  pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

  (e)
  easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

  (f)
  Liens existing on, or provided for under written arrangements existing on, the Effective Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Effective Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

  (g)
  (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

  (h)
  Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Hedging Obligations, Bank Products Obligations, Purchase Money Obligations, or Capitalized Lease Obligations Incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness";

  (i)
  Liens arising out of judgments, decrees, orders or awards in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

  (j)
  leases, subleases, licenses or sublicenses to or from third parties;

  (k)
  Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (A)(1) Indebtedness Incurred in compliance with clause (b)(i), (b)(iv), (b)(v), (b)(vii), (b)(viii), (b)(ix) or (b)(xi) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," or clause (b)(iii) thereof (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof), (2) Credit Facility Indebtedness Incurred in compliance with paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," (3) the Notes, (4) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, (5) Indebtedness or other obligations of any Special Purpose Entity or (6) obligations in respect of Management Advances or Management Guarantees; in each case under the foregoing clauses (1) through (6) including Liens securing any Guarantee of any thereof, or (B) Non-Recourse Indebtedness of HERC to the extent such Liens do not extend to property or assets other than HERC Assets;

  (l)
  Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate; provided further, that for purposes of this clause (l), if a Person other than the Company is the Successor Company with respect thereto, any Subsidiary thereof shall be deemed to become a Subsidiary of the Company, and any property or assets of such Person or any such Subsidiary shall be deemed acquired by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

  (m)
  Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

  (n)
  any encumbrance or restriction (including, but not limited to, pursuant to put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

  (o)
  Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

  (p)
  Liens (1) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (2) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (3) on receivables (including related rights), (4) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (5) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers), (6) in favor of the Company or any Subsidiary (other than Liens on property or assets of the Company or any Subsidiary Guarantor in favor of any Subsidiary that is not a Subsidiary Guarantor), (7) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (8) on inventory or goods and proceeds securing the obligations in respect of bankers' acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods, (9) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (10) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (11) arising in connection with repurchase agreements permitted under the covenant described under "—Certain Covenants—Limitation on Indebtedness," on assets that are the subject of such repurchase agreements, (12) in favor of any Special Purpose Entity in connection with any Financing Disposition or (13) in favor of any Franchise Special Purpose Entity in connection with any Franchise Financing Disposition;

  (q)
  Liens on or under, or arising out of or relating to, any Vehicle Rental Concession Rights;

  (r)
  other Liens securing obligations, which do not exceed 0.50% of Consolidated Tangible Assets at any time outstanding; and

  (s)
  Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Indebtedness Incurred in compliance with the covenant described under "—Certain Covenants—Limitation on Indebtedness," provided that on the date of the Incurrence of such Indebtedness after giving effect to such Incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the Incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause), the Consolidated Secured Leverage Ratio shall not exceed 4.0 to 1.0.

        For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of indebtedness secured by a Lien could be classified as secured in part pursuant to clause (s) above (giving effect to the Incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (s) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Public Facility" means (i) any airport; marine port; rail, subway, bus or other transit stop, station or terminal; stadium; convention center; or military camp, fort, post or base or (ii) any other facility owned or operated by any nation or government or political subdivision thereof, or agency, authority or other instrumentality of any thereof, or other entity exercising regulatory, administrative or other functions of or pertaining to government, or any organization of nations (including the United Nations, the European Union and the North Atlantic Treaty Organization).

        "Public Facility Operator" means a Person that grants or has the power to grant a Vehicle Rental Concession.

        "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise; provided that for purposes of clause (b)(iv) of the covenant described under "—Certain Covenants—Limitation on Indebtedness," Purchase Money Obligations shall not include Indebtedness to the extent Incurred to finance or refinance the direct acquisition of Inventory or Equipment (not acquired through the acquisition of Capital Stock of any Person owning property or assets, or through the acquisition of property or assets, that include Inventory or Equipment).

        "Rating Agency" means Moody's or S&P or, if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivable" means a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.

        "refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in the 2020 and 2022 Indenture shall have a correlative meaning.

        "Refinancing Credit Facility" means any syndicated Credit Facility under which the Company incurs Indebtedness to refinance all or any portion of its Indebtedness under the Senior Credit Facilities.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of the 2020 and 2022 Indenture or Incurred in compliance with the 2020 and 2022 Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the 2020 and 2022 Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the Notes), (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Company or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to the covenant described under "—Certain Covenants—Limitation on Indebtedness" or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

        "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the date of the 2020 and 2022 Indenture, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

        "Related Taxes" means any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed by any government or other taxing authority on payments made by any Parent other than to another Parent), required to be paid by any Parent by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company, any of its Subsidiaries or any Parent), or being a holding company parent of the Company, any of its Subsidiaries or any Parent or receiving dividends from or other distributions in respect of the Capital Stock of the Company, any of its Subsidiaries or any Parent, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company or any of its Subsidiaries is permitted to make payments to any Parent pursuant to the covenant described under "—Certain Covenants—

Limitation on Restricted Payments," or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Company or any Subsidiary thereof, or any other federal, state, foreign, provincial or local taxes measured by income for which any Parent is liable up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code) of which it were the common parent, or with respect to state and local taxes, the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated, combined, unitary or affiliated basis as if the Company had filed a consolidated, combined, unitary or affiliated return on behalf of an affiliated group (as defined in the applicable state or local tax laws for filing such return) consisting only of the Company and its Subsidiaries. Taxes include all interest, penalties and additions relating thereto.

        "Rental Car Vehicles" means all passenger Vehicles owned by or leased to the Company or a Restricted Subsidiary that are classified as "revenue earning equipment" in the consolidated financial statements of the Company and are or have been offered for lease or rental by any of the Company and its Restricted Subsidiaries in their car rental operations (and not, for the avoidance of doubt, in connection with any business or operations involving the leasing or renting of other types of Equipment), including any such Vehicles being held for sale.

        "Reorganization Assets" means HERC Assets and any assets sold, leased, transferred or otherwise disposed of to any Franchisee or any Franchise Special Purpose Entity.

        "Restricted Payment Transaction" means any Restricted Payment permitted pursuant to the covenant described under "—Certain Covenants—Limitation on Restricted Payments," any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term "Restricted Payment" (including pursuant to the exception contained in clause (i) and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition).

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "SEC" means the Securities and Exchange Commission.

        "Senior ABL Agreement" means the Credit Agreement, dated as of March 11, 2011, among HERC; the Company; the Canadian borrowers party thereto; Deutsche Bank AG New York Branch, as administrative agent and collateral agent; Deutsche Bank AG Canada Branch, as Canadian agent and Canadian collateral agent; Wells Fargo Bank, National Association, as co-collateral agent; Wells Fargo Bank, National Association, as syndication agent; Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank N.A., as co-documentation agents; the lenders party thereto from time to time; Wells Fargo Capital Finance, LLC and Deutsche Bank Securities Inc., as joint lead arrangers; Deutsche Bank Securities Inc., Barclays Capital, Citigroup Global Markets Inc., Credit Agricole Corporate and Investment Bank, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint bookrunning managers, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior ABL Agreement or other credit agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior ABL Agreement).

        "Senior ABL Facility" means the collective reference to the Senior ABL Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior ABL Agreement or one or more other credit agreements, indentures (including the 2020 and 2022 Indenture) or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior ABL Facility). Without limiting the generality of the foregoing, the term "Senior ABL Facility" shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company or HERC as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

        "Senior Credit Agreements" means, collectively, the Senior ABL Agreement and the Senior Term Agreement.

        "Senior Credit Facilities" means, collectively, the Senior ABL Facility and the Senior Term Facility.

        "Senior Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary other than, in the case of the Company, Subordinated Obligations and, in the case of any Subsidiary Guarantor, Guarantor Subordinated Obligations.

        "Senior Term Agreement" means the Credit Agreement, dated as of March 11, 2011, among the Company; any other borrowers party thereto from time to time; Deutsche Bank AG New York Branch, as administrative agent and collateral agent; Wells Fargo Bank, National Association, as syndication agent; the lenders party thereto from time to time; Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank N.A., as co-documentation agents; Deutsche Bank Securities Inc., Barclays Capital, Citigroup Global Markets Inc., Credit Agricole Corporate and Investment Bank, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunning managers, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (including pursuant to the Incremental Loan Amendment) (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Term Agreement or other credit agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Term Agreement).

        "Senior Term Facility" means the collective reference to the Senior Term Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Term Agreement or one or more other credit agreements, indentures (including the 2020 and 2022

Indenture) or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior Term Facility). Without limiting the generality of the foregoing, the term "Senior Term Facility" shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date.

        "Special Purpose Entity" means (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets, and/or (ii) acquiring, selling, leasing, financing or refinancing Vehicles and/or other Equipment, and/or related rights (including under leases, manufacturer warranties and buy-back programs, and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets).

        "Special Purpose Financing" means any financing or refinancing of assets consisting of or including Receivables, Vehicles and/or other Equipment of the Company or any Restricted Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition.

        "Special Purpose Financing Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing.

        "Special Purpose Financing Undertakings" means representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Company or any of its Restricted Subsidiaries that the Company determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes or (ii) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the Company or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Company or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

        "Special Purpose Subsidiary" means a Subsidiary of the Company that (a) is engaged solely in (x) the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and/or (ii) acquiring, selling, leasing, financing or refinancing Vehicles and/or other Equipment, and/or related rights (including under leases, manufacturer warranties and buy-back programs, and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and (y) any business or activities incidental or related to such business, and (b) is designated as a "Special Purpose Subsidiary" by the Company.

        "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Stated Maturity" means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

        "Subordinated Obligations" means any Indebtedness of the Company (whether outstanding on the date of the 2020 and 2022 Indenture or thereafter Incurred) that is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

        "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

        "Subsidiary Guarantee" means any guarantee of the Notes that may from time to time be entered into by a Restricted Subsidiary of the Company on or after the Effective Date pursuant to the covenant described under "—Certain Covenants—Future Subsidiary Guarantors."

        "Subsidiary Guarantor" means any Restricted Subsidiary of the Company that enters into a Subsidiary Guarantee.

        "Successor Company" shall have the meaning assigned thereto in clause (i) under "—Merger and Consolidation."

        "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of December 21, 2005, among the Company, Holding and Hertz Investors, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the 2020 and 2022 Indenture.

        "Temporary Cash Investments" means any of the following: (i) any investment in (x) direct obligations of the United States of America, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations Guaranteed by the United States of America or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than that of the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Preferred Stock (other than of the Company or any of its Subsidiaries) having a rating of "A" or higher by S&P or "A2" or higher by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their assets in securities of the type described in clauses (i) (vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar investments approved by the Board of Directors in the ordinary course of business.

        "Tender Offer" means the cash tender offer commenced by Merger Sub to acquire all the outstanding shares of common stock, par value $0.01 per share, of Dollar Thrifty. The Tender Offer shall be deemed to have been consummated upon the acceptance for payment by Merger Sub of all shares of Dollar Thrifty common stock, par value $0.01 per share, validly tendered (and not properly withdrawn) pursuant to the Tender Offer, which occurred on November 19, 2012. Such purchase consisted of shares of Dollar Thrifty tendered in the Tender Offer that (together with shares of Dollar Thrifty then owned by Holding, the Company or any of their respective Subsidiaries) represented at least a majority of the outstanding voting shares of Dollar Thrifty (calculated on a fully diluted basis).

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-7bbbb) as in effect on the date of the 2020 and 2022 Indenture, except as otherwise provided therein.

        "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

        "Transactions" means, collectively, any or all of the following (whether or not consummated): the entry into the Merger Agreement, the Tender Offer, the Merger, the entry into the 2020 and 2022 Indenture, the offer of the Notes, the issuance of the Notes, the merger of Newco with and into the Company, the assumption by the Company of all of the obligations of Newco under the 2020 and 2022 Indenture and the Notes, any asset disposition necessary or advisable (as determined by the Company in good faith) in order to consummate the acquisition of Dollar Thrifty, incurrence of any other Indebtedness in order to finance or refinance the Tender Offer and the Merger, refinancing of existing Indebtedness of Dollar Thrifty and its Subsidiaries (including by providing funds to Dollar Thrifty and/or any of its Subsidiaries for such purpose), provision of working capital to Dollar Thrifty and/or any of its Subsidiaries, in each case following the consummation of the Tender Offer and all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

        "Trustee" means the party named as such in the 2020 and 2022 Indenture until a successor replaces it and, thereafter, means the successor.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, that (A) such designation was made at or prior to the Effective Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (x) the Company could Incur at least $1.00 of additional Indebtedness under paragraph (a) in the covenant described under "—Certain Covenants—Limitation on Indebtedness" or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to paragraph (b) of the covenant described under "—Certain Covenants—Limitation on Indebtedness." Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officer's Certificate of the Company certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligation" means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

        "Vehicle Rental Concession" means any right, whether or not exclusive, to conduct a Vehicle rental business at a Public Facility, or to pick up or discharge persons or otherwise to possess or use all or part of a Public Facility in connection with such a business, and any related rights or interests.

        "Vehicle Rental Concession Rights" means any or all of the following: (a) any Vehicle Rental Concession, (b) any rights of the Company, any Restricted Subsidiary or any Franchisee under or relating to (i) any law, regulation, license, permit, request for proposals, invitation to bid, lease, agreement or understanding with a Public Facility Operator in connection with which a Vehicle Rental

Concession has been or may be granted to the Company, any Restricted Subsidiary or any Franchisee and (ii) any agreement with, or Investment or other interest or participation in, any Person, property or asset required (x) by any such law, ordinance, regulation, license, permit, request for proposals, invitation to bid, lease, agreement or understanding or (y) by any Public Facility Operator as a condition to obtaining or maintaining a Vehicle Rental Concession, and (c) any liabilities or obligations relating to or arising in connection with any of the foregoing.

        "Vehicles" means vehicles owned or operated by, or leased or rented to or by, the Company or any of its Subsidiaries, including automobiles, trucks, tractors, trailers, vans, sport utility vehicles, buses, campers, motor homes, motorcycles and other motor vehicles.

        "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

FORM, DENOMINATION, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES
FOR THE EXCHANGE NOTES

        The Exchange Notes will be issued only in fully registered form, without interest coupons, and will be issued only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The Exchange Notes will not be issued in bearer form.

The Global Notes

        The Exchange Notes will be issued in the form of one or more registered notes in global form, without interest coupons (the "Global Notes"). Upon issuance, the Global Notes will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

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  upon deposit of each Global Note with DTC's custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants; and

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  ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Notes).

        Each of Euroclear and Clearstream will appoint a DTC participant to act as its depositary for the interests in each Global Note that is held within DTC for the account of each settlement system on behalf of its participants.

        Beneficial interests in the Global Notes may not be exchanged for the applicable Exchange Notes in physical, certificated form except in the limited circumstances described below.

Exchanges Among the Global Notes

        Beneficial interests in one Global Note relating to any class of Exchange Notes may, in accordance with the applicable Indenture governing such Exchange Notes, be exchanged for interests in another Global Note relating to the same class of Exchange Notes. A beneficial interest in a Global Note relating to a class of Exchange Notes that is transferred to a person who takes delivery through another Global Note relating to the same class of Exchange Notes will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other Global Note.

Book-Entry Procedures for the Global Notes

        All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchaser or purchases, as the case may be, of the Notes are responsible for those operations or procedures.

        DTC has advised us that it is:

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  a limited purpose trust company organized under the laws of the State of New York;

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  a "banking organization" within the meaning of the New York State Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

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  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, banks and trust companies; clearing corporations; and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the corresponding class of Exchange Notes represented by that Global Note for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Note:

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  will not be entitled to have the corresponding class of Exchange Notes represented by the Global Note registered in their names;

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  will not receive or be entitled to receive physical, certificated Exchange Notes; and

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  will not be considered the owners or holders of the corresponding class of Exchange Notes under the applicable Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under such Indenture.

        As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of the corresponding class of Exchange Notes under the applicable Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to each respective class of Exchange Notes represented by the corresponding Global Note will be made by the Trustee to DTC's nominee as the registered holder of such Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

        Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC.

Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant that has an interest in a Global Note from a DTC participant will be credited on the Business Day (as defined above in "Description of the Exchange 2019 Notes" and "Description of the Exchange 2020 Notes and the Exchange 2022 Notes") for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the Business Day for Euroclear or Clearstream following the DTC settlement date.

        DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Exchange Notes

        Exchange Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Exchange Notes only if:

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  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Note(s) representing any class of Exchange Notes and a successor depositary is not appointed within 120 days;

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  DTC ceases to be registered as a "clearing agency" under the Exchange Act and a successor depositary is not appointed within 120 days;

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  we, at our option, notify the Trustee in writing that we elect to cause the issuance of any class of physical, certificated Exchange Notes; or

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  an Event of Default (as described above in "Description of the Exchange 2019 Notes" and "Description of the Exchange 2020 Notes and the Exchange 2022 Notes") with respect to any class of Exchange Notes shall have occurred and be continuing with respect to such class of Exchange Notes and the Trustee has received a written request from DTC to issue such class of Exchange Notes in certificated form.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

        The following is a general discussion of the material U.S. federal income tax considerations relating to the exchange of Notes for Exchange Notes pursuant to the exchange offers and to the ownership and disposition of the Exchange Notes. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change or to different interpretation, possibly with retroactive effect. This discussion only addresses tax considerations for beneficial owners that exchange Notes for Exchange Notes pursuant to the exchange offers and that hold Notes and Exchange Notes as capital assets. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below) in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks or other financial institutions, insurance companies, dealers in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the U.S., non-U.S. trusts and estates that have U.S. beneficiaries, partnerships or other pass-through entities (or investors therein), persons that hold the Notes or Exchange Notes as part of a straddle, hedge, conversion or other integrated transaction, U.S. Holders (as defined below) that have a "functional currency" other than the U.S. dollar, "controlled foreign corporations," or "passive foreign investment companies"). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations.

        This summary is for general information only and is not tax advice. This summary is not binding on the Internal Revenue Service ("IRS"). We have not sought, and will not seek, a ruling from the IRS with respect to any of the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements, or that a contrary position taken by the IRS would not be sustained by a court. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSIDERATIONS RELATING TO THE EXCHANGE, OWNERSHIP AND DISPOSITION OF THE NOTES AND EXCHANGE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

        As used in this discussion, the term "U.S. Holder" means a beneficial owner of a Note or Exchange Note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the U.S., (ii) a corporation (or other entity taxed as a corporation) created or organized under the laws of the U.S., any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (x) with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

        The term "Non-U.S. Holder" means a beneficial owner of a Note or Exchange Note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes. For purposes of this Material U.S. Federal Tax Considerations section only, the term "Holder" means a U.S. Holder or a Non-U.S. Holder (as those terms are defined herein).

        If an entity treated as a partnership for U.S. federal income tax purposes invests in a Note or Exchange Note, the tax treatment of a partner will depend in part upon the status and activities of the entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, exchange, ownership and disposition of the Notes and the Exchange Notes.

        In certain circumstances, we are required to make payments on the Exchange Notes in addition to stated interest and principal. In particular, we are required to pay 101% of the face amount of any Exchange Note purchased by us at the Holder's election after a change of control, as described above under the headings "Description of the Exchange 2019 Notes—Change of Control" and "Description of the Exchange 2020 Notes and the Exchange 2022 Notes—Change of Control." U.S. Treasury regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a Holder's income, gain or loss with respect to the Exchange Notes to be different from those described below. For purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. We intend to treat the possibility of our making any of the above payments as remote and/or to treat such payments as incidental. Accordingly, we do not intend to treat the Exchange Notes as contingent payment debt instruments. Our position will be binding on all Holders, except a Holder that discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the Exchange Notes were acquired by such Holder. However, our position is not binding on the IRS. If the IRS were to challenge our position, a Holder might be required to accrue ordinary income on the Exchange Notes in excess of stated interest and to treat as ordinary income, rather than capital gain, any gain recognized on the taxable disposition of the Exchange Notes before the resolution of the contingencies. In any event, if we actually make any such additional payment, the timing, amount and character of a Holder's income, gain or loss with respect to the Exchange Notes may be affected. The remainder of this discussion assumes that the Exchange Notes will not be treated as contingent payment debt instruments.

Exchange of Notes for Exchange Notes Pursuant to the Exchange Offers

        The exchange of a Note for an Exchange Note by a Holder pursuant to the exchange offers will not result in a taxable exchange to such Holder and the Notes and Exchange Notes will be treated as the same security for U.S. federal income tax purposes. Accordingly, the Exchange Notes will have the same tax attributes as the Notes exchanged therefor, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

U.S. Holders

  Stated Interest

        In general, stated interest payable on the Notes and Exchange Notes will be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes.

  Market Discount

        If a U.S. Holder acquires a Note or Exchange Note at a cost that is less than its principal amount, the amount of such difference is treated as "market discount" for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. U.S. Holders that have market discount on any Notes will carry over that market discount to the Exchange Notes received in the exchange offers and, absent the election discussed below, continue to accrue market discount on the same schedule. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, an Exchange Note as ordinary income to the extent of the accrued market discount that has not previously been included in income. In addition, a U.S. Holder may be required to defer, until the maturity or earlier taxable disposition of an Exchange Note with market discount, the deduction of all or a portion of any interest expense on any indebtedness incurred or maintained to acquire or carry such Exchange Note.

        In general, market discount will be considered to accrue ratably during the period from the acquisition date to the maturity date of such Exchange Note, unless the U.S. Holder makes an irrevocable election to accrue market discount under a constant yield method. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield method), in which case the interest deferral rule described above will not apply. This election will apply to all debt instruments acquired by the U.S. Holder in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors before making this election. Market discount currently included in income will be added to a U.S. Holder's tax basis in the Exchange Notes.

  Amortizable Bond Premium

        A U.S. Holder whose basis in a Note or Exchange Note immediately after its acquisition by such U.S. Holder exceeds all amounts payable on such Note or Exchange Note after such purchase (other than payments of qualified stated interest) will be considered as having purchased the Note or Exchange Note with "bond premium." U.S. Holders generally may elect to amortize bond premium over the remaining term of the Exchange Note, using a constant yield method, as an offset to interest income. U.S. Holders who acquired Notes with bond premium after the initial issuance will carryover that premium to the Exchange Notes acquired in the exchange offers, and an election with respect to the Notes to amortize bond premium will likewise carryover to the Exchange Notes. An electing U.S. Holder must reduce its tax basis in an Exchange Note by the amount of premium used to offset qualified stated interest income as set forth above. The election to amortize bond premium, once made, will apply to all debt instruments held or subsequently acquired by the U.S. Holder in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors before making this election. If an election to amortize bond premium is not made, a U.S. Holder must include all amounts of taxable interest in income without reduction for such premium, and may receive a tax benefit from the premium only in computing such U.S. Holder's gain or loss upon a taxable disposition of the Exchange Note.

  Sale, Exchange, Retirement or Other Taxable Disposition of the Exchange Notes

        Upon the sale, exchange, retirement or other taxable disposition of an Exchange Note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount realized on such sale, exchange, retirement or other disposition (other than any amount attributable to accrued interest, which, if not previously included in such U.S. Holder's income, will be taxable as ordinary interest income to such U.S. Holder) and (ii) such U.S. Holder's "adjusted tax basis" in such Exchange Note. A U.S. Holder's "adjusted tax basis" in an Exchange Note is generally the amount such U.S. Holder paid for the Note or Exchange Note, increased by the amount of accrued market discount (if current inclusion is elected, as described in more detail above) and decreased by any amortized bond premium and the aggregate amount of payments (other than stated interest) on such Note or Exchange Note to date. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held, or is deemed to have held, such Exchange Note for more than one year at the time of such disposition. Net long-term capital gain of certain non-corporate U.S. Holders is generally subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

  Information Reporting and Backup Withholding

        Information reporting generally will apply to a U.S. Holder with respect to payments of interest on, or proceeds from the sale, exchange, retirement or other taxable disposition of, an Exchange Note, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payments or proceeds to a U.S. Holder that are subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9 or suitable substitute form) to the applicable withholding agent certifying that, among other things, its taxpayer identification number (which for an individual would be such individual's Social Security number) is correct, or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder's U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

  Recent Legislation Relating to Net Investment Income

        For taxable years beginning after December 31, 2012, recently-enacted legislation imposes a 3.8% tax on the "net investment income" of certain U.S. individuals and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally includes interest income and certain net gain from the disposition of investment property. U.S. Holders should consult their own tax advisors with respect to the tax consequences of the rules described above.

Non-U.S. Holders

        Subject to the discussion below concerning backup withholding:

  (a)
  payments of interest and premium with respect to an Exchange Note owned by a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax; provided that (i) such amounts are not effectively connected with the conduct of a trade or business in the U.S. by such Non-U.S. Holder; (ii) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (iii) such Non-U.S. Holder is not a controlled foreign corporation described in section 957(a) of the Code that is related to us through stock ownership; (iv) such Non-U.S. Holder is not a bank whose receipt of such amounts is described in section 881(c)(3)(A) of the Code; and (v) the certification requirements described below are satisfied; and

  (b)
  a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, retirement or other taxable disposition of an Exchange Note, unless (i) such gain is effectively connected with the conduct of a trade or business in the U.S. by such Non-U.S. Holder or (ii) such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of such disposition and certain other conditions are met (in which case, such gain, net of U.S.-source losses, generally will be subject to a flat 30% U.S. federal income tax, subject to the provisions of any applicable tax treaty).

        The certification requirements referred to in clause (a)(v) above generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on IRS Form W-8BEN (or suitable substitute form), signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. person. U.S. Treasury regulations provide additional rules for Exchange Notes held through one or more intermediaries or pass-through entities.

        If the requirements set forth in clause (a) above are not satisfied with respect to a Non-U.S. Holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless an applicable tax treaty reduces or eliminates this withholding tax and such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8BEN) to the applicable withholding agent.

        If a Non-U.S. Holder is engaged in the conduct of a trade or business in the U.S., and if interest on the Exchange Notes or any gain realized on the sale, exchange, retirement or other taxable disposition of the Exchange Notes are effectively connected with such trade or business, such Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on such amounts; provided that, in the case of interest, such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax, on a net income basis, in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at the rate of 30% (or a lower rate, if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

  Information Reporting and Backup Withholding

        Generally, payments of interest on an Exchange Note to a Non-U.S. Holder and the amount of any tax withheld from such payments must be reported annually to the IRS and to such Non-U.S. Holder.

        The information reporting and backup withholding rules that apply to payments of interest to a U.S. Holder generally will not apply to payments of interest to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.

        Proceeds from the sale, exchange, retirement or other taxable disposition of an Exchange Note by a Non-U.S. Holder effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections may be subject to information reporting, but not backup withholding, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption. Proceeds from the sale, exchange, retirement or other taxable disposition of an Exchange Note by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

  U.S. Federal Estate Tax

        An individual Non-U.S. Holder who, for U.S. federal tax purposes, is not a citizen or resident of the U.S. at the time of such Non-U.S. Holder's death generally will not be subject to U.S. federal estate taxes on any part of the value of an Exchange Note; provided that, at the time of such Non-U.S. Holder's death, (i) such Non-U.S. Holder does not actually or constructively own 10% or more of the combined voting power of all classes of our stock and (ii) amounts treated as interest earned on the Exchange Note are not effectively connected with the conduct of a trade or business in the U.S. by such Non-U.S. Holder.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition and holding of the Exchange Notes or the Notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the Exchange Notes or the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the Exchange Notes or the Notes (including the exchange of Notes for Exchange Notes) by an ERISA Plan with respect to which we, a guarantor, or a holder is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the Exchange Notes or the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions with service providers, provided that neither the service provider nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the Exchange Notes or the Notes should not be acquired or held by any person investing "plan assets" of any Plan, unless such acquisition and/or holding (including the exchange of Notes for Exchange Notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of the Exchange Notes or the Notes (including an exchange of Notes for Exchange Notes), each acquirer and subsequent transferee of any of the Exchange Notes or the Notes will be deemed to have represented and warranted that either (i) no portion of the assets used by such acquirer or transferee to acquire or hold the Exchange Notes or the Notes constitutes assets of any Plan or (ii) the acquisition, holding and disposition of the Exchange Notes or the Notes by such acquirer or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring or holding the Exchange Notes or the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to any such acquisition or holding of the Exchange Notes or the Notes.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account pursuant to any of the exchange offers must represent that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended and/or supplemented from time to time, may be used by a broker-dealer in connection with the resale of Exchange Notes received in exchange for Notes, where such Notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended and/or supplemented, available to any such broker-dealer for use in connection with such resale of any class of Exchange Notes, for a period of up to 90 days after the completion of the exchange offer with respect to such Exchange Notes. In addition, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any exchange of the Notes for the Exchange Notes by broker-dealers or from any sale of the Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time, in one or more transactions, through the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or, alternatively, to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to any of the exchange offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of the Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by representing that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period beginning when any class of Exchange Notes are first issued in the respective exchange offer and ending up to 90 days after the completion of such exchange offer, we will send additional copies of this prospectus and any amendment and/or supplement to this prospectus to any broker-dealer (i) that is entitled to use such documents and (ii) that requests from us such documents for use in such resale period. We have agreed to pay all expenses incident to the exchange offers, other than commissions or concessions of any brokers or dealers, and will indemnify certain holders of the Notes (including broker-dealers) against certain liabilities.

        We have not sought and do not intend to seek a no-action letter from the SEC with respect to the effects of the exchange offers, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in past no-action letters with respect to similar exchange offers.

LEGAL MATTERS

        The validity of the Exchange Notes and the related guarantees will be passed upon for us by Jenner & Block LLP. Certain matters with respect to Subsidiary Guarantors organized in the states of Louisiana and Nevada will be passed upon for us by local counsel in such states.

 EXPERTS

        The consolidated financial statements of The Hertz Corporation and its subsidiaries as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2011 included in this prospectus and in the registration statement have been so included in reliance on the report appearing herein and in the registration statement of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        With respect to the unaudited financial information of The Hertz Corporation and its subsidiaries as of September 30, 2012 and for the nine-month periods ended September 30, 2012 and 2011 included in this prospectus and in the registration statement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated November 2, 2012 appearing herein and in the registration statement states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP, within the meaning of Sections 7 and 11 of the Securities Act.

        The consolidated financial statements of Donlen Corporation and its subsidiaries as of and for the year ended August 31, 2011 included in this prospectus and registration statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Dollar Thrifty Automotive Group, Inc. and subsidiaries at December 31, 2011 and for the year then ended appearing in this prospectus and in the registration statement have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

        The consolidated financial statements of Dollar Thrifty as of December 31, 2010, and for each of the two years in the period ended December 31, 2010 included in this prospectus and in the registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements have been so included in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

        With respect to the unaudited condensed consolidated interim financial information of Dollar Thrifty Automotive Group, Inc. and subsidiaries for the three and nine-month periods ended September 30, 2012 and 2011, included in this prospectus and registration statement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated November 8, 2012 appearing herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Ernst & Young LLP, within the meaning of Sections 7 and 11 of the Securities Act.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholder of The Hertz Corporation:

        We have reviewed the accompanying condensed consolidated balance sheet of The Hertz Corporation and its subsidiaries as of September 30, 2012, and the related consolidated statements of operations and comprehensive income (loss) for the three-month and nine-month periods ended September 30, 2012 and September 30, 2011 and the consolidated statements of cash flows for the nine-month periods ended September 30, 2012 and September 30, 2011. These interim financial statements are the responsibility of the Company's management.

        We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

        Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

        We previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2011, and the related consolidated statements of operations, comprehensive income, of changes in equity and of cash flows for the year then ended , and in our report dated February 27, 2012, except with respect to our opinion on the consolidated financial statements insofar as it relates to the Guarantor and Non-Guarantor Condensed Consolidating Financial Statements in Note 18, as to which the date is January 30, 2013, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2011, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
November 2, 2012, except with respect to our review of the condensed consolidated financial statements insofar as it relates to the Guarantor and Non-Guarantor Condensed Consolidating Financial Statements in Note 18, as to which the date is January 30, 2013

THE HERTZ CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands of Dollars)

Unaudited

	September 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$453,294	$931,208
Restricted cash and cash equivalents	376,773	308,039
Receivables, less allowance for doubtful accounts of $23,681 and $20,282	1,731,795	1,616,382
Due from Hertz Global Holdings, Inc.	11,865	—
Inventories, at lower of cost or market	105,982	83,978
Prepaid expenses and other assets	380,256	416,134
Revenue earning equipment, at cost:
Cars	11,850,783	9,678,765
Less accumulated depreciation	(1,814,403)	(1,360,012)
Other equipment	3,226,306	2,830,176
Less accumulated depreciation	(1,041,477)	(1,043,520)

Total revenue earning equipment	12,221,209	10,105,409

Property and equipment, at cost:
Land, buildings and leasehold improvements	1,191,140	1,146,112
Service equipment and other	1,138,356	1,050,915

	2,329,496	2,197,027
Less accumulated depreciation	(1,049,775)	(945,173)

Total property and equipment	1,279,721	1,251,854

Other intangible assets, net	2,531,522	2,562,234
Goodwill	454,663	392,094

Total assets	$19,547,080	$17,667,332

LIABILITIES AND EQUITY
Accounts payable	$975,098	$897,489
Due to Hertz Global Holdings, Inc.	—	412
Accrued liabilities	1,012,188	1,126,338
Accrued taxes	242,218	162,984
Debt	12,293,232	10,907,849
Public liability and property damage	279,755	281,534
Deferred taxes on income	1,783,240	1,661,872

Total liabilities	16,585,731	15,038,478

Commitments and contingencies
Equity:
The Hertz Corporation and Subsidiaries stockholder's equity
Common Stock, $0.01 par value, 3,000 shares authorized, 100 shares issued and outstanding	—	—
Additional paid-in capital	3,501,007	3,473,625
Accumulated deficit	(524,848)	(816,376)
Accumulated other comprehensive loss	(14,829)	(28,414)

Total The Hertz Corporation and Subsidiaries stockholder's equity	2,961,330	2,628,835
Noncontrolling interest	19	19

Total equity	2,961,349	2,628,854

Total liabilities and equity	$19,547,080	$17,667,332

The accompanying notes are an integral part of these financial statements.

THE HERTZ CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands of Dollars)

Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Car rental	$2,105,987	$2,062,457	$5,578,544	$5,272,595
Equipment rental	362,933	321,555	998,458	891,282
Other	47,302	48,254	125,292	120,685

Total revenues	2,516,222	2,432,266	6,702,294	6,284,562

Expenses:
Direct operating	1,241,082	1,247,617	3,545,162	3,508,588
Depreciation of revenue earning equipment and lease charges	560,529	523,283	1,594,396	1,379,041
Selling, general and administrative	200,993	197,543	615,279	575,231
Interest expense	141,773	156,795	430,549	495,145
Interest income	(716)	(1,249)	(2,276)	(4,651)
Other (income) expense, net	(9,514)	29	(10,526)	62,706

Total expenses	2,134,147	2,124,018	6,172,584	6,016,060

Income before income taxes	382,075	308,248	529,710	268,502
Provision for taxes on income	(130,772)	(89,915)	(225,682)	(102,280)

Net income	251,303	218,333	304,028	166,222
Less: Net income attributable to noncontrolling interest	—	(5,771)	—	(14,531)

Net income attributable to The Hertz Corporation and Subsidiaries' common stockholder	$251,303	$212,562	$304,028	$151,691

The accompanying notes are an integral part of these financial statements.

THE HERTZ CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In Thousands of Dollars)
Unaudited

	Three Months Ended September 30, 2012		Three Months Ended September 30, 2011
Net income		$251,303		$218,333

Other comprehensive income (loss), net of tax:
Translation adjustment changes, (net of tax of 2012: $(2,936) and 2011: $3,363)	$20,175		$(66,580)
Unrealized holding gains (losses) on securities, (net of tax of 2012: $1,095 and 2011: $(3,215))	1,720		(5,026)
Other, (net of tax of 2012: $0 and 2011: $0)	(103)		92
Unrealized gain on Euro-denominated debt, (net of tax of 2012: $0 and 2011: $6,898)	—		10,777
Defined benefit pension plans
Net gains (losses) arising during the period, (net of tax of 2012: $1,064 and 2011: $(4,834)	1,437		(14,007)

Defined benefit pension plans	1,437		(14,007)

Other comprehensive income (loss)		23,229		(74,744)

Comprehensive income		274,532		143,589
Less: Comprehensive income attributable to noncontrolling interest		—		(5,771)

Comprehensive income attributable to The Hertz Corporation and Subsidiaries' common stockholder		$274,532		$137,818

	Nine Months Ended September 30, 2012		Nine Months Ended September 30, 2011
Net income		$304,028		$166,222

Other comprehensive income (loss), net of tax:
Translation adjustment changes, (net of tax of 2012: $(2,729) and 2011: $1,713)	$3,655		$(7,850)
Unrealized holding gains (losses) on securities, (net of tax of 2012: $3,063 and 2011: $(2,450))	4,817		(3,791)
Other, (net of tax of 2012: $0 and 2011: $0)	5		32
Unrealized loss on Euro-denominated debt, (net of tax of 2012: $0 and 2011: $(2,650))	—		(4,139)
Defined benefit pension plans
Net gains arising during the period, (net of tax of 2012: $3,333 and 2011: $2,037)	5,109		3,074

Defined benefit pension plans	5,109		3,074

Other comprehensive income (loss)		13,586		(12,674)

Comprehensive income		317,614		153,548
Less: Comprehensive income attributable to noncontrolling interest		—		(14,531)

Comprehensive income attributable to The Hertz Corporation and Subsidiaries' common stockholder		$317,614		$139,017

The accompanying notes are an integral part of these financial statements.

THE HERTZ CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands of Dollars)
Unaudited

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	$304,028	$166,222
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of revenue earning equipment	1,530,775	1,306,661
Depreciation of property and equipment	125,132	117,837
Amortization of other intangible assets	58,899	51,175
Amortization and write-off of deferred financing costs	41,721	75,891
Amortization and write-off of debt discount	4,124	13,914
Stock-based compensation charges	22,260	24,438
(Gain) loss on derivatives	731	(14,330)
Gain on disposal of business	(9,116)	—
Loss on revaluation of foreign denominated debt	2,498	—
Provision for losses on doubtful accounts	23,472	21,211
Asset writedowns	3,181	22,782
Deferred taxes on income	118,731	42,268
Gain on sale of property and equipment	(1,935)	(5,199)
Changes in assets and liabilities, net of effects of acquisition:
Receivables	(232,336)	(150,212)
Inventories, prepaid expenses and other assets	(6,176)	(12,547)
Accounts payable	83,112	66,808
Accrued liabilities	10,410	(130,558)
Accrued taxes	66,104	56,268
Public liability and property damage	(3,189)	8,628

Net cash provided by operating activities	2,142,426	1,661,257

Cash flows from investing activities:
Net change in restricted cash and cash equivalents	(69,301)	(123,511)
Revenue earning equipment expenditures	(7,681,018)	(7,864,609)
Proceeds from disposal of revenue earning equipment	4,815,374	4,932,410
Property and equipment expenditures	(229,440)	(202,276)
Proceeds from disposal of property and equipment	94,644	48,133
Acquisitions, net of cash acquired	(196,220)	(222,988)
Purchase of short-term investments, net	—	(32,891)
Proceeds from disposal of business	11,691	—
Other investing activities	(1,400)	760

Net cash used in investing activities	$(3,255,670)	$(3,464,972)

The accompanying notes are an integral part of these financial statements.

THE HERTZ CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(In Thousands of Dollars)
Unaudited

	Nine Months Ended September 30,
	2012	2011
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$282,382	$3,058,395
Payment of long-term debt	(656,111)	(3,641,281)
Short-term borrowings:
Proceeds	367,988	371,994
Payments	(962,690)	(814,894)
Proceeds (payments) under the revolving lines of credit, net	1,675,987	934,364
Distributions to noncontrolling interest	—	(10,500)
Purchase of noncontrolling interest	(38,000)
Proceeds from employee stock purchase plan	3,186	2,690
Loan with Hertz Global Holdings, Inc.	(12,277)	317
Payment of financing costs	(13,679)	(87,640)
Dividends paid	(12,500)	(12,450)

Net cash provided by (used in) financing activities	634,286	(199,005)

Effect of foreign exchange rate changes on cash and cash equivalents	1,044	13,987

Net decrease in cash and cash equivalents during the period	(477,914)	(1,988,733)
Cash and cash equivalents at beginning of period	931,208	2,374,006

Cash and cash equivalents at end of period	$453,294	$385,273

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest (net of amounts capitalized)	$383,166	$475,464
Income taxes	43,024	32,544
Supplemental disclosures of non-cash flow information:
Purchases of revenue earning equipment included in accounts payable and accrued liabilities	$289,798	$217,675
Sales of revenue earning equipment included in receivables	504,930	949,824
Purchases of property and equipment included in accounts payable	53,708	52,787
Sales of property and equipment included in receivables	38,052	10,777

The accompanying notes are an integral part of these financial statements.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited

Note 1—Background

        The Hertz Corporation together with its subsidiaries are referred to herein as "we," "our" and "us." The Hertz Corporation is referred to herein as "Hertz," 100% of Hertz outstanding capital stock is owned by Hertz Global Holdings, Inc., and 100% of Hertz Investors, Inc.'s capital stock is owned by Hertz Global Holdings, Inc., our ultimate parent company, is referred to herein as "Hertz Holdings."

        We are a successor to corporations that have been engaged in the car and truck rental and leasing business since 1918 and the equipment rental business since 1965. Hertz was incorporated in Delaware in 1967. Ford Motor Company acquired an ownership interest in Hertz in 1987. Prior to this, Hertz was a subsidiary of United Continental Holdings, Inc. (formerly Allegis Corporation), which acquired Hertz's outstanding capital stock from RCA Corporation in 1985.

        On December 21, 2005, investment funds associated with or designated by:

  •
  Clayton, Dubilier & Rice, Inc., which was succeeded by Clayton, Dubilier & Rice, LLC, or "CD&R,"

  •
  The Carlyle Group, or "Carlyle," and

  •
  Merrill Lynch Global Private Equity, Inc., or "MLGPE,"

acquired all of our common stock from Ford Holdings LLC. In January 2009, Bank of America Corporation, or "Bank of America," acquired Merrill Lynch & Co., Inc., the former parent company of MLGPE. Accordingly, Bank of America is now an indirect beneficial owner of Hertz Holdings' common stock held by the investment funds associated with MLGPE. We refer to CD&R, Carlyle and MLGPE collectively as the "Sponsors." We refer to the acquisition of all of our common stock by the Sponsors as the "Acquisition."

        After giving effect to Hertz Holdings' initial public offering in November 2006 and subsequent offerings, the Sponsors' holdings represent approximately 38% of the outstanding shares of common stock of Hertz Holdings as of September 30, 2012.

        On September 1, 2011, Hertz completed the acquisition of Donlen Corporation, or "Donlen," a leading provider of fleet leasing and management services.

        On December 31, 2011, Hertz purchased the noncontrolling interest of Navigation Solutions, L.L.C., thereby increasing its ownership interest from 65% to 100%.

        On August 26, 2012, Hertz Holdings, HDTMS, Inc., a wholly owned subsidiary of Hertz Holdings, and Dollar Thrifty Automotive Group, Inc., a Delaware corporation, or "Dollar Thrifty," entered into an Agreement and Plan of Merger, or the "Merger Agreement," pursuant to which Hertz Holdings would acquire Dollar Thrifty for $87.50 per share, net to the seller in cash, without any interest and less any required withholding taxes, in a transaction valued at a corporate enterprise value of approximately $2.3 billion. After taking into account our use of approximately $400 million of cash and cash equivalents available from Dollar Thrifty, we expect to use approximately $345 million of our cash and cash equivalents to consummate the acquisition of Dollar Thrifty and to finance the remaining $1.95 billion through a combination of $750 million in incremental term loans under our Senior Term Facility and $1.2 billion in senior notes which was raised in October 2012. The boards of directors of both companies have unanimously approved the transaction. The transaction has been structured as a two-step acquisition including a cash tender offer for all outstanding shares of Dollar Thrifty common stock followed by a cash merger in which Hertz Holdings would acquire any remaining outstanding

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 1—Background (Continued)

shares of Dollar Thrifty common stock. The transaction is subject to the tender of at least a majority of the shares of Dollar Thrifty common stock, as well as other customary closing conditions. The successful completion of the transaction is also subject to regulatory clearance by the Federal Trade Commission. Hertz Holdings has also reached a definitive agreement with Adreca Holdings Corp., a subsidiary of Macquarie Capital which is expected to be operated by Franchise Services of North America Inc., to sell the Advantage Rent A Car business, selected Dollar Thrifty airport concessions and certain other assets. The closing of that divestiture is conditioned upon, among other things, Hertz Holdings completing an acquisition of Dollar Thrifty. Hertz Holdings estimates that it would realize a loss before income taxes of approximately $30 million to $35 million as a result of this divestiture. We can offer no assurance that the Merger Agreement will be consummated.

Note 2—Basis of Presentation and Recently Issued Accounting Pronouncements

Basis of Presentation

        The significant accounting policies summarized in Note 2 to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the United States Securities and Exchange Commission, or "SEC," on February 27, 2012, or the "Form 10-K," have been followed in preparing the accompanying condensed consolidated financial statements.

Franchise revenues and transactions

        "Franchise revenues" includes franchise fees for use of our brands and services. Generally franchise fees from franchised locations are based on a percentage of net sales of the franchised business and are recognized as earned and when collectability is reasonably assured.

        Initial franchise fees are recorded as deferred income when received and are recognized as revenue when all material services and conditions related to the franchise fee have been substantially performed.

        Renewal franchise fees are recognized as revenue when the license agreements are effective and collectability is reasonably assured.

        Other (income) and expenses, net includes the gains or losses from the sales of our operations or assets to new and existing franchisees. Such gains or losses are included in operating income because they are expected to be a recurring part of our business.

        The December 31, 2011 condensed consolidated balance sheet data was derived from our audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America, or "GAAP."

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. Actual results could differ materially from those estimates.

        In our opinion, all adjustments necessary for a fair presentation of the results of operations for the interim periods have been made. Results for interim periods are not necessarily indicative of results for a full year.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 2—Basis of Presentation and Recently Issued Accounting Pronouncements (Continued)

        Certain prior period amounts have been reclassified to conform with current period presentation.

Recently Issued Accounting Pronouncements

        In June 2011, the Financial Accounting Standards Board, or "FASB," issued Accounting Standards Update No. 2011-05, "Presentation of Comprehensive Income," requiring companies to present items of net income and other comprehensive income either in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements of net income and other comprehensive income. The amendments in this update do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. These provisions became effective for us beginning with the quarterly report for the period ended March 31, 2012. In December 2011, the FASB issued Accounting Standards Update No. 2011-12, "Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05," which defers the timing of implementing only those changes in Update 2011-05 that relate to the presentation of reclassification adjustments.

        In July 2012, the FASB issued Accounting Standards Update No. 2012-02, "Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment", which states that that an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount.

        This provision is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The Company is presently assessing whether to adopt in relation to its annual impairment test scheduled for the fourth quarter.

Note 3—Cash and Cash Equivalents and Restricted Cash and Cash Equivalents

        We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

        In our Consolidated Statements of Cash Flows, we net cash flows from revolving borrowings in the line item "Proceeds (payments) under the revolving lines of credit, net."

        Restricted cash and cash equivalents includes cash and cash equivalents that are not readily available for our normal disbursements. Restricted cash and cash equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, for our Like-Kind Exchange Program, or "LKE Program," and to satisfy certain of our self-insurance regulatory reserve requirements. As of September 30, 2012 and December 31, 2011, the portion of total restricted cash and cash equivalents that was associated with our Fleet Debt facilities was $302.2 million and $213.6 million, respectively. The increase in restricted cash and cash equivalents associated with our fleet debt of $88.6 million from December 31, 2011 to September 30, 2012 was primarily related to the timing of purchases and sales of revenue earning vehicles.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 4—Goodwill and Other Intangible Assets

        The following summarizes the changes in our goodwill, by segment (in millions of dollars):

	Car Rental	Equipment Rental	Total
Balance as of January 1, 2012
Goodwill	$419.3	$693.8	$1,113.1
Accumulated impairment losses	(46.1)	(674.9)	(721.0)

	373.2	18.9	392.1

Goodwill acquired during the period	—	79.4	79.4
Adjustments to previously recorded purchase price allocation	(15.3)	—	(15.3)
Other changes during the period(1)	(1.0)	(0.5)	(1.5)

	(16.3)	78.9	62.6
Balance as of September 30, 2012
Goodwill	403.0	772.7	1,175.7
Accumulated impairment losses	(46.1)	(674.9)	(721.0)

	$356.9	$97.8	$454.7

	Car Rental	Equipment Rental	Total
Balance as of January 1, 2011
Goodwill	$367.9	$681.7	$1,049.6
Accumulated impairment losses	(46.1)	(674.9)	(721.0)

	321.8	6.8	328.6

Goodwill acquired during the year	53.1	12.3	65.4
Adjustments to previously recorded purchase price allocation	(0.9)	(0.1)	(1.0)
Other changes during the year(1)	(0.8)	(0.1)	(0.9)

	51.4	12.1	63.5
Balance as of December 31, 2011
Goodwill	419.3	693.8	1,113.1
Accumulated impairment losses	(46.1)	(674.9)	(721.0)

	$373.2	$18.9	$392.1

(1)
Primarily consists of changes resulting from disposals and the translation of foreign currencies at different exchange rates from the beginning of the period to the end of the period.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 4—Goodwill and Other Intangible Assets (Continued)

        Other intangible assets, net, consisted of the following major classes (in millions of dollars):

	September 30, 2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Amortizable intangible assets:
Customer-related	$694.6	$(416.5)	$278.1
Other(1)	81.0	(35.8)	45.2

Total	775.6	(452.3)	323.3

Indefinite-lived intangible assets:
Trade name	2,190.0	—	2,190.0
Other(2)	18.2	—	18.2

Total	2,208.2	—	2,208.2

Total other intangible assets, net	$2,983.8	$(452.3)	$2,531.5

	December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Amortizable intangible assets:
Customer-related	$672.6	$(365.5)	$307.1
Other(1)	74.7	(27.8)	46.9

Total	747.3	(393.3)	354.0

Indefinite-lived intangible assets:
Trade name	2,190.0	—	2,190.0
Other(2)	18.2	—	18.2

Total	2,208.2	—	2,208.2

Total other intangible assets, net	$2,955.5	$(393.3)	$2,562.2

(1)
Other amortizable intangible assets primarily consist of our Advantage trade name and concession rights, Donlen trade name, reacquired franchise rights, non-compete agreements and technology-related intangibles.

(2)
Other indefinite-lived intangible assets primarily consist of reacquired franchise rights.

        Amortization of other intangible assets for the three months ended September 30, 2012 and 2011 was approximately $19.9 million and $17.5 million, respectively, and for the nine months ended September 30, 2012 and 2011 was approximately $58.9 million and $51.2 million, respectively. Based on our amortizable intangible assets as of September 30, 2012, we expect amortization expense to be approximately $18.5 million for the remainder of 2012, $77.2 million in 2013, $72.8 million in 2014, $70.5 million in 2015, $21.7 million in 2016 and $8.7 million in 2017.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 4—Goodwill and Other Intangible Assets (Continued)

        On September 1, 2011, Hertz acquired 100% of the equity interest in Donlen, a leading provider of fleet leasing and management services. The amount of revenue and earnings of the combined entity had the acquisition date been January 1, 2010, are as follows (in millions):

	Revenue	Earnings
2011 supplemental pro forma for the third quarter of 2011 (combined entity)	$2,500.8	$215.1
2011 supplemental pro forma for the first nine months of 2011 (combined entity)	6,545.8	159.8

        2011 supplemental pro forma revenue for the three months ended September 30, 2011 excludes $0.6 million related to deferred revenue which was eliminated as part of acquisition accounting. 2011 supplemental pro forma earnings for the three months ended September 30, 2011 excludes $0.4 million related to deferred income which was eliminated as part of acquisition accounting. 2011 supplemental pro forma revenue for the nine months ended September 30, 2011 excludes $3.2 million related to deferred revenue which was eliminated as part of acquisition accounting. 2011 supplemental pro forma earnings for the nine months ended September 30, 2011 excludes $2.0 million related to deferred income which was eliminated as part of acquisition accounting.

        This transaction has been accounted for using the acquisition method of accounting in accordance with GAAP and operating results of Donlen from the date of acquisition are included in our consolidated statements of operations. The allocation of the purchase price to the tangible and intangible net assets acquired is complete.

Advantage Divestiture

        On August 26, 2012, Hertz Holdings entered into a Merger Agreement with HDTMS, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Hertz Holdings, and Dollar Thrifty pursuant to which Hertz Holdings has agreed to acquire Dollar Thrifty. The Merger Agreement provides that, with respect to obtaining antitrust approval of the acquisition, Hertz Holdings is required to, among other actions, divest its Advantage Rent A Car, or "Advantage," business, together with certain additional assets and airport concessions, pursuant to a proposed consent agreement currently under discussion between Hertz Holdings and the United States Federal Trade Commission, or the "FTC;" provided, however, that any such divestitures shall be conditioned upon the consummation of the Merger. To that end, Hertz Holdings has reached a definitive agreement with Adreca Holdings Corp., a subsidiary of Macquarie Capital which is expected to be operated by Franchise Services of North America Inc., providing for the divestiture of its Advantage business, or the "Advantage Divestiture," selected Dollar Thrifty airport concessions and certain other assets, contingent on a successful acquisition of Dollar Thrifty.

        As of September 30, 2012, the Advantage business was classified as held and used as the sale transaction was not probable and was contingent upon acquisition of Dollar Thrifty as of such date. Hertz's agreement to divest its Advantage business, which if consummated would result in a loss, triggered an interim impairment analysis. The assets were evaluated for impairment under a probability-weighted approach for developing estimates of future cash flows used to test a long-lived asset for recoverability. The sum of future undiscounted cash flows of the Advantage business exceeds

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 4—Goodwill and Other Intangible Assets (Continued)

the carrying value as of September 30, 2012. Accordingly, no impairment has been recognized at September 30, 2012.

        Hertz estimates that the occurrence of the Advantage Divestiture would cause Hertz to realize a loss (before income taxes) in the range of approximately $30 million to $35 million. This estimated loss associated with the Advantage Divestiture is preliminary and subject to further adjustments. We can offer no assurance that the Merger Agreement will be consummated.

Other Acquisitions

        During the nine months ended September 30, 2012, we added nineteen domestic equipment rental locations through external acquisitions. These acquisitions are not material to the consolidated amounts presented within our statement of operations for the three-month and nine-month periods ended September 30, 2012.

Note 5—Taxes on Income

        The effective tax rate for the three and nine months ended September 30, 2012 was 34.2% and 42.6%, respectively. The provision for taxes on income of $130.8 million in the three months ended September 30, 2012 increased from $89.9 million in the three months ended September 30, 2011, primarily due to higher income before income taxes, changes in geographic earnings mix and changes in losses in certain non-U.S. jurisdictions for which tax benefits are not realized. The provision for taxes on income of $225.7 million in the nine months ended September 30, 2012 increased from $102.3 million in the nine months ended September 30, 2011, primarily due to higher income before income taxes, changes in geographic earnings mix and changes in losses in certain non-U.S. jurisdictions for which tax benefits are not realized.

Note 6—Depreciation of Revenue Earning Equipment and Lease Charges

        Depreciation of revenue earning equipment and lease charges includes the following (in millions of dollars):

	Three Months Ended September 30,
	2012	2011
Depreciation of revenue earning equipment	$554.1	$528.1
Adjustment of depreciation upon disposal of revenue earning equipment	(12.7)	(30.9)
Rents paid for vehicles leased	19.1	26.1

Total	$560.5	$523.3

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 6—Depreciation of Revenue Earning Equipment and Lease Charges (Continued)

	Nine Months Ended September 30,
	2012	2011
Depreciation of revenue earning equipment	$1,624.1	$1,399.9
Adjustment of depreciation upon disposal of revenue earning equipment	(93.3)	(93.3)
Rents paid for vehicles leased	63.6	72.4

Total	$1,594.4	$1,379.0

        The adjustment of depreciation upon disposal of revenue earning equipment for the three months ended September 30, 2012 and 2011, included net gains of $9.7 million and $26.3 million, respectively, on the disposal of vehicles used in our car rental operations and net gains of $3.0 million and $4.6 million, respectively, on the disposal of industrial and construction equipment used in our equipment rental operations. The adjustment of depreciation upon disposal of revenue earning equipment for the nine months ended September 30, 2012 and 2011, included net gains of $82.9 million and $86.0 million, respectively, on the disposal of vehicles used in our car rental operations and net gains of $10.4 million and $7.3 million, respectively, on the disposal of industrial and construction equipment used in our equipment rental operations.

        Depreciation rates are reviewed on a quarterly basis based on management's routine review of present and estimated future market conditions and their effect on residual values at the time of disposal. During the nine months ended September 30, 2012, depreciation rates being used to compute the provision for depreciation of revenue earning equipment were adjusted on certain vehicles in our car rental operations to reflect changes in the estimated residual values to be realized when revenue earning equipment is sold. These depreciation rate changes resulted in net decreases of $59.4 million and $96.7 million in depreciation expense for the three and nine months ended September 30, 2012, respectively. During the three-month and nine-month periods ended September 30, 2012, the depreciation rate changes in certain of our equipment rental operations resulted in an increase of $0.1 million in depreciation expense.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 7—Debt

        Our debt consists of the following (in millions of dollars):

Facility	Average Interest Rate at September 30, 2012(1)	Fixed or Floating Interest Rate	Maturity	September 30, 2012	December 31, 2011
Corporate Debt
Senior Term Facility	3.75%	Floating	3/2018	$1,379.0	$1,389.5
Senior ABL Facility	2.47%	Floating	3/2016	410.0	—
Senior Notes(2)	7.09%	Fixed	10/2018-1/2021	2,450.0	2,638.6
Promissory Notes	6.96%	Fixed	6/2012-1/2028	48.7	224.7
Other Corporate Debt	5.05%	Floating	Various	65.7	49.6
Unamortized Net
(Discount) Premium (Corporate)				3.3	(6.9)

Total Corporate Debt				4,356.7	4,295.5

Fleet Debt
U.S. ABS Program
U.S. Fleet Variable
Funding Notes:
Series 2009-1(3)(4)	1.25%	Floating	3/2013	1,900.0	1,000.0
Series 2010-2(3)	1.36%	Floating	3/2013	200.0	170.0
Series 2011-2(3)	N/A	Floating	4/2012	—	175.0

				2,100.0	1,345.0

U.S. Fleet Medium Term
Notes
Series 2009-2(3)	4.95%	Fixed	3/2013-3/2015	1,384.3	1,384.3
Series 2010-1(3)	3.77%	Fixed	2/2014-2/2018	749.8	749.8
Series 2011-1(3)	2.86%	Fixed	3/2015-3/2017	598.0	598.0

				2,732.1	2,732.1

Donlen ABS Program
Donlen GN II Variable
Funding Notes(5)	1.17%	Floating	12/2012	899.3	811.2

Other Fleet Debt
U.S. Fleet Financing
Facility	3.27%	Floating	9/2015	158.9	136.0
European Revolving Credit
Facility	2.72%	Floating	6/2015	393.6	200.6
European Fleet Notes	8.50%	Fixed	7/2015	514.9	517.7
European Securitization(3)	2.51%	Floating	7/2014	413.6	256.2
Canadian Securitization	2.16%	Floating	6/2013	147.1	68.3
Australian Securitization(3)(6)	5.02%	Floating	12/2012	162.3	169.3
Brazilian Fleet Financing
Facility	13.53%	Floating	2/2013	14.0	23.1
Capitalized Leases	4.40%	Floating	Various	407.7	363.7
Unamortized Discount
(Fleet)				(7.0)	(10.9)

				2,205.1	1,724.0

Total Fleet Debt				7,936.5	6,612.3

Total Debt				$12,293.2	$10,907.8

Note:
For further information on the definitions and terms of our debt, see Note 4 of the Notes to our audited annual consolidated financial statements included in our Form 10-K under the caption "Item 8—Financial Statements and Supplementary Data."

(1)
As applicable, reference is to the September 30, 2012 weighted average interest rate (weighted by principal balance).

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 7—Debt (Continued)

(2)
References to our "Senior Notes" include the series of Hertz's unsecured senior notes set forth in the table below. As of September 30, 2012 and December 31, 2011, the outstanding principal amount for each such series of the Senior Notes is also specified below.

	Outstanding Principal (in millions)
Senior Notes	September 30, 2012	December 31, 2011
8.875% Senior Notes due January 2014	$—	$162.3
7.875% Senior Notes due January 2014	—	276.3	€(213.5)
7.50% Senior Notes due October 2018	700.0	700.0
7.375% Senior Notes due January 2021	500.0	500.0
6.75% Senior Notes due April 2019	1,250.0	1,000.0

	$2,450.0	$2,638.6

(3)
Maturity reference is to the "expected final maturity date" as opposed to the subsequent "legal maturity date." The expected final maturity date is the date by which Hertz and investors in the relevant indebtedness expect the relevant indebtedness to be repaid. The legal final maturity date is the date on which the relevant indebtedness is legally due and payable.

(4)
In October 2012, extended to 3/2014. See Note 17—Subsequent Events.

(5)
In October 2012, extended to 12/2013. See Note 17—Subsequent Events.

(6)
In October 2012, extended to 12/2014. See Note 17—Subsequent Events.

Maturities

        The aggregate amounts of maturities of debt for each of the twelve-month periods ending September 30 (in millions of dollars) are as follows:

2013	$5,785.1	(including $5,136.2 of other short-term borrowings*)
2014	$254.0
2015	$1,769.6
2016	$329.2
2017	$266.0
After 2017	$3,893.0

*
Our short-term borrowings as of September 30, 2012 include, among other items, the amounts outstanding under the European Securitization, Australian Securitization, Senior ABL Facility, U.S. Fleet Financing Facility, U.S. Fleet Variable Funding Notes, Brazilian Fleet Financing Facility, Canadian Securitization, Capitalized Leases, European Revolving Credit Facility and the Donlen GN II Variable Funding Notes. These amounts are reflected as short-term borrowings, regardless of the facility maturity date, as these facilities are revolving in nature and/or the outstanding borrowings have maturities of three months or less. As of September 30, 2012, short-term borrowings had a weighted average interest rate of 2.1%.

        We are highly leveraged and a substantial portion of our liquidity needs arise from debt service on our indebtedness and from the funding of our costs of operations and capital expenditures. We believe that cash generated from operations and cash received on the disposal of vehicles and equipment, together with amounts available under various liquidity facilities will be adequate to permit us to meet our debt maturities over the next twelve months.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 7—Debt (Continued)

Letters of Credit

        As of September 30, 2012, there were outstanding standby letters of credit totaling $601.1 million. Of this amount, $553.3 million was issued under the Senior Credit Facilities ($291.0 million of which was issued for the benefit of the U.S. ABS Program, and $65.7 million was related to other debt obligations primarily to support self-insurance programs as well as airport concession obligations in the United States, Canada and Europe). As of September 30, 2012, none of these letters of credit have been drawn upon.

2012 Events

        In February 2012, Hertz called the remainder of its outstanding 8.875% Senior Notes due 2014 and 7.875% Senior Notes due January 2014 for redemption. Hertz redeemed these notes in full during March 2012.

        In February 2012, Hertz caused its wholly-owned subsidiary GN Funding II L.L.C. to increase the capacity of the Donlen GN II Variable Funding Notes from $850 million to $900 million. In July 2012 Hertz caused its wholly-owned subsidiary GN Funding II L.L.C. to further increase the capacity of the Donlen GN II Variable Funding Notes from $900 million to $1 billion and to extend the maturity date of the Donlen GN II Variable Funding Notes from August 2012 to December 2012.

        In March 2012, Hertz issued an additional $250 million in aggregate principal amount of the 6.75% Senior Notes due 2019. The proceeds of this March 2012 offering were used to redeem all of the outstanding 8.875% Senior Notes due 2014 and together with cash on hand, all of the outstanding 7.875% Senior Notes due 2014 which resulted in the write-off of unamortized debt costs of $3.2 million.

        In March 2012, Hertz caused its wholly-owned subsidiary HC Limited Partnership to amend the Canadian Securitization to extend the maturity date from March 2012 to May 2012. In the second quarter of 2012, the maturity date was extended to June 2013.

        In April 2012, Hertz caused its wholly-owned subsidiary Hertz Vehicle Financing LLC, or "HVF," to pay off the remaining debt outstanding under the U.S. ABS Program Series 2011-2 U.S. Fleet Variable Funding Notes and terminated the facility.

        In May 2012, Hertz caused its wholly-owned subsidiary HVF to increase the borrowing capacity of its Series 2009-1 U.S. Fleet Variable Funding Notes by $250 million.

        In June 2012, Hertz amended the European Revolving Credit Facility to extend the maturity date from June 2013 to June 2015.

        In June 2012, Hertz amended the Brazilian Fleet Financing Facility to extend the maturity date from June 2012 to February 2013.

        In June 2012, Hertz amended the European Seasonal Revolving Credit Facility under the European Revolving Credit Facility to create a commitment period running from June 2012 to November 2012 that provides for aggregate maximum borrowings of €85.7 million (the equivalent of $110.3 million as of September 30, 2012), subject to borrowing base availability.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 7—Debt (Continued)

        In July 2012, Hertz caused its subsidiary, International Fleet Financing No. 2 B.V. to amend the European Securitization to extend the maturity from July 2013 to July 2014.

        In August 2012, Hertz obtained commitments to make unsecured bridge loans in an aggregate amount of $1.95 billion, or the "Bridge Commitments," in connection with the offer to acquire Dollar Thrifty. The proceeds of the bridge loans, if any, would be used to, among other things, finance a portion of the consideration Dollar Thrifty stockholders would receive in connection with the acquisition of Dollar Thrifty.

        For subsequent events relating to our indebtedness, see Note 17—Subsequent Events.

Registration Rights

        Pursuant to the terms of exchange and registration rights agreements entered into in connection with the issuance of $250 million in aggregate principal amount of the 6.75% Senior Notes due 2019 in March 2012, Hertz has agreed to file a registration statement under the Securities Act of 1933, as amended, to permit either the exchange of such notes for registered notes or, in the alternative, the registered resale of such notes. Hertz plans to enter into an exchange and registration rights agreements in connection with the release from escrow of $700 million aggregate principal amount of 5.875% Senior Notes due 2020 and $500 million aggregate principal amount of 6.250% Senior Notes due 2022 issued by its newly-formed, wholly-owned subsidiary, HDTFS, Inc. Hertz expects to agree to file a registration statement under the Securities Act of 1933, as amended, to permit either the exchange of such notes for registered notes or, in the alternative, the registered resale of such notes. Hertz's failure to meet its obligations under either exchange and registration rights agreement, including by failing to have the registration statement become effective by the date that is 365 days after the respective date of the exchange and registration rights agreement or failing to complete the exchange offer by the date that is 395 days after the date of the exchange and registration rights agreement, will result in Hertz incurring special interest on such notes at a per annum rate of 0.25% for the first 90 days of any period where a default has occurred and is continuing, which rate will be increased by an additional 0.25% during each subsequent 90 day period, up to a maximum of 0.50%. We do not believe the special interest obligation is probable, and as such, we have not recorded any amounts with respect to this registration payment arrangement.

Guarantees and Security

        There have been no material changes to the guarantees and security provisions of the debt instruments and credit facilities under which our indebtedness as of September 30, 2012 has been issued from the terms disclosed in our Form 10-K.

Financial Covenant Compliance

        Under the terms of our Senior Term Facility and Senior ABL Facility, we are not subject to ongoing financial maintenance covenants; however, under the Senior ABL Facility, failure to maintain certain levels of liquidity will subject the Hertz credit group to a contractually specified fixed charge coverage ratio of not less than 1:1 for the four quarters most recently ended. As of September 30, 2012, we were not subject to such contractually specified fixed charge coverage ratio.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 7—Debt (Continued)

Borrowing Capacity and Availability

        As of September 30, 2012, the following facilities were available for the use of Hertz and its subsidiaries (in millions of dollars):

	Remaining Capacity	Availability Under Borrowing Base Limitation
Corporate Debt
Senior ABL Facility	$1,037.3	$1,016.5

Total Corporate Debt	1,037.3	1,016.5

Fleet Debt
U.S. Fleet Variable Funding Notes	288.1	—
Donlen GN II Variable Funding Notes	105.8	—
U.S. Fleet Financing Facility	31.1	—
European Revolving Credit Facility	—	—
European Securitization	101.3	—
Canadian Securitization	55.8	—
Australian Securitization	97.0	1.2
Capitalized Leases	117.0	—

Total Fleet Debt	796.1	1.2

Total	$1,833.4	$1,017.7

        Our borrowing capacity and availability primarily comes from our "revolving credit facilities," which are a combination of asset-backed securitization facilities and asset-based revolving credit facilities. Creditors under each of our revolving credit facilities have a claim on a specific pool of assets as collateral. Our ability to borrow under each revolving credit facility is a function of, among other things, the value of the assets in the relevant collateral pool. We refer to the amount of debt we can borrow given a certain pool of assets as the "borrowing base."

        We refer to "Remaining Capacity" as the maximum principal amount of debt permitted to be outstanding under the respective facility (i.e., the amount of debt we could borrow assuming we possessed sufficient assets as collateral) less the principal amount of debt then-outstanding under such facility.

        We refer to "Availability Under Borrowing Base Limitation" as the lower of Remaining Capacity or the borrowing base less the principal amount of debt then-outstanding under such facility (i.e., the amount of debt we could borrow given the collateral we possess at such time).

        As of September 30, 2012, the Senior Term Facility had approximately $0.3 million available under the letter of credit facility and the Senior ABL Facility had $1,092.3 million available under the letter of credit facility sublimit, subject to borrowing base restrictions.

        Substantially all of our revenue earning equipment and certain related assets are owned by special purpose entities, or are encumbered in favor of our lenders under our various credit facilities.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 7—Debt (Continued)

        Some of these special purpose entities are consolidated variable interest entities, of which we are the primary beneficiary, whose sole purpose is to provide commitments to lend in various currencies subject to borrowing bases comprised of rental vehicles and related assets of certain of Hertz International, Ltd.'s subsidiaries. As of September 30, 2012 and December 31, 2011, our International Fleet Financing No. 1 B.V., International Fleet Financing No. 2 B.V. and HA Funding Pty, Ltd. variable interest entities had total assets primarily comprised of loans receivable and revenue earning equipment of $658.5 million and $456.3 million, respectively, and total liabilities primarily comprised of debt of $658.0 million and $455.8 million, respectively.

Note 8—Employee Retirement Benefits

        The following table sets forth the net periodic pension and postretirement (including health care, life insurance and auto) expense (in millions of dollars):

	Pension Benefits
					Postretirement Benefits (U.S.)
	U.S.		Non-U.S.
	Three Months Ended September 30,
	2012	2011	2012	2011	2012	2011
Components of Net Periodic Benefit Cost:
Service cost	$5.2	$6.6	$0.3	$(0.5)	$—	$0.1
Interest cost	7.3	6.6	2.2	2.9	0.2	0.2
Expected return on plan assets	(8.3)	(7.7)	(3.0)	(3.5)	—	—
Net amortizations	2.9	1.1	—	0.1	—	(0.1)
Settlement loss	—	1.5	—	—	—	—
Curtailment gain	—	—	—	—	—	—

Net pension / postretirement expense	$7.1	$8.1	$(0.5)	$(1.0)	$0.2	$0.2

	Pension Benefits
					Postretirement Benefits (U.S.)
	U.S.		Non-U.S.
	Nine Months Ended September 30,
	2012	2011	2012	2011	2012	2011
Components of Net Periodic Benefit Cost:
Service cost	$18.5	$19.7	$0.9	$3.0	$0.2	$0.2
Interest cost	21.2	20.6	6.8	8.5	0.6	0.7
Expected return on plan assets	(23.6)	(22.9)	(9.0)	(9.7)	—	—
Net amortizations	8.9	5.4	(0.1)	(0.5)	—	—
Settlement loss	—	2.2	—	—	—	—
Curtailment gain	—	—	—	(13.1)	—	—

Net pension / postretirement expense	$25.0	$25.0	$(1.4)	$(11.8)	$0.8	$0.9

        Our policy for funded plans is to contribute annually, at a minimum, amounts required by applicable laws, regulations and union agreements. From time to time we make contributions beyond those legally required. For the three and nine months ended September 30, 2012, we contributed

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 8—Employee Retirement Benefits (Continued)

$14.5 million and $46.7 million, respectively, to our worldwide pension plans, including discretionary contributions of $0 and $3.2 million, respectively, to our United Kingdom, or "U.K.," defined benefit pension plan and benefit payments made through unfunded plans. For the three and nine months ended September 30, 2011, we contributed $16.6 million and $73.7 million, respectively, to our worldwide pension plans, including discretionary contributions of $0.5 million and $13.7 million, respectively, to our U.K. defined benefit pension plan and benefit payments made through unfunded plans. The level of future contributions will vary, and is dependent on a number of factors including investment returns, interest rate fluctuations, plan demographics, funding regulations and the results of the final actuarial valuation.

        On June 30, 2011, we approved an agreement with the trustees of our U.K. defined benefit pension plan to cease all future benefit accruals to existing members and to close the plan to new members. Effective July 1, 2011, we introduced a defined contribution plan with company matching contributions to replace the U.K. defined benefit pension plan. The company matching contributions are generally 100% of the employee contributions, up to 8% of pay, except that former members of the defined benefit pension plan receive an enhanced match for five years. In the year ended December 31, 2011, we recognized a gain of $13.1 million for the U.K. plan that represented unamortized prior service cost from a 2010 amendment that eliminated discretionary pension increases related to pre-1997 service primarily for inactive employees.

        We also sponsor postretirement health care and life insurance benefits for a limited number of employees with hire dates prior to January 1, 1990. The postretirement health care plan is contributory with participants' contributions adjusted annually. An unfunded liability is recorded. We also have a key officer postretirement car benefit plan that provides the use of a vehicle from our fleet and insurance for the participants' benefit for retired Senior Vice Presidents and above who have a minimum of 20 years of service and who retire at age 58 or above. The assigned car benefit is available for 15 years post-retirement or until the participant reaches the age of 80, whichever occurs last.

        We participate in various "multiemployer" pension plans. In the event that we withdraw from participation in one of these plans, then applicable law could require us to make an additional lump-sum contribution to the plan, and we would have to reflect that as an expense in our consolidated statement of operations and as a liability on our condensed consolidated balance sheet. Our withdrawal liability for any multiemployer plan would depend on the extent of the plan's funding of vested benefits. At least one multiemployer plan in which we participate is reported to have, and other of our multiemployer plans could have, significant underfunded liabilities. Such underfunding may increase in the event other employers become insolvent or withdraw from the applicable plan or upon the inability or failure of withdrawing employers to pay their withdrawal liability. In addition, such underfunding may increase as a result of lower than expected returns on pension fund assets or other funding deficiencies. The occurrence of any of these events could have a material adverse effect on our consolidated financial position, results of operations or cash flows.

Note 9—Stock-Based Compensation

        In March 2012, Hertz Holdings granted 543,880 Restricted Stock Units, or "RSUs," to certain executives and employees at fair values ranging from $13.65 to $14.47, 747,423 Performance Stock Units, or "PSUs," at a fair value of $13.65, and 1,098,591 PSUs (referred to as Price Vesting Units, or

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 9—Stock-Based Compensation (Continued)

"PVUs") at fair values ranging from $10.13 to $11.26 under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan, or the "Omnibus Plan." The PSUs have a performance condition under which the number of units that will ultimately be awarded will vary from 0% to 150% of the original grant, based on 2012 and 2013 Hertz Holdings' Corporate EBITDA results. "EBITDA" means consolidated net income before net interest expense, consolidated income taxes and consolidated depreciation (which includes revenue earning equipment lease charges) and amortization and "Corporate EBITDA," represents EBITDA as adjusted for car rental fleet interest, car rental fleet depreciation and certain other items, as provided in the applicable award agreements. Of the PVUs granted, one half will fully vest after three years if Hertz Holdings' stock price appreciates 15% over the grant date price, and one half will fully vest after four years if Hertz Holdings' stock price appreciates 25% over the grant date price. Partial attainment of Hertz Holdings' stock appreciation targets will result in partial vesting. The achievement of the market condition for the PVUs is determined based on the average closing stock price for the 20 trading day period ending March 6, 2015 and 2016, respectively. In May 2012, Hertz Holdings granted 146,301 RSUs at a fair value of $15.48 and in August 2012, Hertz Holdings granted 59,480 RSUs at a fair value of $12.12.

        The non-cash stock-based compensation expense associated with the Prior Plans (as defined below) and the Omnibus Plan is pushed down from Hertz Holdings and recorded on the books at the Hertz level.

        A summary of the total compensation expense and associated income tax benefits recognized under the Hertz Global Holdings, Inc. Stock Incentive Plan and Hertz Global Holdings, Inc. Director Stock Incentive Plan, or the "Prior Plans," and the Omnibus Plan, including the cost of stock options, RSUs, and PSUs, is as follows (in millions of dollars):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Compensation expense	$7.3	$7.8	$22.3	$24.4
Income tax benefit	(2.8)	(3.0)	(8.6)	(9.4)

Total	$4.5	$4.8	$13.7	$15.0

        As of September 30, 2012, there was approximately $44.4 million of total unrecognized compensation cost related to non-vested stock options, RSUs and PSUs granted by Hertz Holdings under the Prior Plans and the Omnibus Plan. The total unrecognized compensation cost is expected to be recognized over the remaining 1.4 years, on a weighted average basis, of the requisite service period that began on the grant dates.

Note 10—Segment Information

        Our operating segments are aggregated into reportable business segments based primarily upon similar economic characteristics, products, services, customers, and delivery methods. We have identified two reportable segments: rental and leasing of cars, crossovers and light trucks, or "car rental," and rental of industrial, construction, material handling and other equipment, or "equipment rental." Other reconciling items include general corporate assets and expenses, certain interest expense

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 10—Segment Information (Continued)

(including net interest on corporate debt), as well as other business activities. Donlen is included in the car rental reportable segment.

        Adjusted pre-tax income is calculated as income (loss) before income taxes plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization and write-off of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess our operational performance on the same basis that management uses internally. The contribution of our reportable segments to revenues and adjusted pre-tax income (loss) and the reconciliation to consolidated amounts are summarized below (in millions of dollars).

	Three Months Ended September 30,
	Revenues		Adjusted Pre-Tax Income (Loss)
	2012	2011	2012	2011
Car rental	$2,152.6	$2,109.1	$428.7	$375.3
Equipment rental	363.0	321.7	76.2	55.9

Total reportable segments	2,515.6	2,430.8	504.9	431.2
Other	0.6	1.5

Total	$2,516.2	$2,432.3

Adjustments:
Other reconciling items(1)			(73.8)	(77.9)
Purchase accounting(2)			(23.9)	(19.1)
Non-cash debt charges(3)			(13.6)	(14.8)
Restructuring charges			(1.5)	(1.9)
Restructuring related charges(4)			(2.0)	(3.2)
Derivative gains(5)			0.1	0.1
Management transition costs			—	(1.5)
Acquisition related costs			(8.1)	(4.6)

Income before income taxes			$382.1	$308.3

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 10—Segment Information (Continued)

	Nine Months Ended September 30,
	Revenues		Adjusted Pre-Tax Income (Loss)
	2012	2011	2012	2011
Car rental	$5,700.4	$5,388.3	$797.8	$678.8
Equipment rental	1,000.1	891.6	144.6	99.5

Total reportable segments	6,700.5	6,279.9	942.4	778.3
Other	1.8	4.7

Total	$6,702.3	$6,284.6

Adjustments:
Other reconciling items(1)			(235.6)	(244.1)
Purchase accounting(2)			(76.9)	(62.2)
Non-cash debt charges(3)			(46.1)	(89.9)
Restructuring charges			(27.0)	(40.4)
Restructuring related charges(4)			(7.6)	(6.4)
Derivative gains(5)			0.1	0.1
Acquisition related costs			(19.6)	(13.6)
Management transition costs			—	(4.0)
Pension adjustment(6)			—	13.1
Premiums paid on debt(7)			—	(62.4)

Income before income taxes			$529.7	$268.5

(1)
Represents general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities.

(2)
Represents the purchase accounting effects of the Acquisition on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers' compensation and public liability and property damage liabilities. Also represents the purchase accounting effects of subsequent acquisitions on our results of operations relating to increased depreciation and amortization of tangible and intangible assets.

(3)
Represents non-cash debt charges relating to the amortization and write-off of deferred debt financing costs and debt discounts.

(4)
Represents incremental costs incurred directly supporting our business transformation initiatives. Such costs include transition costs incurred in connection with our business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes.

(5)
Represents the mark-to-market adjustment on our interest rate cap.

(6)
Represents a gain for the U.K. pension plan relating to unamortized prior service cost from a 2010 amendment that eliminated discretionary pension increases related to pre-1997 service primarily pertaining to inactive employees.

(7)
Represents premiums paid to redeem our 10.5% Senior Subordinated Notes and a portion of our 8.875% Senior Notes.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 10—Segment Information (Continued)

        Total assets increased $1,879.7 million from December 31, 2011 to September 30, 2012. The increase was primarily related to increases in our car rental and equipment rental segments' revenue earning equipment and receivables, driven by increased volumes, and an increase in restricted cash and cash equivalents related to the timing of purchases and sales of revenue earning vehicles, partly offset by a decreases in our cash and cash equivalents, primarily relating to the redemption of our 8.875% Senior Notes and our 7.875% Senior Notes.

Note 11—Total Equity

	100 Shares Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Non- Controlling Interest	Total Equity
	(In Millions)
December 31, 2011	—	$3,473.6	$(816.4)	$(28.4)	$—	$2,628.8
Net income attributable to The Hertz Corporation and Subsidiaries' common stockholder			304.0			304.0
Other comprehensive income				13.6		13.6
Dividends paid		—	(12.5)			(12.5)
Stock-based employee compensation charges, net of tax		22.2				22.2
Proceeds from employee stock purchase plan		3.7				3.7
Hertz Holdings common shares issued to Directors		1.5				1.5

September 30, 2012	—	$3,501.0	$(524.9)	$(14.8)	$—	$2,961.3

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 11—Total Equity (Continued)

	100 Shares Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Non- Controlling Interest	Total Equity
	(In Millions)
December 31, 2010	$—	$3,452.0	$(1,004.0)	$37.8	$16.5	$2,502.3
Net income attributable to The Hertz Corporation and Subsidiaries' common stockholder			151.7			151.7
Other comprehensive loss				(12.6)		(12.6)
Dividend payment to noncontrolling interest					(10.5)	(10.5)
Net income relating to noncontrolling interest					14.5	14.5
Dividends paid			(12.4)			(12.4)
Stock-based employee compensation charges, net of tax		24.4				24.4
Proceeds from employee stock purchase plan		3.2				3.2
Hertz Holdings common shares issued to Directors		1.5				1.5

September 30, 2011	$—	$3,481.1	$(864.7)	$25.2	$20.5	$2,662.1

        Accumulated other comprehensive loss as of September 30, 2012 and December 31, 2011 includes accumulated translation gains of $95.0 million and $91.3 million, respectively, pension benefits (expense) of $(94.5) million and $(99.6) million, respectively, unrealized losses on our Euro-denominated debt of $(19.4) million and $(19.4) million, respectively, unrealized holding gains of $5.1 million and $0.3 million, respectively, and other of $(1.0) million and $(1.0) million, respectively.

Note 12—Restructuring

        As part of our ongoing effort to implement our strategy of reducing operating costs, we have evaluated our workforce and operations and made adjustments, including headcount reductions and business process reengineering resulting in optimized work flow at rental locations and maintenance facilities as well as streamlined our back-office operations and evaluated potential outsourcing opportunities. When we made adjustments to our workforce and operations, we incurred incremental expenses that delay the benefit of a more efficient workforce and operating structure, but we believe that increased operating efficiency and reduced costs associated with the operation of our business are important to our long-term competitiveness.

        During 2007 through 2011, we announced several initiatives to improve our competitiveness and industry leadership through targeted job reductions. These initiatives included, but were not limited to, job reductions at our corporate headquarters and back-office operations in the U.S. and Europe. As part of our re-engineering optimization we outsourced selected functions globally. In addition, we streamlined operations and reduced costs by initiating the closure of targeted car rental locations and equipment rental branches throughout the world. The largest of these closures occurred in 2008 which

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 12—Restructuring (Continued)

resulted in closures of approximately 250 off-airport locations and 22 branches in our U.S. equipment rental business. These initiatives impacted approximately 8,960 employees.

        During the first, second and third quarters of 2012, we continued to streamline operations and reduce costs with the closure of several car rental and equipment rental locations globally as well as a reduction in our workforce by approximately 65 employees, 280 employees and 240 employees, respectively.

        From January 1, 2007 through September 30, 2012, we incurred $557.5 million ($273.5 million for our car rental segment, $229.5 million for our equipment rental segment and $54.5 million of other) of restructuring charges.

        Additional efficiency and cost saving initiatives are being developed; however, we presently do not have firm plans or estimates of any related expenses.

        Restructuring charges in our consolidated statement of operations can be summarized as follows (in millions of dollars).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
By Type:
Termination benefits	$0.3	$2.4	$16.5	$6.8
Pension and post retirement expense	—	—	—	0.3
Consultant costs	0.1	0.3	0.7	0.6
Asset writedowns	—	(0.5)	2.7	22.8
Facility closure and lease obligation costs	0.9	(0.4)	6.6	9.6
Relocation costs and temporary labor costs	0.1	0.1	0.1	0.1
Other	0.1	—	0.4	0.2

Total	$1.5	$1.9	$27.0	$40.4

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
By Caption:
Direct operating	$3.7	$0.7	$18.3	$35.3
Selling, general and administrative	(2.2)	1.2	8.7	5.1

Total	$1.5	$1.9	$27.0	$40.4

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 12—Restructuring (Continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
By Segment:
Car rental	$0.2	$2.8	$17.2	$7.3
Equipment rental	1.3	(0.9)	8.1	32.7
Other reconciling items	—	—	1.7	0.4

Total	$1.5	$1.9	$27.0	$40.4

        The following table sets forth the activity affecting the restructuring accrual during the nine months ended September 30, 2012 (in millions of dollars). We expect to pay the remaining restructuring obligations relating to termination benefits over the next twelve months. The remainder of the restructuring accrual relates to future lease obligations which will be paid over the remaining term of the applicable leases.

	Termination Benefits	Pension and Post Retirement Expense	Consultant Costs	Other	Total
Balance as of January 1, 2012	$9.1	$0.2	$0.6	$11.7	$21.6
Charges incurred	16.5	—	0.7	9.8	27.0
Cash payments	(14.0)	—	(0.5)	(4.0)	(18.5)
Other(1)	(0.3)	—	(0.1)	(8.9)	(9.3)

Balance as of September 30, 2012	$11.3	$0.2	$0.7	$8.6	$20.8

(1)
Primarily consists of decreases of $6.4 million for facility closures and $2.7 million for asset writedowns.

Note 13—Financial Instruments

Cash and Cash Equivalents and Restricted Cash and Cash Equivalents

        Fair value approximates the amount indicated on the balance sheet at September 30, 2012 and December 31, 2011 because of the short-term maturity of these instruments. Money market accounts, whose fair value at September 30, 2012, is measured using Level 1 inputs, totaling $65.4 million and $300.4 million are included in "Cash and cash equivalents" and "Restricted cash and cash equivalents," respectively. Money market accounts, whose fair value at December 31, 2011, is measured using Level 1 inputs, totaling $566.0 million and $142.9 million are included in "Cash and cash equivalents" and "Restricted cash and cash equivalents," respectively.

Marketable Securities

        Marketable securities held by us consist of equity securities classified as available-for-sale, which are carried at fair value and are included within "Prepaid expenses and other assets." Unrealized gains and losses, net of related income taxes, are included in "Accumulated other comprehensive loss." As of

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 13—Financial Instruments (Continued)

September 30, 2012 and December 31, 2011, the fair value of marketable securities was $41.1 million and $33.2 million, respectively. For the three and nine months ended September 30, 2012, unrealized gains of $2.8 million and $7.9 million, respectively, were recorded in "Accumulated other comprehensive loss." For the three and nine months ended September 30, 2011, unrealized gains of $8.2 million and $6.3 million, respectively, were recorded in "Accumulated other comprehensive loss." Fair values for marketable securities are based on Level 1 inputs consisting of quoted market prices.

Debt

        For borrowings with an initial maturity of 93 days or less, fair value approximates carrying value because of the short-term nature of these instruments. For all other debt, fair value is estimated based on quoted market rates as well as borrowing rates currently available to us for loans with similar terms and average maturities (Level 2 inputs). The aggregate fair value of all debt at September 30, 2012 was $12,623.8 million, compared to its aggregate unpaid principal balance of $12,296.9 million. The aggregate fair value of all debt at December 31, 2011 was $11,092.4 million, compared to its aggregate unpaid principal balance of $10,925.6 million.

Derivative Instruments and Hedging Activities

        The following table summarizes our financial assets and liabilities measured at fair value on a recurring basis (in millions of dollars):

	Fair Value of Derivative Instruments(1)
	Asset Derivatives(2)		Liability Derivatives(2)
	September 30, 2012	December 31, 2011	September 30, 2012	December 31, 2011
Derivatives not designated as hedging instruments under ASC 815:
Gasoline swaps	$0.3	$—	$—	$0.4
Interest rate caps	—	0.5	—	0.4
Foreign exchange forward contracts	4.2	4.4	3.3	1.9
Interest rate swaps	—	—	—	0.2
Foreign exchange options	0.1	0.1	—	—

Total derivatives not designated as hedging instruments under ASC 815	$4.6	$5.0	$3.3	$2.9

(1)
All fair value measurements were primarily based upon significant observable (Level 2) inputs.

(2)
All asset derivatives are recorded in "Prepaid expenses and other assets" and all liability derivatives are recorded in "Accrued liabilities" on our condensed consolidated balance sheets.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 13—Financial Instruments (Continued)

	Location of Gain or (Loss) Recognized on Derivatives	Amount of Gain or (Loss) Recognized in Income on Derivatives
		Three Months Ended September 30,
		2012	2011
Derivatives not designated as hedging instruments under ASC 815:
Gasoline swaps	Direct operating	$2.1	$(1.9)
Interest rate caps	Selling, general and administrative	—	0.1
Foreign exchange forward contracts	Selling, general and administrative	(6.2)	11.3
Foreign exchange options	Selling, general and administrative	—	(0.1)

Total		$(4.1)	$9.4

	Location of Gain or (Loss) Recognized on Derivatives	Amount of Gain or (Loss) Recognized in Income on Derivatives
		Nine Months Ended September 30,
		2012	2011
Derivatives not designated as hedging instruments under ASC 815:
Gasoline swaps	Direct operating	$0.6	$1.0
Interest rate caps	Selling, general and administrative	(0.1)	0.1
Foreign exchange forward contracts	Selling, general and administrative	(11.8)	3.4
Foreign exchange options	Selling, general and administrative	0.1	(0.1)

Total		$(11.2)	$4.4

        In conjunction with the refinanced Series 2009-1 and the Series 2010-2, HVF purchased an interest rate cap for $6.7 million, with a maximum notional amount equal to the refinanced Series 2009-1 and the Series 2010-2 with a combined maximum principal amount of $2.1 billion, a strike rate of 5% and expected maturity date of March 25, 2013. Additionally, Hertz sold a 5% interest rate cap for $6.2 million, with a matching notional amount and term to the HVF interest rate cap. In March 2012, an additional $250 million of the Series 2009-1 notes was issued, for which HVF and Hertz amended their interest rate cap agreements to increase the maximum notional amounts by $250 million. Also, in December 2010, the Australian Securitization was completed and our Australian operating subsidiary purchased an interest rate cap for $0.5 million, with a maximum notional amount equal to the Australian Securitization maximum principal amount of A$250 million, a strike rate of 7% and expected maturity date of December 2012. Additionally, Hertz sold a 7% interest rate cap for $0.4 million with a matching notional amount and term to the Australian operating subsidiary's interest

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 13—Financial Instruments (Continued)

rate cap. The fair values of all interest rate caps were calculated using a discounted cash flow method and applying observable market data (i.e. the 1-month LIBOR yield curve and credit default swap spreads). Gains and losses resulting from changes in the fair value of these interest rate caps are included in our results of operations in the periods incurred.

        In connection with our acquisition of Donlen, we acquired interest rate swaps associated with floating rate debt. As of September 30, 2012, these interest rate swaps have expired. These interest rate swaps are used to effectively convert an amount of floating rate debt into fixed rate debt. The fair values of these interest rate swaps were calculated using a discounted cash flow method and applying observable market data (i.e. the 1-month LIBOR yield curve). Gains and losses resulting from changes in the fair value of these interest rate swaps are included in our results of operations in the periods incurred (in Selling, general and administrative).

        We purchase unleaded gasoline and diesel fuel at prevailing market rates and maintain a program to manage our exposure to changes in fuel prices through the use of derivative commodity instruments. We currently have in place swaps to cover a portion of our fuel price exposure through November 2013. We presently hedge a portion of our overall unleaded gasoline and diesel fuel purchases with commodity swaps and have contracts in place that settle on a monthly basis. As of September 30, 2012, our outstanding commodity instruments for unleaded gasoline and diesel fuel totaled approximately 7.8 million gallons and 1.5 million gallons, respectively. The fair value of these commodity instruments was calculated using a discounted cash flow method and applying observable market data (including NYMEX RBOB Gasoline and U.S. Department of Energy surveys). Gains and losses resulting from changes in the fair value of these commodity instruments are included in our results of operations in the periods incurred.

        We manage our foreign currency risk primarily by incurring, to the extent practicable, operating and financing expenses in the local currency in the countries in which we operate, including making fleet and equipment purchases and borrowing locally. Also, we have purchased foreign exchange options to manage exposure to fluctuations in foreign exchange rates for selected marketing programs. The effect of exchange rate changes on these financial instruments would not materially affect our consolidated financial position, results of operations or cash flows. Our risks with respect to foreign exchange options are limited to the premium paid for the right to exercise the option and the future performance of the option's counterparty. Premiums paid for options outstanding as of September 30, 2012, were approximately $0.2 million. We limit counterparties to the transactions to financial institutions that have strong credit ratings. As of September 30, 2012 and December 31, 2011, the total notional amount of these foreign exchange options was $45.0 million and $9.1 million, respectively. As of September 30, 2012, these foreign exchange options mature through January 2014. The fair value of the foreign exchange options was calculated using a discounted cash flow method and applying observable market data (i.e. foreign currency exchange rates). Gains and losses resulting from changes in the fair value of these options are included in our results of operations in the periods incurred.

        We also manage exposure to fluctuations in currency risk on intercompany loans we make to certain of our subsidiaries by entering into foreign currency forward contracts at the time of the loans which are intended to offset the impact of foreign currency movements on the underlying intercompany loan obligations. As of September 30, 2012, the total notional amount of these forward contracts was $986.9 million, maturing within four months. The fair value of these foreign currency forward contracts was calculated based on foreign currency forward exchange rates.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 14—Related Party Transactions

Relationship with Hertz Investors, Inc., Hertz Holdings and the Sponsors

        Other than as disclosed below, in the nine months ended September 30, 2012, there were no material changes to our relationship with Hertz Investors, Inc., Hertz Holdings or the Sponsors.

Financing Arrangements with Related Parties

        Affiliates of MLGPE (which is one of the Sponsors), including Bank of America and certain of its affiliates, have provided various investment and commercial banking and financial advisory services to us for which they have received customary fees and commissions. In addition, these parties have acted as agents, lenders, purchasers and/or underwriters to us under our respective financing arrangements, for which they have received customary fees, commissions, expenses and/or other compensation. More specifically, these parties have acted in the following capacities, or similar capacities, with respect to our financing arrangements: lenders and/or agents under the Senior Credit Facilities, the U.S. Fleet Financing Facility and certain of the U.S. Fleet Variable Funding Notes; purchasers and/or underwriters under the Senior Notes and certain of the U.S. Fleet Medium Term Notes; and structuring advisors and/or agents under the U.S. ABS Program.

        As of September 30, 2012 and December 31, 2011, approximately $185 million and $174 million, respectively, of our outstanding debt was with related parties.

        For information on our total indebtedness, see Note 7—Debt.

        On June 29, 2007, we entered into a master loan agreement with Hertz Holdings. The maximum amount which may be borrowed by us under this facility is $100 million. The facility expired June 29, 2012 and was renewed through June 28, 2013, or on an earlier date if mutually agreed by both parties. The interest rate is based on the U.S. Dollar LIBOR rate plus a margin. As of September 30, 2012, there was a $11.9 million receivable from Hertz Holdings and as of December 31, 2011, there was $0.4 million in borrowings due to Hertz Holdings.

Note 15—Contingencies and Off-Balance Sheet Commitments

Off-Balance Sheet Commitments

        As of September 30, 2012 and December 31, 2011, the following guarantees (including indemnification commitments) were issued and outstanding.

Indemnification Obligations

        In the ordinary course of business, we execute contracts involving indemnification obligations customary in the relevant industry and indemnifications specific to a transaction such as the sale of a business. These indemnification obligations might include claims relating to the following: environmental matters; intellectual property rights; governmental regulations and employment-related matters; customer, supplier and other commercial contractual relationships; and financial matters. Performance under these indemnification obligations would generally be triggered by a breach of terms of the contract or by a third party claim. We regularly evaluate the probability of having to incur costs associated with these indemnification obligations and have accrued for expected losses that are

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 15—Contingencies and Off-Balance Sheet Commitments (Continued)

probable and estimable. The types of indemnification obligations for which payments are possible include the following:

Sponsors; Directors

        We have entered into customary indemnification agreements with Hertz Holdings, the Sponsors and Hertz Holdings' stockholders affiliated with the Sponsors, pursuant to which Hertz Holdings and we will indemnify the Sponsors, Hertz Holdings' stockholders affiliated with the Sponsors and their respective affiliates, directors, officers, partners, members, employees, agents, representatives and controlling persons, against certain liabilities arising out of performance of a consulting agreement with Hertz Holdings and each of the Sponsors and certain other claims and liabilities, including liabilities arising out of financing arrangements or securities offerings. We do not believe that these indemnifications are reasonably likely to have a material impact on us. Hertz Holdings has entered into indemnification agreements with each of its directors.

Environmental

        We have indemnified various parties for the costs associated with remediating numerous hazardous substance storage, recycling or disposal sites in many states and, in some instances, for natural resource damages. The amount of any such expenses or related natural resource damages for which we may be held responsible could be substantial. The probable expenses that we expect to incur for such matters have been accrued, and those expenses are reflected in our condensed consolidated financial statements. As of September 30, 2012 and December 31, 2011, the aggregate amounts accrued for environmental liabilities including liability for environmental indemnities, reflected in our condensed consolidated balance sheets in "Accrued liabilities" were $1.5 million and $1.5 million, respectively. The accrual generally represents the estimated cost to study potential environmental issues at sites deemed to require investigation or clean-up activities, and the estimated cost to implement remediation actions, including on-going maintenance, as required. Cost estimates are developed by site. Initial cost estimates are based on historical experience at similar sites and are refined over time on the basis of in-depth studies of the sites. For many sites, the remediation costs and other damages for which we ultimately may be responsible cannot be reasonably estimated because of uncertainties with respect to factors such as our connection to the site, the materials there, the involvement of other potentially responsible parties, the application of laws and other standards or regulations, site conditions, and the nature and scope of investigations, studies, and remediation to be undertaken (including the technologies to be required and the extent, duration, and success of remediation).

Legal Proceedings

        From time to time we are a party to various legal proceedings. We are currently a defendant in numerous actions and have received numerous claims on which actions have not yet been commenced for public liability and property damage arising from the operation of motor vehicles and equipment rented from us and our licensees. The obligation for public liability and property damage on self-insured U.S. and international vehicles and equipment, as stated on our balance sheet, represents an estimate for both reported accident claims not yet paid and claims incurred but not yet reported. The related liabilities are recorded on a non-discounted basis. Reserve requirements are based on actuarial evaluations of historical accident claim experience and trends, as well as future projections of

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 15—Contingencies and Off-Balance Sheet Commitments (Continued)

ultimate losses, expenses, premiums and costs. At September 30, 2012 and December 31, 2011 our liability recorded for public liability and property damage matters was $279.8 million and $281.5 million, respectively. We believe that our analysis is based on the most relevant information available, combined with reasonable assumptions, and that we may prudently rely on this information to determine the estimated liability. We note the liability is subject to significant uncertainties. The adequacy of the liability reserve is regularly monitored based on evolving accident claim history and insurance related state legislation changes. If our estimates change or if actual results differ from these assumptions, the amount of the recorded liability is adjusted to reflect these results.

        For a detailed description of certain of our legal proceedings please see Note 11 of the Notes to our audited annual consolidated financial statements included in our Form 10-K under the caption "Item 8—Financial Statements and Supplementary Data."

        There were no material changes in the legal proceedings described in our Form 10-K and in our subsequent quarterly reports on Form 10-Q.

        As previously disclosed, on June 15, 2011 we received a subpoena from the staff of the Securities and Exchange Commission, or "SEC," seeking production of documents related to our proposed business combination with Dollar Thrifty Automotive Group, Inc. SEC staff later took the testimony of a Hertz executive and has indicated that they may or may not take further testimony. We are cooperating fully with the SEC's investigation. We do not expect this investigation to have any effect on a proposed business combination with Dollar Thrifty.

        In addition to the above mentioned and those described in our Form 10-K or in our other filings with Securities and Exchange Commission, various other legal actions, claims and governmental inquiries and proceedings are pending or may be instituted or asserted in the future against us and our subsidiaries. Other than with respect to the aggregate claims for public liability and property damage pending against us, management, based on the advice of legal counsel, does not believe that any of the matters resolved, or pending against us, are material to us and our subsidiaries taken as a whole.

        We have established reserves for matters where we believe that the losses are probable and reasonably estimated. Other than with respect to the aggregate reserve established for claims for public liability and property damage, none of those reserves are material. For matters where we have not established a reserve, the ultimate outcome or resolution cannot be predicted at this time, or the amount of ultimate loss, if any, cannot be reasonably estimated. Litigation is subject to many uncertainties and the outcome of the individual litigated matters is not predictable with assurance. It is possible that certain of the actions, claims, inquiries or proceedings, including those discussed in our Form 10-K or in our other filings with Securities and Exchange Commission, could be decided unfavorably to us or any of our subsidiaries involved. Accordingly, it is possible that an adverse outcome from such a proceeding could exceed the amount accrued in an amount that could be material to our consolidated financial condition, results of operations or cash flows in any particular reporting period.

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements

        The following condensed consolidating financial information presents the Condensed Consolidating Balance Sheets as of September 30, 2012 and December 31, 2011, the Condensed Consolidating

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

Statements of Operations and Comprehensive Income (Loss) for the three- and nine-month periods ended September 30, 2012 and 2011, and the Condensed Consolidating Statements of Cash Flows for the nine-months ended September 30, 2012 and 2011, of (a) The Hertz Corporation, ("the Company" or "the Parent"); (b) the Parent's subsidiaries that guarantee the Parent's indebtedness, or the Guarantor Subsidiaries; (c) the Parent's subsidiaries that do not guarantee the Parent's indebtedness, or the Non-Guarantor Subsidiaries; (d) elimination entries necessary to consolidate the Parent with the Guarantor Subsidiaries and Non-Guarantor Subsidiaries; and of (e) the Company on a consolidated basis.

        Investments in subsidiaries are accounted for using the equity method for purposes of the consolidating presentation. The principal elimination entries relate to investments in subsidiaries and intercompany balances and transactions. Separate financial statements and other disclosures with respect to the Guarantor Subsidiaries have not been provided, as the Guarantor Subsidiaries are 100% owned by the Parent and all guarantees are full and unconditional and joint and several. Additionally, substantially all of the assets of the Guarantor Subsidiaries are pledged under the Senior Credit Facilities, and consequently will not be available to satisfy the claims of our general creditors.

        On December 12, 2012, pursuant to a consent agreement Hertz Holdings entered into with the Federal Trade Commission in connection with the Dollar Thrifty Acquisition, we consummated the Advantage Divestiture. Prior to the Advantage Divestiture, Simply Wheelz, the legal entity associated with Advantage, had been included within these condensed consolidating financial statements as a Guarantor Subsidiary. In accordance with S-X Rule 3-10, the condensed consolidating financial information below includes the results of Simply Wheelz as this financial information represents the guarantor structure in place at September 30, 2012 and December 31, 2011. See Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements, for condensed consolidating financial information that has been included with respect to debt securities which the Company intends to register under the Securities Act of 1933, which includes Simply Wheelz as a Non-Guarantor Subsidiary for all periods presented.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET
September 30, 2012
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
ASSETS
Cash and cash equivalents	$34,093	$8,161	$411,040	$—	$453,294
Restricted cash and cash equivalents	44,016	11,634	321,123		376,773
Receivables, less allowance for doubtful accounts	403,599	300,725	1,027,471		1,731,795
Due from Hertz affiliate	1,279,380	101,210	1,316,228	(2,684,953)	11,865
Inventories, at lower cost or market	30,143	34,367	41,472		105,982
Prepaid expenses and other assets	2,372,807	28,717	114,087	(2,135,355)	380,256
Revenue earning equipment, net	103,636	1,727,717	10,389,856		12,221,209
Property and equipment, net	846,346	194,153	239,222		1,279,721
Investment in subsidiaries, net	4,494,564	493,430	—	(4,987,994)	—
Other intangible assets, net	79,626	2,383,844	68,052		2,531,522
Goodwill	100,221	138,790	215,652		454,663

Total assets	$9,788,431	$5,422,748	$14,144,203	$(9,808,302)	$19,547,080

LIABILITIES AND EQUITY
Due to Hertz affiliate	$1,405,733	$656,427	$622,794	$(2,684,954)	$—
Accounts payable	154,390	209,685	611,023		975,098
Accrued liabilities	649,782	77,313	285,093		1,012,188
Accrued taxes	65,711	160,686	419,515	(403,694)	242,218
Debt	4,448,746	27,551	7,816,935		12,293,232
Public liability and property damage	102,739	13,267	163,749		279,755
Deferred taxes on income	—	1,465,091	2,049,809	(1,731,660)	1,783,240

Total liabilities	6,827,101	2,610,020	11,968,918	(4,820,308)	16,585,731

Equity:
The Hertz Corporation and Subsidiaries stockholder's equity	2,961,330	2,812,728	2,175,266	(4,987,994)	2,961,330
Noncontrolling interest	—	—	19	—	19

Total equity	2,961,330	2,812,728	2,175,285	(4,987,994)	2,961,349

Total liabilities and equity	$9,788,431	$5,422,748	$14,144,203	$(9,808,302)	$19,547,080

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
ASSETS
Cash and cash equivalents	$565,002	$7,410	$358,796	$—	$931,208
Restricted cash and cash equivalents	44,663	28,130	235,246	—	308,039
Receivables, less allowance for doubtful accounts	297,292	226,143	1,092,947	—	1,616,382
Due from Hertz affiliate	655,411	78,660	1,181,387	(1,915,458)	—
Inventories, at lower cost or market	22,440	27,505	34,033	—	83,978
Prepaid expenses and other assets	2,088,579	33,432	136,731	(1,842,608)	416,134
Revenue earning equipment, net	167,304	1,505,867	8,432,238	—	10,105,409
Property and equipment, net	824,381	178,399	249,074	—	1,251,854
Investment in subsidiaries, net	4,413,289	460,201	—	(4,873,490)	—
Other intangible assets, net	94,682	2,387,017	80,535	—	2,562,234
Goodwill	100,221	74,738	217,135	—	392,094

Total assets	$9,273,264	$5,007,502	$12,018,122	$(8,631,556)	$17,667,332

LIABILITIES AND EQUITY
Due to Hertz affiliate	$1,251,347	$268,026	$396,497	$(1,915,458)	$412
Accounts payable	188,695	164,989	543,805	—	897,489
Accrued liabilities	607,673	212,361	306,304	—	1,126,338
Accrued taxes	54,559	146,682	(26,385)	(11,872)	162,984
Debt	4,434,274	4,237	6,469,338	—	10,907,849
Public liability and property damage	107,881	16,618	157,035	—	281,534
Deferred taxes on income	—	1,445,856	2,046,752	(1,830,736)	1,661,872

Total liabilities	6,644,429	2,258,769	9,893,346	(3,758,066)	15,038,478

Equity:
The Hertz Corporation and Subsidiaries stockholder's equity	2,628,835	2,748,733	2,124,757	(4,873,490)	2,628,835
Noncontrolling interest	—	—	19	—	19

Total equity	2,628,835	2,748,733	2,124,776	(4,873,490)	2,628,854

Total liabilities and equity	$9,273,264	$5,007,502	$12,018,122	$(8,631,556)	$17,667,332

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Three Months Ended September 30, 2012
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Total revenues	$1,189,646	$329,602	$1,710,695	$(713,721)	$2,516,222

Expenses:
Direct operating	614,291	171,900	454,891		1,241,082
Depreciation of revenue earning equipment and lease charges	690,370	64,666	519,214	(713,721)	560,529
Selling, general and administrative	95,685	26,614	78,694	—	200,993
Interest expense	52,511	12,254	77,008	—	141,773
Interest income	(1)	(228)	(487)	—	(716)
Other (income) expense, net	—	(5)	(9,509)	—	(9,514)

Total expenses	1,452,856	275,201	1,119,811	(713,721)	2,134,147

Income (loss) before income taxes and equity in earnings (losses) of subsidiaries	(263,210)	54,401	590,884	—	382,075
(Provision) benefit for taxes on income	93,652	(20,319)	(204,105)	—	(130,772)
Equity in earnings (losses) of subsidiaries (net of tax)	420,861	55,785	—	(476,646)	—

Net income (loss)	$251,303	$89,867	$386,779	$(476,646)	$251,303

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2012
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Total revenues	$3,232,554	$885,134	$4,432,368	$(1,847,762)	$6,702,294

Expenses:
Direct operating	1,795,547	515,541	1,234,074	—	3,545,162
Depreciation of revenue earning equipment and lease charges	1,789,646	180,826	1,471,686	(1,847,762)	1,594,396
Selling, general and administrative	294,244	85,135	235,900	—	615,279
Interest expense	172,090	35,431	223,028	—	430,549
Interest income	(117)	(614)	(1,545)	—	(2,276)
Other (income) expense, net	—	(14)	(10,512)	—	(10,526)

Total expenses	4,051,410	816,305	3,152,631	(1,847,762)	6,172,584

Income (loss) before income taxes and equity in earnings (losses) of subsidiaries	(818,856)	68,829	1,279,737	—	529,710
(Provision) benefit for taxes on income	295,601	(25,718)	(495,565)	—	(225,682)
Equity in earnings (losses) of subsidiaries (net of tax)	827,283	33,229	—	(860,512)	—

Net income (loss)	$304,028	$76,340	$784,172	$(860,512)	$304,028

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Three Months Ended September 30, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Total revenues	$1,169,613	$271,193	$1,616,573	$(625,113)	$2,432,266

Expenses:
Direct operating	615,251	146,966	485,400	—	1,247,617
Depreciation of revenue earning equipment and lease charges	535,840	54,139	558,417	(625,113)	523,283
Selling, general and administrative	90,172	25,598	81,773	—	197,543
Interest expense	61,401	9,081	86,313	—	156,795
Interest income	(24)	(37)	(1,188)	—	(1,249)
Other (income) expense, net	—	(5)	34	—	29

Total expenses	1,302,640	235,742	1,210,749	(625,113)	2,124,018

Income (loss) before income taxes noncontrolling interest and equity in earnings (losses) of subsidiaries	(133,027)	35,451	405,824	—	308,248
(Provision) benefit for taxes on income (loss)	48,077	(11,319)	(126,673)	—	(89,915)
Equity in earnings (losses) of subsidiaries (net of tax)	297,512	1,556	—	(299,068)	—

Net income (loss)	212,562	25,688	279,151	(299,068)	218,333
Less: Net income attributable to noncontrolling interest	—	—	(5,771)	—	(5,771)

Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$212,562	$25,688	$273,380	$(299,068)	$212,562

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Total revenues	$3,122,111	$727,420	$4,242,151	$(1,807,120)	$6,284,562

Expenses:
Direct operating	1,748,070	459,842	1,300,676	—	3,508,588
Depreciation of revenue earning equipment and lease charges	1,512,691	167,491	1,505,979	(1,807,120)	1,379,041
Selling, general and administrative	269,934	68,538	236,759	—	575,231
Interest expense	236,443	24,594	234,108	—	495,145
Interest income	(434)	(45)	(4,172)		(4,651)
Other (income) expense, net	62,396	(13)	323	—	62,706

Total expenses	3,829,100	720,407	3,273,673	(1,807,120)	6,016,060

Income (loss) before income taxes, noncontrolling interest and equity in earnings (losses) of subsidiaries	(706,989)	7,013	968,478	—	268,502
(Provision) benefit for taxes on income (loss)	230,769	(2,301)	(330,748)	—	(102,280)
Equity in earnings (losses) of subsidiaries (net of tax)	627,911	(1,748)	—	(626,163)	—

Net income (loss)	151,691	2,964	637,730	(626,163)	166,222
Less: Net income attributable to noncontrolling interest	—	—	(14,531)	—	(14,531)

Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$151,691	$2,964	$623,199	$(626,163)	$151,691

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)
For the Three Months Ended September 30, 2012
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net income (loss)	$251,303	$89,867	$386,779	$(476,646)	$251,303
Other comprehensive income (net of tax)	23,229	—	19,762	(19,762)	23,229

Comprehensive income (loss)	$274,532	$89,867	$406,541	$(496,408)	$274,532

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)
For the Nine Months Ended September 30, 2012
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net income (loss)	$304,028	$76,340	$784,172	$(860,512)	$304,028
Other comprehensive income (loss), net of tax	13,586	—	3,358	(3,358)	13,586

Comprehensive income (loss)	$317,614	$76,340	$787,530	$(863,870)	$317,614

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)
For the Three Months Ended September 30, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net income (loss)	$212,562	$25,688	$279,151	$(299,068)	$218,333
Other comprehensive income (loss), net of tax	(74,744)	—	(80,497)	80,497	(74,744)

Comprehensive income (loss)	137,818	25,688	198,654	(218,571)	143,589
Less: Comprehensive income attributable to noncontrolling interest	—	—	(5,771)	—	(5,771)

Comprehensive income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$137,818	$25,688	$192,883	$(218,571)	$137,818

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)
For the Nine Months Ended September 30, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net income (loss)	$151,691	$2,964	$637,730	$(626,163)	$166,222
Other comprehensive income (loss), net of tax	(12,674)	—	(4,707)	4,707	(12,674)

Comprehensive income (loss)	139,017	2,964	633,023	(621,456)	153,548
Less: Comprehensive income attributable to noncontrolling interest	—	—	(14,531)	—	(14,531)

Comprehensive income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$139,017	$2,964	$618,492	$(621,456)	$139,017

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Nine Months Ended September 30, 2012
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net cash provided by (used in) operating activities	$(321,255)	$588,556	$2,467,989	$(592,864)	$2,142,426

Cash flows from investing activities:
Net change in restricted cash and cash equivalents	646	16,496	(86,443)	—	(69,301)
Revenue earning equipment expenditures	(66,293)	(574,426)	(7,040,299)	—	(7,681,018)
Proceeds from disposal of revenue earning equipment	54,484	193,259	4,567,631	—	4,815,374
Property and equipment expenditures	(116,600)	(30,029)	(82,811)	—	(229,440)
Proceeds from disposal of property and equipment	53,204	6,095	35,345	—	94,644
Capital contributions to subsidiaries	(2,658,823)	—	—	2,658,823	—
Return of capital from subsidiaries	2,627,954	—	—	(2,627,954)	—
Loan to Parent From Non-Guarantor	—	—	49,858	(49,858)	—
Acquisitions, net of cash acquired	—	(196,220)	—	—	(196,220)
Proceeds from disposal of business	—	—	11,691	—	11,691
Other investing activities	—	—	(1,400)	—	(1,400)

Net cash used in investing activities	(105,428)	(584,825)	(2,546,428)	(18,989)	(3,255,670)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	260,000	—	22,382	—	282,382
Payment of long-term debt	(646,682)	(13)	(9,416)	—	(656,111)
Short-term borrowings:
Proceeds	—	—	367,988	—	367,988
Payments	(26,775)	—	(935,915)	—	(962,690)
Proceeds (payments) under the revolving lines of credit, net	425,000	(242)	1,251,229	—	1,675,987
Capital contributions received from parent	—	—	2,658,823	(2,658,823)	—
Loan to Parent From Non-Guarantor	(49,858)	—	—	49,858	—
Payment of dividends and return of capital	—	—	(3,220,818)	3,220,818	—
Dividends paid to Parent	(12,500)	—	—	—	(12,500)
Proceeds from employee stock purchase plan	3,186	—	—	—	3,186
Loan with Hertz Global Holdings, Inc.	(12,277)	—	—	—	(12,277)
Purchase of noncontrolling interest	(38,000)	—	—	—	(38,000)
Payment of financing costs	(6,320)	(2,725)	(4,634)	—	(13,679)

Net cash provided by (used in) financing activities	(104,226)	(2,980)	129,639	611,853	634,286

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	1,044	—	1,044

Net change in cash and cash equivalents during the period	(530,909)	751	52,244	—	(477,914)
Cash and cash equivalents at beginning of period	565,002	7,410	358,796	—	931,208

Cash and cash equivalents at end of period	$34,093	$8,161	$411,040	$—	$453,294

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Nine Months Ended September 30, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net cash provided by (used in) operating activities	$787,422	$645,186	$643,231	$(414,582)	$1,661,257

Cash flows from investing activities:
Net change in restricted cash and cash equivalents	(36,916)	20,843	(107,438)	—	(123,511)
Revenue earning equipment expenditures	(72,286)	(489,314)	(7,303,009)	—	(7,864,609)
Proceeds from disposal of revenue earning equipment	51,079	89,517	4,791,814	—	4,932,410
Property and equipment expenditures	(139,952)	(17,447)	(44,877)	—	(202,276)
Proceeds from disposal of property and equipment	27,139	4,256	16,738	—	48,133
Capital contributions to subsidiaries	(2,425,886)	—	—	2,425,886	—
Return of capital from subsidiaries	1,370,418	—	—	(1,370,418)	—
Acquisitions, net of cash acquired	(212,011)	(501)	(10,476)	—	(222,988)
Purchase of short-term investments, net	(32,891)	—	—	—	(32,891)
Other investing activities	—	(13,602)	14,362	—	760

Net cash provided by (used in) investing activities	(1,471,306)	(406,248)	(2,642,886)	1,055,468	(3,464,972)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,454,744	—	603,651	—	3,058,395
Payment of long-term debt	(3,591,349)	(13)	(49,919)	—	(3,641,281)
Short-term borrowings:
Proceeds	—	—	371,994	—	371,994
Payments	(15,095)	—	(799,799)	—	(814,894)
Proceeds (payments) under the revolving lines of credit, net	185,872	(229,604)	978,096	—	934,364
Distributions to noncontrolling interest	—	—	(10,500)	—	(10,500)
Capital contributions received from parent	—	—	2,425,886	(2,425,886)	—
Payment of dividends and return of capital	(12,450)	—	(1,785,000)	1,785,000	(12,450)
Proceeds from employee stock purchase plan	2,690	—	—	—	2,690
Loan from Hertz Global Holdings, Inc.	317	—	—	—	317
Payment of financing costs	(78,309)	(2,284)	(7,047)	—	(87,640)

Net cash provided by (used in) financing activities	(1,053,580)	(231,901)	1,727,362	(640,886)	(199,005)

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	(13,987)	—	(13,987)

Net decrease in cash and cash equivalents during the period	(1,737,464)	7,037	(258,306)	—	(1,988,733)
Cash and cash equivalents at beginning of period	1,754,378	5,180	614,448	—	2,374,006

Cash and cash equivalents at end of period	$16,914	$12,217	$356,142	$—	$385,273

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 17—Subsequent Events

        In October 2012, Hertz entered into an amendment to our Senior Term Facility providing for commitments for $750 million of loans under the Senior Term Facility. Hertz currently expects to incur incremental term loans, or the "Incremental Term Loans," under such commitments in an aggregate principal amount of $750 million.

        In October 2012, HDTFS, Inc., a newly-formed, wholly-owned subsidiary of Hertz issued and sold $700 million aggregate principal amount of 5.875% Senior Notes due 2020 and $500 million aggregate principal amount of 6.250% Senior Notes due 2022 in a private offering. The gross proceeds of the offering are being held in an escrow account until the date on which we successfully complete the acquisition of Dollar Thrifty.

        In connection with the amendment to the Senior Term Facilities and the issuances of the Senior Notes, Hertz terminated $1.95 billion of the Bridge Commitments.

        In October 2012, Hertz caused its wholly-owned subsidiary GN Funding II L.L.C. to extend the maturity date of the Donlen GN II Variable Funding Notes from December 2012 to December 2013.

        In October 2012, Hertz caused its wholly-owned subsidiary HA Fleet Pty Limited to amend the Australian Securitization to extend the maturity from December 2012 to December 2014.

        In October 2012, Hertz caused its wholly-owned subsidiary HVF to amend Series 2009-1 of its U.S. Fleet Variable Funding Notes to extend the maturity date from March 2013 to March 2014.

        On October 29, 2012, Hertz Holdings announced that Gary Rappeport, the CEO of Donlen will be retiring at the end of 2012. Mr. Rappeport will be succeeded by Donlen's current President and COO, Tom Callahan, on January 1, 2013. Tom will become Vice President, Hertz Holdings and President, Donlen and he will report directly to Hertz Chairman and CEO Mark P. Frissora.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements

        In connection with the filing of a Form S-4 in January 2013 in order to register debt securities under the Securities Act of 1933 for purposes of exchange offers for the Company's 6.75% Notes due 2019, 5.875% Notes due 2020 and 6.25% Notes due 2022 (collectively, the "Exchange Notes"), certain 100% owned subsidiaries of the Company are expected to jointly and severally, and fully and unconditionally guarantee the Exchange Notes. The following condensed consolidating financial information presents the Condensed Consolidating Balance Sheets as of September 30, 2012 and December 31, 2011, the Condensed Consolidating Statements of Operations, Comprehensive Income (Loss), and Cash Flows for the nine-month periods ended September 30, 2012 and 2011, of (a) The Hertz Corporation, as issuer of the Exchange Notes ("the Company" or "the Parent"); (b) the Parent's subsidiaries that guarantee the Exchange Notes, or the Guarantor Subsidiaries; (c) the Parent's subsidiaries that do not guarantee the Exchange Notes, or the Non-Guarantor Subsidiaries; (d) elimination entries necessary to consolidate the Parent with the Guarantor Subsidiaries and Non-Guarantor Subsidiaries; and of (e) the Company on a consolidated basis. The Guarantor Subsidiaries are consistent with those entities which guaranteed the Company's existing indebtedness as of September 30, 2012 and December 31, 2011, with the exception of the Company's Simply Wheelz subsidiary which was sold in connection with the Advantage Divestiture, as more fully described in Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements, and therefore is not included as a guarantor of the Exchange Notes in the Form S-4 Registration Statement.

        Investments in subsidiaries are accounted for using the equity method for purposes of the consolidating presentation. The principal elimination entries relate to investments in subsidiaries and intercompany balances and transactions. Separate financial statements and other disclosures with respect to the Guarantor Subsidiaries have not been provided, as the Guarantor Subsidiaries are 100% owned by the Parent and all guarantees are full and unconditional and joint and several. Additionally, substantially all of the assets of the Guarantor Subsidiaries are pledged under the Senior Credit Facilities, and consequently will not be available to satisfy the claims of our general creditors.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET
September 30, 2012
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
ASSETS
Cash and cash equivalents	$34,093	$8,117	$411,084	$—	$453,294
Restricted cash and cash equivalents	44,016	11,634	321,123		376,773
Receivables, less allowance for doubtful accounts	403,599	293,550	1,034,646		1,731,795
Due from Hertz affiliate	1,279,380	56,440	1,360,919	(2,684,874)	11,865
Inventories, at lower cost or market	30,143	32,902	42,937		105,982
Prepaid expenses and other assets	2,372,807	28,269	114,535	(2,135,355)	380,256
Revenue earning equipment, net	103,636	1,727,717	10,389,856		12,221,209
Property and equipment, net	846,346	186,971	246,404		1,279,721
Investment in subsidiaries, net	4,494,564	493,430	—	(4,987,994)	—
Other intangible assets, net	79,626	2,362,322	89,574		2,531,522
Goodwill	100,221	131,280	223,162		454,663

Total assets	$9,788,431	$5,332,632	$14,234,240	$(9,808,223)	$19,547,080

LIABILITIES AND EQUITY
Due to Hertz affiliate	$1,405,733	$653,081	$626,061	$(2,684,875)	$—
Accounts payable	154,390	209,899	610,809		975,098
Accrued liabilities	649,782	75,389	287,017		1,012,188
Accrued taxes	65,711	147,090	433,111	(403,694)	242,218
Debt	4,448,746	27,551	7,816,935		12,293,232
Public liability and property damage	102,739	10,510	166,506		279,755
Deferred taxes on income	—	1,458,105	2,056,795	(1,731,660)	1,783,240

Total liabilities	6,827,101	2,581,625	11,997,234	(4,820,229)	16,585,731

Equity:
The Hertz Corporation and Subsidiaries stockholder's equity	2,961,330	2,751,007	2,236,987	(4,987,994)	2,961,330
Noncontrolling interest	—	—	19	—	19

Total equity	2,961,330	2,751,007	2,237,006	(4,987,994)	2,961,349

Total liabilities and equity	$9,788,431	$5,332,632	$14,234,240	$(9,808,223)	$19,547,080

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
ASSETS
Cash and cash equivalents	$565,002	$7,385	$358,821	$—	$931,208
Restricted cash and cash equivalents	44,663	28,130	235,246	—	308,039
Receivables, less allowance for doubtful accounts	297,292	218,754	1,100,336	—	1,616,382
Due from Hertz affiliate	655,411	65,972	1,194,041	(1,915,424)	—
Inventories, at lower cost or market	22,440	26,541	34,997	—	83,978
Prepaid expenses and other assets	2,088,579	32,974	137,189	(1,842,608)	416,134
Revenue earning equipment, net	167,304	1,505,867	8,432,238	—	10,105,409
Property and equipment, net	824,381	170,874	256,599	—	1,251,854
Investment in subsidiaries, net	4,413,289	460,201	—	(4,873,490)	—
Other intangible assets, net	94,682	2,363,617	103,935	—	2,562,234
Goodwill	100,221	67,228	224,645	—	392,094

Total assets	$9,273,264	$4,947,543	$12,078,047	$(8,631,522)	$17,667,332

LIABILITIES AND EQUITY
Due to Hertz affiliate	$1,251,347	$266,604	$397,885	$(1,915,424)	$412
Accounts payable	188,695	165,258	543,536	—	897,489
Accrued liabilities	607,673	209,263	309,402	—	1,126,338
Accrued taxes	54,559	134,186	(13,889)	(11,872)	162,984
Debt	4,434,274	4,237	6,469,338	—	10,907,849
Public liability and property damage	107,881	14,025	159,628	—	281,534
Deferred taxes on income	—	1,449,171	2,043,437	(1,830,736)	1,661,872

Total liabilities	6,644,429	2,242,744	9,909,337	(3,758,032)	15,038,478

Equity:
The Hertz Corporation and Subsidiaries stockholder's equity	2,628,835	2,704,799	2,168,691	(4,873,490)	2,628,835
Noncontrolling interest	—	—	19	—	19

Total equity	2,628,835	2,704,799	2,168,710	(4,873,490)	2,628,854

Total liabilities and equity	$9,273,264	$4,947,543	$12,078,047	$(8,631,522)	$17,667,332

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2012
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Total revenues	$3,232,554	$704,178	$4,613,324	$(1,847,762)	$6,702,294

Expenses:
Direct operating	1,795,547	409,886	1,339,729	—	3,545,162
Depreciation of revenue earning equipment and lease charges	1,789,646	144,332	1,508,180	(1,847,762)	1,594,396
Selling, general and administrative	294,244	82,625	238,410	—	615,279
Interest expense	172,090	29,101	229,358	—	430,549
Interest income	(117)	(614)	(1,545)	—	(2,276)
Other (income) expense, net	—	(14)	(10,512)	—	(10,526)

Total expenses	4,051,410	665,316	3,303,620	(1,847,762)	6,172,584

Income (loss) before income taxes and equity in earnings (losses) of subsidiaries	(818,856)	38,862	1,309,704	—	529,710
(Provision) benefit for taxes on income	295,601	(13,538)	(507,745)	—	(225,682)
Equity in earnings (losses) of subsidiaries (net of tax)	827,283	33,229	—	(860,512)	—

Net income (loss)	$304,028	$58,553	$801,959	$(860,512)	$304,028

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Total revenues	$3,122,111	$592,373	$4,377,198	$(1,807,120)	$6,284,562

Expenses:
Direct operating	1,748,070	374,063	1,386,455	—	3,508,588
Depreciation of revenue earning equipment and lease charges	1,512,691	138,486	1,534,984	(1,807,120)	1,379,041
Selling, general and administrative	269,934	62,988	242,309	—	575,231
Interest expense	236,443	20,147	238,555	—	495,145
Interest income	(434)	(45)	(4,172)		(4,651)
Other (income) expense, net	62,396	(13)	323	—	62,706

Total expenses	3,829,100	595,626	3,398,454	(1,807,120)	6,016,060

Income (loss) before income taxes, noncontrolling interest and equity in earnings (losses) of subsidiaries	(706,989)	(3,253)	978,744	—	268,502
(Provision) benefit for taxes on income (loss)	230,769	2,070	(335,119)	—	(102,280)
Equity in earnings (losses) of subsidiaries (net of tax)	627,911	(1,748)	—	(626,163)	—

Net income (loss)	151,691	(2,931)	643,625	(626,163)	166,222
Less: Net income attributable to noncontrolling interest	—	—	(14,531)	—	(14,531)

Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$151,691	$(2,931)	$629,094	$(626,163)	$151,691

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)
For the Nine Months Ended September 30, 2012
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net income (loss)	$304,028	$58,553	$801,959	$(860,512)	$304,028
Other comprehensive income (net of tax)	13,586	—	3,358	(3,358)	13,586

Comprehensive income (loss)	$317,614	$58,553	$805,317	$(863,870)	$317,614

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)
For the Nine Months Ended September 30, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net income (loss)	$151,691	$(2,931)	$643,625	$(626,163)	$166,222
Other comprehensive income (loss), net of tax	(12,674)	—	(4,707)	4,707	(12,674)

Comprehensive income (loss)	139,017	(2,931)	638,918	(621,456)	153,548
Less: Comprehensive income attributable to noncontrolling interest	—	—	(14,531)	—	(14,531)

Comprehensive income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$139,017	$(2,931)	$624,387	$(621,456)	$139,017

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Nine Months Ended September 30, 2012
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net cash provided by (used in) operating activities	$(321,255)	$587,439	$2,469,106	$(592,864)	$2,142,426

Cash flows from investing activities:
Net change in restricted cash and cash equivalents	646	16,496	(86,443)	—	(69,301)
Revenue earning equipment expenditures	(66,293)	(574,426)	(7,040,299)	—	(7,681,018)
Proceeds from disposal of revenue earning equipment	54,484	193,245	4,567,645	—	4,815,374
Property and equipment expenditures	(116,600)	(28,884)	(83,956)	—	(229,440)
Proceeds from disposal of property and equipment	53,204	6,062	35,378	—	94,644
Capital contributions to subsidiaries	(2,658,823)	—	—	2,658,823	—
Return of capital from subsidiaries	2,627,954	—	—	(2,627,954)	—
Loan to Parent From Non-Guarantor	—	—	49,858	(49,858)	—
Acquisitions, net of cash acquired	—	(196,220)	—	—	(196,220)
Proceeds from disposal of business	—	—	11,691	—	11,691
Other investing activities	—	—	(1,400)	—	(1,400)

Net cash used in investing activities	(105,428)	(583,727)	(2,547,526)	(18,989)	(3,255,670)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	260,000	—	22,382	—	282,382
Payment of long-term debt	(646,682)	(13)	(9,416)	—	(656,111)
Short-term borrowings:
Proceeds	—	—	367,988	—	367,988
Payments	(26,775)	—	(935,915)	—	(962,690)
Proceeds (payments) under the revolving lines of credit, net	425,000	(242)	1,251,229	—	1,675,987
Capital contributions received from parent	—	—	2,658,823	(2,658,823)	—
Loan to Parent From Non-Guarantor	(49,858)	—	—	49,858	—
Payment of dividends and return of capital	—	—	(3,220,818)	3,220,818	—
Dividends paid to Parent	(12,500)	—	—	—	(12,500)
Proceeds from employee stock purchase plan	3,186	—	—	—	3,186
Loan with Hertz Global Holdings, Inc.	(12,277)	—	—	—	(12,277)
Purchase of noncontrolling interest	(38,000)	—	—	—	(38,000)
Payment of financing costs	(6,320)	(2,725)	(4,634)	—	(13,679)

Net cash provided by (used in) financing activities	(104,226)	(2,980)	129,639	611,853	634,286

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	1,044	—	1,044

Net change in cash and cash equivalents during the period	(530,909)	732	52,263	—	(477,914)
Cash and cash equivalents at beginning of period	565,002	7,385	358,821	—	931,208

Cash and cash equivalents at end of period	$34,093	$8,117	$411,084	$—	$453,294

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unaudited

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Nine Months Ended September 30, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net cash provided by (used in) operating activities	$787,422	$648,441	$639,976	$(414,582)	$1,661,257

Cash flows from investing activities:
Net change in restricted cash and cash equivalents	(36,916)	20,843	(107,438)	—	(123,511)
Revenue earning equipment expenditures	(72,286)	(489,278)	(7,303,045)	—	(7,864,609)
Proceeds from disposal of revenue earning equipment	51,079	85,851	4,795,480	—	4,932,410
Property and equipment expenditures	(139,952)	(15,748)	(46,576)	—	(202,276)
Proceeds from disposal of property and equipment	27,139	2,923	18,071	—	48,133
Capital contributions to subsidiaries	(2,425,886)	—	—	2,425,886	—
Return of capital from subsidiaries	1,370,418	—	—	(1,370,418)	—
Acquisitions, net of cash acquired	(212,011)	(501)	(10,476)	—	(222,988)
Purchase of short-term investments, net	(32,891)	—	—	—	(32,891)
Other investing activities	—	(13,602)	14,362	—	760

Net cash provided by (used in) investing activities	(1,471,306)	(409,512)	(2,639,622)	1,055,468	(3,464,972)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,454,744	—	603,651	—	3,058,395
Payment of long-term debt	(3,591,349)	(13)	(49,919)	—	(3,641,281)
Short-term borrowings:
Proceeds	—	—	371,994	—	371,994
Payments	(15,095)	—	(799,799)	—	(814,894)
Proceeds (payments) under the revolving lines of credit, net	185,872	(229,604)	978,096	—	934,364
Distributions to noncontrolling interest	—	—	(10,500)	—	(10,500)
Capital contributions received from parent	—	—	2,425,886	(2,425,886)	—
Payment of dividends and return of capital	(12,450)	—	(1,785,000)	1,785,000	(12,450)
Proceeds from employee stock purchase plan	2,690	—	—	—	2,690
Loan from Hertz Global Holdings, Inc.	317	—	—	—	317
Payment of financing costs	(78,309)	(2,284)	(7,047)	—	(87,640)

Net cash provided by (used in) financing activities	(1,053,580)	(231,901)	1,727,362	(640,886)	(199,005)

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	13,987	—	13,987

Net decrease in cash and cash equivalents during the period	(1,737,464)	7,028	(258,297)	—	(1,988,733)
Cash and cash equivalents at beginning of period	1,754,378	5,158	614,470	—	2,374,006

Cash and cash equivalents at end of period	$16,914	$12,186	$356,173	$—	$385,273

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder
of The Hertz Corporation:

        In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of The Hertz Corporation and its subsidiaries at December 31, 2011 and December 31, 2010, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control Over Financial Reporting appearing on page 83 of this prospectus. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        As described in Management's Report on Internal Control Over Financial Reporting appearing on page 83 of this prospectus, management has excluded Donlen from its assessment of internal control over financial reporting as of December 31, 2011 because it was acquired by the Company in a purchase business acquisition during 2011. We have also excluded Donlen from our audit of internal control over financial reporting. Donlen is a wholly-owned subsidiary whose total assets and total revenues represent approximately 8% and 2%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 27, 2012, except with respect to our opinion on the consolidated financial statements insofar as it relates to the Guarantor and Non-Guarantor Condensed Consolidating Financial Statements in Note 18, as to which the date is January 30, 2013

THE HERTZ CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands of Dollars)

	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$931,208	$2,374,006
Restricted cash and cash equivalents	308,039	207,576
Receivables, less allowance for doubtful accounts of $20,282 and $19,708	1,616,382	1,356,553
Inventories, at lower of cost or market	83,978	87,429
Prepaid expenses and other assets	416,134	344,926
Revenue earning equipment, at cost:
Cars	9,678,765	8,435,077
Less accumulated depreciation	(1,360,012)	(1,215,012)
Other equipment	2,830,176	2,756,101
Less accumulated depreciation	(1,043,520)	(1,052,414)

Total revenue earning equipment	10,105,409	8,923,752

Property and equipment, at cost:
Land, buildings and leasehold improvements	1,146,112	1,071,987
Service equipment and other	1,050,915	900,271

	2,197,027	1,972,258
Less accumulated depreciation	(945,173)	(808,689)

Total property and equipment	1,251,854	1,163,569

Other intangible assets, net	2,562,234	2,550,559
Goodwill	392,094	328,560

Total assets	$17,667,332	$17,336,930

LIABILITIES AND EQUITY
Accounts payable	$897,489	$954,261
Due to Hertz Global Holdings, Inc.	412	1,396
Accrued salaries and other compensation	426,696	439,217
Other accrued liabilities	699,642	628,785
Accrued taxes	162,984	136,397
Debt	10,907,849	10,919,345
Public liability and property damage	281,534	278,685
Deferred taxes on income	1,661,872	1,476,415

Total liabilities	$15,038,478	14,834,501

Commitments and contingencies
Equity:
The Hertz Corporation and Subsidiaries stockholder's equity Common Stock, $0.01 par value, 3,000 shares authorized, 100 shares issued and outstanding	—	—
Additional paid-in capital	3,473,625	3,452,019
Accumulated deficit	(816,376)	(1,003,915)
Accumulated other comprehensive income (loss)	(28,414)	37,823

Total The Hertz Corporation and Subsidiaries stockholder's equity	2,628,835	2,485,927
Noncontrolling interest	19	16,502

Total equity	2,628,854	2,502,429

Total liabilities and equity	$17,667,332	$17,336,930

The accompanying notes are an integral part of these financial statements.

THE HERTZ CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands of Dollars)

	Years ended December 31,
	2011	2010	2009
Revenues:
Car rental	$6,929,584	$6,355,205	$5,872,905
Equipment rental	1,208,811	1,069,820	1,110,243
Other	159,985	137,509	118,359

Total revenues	8,298,380	7,562,534	7,101,507

Expenses:
Direct operating	4,566,378	4,283,394	4,086,810
Depreciation of revenue earning equipment and lease charges	1,905,739	1,868,147	1,933,811
Selling, general and administrative	745,117	664,442	641,799
Interest expense	650,254	726,539	653,661
Interest income	(5,551)	(12,315)	(15,965)
Other (income) expense, net	62,548	5	(48,472)

Total expenses	7,924,485	7,530,212	7,251,644

Income (loss) before income taxes	373,895	32,322	(150,137)
(Provision) benefit for taxes on income	(143,846)	(33,322)	50,775

Net income (loss)	230,049	(1,000)	(99,362)
Less: Net income attributable to noncontrolling interest	(19,560)	(17,383)	(14,679)

Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$210,489	$(18,383)	$(114,041)

The accompanying notes are an integral part of these financial statements.

THE HERTZ CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In Thousands of Dollars)

	Years Ended December 31,
	2011		2010		2009
Net income (loss)		$230,049		$(1,000)		$(99,362)

Other comprehensive income (loss), net of tax:
Translation adjustment changes, (net of tax of 2011: $(829), 2010: $6,938 and 2009: $3,100)	$(23,545)		$(17,213)		$77,528
Change in fair value of derivatives qualifying as cash flow hedges, (net of tax of 2011: $0, 2010: $31,885 and 2009: $(25,555))	—		49,759		39,852
Unrealized holding gains (losses) on securities, (net of tax of 2011: $0, 2010: $0 and 2009: $0)	226		31		(20)
Other, (net of tax of 2011: $(1,127), 2010: $0 and 2009: $0)	(984)		(19)		—
Unrealized loss on Euro-denominated debt, (net of tax of 2011: $(4,144), 2010: $12,656 and 2009: $5,182)	(12,573)		12,358		(3,509)
Defined benefit pension plans
Amortization or settlement recognition of net gain (loss)	(4,021)		4,073		1,132
Net loss arising during the period	(40,895)		(8,629)		(31,864)
Income tax related to defined pension plans	15,555		794		13,685

Defined benefit pension plans	(29,361)		(3,762)		(17,047)

Other comprehensive income (loss)		(66,237)		41,154		96,804

Comprehensive income (loss)		163,812		40,154		(2,558)
Less: Comprehensive income attributable to noncontrolling interest		(19,560)		(17,383)		(14,679)

Comprehensive income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder		$144,252		$22,771		$(17,237)

The accompanying notes are an integral part of these financial statements.

THE HERTZ CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(In Thousands of Dollars, except share data)

	Common Stock				Accumulated Other Comprehensive Income (Loss)
			Additional Paid-In Capital	Accumulated Deficit		Non- controlling Interest	Total Equity
	Shares	Amount
Balance at:
December 31, 2008	100	$—	$2,381,684	$(848,491)	$(100,135)	$17,664	$1,450,722
Net loss attributable to The Hertz Corporation and Subsidiaries' common stockholder				(114,041)			(114,041)
Change in fair value of derivatives qualifying as cash flow hedges, net of tax of $(25,555)					39,852		39,852
Translation adjustment changes, net of tax of $3,100					77,528		77,528
Unrealized holding losses on securities, net of tax of $0					(20)		(20)
Unrealized loss on Euro-denominated debt, net of tax of $5,182					(3,509)		(3,509)
Defined benefit pension plans:
Amortization or settlement recognition of net gain					1,132		1,132
Net loss arising during the period					(31,864)		(31,864)
Income tax related to defined pension plans					13,685		13,685

Defined benefit pension plans, net					(17,047)		(17,047)

Total Comprehensive Loss							(17,237)

Dividend payment to noncontrolling interest						(15,050)	(15,050)
Net income relating to noncontrolling interest						14,679	14,679
Stock-based employee compensation charges, net of tax of $0			35,464				35,464
Capital invested by Hertz Global Holdings, Inc.			990,117				990,117
Proceeds from employee stock purchase plan			2,823				2,823
Hertz Holdings common and phantom shares issued to Directors			430				430

December 31, 2009	100	—	3,410,518	(962,532)	(3,331)	17,293	2,461,948
Net loss attributable to The Hertz Corporation and Subsidiaries' common stockholder				(18,383)			(18,383)
Dividends paid to Hertz Global Holdings, Inc.				(23,000)			(23,000)
Unrealized loss on investment, net of tax of $0					(19)		(19)
Change in fair value of derivatives qualifying as cash flow hedges, net of tax of $31,885					49,759		49,759
Translation adjustment changes, net of tax of $6,938					(17,213)		(17,213)
Unrealized holding gains on securities, net of tax of $0					31		31
Unrealized gain on Euro-denominated debt, net of tax of $12,656					12,358		12,358
Defined benefit pension plans:
Amortization or settlement recognition of net gain					4,073		4,073
Net loss arising during the period					(8,629)		(8,629)
Income tax related to defined pension plans					794		794

Defined benefit pension plans, net					(3,762)		(3,762)

Total Comprehensive Income							(229)

Dividend payment to noncontrolling interest						(18,200)	(18,200)
Net income relating to noncontrolling interest						17,409	17,409
Stock-based employee compensation charges, net of tax of $0			36,560				36,560
Excess tax benefits from exercise of stock options			(258)				(258)
Proceeds from employee stock purchase plan			3,774				3,774
Hertz Holdings common and phantom shares issued to Directors			1,425				1,425

December 31, 2010	100	—	3,452,019	(1,003,915)	37,823	16,502	2,502,429
Net income attributable to The Hertz Corporation and Subsidiaries' common stockholder				210,489			210,489
Dividends paid to Hertz Global Holdings, Inc.				(22,950)			(22,950)
Unrealized loss on investment, net of tax of $(1,127)					(984)		(984)
Translation adjustment changes, net of tax of $(829)					(23,545)		(23,545)
Unrealized holding gains on securities, net of tax of $0					226		226
Unrealized loss on Euro-denominated debt, net of tax of $(4,144)					(12,573)		(12,573)
Defined benefit pension plans:
Amortization or settlement recognition of net gain					(4,021)		(4,021)
Net loss arising during the period					(40,895)		(40,895)
Income tax related to defined pension plans					15,555		15,555

Defined benefit pension plans, net					(29,361)		(29,361)

Total Comprehensive Income							121,302

Dividend payment to noncontrolling interest						(23,100)	(23,100)
Net income relating to noncontrolling interest						19,560	19,560
Acquisition of remaining portion of non-controlling interest, net of tax of $9,798			(15,287)			(12,943)	(28,230)
Stock-based employee compensation charges, net of tax of $0			31,093				31,093
Proceeds from employee stock purchase plan			4,208				4,208
Hertz Holdings common and phantom shares issued to Directors			1,592				1,592

December 31, 2011	100	$—	$3,473,625	$(816,376)	$(28,414)	$19	$2,628,854

The accompanying notes are an integral part of these financial statements.

THE HERTZ CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands of Dollars)

	Years ended December 31,
	2011	2010	2009
Cash flows from operating activities:
Net income (loss)	$230,049	$(1,000)	$(99,362)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of revenue earning equipment	1,809,609	1,789,903	1,852,127
Depreciation of property and equipment	158,009	154,031	158,727
Amortization of other intangible assets	70,039	64,713	66,059
Amortization and write-off of deferred financing costs	89,909	70,825	57,471
Amortization of debt discount	15,948	20,968	27,742
Gain on debt buyback	—	—	(48,472)
Stock-based compensation charges	31,093	36,560	35,464
Gain on revaluation of foreign denominated debt	(26,641)	—	—
(Gain) loss on derivatives	(7,990)	10,810	(1,552)
Amortization and ineffectiveness of cash flow hedges	—	68,815	74,597
Provision for losses on doubtful accounts	28,164	19,667	27,951
Asset writedowns	23,174	20,448	36,063
Deferred taxes on income	73,720	(19,877)	114,083
Gain on sale of property and equipment	(43,520)	(5,740)	(1,072)
Changes in assets and liabilities, net of effects of acquisition:
Receivables	(79,851)	(3,145)	33,139
Inventories, prepaid expenses and other assets	543	(61,871)	7,554
Accounts payable	(1,139)	119,054	(221,179)
Accrued liabilities	(144,088)	(53,457)	(181,956)
Accrued taxes	24,901	10,281	(200,988)
Public liability and property damage	6,592	(3,058)	(34,536)

Net cash provided by operating activities	2,258,521	2,237,927	1,701,860

Cash flows from investing activities:
Net change in restricted cash and cash equivalents	(101,766)	160,516	368,721
Revenue earning equipment expenditures	(9,454,311)	(8,440,872)	(7,527,317)
Proceeds from disposal of revenue earning equipment	7,850,442	7,518,446	6,106,624
Property and equipment expenditures	(281,695)	(179,209)	(100,701)
Proceeds from disposal of property and equipment	53,814	38,905	23,697
Acquisitions, net of cash acquired	(227,081)	(47,571)	(76,419)
(Purchase) sale of short-term investments, net	(32,891)	3,491	(3,492)
Other investing activities	586	2,726	828

Net cash used in investing activities	(2,192,902)	(943,568)	(1,208,059)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	3,062,479	2,635,713	1,200,896
Payment of long-term debt	(3,649,300)	(2,954,233)	(1,149,876)
Short-term borrowings:
Proceeds	460,890	490,490	364,065
Payments	(1,194,056)	(970,949)	(351,773)
Proceeds (payments) under the revolving lines of credit, net	(57,329)	1,026,070	(1,126,099)
Distributions to noncontrolling interest	(23,100)	(18,200)	(15,050)
Capital invested by Hertz Global Holdings, Inc.	—	—	990,117
Loan with Hertz Global Holdings, Inc.	(984)	(6,173)	(7,186)
Proceeds from employee stock purchase plan	3,577	3,208	2,400
Excess tax benefits from exercise of stock options	—	(258)	—
Dividends paid	(22,950)	(23,000)	—
Payment of financing costs	(91,482)	(78,151)	(45,017)

Net cash provided by (used in) financing activities	(1,512,255)	104,517	(137,523)

Effect of foreign exchange rate changes on cash and cash equivalents	3,838	(10,337)	35,192

Net change in cash and cash equivalents during the period	(1,442,798)	1,388,539	391,470
Cash and cash equivalents at beginning of period	2,374,006	985,467	593,997

Cash and cash equivalents at end of period	$931,208	$2,374,006	$985,467

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest (net of amounts capitalized)	$615,730	$508,183	$622,615
Income taxes	49,557	50,688	31,321
Supplemental disclosures of non-cash flow information:
Purchases of revenue earning equipment included in accounts payable and other accrued liabilities	$153,634	$266,354	$141,039
Sales of revenue earning equipment included in receivables	620,724	504,217	537,862
Purchases of property and equipment included in accounts payable	53,263	37,379	38,210
Sales of property and equipment included in receivables	41,809	11,071	5,229
Purchase of noncontrolling interest included in accounts payable	38,000	—	—

The accompanying notes are an integral part of these financial statements.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Background

        The Hertz Corporation together with its subsidiaries are referred to herein as "we," "our" and "us." The Hertz Corporation is referred to herein as "Hertz," 100% of Hertz outstanding capital stock is owned by Hertz Investors, Inc. (previously CCMG Corporation), and 100% of Hertz Investors, Inc.'s capital stock is owned by Hertz Holdings (previously known as CCMG Holdings, Inc.).

        We are a successor to corporations that have been engaged in the car and truck rental and leasing business since 1918 and the equipment rental business since 1965. Hertz was incorporated in Delaware in 1967. Ford Motor Company, or "Ford," acquired an ownership interest in Hertz in 1987. Prior to this, Hertz was a subsidiary of United Continental Holdings, Inc. (formerly Allegis Corporation), which acquired our outstanding capital stock from RCA Corporation in 1985.

        On December 21, 2005, investment funds associated with or designated by:

  •
  Clayton, Dubilier & Rice, Inc., or "CD&R,"

  •
  The Carlyle Group, or "Carlyle," and

  •
  BAML Capital Partners, or "BAMLCP" (formerly known as Merrill Lynch Global Private Equity),

or collectively the "Sponsors," acquired all of our common stock from Ford Holdings LLC. We refer to the acquisition of all of our common stock by the Sponsors as the "Acquisition."

        In January 2009, Bank of America Corporation, or "Bank of America," acquired Merrill Lynch & Co., Inc., the parent company of BAMLCP. Accordingly, Bank of America is now an indirect beneficial owner of Hertz Holdings' common stock held by BAMLCP and certain of its affiliates.

        In March 2011, the Sponsors sold 50,000,000 shares of their Hertz Holdings common stock to Goldman, Sachs & Co. as the sole underwriter in the registered public offering of those shares.

        As a result of Hertz Holdings' initial public offering in November 2006 and subsequent offerings in June 2007, May 2009, June 2009 and March 2011, the Sponsors reduced their holdings to approximately 38% of the outstanding shares of common stock of Hertz Holdings.

        On September 1, 2011, Hertz completed the acquisition of Donlen Corporation, or "Donlen," a leading provider of fleet leasing and management services. See Note 3—Goodwill and Other Intangible Assets.

        In December 2011, Hertz purchased the noncontrolling interest of Navigation Solutions, L.L.C., thereby increasing its ownership interest from 65% to 100%.

Note 2—Summary of Significant Accounting Policies

Principles of Consolidation

        The consolidated financial statements include the accounts of The Hertz Corporation and our wholly-owned and majority-owned domestic and international subsidiaries. All significant intercompany transactions have been eliminated.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

Use of Estimates and Assumptions

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, or "GAAP," requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. Actual results could differ materially from those estimates.

        Significant estimates inherent in the preparation of the consolidated financial statements include depreciation of revenue earning equipment, reserves for litigation and other contingencies, accounting for income taxes and related uncertain tax positions, pension costs valuation, useful lives and impairment of long-lived tangible and intangible assets, valuation of stock-based compensation, public liability and property damage reserves, reserves for restructuring, allowance for doubtful accounts and fair value of derivatives.

Reclassifications

        Certain prior period amounts have been reclassified to conform with current reporting. During the third quarter of 2011, we identified certain errors in our previously issued consolidated financial statements. While these errors did not, individually or in the aggregate, result in a material misstatement of the Company's previously issued consolidated financial statements, correcting these items in the third quarter would have been material to the third quarter and nine-months ending September 30, 2011 results. Accordingly, management has revised in this filing, its previously reported balance sheet and consolidated statement of operations as noted below. These errors relate to additional telecommunication charges and depreciation of revenue earning equipment, as well as certain corrections to deferred taxes on income for years 2005 through 2010 and the related impact on the 2008 goodwill impairment. We are recording the cumulative effect $(8.6) million of these adjustments for the periods prior to 2009 as a decrease to the previously reported December 31, 2008 Accumulated deficit of $839.9 million, resulting in revised December 31, 2008 Accumulated deficit of $848.6 million. These adjustments also resulted in a decrease to revenue earning equipment, net and increases to goodwill, accounts payable and deferred taxes on income as of December 31, 2010. As such, total assets were revised from the previously reported $17,324.2 million to $17,336.9 million, total liabilities were revised from the previously reported $14,809.0 million to $14,834.5 million and total equity was revised from the previously reported $2,515.2 million to $2,502.4 million as of December 31, 2010.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

        The following tables present the effect of this correction on our Consolidated Statements of Operations (in thousands, except per share data):

	Year Ended December 31, 2010			Year Ended December 31, 2009
	As Previously Reported	Adjustment	As Revised	As Previously Reported	Adjustment	As Revised
Direct operating	$4,282,351	$1,043	$4,283,394	$4,084,176	$2,634	$4,086,810
Depreciation of revenue earning equipment and lease charges	1,868,147	—	1,868,147	1,931,358	2,453	1,933,811
Selling, general and administrative	—	—	—	641,003	796	641,799
(Provision) benefit for taxes on income	(33,728)	406	(33,322)	48,398	2,377	50,775
Net loss attributable to The Hertz Corporation and Subsidiaries' common stockholder	(17,746)	(637)	(18,383)	(110,535)	(3,506)	(114,041)

Revenue Recognition

        Rental and rental related revenue (including cost reimbursements from customers where we consider ourselves to be the principal versus an agent) are recognized over the period the revenue earning equipment is rented or leased based on the terms of the rental or leasing contract. Maintenance management administrative fees are recognized monthly and maintenance management service revenue is recognized when services are performed. Revenue related to new equipment sales and consumables is recognized at the time of delivery to, or pick-up by, the customer and when collectability is reasonably assured. Fees from our licensees are recognized over the period the underlying licensees' revenue is earned (over the period the licensees' revenue earning equipment is rented). Certain truck and equipment leases are originated with the intention of syndicating to banks, and upon the sale of rights to these direct financing leases, the net gain is recorded in revenue.

        Sales tax amounts collected from customers have been recorded on a net basis.

Cash and Cash Equivalents and Other

        We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

        In our Consolidated Statements of Cash Flows, we net cash flows from revolving borrowings in the line item "Proceeds (payments) under the revolving lines of credit, net." The contractual maturities of such borrowings may exceed 90 days in certain cases.

Restricted Cash and Cash Equivalents

        Restricted cash and cash equivalents includes cash and cash equivalents that are not readily available for our normal disbursements. Restricted cash and cash equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, for our Like-Kind Exchange Program, or "LKE Program," and to satisfy certain of our self-insurance regulatory reserve requirements. As of December 31, 2011 and 2010, the portion of total restricted cash and cash equivalents that was associated with our Fleet Debt facilities was $213.6 million and

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

$115.6 million, respectively. The increase in restricted cash and cash equivalents associated with our fleet debt of $98.0 million from December 31, 2010 to December 31, 2011, primarily related to the timing of purchases and sales of revenue earning vehicles.

Receivables

        Receivables are stated net of allowances for doubtful accounts, and represent credit extended to manufacturers and customers that satisfy defined credit criteria. The estimate of the allowance for doubtful accounts is based on our historical experience and our judgment as to the likelihood of ultimate payment. Actual receivables are written-off against the allowance for doubtful accounts when we determine the balance will not be collected. Bad debt expense is reflected as a component of Selling, general and administrative in our consolidated statements of operations.

Depreciable Assets

        The provisions for depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the respective assets, or in the case of revenue earning equipment over the estimated holding period, as follows:

Revenue Earning Equipment:
Cars	4 to 26 months
Other equipment	24 to 108 months
Buildings	3 to 50 years
Furniture and fixtures	1 to 15 years
Capitalized internal use software	1 to 15 years
Service cars and service equipment	1 to 13 years
Other intangible assets	3 to 20 years
Leasehold improvements	The shorter of their economic lives or the lease term.

        We follow the practice of charging maintenance and repairs, including the cost of minor replacements, to maintenance expense accounts. Costs of major replacements of units of property are capitalized to property and equipment accounts and depreciated on the basis indicated above. Gains and losses on dispositions of property and equipment are included in income as realized. During the years ended December 31, 2011 and 2010, gains from the dispositions of property and equipment of $43.1 million and $5.7 million, respectively, were included in Direct operating in our consolidated statements of operations.

        Generally, when revenue earning equipment is acquired, we estimate the period that we will hold the asset, primarily based on historical measures of the amount of rental activity (e.g., automobile mileage and equipment usage) and the targeted age of equipment at the time of disposal. We also estimate the residual value of the applicable revenue earning equipment at the expected time of disposal. The residual values for rental vehicles are affected by many factors, including make, model and options, age, physical condition, mileage, sale location, time of the year and channel of disposition (e.g., auction, retail, dealer direct). The residual value for rental equipment is affected by factors which include equipment age and amount of usage. Depreciation is recorded on a straight-line basis over the estimated holding period. Depreciation rates are reviewed on a quarterly basis based on management's ongoing assessment of present and estimated future market conditions, their effect on residual values at

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

the time of disposal and the estimated holding periods. Market conditions for used vehicle and equipment sales can also be affected by external factors such as the economy, natural disasters, fuel prices and incentives offered by manufacturers of new cars. These key factors are considered when estimating future residual values and assessing depreciation rates. As a result of this ongoing assessment, we make periodic adjustments to depreciation rates of revenue earning equipment in response to changed market conditions. Upon disposal of revenue earning equipment, depreciation expense is adjusted for the difference between the net proceeds received and the remaining net book value.

        Within our Donlen subsidiary, revenue earning equipment is under longer term lease agreements with our customers. These leases contain provisions whereby we have a contracted residual value guaranteed to us by the lessee, such that we do not experience any gains or losses on the disposal of these vehicles. Therefore, depreciation rates on these vehicles are not adjusted at any point in time per the associated lease contract.

Environmental Liabilities

        The use of automobiles and other vehicles is subject to various governmental controls designed to limit environmental damage, including that caused by emissions and noise. Generally, these controls are met by the manufacturer, except in the case of occasional equipment failure requiring repair by us. To comply with environmental regulations, measures are taken at certain locations to reduce the loss of vapor during the fueling process and to maintain, upgrade and replace underground fuel storage tanks. We also incur and provide for expenses for the cleanup of petroleum discharges and other alleged violations of environmental laws arising from the disposition of waste products. We do not believe that we will be required to make any material capital expenditures for environmental control facilities or to make any other material expenditures to meet the requirements of governmental authorities in this area. Liabilities for these expenditures are recorded at undiscounted amounts when it is probable that obligations have been incurred and the amounts can be reasonably estimated.

Public Liability and Property Damage

        The obligation for public liability and property damage on self-insured U.S. and international vehicles and equipment represents an estimate for both reported accident claims not yet paid, and claims incurred but not yet reported. The related liabilities are recorded on a non-discounted basis. Reserve requirements are based on actuarial evaluations of historical accident claim experience and trends, as well as future projections of ultimate losses, expenses, premiums and administrative costs. The adequacy of the liability is regularly monitored based on evolving accident claim history and insurance related state legislation changes. If our estimates change or if actual results differ from these assumptions, the amount of the recorded liability is adjusted to reflect these results.

Pensions

        Our employee pension costs and obligations are dependent on our assumptions used by actuaries in calculating such amounts. These assumptions include discount rates, salary growth, long-term return on plan assets, retirement rates, mortality rates and other factors. Actual results that differ from our assumptions are accumulated and amortized over future periods and, therefore, generally affect our recognized expense in such future periods. While we believe that the assumptions used are appropriate,

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

significant differences in actual experience or significant changes in assumptions would affect our pension costs and obligations.

Foreign Currency Translation and Transactions

        Assets and liabilities of international subsidiaries are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rate of exchange prevailing during the year. The related translation adjustments are reflected in "Accumulated other comprehensive income (loss)" in the equity section of our consolidated balance sheet. As of December 31, 2011 and 2010, the accumulated foreign currency translation gain was $91.3 million and $114.9 million, respectively. Foreign currency gains and losses resulting from transactions are included in earnings.

Derivative Instruments

        We are exposed to a variety of market risks, including the effects of changes in interest rates, gasoline and diesel fuel prices and foreign currency exchange rates. We manage our exposure to these market risks through our regular operating and financing activities and, when deemed appropriate, through the use of derivative financial instruments. Derivative financial instruments are viewed as risk management tools and have not been used for speculative or trading purposes. In addition, derivative financial instruments are entered into with a diversified group of major financial institutions in order to manage our exposure to counterparty nonperformance on such instruments. We account for all derivatives in accordance with GAAP, which requires that all derivatives be recorded on the balance sheet as either assets or liabilities measured at their fair value. The effective portion of changes in fair value of derivatives designated as cash flow hedging instruments is recorded as a component of other comprehensive income. The ineffective portion is recognized currently in earnings within the same line item as the hedged item, based upon the nature of the hedged item. For derivative instruments that are not part of a qualified hedging relationship, the changes in their fair value are recognized currently in earnings. See Note 13—Financial Instruments.

Income Taxes

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Subsequent changes to enacted tax rates and changes to the global mix of earnings will result in changes to the tax rates used to calculate deferred taxes and any related valuation allowances. Provisions are not made for income taxes on undistributed earnings of international subsidiaries that are intended to be indefinitely reinvested outside the United States or are expected to be remitted free of taxes. Future distributions, if any, from these international subsidiaries to the United States or changes in U.S. tax rules may require a change to reflect tax on these amounts. See Note 8—Taxes on Income.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

Advertising

        Advertising and sales promotion costs are expensed the first time the advertising or sales promotion takes place. Advertising costs are reflected as a component of "Selling, general and administrative" in our consolidated statements of operations and for the years ended December 31, 2011, 2010 and 2009 were $145.8 million, $133.8 million and $113.1 million, respectively.

Impairment of Long-Lived Assets and Intangibles

        We review goodwill and indefinite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the goodwill may not be recoverable, and also review goodwill annually, using a two-step process. The first step is to identify any potential impairment by comparing the carrying value of the reporting unit to its fair value. We estimate the fair value of our reporting units using a discounted cash flow methodology. The cash flows represent management's most recent planning assumptions. These assumptions are based on a combination of industry outlooks, views on general economic conditions, our expected pricing plans and expected future savings generated by our ongoing restructuring activities. If a potential impairment is identified, the second step is to compare the implied fair value of goodwill with its carrying amount to measure the impairment loss. The fair values of the assets are based upon our estimates of the discounted cash flows. An impairment charge is recognized for the amount, if any, by which the carrying value of an asset exceeds its implied fair value.

        Long-lived assets, other than goodwill and indefinite-lived intangible assets, are tested for impairment whenever events or changes in circumstances indicate that the carrying amounts of long-lived assets may not be recoverable. The recoverability of these assets are based upon our estimates of the undiscounted cash flows that are expected to result from the use and eventual disposition of the assets. An impairment charge is recognized for the amount, if any, by which the carrying value of an asset exceeds its fair value.

        Those intangible assets considered to have indefinite useful lives, including our trade name, are evaluated for impairment on an annual basis, by comparing the fair value of the intangible assets to their carrying value. In addition, whenever events or changes in circumstances indicate that the carrying value of intangible assets might not be recoverable, we will perform an impairment review. We estimate the fair value of our indefinite lived intangible assets using the relief from royalty method. Intangible assets with finite useful lives are amortized over their respective estimated useful lives and reviewed for impairment in accordance with GAAP. We conducted the impairment review during the fourth quarter of 2011 and concluded that there was no impairment related to our goodwill and our other intangible assets. See Note 3—Goodwill and Other Intangible Assets.

Stock-Based Compensation

        We measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. We have estimated the fair value of options issued at the date of grant using a Black-Scholes option-pricing model, which includes assumptions related to volatility, expected life, dividend yield and risk-free interest rate. See Note 6—Stock-Based Compensation.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2—Summary of Significant Accounting Policies (Continued)

        We are using equity accounting for restricted stock unit and performance stock unit awards. For restricted stock units the expense is based on the grant-date fair value of the stock and the number of shares that vest, recognized over the service period. For performance stock units the expense is based on the grant-date fair value of the stock, recognized over a two or three year service period depending upon a performance condition. For performance stock units, we re-assess the probability of achievement at each reporting period and adjust the recognition of expense accordingly. The performance condition is not considered in determining the grant date fair value.

Recent Accounting Pronouncements

        In June 2011, the Financial Accounting Standards Board, or "FASB," issued Accounting Standards Update No. 2011-05, "Presentation of Comprehensive Income," requiring companies to present items of net income and other comprehensive income either in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements of net income and other comprehensive income. The amendments in this update do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. These provisions will become effective for us beginning with our quarterly report for the period ended March 31, 2012. In December 2011, the FASB issued Accounting Standards Update No. 2011-12, "Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05," which defers only those changes in Update 2011-05 that relate to the presentation of reclassification adjustments.

        In September 2011, the FASB issued Accounting Standards Update No. 2011-08, "Testing Goodwill for Impairment," which gives companies the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. We did not avail ourselves of this option for our goodwill impairment test which was performed in the fourth quarter of 2011.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3—Goodwill and Other Intangible Assets

        The following summarizes the changes in our goodwill, by segment (in millions of dollars):

	Car Rental	Equipment Rental	Total
Balance as of January 1, 2011
Goodwill	$367.9	$681.7	$1,049.6
Accumulated impairment losses	(46.1)	(674.9)	(721.0)

	321.8	6.8	328.6

Goodwill acquired during the year	53.1	12.3	65.4
Adjustments to previously recorded purchase price allocation	(0.9)	(0.1)	(1.0)
Other changes during the year(1)	(0.8)	(0.1)	(0.9)

	51.4	12.1	63.5
Balance as of December 31, 2011
Goodwill	419.3	693.8	1,113.1
Accumulated impairment losses	(46.1)	(674.9)	(721.0)

	$373.2	$18.9	$392.1

	Car Rental	Equipment Rental	Total
Balance as of January 1, 2010
Goodwill	$367.3	$677.5	$1,044.8
Accumulated impairment losses	(46.1)	(674.9)	(721.0)

	321.2	2.6	323.8

Goodwill acquired during the year	2.7	4.3	7.0
Other changes during the year(1)	(2.1)	(0.1)	(2.2)

	0.6	4.2	4.8
Balance as of December 31, 2010
Goodwill	367.9	681.7	1,049.6
Accumulated impairment losses	(46.1)	(674.9)	(721.0)

	$321.8	$6.8	$328.6

(1)
Primarily consists of changes resulting from the translation of foreign currencies at different exchange rates from the beginning of the period to the end of the period.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3—Goodwill and Other Intangible Assets (Continued)

        Other intangible assets, net, consisted of the following major classes (in millions of dollars):

	December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Amortizable intangible assets:
Customer-related	$672.6	$(365.5)	$307.1
Other(1)	74.7	(27.8)	46.9

Total	747.3	(393.3)	354.0

Indefinite-lived intangible assets:
Trade name	2,190.0	—	2,190.0
Other(2)	18.2	—	18.2

Total	2,208.2	—	2,208.2

Total other intangible assets, net	$2,955.5	$(393.3)	$2,562.2

	December 31, 2010
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Amortizable intangible assets:
Customer-related	$606.5	$(304.6)	$301.9
Other(1)	59.1	(18.6)	40.5

Total	665.6	(323.2)	342.4

Indefinite-lived intangible assets:
Trade name	2,190.0	—	2,190.0
Other(2)	18.2	—	18.2

Total	2,208.2	—	2,208.2

Total other intangible assets, net	$2,873.8	$(323.2)	$2,550.6

(1)
Other amortizable intangible assets primarily consist of our Advantage trade name and concession rights, Donlen trade name, reacquired franchise rights, non-compete agreements and technology-related intangibles.

(2)
Other indefinite-lived intangible assets primarily consist of reacquired franchise rights.

        Amortization of other intangible assets for the years ended December 31, 2011, 2010 and 2009, was $70.0 million, $64.7 million and $66.1 million, respectively. Based on our amortizable intangible assets as of December 31, 2011, we expect amortization expense to be approximately $73.0 million in 2012, $71.6 million in 2013, $68.3 million in 2014, $66.8 million in 2015 and $19.3 million in 2016.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3—Goodwill and Other Intangible Assets (Continued)

  Donlen Acquisition

        On September 1, 2011, Hertz acquired 100% of the equity interest in Donlen, a leading provider of fleet leasing and management services. Donlen provides Hertz an immediate leadership position in long-term car, truck and equipment leasing and fleet management, which enables us to present our customers a complete portfolio of transportation solutions and the enhanced ability to cross sell to each others' customer base. This transaction is part of the overall growth strategy of Hertz to provide the most flexible transportation programs for corporate and general consumers. Additionally, Donlen brings to Hertz a specialized consulting and technology expertise that will enable us to model, measure and manage fleet performance more effectively and efficiently. The combination of the strategic fit and expected fleet synergies described above are the primary drivers behind the excess purchase price paid over the fair value of the assets and liabilities acquired. All such goodwill recognized as part of this acquisition is reported in the car rental segment.

        The Donlen base equity valuation for the transaction was $250.0 million, subject to adjustment based on the net assets of Donlen at closing. The preliminary purchase price adjustment at closing resulted in a downward adjustment of $2.4 million (resulting in an initial closing cash payment for equity of $247.6 million). The final purchase price adjustment, based on the final Donlen closing date balance sheet, resulted in an upward adjustment of $2.4 million (resulting in a final closing cash payment for equity of $250.0 million. None of the goodwill recognized as part of this acquisition is expected to be deductible for tax purposes.

        The following summarizes the fair values of the assets purchased and liabilities assumed as of the acquisition date (in millions):

Cash and cash equivalents	$35.6
Receivables	64.0
Prepaid expenses and other assets	7.0
Revenue earning equipment	1,120.6
Property and equipment	13.5
Other intangible assets	75.0
Goodwill	51.1
Accounts payable	(39.3)
Accrued liabilities	(226.8)
Deferred taxes on income	(121.9)
Debt	(728.8)

Total	$250.0

        Other intangible assets and their amortization periods are as follows:

	Useful life (in years)	Fair value (in millions)
Customer relationships	16	$65.0
Trademark	20	7.0
Non-compete agreement	5	3.0

Total		$75.0

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3—Goodwill and Other Intangible Assets (Continued)

        The amount of Donlen's revenue and earnings included in Hertz's consolidated statement of operations for the year ended December 31, 2011, and the revenue and earnings of the combined entity had the acquisition date been January 1, 2010, are as follows (in millions):

	Revenue	Earnings
Actual from 9/1/11 – 12/31/11 (Donlen only)	$142.7	$2.0
2011 supplemental pro forma from 1/1/11 – 12/31/11 (combined entity)	$8,559.6	$221.3
2010 supplemental pro forma from 1/1/10 – 12/31/10 (combined entity)	$7,904.3	$(18.3)

        Donlen's actual earnings for the four months ended December 31, 2011 was impacted by $1.9 million related to the amortization expense associated with the acquired intangible assets and the fair value adjustment related to acquired software, as well as the write-off of certain unamortized debt costs.

        2011 supplemental pro forma revenue for the year ended December 31, 2011 excludes $3.2 million related to deferred revenue which was eliminated as part of acquisition accounting. 2011 supplemental pro forma earnings for the year ended December 31, 2011 excludes $2.0 million related to deferred income which was eliminated as part of acquisition accounting, and $6.1 million of acquisition related costs incurred in 2011.

        2010 supplemental pro forma revenue for the year ended December 31, 2010 excludes $8.7 million related to deferred revenue which was eliminated as part of acquisition accounting. 2010 supplemental pro forma earnings for the year ended December 31, 2010 excludes $5.3 million related to deferred income which was eliminated as part of acquisition accounting, and includes $6.1 million of acquisition related costs incurred.

        This transaction has been accounted for using the acquisition method of accounting in accordance with GAAP and operating results of Donlen from the date of acquisition are included in our consolidated statement of operations. The allocation of the purchase price to the tangible and intangible net assets acquired is substantially complete, except with regards to Deferred taxes on income, which could change once Donlen's pre-acquisition tax return is completed.

  Other Acquisitions

        Additionally, during the year ended December 31, 2011, we added ten international car rental locations and four domestic equipment rental locations by acquiring a former franchisee and from external acquisitions. These acquisitions are not material to the consolidated amounts presented within our statement of operations for the year ended December 31, 2011.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4—Debt

        Our debt consists of the following (in millions of dollars):

	Average Interest Rate at December 31, 2011(1)
		Fixed or Floating Interest Rate		December 31,
Facility			Maturity	2011	2010
Corporate Debt
Senior Term Facility(2)	3.75%	Floating	3/2018	$1,389.5	$1,345.0
Senior ABL Facility(2)	N/A	Floating	3/2016	—	—
Senior Notes	7.32%	Fixed	1/2014 – 1/2021	2,638.6	3,229.6
Senior Subordinated Notes	10.50%	Fixed	1/2016	—	518.5
Promissory Notes	7.48%	Fixed	6/2012 – 1/2028	224.7	345.6
Other Corporate Debt	4.83%	Floating	Various	49.6	22.0
Unamortized Net (Discount) Premium (Corporate)				(6.9)	(17.1)

Total Corporate Debt				4,295.5	5,443.6

Fleet Debt
U.S. ABS Program
U.S. Fleet Variable Funding Notes:
Series 2009-1(3)	1.35%	Floating	3/2013	1,000.0	1,488.0
Series 2010-2(3)	1.37%	Floating	3/2013	170.0	35.0
Series 2011-2(3)	2.77%	Floating	4/2012	175.0	—

				1,345.0	1,523.0

U.S. Fleet Medium Term Notes
Series 2009-2(3)	4.95%	Fixed	3/2013 – 3/2015	1,384.3	1,384.3
Series 2010-1(3)	3.77%	Fixed	2/2014 – 2/2018	749.8	749.8
Series 2011-1(3)	2.86%	Fixed	3/2015 – 3/2017	598.0	—

				2,732.1	2,134.1

Donlen ABS Program
Donlen GN II Variable Funding Notes	1.22%	Floating	8/2012	811.2	—

Other Fleet Debt
U.S. Fleet Financing Facility	3.03%	Floating	9/2015	136.0	163.0
European Revolving Credit Facility	4.85%	Floating	6/2013	200.6	168.6
European Fleet Notes	8.50%	Fixed	7/2015	517.7	529.0
European Securitization(3)	3.56%	Floating	7/2013	256.2	236.9
Canadian Securitization(3)	2.09%	Floating	3/2012	68.3	80.4
Australian Securitization(3)	6.04%	Floating	12/2012	169.3	183.2
Brazilian Fleet Financing	18.52%	Floating	6/2012	23.1	77.8
Capitalized Leases	4.73%	Floating	Various	363.7	398.1
Unamortized Discount (Fleet)				(10.9)	(18.4)

				1,724.0	1,818.6

Total Fleet Debt				6,612.3	5,475.7

Total Debt				$10,907.8	$10,919.3

(1)
As applicable, reference is to the December 31, 2011 weighted average interest rate (weighted by principal balance).

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4—Debt (Continued)

(2)
December 31, 2010 balance refers to the former facilities which were refinanced on March 11, 2011.

(3)
Maturity reference is to the "expected final maturity date" as opposed to the subsequent "legal maturity date." The expected final maturity date is the date by which Hertz and investors in the relevant indebtedness expect the relevant indebtedness to be repaid. The legal final maturity date is the date on which the relevant indebtedness is legally due and payable.

Maturities

        The aggregate amounts of maturities of debt for each of the twelve-month periods ending December 31 (in millions of dollars) are as follows:

2012	$3,888.8	(including $3,216.3 of other short-term borrowings*)
2013	$487.7
2014	$1,148.0
2015	$1,369.5
2016	$254.1
After 2016	$3,777.5

*
Our short-term borrowings as of December 31, 2011 include, among other items, the amounts outstanding under the European Securitization, Australian Securitization, U.S. Fleet Financing Facility, U.S. Variable Funding Notes, Brazilian Fleet Financing, Canadian Securitization, Capitalized Leases, European Revolving Credit Facility and the Donlen GN II Variable Funding Notes. These amounts are reflected as short-term borrowings, regardless of the facility maturity date, as these facilities are revolving in nature and/or the outstanding borrowings have maturities of three months or less. As of December 31, 2011, short-term borrowings had a weighted average interest rate of 2.6%.

        We are highly leveraged and a substantial portion of our liquidity needs arise from debt service on our indebtedness and from the funding of our costs of operations and capital expenditures. We believe that cash generated from operations and cash received on the disposal of vehicles and equipment, together with amounts available under various liquidity facilities will be adequate to permit us to meet our debt maturities over the next twelve months.

Letters of Credit

        As of December 31, 2011, there were outstanding standby letters of credit totaling $595.6 million. Of this amount, $547.1 million was issued under the Senior Credit Facilities ($291.0 million of which was issued for the benefit of the U.S. ABS Program and $44.4 million was related to other debt obligations) and the remainder is primarily to support self-insurance programs (including insurance policies with respect to which we have agreed to indemnify the policy issuers for any losses) as well as airport concession obligations in the United States, Canada and Europe. As of December 31, 2011, none of these letters of credit have been drawn upon.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4—Debt (Continued)

CORPORATE DEBT

Senior Credit Facilities

        Hertz had a credit agreement that provided a $1,400.0 million secured term loan facility, or as amended, the "Former Term Facility." In addition, the Former Term Facility included a separate incremental pre-funded synthetic letter of credit facility in an aggregate principal amount of $250.0 million. Hertz, HERC and certain other of our subsidiaries had a credit agreement that provided for aggregate maximum borrowings of $1,800.0 million (subject to borrowing base availability) on a revolving basis under an asset-based revolving credit facility, or as amended, the "Former ABL Facility." Up to $600.0 million of the Former ABL Facility was available for the issuance of letters of credit. We refer to the Former Term Facility and the Former ABL Facility together as our "Former Credit Facilities."

        On March 11, 2011, we refinanced our Former Credit Facilities. A description of our new Senior Term Facility and new Senior ABL Facility is set forth below. During the year ended December 31, 2011, we recorded an expense of $9.3 million in "Interest expense" on our consolidated statement of operations associated with the write-off of unamortized debt costs in connection with the refinancing of our Former Credit Facilities. Additionally, a portion of the unamortized debt costs associated with the Former Term Facility and Former ABL Facility are continuing to be amortized over the terms of the new Senior Term Facility and Senior ABL Facility. The determination of whether these costs were expensed or further deferred was dependent upon whether the terms of the old and new instruments were considered to be substantially different. In regard to the Senior Term Facility, the determination as to whether the Former Term Facility and the new Senior Term Facility were considered to be substantially different was made on a lender by lender basis using the "net method" which compares the cash flows related to the lowest common principal balance between the old and new instruments.

        Senior Term Facility:    In March 2011, Hertz entered into a credit agreement that provides a $1,400.0 million secured term loan facility, or as amended, the "Senior Term Facility." In addition, the Senior Term Facility includes a separate incremental pre-funded synthetic letter of credit facility in an aggregate principal amount of $200.0 million. Subject to the satisfaction of certain conditions and limitations, the Senior Term Facility allows for the incurrence of incremental term and/or revolving loans. Hertz used approximately $1,345.0 million of borrowings under the Senior Term Facility to refinance indebtedness under the Former Term Facility. We reflected this transaction on a gross basis in our Consolidated Statement of Cash Flows in "Proceeds from issuance of long-term debt" and "Payment of long-term debt." During the year ended December 31, 2011, we recorded financing costs of $6.6 million in "Interest expense" on our consolidated statement of operations associated with the new Senior Term Facility.

        Senior ABL Facility:    In March 2011, Hertz, Hertz Equipment Rental Corporation, or "HERC," and certain other of our subsidiaries entered into a credit agreement that provides for aggregate maximum borrowings of $1,800.0 million (subject to borrowing base availability) on a revolving basis under an asset-based revolving credit facility, or as amended, the "Senior ABL Facility." Up to $1,500.0 million of the Senior ABL Facility is available for the issuance of letters of credit, subject to certain conditions including issuing lender participation. Subject to the satisfaction of certain conditions and limitations, the Senior ABL Facility allows for the addition of incremental revolving and/or term loan commitments. In addition, the Senior ABL Facility permits Hertz to increase the amount of

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4—Debt (Continued)

commitments under the Senior ABL Facility with the consent of each lender providing an additional commitment, subject to satisfaction of certain conditions.

        We refer to the Senior Term Facility and the Senior ABL Facility together as the "Senior Credit Facilities." Hertz's obligations under the Senior Credit Facilities are guaranteed by its immediate parent (Hertz Investors, Inc.) and most of its direct and indirect domestic subsidiaries (subject to certain exceptions, including Hertz International Limited, which ultimately owns entities carrying on most of our international operations, and subsidiaries involved in the U.S. ABS Program). In addition, the obligations of the "Canadian borrowers" under the Senior ABL Facility are guaranteed by their respective subsidiaries, subject to certain exceptions.

        The lenders under the Senior Credit Facilities have been granted a security interest in substantially all of the tangible and intangible assets of the borrowers and guarantors under those facilities, including pledges of the stock of certain of their respective domestic subsidiaries (subject, in each case, to certain exceptions, including certain vehicles). Each of the Senior Credit Facilities permits the incurrence of future indebtedness secured on a basis either equal to or subordinated to the liens securing the applicable Senior Credit Facility or on an unsecured basis.

        We refer to Hertz and its subsidiaries as the Hertz credit group. The Senior Credit Facilities contain a number of covenants that, among other things, limit or restrict the ability of the Hertz credit group to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay certain indebtedness, make dividends and other restricted payments (including to the parent entities of Hertz and other persons), create liens, make investments, make acquisitions, engage in mergers, change the nature of their business, engage in certain transactions with affiliates that are not within the Hertz credit group, or enter into certain restrictive agreements limiting the ability to pledge assets.

        Under the Senior ABL Facility, failure to maintain certain levels of liquidity will subject the Hertz credit group to a contractually specified fixed charge coverage ratio of not less than 1:1 for the four quarters most recently ended.

        Covenants in the Senior Term Facility restrict payment of cash dividends to any parent of Hertz, including Hertz Holdings, with certain exceptions, including: (i) in an aggregate amount not to exceed 1.0% of the greater of a specified minimum amount and the consolidated tangible assets of the Hertz credit group (which payments are deducted in determining the amount available as described in the next clause (ii)), (ii) in additional amounts up to a specified available amount determined by reference to, among other things, 50% of net income from January 1, 2011 to the end of the most recent fiscal quarter for which financial statements of Hertz are available (less certain investments) and (iii) in additional amounts not to exceed the amount of certain equity contributions made to Hertz.

        Covenants in the Senior ABL Facility restrict payment of cash dividends to any parent of Hertz, including Hertz Holdings, except in an aggregate amount, taken together with certain investments, acquisitions and optional prepayments, not to exceed $200 million. Hertz may also pay additional cash dividends under the Senior ABL Facility so long as, among other things, (a) no specified default then exists or would arise as a result of making such dividends, (b) there is at least $200 million of liquidity under the Senior ABL Facility after giving effect to the proposed dividend, and (c) either (i) if such liquidity is less than $400 million immediately after giving effect to the making of such dividends, Hertz is in compliance with a specified fixed charge coverage ratio, or (ii) the amount of the proposed dividend does not exceed the sum of (x) 1.0% of tangible assets plus (y) a specified available amount

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4—Debt (Continued)

determined by reference to, among other things, 50% of net income from January 1, 2011 to the end of the most recent fiscal quarter for which financial statements of Hertz are available plus (z) a specified amount of certain equity contributions made to Hertz.

Senior Notes and Senior Subordinated Notes

        References to our "Senior Notes" include the series of Hertz's unsecured senior notes set forth in the table below. As of December 31, 2011, the outstanding principal amount for each such series of the Senior Notes is also specified below.

Senior Notes	Outstanding Principal (in millions)
8.875% Senior Notes due January 2014	$162.3
7.875% Senior Notes due January 2014	276.3	(€213.5)
7.50% Senior Notes due October 2018	700.0
7.375% Senior Notes due January 2021	500.0
6.75% Senior Notes due April 2019	1,000.0

	$2,638.6

        References to the "Senior Subordinated Notes" are to Hertz's 10.50% Senior Subordinated Notes due January 2016.

        In January 2011, Hertz redeemed in full its outstanding ($518.5 million principal amount) 10.50% Senior Subordinated Notes due 2016 which resulted in premiums paid of $27.2 million and the write-off of unamortized debt costs of $8.6 million. In January and February 2011, Hertz redeemed $1,105 million principal amount of its outstanding 8.875% Senior Notes due 2014 which resulted in premiums paid of $24.5 million and the write-off of unamortized debt costs of $14.4 million. Hertz used the proceeds from the September 2010 issuance of $700 million aggregate principal amount of 7.50% Senior Notes, the December 2010 issuance of $500 million aggregate principal amount of 7.375% Senior Notes and the February 2011 issuance of $500 million aggregate principal amount of 6.75% Senior Notes (see below) for these redemptions. Premiums paid are recorded in "Other (income) expense, net" on our consolidated statement of operations.

        In February 2011, Hertz issued $500 million aggregate principal amount of 6.75% Senior Notes due 2019. The 6.75% Senior Notes are guaranteed on a senior unsecured basis by the domestic subsidiaries of Hertz that guarantee its Senior Credit Facilities. In March 2011, Hertz issued an additional $500 million aggregate principal of the 6.75% Senior Notes due 2019. The proceeds of this March 2011 offering were used in April 2011 to redeem $480 million principal amount of Hertz's outstanding 8.875% Senior Notes due 2014 which resulted in premiums paid during the year ended December 31, 2011, of $10.7 million recorded in "Other (income) expense, net" on our consolidated statement of operations and the write-off of unamortized debt costs of $5.8 million.

        Hertz's obligations under the indentures for the Senior Notes are guaranteed by each of its direct and indirect domestic subsidiaries that is a guarantor under the Senior Term Facility. The guarantees of all of the Subsidiary Guarantors may be released to the extent such subsidiaries no longer guarantee our Senior Credit Facilities in the United States. HERC may also be released from its guarantee under certain of the Senior Notes at any time at which no event of default under the indenture has occurred and is continuing, notwithstanding that HERC may remain a subsidiary of Hertz.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4—Debt (Continued)

        The indentures for the Senior Notes contain covenants that, among other things, limit or restrict the ability of the Hertz credit group to incur additional indebtedness, incur guarantee obligations, prepay certain indebtedness, make certain restricted payments (including paying dividends, redeeming stock or making other distributions to parent entities of Hertz and other persons outside of the Hertz credit group), make investments, create liens, transfer or sell assets, merge or consolidate, and enter into certain transactions with Hertz's affiliates that are not members of the Hertz credit group.

        The covenants in the indentures for the Senior Notes also restrict Hertz and other members of the Hertz credit group from redeeming stock or making loans, advances, dividends, distributions or other restricted payments to any entity that is not a member of the Hertz credit group, including Hertz Holdings, subject to certain exceptions.

        Pursuant to the terms of exchange and registration rights agreements entered into in connection with the separate issuances of the 7.50% Senior Notes due October 2018, the 7.375% Senior Notes due January 2021 and the 6.75% Senior Notes due April 2019, Hertz agreed to file a registration statement under the Securities Act of 1933, as amended, to permit either the exchange of such notes for registered notes or, in the alternative, the registered resale of such notes. The registration statement was declared effective on August 19, 2011 and the exchange offers were consummated in September 2011.

        See Note 17—Subsequent Events.

Promissory Notes

        References to our "Promissory Notes" relate to our pre-2005 Acquisition promissory notes issued under three separate indentures.

FLEET DEBT

        The governing documents of certain of the fleet debt financing arrangements specified below contain covenants that, among other things, significantly limit or restrict (or upon certain circumstances may significantly restrict or prohibit) the ability of the borrowers, and the guarantors if applicable, to make certain restricted payments (including paying dividends, redeeming stock, making other distributions, loans or advances) to Hertz Holdings and Hertz, whether directly or indirectly.

U.S. ABS Program

        Hertz Vehicle Financing LLC, an insolvency remote, direct, wholly-owned, special purpose subsidiary of Hertz, or "HVF," is the issuer under the U.S. ABS Program. HVF has entered into a base indenture that permits it to issue term and revolving rental car asset-backed securities, the collateral for which consists primarily of a substantial portion of the rental car fleet used in Hertz's domestic car rental operations and contractual rights related to such vehicles.

        References to the "U.S. ABS Program" include HVF's U.S. Fleet Variable Funding Notes together with HVF's U.S. Fleet Medium Term Notes.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4—Debt (Continued)

U.S. Fleet Variable Funding Notes

        References to the "U.S. Fleet Variable Funding Notes" include HVF's Series 2009-1 Variable Funding Rental Car Asset Backed Notes, as amended, or the "Series 2009-1," Series 2010-2 Variable Funding Rental Car Asset Backed Notes, or the "Series 2010-2," and Series 2011-2 Variable Funding Rental Car Asset Backed Notes, or the "Series 2011-2," collectively. The U.S. Fleet Variable Funding Notes provide for aggregate maximum borrowings of $2,338.1 million (subject to borrowing base availability) on a revolving basis under three separate asset-backed variable funding note facilities. Although the terms of the Series 2010-2 are similar to the terms of the Series 2009-1, the Series 2010-2 is secured by a pool of collateral segregated from the collateral securing HVF's other outstanding notes.

        In December 2010, HVF purchased interest rate caps relating to both the Series 2009-1 and the Series 2010-2. Concurrently, Hertz sold offsetting interest rate caps relating to both the Series 2009-1 and the Series 2010-2, thereby neutralizing the hedge on a consolidated basis and reducing the net cost of the hedge. See Note 13—Financial Instruments.

        In October 2011, the Company issued the Series 2011-2. The Series 2011-2 provides for aggregate maximum borrowings of $200 million (subject to borrowing base ability) and on a revolving basis. The Series 2011-2 is secured by a pool of collateral segregated from the collateral securing HVF's other outstanding notes.

U.S. Fleet Medium Term Notes

        References to the "U.S. Fleet Medium Term Notes" include HVF's Series 2009-2, Series 2010-1 and Series 2011-1, collectively.

        Series 2009-2:    In October 2009, HVF issued the Series 2009-2 Rental Car Asset Back Notes, Class A, or the "Series 2009-2 Class A," in an aggregate original principal amount of $1.2 billion. In June 2010, HVF issued the Subordinated Series 2009-2 Rental Car Asset Backed Notes, Class B, or the "Series 2009-2 Class B," and together with the Series 2009-2 Class A, or the "Series 2009-2," in an aggregate original principal amount of $184.3 million.

        Series 2010-1:    In July 2010, HVF issued the Series 2010-1 Rental Car Asset Backed Notes, or the "Series 2010-1," in an aggregate original principal amount of $749.8 million.

        Series 2011-1:    In June 2011, HVF issued the Series 2011-1 Rental Car Asset Backed Notes, or the "Series 2011-1," in an aggregate original principal amount of $598 million.

Donlen ABS Program

Donlen GN II Variable Funding Notes

        On September 1, 2011, in connection with our acquisition of Donlen Corporation, Donlen's GN II Variable Funding Notes remained outstanding and lender commitments thereunder were increased to permit aggregate maximum borrowings of $850.0 million (subject to borrowing base availability).

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4—Debt (Continued)

Fleet Debt—Other

U.S. Fleet Financing Facility

        In September 2006, Hertz and Puerto Ricancars, Inc., a Puerto Rican corporation and wholly-owned indirect subsidiary of Hertz, or "PR Cars," entered into a credit agreement that provides for aggregate maximum borrowings of $165.0 million (subject to borrowing base availability) on a revolving basis under an asset-based revolving credit facility, or the "U.S. Fleet Financing Facility." The U.S. Fleet Financing Facility is the primary fleet financing for our rental car operations in Hawaii, Kansas, Puerto Rico and the U.S. Virgin Islands.

        The obligations of each of Hertz and PR Cars under the U.S. Fleet Financing Facility are guaranteed by certain of Hertz's direct and indirect domestic subsidiaries. In addition, the obligations of PR Cars under the U.S. Fleet Financing Facility are guaranteed by Hertz. The lenders under the U.S. Fleet Financing Facility have been granted a security interest primarily in the owned rental car fleet used in our car rental operations in Hawaii, Puerto Rico and the U.S. Virgin Islands and certain contractual rights related to rental vehicles in Kansas, Hawaii, Puerto Rico and the U.S. Virgin Islands.

        In September 2011, we extended the maturity of our U.S. Fleet Financing Facility to September 2015 and increased the facility size to $190.0 million. In connection with the extension, we made a number of modifications to the financing arrangement including decreasing the advance rate and increasing pricing.

European Revolving Credit Facility and European Fleet Notes

        In June 2010, Hertz Holdings Netherlands B.V., an indirect wholly-owned subsidiary of Hertz organized under the laws of The Netherlands, or "HHN BV," entered into a credit agreement that provides for aggregate maximum borrowings of €220.0 million (the equivalent of $284.7 million as of December 31, 2011) (subject to borrowing base availability) on a revolving basis under an asset-based revolving credit facility, or the "European Revolving Credit Facility," and issued the 8.50% Senior Secured Notes due July 2015, or the "European Fleet Notes," in an aggregate original principal amount of €400 million (the equivalent of $517.6 million as of December 31, 2011). References to the "European Fleet Debt" include HHN BV's European Revolving Credit Facility and the European Fleet Notes, collectively.

        The European Fleet Debt is the primary fleet financing for our rental car operations in Germany, Italy, Spain, Belgium, Luxembourg and Switzerland, and can be expanded to provide fleet financing in Australia, Canada, France, The Netherlands, New Zealand, and the United Kingdom.

        The obligations of HHN BV under the European Fleet Debt are guaranteed by Hertz and certain of Hertz's domestic and foreign subsidiaries.

        The agreements governing the European Revolving Credit Facility and the indenture governing the European Fleet Notes contain covenants that apply to the Hertz credit group similar to those for the Senior Notes. In addition, the agreements and indenture contain a combination of security arrangements, springing covenants and "no liens" covenants intended to give the lenders under the European Fleet Debt enhanced recourse to certain assets of HHN BV and certain foreign subsidiaries of Hertz. The terms of the European Fleet Debt permit HHN BV to incur additional indebtedness that would be pari passu with either the European Revolving Credit Facility or the European Fleet Notes.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4—Debt (Continued)

European Securitization

        In July 2010, certain foreign subsidiaries entered into a facility agreement that provides for aggregate maximum borrowings of €400 million (the equivalent of $517.6 million as of December 31, 2011) (subject to borrowing base availability) on a revolving basis under an asset-backed securitization facility, or the "European Securitization." The European Securitization is the primary fleet financing for our rental car operations in France and The Netherlands. The lenders under the European Securitization have been granted a security interest primarily in the owned rental car fleet used in our car rental operations in France and The Netherlands and certain contractual rights related to such vehicles.

        In August 2011, we extended the expected maturity of our European Securitization Facility to July 2013. In connection with the extension, we made a number of modifications to the financing arrangement including increasing the advance rate and decreasing pricing.

Canadian Securitization

        In May 2007, certain foreign subsidiaries entered into a credit agreement that provides for aggregate maximum borrowings of CAD$225 million (the equivalent of $219.6 million as of December 31, 2011) (subject to borrowing base availability) on a revolving basis under an asset-backed securitization facility, or as amended, the "Canadian Securitization." The Canadian Securitization is the primary fleet financing for our rental car operations in Canada. The lender under the Canadian Securitization has been granted a security interest primarily in the owned rental car fleet used in our car rental operations in Canada and certain contractual rights related to such vehicles as well as certain other assets owned by entities connected to the financing.

        In November 2011, we extended the maturity of the Canadian Securitization to January 2012 and reduced the facility size to CAD$200 million (equivalent to $195.2 million as of December 31, 2011). In connection with the extension, we made a number of modifications to the financing arrangement including decreasing the pricing.

        In January 2012, Hertz amended the Canadian Securitization to extend the maturity date from January 2012 to March 2012.

Australian Securitization

        In November 2010, certain foreign subsidiaries entered into a credit agreement that provides for aggregate maximum borrowings of A$250 million (the equivalent of $252.4 million as of December 31, 2011) (subject to borrowing base availability) on a revolving basis under an asset-backed securitization facility, or the "Australian Securitization." The Australian Securitization is the primary fleet financing for our rental car operations in Australia. The lenders under the Australian Securitization have been granted a security interest primarily in the owned rental car fleet used in our car rental operations in Australia and certain contractual rights related to such vehicles. In connection with the issuance of the Australian Securitization, an interest rate cap was purchased by the foreign subsidiaries. Concurrently, Hertz sold an offsetting interest rate cap, thereby neutralizing the hedge on a consolidated basis and reducing the net cost of the hedge. See Note 13—Financial Instruments.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4—Debt (Continued)

Brazilian Fleet Financing

        In December 2010, a foreign subsidiary amended its asset-based credit facility, or as amended, the "Brazilian Fleet Financing," which was the primary fleet financing for our rental car operations in Brazil. In February 2011, we paid off the maturing amount of the primary Brazilian Fleet Financing and the collateral thereunder was released and the guaranty thereunder was terminated. As of December 31, 2011, our Brazilian operating subsidiary is party to certain other local financing arrangements, which are collateralized by certain of its assets.

Capitalized Leases

        References to the "Capitalized Leases" include the capitalized lease financings outstanding in the United Kingdom, or the "U.K. Leveraged Financing," Australia, The Netherlands and the United States. The amount available under the U.K. Leveraged Financing, which is the largest portion of the Capitalized Leases, increased over the term of the facility to £195.0 million (the equivalent of $301.5 million as of December 31, 2011).

Financial Covenant Compliance

        Under the new terms of our amended Senior Term Facility and Senior ABL Facility, we are not subject to ongoing financial maintenance covenants; however, under the Senior ABL Facility, failure to maintain certain levels of liquidity will subject the Hertz credit group to a contractually specified fixed charge coverage ratio of not less than 1:1 for the four quarters most recently ended. As of December 31, 2011, we were not subject to such contractually specified fixed charge coverage ratio.

Borrowing Capacity and Availability

        As of December 31, 2011, the following facilities were available for the use of Hertz and its subsidiaries (in millions of dollars):

	Remaining Capacity	Availability Under Borrowing Base Limitation
Corporate Debt
Senior ABL Facility	$1,450.6	$1,040.9

Total Corporate Debt	1,450.6	1,040.9

Fleet Debt
U.S. Fleet Variable Funding Notes	993.1	95.2
Donlen GN II Variable Funding Notes	43.9	0.9
U.S. Fleet Financing Facility	54.0	8.2
European Revolving Credit Facility	—	—
European Fleet Notes	—	—
European Securitization	228.5	25.3
Canadian Securitization	126.9	9.4
Australian Securitization	83.0	3.9
Brazilian Fleet Financing	7.2	—
Capitalized Leases	139.3	2.3

Total Fleet Debt	1,675.9	145.2

Total	$3,126.5	$1,186.1

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4—Debt (Continued)

        Our borrowing capacity and availability primarily comes from our "revolving credit facilities," which are a combination of asset-backed securitization facilities and asset-based revolving credit facilities. Creditors under each of our revolving credit facilities have a claim on a specific pool of assets as collateral. Our ability to borrow under each revolving credit facility is a function of, among other things, the value of the assets in the relevant collateral pool. We refer to the amount of debt we can borrow given a certain pool of assets as the "borrowing base."

        We refer to "Remaining Capacity" as the maximum principal amount of debt permitted to be outstanding under the respective facility (i.e., the amount of debt we could borrow assuming we possessed sufficient assets as collateral) less the principal amount of debt then-outstanding under such facility.

        We refer to "Availability Under Borrowing Base Limitation" and "borrowing base availability" as the lower of Remaining Capacity or the borrowing base less the principal amount of debt then-outstanding under such facility (i.e., the amount of debt we could borrow given the collateral we possess at such time).

        As of December 31, 2011, the Senior Term Facility had approximately $1.2 million available under the letter of credit facility and the Senior ABL Facility had $1,096.7 million available under the letter of credit facility sublimit, subject to borrowing base restrictions.

        Substantially all of our revenue earning equipment and certain related assets are owned by special purpose entities, or are encumbered in favor of our lenders under our various credit facilities.

        Some of these special purpose entities are consolidated variable interest entities, of which Hertz is the primary beneficiary, whose sole purpose is to provide commitments to lend in various currencies subject to borrowing bases comprised of rental vehicles and related assets of certain of Hertz International, Ltd.'s subsidiaries. As of December 31, 2011 and 2010, our International Fleet Financing No. 1 B.V., International Fleet Financing No. 2 B.V. and HA Funding Pty, Ltd. variable interest entities had total assets primarily comprised of loans receivable and revenue earning equipment of $456.3 million and $652.1 million, respectively, and total liabilities primarily comprised of debt of $455.8 million and $651.6 million, respectively.

Accrued Interest

        As of December 31, 2011 and 2010, accrued interest was $85.7 million and $164.4 million, respectively, which is reflected in our consolidated balance sheet in "Other accrued liabilities."

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5—Employee Retirement Benefits

        Qualified U.S. employees, after completion of specified periods of service, are eligible to participate in The Hertz Corporation Account Balance Defined Benefit Pension Plan, or the "Hertz Retirement Plan," a cash balance plan. Under this qualified Hertz Retirement Plan, we pay the entire cost and employees are not required to contribute.

        Most of our international subsidiaries have defined benefit retirement plans or participate in various insured or multiemployer plans. In certain countries, when the subsidiaries make the required funding payments, they have no further obligations under such plans.

        Company plans are generally funded, except for certain nonqualified U.S. defined benefit plans and in Germany, where unfunded liabilities are recorded.

        We sponsor defined contribution plans for certain eligible U.S. and non-U.S. employees. We match contributions of participating employees on the basis specified in the plans.

        An amendment to the Hertz Corporation Account Balance Defined Benefit Plan took effect on January 1, 2012. A fixed interest rate of 3% will be applied to cash balance credits in 2012 and later years. Previously, it was the rate published by the Pension Benefit Guarantee Corporation, or "PGBC," for the December prior to the year the credit was earned. Also effective January 1, 2012, service credit rates for each employee will be determined on the first day of the year.

        We sponsored a defined benefit pension plan in the U.K. On June 30, 2011, we approved an agreement with the trustees of that plan to cease all future benefit accruals to existing members and to close the plan to new members. Effective July 1, 2011, we introduced a defined contribution plan with company matching contributions to replace the defined benefit pension plan. The company matching contributions are generally 100% of the employee contributions, up to 8% of pay, except that former members of the defined benefit plan receive an enhanced match for five years. This will result in lower contributions this year into the defined benefit plan, which will be offset by matching contributions to the new defined contribution plan. In the year ended December 31, 2011, we recognized a gain of $13.1 million for the U.K. plan that represented unamortized prior service cost from a 2010 amendment that eliminated discretionary pension increases related to pre-1997 service primarily related to inactive employees.

        We also sponsor postretirement health care and life insurance benefits for a limited number of employees with hire dates prior to January 1, 1990. The postretirement health care plan is contributory with participants' contributions adjusted annually. An unfunded liability is recorded. We also have a key officer postretirement car benefit plan that provides the use of a vehicle for retired Senior Vice Presidents and above who have a minimum of 20 years of service and who retired at age 58 or above.

        We use a December 31 measurement date for all our plans.

        The following tables set forth the funded status and the net periodic pension cost of the Hertz Retirement Plan, other postretirement benefit plans (including health care and life insurance plans covering domestic ("U.S.") employees and the retirement plans for international operations

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5—Employee Retirement Benefits (Continued)

("Non-U.S."), together with amounts included in our consolidated balance sheets and statements of operations (in millions of dollars):

	Pension Benefits
					Postretirement Benefits (U.S.)
	U.S.		Non-U.S.
	2011	2010	2011	2010	2011	2010
Change in Benefit Obligation
Benefit obligation at January 1	$549.7	$504.7	$201.5	$191.0	$19.0	$13.7
Service cost	26.2	24.0	4.0	5.2	0.2	0.3
Interest cost	27.5	26.1	11.0	9.7	0.9	0.9
Employee contributions	—	—	0.7	1.1	0.9	0.9
Plan amendments	(10.2)	—	—	(13.6)	—	—
Plan curtailments	—	—	(5.9)	(0.2)	—	—
Plan settlements	(7.4)	(3.4)	0.1	(0.3)	—	—
Benefits paid	(18.4)	(18.4)	(4.0)	(3.9)	(2.2)	(2.3)
Foreign exchange translation	—	—	(1.0)	(9.4)	—	—
Actuarial loss (gain)	39.0	16.7	(15.1)	22.7	(0.6)	5.5
Other	—	—	(0.5)	(0.8)	—	—

Benefit obligation at December 31	$606.4	$549.7	$190.8	$201.5	$18.2	$19.0

Change in Plan Assets
Fair value of plan assets at January 1	$365.9	$284.2	$152.8	$139.2	$—	$—
Actual return on plan assets	15.3	43.5	(7.6)	17.6	—	—
Company contributions	67.8	60.0	16.0	6.1	1.3	1.4
Employee contributions	—	—	0.7	1.1	0.9	0.9
Plan settlements	(7.4)	(3.4)	—	(0.3)	—	—
Benefits paid	(18.4)	(18.4)	(4.0)	(3.9)	(2.2)	(2.3)
Foreign exchange translation	—	—	(0.7)	(6.1)	—	—
Other	—	—	(0.2)	(0.9)	—	—

Fair value of plan assets at December 31	$423.2	$365.9	$157.0	$152.8	$—	$—

Funded Status of the Plan
Plan assets less than benefit obligation	$(183.2)	$(183.8)	$(33.8)	$(48.7)	$(18.2)	$(19.0)

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5—Employee Retirement Benefits (Continued)

	Pension Benefits
					Postretirement Benefits (U.S.)
	U.S.		Non-U.S.
	2011	2010	2011	2010	2011	2010
Amounts recognized in balance sheet:
Liabilities	$(183.2)	$(183.8)	$(33.8)	$(48.7)	$(18.2)	$(19.0)

Net obligation recognized in the balance sheet	$(183.2)	$(183.8)	$(33.8)	$(48.7)	$(18.2)	$(19.0)

Prior service credit (cost)	$10.1	$(0.1)	$—	$12.9	$—	$—
Net gain (loss)	(160.3)	(115.6)	(10.7)	(11.4)	(1.2)	(1.9)

Accumulated other comprehensive income (loss)	(150.2)	(115.7)	(10.7)	1.5	(1.2)	(1.9)
Unfunded accrued pension or postretirement benefit	(33.0)	(68.1)	(23.1)	(50.2)	(17.0)	(17.1)

Net obligation recognized in the balance sheet	$(183.2)	$(183.8)	$(33.8)	$(48.7)	$(18.2)	$(19.0)

Total recognized in other comprehensive (income) loss	$34.5	$(5.1)	$12.2	$3.1	$(0.7)	$5.5

Total recognized in net periodic benefit cost and other comprehensive (income) loss	$67.1	$23.4	$0.9	$6.8	$0.5	$6.8

Estimated amounts that will be amortized from accumulated other comprehensive (income) loss over the next fiscal year:
Net gain (loss)	$(11.1)	$(7.6)	$0.1	$1.1	$(0.1)	$(0.1)

Accumulated Benefit Obligation at December 31	$537.0	$489.7	$187.6	$192.8	N/A	N/A

Weighted-average assumptions as of December 31
Discount rate	4.71%	5.12%	4.78%	5.36%	4.40%	4.95%
Expected return on assets	8.00%	8.40%	7.44%	7.46%	N/A	N/A
Average rate of increase in compensation	4.6%	4.4%	2.1%	3.7%	N/A	N/A
Initial health care cost trend rate	—	—	—	—	8.08%	8.36%
Ultimate health care cost trend rate	—	—	—	—	4.5%	4.5%
Number of years to ultimate trend rate	—	—	—	—	18	19

        The discount rate used to determine the December 31, 2011 benefit obligations for U.S. pension plans is based on the rate from the Mercer Pension Discount Curve that is appropriate for the duration of our plan liabilities. For our plans outside the U.S., the discount rate reflects the market rates for high-quality corporate bonds currently available. The discount rate in a country was determined based on a yield curve constructed from high quality corporate bonds in that country. The rate selected from the yield curve has a duration that matches our plan.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5—Employee Retirement Benefits (Continued)

        The expected return on plan assets for each funded plan is based on expected future investment returns considering the target investment mix of plan assets.

	Pension Benefits
	U.S.			Non-U.S.
	Years ended December 31,			Years ended December 31,
	2011	2010	2009	2011	2010	2009
Components of Net Periodic Benefit Cost:
Service cost	$26.2	$24.0	$22.0	$4.0	$5.2	$5.6
Interest cost	27.4	26.1	27.9	11.0	9.7	9.5
Expected return on plan assets	(30.5)	(26.6)	(22.7)	(12.8)	(10.0)	(7.6)
Amortization:
Losses and other	7.3	4.6	0.4	(0.7)	(1.0)	(0.4)
Curtailment gain	—	—	—	(12.9)	(0.2)	(0.3)
Settlement loss	2.2	0.4	1.4	—	—	0.1
Special termination cost	—	—	—	0.1	—	—

Net pension expense	$32.6	$28.5	$29.0	$(11.3)	$3.7	$6.9

Weighted-average discount rate for expense (January 1)	5.12%	5.42%	6.39%	5.36%	5.71%	5.59%
Weighted-average assumed long-term rate of return on assets (January 1)	8.40%	8.50%	8.25%	7.46%	7.46%	6.79%

        The balance in "Accumulated other comprehensive income (loss)" at December 31, 2011 and 2010 relating to pension benefits was $99.6 million and $70.2 million, respectively.

	Postretirement Benefits (U.S.)
	Years ended December 31,
	2011	2010	2009
Components of Net Periodic Benefit Cost:
Service cost	$0.2	$0.3	$0.1
Interest cost	0.9	0.9	0.7
Amortization:
Losses and other	0.1	—	(0.3)
Special termination benefit cost	—	—	—

Net postretirement expense	$1.2	$1.2	$0.5

Weighted-average discount rate for expense	4.9%	5.4%	6.2%
Initial health care cost trend rate	8.4%	8.7%	9.0%
Ultimate health care cost trend rate	4.5%	4.5%	5.0%
Number of years to ultimate trend rate	18	19	9

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5—Employee Retirement Benefits (Continued)

        Changing the assumed health care cost trend rates by one percentage point is estimated to have the following effects (in millions of dollars):

	One Percentage Point
	Increase	Decrease
Effect on total of service and interest cost components	$—	$—
Effect on postretirement benefit obligation	$0.5	$(0.4)

        The provisions charged to income for the years ended December 31, 2011, 2010 and 2009 for all other pension plans were approximately (in millions of dollars) $8.0, $8.8 and $7.3, respectively.

        The provisions charged to income for the years ended December 31, 2011, 2010 and 2009 for the defined contribution plans were approximately (in millions of dollars) $18.0, $14.8 and $6.9, respectively.

Plan Assets

        We have a long-term investment outlook for the assets held in our Company sponsored plans, which is consistent with the long-term nature of each plan's respective liabilities. We have two major plans which reside in the U.S. and the U.K.

        The U.S. Plan, or the "Plan," currently has a target asset allocation of 65% equity and 35% fixed income. The equity portion of the Plan is invested in one passively managed S&P 500 index fund, one passively managed U.S. small/midcap fund and one actively managed international portfolio. The fixed income portion of the Plan is actively managed by a professional investment manager and is benchmarked to the Barclays Long Govt/Credit Index. The Plan assumes an 8.0% rate of return on assets, which represents the expected long-term annual weighted-average return for the Plan in total.

        The U.K. Plan currently invests in a professionally managed Balanced Consensus Index Fund, which has the investment objective of achieving a total return relatively equal to its benchmark. The benchmark is based upon the average asset weightings of a broad universe of U.K. pension funds invested in pooled investment vehicles and each of their relevant indices. The asset allocation as of December 31, 2011, was 79% equity, 9% fixed income and 12% cash and cash equivalents. The U.K. Plan currently assumes a rate of return on assets of 7.5%, which represents the expected long-term annual weighted-average return.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5—Employee Retirement Benefits (Continued)

        The fair value measurements of our U.S. pension plan assets are based upon significant observable inputs (Level 2) and relate to common collective trusts and other pooled investment vehicles consisting of the following asset categories (in millions of dollars):

	December 31,
Asset Category	2011	2010
Cash and cash equivalents	$11.6	$4.0
Equity Securities:
U.S. Large Cap	119.3	106.3
U.S. Mid Cap	34.9	29.5
U.S. Small Cap	27.5	23.5
International Large Cap	89.0	80.8
Fixed Income Securities:
U.S. Treasuries	53.2	49.8
Corporate Bonds	68.7	61.9
Government Bonds	4.1	1.3
Municipal Bonds	9.5	4.7
Real Estate (REITs)	5.4	4.1

Total fair value of pension plan assets	$423.2	$365.9

        The fair value measurements of our U.K. pension plan assets are based upon significant observable inputs (Level 2) and relate to common collective trusts and other pooled investment vehicles consisting of the following asset categories (in millions of dollars):

	December 31,
Asset Category	2011	2010
Cash and cash equivalents	$18.1	$10.7
U.K. Equities	57.6	54.1
Overseas Equities	60.5	72.3
U.K. Conventional Gilts	6.6	4.1
Corporate Bonds	5.0	3.7
Index-Linked Gilts-Stocks	1.4	0.7

Total fair value of pension plan assets	$149.2	$145.6

Contributions

        Our policy for funded plans is to contribute annually, at a minimum, amounts required by applicable laws, regulations and union agreements. From time to time we make contributions beyond those legally required. In 2011, we made discretionary cash contributions to our U.S. qualified pension plan of $58.9 million. In 2010, we made discretionary cash contributions to our U.S. qualified pension plan of $54.2 million. Based upon the significant decline in asset values in 2008, which were in line with the overall market declines, it is likely we will continue to make cash contributions in 2012 and possibly in future years. We expect to contribute between $50 million and $60 million to our U.S. plan during 2012. Due to the closure of the U.K. plan on June 30, 2011, we will make lower contributions to that

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5—Employee Retirement Benefits (Continued)

plan in 2012 than in 2011. The level of 2012 and future contributions will vary, and is dependent on a number of factors including investment returns, interest rate fluctuations, plan demographics, funding regulations and the results of the final actuarial valuation.

Estimated Future Benefit Payments

        The following table presents estimated future benefit payments (in millions of dollars):

	Pension Benefits	Postretirement Benefits (U.S.)
2012	$25.8	$1.3
2013	31.3	1.3
2014	34.1	1.3
2015	39.6	1.4
2016	44.1	1.4
2017-2021	284.0	6.8

	$458.9	$13.5

Multiemployer Pension Plans

        We contribute to several multiemployer defined benefit pension plans under collective bargaining agreements that cover certain of our union-represented employees. The risks of participating in such plans are different from the risks of single-employer plans, in the following respects:

  a)
  Assets contributed to a multiemployer plan by one employer may be used to provide benefits to employees of other participating employers.

  b)
  If a participating employer ceases to contribute to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers.

  c)
  If we cease to have an obligation to contribute to the multiemployer plan in which we had been a contributing employer, we may be required to pay to the plan an amount based on the underfunded status of the plan and on the history of our participation in the plan prior to the cessation of our obligation to contribute. The amount that an employer that has ceased to have an obligation to contribute to a multiemployer plan is required to pay to the plan is referred to as a withdrawal liability.

        Our participation in multiemployer plans for the annual period ended December 31, 2011 is outlined in the table below. For each plan that is individually significant to us, the following information is provided:

  •
  The "EIN / Pension Plan Number" column provides the Employee Identification Number and the three-digit plan number assigned to a plan by the Internal Revenue Service.

  •
  The most recent Pension Protection Act Zone Status available for 2010 and 2011 is for plan years that ended in 2010 and 2011, respectively. The zone status is based on information provided to us and other participating employers by each plan and is certified by the plan's actuary. A plan in the "red" zone has been determined to be in "critical status", based on criteria established under the Internal Revenue Code, or the "Code," and is generally less than

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5—Employee Retirement Benefits (Continued)

    65% funded. A plan in the "yellow" zone has been determined to be in "endangered status", based on criteria established under the Code, and is generally less than 80% funded. A plan in the "green" zone has been determined to be neither in "critical status" nor in "endangered status," and is generally at least 80% funded.

  •
  The "FIP/RP Status Pending/Implemented" column indicates whether a Funding Improvement Plan, as required under the Code to be adopted by plans in the "yellow" zone, or a Rehabilitation Plan, as required under the Code to be adopted by plans in the "red" zone, is pending or has been implemented as of the end of the plan year that ended in 2011.

  •
  The "Surcharge Imposed" column indicates whether our contribution rate for 2011 included an amount in addition the contribution rate specified in the applicable collective bargaining agreement, as imposed by a plan in "critical status," in accordance with the requirements of the Code.

  •
  The last column lists the expiration dates of the collective bargaining agreements pursuant to which we contribute to the plans. For plans that are not individually significant to us, the total amount of contributions is presented in the aggregate.

		Pension Protection Act Zone Status			Contributions by The Hertz Corporation				Expiration Dates of Collective Bargaining Agreements
				FIP / RP Status Pending / Implemented
	EIN / Pension Plan Number							Surcharge Imposed
(In whole dollars) Pension Fund		2011	2010		2011	2010	2009
Western Conference of Teamsters	91-6145047	Green	Green	NA	$3,912,642	$3,761,656	$3,603,055	NA	Various
Teamsters Central States	36-6044243	Critical	Critical	Implemented	1,250,061	1,176,282	1,122,816	No	Various
IAM National	51-60321295	Green	Green	NA	645,015	599,513	559,554	NA	Various
Midwest Operating Engineers	36-6140097	Green	Green	NA	355,329	236,152	238,775	NA	2/28/14
Local 1034**	13-6594795	Critical	Critical	Implemented	184,205	165,088	155,222	Yes	5/2/13
Operating Engineers Local 324	38-1900637	Critical	Critical	Implemented	105,200	98,686	103,851	No	6/30/13
Western Pennsylvania Teamsters	25-6029946	Critical	Critical	Implemented	98,526	94,592	102,544	No	11/4/11	*
				7 Other Plans	569,440	455,856	372,597

Total Contributions					$7,120,418	$6,587,825	$6,258,414

*
The parties are still attempting to negotiate a successor agreement.

**
The amount contributed by Hertz to the Local 1034 Pension Fund was reported as being more than 5% of total contributions to the plan, on the fund's Form 5500 for the year ended 12/31/2010.

Note 6—Stock-Based Compensation

Plans

        On February 28, 2008, the Board of Directors of Hertz and Hertz Holdings jointly adopted the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan, or the "Omnibus Plan," which was approved by the stockholders of Hertz Holdings at the annual meeting of stockholders held on May 15, 2008 and amended and restated on May 27, 2010. A maximum of 32.7 million shares are reserved for issuance under the Omnibus Plan. The Omnibus Plan provides for grants of both equity and cash awards, including non-qualified stock options, incentive stock options, stock appreciation rights, performance awards (shares and units), restricted stock, restricted stock units and deferred stock units to key executives, employees and non-management directors. We also granted awards under the Hertz Global Holdings, Inc. Stock Incentive Plan, or the "Stock Incentive Plan," and the Hertz Global Holdings, Inc. Director Stock Incentive Plan, or the "Director Plan", or collectively the "Prior Plans."

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6—Stock-Based Compensation (Continued)

        The Omnibus Plan provides that no further awards will be granted pursuant to the Prior Plans. However, awards that had been previously granted pursuant to the Prior Plans will continue to be subject to and governed by the terms of the Prior Plans. As of December 31, 2011, there were 9.3 million shares of Hertz Holdings' common stock underlying awards outstanding under the Prior Plans. In addition, as of December 31, 2011, there were 10.9 million shares of Hertz Holdings' common stock underlying awards outstanding under the Omnibus Plan.

        In addition to the 20.2 million shares underlying outstanding awards as of December 31, 2011, we had 18.1 million shares of Hertz Holdings' common stock available for issuance under the Omnibus Plan. The shares of common stock to be delivered under the Omnibus Plan may consist, in whole or in part, of common stock held in treasury or authorized but unissued shares of common stock, not reserved for any other purpose.

        Shares subject to any award granted under the Omnibus Plan that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of common stock after the effective date of the Omnibus Plan will generally be available for future grants under the Omnibus Plan.

Impact on Results

        A summary of the total compensation expense and associated income tax benefits recognized under our Prior Plans and the Omnibus Plan, including the cost of stock options, restricted stock units, or "RSUs," and performance stock units, or "PSUs," is as follows (in millions of dollars):

	Years ended December 31,
	2011	2010	2009
Compensation Expense	$31.0	$36.6	$34.5
Income Tax Benefit	(12.0)	(14.2)	(13.4)

Total	$19.0	$22.4	$21.1

        As of December 31, 2011, there was approximately $35.6 million of total unrecognized compensation cost related to non-vested stock options, RSUs and PSUs granted by Hertz Holdings under the Prior Plans and the Omnibus Plan. The total unrecognized compensation cost is expected to be recognized over the remaining 1.5 years, on a weighted average basis, of the requisite service period that began on the grant dates.

Stock Options and Stock Appreciation Rights

        All stock options and stock appreciation rights granted under the Omnibus Plan will have a per-share exercise price of not less than the fair market value of one share of Hertz Holdings common stock on the grant date. Stock options and stock appreciation rights will vest based on a minimum period of service or the occurrence of events (such as a change in control, as defined in the Omnibus Plan) specified by the compensation committee of our Board of Directors. No stock options or stock appreciation rights will be exercisable after ten years from the grant date.

        We have accounted for our employee stock-based compensation awards in accordance with ASC 718, "Compensation—Stock Compensation." The non-cash stock based compensation expense

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6—Stock-Based Compensation (Continued)

associated with the Stock Incentive Plan is pushed down from Hertz Holdings and recorded on the books at the Hertz level. The options are being accounted for as equity-classified awards. We will recognize compensation cost on a straight-line basis over the vesting period. The value of each option award is estimated on the grant date using a Black-Scholes option valuation model that incorporates the assumptions noted in the following table. Because the stock of Hertz Holdings became publicly traded in November 2006 and has a short trading history, it is not practicable for us to estimate the expected volatility of Hertz Holdings' share price, or a peer company share price, because there is not sufficient historical information about past volatility. Therefore, we have used the calculated value method, substituting the historical volatility of an appropriate industry sector index for the expected volatility of Hertz Holdings' common stock price as an assumption in the valuation model. We selected the Dow Jones Specialized Consumer Services sub-sector within the consumer services industry, and we used the U.S. large capitalization component, which includes the top 70% of the index universe (by market value).

        The calculation of the historical volatility of the index was made using the daily historical closing values of the index for the preceding 6.25 years, because that is the expected term of the options using the simplified approach.

        The risk-free interest rate is the implied zero-coupon yield for U.S. Treasury securities having a maturity approximately equal to the expected term, as of the grant dates. The assumed dividend yield is zero.

Assumption	2011 Grants	2010 Grants	2009 Grants
Expected volatility	36.7%	36.1%	34.9%
Expected dividend yield	0.0%	0.0%	0.0%
Expected term (years)	6.25	6.25	6.25
Risk-free interest rate	2.56%	1.62%-2.96%	2.90%
Weighted-average grant date fair value	$5.93	$4.00	$1.29

        A summary of option activity under the Stock Incentive Plan and the Omnibus Plan as of December 31, 2011 is presented below.

Options	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (In thousands of dollars)
Outstanding at January 1, 2011	15,415,904	$9.69	6.7	$84,534
Granted	2,108,944	14.60
Exercised	(1,808,272)	7.20
Forfeited or Expired	(574,515)	11.65

Outstanding at December 31, 2011	15,142,061	10.60	6.3	$41,110

Exercisable at December 31, 2011	10,226,236	9.91	5.3	$36,136

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6—Stock-Based Compensation (Continued)

        A summary of non-vested options as of December 31, 2011, and changes during the year, is presented below.

	Non-vested Shares	Weighted- Average Exercise Price	Weighted- Average Grant-Date Fair Value
Non-vested as of January 1, 2011	6,347,726	$9.61	$4.91
Granted	2,108,944	14.60	5.93
Vested	(3,027,297)	9.14	5.76
Forfeited	(513,548)	9.58	4.60

Non-vested as of December 31, 2011	4,915,825	$12.04	$4.86

        Additional information pertaining to option activity under the plans is as follows (in millions of dollars):

	Years ended December 31,
	2011	2010	2009
Aggregate intrinsic value of stock options exercised	$15.0	$8.1	$4.2
Cash received from the exercise of stock options	13.1	7.9	5.3
Fair value of options that vested	17.4	21.6	23.1
Tax benefit realized on exercise of stock options	—	0.3	—

Performance Stock, Performance Stock Units, Restricted Stock and Restricted Stock Units

        Performance stock, PSUs and performance units granted under the Omnibus Plan will vest based on the achievement of pre-determined performance goals over performance periods determined by the compensation committee of the Board of Directors of Hertz Holdings. Each of the units granted under the Omnibus Plan represent the right to receive one share of Hertz Holdings' common stock on a specified future date. In the event of an employee's death or disability, a pro rata portion of the employee's performance stock, performance stock units and performance units will vest to the extent performance goals are achieved at the end of the performance period. Restricted stock and RSUs granted under the Omnibus Plan will vest based on a minimum period of service or the occurrence of events (such as a change in control, as defined in the Omnibus Plan) specified by the compensation committee of the Board of Directors of Hertz Holdings.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6—Stock-Based Compensation (Continued)

        A summary of RSU and PSU activity under the Omnibus Plan as of December 31, 2011 is presented below.

	Shares	Weighted- Average Fair Value	Aggregate Intrinsic Value (In thousands of dollars)
Outstanding at January 1, 2011	6,044,589	$5.08	$87,586
Granted	549,253	14.78
Vested	(1,992,441)	4.80
Forfeited or Expired	(273,940)	5.47

Outstanding at December 31, 2011	4,327,461	$6.46	$50,718

        Additional information pertaining to RSU and PSU activity is as follows:

	Years ended December 31,
	2011	2010	2009
Total fair value of awards that vested ($ millions)	$9.6	$8.2	$6.2
Weighted average grant date fair value of awards	$14.78	$10.10	$3.42

        Compensation expense for RSUs and PSUs is based on the grant date fair value, and is recognized ratably over the vesting period. For grants in 2009, 2010 and 2011, the vesting period is three years (25% in the first year, 25% in the second year and 50% in the third year). In addition to the service vesting condition, the PSUs granted in March, 2010 had an additional vesting condition which called for the number of units that will be awarded being based on achievement of a certain level of 2010 Corporate EBITDA.

        In March 2011 we granted 499,515 PSUs that had a performance vesting condition under which the number of units that will ultimately be awarded will vary from 0% to 150% of the original grant, based on the sum of 2011 and 2012 Corporate EBITDA results, in addition to a service vesting condition. An additional 193,798 PSUs granted in March 2011 contained a market condition whereby the 20 day average trailing Hertz Holdings' stock price must equal or exceed a certain price target at any time during the five year performance period, in addition to a service vesting condition. A summary of the PSU activity for this grant is presented below.

	Shares	Weighted- Average Fair Value	Aggregate Intrinsic Value (In thousands of dollars)
Outstanding at January 1, 2011	—	$—	$—
Granted	693,313	13.37
Vested	—
Forfeited or Expired	(15,342)	14.60

Outstanding at December 31, 2011	677,971	$13.34	$7,946

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6—Stock-Based Compensation (Continued)

Employee Stock Purchase Plan

        On February 28, 2008, upon recommendation of the compensation committee of the Board of Directors, or "Committee," of Hertz Holdings, Hertz Holdings' Board of Directors adopted the Hertz Global Holdings, Inc. Employee Stock Purchase Plan, or the "ESPP," and the plan was approved by the stockholders of Hertz Holdings on May 15, 2008. The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code.

        The maximum number of shares that may be purchased under the ESPP is 3,000,000 shares of Hertz Holdings' common stock, subject to adjustment in the case of any change in Hertz Holdings' shares, including by reason of a stock dividend, stock split, share combination, recapitalization, reorganization, merger, consolidation or change in corporate structure. An eligible employee may elect to participate in the ESPP each quarter (or other period established by the Committee) through a payroll deduction. The maximum and minimum contributions that an eligible employee may make under all of Hertz Holdings' qualified employee stock purchase plans will be determined by the Committee, provided that no employee may be permitted to purchase stock with an aggregate fair market value greater than $25,000 per year. At the end of the offering period, the total amount of each employee's payroll deduction will be used to purchase shares of Hertz Holdings' common stock. The purchase price per share will be not less than 85% of the market price of Hertz Holdings' common stock on the date of purchase; the exact percentage for each offering period will be set in advance by the Committee.

        For the years ended December 31, 2011, 2010 and 2009, we recognized compensation cost of approximately $0.7 million ($0.4 million, net of tax), $0.6 million ($0.3 million, net of tax) and $0.5 million ($0.3 million, net of tax), respectively, for the amount of the discount on the stock purchased by our employees under the ESPP. Approximately 1,600 employees participated in the ESPP as of December 31, 2011.

Note 7—Depreciation of Revenue Earning Equipment and Lease Charges

        Depreciation of revenue earning equipment and lease charges includes the following (in millions of dollars):

	Years ended December 31,
	2011	2010	2009
Depreciation of revenue earning equipment	$1,921.8	$1,747.0	$1,780.1
Adjustment of depreciation upon disposal of the equipment	(112.2)	42.9	72.0
Rents paid for vehicles leased	96.1	78.2	81.7

Total	$1,905.7	$1,868.1	$1,933.8

        The adjustment of depreciation upon disposal of revenue earning equipment for the years ended December 31, 2011, 2010 and 2009 included (in millions of dollars) net gain of $13.3 million, net losses of $10.0 and $40.7, respectively, on the disposal of industrial and construction equipment used in our equipment rental operations, and net gain of $98.9 million, net losses of $32.9 and $31.3, respectively, on the disposal of vehicles used in our car rental operations.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7—Depreciation of Revenue Earning Equipment and Lease Charges (Continued)

        Depreciation rates are reviewed on a quarterly basis based on management's routine review of present and estimated future market conditions and their effect on residual values at the time of disposal. During 2011, 2010 and 2009, depreciation rates being used to compute the provision for depreciation of revenue earning equipment were adjusted on certain vehicles in our car rental operations to reflect changes in the estimated residual values to be realized when revenue earning equipment is sold. These depreciation rate changes resulted in a net decrease of $13.8 million and increases of $19.1 million and $13.2 million in depreciation expense for the years ended December 31, 2011, 2010 and 2009, respectively. Depreciation rate changes in certain of our equipment rental operations resulted in a decrease of $4.4 million and increases of $3.6 million and $6.1 million in depreciation expense for the years ended December 31, 2011, 2010 and 2009, respectively.

        For the years ended December 31, 2011, 2010 and 2009, our worldwide car rental operations sold approximately 164,100, 159,000 and 153,300 non-program cars, respectively, a 3.2% increase in 2011 versus 2010 primarily due to a higher average fleet size.

Note 8—Taxes on Income

        The components of income (loss) before income taxes for the periods were as follows (in millions of dollars):

	Years ended December 31,
	2011	2010	2009
Domestic	$235.9	$(81.2)	$(127.2)
Foreign	138.0	113.5	(22.9)

Total	$373.9	$32.3	$(150.1)

        The total provision (benefit) for taxes on income consists of the following (in millions of dollars):

	Years ended December 31,
	2011	2010	2009
Current:
Federal	$10.3	$10.2	$4.0
Foreign	30.6	41.5	16.2
State and local	28.5	1.5	(1.3)

Total current	69.4	53.2	18.9

Deferred:
Federal	82.4	(18.6)	(30.1)
Foreign	(3.2)	1.3	(16.3)
State and local	(4.8)	(2.6)	(23.3)

Total deferred	74.4	(19.9)	(69.7)

Total provision (benefit)	$143.8	$33.3	$(50.8)

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8—Taxes on Income (Continued)

        The principal items of the U.S. and foreign net deferred tax assets and liabilities at December 31, 2011 and 2010 are as follows (in millions of dollars):

	2011	2010
Deferred Tax Assets:
Employee benefit plans	$102.8	$83.3
Net operating loss carryforwards	1,743.5	1,405.9
Foreign tax credit carryforwards	20.8	20.8
Federal, state and foreign local tax credit carryforwards	15.0	4.8
Accrued and prepaid expenses	327.4	225.0

Total Deferred Tax Assets	2,209.5	1,739.8
Less: Valuation Allowance	(186.7)	(185.8)

Total Net Deferred Tax Assets	2,022.8	1,554.0

Deferred Tax Liabilities:
Depreciation on tangible assets	(2,742.3)	(2,003.5)
Intangible assets	(942.4)	(1,027.0)

Total Deferred Tax Liabilities	(3,684.7)	(3,030.5)

Net Deferred Tax Liability	$(1,661.9)	$(1,476.5)

        As of December 31, 2011, deferred tax assets of $1,481.7 million were recorded for unutilized U.S. Federal Net Operating Losses, or "NOL," carry forwards of $4,233.3 million. The total Federal NOL carry forwards are $4,278.1 million of which $44.8 million relate to excess tax deductions associated with stock option plans which have yet to reduce taxes payable. Upon the utilization of these carry forwards, the associated tax benefits of approximately $15.7 million will be recorded to Additional Paid-in Capital. The Federal NOLs begin to expire in 2025. State NOLs exclusive of the effects of the excess tax deductions, have generated a deferred tax asset of $77.4 million. The state NOLs expire over various years beginning in 2012 depending upon particular jurisdiction.

        On January 1, 2009, Bank of America acquired Merrill Lynch & Co. For U.S. income tax purposes the transaction, when combined with other unrelated transactions during the previous 36 months, resulted in a change in control as that term is defined in Section 382 of the Internal Revenue Code. Consequently, utilization of all pre-2009 U.S. net operating losses is subject to an annual limitation. We have calculated the expected annual base limitation as well as additional limitation resulting from a net unrealized built in gain as of the acquisition date and other adjustments. Based on the calculations, the limitation is not expected to result in a loss of net operating losses or have a material adverse impact on taxes.

        As of December 31, 2011, deferred tax assets of $208.6 million were recorded for foreign NOL carry forwards of $886.7 million. A valuation allowance of $169.9 million at December 31, 2011 was recorded against these deferred tax assets because those assets relate to jurisdictions that have historical losses and the likelihood exists that a portion of the NOL carry forwards may not be utilized in the future.

        The foreign NOL carry forwards of $886.7 million include $719.3 million which have an indefinite carry forward period and associated deferred tax assets of $159.6 million. The remaining foreign NOLs

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8—Taxes on Income (Continued)

of $167.4 million are subject to expiration beginning in 2015 and have associated deferred tax assets of $49.0 million.

        As of December 31, 2011, deferred tax assets for U.S. Foreign Tax Credit carry forwards were $20.8 million which relate to credits generated as of December 31, 2007. The carry forwards will begin to expire in 2015. A valuation allowance of $13.5 million at December 31, 2011 was recorded against a portion of the U.S. foreign tax credit deferred tax assets in the likelihood that they may not be utilized in the future. A deferred tax asset was also recorded for various state tax credit carry forwards of $3.0 million, which will begin to expire in 2027.

        In determining the valuation allowance, an assessment of positive and negative evidence was performed regarding realization of the net deferred tax assets in accordance with ASC 740-10, "Accounting for Income Taxes," or "ASC 740-10." This assessment included the evaluation of scheduled reversals of deferred tax liabilities, the availability of carry forwards and estimates of projected future taxable income. Based on the assessment, as of December 31, 2011, total valuation allowances of $186.7 million were recorded against deferred tax assets. Although realization is not assured, we have concluded that it is more likely than not the remaining deferred tax assets of $2,022.8 million will be realized and as such no valuation allowance has been provided on these assets.

        The significant items in the reconciliation of the statutory and effective income tax rates consisted of the following:

	Years ended December 31,
	2011	2010	2009
Statutory Federal Tax Rate	35.0%	35.0%	35.0%
Foreign tax differential	(0.6)	(49.1)	24.1
State and local income taxes, net of federal income tax benefit	3.2	(5.2)	5.4
Change in state statutory rates, net of federal income tax benefit	0.5	5.1	4.0
Federal permanent differences	(1.4)	(2.7)	2.3
Withholding taxes	2.0	26.2	(5.5)
Uncertain tax positions	(0.8)	11.2	(3.1)
Change in valuation allowance	0.6	85.1	(29.7)
All other items, net	—	(2.5)	1.3

Effective Tax Rate	38.5%	103.1%	33.8%

        The effective tax rate for the year ended December 31, 2011 was 38.5% as compared to 103.1% in the year ended December 31, 2010. The provision for taxes on income increased $110.5 million, primarily due to higher income before income taxes, changes in geographic earnings mix and changes in valuation allowances for losses in certain non-U.S. jurisdictions for which tax benefits cannot be realized. The increased effective tax rate in 2010 is primarily due to the increase in income before income taxes in 2010, valuation allowances for losses in certain non-U.S. jurisdictions for which tax benefits cannot be realized and differences in foreign tax rates versus the U.S. Federal tax rate and the impact of the France law change in 2010.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8—Taxes on Income (Continued)

        As of December 31, 2011, our foreign subsidiaries have an immaterial amount of net undistributed earnings. Deferred tax liabilities have not been recorded for such earnings because it is management's current intention to permanently reinvest undistributed earnings offshore. It is not practicable to estimate the amount of such deferred tax liabilities. If, in the future, undistributed earnings are repatriated to the United States, or it is determined such earnings will be repatriated in the foreseeable future, deferred tax liabilities will be recorded.

        As of December 31, 2011, total unrecognized tax benefits were $21.6 million, all of which, if recognized, would favorably impact the effective tax rate in future periods. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in millions of dollars):

	2011	2010	2009
Balance at January 1	$27.2	$25.6	$21.7
Increase (decrease) attributable to tax positions taken during prior periods	(9.5)	0.3	1.1
Increase attributable to tax positions taken during the current year	3.9	1.3	3.1
Decrease attributable to settlements with taxing authorities	—	—	(0.3)

Balance at December 31	$21.6	$27.2	$25.6

        We conduct business globally and, as a result, file one or more income tax returns in the U.S. and non-U.S. jurisdictions. In the normal course of business we are subject to examination by taxing authorities throughout the world. The open tax years for these jurisdictions span from 2003 to 2011. We are currently under audit by the Internal Revenue Service for tax years 2006 to 2009. Several U.S. state and non-U.S. jurisdictions are under audit.

        In many cases the uncertain tax positions are related to tax years that remain subject to examination by the relevant taxing authorities. It is reasonable that approximately $7.2 million of unrecognized tax benefits may reverse within the next twelve months due to settlement with the relevant taxing authorities and/or the filing of amended income tax returns.

        Net, after-tax interest and penalties related to the liabilities for unrecognized tax benefits are classified as a component of "(Provision) benefit for taxes on income" in the consolidated statement of operations. During the years ended December 31, 2011, 2010 and 2009, approximately $1.9 million, $0.2 million and $(0.2) million, respectively, in net, after-tax interest and penalties were recognized. As of December 31, 2011 and 2010, approximately $3.7 million and $1.8 million, respectively, of net, after-tax interest and penalties was accrued in our consolidated balance sheet.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9—Lease and Concession Agreements

        We have various concession agreements, which provide for payment of rents and a percentage of revenue with a guaranteed minimum, and real estate leases under which the following amounts were expensed (in millions of dollars):

	Years ended December 31,
	2011	2010	2009
Rents	$130.6	$133.9	$133.2
Concession fees:
Minimum fixed obligations	248.7	252.0	260.1
Additional amounts, based on revenues	311.8	278.7	231.5

Total	$691.1	$664.6	$624.8

        For the years ended December 31, 2011, 2010 and 2009, sublease income reduced rent expense included in the above table by $5.0 million, $4.5 million and $5.0 million, respectively.

        As of December 31, 2011, minimum obligations under existing agreements referred to above are approximately as follows (in millions of dollars):

	Rents	Concessions
2012	$119.4	$315.6
2013	96.6	263.4
2014	74.5	182.2
2015	55.6	120.1
2016	37.4	73.6
Years after 2016	151.2	387.6

        The future minimum rent payments in the above table have been reduced by minimum future sublease rental inflows in aggregate of $16.4 million.

        Many of our concession agreements and real estate leases require us to pay or reimburse operating expenses, such as common area charges and real estate taxes, to pay concession fees above guaranteed minimums or additional rent based on a percentage of revenues or sales (as defined in those agreements) arising at the relevant premises, or both. Such obligations are not reflected in the table of minimum future obligations appearing immediately above. We operate from various leased premises under operating leases with terms up to 25 years. A number of our operating leases contain renewal options. These renewal options vary, but the majority include clauses for renewal for various term lengths at various rates, both fixed and market.

        In addition to the above, we have various leases on revenue earning equipment and office and computer equipment under which the following amounts were expensed (in millions of dollars):

	Years ended December 31,
	2011	2010	2009
Revenue earning equipment	$96.1	$78.2	$81.7
Office and computer equipment	10.1	10.4	8.9

Total	$106.2	$88.6	$90.6

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9—Lease and Concession Agreements (Continued)

        As of December 31, 2011, minimum obligations under existing agreements referred to above that have a maturity of more than one year are as follows (in millions of dollars):

2012	$34.3
2013	$7.7
2014	$0.5
2015	$—
2016	$—
After 2016	$—

        Commitments under capital leases within our vehicle rental programs have been reflected in Note 4—Debt.

Note 10—Segment Information

        Our operating segments are aggregated into reportable business segments based primarily upon similar economic characteristics, products, services, customers, and delivery methods. We have identified two reportable segments: rental and leasing of cars, crossovers and light trucks, or "car rental," and rental of industrial, construction and material handling equipment, or "equipment rental." Other reconciling items includes general corporate assets and expenses, certain interest expense (including net interest on corporate debt), as well as other business activities, such as our third party claim management services.

        Adjusted pre-tax income (loss) is the measure utilized by management in making decisions about allocating resources to segments and measuring their performance. We believe this measure best reflects the financial results from ongoing operations. Adjusted pre-tax income (loss) is calculated as income (loss) before income taxes plus other reconciling items, non-cash purchase accounting charges, non-cash debt charges and certain one-time charges and non-operational items. The contribution of our reportable segments for the years ended December 31, 2011, 2010 and 2009 is summarized below (in millions of dollars).

	Years ended December 31,
	2011	2010	2009
Revenues
Car rental	$7,083.5	$6,486.2	$5,979.0
Equipment rental	1,209.5	1,070.1	1,110.9
Other reconciling items	5.4	6.2	11.6

Total	$8,298.4	$7,562.5	$7,101.5

Adjusted pre-tax income(a)
Car rental	$850.2	$641.9	$459.2
Equipment rental	$161.6	$78.0	$76.4
Depreciation of revenue earning equipment and lease charges
Car rental	$1,651.4	$1,594.6	$1,616.6
Equipment rental	254.3	273.5	317.2

Total	$1,905.7	$1,868.1	$1,933.8

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10—Segment Information (Continued)

	Years ended December 31,
	2011	2010	2009
Depreciation of property and equipment
Car rental	$116.1	$112.3	$115.9
Equipment rental	33.7	34.3	37.6
Other reconciling items	8.2	7.4	6.1

Total	$158.0	$154.0	$159.6

Amortization of other intangible assets
Car rental	$32.7	$30.2	$32.5
Equipment rental	35.8	33.4	32.8
Other reconciling items	1.5	1.1	0.7

Total	$70.0	$64.7	$66.0

Interest expense
Car rental	$333.1	$401.3	$316.1
Equipment rental	45.3	39.4	53.3
Other reconciling items	271.9	285.8	284.3

Total	$650.3	$726.5	$653.7

Revenue earning equipment and property and equipment
Car rental
Expenditures	$9,109.9	$8,430.1	$7,533.1
Proceeds from disposals	(7,689.4)	(7,432.7)	(5,940.0)

Net expenditures	$1,420.5	$997.4	$1,593.1

Equipment rental
Expenditures	$617.5	$186.1	$94.4
Proceeds from disposals	(213.8)	(124.3)	(190.3)

Net expenditures (proceeds)	$403.7	$61.8	$(95.9)

Other reconciling items
Expenditures	$8.6	$3.9	$0.5
Proceeds from disposals	(1.0)	(0.3)	—

Net expenditures	$7.6	$3.6	$0.5

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10—Segment Information (Continued)

	As of December 31,
	2011	2010
Total assets at end of year
Car rental	$13,037.9	$11,755.4
Equipment rental	3,058.9	2,997.6
Other reconciling items	1,570.5	2,583.9

Total	$17,667.3	$17,336.9

Revenue earning equipment, net, at end of year
Car rental	$8,318.7	$7,220.1
Equipment rental	1,786.7	1,703.7

Total	$10,105.4	$8,923.8

Property and equipment, net, at end of year
Car rental	$971.3	$875.9
Equipment rental	203.7	222.8
Other reconciling items	76.9	64.9

Total	$1,251.9	$1,163.6

        We operate in the United States and in international countries. International operations are substantially in Europe. The operations within major geographic areas are summarized below (in millions of dollars):

	Years ended December 31,
	2011	2010	2009
Revenues
United States	$5,413.3	$4,993.7	$4,675.9
International	2,885.1	2,568.8	2,425.6

Total	$8,298.4	$7,562.5	$7,101.5

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10—Segment Information (Continued)

	As of December 31,
	2011	2010
Total assets at end of year
United States	$12,724.4	$12,106.3
International	4,942.9	5,230.6

Total	$17,667.3	$17,336.9

Revenue earning equipment, net, at end of year
United States	$7,621.2	$6,404.1
International	2,484.2	2,519.7

Total	$10,105.4	$8,923.8

Property and equipment, net, at end of year
United States	$1,036.7	$947.1
International	215.2	216.5

Total	$1,251.9	$1,163.6

(a)
The following table reconciles adjusted pre-tax income to income (loss) before income taxes for the years ended December 31, 2011, 2010 and 2009 (in millions of dollars):

	Years ended December 31,
	2011	2010	2009
Adjusted pre-tax income
Car rental	$850.2	$641.9	$459.2
Equipment rental	161.6	78.0	76.4

Total reportable segments	1,011.8	719.9	535.6
Adjustments:
Other reconciling items(1)	(306.2)	(347.9)	(327.9)
Purchase accounting(2)	(87.6)	(90.3)	(90.3)
Non-cash debt charges(3)	(105.9)	(160.6)	(159.8)
Restructuring charges	(56.4)	(54.7)	(106.8)
Restructuring related charges(4)	(9.8)	(13.2)	(46.5)
Management transition costs	(4.0)	—	(1.0)
Derivative gains (losses)	0.1	(3.2)	2.4
Gain on debt buyback(5)	—	—	48.5
Third-party bankruptcy accrual(6)	—	—	(4.3)
Acquisition related costs	(18.8)	(17.7)	—
Pension adjustment(7)	13.1	—	—
Premiums paid on debt(8)	(62.4)	—	—

Income (loss) before income taxes	$373.9	$32.3	$(150.1)

  (1)
  Represents general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10—Segment Information (Continued)

  (2)
  Represents the purchase accounting effects of the Acquisition on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers' compensation and public liability and property damage liabilities. Also represents the purchase accounting effects of subsequent acquisitions on our results of operations relating to increased depreciation and amortization of intangible assets.

  (3)
  Represents non-cash debt charges relating to the amortization and write-off of deferred debt financing costs and debt discounts. For the years ended December 31, 2010 and 2009, also includes $68.9 million and $74.6 million, respectively, associated with the amortization of amounts pertaining to the de-designation of the Hertz Vehicle Financing LLC, or "HVF," interest rate swaps as effective hedging instruments.

  (4)
  Represents incremental costs incurred directly supporting our business transformation initiatives. Such costs include transition costs incurred in connection with our business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes.

  (5)
  Represents a gain (net of transaction costs) recorded in connection with the buyback of portions of certain of our Senior Notes and Senior Subordinated Notes.

  (6)
  Represents an allowance for uncollectible program car receivables related to a bankrupt European dealer affiliated with a U.S. car manufacturer.

  (7)
  Represents a gain for the U.K. pension plan relating to unamortized prior service cost from a 2010 amendment that eliminated discretionary pension increases related to pre-1997 service primarily pertaining to inactive employees.

  (8)
  Represents premiums paid to redeem our 10.5% Senior Subordinated Notes and a portion of our 8.875% Senior Notes.

Note 11—Contingencies and Off-Balance Sheet Commitments

Legal Proceedings

        From time to time we are a party to various legal proceedings. Other than with respect to the aggregate claims for public liability and property damage pending against us, management does not believe that any of the matters resolved, or pending against us, during 2011 are material to us and our subsidiaries taken as a whole. While we have accrued a liability with respect to claims for public liability and property damage of $281.5 million at December 31, 2011, management, based on the advice of legal counsel, does not believe any of the other pending matters described below are material. We have summarized below, for purposes of providing background, various legal proceedings to which we were and/or are a party during 2011 or the period after December 31, 2011 but before the filing of this Annual Report. In addition to the following, various other legal actions, claims and governmental inquiries and proceedings are pending or may be instituted or asserted in the future against us and our subsidiaries. In particular, on June 15, 2011 we received a subpoena from the staff of the Securities and Exchange Commission, or "SEC," seeking production of documents related to our proposed business combination with Dollar Thrifty Automotive Group, Inc. We intend to cooperate fully with the SEC's

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11—Contingencies and Off-Balance Sheet Commitments (Continued)

investigation. We do not expect this investigation to have any effect on our proposed business combination with Dollar Thrifty.

1.
Hertz Equipment Rental Corporation, or "HERC," Loss Damage Waiver

  On August 15, 2006, Davis Landscape, Ltd., individually and on behalf of all others similarly situated, filed a complaint against HERC in the United States District Court for the District of New Jersey. In November 2006, the complaint was amended to add another plaintiff, Miguel V. Pro, and more claims. The Davis Landscape matter purports to be a nationwide class action on behalf of all persons and business entities who rented equipment from HERC and who paid a Loss Damage Waiver, or "LDW," or an Environmental Recovery Fee, or "ERF." The plaintiffs seek a declaratory judgment and injunction prohibiting HERC from engaging in acts with respect to the LDW and ERF charges that violate the New Jersey Consumer Fraud Act and claim that the charges violate the Uniform Commercial Code. The plaintiffs also seek an unspecified amount of compensatory damages with the return of all LDW and ERF charges paid, attorneys' fees and costs as well as other damages. The court has granted class certification, denied our motion for summary judgment and the case is in the discovery stages.

2.
Concession Fee Recoveries

  On October 13, 2006, Janet Sobel, Daniel Dugan, PhD. and Lydia Lee, individually and on behalf of all others similarly situated v. The Hertz Corporation and Enterprise Rent-A-Car Company, or "Enterprise," was filed in the United States District Court for the District of Nevada. The plaintiffs agreed to not pursue claims against Enterprise initially and the case only proceeded against Hertz. The Sobel case purports to be a nationwide class action on behalf of all persons who rented cars from Hertz at airports in Nevada and were separately charged airport concession recovery fees by Hertz as part of their rental charges. The plaintiffs seek an unspecified amount of compensatory damages, restitution of any charges found to be improper and an injunction prohibiting Hertz from quoting or charging those airport fees that are alleged not to be allowed by Nevada law. The complaint also seeks attorneys' fees and costs. Relevant documents were produced, depositions were taken and pre-trial motions were filed. After the court rendered a mixed ruling on the parties' cross-motions for summary judgment and after the Lydia Lee case was refiled against Enterprise, the parties engaged in mediation which resulted in a proposed settlement. Although the court tentatively approved the settlement in November 2010, the court denied the plaintiffs' motion for final approval of the proposed settlement in May 2011. Since that time, the plaintiffs filed a motion for class certification—which we opposed—and discovery has commenced again. A separate action is proceeding against Enterprise, National and Alamo.

3.
Telephone Consumer Protection Act

  On May 3, 2007, Fun Services of Kansas City, Inc., individually and as the representative of a class of similarly situated persons, v. Hertz Equipment Rental Corporation was commenced in the District Court of Wyandotte County, Kansas. The case was subsequently transferred to the District Court of Johnson County, Kansas. The Fun Services matter purports to be a class action on behalf of all persons in Kansas and throughout the United States who, on or after four years prior to the filing of the action, were sent facsimile messages of advertising materials relating to the availability of property, goods or services by HERC and who did not provide express permission for sending such faxes. The plaintiffs seek an unspecified amount of compensatory damages, attorney's fees

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11—Contingencies and Off-Balance Sheet Commitments (Continued)

  and costs. In August 2009, the court issued an order that stayed all activity in this litigation pending a decision by the Kansas Supreme Court in Critchfield Physical Therapy, Inc. v. Taranto Group, Inc., another Telephone Consumer Protection Act case. The Kansas Supreme Court issued its decision in September 2011. Thereafter, the District Court of Johnson County lifted the stay in the Fun Services case and issued a scheduling order that addresses class certification discovery. In February 2012, HERC filed a Notice of Removal with the U.S. District Court for the District of Kansas seeking to remove the case to federal court based on federal question jurisdiction.

4.
California Tourism Assessments

  We are currently a defendant in a proceeding that purports to be a class action brought by Michael Shames and Gary Gramkow against The Hertz Corporation, Dollar Thrifty Automotive Group, Inc., Avis Budget Group, Inc., Vanguard Car Rental USA, Inc., Enterprise Rent-A-Car Company, Fox Rent A Car, Inc., Coast Leasing Corp., The California Travel and Tourism Commission, and Caroline Beteta.

  Originally filed in November of 2007, the action is pending in the United States District Court for the Southern District of California, and plaintiffs claim to represent a class of individuals or entities that purchased rental car services from a defendant at airports located in California after January 1, 2007. Plaintiffs allege that the defendants agreed to charge consumers a 2.5% tourism assessment and not to compete with respect to this assessment, while misrepresenting that this assessment is owed by consumers, rather than the rental car defendants, to the California Travel and Tourism Commission, or the "CTTC." Plaintiffs also allege that defendants agreed to pass through to consumers a fee known as the Airport Concession Fee, which fee had previously been required to be included in the rental car defendants' individual base rates, without reducing their base rates. Based on these allegations, the amended complaint seeks treble damages, disgorgement, injunctive relief, interest, attorneys' fees and costs. Plaintiffs dropped their claims against Caroline Beteta. Plaintiffs' claims against the rental car defendants have been dismissed, except for the federal antitrust claim. In June 2010, the United States Court of Appeals for the Ninth Circuit affirmed the dismissal of the plaintiffs' antitrust case against the CTTC as a state agency immune from antitrust complaint because the California Legislature foresaw the alleged price-fixing conspiracy that was the subject of the complaint. The plaintiffs subsequently filed a petition with the Ninth Circuit seeking a rehearing and that petition was granted. In November 2010, the Ninth Circuit withdrew its June opinion and instead held that state action immunity was improperly invoked. The Ninth Circuit reinstated the plaintiffs' antitrust claims and remanded the case to the district court for further proceedings. All proceedings in the case are currently stayed while the parties engage in settlement discussions.

5.
Public Liability and Property Damage

  We are currently a defendant in numerous actions and have received numerous claims on which actions have not yet been commenced for public liability and property damage arising from the operation of motor vehicles and equipment rented from us. The obligation for public liability and property damage on self-insured U.S. and international vehicles and equipment, as stated on our balance sheet, represents an estimate for both reported accident claims not yet paid and claims incurred but not yet reported. The related liabilities are recorded on a non-discounted basis. Reserve requirements are based on actuarial evaluations of historical accident claim experience and trends, as well as future projections of ultimate losses, expenses, premiums and administrative

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11—Contingencies and Off-Balance Sheet Commitments (Continued)

  costs. At December 31, 2011 and December 31, 2010 our liability recorded for public liability and property damage matters was $281.5 million and $278.7 million, respectively. We believe that our analysis is based on the most relevant information available, combined with reasonable assumptions, and that we may prudently rely on this information to determine the estimated liability. We note the liability is subject to significant uncertainties. The adequacy of the liability reserve is regularly monitored based on evolving accident claim history and insurance related state legislation changes. If our estimates change or if actual results differ from these assumptions, the amount of the recorded liability is adjusted to reflect these results.

        We intend to assert that we have meritorious defenses in the foregoing matters and we intend to defend ourselves vigorously.

        We have established reserves for matters where we believe that the losses are probable and reasonably estimated, including for various of the matters set forth above. Other than with respect to the aggregate reserves established for claims for public liability and property damage, none of those reserves are material. For matters, including those described above, where we have not established a reserve, the ultimate outcome or resolution cannot be predicted at this time, or the amount of ultimate loss, if any, cannot be reasonably estimated. Litigation is subject to many uncertainties and the outcome of the individual litigated matters is not predictable with assurance. It is possible that certain of the actions, claims, inquiries or proceedings, including those discussed above, could be decided unfavorably to us or any of our subsidiaries involved. Accordingly, it is possible that an adverse outcome from such a proceeding could exceed the amount accrued in an amount that could be material to our consolidated financial condition, results of operations or cash flows in any particular reporting period.

Off-Balance Sheet Commitments

        At December 31, 2011 and 2010, the following guarantees (including indemnification commitments) were issued and outstanding.

Indemnification Obligations

        In the ordinary course of business, we execute contracts involving indemnification obligations customary in the relevant industry and indemnifications specific to a transaction such as the sale of a business. These indemnification obligations might include claims relating to the following: environmental matters; intellectual property rights; governmental regulations and employment-related matters; customer, supplier and other commercial contractual relationships; and financial matters. Performance under these indemnification obligations would generally be triggered by a breach of terms of the contract or by a third party claim. We regularly evaluate the probability of having to incur costs associated with these indemnification obligations and have accrued for expected losses that are probable and estimable. The types of indemnification obligations for which payments are possible include the following:

Sponsors; Directors

        We have entered into customary indemnification agreements with Hertz Holdings, the Sponsors and Hertz Holdings' stockholders affiliated with the Sponsors, pursuant to which Hertz Holdings and Hertz will indemnify the Sponsors, Hertz Holdings' stockholders affiliated with the Sponsors and their respective affiliates, directors, officers, partners, members, employees, agents, representatives and

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11—Contingencies and Off-Balance Sheet Commitments (Continued)

controlling persons, against certain liabilities arising out of performance of a consulting agreement with Hertz Holdings and each of the Sponsors and certain other claims and liabilities, including liabilities arising out of financing arrangements or securities offerings. Hertz Holdings also entered into indemnification agreements with each of its directors. We do not believe that these indemnifications are reasonably likely to have a material impact on us.

Environmental

        We have indemnified various parties for the costs associated with remediating numerous hazardous substance storage, recycling or disposal sites in many states and, in some instances, for natural resource damages. The amount of any such expenses or related natural resource damages for which we may be held responsible could be substantial. The probable expenses that we expect to incur for such matters have been accrued, and those expenses are reflected in our consolidated financial statements. As of December 31, 2011 and 2010, the aggregate amounts accrued for environmental liabilities including liability for environmental indemnities, reflected in our consolidated balance sheets in "Other accrued liabilities" were $1.5 million and $1.6 million, respectively. The accrual generally represents the estimated cost to study potential environmental issues at sites deemed to require investigation or clean-up activities, and the estimated cost to implement remediation actions, including on-going maintenance, as required. Cost estimates are developed by site. Initial cost estimates are based on historical experience at similar sites and are refined over time on the basis of in-depth studies of the sites. For many sites, the remediation costs and other damages for which we ultimately may be responsible cannot be reasonably estimated because of uncertainties with respect to factors such as our connection to the site, the materials there, the involvement of other potentially responsible parties, the application of laws and other standards or regulations, site conditions, and the nature and scope of investigations, studies, and remediation to be undertaken (including the technologies to be required and the extent, duration, and success of remediation).

Note 12—Restructuring

        As part of our ongoing effort to implement our strategy of reducing operating costs, we have evaluated our workforce and operations and made adjustments, including headcount reductions and business process reengineering resulting in optimized work flow at rental locations and maintenance facilities as well as streamlined our back-office operations and evaluated potential outsourcing opportunities. When we made adjustments to our workforce and operations, we incurred incremental expenses that delay the benefit of a more efficient workforce and operating structure, but we believe that increased operating efficiency and reduced costs associated with the operation of our business are important to our long-term competitiveness.

        During 2007 through 2011, we announced several initiatives to improve our competitiveness and industry leadership through targeted job reductions. These initiatives included, but were not limited to, job reductions at our corporate headquarters and back-office operations in the U.S. and Europe. As part of our re-engineering optimization we outsourced selected functions globally. In addition, we streamlined operations and reduced costs by initiating the closure of targeted car rental locations and equipment rental branches throughout the world. The largest of these closures occurred in 2008 which resulted in closures of approximately 250 off-airport locations and 22 branches in our U.S. equipment rental business. These initiatives impacted approximately 8,960 employees.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12—Restructuring (Continued)

        From January 1, 2007 through December 31, 2011, we incurred $530.5 million ($256.3 million for our car rental segment, $221.5 million for our equipment rental segment and $52.7 million of other) of restructuring charges.

        Additional efficiency and cost saving initiatives are being developed, however, we presently do not have firm plans or estimates of any related expenses.

        Restructuring charges in our consolidated statement of operations can be summarized as follows (in millions of dollars):

	Years ended December 31,
	2011	2010	2009
By Type:
Involuntary termination benefits	$14.4	$12.2	$44.1
Pension and post retirement expense	0.4	0.4	0.7
Consultant costs	1.3	1.1	7.6
Asset writedowns	23.2	20.4	36.1
Facility closure and lease obligation costs	16.5	14.3	9.3
Relocation costs	0.6	5.0	4.1
Contract termination costs	—	—	1.7
Other	—	1.3	3.2

Total	$56.4	$54.7	$106.8

	Years ended December 31,
	2011	2010	2009
By Caption:
Direct operating	$46.6	$43.5	$65.4
Selling, general and administrative	9.8	11.2	41.4

Total	$56.4	$54.7	$106.8

	Years ended December 31,
	2011	2010	2009
By Segment:
Car rental	$16.6	$18.1	$58.7
Equipment rental	40.5	34.7	38.2
Other reconciling items	(0.7)	1.9	9.9

Total	$56.4	$54.7	$106.8

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12—Restructuring (Continued)

        The following table sets forth the activity affecting the restructuring accrual during the years ended December 31, 2011 and 2010 (in millions of dollars). We expect to pay the remaining restructuring obligations relating to involuntary termination benefits over the next twelve months. The remainder of the restructuring accrual relates to future lease obligations which will be paid over the remaining term of the applicable leases.

	Involuntary Termination Benefits	Pension and Post Retirement Expense	Consultant Costs	Other	Total
Balance as of January 1, 2010	$19.6	$—	$0.4	$9.7	$29.7
Charges incurred	12.2	0.4	1.1	41.0	54.7
Cash payments	(23.5)	—	(1.5)	(12.4)	(37.4)
Other(1)	(2.0)	(0.2)	0.1	(27.4)	(29.5)

Balance as of December 31, 2010	6.3	0.2	0.1	10.9	17.5
Charges incurred	14.4	0.4	1.3	40.3	56.4
Cash payments	(15.5)	—	(0.6)	(2.3)	(18.4)
Other(2)	3.9	(0.4)	(0.2)	(37.2)	(33.9)

Balance as of December 31, 2011	$9.1	$0.2	$0.6	$11.7	$21.6

(1)
Consists of decreases of $20.4 million for asset writedowns, $6.5 million for facility closures, $1.6 million loss in foreign currency translation, $0.9 million in involuntary benefits and $0.2 million for executive pension liability settlements, partly offset by an increase in consultant costs of $0.1 million.

(2)
Consists of decreases of $23.2 million for asset writedowns, $13.9 million for facility closures, $0.4 million FAS 88 pension adjustment and $0.2 million of consultant costs, partly offset by a $3.8 million increase for involuntary benefits.

Note 13—Financial Instruments

        Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash equivalents, short-term investments and trade receivables. We place our cash equivalents and short-term investments with a number of financial institutions and investment funds to limit the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising our customer base, and their dispersion across different businesses and geographic areas. As of December 31, 2011, we had no significant concentration of credit risk.

        GAAP establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs other than the quoted prices in active markets that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13—Financial Instruments (Continued)

Cash and Cash Equivalents and Restricted Cash and Cash Equivalents

        Fair value approximates the amount indicated on the balance sheet at December 31, 2011 and December 31, 2010 because of the short-term maturity of these instruments. Money market accounts, whose fair value at December 31, 2011, is measured using Level 1 inputs, totaling $566.0 million and $142.9 million are included in "Cash and cash equivalents" and "Restricted cash and cash equivalents," respectively. Money market accounts, whose fair value at December 31, 2010, is measured using Level 1 inputs, totaling $1,747.9 million and $24.1 million are included in "Cash and cash equivalents" and "Restricted cash and cash equivalents," respectively.

Marketable Securities

        Marketable securities held by us consist of equity securities classified as available-for-sale, which are carried at fair value and are included within "Prepaid expenses and other assets." Unrealized gains and losses, net of related income taxes, are included in "Accumulated other comprehensive income." As of December 31, 2011 and December 31, 2010, the fair value of marketable securities was $33.2 million and $0.0 million, respectively. For the year ended December 31, 2011, unrealized gains of $0.3 million were recorded in "Accumulated other comprehensive income (loss)." Fair values for marketable securities are based on Level 1 inputs consisting of quoted market prices.

Debt

        For borrowings with an initial maturity of 93 days or less, fair value approximates carrying value because of the short-term nature of these instruments. For all other debt, fair value is estimated based on quoted market rates as well as borrowing rates currently available to us for loans with similar terms and average maturities (Level 2 inputs). The aggregate fair value of all debt at December 31, 2011 was $11,092.4 million, compared to its aggregate unpaid principal balance of $10,925.6 million. The aggregate fair value of all debt at December 31, 2010 was $11,156.1 million, compared to its aggregate unpaid principal balance of $10,954.8 million.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13—Financial Instruments (Continued)

Derivative Instruments and Hedging Activities

        The following table summarizes our financial assets and liabilities measured at fair value on a recurring basis (in millions of dollars):

	Fair Value of Derivative Instruments(1)
	Asset Derivatives(2)		Liability Derivatives(2)
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Derivatives not designated as hedging instruments under ASC 815:
Gasoline swaps	—	3.1	0.4	—
Interest rate caps	0.5	7.2	0.4	7.2
Foreign exchange forward contracts	4.4	2.6	1.9	11.1
Interest rate swaps	—	—	0.2	—
Foreign exchange options	0.1	0.1	—	—

Total derivatives not designated as hedging instruments under ASC 815	$5.0	$13.0	$2.9	$18.3

(1)
All fair value measurements were primarily based upon significant observable (Level 2) inputs.

(2)
All asset derivatives are recorded in "Prepaid expenses and other assets" and all liability derivatives are recorded in "Other accrued liabilities" on our consolidated balance sheets.

	Amount of Gain or (Loss) Recognized in Other Comprehensive Income on Derivative (Effective Portion)		Amount of Gain or (Loss) Reclassified from Accumulated Other Comprehensive Income into Income (Effective Portion)			Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion)
	Years ended December 31,
	2011	2010	2011	2010		2011	2010
Derivatives in ASC 815 Cash Flow Hedging Relationship:
HVF interest rate swaps	$—	$12.8	$—	$(85.1	)(1)	$—	$—

Note:
As of December 31, 2010, the HVF interest rate swaps and associated debt matured. The location of the effective portion reclassified from "Accumulated other comprehensive income" into income is in "Interest expense" on our consolidated statement of operations. No amount of gain or loss was recognized in income (ineffective portion) during the years ended December 31, 2011 and 2010.

(1)
Includes the amortization of amounts in "Accumulated other comprehensive income" associated with the de-designation of a previous cash flow hedging relationship.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13—Financial Instruments (Continued)

		Amount of Gain or (Loss) Recognized in Income on Derivative
		Years ended December 31,
	Location of Gain or (Loss) Recognized on Derivative
		2011	2010
Derivatives Not Designated as Hedging Instruments under ASC 815:
Gasoline swaps	Direct operating	$2.6	$2.8
Interest rate caps	Selling, general and administrative	—	(3.1)
Foreign exchange forward contracts	Selling, general and administrative	(11.0)	(19.5)
Foreign exchange options	Selling, general and administrative	(0.2)	(0.2)

Total		$(8.6)	$(20.0)

        In conjunction with the refinanced Series 2009-1 and the Series 2010-2, HVF purchased an interest rate cap for $6.7 million, with a maximum notional amount equal to the refinanced Series 2009-1 and the Series 2010-2 with a combined maximum principal amount of $2.1 billion, a strike rate of 5% and expected maturity date of March 25, 2013. Additionally, Hertz sold a 5% interest rate cap for $6.2 million, with a matching notional amount and term to the HVF interest rate cap. Also in December 2010, the Australian Securitization was completed and our Australian operating subsidiary purchased an interest rate cap for $0.5 million, with a maximum notional amount equal to the Australian Securitization maximum principal amount of A$250 million, a strike rate of 7% and expected maturity date of December 2012. Additionally, Hertz sold a 7% interest rate cap, for $0.4 million with a matching notional amount and term to the Australian operating subsidiary's interest rate cap. The fair values of all interest rate caps were calculated using a discounted cash flow method and applying observable market data (i.e. the 1-month LIBOR yield curve and credit default swap spreads). Gains and losses resulting from changes in the fair value of these interest rate caps are included in our results of operations in the periods incurred.

        In connection with our acquisition of Donlen, we acquired interest rate swaps with a total notional amount of $28.0 million at December 31, 2011, associated with floating rate debt. These interest rate swaps are used to effectively convert an amount of floating rate debt into fixed rate debt. The fair values of these interest rate swaps were calculated using a discounted cash flow method and applying observable market data (i.e. the 1-month LIBOR yield curve). Gains and losses resulting from changes in the fair value of these interest rate swaps are included in our results of operations in the periods incurred (in Selling, general and administrative).

        We purchase unleaded gasoline and diesel fuel at prevailing market rates and maintain a program to manage our exposure to changes in fuel prices through the use of derivative commodity instruments. We currently have in place swaps to cover a portion of our fuel price exposure through November 2012. We presently hedge a portion of our overall unleaded gasoline and diesel fuel purchases with commodity swaps and have contracts in place that settle on a monthly basis. As of December 31, 2011, our outstanding commodity instruments for unleaded gasoline and diesel fuel totaled approximately 5.0 million gallons and 0.9 million gallons, respectively. The fair value of these commodity instruments was calculated using a discounted cash flow method and applying observable market data

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13—Financial Instruments (Continued)

(i.e., NYMEX RBOB Gasoline and U.S. Department of Energy surveys, etc.). Gains and losses resulting from changes in the fair value of these commodity instruments are included in our results of operations in the periods incurred.

        We manage our foreign currency risk primarily by incurring, to the extent practicable, operating and financing expenses in the local currency in the countries in which we operate, including making fleet and equipment purchases and borrowing locally. Also, we have purchased foreign exchange options to manage exposure to fluctuations in foreign exchange rates for selected marketing programs. The effect of exchange rate changes on these financial instruments would not materially affect our consolidated financial position, results of operations or cash flows. Our risks with respect to foreign exchange options are limited to the premium paid for the right to exercise the option and the future performance of the option's counterparty. Premiums paid for options outstanding as of December 31, 2011, were approximately $0.3 million. We limit counterparties to the transactions to financial institutions that have strong credit ratings. As of December 31, 2011 and 2010, the total notional amount of these foreign exchange options was $9.1 million and $3.5 million, respectively. As of December 31, 2011, these foreign exchange options mature through April 2013. The fair value of the foreign exchange options was calculated using a discounted cash flow method and applying observable market data (i.e. foreign currency exchange rates). Gains and losses resulting from changes in the fair value of these options are included in our results of operations in the periods incurred.

        We also manage exposure to fluctuations in currency risk on intercompany loans we make to certain of our subsidiaries by entering into foreign currency forward contracts at the time of the loans which are intended to offset the impact of foreign currency movements on the underlying intercompany loan obligations. As of December 31, 2011, the total notional amount of these forward contracts was $743.9 million, maturing within four months. The fair value of these foreign currency forward contracts was calculated based on foreign currency forward exchange rates.

        On October 1, 2006, we designated our 7.875% Senior Notes due 2014 as an effective net investment hedge of our Euro-denominated net investment in our international operations. Effective November 1, 2011, we dedesignated the net investment hedge, and as such, incurred unrealized gains of $26.6 million for the year ended December 31, 2011, resulting from the translation of these Euro-denominated notes into the U.S. dollar. As a result of the previous net investment hedge designation, as of December 31, 2011 and 2010, losses of $19.4 million (net of tax of $13.2 million) and $6.8 million (net of tax of $5.1 million), respectively, attributable to the translation of our 7.875% Senior Notes due 2014 into the U.S. dollar are recorded in our consolidated balance sheet in "Accumulated other comprehensive income (loss)."

Note 14—Related Party Transactions

Relationship with Hertz Investors, Inc. and the Sponsors

Stockholders Agreement

        In connection with the Acquisition, Hertz Holdings entered into a stockholders agreement (as amended, the "Stockholders Agreement") with investment funds associated with or designated by the Sponsors. The Stockholders Agreement contains agreements that entitle investment funds associated with or designated by the Sponsors to nominate two nominees of an investment fund associated with CD&R (one of whom shall serve as the chairman or, if the chief executive officer is the chairman, the

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14—Related Party Transactions (Continued)

lead director), one nominee of investment funds associated with Carlyle, and one nominee of an investment fund associated with BAMLCP. The Stockholders Agreement also provides that Hertz Holdings' chief executive officer shall be designated as a director, unless otherwise approved by a majority of the Sponsor Designees. In addition, the Stockholders Agreement provides that one of the nominees of an investment fund associated with CD&R shall serve as the chairman of the executive and governance committee of Hertz Holdings and, unless otherwise agreed by this fund, as Chairman of the Board of Directors of Hertz Holdings or lead director. In order to comply with New York Stock Exchange rules, Hertz Holdings will be required to have a majority of independent directors on our Board of Directors by no later than March 31, 2012 and we believe that we will fulfill this requirement prior to such deadline.

        The Stockholders Agreement grants to the investment funds associated with CD&R or to the board, with the approval of the majority of the Sponsor Designees, the right to remove Hertz Holdings' chief executive officer. Any replacement chief executive officer requires the consent of the investment funds associated with CD&R as well as investment funds associated with at least one other Sponsor. It also contains restrictions on the transfer of Hertz Holdings' shares, and provides for tag-along and drag-along rights, in certain circumstances. The rights described above apply only for so long as the investment funds associated with the applicable Sponsor maintain certain specified minimum levels of shareholdings in Hertz Holdings.

        The Stockholders Agreement limits the rights of the investment funds associated with or designated by the Sponsors that have invested in the common stock of Hertz Holdings and its affiliates, subject to several exceptions, to own, manage, operate or control any of its "competitors" (as defined in the Stockholders Agreement). The Stockholders Agreement may be amended from time to time in the future to eliminate or modify these restrictions without Hertz Holdings' consent.

Registration Rights Agreement

        On December 21, 2005, Hertz Holdings entered into a registration rights agreement (as amended, the "Registration Rights Agreement") with investment funds associated with or designated by the Sponsors. The Registration Rights Agreement grants to certain of these investment funds the right, to cause Hertz Holdings, at its own expense, to use its best efforts to register such securities held by the investment funds for public resale, subject to certain limitations. The exercise of this right is limited to three requests by the group of investment funds associated with each Sponsor, except for registrations effected pursuant to Form S-3, which are unlimited, subject to certain limitations, if Hertz Holdings is eligible to use Form S-3. The secondary offering of the common stock of Hertz Holdings in June 2007 was effected pursuant to this Registration Rights Agreement. In the event Hertz Holdings registers any of its common stock, these investment funds have the right to require us to use our best efforts to include shares of the common stock of Hertz Holdings held by them, subject to certain limitations, including as determined by the underwriters. The Registration Rights Agreement provides for Hertz Holdings to indemnify the investment funds party to that agreement and their affiliates in connection with the registration of Hertz Holdings' securities.

Director Compensation Policy

        Our directors who are also members of the Board of Directors of Hertz Holdings receive no additional compensation for serving on our Board of Directors or any committee of our Board of

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14—Related Party Transactions (Continued)

Directors. Currently all members of our Board of Directors are also members of the Board of Directors of Hertz Holdings. The compensation expense of the Hertz Holdings' directors is pushed down from Hertz Holdings and recorded on the books at the Hertz level.

        In November 2011, the Board of Directors of Hertz Holdings amended and restated the Director Compensation Policy. Pursuant to the policy prior to November 2011 its directors who are not also employees each received a $170,000 annual retainer fee, of which $70,000 was payable in cash and $100,000 was payable in the form of shares of Hertz Holdings' common stock. Starting in November 2011, the policy now provides that Hertz Holdings' directors who are not also employees each receive a $210,000 annual retainer fee, of which $85,000 is payable in cash and $125,000 is payable in the form of shares of Hertz Holdings' common stock.

        The chairperson of Hertz Holdings' Audit Committee is paid an additional annual cash fee of $25,000 and each other member of its Audit Committee is paid an additional annual cash fee of $10,000. The chairperson of Hertz Holdings' Compensation Committee is paid an additional annual cash fee of $15,000 and each other member of its Compensation Committee receives an additional annual cash fee of $10,000.

Financing Arrangements with Related Parties

        Affiliates of BAMLCP (which is one of the Sponsors), including Merrill Lynch & Co., Inc., Bank of America, N.A. and certain of their affiliates (which are stockholders of Hertz Holdings), have provided various investment and commercial banking and financial advisory services to us for which they have received customary fees and commissions. In addition, these parties have acted as agents, lenders, purchasers and/or underwriters to us under our respective financing arrangements, for which they have received customary fees, commissions, expenses and/or other compensation. More specifically, these parties have acted in the following capacities, or similar capacities, with respect to our financing arrangements: lenders and/or agents under the Senior Credit Facilities, the U.S. Fleet Financing Facility and certain of the U.S. Fleet Variable Funding Notes; purchasers and/or underwriters under the Senior Notes, the Senior Subordinated Notes and certain of the U.S. Fleet Medium Term Notes; and structuring advisors and/or agents under the ABS Program.

        As of December 31, 2011 and December 31, 2010, approximately $174 million and $255 million, respectively, of our outstanding debt was with related parties.

        See Note 4—Debt.

        On June 29, 2007, we entered into a master loan agreement with Hertz Holdings. The maximum amount which may be borrowed by us under this facility is $100 million. The facility expires on June 29, 2012, or on an earlier date if mutually agreed by both parties. The interest rate is based on the U.S. Dollar LIBOR rate plus the margin in effect for the Eurocurrency Loans under our Senior ABL Facility. As of December 31, 2011 and 2010, $0.4 million and $1.4 million in borrowings were outstanding, respectively.

Other Sponsor Relationships

        In May and June 2009, Merrill Lynch & Co., Inc., an affiliate of one of the Sponsors, BAMLCP, acted as an underwriter in the common stock follow-on public offering and in the public offering of Hertz Holdings' Convertible Senior Notes, for which they received customary fees and expenses.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14—Related Party Transactions (Continued)

        In May 2009, Hertz Holdings entered into subscription agreements with investment funds affiliated with CD&R and Carlyle to purchase an additional 32,101,182 shares of Hertz Holdings' common stock at a price of $6.23 per share (the same price per share paid to Hertz Holdings by the underwriters in the common stock public offering) with proceeds to Hertz Holdings of approximately $200.0 million. This closed on July 7, 2009 and the 32,101,182 shares of Hertz Holdings' common stock were issued to CD&R and Carlyle affiliated investment funds on the same date. In March 2011, the Sponsors sold 50,000,000 shares of their Hertz Holdings common stock to Goldman, Sachs & Co. as the sole underwriter in the registered public offering of those shares. Giving effect to these offerings, the Sponsors' ownership percentage in Hertz Holdings' is approximately 38%.

Note 15—Quarterly Financial Information (Unaudited)

        Provided below is a summary of the quarterly operating results during 2011 and 2010 (in millions of dollars).

	First Quarter 2011	Second Quarter 2011	Third Quarter 2011	Fourth Quarter 2011
Revenues	$1,780.0	$2,072.3	$2,432.3	$2,013.8
Income (loss) before income taxes	(146.7)	107.0	308.2	105.4
Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	(123.0)	62.1	212.6	58.8

	First Quarter 2010	Second Quarter 2010	Third Quartere 2010	Fourth Quarter 2010
Revenues	$1,660.9	$1,879.6	$2,186.3	$1,835.8
Income (loss) before income taxes	(147.4)	5.8	168.0	6.0
Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	(136.3)	(7.3)	142.4	(17.2)

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements

        The following condensed consolidating financial information presents the Condensed Consolidating Balance Sheets as of December 31, 2011 and 2010 and the Condensed Consolidating Statements of Operations, Comprehensive Income (Loss), and Cash Flows for the years ended December 31, 2011, 2010 and 2009, of (a) The Hertz Corporation, ("the Company" or "the Parent"); (b) the Parent's subsidiaries that guarantee the Parent's indebtedness, or the Guarantor Subsidiaries; (c) the Parent's subsidiaries that do not guarantee the Parent's indebtedness, or the Non-Guarantor Subsidiaries; (d) elimination entries necessary to consolidate the Parent with the Guarantor Subsidiaries and Non-Guarantor Subsidiaries; and of (e) the Company on a consolidated basis.

        Investments in subsidiaries are accounted for using the equity method for purposes of the consolidating presentation. The principal elimination entries relate to investments in subsidiaries and intercompany balances and transactions. Separate financial statements and other disclosures with respect to the Guarantor Subsidiaries have not been provided as management believes the following information is sufficient, as the Guarantor Subsidiaries are 100% owned by the Parent and all guarantees are full and unconditional and joint and several. Additionally, substantially all of the assets of the Guarantor Subsidiaries are pledged under the Senior Credit Facilities, and consequently will not be available to satisfy the claims of our general creditors.

        We have revised our Condensed Consolidated Balance Sheet as of December 31, 2010 and our Condensed Consolidating Statement of Operations for the years ended December 31, 2010 and 2009, to reflect prior period adjustments, as disclosed in Note 2—Summary of Significant Accounting Policies, within the Parent, Non-Guarantor Subsidiaries and Eliminations. As of December 31, 2010, we previously reported "Total assets" and "Total liabilities and equity" of $9,448.1 million for the Parent, $10,299.0 million for the Non-Guarantor Subsidiaries and $(6,541.7) million for the Eliminations. For the year ended December 31, 2010, we previously reported "Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder" for the Parent of $(17.7) million. For the year ended December 31, 2009, we previously reported "Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder" for the Parent of $(110.5) million, $394.4 million for the Non-Guarantor Subsidiaries and $(368.3) million for the Eliminations. Management has concluded that these footnote revisions are not material to our previously issued financial statements.

        We have revised our Condensed Consolidating Statement of Cash Flows for the year ended December 31, 2009 for a $14.6 million error requiring a reclassification from Guarantor Subsidiaries to Non-Guarantor Subsidiaries.

        On December 12, 2012, pursuant to a consent agreement Hertz Holdings entered into with the Federal Trade Commission in connection with the Dollar Thrifty Acquisition, we consummated the Advantage Divestiture. Prior to the Advantage Divestiture, Simply Wheelz, the legal entity associated with Advantage, had been included within these condensed consolidating financial statements as a Guarantor Subsidiary. In accordance with S-X Rule 3-10, the condensed consolidating financial information below includes the results of Simply Wheelz as this financial information represents the guarantor structure in place at December 31, 2011. See Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements, for condensed consolidating financial information that has been included with respect to debt securities which the Company intends to register under the Securities Act of 1933, which includes Simply Wheelz as a Non-Guarantor Subsidiary for all periods presented.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
ASSETS
Cash and cash equivalents	$565,002	$7,410	$358,796	$—	$931,208
Restricted cash and cash equivalents	44,663	28,130	235,246	—	308,039
Receivables, less allowance for doubtful accounts	297,292	226,143	1,092,947	—	1,616,382
Due from Hertz affiliate	655,411	78,660	1,181,387	(1,915,458)	—
Inventories, at lower cost or market	22,440	27,505	34,033	—	83,978
Prepaid expenses and other assets	2,088,579	33,432	136,731	(1,842,608)	416,134
Revenue earning equipment, net	167,304	1,505,867	8,432,238	—	10,105,409
Property and equipment, net	824,381	178,399	249,074	—	1,251,854
Investment in subsidiaries, net	4,413,289	460,201	—	(4,873,490)	—
Other intangible assets, net	94,682	2,387,017	80,535	—	2,562,234
Goodwill	100,221	74,738	217,135	—	392,094

Total assets	$9,273,264	$5,007,502	$12,018,122	$(8,631,556)	$17,667,332

LIABILITIES AND EQUITY
Due to Hertz affiliate	$1,251,347	$268,026	$396,497	$(1,915,458)	$412
Accounts payable	188,695	164,989	543,805	—	897,489
Accrued liabilities	607,673	212,361	306,304	—	1,126,338
Accrued taxes	54,559	146,682	(26,385)	(11,872)	162,984
Debt	4,434,274	4,237	6,469,338	—	10,907,849
Public liability and property damage	107,881	16,618	157,035	—	281,534
Deferred taxes on income	—	1,445,856	2,046,752	(1,830,736)	1,661,872

Total liabilities	6,644,429	2,258,769	9,893,346	(3,758,066)	15,038,478

Equity:
The Hertz Corporation and Subsidiaries stockholder's equity	2,628,835	2,748,733	2,124,757	(4, 873,490)	2,628,835
Noncontrolling interest	—	—	19	—	19

Total equity	2,628,835	2,748,733	2,124,776	(4,873,490)	2,628,854

Total liabilities and equity	$9,273,264	$5,007,502	$12,018,122	$(8,631,556)	$17,667,332

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2010
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
ASSETS
Cash and cash equivalents	$1,754,378	$5,180	$614,448	$—	$2,374,006
Restricted cash and cash equivalents	16,092	25,468	166,016	—	207,576
Receivables, less allowance for doubtful accounts	265,195	166,483	924,875	—	1,356,553
Due from Hertz affiliate	501,735	47,166	313,467	(862,368)	—
Inventories, at lower cost or market	21,164	31,734	34,531	—	87,429
Prepaid expenses and other assets	1,726,993	6,814	157,178	(1,546,059)	344,926
Revenue earning equipment, net	166,316	1,265,641	7,491,795	—	8,923,752
Property and equipment, net	735,770	178,691	249,108	—	1,163,569
Investment in subsidiaries, net	4,041,936	47,109	—	(4,089,045)	—
Other intangible assets, net	114,840	2,334,500	101,219	—	2,550,559
Goodwill	100,221	9,971	218,368	—	328,560

Total assets	$9,444,640	$4,118,757	$10,271,005	$(6,497,472)	$17,336,930

LIABILITIES AND EQUITY
Due to Hertz affiliate	$360,070	$191,833	$311,863	$(862,370)	$1,396
Accounts payable	153,549	177,170	623,542	—	954,261
Accrued liabilities	681,125	30,960	355,917	—	1,068,002
Accrued taxes	51,916	174,553	22,331	(112,403)	136,397
Debt	5,601,707	112	5,317,526	—	10,919,345
Public liability and property damage	110,346	16,939	151,400	—	278,685
Deferred taxes on income	—	1,271,902	1,638,167	(1,433,654)	1,476,415

Total liabilities	6,958,713	1,863,469	8,420,746	(2,408,427)	14,834,501

Equity:
The Hertz Corporation and Subsidiaries stockholder's equity	2,485,927	2,255,288	1,833,757	(4,089,045)	2,485,927
Noncontrolling interest	—	—	16,502	—	16,502

Total equity	2,485,927	2,255,288	1,850,259	(4,089,045)	2,502,429

Total liabilities and equity	$9,444,640	$4,118,757	$10,271,005	$(6,497,472)	$17,336,930

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Total revenues	$4,068,310	$987,872	$5,555,048	$(2,312,850)	$8,298,380

Expenses:
Direct operating	2,262,371	609,252	1,694,755	—	4,566,378
Depreciation of revenue earning equipment	1,996,733	219,729	2,002,127	(2,312,850)	1,905,739
Selling, general and administrative	326,794	91,604	326,719	—	745,117
Interest expense	299,561	33,556	317,137	—	650,254
Interest and other (income) expense, net	61,934	(183)	(4,754)	—	56,997

Total expenses	4,947,393	953,958	4,335,984	(2,312,850)	7,924,485

Income (loss) before income taxes, noncontrolling interest and equity in earnings (losses) of subsidiaries	(879,083)	33,914	1,219,064	—	373,895
(Provision) benefit for taxes on income	342,469	(16,197)	(470,118)	—	(143,846)
Equity in earnings (losses) of subsidiaries (net of tax)	747,103	26,215	—	(773,318)	—

Net income (loss)	210,489	43,932	748,946	(773,318)	230,049
Noncontrolling interest	—	—	(19,560)	—	(19,560)

Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$210,489	$43,932	$729,326	$(773,318)	$210,489

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Total revenues	$3,961,435	$840,954	$5,210,658	$(2,450,513)	$7,562,534

Expenses:
Direct operating	2,217,864	535,625	1,529,905	—	4,283,394
Depreciation of revenue earning equipment	1,938,416	236,594	2,143,650	(2,450,513)	1,868,147
Selling, general and administrative	330,107	70,396	263,939	—	664,442
Interest expense	297,512	28,594	400,433	—	726,539
Interest and other income, net	(236)	8	(12,082)	—	(12,310)

Total expenses	4,783,663	871,217	4,325,845	(2,450,513)	7,530,212

Income (loss) before income taxes, noncontrolling interest and equity in earnings (losses) of subsidiaries	(822,228)	(30,263)	884,813	—	32,322
(Provision) benefit for taxes on income	314,692	7,476	(355,490)	—	(33,322)
Equity in earnings (losses) of subsidiaries (net of tax)	489,153	(5,268)	—	(483,885)	—

Net income (loss)	(18,383)	(28,055)	529,323	(483,885)	(1,000)
Noncontrolling interest	—	—	(17,383)	—	(17,383)

Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$(18,383)	$(28,055)	$511,940	$(483,885)	$(18,383)

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Total revenues	$3,694,986	$807,068	$4,773,473	$(2,174,020)	$7,101,507

Expenses:
Direct operating	2,086,487	485,233	1,515,090	—	4,086,810
Depreciation of revenue earning equipment	1,896,687	253,518	1,957,626	(2,174,020)	1,933,811
Selling, general and administrative	284,878	80,518	276,403	—	641,799
Interest expense	291,075	31,211	331,375	—	653,661
Interest and other income, net	(48,900)	167	(15,704)	—	(64,437)

Total expenses	4,510,227	850,647	4,064,790	(2,174,020)	7,251,644

Income (loss) before income taxes, noncontrolling interest and equity in earnings (losses) of subsidiaries	(815,241)	(43,579)	708,683	—	(150,137)
(Provision) benefit for taxes on income	328,546	21,656	(299,427)	—	50,775
Equity in earnings (losses) of subsidiaries (net of tax)	372,654	(4,161)	—	(368,493)	—

Net income (loss)	(114,041)	(26,084)	409,256	(368,493)	(99,362)
Noncontrolling interest	—	—	(14,679)	—	(14,679)

Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$(114,041)	$(26,084)	$394,577	$(368,493)	$(114,041)

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)
For the Year Ended December 31, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net income (loss)	$210,489	$43,932	$748,946	$(773,318)	$230,049
Other comprehensive income (loss), net of tax	(66,237)	—	(34,619)	34,619	(66,237)

Comprehensive income (loss)	144,252	43,932	714,327	(738,699)	163,812
Less: Comprehensive income attributable to noncontrolling interest	—	—	(19,560)	—	(19,560)

Comprehensive income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$144,252	$43,932	$694,767	$(738,699)	$144,252

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)
For the Year Ended December 31, 2010
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net income (loss)	$(18,383)	$(28,055)	$529,323	$(483,885)	$(1,000)
Other comprehensive income (loss), net of tax	41,154	—	28,427	(28,427)	41,154

Comprehensive income (loss)	22,771	(28,055)	557,750	(512,312)	40,154
Less: Comprehensive income attributable
to noncontrolling interest	—	—	(17,383)	—	(17,383)

Comprehensive income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$22,771	$(28,055)	$540,367	$(512,312)	$22,771

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)
For the Year Ended December 31, 2009
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net income (loss)	$(114,041)	$(26,084)	$409,256	$(368,493)	$(99,362)
Other comprehensive income (loss), net of tax	96,804	—	127,797	(127,797)	96,804

Comprehensive income (loss)	(17,237)	(26,084)	537,053	(496,290)	(2,558)
Less: Comprehensive income attributable to noncontrolling interest	—	—	(14,679)	—	(14,679)

Comprehensive income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$(17,237)	$(26,084)	$522,374	$(496,290)	$(17,237)

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net cash provided by (used in) operating activities	$1,000,597	$769,449	$1,041,845	$(553,370)	$2,258,521

Cash flows from investing activities:
Net change in restricted cash and cash equivalents	(28,570)	(2,662)	(70,534)	—	(101,766)
Revenue earning equipment expenditures	(142,134)	(670,056)	(8,642,121)	—	(9,454,311)
Proceeds from disposal of revenue earning equipment	163,330	175,063	7,512,049	—	7,850,442
Property and equipment expenditures	(189,562)	(31,864)	(60,269)	—	(281,695)
Proceeds from disposal of property and equipment	23,952	10,614	19,248	—	53,814
Capital contributions to subsidiaries	(3,549,088)	—	—	3,549,088	—
Return of capital from subsidiaries	2,590,025	—	—	(2,590,025)	—
Loan to Parent from Non-Guarantor	—	—	(490,273)	490,273
Acquisitions, net of acquired	(214,384)	(2,100)	(10,597)	—	(227,081)
Purchase of short-term investments, net	(32,891)	—	—	—	(32,891)
Other investing activities	—	(13,602)	14,188	—	586

Net cash provided by (used in) investing activities	(1,379,322)	(534,607)	(1,728,309)	1,449,336	(2,192,902)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,455,309	—	607,170	—	3,062,479
Payment of long-term debt	(3,596,295)	(17)	(52,988)	—	(3,649,300)
Short-term borrowings:
Proceeds	—	—	460,890	—	460,890
Payments	(29,224)	—	(1,164,832)	—	(1,194,056)
Proceeds (payments) under the revolving lines of credit, net	(29,128)	(229,778)	201,577	—	(57,329)
Distributions to noncontrolling interest	—	—	(23,100)	—	(23,100)
Capital contributions received from parent	—	—	3,549,088	(3,549,088)	—
Payment of dividends and return of capital	(22,950)	—	(3,143,395)	3,143,395	(22,950)
Proceeds from employee stock purchase plan	3,577	—	—	—	3,577
Loan to Parent from Non-Guarantor	490,273	—	—	(490,273)	—
Loan from Hertz Global Holdings, Inc.	(984)	—	—	—	(984)
Payment of financing costs	(81,229)	(2,817)	(7,436)	—	(91,482)

Net cash used in financing activities	(810,651)	(232,612)	426,974	(895,966)	(1,512,255)

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	3,838	—	3,838

Net change in cash and cash equivalents during the period	(1,189,376)	2,230	(255,652)	—	(1,442,798)
Cash and cash equivalents at beginning of period	1,754,378	5,180	614,448	—	2,374,006

Cash and cash equivalents at end of period	$565,002	$7,410	$358,796	$—	$931,208

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2010
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net cash provided by (used in) operating activities	$337,055	$93,252	$2,189,175	$(381,555)	$2,237,927

Cash flows from investing activities:
Net change in restricted cash and cash equivalents	19,932	(17,514)	158,098	—	160,516
Revenue earning equipment expenditures	(188,057)	(96,452)	(8,156,363)	—	(8,440,872)
Proceeds from disposal of revenue earning equipment	169,451	75,139	7,273,856	—	7,518,446
Property and equipment expenditures	(92,415)	(19,275)	(67,519)	—	(179,209)
Proceeds from disposal of property and equipment	4,311	11,239	23,355	—	38,905
Capital contributions to subsidiaries	(1,544,332)	—	—	1,544,332	—
Return of capital from subsidiaries	1,877,095	—	—	(1,877,095)	—
Acquisitions, net of acquired	(35)	(43,789)	(3,747)	—	(47,571)
Purchase of short-term investments, net	3,183	94	214	—	3,491
Other investing activities	—	—	2,726	—	2,726

Net cash provided by (used in) investing activities	249,133	(90,558)	(769,380)	(332,763)	(943,568)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,209,866	—	1,425,847	—	2,635,713
Payment of long-term debt	(73,342)	(68)	(2,880,823)	—	(2,954,233)
Short-term borrowings:
Proceeds	—	—	490,490	—	490,490
Payments	(2,615)	—	(968,334)	—	(970,949)
Proceeds (payments) under the revolving lines of credit, net	(18,907)	(3,515)	1,048,492	—	1,026,070
Distributions to noncontrolling interest	—	—	(18,200)	—	(18,200)
Capital contributions received from parent	—	—	1,544,332	(1,544,332)	—
Payment of dividends and return of capital	(23,000)	—	(2,258,650)	2,258,650	(23,000)
Proceeds from employee stock purchase plan	3,208	—	—	—	3,208
Loan from Hertz Global Holdings, Inc.	(6,173)	—	—	—	(6,173)
Excess tax benefits from exercise of stock options	(258)	—	—	—	(258)
Payment of financing costs	(29,111)	—	(49,040)	—	(78,151)

Net cash provided by (used in) financing activities	1,059,668	(3,583)	(1,665,886)	714,318	104,517

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	(10,337)	—	(10,337)

Net change in cash and cash equivalents during the period	1,645,856	(889)	(256,428)	—	1,388,539
Cash and cash equivalents at beginning of period	108,522	6,069	870,876	—	985,467

Cash and cash equivalents at end of period	$1,754,378	$5,180	$614,448	$—	$2,374,006

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2009
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net cash provided by (used in) operating activities	$(730,823)	$(110,944)	$2,897,529	$(353,902)	$1,701,860

Cash flows from investing activities:
Net change in restricted cash and cash equivalents	(34,447)	27,468	375,700	—	368,721
Revenue earning equipment expenditures	(88,945)	(29,372)	(7,409,000)	—	(7,527,317)
Proceeds from disposal of revenue earning equipment	67,727	116,095	5,922,802	—	6,106,624
Property and equipment expenditures	(52,503)	(9,863)	(38,335)	—	(100,701)
Proceeds from disposal of property and equipment	(3,076)	8,380	18,393	—	23,697
Capital contributions to subsidiaries	(833,411)	—	—	833,411	—
Return of capital from subsidiaries	1,483,281	—	—	(1,483,281)	—
Acquisitions, net of acquired	(40,333)	—	(36,086)	—	(76,419)
Purchase of short-term investments, net	(3,184)	(94)	(214)	—	(3,492)
Other investing activities	—	—	828	—	828

Net cash provided by (used in) investing activities	495,109	112,614	(1,165,912)	(649,870)	(1,208,059)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	4,703	—	1,196,193	—	1,200,896
Payment of long-term debt	(189,810)	(74)	(959,992)	—	(1,149,876)
Short-term borrowings:
Proceeds	—	—	364,065	—	364,065
Payments	—	—	(351,773)	—	(351,773)
Proceeds (payments) under the revolving lines of credit, net	(437,976)	(2,268)	(685,855)	—	(1,126,099)
Distributions to noncontrolling interest	—	—	(15,050)	—	(15,050)
Capital contributions received from parent	990,117	—	833,411	(833,411)	990,117
Payment of dividends and return of capital	—	—	(1,837,183)	1,837,183	—
Proceeds from employee stock purchase plan	2,400	—	—	—	2,400
Loan from Hertz Global Holdings, Inc.	(7,186)	—	—	—	(7,186)
Payment of financing costs	(43,856)	—	(1,161)	—	(45,017)

Net cash provided by (used in) financing activities	318,392	(2,342)	(1,457,345)	1,003,772	(137,523)

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	35,192	—	35,192

Net change in cash and cash equivalents during the period	82,678	(672)	309,464	—	391,470
Cash and cash equivalents at beginning of period	25,844	6,741	561,412	—	593,997

Cash and cash equivalents at end of period	$108,522	$6,069	$870,876	$—	$985,467

Note 17 Subsequent Events

        In February 2012, Hertz called the remainder of its outstanding 8.875% Senior Notes due 2014 and 7.875% Senior Notes due January 2014 for redemption. Hertz expects to redeem these notes in full in March 2012.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements

        In connection with the filing of a Form S-4 in January 2013 in order to register debt securities under the Securities Act of 1933 for purposes of an exchange offer for the Company's 6.75% Notes due 2019, 5.875% Notes due 2020 and 6.25% Notes due 2022 (collectively, the "Exchange Notes"), certain 100% owned subsidiaries of the Company are expected to jointly and severally, and fully and unconditionally guarantee the Exchange Notes. The following condensed consolidating financial information presents the Condensed Consolidating Balance Sheets as of December 31, 2011 and 2010 and the Condensed Consolidating Statements of Operations, Comprehensive Income (Loss), and Cash Flows for the years ended December 31, 2011, 2010 and 2009, of (a) The Hertz Corporation, as issuer of the Exchange Notes ("the Company" or "the Parent"); (b) the Parent's subsidiaries that guarantee the Exchange Notes, or the Guarantor Subsidiaries; (c) the Parent's subsidiaries that do not guarantee the Exchange Notes, or the Non-Guarantor Subsidiaries; (d) elimination entries necessary to consolidate the Parent with the Guarantor Subsidiaries and Non-Guarantor Subsidiaries; and of (e) the Company on a consolidated basis. The Guarantor Subsidiaries are consistent with those entities which guaranteed the Company's existing indebtedness as of December 31, 2011, with the exception of the Company's Simply Wheelz subsidiary which was sold in connection with the Advantage Divestiture, as more fully described in Note16—Guarantor and Non-Guarantor Condensed Consolidating Financial Statements, and therefore is not included as a guarantor of the Exchange Notes in the Form S-4 Registration Statement.

        Investments in subsidiaries are accounted for using the equity method for purposes of the consolidating presentation. The principal elimination entries relate to investments in subsidiaries and intercompany balances and transactions. Separate financial statements and other disclosures with respect to the Guarantor Subsidiaries have not been provided as management believes the following information is sufficient, as the Guarantor Subsidiaries are 100% owned by the Parent and all guarantees are full and unconditional and joint and several. Additionally, substantially all of the assets of the Guarantor Subsidiaries are pledged under the Senior Credit Facilities, and consequently will not be available to satisfy the claims of our general creditors.

        We have revised our Condensed Consolidated Balance Sheet as of December 31, 2010 and our Condensed Consolidating Statement of Operations for the years ended December 31, 2010 and 2009, to reflect prior period adjustments, as disclosed in Note 2—Summary of Significant Accounting Policies, within the Parent, Non-Guarantor Subsidiaries and Eliminations. As of December 31, 2010, we previously reported "Total assets" and "Total liabilities and equity" of $9,448.1 million for the Parent, $10,299.0 million for the Non-Guarantor Subsidiaries and $(6,541.7) million for the Eliminations. For the year ended December 31, 2010, we previously reported "Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder" for the Parent of $(17.7) million. For the year ended December 31, 2009, we previously reported "Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder" for the Parent of $(110.5) million, $394.4 million for the Non-Guarantor Subsidiaries and $(368.3) million for the Eliminations. Management has concluded that these footnote revisions are not material to our previously issued financial statements.

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
ASSETS
Cash and cash equivalents	$565,002	$7,385	$358,821	$—	$931,208
Restricted cash and cash equivalents	44,663	28,130	235,246	—	308,039
Receivables, less allowance for doubtful accounts	297,292	218,754	1,100,336	—	1,616,382
Due from Hertz affiliate	655,411	65,972	1,194,041	(1,915,424)	—
Inventories, at lower cost or market	22,440	26,541	34,997	—	83,978
Prepaid expenses and other assets	2,088,579	32,974	137,189	(1,842,608)	416,134
Revenue earning equipment, net	167,304	1,505,867	8,432,238	—	10,105,409
Property and equipment, net	824,381	170,874	256,599	—	1,251,854
Investment in subsidiaries, net	4,413,289	460,201	—	(4,873,490)	—
Other intangible assets, net	94,682	2,363,617	103,935	—	2,562,234
Goodwill	100,221	67,228	224,645	—	392,094

Total assets	$9,273,264	$4,947,543	$12,078,047	$(8,631,522)	$17,667,332

LIABILITIES AND EQUITY
Due to Hertz affiliate	$1,251,347	$266,604	$397,885	$(1,915,424)	$412
Accounts payable	188,695	165,258	543,536	—	897,489
Accrued liabilities	607,673	209,263	309,402	—	1,126,338
Accrued taxes	54,559	134,186	(13,889)	(11,872)	162,984
Debt	4,434,274	4,237	6,469,338	—	10,907,849
Public liability and property damage	107,881	14,025	159,628	—	281,534
Deferred taxes on income	—	1,449,171	2,043,437	(1,830,736)	1,661,872

Total liabilities	6,644,429	2,242,744	9,909,337	(3,758,032)	15,038,478

Equity:
The Hertz Corporation and Subsidiaries stockholder's equity	2,628,835	2,704,799	2,168,691	(4,873,490)	2,628,835
Noncontrolling interest	—	—	19	—	19

Total equity	2,628,835	2,704,799	2,168,710	(4,873,490)	2,628,854

Total liabilities and equity	$9,273,264	$4,947,543	$12,078,047	$(8,631,522)	$17,667,332

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2010
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
ASSETS
Cash and cash equivalents	$1,754,378	$5,158	$614,470	$—	$2,374,006
Restricted cash and cash equivalents	16,092	25,468	166,016	—	207,576
Receivables, less allowance for doubtful accounts	265,195	161,933	929,425	—	1,356,553
Due from Hertz affiliate	501,735	47,166	313,467	(862,368)	—
Inventories, at lower cost or market	21,164	30,993	35,272	—	87,429
Prepaid expenses and other assets	1,726,993	6,621	157,371	(1,546,059)	344,926
Revenue earning equipment, net	166,316	1,265,641	7,491,795	—	8,923,752
Property and equipment, net	735,770	170,716	257,083	—	1,163,569
Investment in subsidiaries, net	4,041,936	47,109	—	(4,089,045)	—
Other intangible assets, net	114,840	2,308,575	127,144	—	2,550,559
Goodwill	100,221	2,461	225,878	—	328,560

Total assets	$9,444,640	$4,071,841	$10,317,921	$(6,497,472)	$17,336,930

LIABILITIES AND EQUITY
Due to Hertz affiliate	$360,070	$187,969	$315,727	$(862,370)	$1,396
Accounts payable	153,549	177,124	623,588	—	954,261
Accrued liabilities	681,125	28,020	358,857	—	1,068,002
Accrued taxes	51,916	167,689	29,195	(112,403)	136,397
Debt	5,601,707	112	5,317,526	—	10,919,345
Public liability and property damage	110,346	15,254	153,085	—	278,685
Deferred taxes on income	—	1,275,198	1,634,871	(1,433,654)	1,476,415

Total liabilities	6,958,713	1,851,366	8,432,849	(2,408,427)	14,834,501

Equity:
The Hertz Corporation and Subsidiaries stockholder's equity	2,485,927	2,220,475	1,868,570	(4,089,045)	2,485,927
Noncontrolling interest	—	—	16,502	—	16,502

Total equity	2,485,927	2,220,475	1,885,072	(4,089,045)	2,502,429

Total liabilities and equity	$9,444,640	$4,071,841	$10,317,921	$(6,497,472)	$17,336,930

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Total revenues	$4,068,310	$809,093	$5,733,827	$(2,312,850)	$8,298,380

Expenses:
Direct operating	2,262,371	497,053	1,806,954	—	4,566,378
Depreciation of revenue earning equipment	1,996,733	180,807	2,041,049	(2,312,850)	1,905,739
Selling, general and administrative	326,794	85,414	332,909	—	745,117
Interest expense	299,561	27,391	323,302	—	650,254
Interest and other (income) expense, net	61,934	(183)	(4,754)	—	56,997

Total expenses	4,947,393	790,482	4,499,460	(2,312,850)	7,924,485

Income (loss) before income taxes, noncontrolling interest and equity in earnings (losses) of subsidiaries	(879,083)	18,611	1,234,367	—	373,895
(Provision) benefit for taxes on income	342,469	(10,016)	(476,299)	—	(143,846)
Equity in earnings (losses) of subsidiaries (net of tax)	747,103	26,215	—	(773,318)	—

Net income (loss)	210,489	34,810	758,068	(773,318)	230,049
Noncontrolling interest	—	—	(19,560)	—	(19,560)

Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$210,489	$34,810	$738,508	$(773,318)	$210,489

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Total revenues	$3,961,435	$701,264	$5,350,348	$(2,450,513)	$7,562,534

Expenses:
Direct operating	2,217,864	452,674	1,612,856	—	4,283,394
Depreciation of revenue earning equipment	1,938,416	200,252	2,179,992	(2,450,513)	1,868,147
Selling, general and administrative	330,107	67,739	266,596	—	664,442
Interest expense	297,512	20,057	408,970	—	726,539
Interest and other income, net	(236)	8	(12,082)	—	(12,310)

Total expenses	4,783,663	740,730	4,456,332	(2,450,513)	7,530,212

Income (loss) before income taxes, noncontrolling interest and equity in earnings (losses) of subsidiaries	(822,228)	(39,466)	894,016	—	32,322
(Provision) benefit for taxes on income	314,692	10,718	(358,732)	—	(33,322)
Equity in earnings (losses) of subsidiaries (net of tax)	489,153	(5,268)	—	(483,885)	—

Net income (loss)	(18,383)	(34,016)	535,284	(483,885)	(1,000)
Noncontrolling interest	—	—	(17,383)	—	(17,383)

Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$(18,383)	$(34,016)	$517,901	$(483,885)	$(18,383)

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Total revenues	$3,694,986	$754,118	$4,826,423	$(2,174,020)	$7,101,507

Expenses:
Direct operating	2,086,487	447,890	1,552,433	—	4,086,810
Depreciation of revenue earning equipment	1,896,687	238,918	1,972,226	(2,174,020)	1,933,811
Selling, general and administrative	284,878	78,986	277,935	—	641,799
Interest expense	291,075	28,289	334,297	—	653,661
Interest and other income, net	(48,900)	167	(15,704)	—	(64,437)

Total expenses	4,510,227	794,250	4,121,187	(2,174,020)	7,251,644

Income (loss) before income taxes, noncontrolling interest and equity in earnings (losses) of subsidiaries	(815,241)	(40,132)	705,236	—	(150,137)
(Provision) benefit for taxes on income	328,546	20,560	(298,331)	—	50,775
Equity in earnings (losses) of subsidiaries (net of tax)	372,654	(4,161)	—	(368,493)	—

Net income (loss)	(114,041)	(23,733)	406,905	(368,493)	(99,362)
Noncontrolling interest	—	—	(14,679)	—	(14,679)

Net income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$(114,041)	$(23,733)	$392,226	$(368,493)	$(114,041)

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)
For the Year Ended December 31, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net income (loss)	$210,489	$34,810	$758,068	$(773,318)	$230,049
Other comprehensive income (loss), net of tax	(66,237)	—	(34,619)	34,619	(66,237)

Comprehensive income (loss)	144,252	34,810	723,449	(738,699)	163,812
Less: Comprehensive income attributable to noncontrolling interest	—	—	(19,560)	—	(19,560)

Comprehensive income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$144,252	$34,810	$703,889	$(738,699)	$144,252

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)
For the Year Ended December 31, 2010
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net income (loss)	$(18,383)	$(34,016)	$535,284	$(483,885)	$(1,000)
Other comprehensive income (loss), net of tax	41,154	—	28,427	(28,427)	41,154

Comprehensive income (loss)	22,771	(34,016)	563,711	(512,312)	40,154
Less: Comprehensive income attributable to noncontrolling interest	—	—	(17,383)	—	(17,383)

Comprehensive income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$22,771	$(34,016)	$546,328	$(512,312)	$22,771

 CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)
For the Year Ended December 31, 2009
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net income (loss)	$(114,041)	$(23,733)	$406,905	$(368,493)	$(99,362)
Other comprehensive income (loss), net of tax	96,804	—	127,797	(127,797)	96,804

Comprehensive income (loss)	(17,237)	(23,733)	534,702	(496,290)	(2,558)
Less: Comprehensive income attributable to noncontrolling interest	—	—	(14,679)	—	(14,679)

Comprehensive income (loss) attributable to The Hertz Corporation and Subsidiaries' common stockholder	$(17,237)	$(23,733)	$520,023	$(496,290)	$(17,237)

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2011
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net cash provided by (used in) operating activities	$1,000,597	$773,170	$1,038,124	$(553,370)	$2,258,521

Cash flows from investing activities:
Net change in restricted cash and cash equivalents	(28,570)	(2,662)	(70,534)	—	(101,766)
Revenue earning equipment expenditures	(142,134)	(670,056)	(8,642,121)	—	(9,454,311)
Proceeds from disposal of revenue earning equipment	163,330	170,522	7,516,590	—	7,850,442
Property and equipment expenditures	(189,562)	(29,696)	(62,437)	—	(281,695)
Proceeds from disposal of property and equipment	23,952	9,263	20,599	—	53,814
Capital contributions to subsidiaries	(3,549,088)	—	—	3,549,088	—
Return of capital from subsidiaries	2,590,025	—	—	(2,590,025)	—
Loan to Parent from Non-Guarantor	—	—	(490,273)	490,273
Acquisitions, net of acquired	(214,384)	(2,100)	(10,597)	—	(227,081)
Purchase of short-term investments, net	(32,891)	—	—	—	(32,891)
Other investing activities	—	(13,602)	14,188	—	586

Net cash provided by (used in) investing activities	(1,379,322)	(538,331)	(1,724,585)	1,449,336	(2,192,902)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,455,309	—	607,170	—	3,062,479
Payment of long-term debt	(3,596,295)	(17)	(52,988)	—	(3,649,300)
Short-term borrowings:
Proceeds	—	—	460,890	—	460,890
Payments	(29,224)	—	(1,164,832)	—	(1,194,056)
Proceeds (payments) under the revolving lines of credit, net	(29,128)	(229,778)	201,577	—	(57,329)
Distributions to noncontrolling interest	—	—	(23,100)	—	(23,100)
Capital contributions received from parent	—	—	3,549,088	(3,549,088)	—
Payment of dividends and return of capital	(22,950)	—	(3,143,395)	3,143,395	(22,950)
Proceeds from employee stock purchase plan	3,577	—	—	—	3,577
Loan to Parent from Non-Guarantor	490,273	—	—	(490,273)	—
Loan from Hertz Global Holdings, Inc.	(984)	—	—	—	(984)
Payment of financing costs	(81,229)	(2,817)	(7,436)	—	(91,482)

Net cash used in financing activities	(810,651)	(232,612)	426,974	(895,966)	(1,512,255)

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	3,838	—	3,838

Net change in cash and cash equivalents during the period	(1,189,376)	2,227	(255,649)	—	(1,442,798)
Cash and cash equivalents at beginning of period	1,754,378	5,158	614,470	—	2,374,006

Cash and cash equivalents at end of period	$565,002	$7,385	$358,821	$—	$931,208

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2010
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net cash provided by (used in) operating activities	$337,055	$88,941	$2,193,486	$(381,555)	$2,237,927

Cash flows from investing activities:
Net change in restricted cash and cash equivalents	19,932	(17,514)	158,098	—	160,516
Revenue earning equipment expenditures	(188,057)	(96,452)	(8,156,363)	—	(8,440,872)
Proceeds from disposal of revenue earning equipment	169,451	75,139	7,273,856	—	7,518,446
Property and equipment expenditures	(92,415)	(14,137)	(72,657)	—	(179,209)
Proceeds from disposal of property and equipment	4,311	10,416	24,178	—	38,905
Capital contributions to subsidiaries	(1,544,332)	—	—	1,544,332	—
Return of capital from subsidiaries	1,877,095	—	—	(1,877,095)	—
Acquisitions, net of acquired	(35)	(43,789)	(3,747)	—	(47,571)
Purchase of short-term investments, net	3,183	94	214	—	3,491
Other investing activities	—	—	2,726	—	2,726

Net cash provided by (used in) investing activities	249,133	(86,243)	(773,695)	(332,763)	(943,568)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,209,866	—	1,425,847	—	2,635,713
Payment of long-term debt	(73,342)	(68)	(2,880,823)	—	(2,954,233)
Short-term borrowings:
Proceeds	—	—	490,490	—	490,490
Payments	(2,615)	—	(968,334)	—	(970,949)
Proceeds (payments) under the revolving lines of credit, net	(18,907)	(3,515)	1,048,492	—	1,026,070
Distributions to noncontrolling interest	—	—	(18,200)	—	(18,200)
Capital contributions received from parent	—	—	1,544,332	(1,544,332)	—
Payment of dividends and return of capital	(23,000)	—	(2,258,650)	2,258,650	(23,000)
Proceeds from employee stock purchase plan	3,208	—	—	—	3,208
Loan from Hertz Global Holdings, Inc.	(6,173)	—	—	—	(6,173)
Excess tax benefits from exercise of stock options	(258)	—	—	—	(258)
Payment of financing costs	(29,111)	—	(49,040)	—	(78,151)

Net cash provided by (used in) financing activities	1,059,668	(3,583)	(1,665,886)	714,318	104,517

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	(10,337)	—	(10,337)

Net change in cash and cash equivalents during the period	1,645,856	(885)	(256,432)	—	1,388,539
Cash and cash equivalents at beginning of period	108,522	6,043	870,902	—	985,467

Cash and cash equivalents at end of period	$1,754,378	$5,158	$614,470	$—	$2,374,006

THE HERTZ CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18—Subsequent Events, Guarantor and Non-Guarantor Condensed Consolidating Financial Statements (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2009
(In Thousands of Dollars)

	Parent (The Hertz Corporation)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	The Hertz Corporation & Subsidiaries
Net cash provided by (used in) operating activities	$(730,823)	$(115,827)	$2,902,412	$(353,902)	$1,701,860

Cash flows from investing activities:
Net change in restricted cash and cash equivalents	(34,447)	27,468	375,700	—	368,721
Revenue earning equipment expenditures	(88,945)	(29,372)	(7,409,000)	—	(7,527,317)
Proceeds from disposal of revenue earning equipment	67,727	116,095	5,922,802	—	6,106,624
Property and equipment expenditures	(52,503)	(4,865)	(43,333)	—	(100,701)
Proceeds from disposal of property and equipment	(3,076)	8,239	18,534	—	23,697
Capital contributions to subsidiaries	(833,411)	—	—	833,411	—
Return of capital from subsidiaries	1,483,281	—	—	(1,483,281)	—
Acquisitions, net of acquired	(40,333)	—	(36,086)	—	(76,419)
Purchase of short-term investments, net	(3,184)	(94)	(214)	—	(3,492)
Other investing activities	—	—	828	—	828

Net cash provided by (used in) investing activities	495,109	117,471	(1,170,769)	(649,870)	(1,208,059)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	4,703	—	1,196,193	—	1,200,896
Payment of long-term debt	(189,810)	(74)	(959,992)	—	(1,149,876)
Short-term borrowings:
Proceeds	—	—	364,065	—	364,065
Payments	—	—	(351,773)	—	(351,773)
Proceeds (payments) under the revolving lines of credit, net	(437,976)	(2,268)	(685,855)	—	(1,126,099)
Distributions to noncontrolling interest	—	—	(15,050)	—	(15,050)
Capital contributions received from parent	990,117	—	833,411	(833,411)	990,117
Payment of dividends and return of capital	—	—	(1,837,183)	1,837,183	—
Proceeds from employee stock purchase plan	2,400	—	—	—	2,400
Loan from Hertz Global Holdings, Inc.	(7,186)	—	—	—	(7,186)
Payment of financing costs	(43,856)	—	(1,161)	—	(45,017)

Net cash provided by (used in) financing activities	318,392	(2,342)	(1,457,345)	1,003,772	(137,523)

Effect of foreign exchange rate changes on cash and cash equivalents	—	—	35,192	—	35,192

Net change in cash and cash equivalents during the period	82,678	(698)	309,490	—	391,470
Cash and cash equivalents at beginning of period	25,844	6,741	561,412	—	593,997

Cash and cash equivalents at end of period	$108,522	$6,043	$870,902	$—	$985,467

SCHEDULE II
VALUATION AND QUALIFYING ACCOUNTS
THE HERTZ CORPORATION AND SUBSIDIARIES
(In Thousands of Dollars)

		Additions
	Balance at Beginning of Period	Charged to Expense	Translation Adjustments	Deductions		Balance at End of Period
Allowance for doubtful accounts:
Year ended December 31, 2011	$19,708	$28,164	$68	$(27,658	)(a)	$20,282
Year ended December 31, 2010	$21,268	$19,667	$(695)	$(20,532	)(a)	$19,708
Year ended December 31, 2009	$16,572	$27,951	$1,823	$(25,078	)(a)	$21,268
Tax valuation allowances:
Year ended December 31, 2011	$185,807	$(2,528)	$3,431	$—		$186,710
Year ended December 31, 2010	$167,812	$27,473	$(9,478)	$—		$185,807
Year ended December 31, 2009	$123,210	$39,689	$4,913	$—		$167,812

(a)
Amounts written off, net of recoveries.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Dollar Thrifty Automotive Group, Inc.

        We have reviewed the accompanying condensed consolidated balance sheet of Dollar Thrifty Automotive Group, Inc. and subsidiaries (the "Company") as of September 30, 2012, and the related condensed consolidated statements of comprehensive income for the three-month and nine-month periods ended September 30, 2012 and 2011, and the condensed consolidated statements of cash flows for the nine-month periods ended September 30, 2012 and 2011. These financial statements are the responsibility of the Company's management.

        We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

        Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

        We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Dollar Thrifty Automotive Group, Inc. and subsidiaries as of December 31, 2011, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the year then ended (not presented herein); and in our report dated February 28, 2012, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2011, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ ERNST & YOUNG LLP
Tulsa, Oklahoma November 8, 2012

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(In Thousands Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)
	2012	2011	2012	2011
REVENUES:
Vehicle rentals	$442,336	$435,578	$1,160,322	$1,146,041
Other	18,254	16,144	51,928	49,157
Total revenues	460,590	451,722	1,212,250	1,195,198
COSTS AND EXPENSES:
Direct vehicle and operating	215,790	214,536	596,463	583,799
Vehicle depreciation and lease charges, net	89,131	63,299	188,368	203,983
Selling, general and administrative	54,454	47,851	147,479	145,641
Interest expense, net of interest income of $370, $306, $1,334 and $1,053, respectively	12,206	19,627	44,601	58,899

Total costs and expenses	371,581	345,313	976,911	992,322

(Increase) decrease in fair value of derivatives	40	523	525	(3,367)

INCOME BEFORE INCOME TAXES	88,969	105,886	234,814	206,243
INCOME TAX EXPENSE	33,469	39,265	89,516	80,594

NET INCOME	$55,500	$66,621	$145,298	$125,649

BASIC EARNINGS PER SHARE	$1.99	$2.30	$5.15	$4.35

DILUTED EARNINGS PER SHARE	$1.91	$2.13	$4.94	$4.03

COMPREHENSIVE INCOME	$60,667	$60,470	$159,277	$127,358

See notes to condensed consolidated financial statements.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

(In Thousands Except Share and Per Share Data)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$456,869	$508,648
Restricted cash and investments	250,144	353,265
Receivables, net	128,217	95,360
Prepaid expenses and other assets	71,980	65,959
Revenue-earning vehicles, net	1,875,607	1,467,835
Property and equipment, net	77,887	84,278
Income taxes receivable	4,453	18,786
Software, net	19,438	21,535

Total assets	$2,884,595	$2,615,666

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Accounts payable	$47,768	$54,377
Accrued liabilities	136,567	124,185
Deferred income tax liability	392,524	342,962
Vehicle insurance reserves	82,358	86,515
Debt and other obligations	1,481,137	1,399,955

Total liabilities	2,140,354	2,007,994

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value:
Authorized 10,000,000 shares; none outstanding	—	—
Common stock, $.01 par value:
Authorized 200,000,000 and 50,000,000 shares, respectively; 36,386,148 and 36,048,606 issued, respectively, and 28,058,117 and 29,556,887 outstanding, respectively	364	361
Additional capital	956,483	848,843
Retained earnings (deficit)	142,879	(2,419)
Accumulated other comprehensive income (loss)	6,362	(7,617)
Treasury stock, at cost (8,328,031 and 6,491,719 shares, respectively)	(361,847)	(231,496)

Total stockholders' equity	744,241	607,672

Total liabilities and stockholders' equity	$2,884,595	$2,615,666

See notes to condensed consolidated financial statements.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(In Thousands)

	Nine Months Ended September 30,
	(Unaudited)
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$145,298	$125,649
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation:
Vehicle depreciation	230,391	247,085
Non-vehicle depreciation	13,203	14,559
Net gains from disposition of revenue-earning vehicles	(42,023)	(43,129)
Amortization	5,520	5,703
Performance share incentive, stock option and restricted stock plans	4,974	3,124
Interest income earned on restricted cash and investments	(524)	(226)
Deferred income taxes	49,369	59,214
Swap termination reclassification	8,488	—
Change in fair value of derivatives	525	(3,367)
Change in assets and liabilities:
Income taxes payable/receivable	14,333	54,241
Receivables	(11,443)	(1,747)
Prepaid expenses and other assets	2,170	5,720
Accounts payable	888	4,368
Accrued liabilities	13,357	(4,469)
Vehicle insurance reserves	(4,157)	1,021
Other	4,401	(9,136)

Net cash provided by operating activities	434,770	458,610

CASH FLOWS FROM INVESTING ACTIVITIES:
Revenue-earning vehicles—Purchases	(1,380,617)	(983,879)
Revenue-earning vehicles—Proceeds from sales	757,091	492,008
Change in cash and cash equivalents—required minimum balance	—	100,000
Net change in restricted cash and investments	103,645	76,306
Property, equipment and software—Purchases	(13,901)	(11,196)
Property, equipment and software—Proceeds from sales	3,491	353

Net cash used in investing activities	(530,291)	(326,408)

(Continued)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(In Thousands)

	Nine Months Ended September 30,
	(Unaudited)
	2012	2011
CASH FLOWS FROM FINANCING ACTIVITIES:
Debt and other obligations:
Proceeds from vehicle debt and other obligations	581,169	1,137,903
Payments of vehicle debt and other obligations	(500,000)	(1,072,073)
Payments of non-vehicle debt	—	(148,125)
Issuance of common shares	1,694	2,921
Net settlement of employee withholding taxes on share-based awards	(1,215)	(3,205)
Purchase of common stock for the treasury	(29,136)	—
Financing issue costs	(8,770)	(13,303)

Net cash provided by (used in) financing activities	43,742	(95,882)

CHANGE IN CASH AND CASH EQUIVALENTS	(51,779)	36,320
CASH AND CASH EQUIVALENTS:
Beginning of period	508,648	463,153

End of period	$456,869	$499,473

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for (refund of):
Interest	$38,769	$50,350

Income taxes	$25,749	$(32,941)

SUPPLEMENTAL DISCLOSURES OF INVESTING AND FINANCING NONCASH ACTIVITIES:
Sales and incentives related to revenue-earning vehicles included in receivables	$45,228	$33,348

Purchases of property, equipment and software included in accounts payable	$581	$310

Purchases of revenue-earning vehicles included in accounts payable	$16	$4,421

        Certain reclassifications have been made to the 2011 financial information to conform to the classification used in 2012.

See notes to condensed consolidated financial statements.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

        The accompanying condensed consolidated financial statements include the accounts of Dollar Thrifty Automotive Group, Inc. ("DTG") and its subsidiaries. DTG's significant wholly owned subsidiaries include DTG Operations, Inc., Thrifty, Inc., Dollar Rent A Car, Inc. and Rental Car Finance Corp. ("RCFC"). Thrifty, Inc. is the parent company of Thrifty Rent-A-Car System, Inc., which is the parent company of Dollar Thrifty Automotive Group Canada Inc. ("DTG Canada"). The term the "Company" is used to refer to DTG individually or collectively with its consolidated subsidiaries, as the context may require.

        The accounting policies set forth in Item 8—Note 1 of notes to the consolidated financial statements contained in DTG's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission ("SEC") on February 28, 2012, have been followed in preparing the accompanying condensed consolidated financial statements.

        The condensed consolidated financial statements and notes thereto for interim periods included herein have not been audited by an independent registered public accounting firm. The condensed consolidated financial statements and notes thereto have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the Company's opinion, it made all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the results of operations for the interim periods presented. Results for interim periods are not necessarily indicative of results for a full year.

2. CASH AND INVESTMENTS

        Cash and Cash Equivalents—Cash and cash equivalents include cash on hand and on deposit, including highly liquid investments with initial maturities of three months or less. Book overdrafts represent outstanding checks not yet presented to the bank and are included in accounts payable to reflect the Company's outstanding obligations. At September 30, 2012 and December 31, 2011, there was $13.3 million and $19.0 million, respectively, in book overdrafts included in accounts payable. These amounts do not represent bank overdrafts, which would constitute checks presented in excess of cash on hand, and would be effectively a loan to the Company.

        Restricted Cash and Investments—Restricted cash and investments are restricted for the acquisition of vehicles and other specified uses under the rental car asset-backed note indenture and other agreements. A portion of these funds is restricted due to the like-kind exchange tax program for deferred tax gains on eligible vehicle remarketing. As permitted by the indenture, these funds are primarily held in highly rated money market funds with investments primarily in government and corporate obligations. Restricted cash and investments are excluded from cash and cash equivalents.

3. SHARE-BASED PAYMENT PLANS

Long-Term Incentive Plan

        At September 30, 2012, the Company's common stock authorized for issuance under the long-term incentive plan ("LTIP") for employees and non-employee directors was 2,726,312 shares. The Company

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

3. SHARE-BASED PAYMENT PLANS (Continued)

has 1,168,546 shares available for future LTIP awards at September 30, 2012 after reserving for the maximum potential shares that could be awarded under existing LTIP grants. The Company issues new shares from remaining authorized common stock to satisfy LTIP awards.

        Compensation cost for non-qualified option rights, performance shares and restricted stock awards is recognized based on the fair value of the awards granted at the grant-date and is amortized to compensation expense on a straight-line basis over the requisite service periods of the stock awards, which are generally the vesting periods. The Company recognized compensation costs of $1.9 million and $5.9 million during the three and nine months ended September 30, 2012, respectively, and $1.0 million and $3.1 million during the three and nine months ended September 30, 2011, respectively, for such awards. The total income tax benefit recognized in the statements of comprehensive income for share-based compensation payments was $0.6 million and $2.2 million for the three and nine months ended September 30, 2012, respectively, and $0.3 million and $1.2 million for the three and nine months ended September 30, 2011, respectively.

        Option Rights Plan—Under the LTIP, the Human Resources and Compensation Committee may grant non-qualified option rights to key employees and non-employee directors. The maximum number of shares for which option rights may be granted under the LTIP to any participant during any calendar year is 285,000. No awards were granted in 2012 or 2011. The grant-date fair value of options vested during both the nine months ended September 30, 2012 and 2011 was $1.6 million. No options vested during the three months ended September 30, 2012 or 2011. Expense is recognized over the service period which is the vesting period. No unrecognized expense for the options is remaining at September 30, 2012.

        The following table sets forth the non-qualified option rights activity under the LTIP for the nine months ended September 30, 2012:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
	(In Thousands)			(In Thousands)
Outstanding at January 1, 2012	1,575	$5.11	6.89	$102,579
Granted	—	—
Exercised	(297)	5.70
Canceled (Forfeited/Expired)	—	—

Outstanding at September 30, 2012	1,278	$4.97	6.35	$104,695

Fully vested and exercisable options at: September 30, 2012	1,278	$4.97	6.35	$104,695

        The total intrinsic value of options exercised during the three and nine months ended September 30, 2012 was $15.7 million and $23.0 million, respectively. The total intrinsic value of options exercised during the three and nine months ended September 30, 2011 was $0.1 million and $6.3 million, respectively. Total cash received by the Company for non-qualified option rights exercised during the three and nine months ended September 30, 2012 totaled $0.9 million and $1.7 million,

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

3. SHARE-BASED PAYMENT PLANS (Continued)

respectively. Total cash received by the Company for non-qualified option rights exercised during the three and nine months ended September 30, 2011 totaled less than $0.1 million and $2.9 million, respectively.

        Performance Shares—Performance share awards, which may take the form of performance shares or performance units, are granted to Company officers and certain key employees. The maximum amount of performance share awards that may be granted under the LTIP during any year to any participant is 160,000 common shares. Compensation expense related to the performance shares is recognized over the vesting period.

        In February 2012, the Company granted 29,135 performance units related to the 2011 incentive compensation plan with a grant-date fair value of $76.17 per share. These performance units, which will settle in Company shares, will vest over the requisite service period with 25% vesting on December 31, 2012 and the remaining 75% vesting on December 31, 2013. The grant-date fair value for this award was based on the closing market price of the Company's common shares on the date of grant.

        In March 2011, the 2008 grant of performance shares earned from January 1, 2008 through December 31, 2010 totaling 73,000 shares, net of forfeitures, vested at 200% of the target award (total of approximately 146,000 shares) with a total intrinsic value to the recipients of approximately $3.5 million. The Company withheld approximately 52,000 of these shares for the payment of taxes owed by the recipients and designated the shares withheld as treasury shares.

        The following table presents the status of the Company's nonvested performance shares as of September 30, 2012 and any changes during the nine months ended September 30, 2012:

Nonvested Shares	Shares	Weighted-Average Grant-Date Fair Value
	(In Thousands)
Nonvested at January 1, 2012	262	$59.11
Granted	29	76.17
Vested	(4)	52.44
Forfeited	(7)	59.79

Nonvested at September 30, 2012	280	$60.94

        At September 30, 2012, the total compensation cost related to nonvested performance share awards not yet recognized is estimated at approximately $8.0 million, based on the Company's expectation that it will meet or exceed the targets specified in the performance share agreement. This estimated compensation cost is expected to be recognized over the weighted-average period of 1.4 years. The total intrinsic value of vested and issued performance shares during the nine months ended September 30, 2012 and 2011 was $0.3 million and $7.6 million, respectively. As of September 30, 2012, the intrinsic value of the nonvested performance share awards was $24.4 million.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

3. SHARE-BASED PAYMENT PLANS (Continued)

        Restricted Stock Units—Under the LTIP, the Company may grant restricted stock units to key employees and non-employee directors. The grant-date fair value of the award is based on the closing market price of the Company's common shares on the date of grant.

        In January 2012, non-employee directors were granted 6,815 shares with a grant-date fair value of $73.42 per share that fully vest on December 31, 2012. The total intrinsic value of vested and issued restricted stock units during the nine months ended September 30, 2012 and 2011 was $2.7 million and $1.1 million, respectively. At September 30, 2012, the total compensation cost related to nonvested restricted stock unit awards not yet recognized is approximately $0.1 million, which is expected to be recognized on a straight-line basis over the vesting period of the restricted stock units.

        The following table presents the status of the Company's nonvested restricted stock units as of September 30, 2012 and changes during the nine months ended September 30, 2012:

Nonvested Shares	Shares	Weighted-Average Grant-Date Fair Value
	(In Thousands)
Nonvested at January 1, 2012	34	$5.41
Granted	7	73.42
Vested	(34)	5.41
Forfeited	—	—

Nonvested at September 30, 2012	7	$73.42

4. VEHICLE DEPRECIATION AND LEASE CHARGES, NET

        Vehicle depreciation and lease charges include the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Depreciation of revenue-earning vehicles and other	$94,323	$80,667	$230,391	$247,112
Net gains from disposal of revenue-earning vehicles	(5,192)	(17,368)	(42,023)	(43,129)

	$89,131	$63,299	$188,368	$203,983

        Average gain on Non-Program Vehicles:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Number of Non-Program Vehicles sold	15,463	15,441	48,530	30,787
Average gain on vehicles sold (per vehicle)	$336	$1,125	$866	$1,401

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

4. VEHICLE DEPRECIATION AND LEASE CHARGES, NET (Continued)

        Components of vehicle depreciation per vehicle per month:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Average depreciable fleet (units)	120,757	113,719	113,968	110,125
Average depreciation rate	$260	$236	$225	$249
Average gain on vehicles sold	(14)	(50)	(41)	(43)

Average vehicle depreciation and lease charges, net	$246	$186	$184	$206

        Vehicles purchased by vehicle rental companies under programs where either the rate of depreciation or the residual value is guaranteed by the manufacturer are referred to as "Program Vehicles." Vehicles not purchased under these programs and for which rental companies therefore bear residual value risk are referred to as "Non-Program Vehicles."

        Depreciation expense for Non-Program Vehicles, which constitute substantially all of the Company's fleet, is recorded on a straight-line basis over the life of the vehicle, based on the original acquisition cost, the projected residual value at the time of sale, and the estimated length of time the vehicle will be in service. The Company's vehicle depreciation rates are periodically adjusted on a prospective basis when residual value assumptions change due to changes in used vehicle market conditions.

        The estimation of residual values requires the Company to make assumptions regarding the expected age and mileage of the vehicle at the time of disposal. Additionally, residual value estimates must also take into consideration overall used vehicle market conditions at the time of sale, including the impact of seasonality on vehicle residuals. The difference in residual values assumed and the proceeds realized upon sale of the vehicle is recorded as a gain or loss on the sale of the vehicle, and is recorded as a component of net vehicle depreciation and lease charges in the condensed consolidated statements of comprehensive income.

5. EARNINGS PER SHARE

        Basic earnings per share ("EPS") is computed by dividing net income by the weighted-average number of common shares outstanding during the period. Diluted EPS is based on the combined weighted-average number of common shares and dilutive potential common shares outstanding which include, where appropriate, the assumed exercise of options. In computing diluted EPS, the Company utilizes the treasury stock method.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

5. EARNINGS PER SHARE (Continued)

        The computation of weighted-average common and common equivalent shares used in the calculation of basic and diluted EPS is shown in the following table (in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income	$55,500	$66,621	$145,298	$125,649

Basic EPS:
Weighted-average common shares	27,905,118	28,958,718	28,217,067	28,872,747
Basic EPS	$1.99	$2.30	$5.15	$4.35

Diluted EPS:
Weighted-average common shares	27,905,118	28,958,718	28,217,067	28,872,747
Shares contingently issuable:
Stock options	803,982	1,964,321	854,272	1,984,419
Performance awards and non-vested shares	127,418	113,734	111,431	90,581
Employee compensation shares deferred	24,577	46,604	29,805	48,440
Director compensation shares deferred	224,535	221,452	223,952	220,554

Shares applicable to diluted	29,085,630	31,304,829	29,436,527	31,216,741

Diluted EPS	$1.91	$2.13	$4.94	$4.03

        For the three and nine months ended September 30, 2012 and 2011, all options to purchase shares of common stock were included in the computation of diluted EPS because no exercise price was greater than the average per share market price of the common shares.

        Shares included in the diluted EPS calculation related to shares contingently issuable for stock options decreased on a year-over-year basis for both the three and nine months ended September 30, 2012, from the three and nine months ended September 30, 2011. The Company uses the treasury stock method to determine the denominator used in the diluted EPS calculation. To derive the denominator, the number of outstanding options is reduced by the number of shares that would be repurchased from assumed proceeds of certain defined items including the exercise price of the option and the excess tax benefit that would result from the assumed exercise of the option. However, the excess tax benefit component is included only if the assumed tax benefit would decrease the Company's current taxes payable. In 2012, the Company has projected that it will be a taxpayer and the tax benefit of the repurchases of shares from the assumed proceeds is incorporated into the diluted share calculation. The impact of the assumed tax benefit in 2012 is a reduction in diluted shares outstanding of approximately 500,000 shares. In 2011, the Company was not a taxpayer for federal income tax purposes and did not benefit from the tax deduction related to the assumed option exercises for purposes of the diluted share calculation, thus increasing the number of shares included in the diluted EPS calculation by approximately 800,000 shares. Other factors, such as the Company's stock price and stock options exercised, also impact the diluted EPS calculation.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

5. EARNINGS PER SHARE (Continued)

        During the three and nine months ended September 30, 2012, the Company repurchased 22,494 and 1,821,137 shares of its common stock, respectively, which reduced the weighted-average common shares outstanding. See Note 10 for further discussion of the share repurchase program.

6. RECEIVABLES

        Receivables consist of the following (in thousands):

	September 30, 2012	December 31, 2011
Trade accounts receivable and other	$85,476	$74,403
Vehicle manufacturer receivables	41,078	21,510
Car sales receivable	3,826	2,287

	130,380	98,200
Less: Allowance for doubtful accounts	(2,163)	(2,840)

	$128,217	$95,360

        Trade accounts receivable and other include primarily amounts due from rental customers, franchisees and tour operators arising from billings under standard credit terms for services provided in the normal course of business.

        Vehicle manufacturer receivables include primarily amounts due under guaranteed residual, buyback and Non-Program Vehicle incentive programs, which are paid according to contract terms and are generally received within 60 days.

        Car sales receivable include primarily amounts due from car sale auctions for the sale of both Program Vehicles and Non-Program Vehicles.

        Allowance for doubtful accounts represents potentially uncollectible amounts owed to the Company from franchisees, tour operators, corporate account customers and others.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

7. DEBT AND OTHER OBLIGATIONS

        Debt and other obligations as of September 30, 2012 and December 31, 2011 consist of the following (in thousands):

	September 30, 2012	December 31, 2011
Vehicle debt and other obligations
Asset-backed medium-term notes:
Series 2011-2 notes (matures May 2015)	$400,000	$400,000
Series 2011-1 notes (matures February 2015)	500,000	500,000
Series 2007-1 notes (matured July 2012)	—	500,000

	900,000	1,400,000
Discounts on asset-backed medium-term notes	(32)	(45)

Asset-backed medium-term notes, net of discount	899,968	1,399,955
Series 2010-3 variable funding notes (matures December 2013)	510,000	—
CAD Series 2012-1 notes (Canadian fleet financing) (matures August 2014)	71,169	—

Total debt and other obligations	$1,481,137	$1,399,955

Asset-Backed Medium-Term Notes

        Asset-backed medium-term notes were issued by RCFC in October 2011 (the "Series 2011-2 notes"), July 2011 (the "Series 2011-1 notes"), and May 2007 (the "Series 2007-1 notes").

        The $400 million of Series 2011-2 notes were issued at a fixed interest rate of 3.21% and will be repaid monthly over a six-month period, beginning in December 2014, with an expected final maturity date of May 2015. At September 30, 2012, the Series 2011-2 notes required compliance with a maximum corporate leverage ratio of 3.0 to 1.0, a minimum corporate interest coverage ratio of 2.0 to 1.0 and a minimum corporate EBITDA requirement of $75 million, consistent with the terms of the Company's Revolving Credit Facility (hereinafter defined).

        The Series 2011-1 notes are comprised of $420 million principal amount of Series 2011-1 Class A Notes with a fixed interest rate of 2.51% and $80 million principal amount of Series 2011-1 Class B Notes with a fixed interest rate of 4.38%. On a blended basis, the average annual coupon on the combined $500 million principal amount of the Series 2011-1 notes is approximately 2.81%. The Series 2011-1 notes will be repaid monthly over a six-month period, beginning in September 2014, with an expected final maturity date in February 2015.

        The Series 2007-1 notes began scheduled amortization in February 2012 and were paid in full in July 2012. During the three and nine months ended September 30, 2012, $83.3 million and $500.0 million of principal payments were made, respectively.

Variable Funding Notes

        The Company had drawn $510 million of the $600 million Series 2010-3 variable funding note ("VFN") at September 30, 2012. At the end of the revolving period, the then-outstanding principal

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

7. DEBT AND OTHER OBLIGATIONS (Continued)

amount of the Series 2010-3 VFN will be repaid monthly over a three-month period, beginning in October 2013, with the final payment due in December 2013. The facility bears interest at a spread of 130 basis points above each funding institution's cost of funds, which may be based on either the weighted-average commercial paper rate, a floating one-month LIBOR rate or a Eurodollar rate. The Series 2010-3 VFN had an interest rate of 1.57% at September 30, 2012. The Series 2010-3 VFN also has a facility fee commitment rate of up to 0.8% per annum on any unused portion of the facility. The Series 2010-3 VFN requires compliance with a maximum corporate leverage ratio of 3.0 to 1.0, a minimum corporate interest coverage ratio of 2.0 to 1.0 and a minimum corporate EBITDA requirement of $75 million, consistent with the terms of the Company's Revolving Credit Facility.

Canadian Fleet Financing

        On March 9, 2012, the Company completed a CAD Series 2012-1 $150 million Canadian fleet securitization program (the "CAD Series 2012-1 notes"). This program has a term of two years and requires a program fee of 150 basis points above the one-month rate for Canadian dollar denominated bankers' acceptances or weighted average commercial paper rates, as well as a utilization fee of 65 basis points on the unused CAD Series 2012-1 amount. At September 30, 2012, CAD $70 million (US $71.2 million) of the CAD Series 2012-1 notes had been drawn. The CAD Series 2012-1 notes had an interest rate of 2.69% at September 30, 2012.

Revolving Credit Facility

        On February 16, 2012, the Company terminated the existing senior secured credit facility and replaced it with a new $450 million revolving credit facility (the "Revolving Credit Facility") that expires in February 2017. Pricing under the Revolving Credit Facility is grid-based with a spread above LIBOR that will range from 300 basis points to 350 basis points, based upon usage of the facility. Commitment fees under the Revolving Credit Facility will equal 50 basis points on unused capacity. Under the Revolving Credit Facility, the Company is subject to a maximum corporate leverage ratio of 3.0 to 1.0, a minimum corporate interest coverage ratio of 2.0 to 1.0 and a minimum corporate EBITDA requirement of $75 million. In addition, the Revolving Credit Facility contains various restrictive covenants including, among others, limitations on the Company's and its subsidiaries' ability to incur additional indebtedness, make loans, acquisitions or other investments, grant liens on their respective property, dispose of assets, pay dividends or conduct stock repurchases, make capital expenditures or engage in certain transactions with affiliates.

        Under the Revolving Credit Facility, the Company has the ability (subject to specified conditions and limitations), among other things, to incur up to $400 million of unsecured indebtedness; to enter into permitted acquisitions of up to $250 million in the aggregate during the term of the Revolving Credit Facility and to incur financing and assume indebtedness in connection therewith; to make investments in the Company's U.S. special-purpose financing entities (including RCFC) and its Canadian special-purpose financing entities, in aggregate amounts at any time outstanding of up to $750 million and $150 million, respectively; and to make dividend, stock repurchase and other restricted payments in an amount up to $300 million, plus 50% of cumulative adjusted net income (or minus 100% of cumulative adjusted net loss, as applicable) for the period beginning January 1, 2012 and ending on the last day of the fiscal quarter immediately preceding the restricted payment.

        The Company had letters of credit outstanding under the Revolving Credit Facility of $0.1 million for U.S. enhancement and $40.8 million in general purpose letters of credit with a remaining available capacity of $409.1 million at September 30, 2012.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

7. DEBT AND OTHER OBLIGATIONS (Continued)

Covenant Compliance

        As of September 30, 2012, the Company is in compliance with all covenants under its various financing arrangements.

8. DERIVATIVE FINANCIAL INSTRUMENTS

        The Company is exposed to market risks, such as changes in interest rates, and has historically entered into interest rate swap and cap agreements to manage that risk. Additionally, some of the Company's debt facilities require interest rate cap agreements in order to limit the Company's exposure to increases in interest rates. The Company used interest rate swap agreements for asset-backed medium-term note issuances in 2007 to effectively convert variable interest rates to fixed interest rates; however, in late 2011, the Company terminated its 2007 swap agreements and paid a termination fee of $8.8 million to settle the outstanding liability. The remaining unamortized value of the hedge deferred in accumulated other comprehensive income (loss) on the balance sheet was reclassified into earnings as interest expense through July 2012. During the three and nine months ended September 30, 2012, $0.4 million and $8.5 million, respectively, were reclassified into earnings as interest expense. The Company has also used interest rate cap agreements for its Series 2010-3 VFN, to effectively limit the variable interest rate on a total of $600 million in asset-backed VFNs. These cap agreements have a termination date of July 2014. There were no derivatives designated as hedging instruments at September 30, 2012 or December 31, 2011.

        The fair value of derivatives outstanding at September 30, 2012 and December 31, 2011 are as follows (in thousands):

Fair Value of Derivative Instruments
	Asset Derivatives				Liability Derivatives
	September 30, 2012		December 31, 2011		September 30, 2012		December 31, 2011
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments	Prepaid expenses and other assets		Prepaid expenses and other assets		Accrued liabilities		Accrued liabilities
Interest rate contracts		$23		$548		$—		$—

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

8. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

        The (gain) loss recognized on interest rate swap and cap agreements that do not qualify for hedge accounting treatment and thus are not designated as hedging instruments for the three and nine months ended September 30, 2012 and 2011 are as follows (in thousands):

	Amount of (Gain) or Loss Recognized in Income on Derivative				Location of (Gain) or Loss Recognized in Income on Derivative
	Three Months Ended September 30,		Nine Months Ended September 30,
Derivatives Not Designated as Hedging Instruments	2012	2011	2012	2011
Interest rate contracts	$40	$523	$525	$(3,367)	Net (increase) decrease in fair value of derivatives

        The amount of gain (loss), net of tax and reclassification, recognized on the terminated hedging instruments in other comprehensive income (loss) ("OCI") and the amount of the gain (loss) reclassified from Accumulated OCI ("AOCI") into income for the three and nine months ended September 30, 2012 and 2011 are as follows (in thousands):

	Amount of Gain or (Loss) Recognized in OCI on Derivative (Effective Portion)		Amount of Gain or (Loss) Reclassified from AOCI into Income (Effective Portion)		Location of (Gain) or Loss Reclassified from AOCI in Income (Effective Portion)
Derivatives in Cash Flow Hedging Relationships	2012	2011	2012	2011
Three Months Ended September 30,					Interest expense, net
Interest rate contracts	$—	$3,591	$(207)	$(3,572)	of interest income

Nine Months Ended September 30,					Interest expense, net
Interest rate contracts	$—	$10,288	$(4,939)	$(10,654)	of interest income

        Additionally, $0.4 million, net of tax, was reclassified from AOCI related to the discontinuance of a cash flow hedge during the nine months ended September 30, 2011.

9. FAIR VALUE MEASUREMENTS

        Financial instruments are presented at fair value in the Company's balance sheets. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. These categories include (in descending order of priority): Level 1, defined as observable inputs for identical instruments such as quoted prices in active markets; Level 2, defined as inputs, other than quoted prices in active markets, that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

9. FAIR VALUE MEASUREMENTS (Continued)

        The following tables show assets and liabilities measured at fair value on a recurring basis as of September 30, 2012 and December 31, 2011 on the Company's balance sheet, and the input categories associated with those assets and liabilities:

		Fair Value Measurements at Reporting Date Using
(in thousands) Description	Total Fair Value Assets (Liabilities) at 9/30/12	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative Assets	$23	$—	$23	$—
Deferred Compensation Plan Assets(a)	6,998	6,998	—	—

Total	$7,021	$6,998	$23	$—

		Fair Value Measurements at Reporting Date Using
(in thousands) Description	Total Fair Value Assets (Liabilities) at 12/31/11	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative Assets	$548	$—	$548	$—
Deferred Compensation Plan Assets(a)	5,752	5,752	—	—

Total	$6,300	$5,752	$548	$—

(a)
Deferred Compensation Plan Assets consist primarily of equity securities. The Company also has an offsetting liability related to the Deferred Compensation Plan, which is not disclosed in the table as it is not independently measured at fair value, but rather is set to equal fair value of the assets held in the related rabbi trust.

        The fair value of derivative assets, consisting of interest rate caps as discussed above, is calculated using proprietary models utilizing observable inputs, as well as future assumptions related to interest rates, credit risk and other variables. These calculations are performed by the financial institutions that are counterparties to the applicable cap agreements and reported to the Company on a monthly basis. The Company uses these reported fair values to adjust the asset as appropriate. The Company evaluates the reasonableness of the calculations by comparing similar calculations from other counterparties for the applicable period and performs back-testing through use of the look back approach to evaluate the fair value provided by the financial institutions. Deferred compensation plan assets consist of publicly traded securities and are valued in accordance with market quotations. There were no transfers into or out of Level 1 or Level 2 measurements for the nine months ended September 30, 2012 or the 12 months ended December 31, 2011. The Company's policy is to recognize transfers between levels as of the beginning of the period in which the event or change in circumstances triggering the transfer occurs. The Company had no Level 3 financial instruments at any time during the nine months ended September 30, 2012 or the 12 months ended December 31, 2011.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

9. FAIR VALUE MEASUREMENTS (Continued)

        The following estimated fair values of financial instruments have been determined by the Company using available market information and valuation methodologies described below.

        Cash and Cash Equivalents and Restricted Cash and Investments—Cash and cash equivalents and restricted cash and investments consist of short-term, highly liquid investments with original maturities of three months or less when purchased and are comprised primarily of bank deposits, commercial paper and money market funds. The carrying amounts of these items are a reasonable estimate of their fair value due to the short-term nature of these instruments. The Company maintains its cash and cash equivalents in accounts that may not be federally insured.

        Receivables and Accounts Payable—The carrying amounts of these items are a reasonable estimate of their fair value. The Company has not experienced any material losses in such accounts and believes it is not exposed to significant credit risk.

        Debt and Other Obligations—The fair values of the debt traded on the secondary markets were developed utilizing a market approach based on observable inputs from similar debt arrangements and from information regarding the trading of the Company's debt in non-active secondary markets and, thus, the debt is classified as Level 2 in the fair value hierarchy. The Company's other debt is not traded, including floating rate debt for which the carrying amounts are a reasonable estimate of the fair value, as well as fixed rate debt for which the fair values were estimated utilizing an income approach based on discount rates derived from other comparable issuances that include certain unobservable inputs. The non-traded debt is classified as Level 3 in the fair value hierarchy. A portion of the Company's debt is denominated in Canadian dollars, and its carrying value is impacted by exchange rate fluctuations. However, this foreign currency risk is mitigated by the underlying collateral, which is the Company's Canadian fleet.

        The following tables provide information about the Company's market sensitive financial instruments valued at September 30, 2012 and December 31, 2011:

			Fair Value Measurements at Reporting Date Using
	Carrying Value Assets (Liabilities) at 9/30/12	Fair Value Assets (Liabilities) at 9/30/12
Description			Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
(in thousands)
Vehicle debt and obligations-floating rates(1)	$(510,000)	$(510,000)	$—	$—	$(510,000)
Vehicle debt and obligations-fixed rates	(900,000)	(926,819)	—	(516,296)	(410,523)
Canadian dollar denominated vehicle debt and obligations-floating rates	(71,169)	(71,169)	—	—	(71,169)

Total	$(1,481,169)	$(1,507,988)	$—	$(516,296)	$(991,692)

(1)
The fair value of the Series 2010-3 VFN excludes the impact of the related interest rate cap.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

9. FAIR VALUE MEASUREMENTS (Continued)

			Fair Value Measurements at Reporting Date Using
Description	Carrying Value Assets (Liabilities) at 12/31/11	Fair Value Assets (Liabilities) at 12/31/11	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
(in thousands)
Vehicle debt and obligations-floating rates	$(500,000)	$(495,820)	$—	$(495,820)	$—
Vehicle debt and obligations-fixed rates	(900,000)	(899,292)	—	(499,292)	(400,000)

Total	$(1,400,000)	$(1,395,112)	$—	$(995,112)	$(400,000)

10. STOCKHOLDERS' EQUITY

Share Repurchase Program

        In September 2011, the Company announced that its Board of Directors had increased authorization under the share repurchase program to $400 million. The share repurchase program is discretionary and has no expiration date. Subject to applicable law, the Company may repurchase shares through forward stock repurchase agreements, accelerated stock buyback programs, directly in the open market, in privately negotiated transactions, or pursuant to derivative instruments or plans complying with SEC Rule 10b5-1, among other types of transactions and arrangements. The share repurchase program may be increased, suspended or discontinued at any time.

        During the three months ended September 30, 2012, the Company repurchased 22,494 shares or approximately $1.8 million of its common stock under the share repurchase program at an average price of $79.74 per share. During the nine months ended September 30, 2012, the Company repurchased 1,821,137 shares or approximately $129.1 million ($100 million of which was pre-funded in November 2011 under a forward stock repurchase agreement) of its common stock under this share repurchase program at an average price of $70.91 per share. As of September 30, 2012, approximately $271 million remained available for further purchases of the Company's common stock under this share repurchase program. Share repurchases are subject to applicable limitations under the Revolving Credit Facility, which as of September 30, 2012, permitted additional share repurchases totaling approximately $344 million.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

10. STOCKHOLDERS' EQUITY (Continued)

Accumulated Other Comprehensive Income (Loss)

        The components of accumulated other comprehensive income (loss) are as follows:

	Interest Rate Swap	Foreign Currency Translation	Accumulated Other Comprehensive Income (Loss)
	(In Thousands)
Balance, January 1, 2012	$(8,488)	$871	$(7,617)
Interest rate swap, net of tax	8,488	—	8,488
Foreign currency translation adjustment	—	5,491	5,491

Balance, September 30, 2012	$—	$6,362	$6,362

        The cash flow hedge amount deferred into AOCI is related to the derivatives used to manage the interest rate risk, associated with the Company's vehicle-related debt, which was terminated and is being recognized into earnings along with the interest payments the derivatives were designated to hedge. See Note 8 for further discussion.

11. INCOME TAXES

        The Company has provided for income taxes on consolidated taxable income using a consolidated effective tax rate which reflects the utilization of Canadian tax net operating loss ("NOL") carryforwards to the extent of Canadian taxable income. A full valuation allowance had previously been recorded against the Canadian NOLs due to losses in the Canadian operations. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. A valuation allowance is recorded for deferred income tax assets when management determines it is more likely than not that such assets will not be realized.

        The Company utilizes a like-kind exchange program for its vehicles whereby tax basis gains on disposal of eligible revenue-earning vehicles are deferred for purposes of U.S. federal and state income tax (the "Like-Kind Exchange Program"). To qualify for Like-Kind Exchange Program treatment, the Company exchanges (through a qualified intermediary) vehicles being disposed of with vehicles being purchased allowing the Company to carry-over the tax basis of vehicles sold to replacement vehicles, thereby deferring taxable gains from vehicle dispositions. In addition, the Company has historically elected to utilize accelerated or "bonus" depreciation methods on its vehicle inventories in order to defer its cash liability for U.S. federal and state income tax purposes. The Company's ability to continue to defer the reversal of prior period tax deferrals will depend on a number of factors, including the size of the Company's fleet, as well as the availability of accelerated depreciation methods in future years. Accordingly, the Company may make material cash federal income tax payments in future periods. Based on existing tax law, the Company expects to be a cash taxpayer in 2012. During the nine months ended September 30, 2012, the Company received a tax refund of $8.8 million due to overpayments of the excess estimated tax payments made in 2011, and paid $29 million in estimated federal taxes for 2012.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

11. INCOME TAXES (Continued)

        For the three and nine months ended September 30, 2012, the overall effective tax rate of 37.6% and 38.1%, respectively, and for the three and nine months ended September 30, 2011, the overall effective tax rate of 37.1% and 39.1%, respectively, differed from the U.S. statutory federal income tax rate primarily due to state and local taxes and the operating results of DTG Canada for which no income tax expense was recorded due to the utilization of prior NOL carryforwards for which no benefit had previously been recognized due to valuation allowance.

        As of September 30, 2012 and December 31, 2011, the Company had no material liability for unrecognized tax benefits. There are no material tax positions for which it is reasonably possible that unrecognized tax benefits will significantly change in the 12 months subsequent to September 30, 2012.

        The Company files income tax returns in the U.S. federal and various state, local and foreign jurisdictions. In the Company's significant tax jurisdictions, the tax years 2009 and later are subject to examination by U.S. federal taxing authorities and the tax years 2008 and later are subject to examination by state and foreign taxing authorities.

        The Company accrues interest and penalties on underpayment of income taxes related to unrecognized tax benefits as a component of income tax expense in the condensed consolidated statements of comprehensive income. No material amounts were recognized for interest and penalties during the three and nine months ended September 30, 2012 and 2011.

12. COMMITMENTS AND CONTINGENCIES

        There have been no material changes to the Commitments and Contingencies Note 14 in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2011, with the exception of the following:

Vehicle Insurance Reserves

        The Company records reserves for its public liability and property damage exposure using actuarially-based loss estimates, which are updated semi-annually in June and December of each year. In June 2011, the Company began semi-annual updates for supplemental liability insurance, as such reserves had been previously updated on an annual basis in December. As a result of favorable overall claims loss development, the Company recorded favorable insurance reserve adjustments, which effectively represents revision to previous estimates of vehicle insurance charges, of $2.5 million for the nine months ended September 30, 2012 and $10.6 million for the nine months ended September 30, 2011.

Contingencies

        The following recent developments pertaining to legal proceedings described in the Company's Form 10-K are furnished on a supplemental basis:

        On March 2, 2012, the appellate court in Susan and Jeffrey Dillon v. DTG Operations, Inc. d/b/a Thrifty Car Rental (Case No. 09CH34874, Cook County Circuit Court, Chancery Division, Illinois) upheld

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

12. COMMITMENTS AND CONTINGENCIES (Continued)

the lower court's ruling in favor of the Company. The Plaintiffs did not seek a rehearing or further appeals, and this action has been dismissed.

        On September 20, 2012, plaintiffs in Henzel v. Dollar Thrifty Automotive Group, Inc., et al. (Consolidated Case No. CJ-2010-02761, Dist. Ct. Tulsa County, Oklahoma) filed a dismissal without prejudice and have indicated they will not seek recovery of attorney fees.

        On September 21, 2012, plaintiffs in Re: Dollar Thrifty Shareholder Litigation (Consolidated Case No. 5458-VCS, Delaware Court of Chancery) filed a stipulation and proposed order and proposed final judgment, which, if approved by the Court upon notice to the certified class, would dismiss the case as moot and without payment of attorney fees. The hearing on the proposed dismissal is scheduled in November 2012.

        Aside from the above and the item discussed in Note 15, none of the other legal proceedings described in the Company's Form 10-K have experienced material changes.

        Various legal actions, claims and governmental inquiries and proceedings have been in the past, or may be in the future, asserted or instituted against the Company, including other purported class actions or proceedings relating to the Hertz transaction terminated in October 2010 and some that may demand large monetary damages or other relief which could result in significant expenditures. The Company is also subject to potential liability related to environmental matters. The Company establishes reserves for litigation and environmental matters when the loss is probable and reasonably estimable. It is reasonably possible that the final resolution of some of these matters may require the Company to make expenditures in excess of established reserves, over an extended period of time and in a range of amounts that cannot be reasonably estimated. The term "reasonably possible" is used herein to mean that the chance of a future transaction or event occurring is more than remote but less than probable. The Company evaluates developments in its legal matters that could affect the amount of previously accrued reserves and makes adjustments as appropriate. Significant judgment is required to determine both likelihood of a further loss and the estimated amount of the loss. With respect to outstanding litigation and environmental matters, based on current knowledge, the Company believes that the amount or range of reasonably possible loss will not, either individually or in the aggregate, have a material adverse effect on its business or consolidated financial statements. However, the outcome of such legal matters is inherently unpredictable and subject to significant uncertainties.

Other

        In June 2012, the Company executed a vehicle supply agreement with Chrysler Group LLC ("Chrysler Group") for a three-year term beginning with program year 2013 (August 1, 2012) and ending at the end of program year 2015 (July 31, 2015), that will allow the Company to source a portion of its vehicle purchases, with certain minimum volumes, through Chrysler Group. Volume requirements may be modified by mutual agreement between the Company and Chrysler Group.

13. NEW ACCOUNTING STANDARDS

        In May 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

13. NEW ACCOUNTING STANDARDS (Continued)

Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS" ("ASU 2011-04"), which amends U.S. GAAP to converge U.S. GAAP and International Financial Reporting Standards by changing the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. ASU 2011-04 is effective for interim and annual periods beginning after December 15, 2011. The Company adopted ASU 2011-04 on January 1, 2012, as required (see Note 9 for required disclosures).

        In June 2011, the FASB issued ASU 2011-05, "Comprehensive Income—Presentation of Comprehensive Income" ("ASU 2011-05"). ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of stockholders' equity. It requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU 2011-12, "Comprehensive Income—Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in ASU 2011-05" ("ASU 2011-12") to defer the effective date of the specific requirement to present items that are reclassified out of accumulated other comprehensive income to net income alongside their respective components of net income and other comprehensive income. All other provisions of this update, which are to be applied retrospectively, are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company adopted ASU 2011-05 and ASU 2011-12 on January 1, 2012, as required (see condensed consolidated statements of comprehensive income and Note 10 for required disclosures).

        In December 2011, the FASB issued ASU 2011-11, "Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities" ("ASU 2011-11") to amend the requirement for an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. ASU 2011-11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company plans to adopt ASU 2011-11 on January 1, 2013, as required, but does not believe this guidance will have a significant impact on the Company's consolidated financial statements.

14. PROPOSED ACQUISITION AND RELATED MATTERS

        On August 26, 2012, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Hertz Global Holdings, Inc. ("Hertz") and HDTMS, Inc., a wholly owned subsidiary of Hertz ("Merger Sub"). Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of both Hertz and the Company, following consummation of the Offer (hereinafter defined) and subject to the approval of the Company's stockholders if required by applicable law, Merger Sub will be merged (the "Merger") with and into the Company, with the Company becoming a wholly owned subsidiary of Hertz.

        The Merger Agreement provides that the acquisition will be effected first through a tender offer by Merger Sub (the "Offer") to acquire all of the outstanding shares of common stock, par value $0.01

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

14. PROPOSED ACQUISITION AND RELATED MATTERS (Continued)

per share, of the Company (the "Shares") for $87.50 per Share (the "Offer Price"), net to the seller in cash and without any interest thereon, followed by the second-step Merger.

        Subject to the terms and conditions of the Merger Agreement, the Company has granted Merger Sub an irrevocable one-time option (the "Top-Up Option") to purchase, at a price per Share equal to the Offer Price, an aggregate number of newly issued Shares that, when added to the number of Shares owned by Hertz and its subsidiaries, including Merger Sub, at the time of such exercise, constitutes one Share more than 90% of the Shares then outstanding immediately after the issuance of the Top-Up Option Shares on a fully diluted basis, subject to there being no legal restraint and sufficient authorized Shares available for issuance. The Top-Up Option is exercisable only after Shares have been accepted for payment pursuant to the Offer and Merger Sub irrevocably committing to effect the second-step Merger as soon as practicable after the exercise of the Top-Up Option.

        The consummation of the Offer is subject to certain conditions, including among others, the following: (1) the Company's stockholders shall have validly tendered in the Offer the number of Shares which, when taken together with any Shares owned by Hertz and its subsidiaries, represents a majority of the outstanding Shares on a fully diluted basis and (2) the expiration or early termination of the applicable waiting periods required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Offer and the other transactions contemplated by the Merger Agreement are not subject to any financing condition.

        The Merger Agreement also provides that, with respect to obtaining antitrust approval of the acquisition, Hertz is required to: (1) divest its Advantage brand, together with certain additional assets and airport concessions pursuant to a proposed consent agreement currently under discussion between Hertz and the Federal Trade Commission (the "FTC"), (2) take other actions which, individually or in the aggregate, are of a de minimis nature and (3) contest any administrative or judicial action or proceeding challenging the acquisition while the Merger Agreement is in effect. At any time after December 31, 2012, both the Company and Hertz may terminate the Merger Agreement if the FTC has not preliminarily accepted the proposed consent agreement and the waiting period under the HSR Act has not expired or been terminated.

        The Merger Agreement includes customary termination provisions for both the Company and Hertz and provides that, in connection with the termination of the Merger Agreement, under certain circumstances, the Company and Hertz must reimburse the other party for its transaction expenses, subject to certain limitations.

        Effective August 26, 2012, prior to the execution of the Merger Agreement, the Company's board of directors approved a Second Amendment to Rights Agreement (the "Amendment"), dated as of August 26, 2012, amending the Rights Agreement ("Rights Agreement") between the Company and Computershare Trust Company, N.A., as rights agent, dated as of May 18, 2011 and amended on February 17, 2012.

        The Amendment, among other things, renders the Rights Agreement inapplicable to the Merger, the Offer, the Merger Agreement and the transactions contemplated thereby. The Amendment provides that the execution and delivery of the Merger Agreement, the consummation of the Offer, the Merger and the other transactions contemplated by the Merger Agreement will not be deemed to

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Unaudited)

14. PROPOSED ACQUISITION AND RELATED MATTERS (Continued)

result in either Hertz or Merger Sub or any of their respective affiliates or associates becoming an "Acquiring Person" (as such term is defined in the Rights Agreement). In addition, the Amendment provides that none of a "Share Acquisition Date," a "Distribution Date," a "Flip-in Event" or a "Flip-over Event" (each as defined in the Rights Agreement) shall occur, and that the "Rights" (as defined in the Rights Agreement) will not separate from the Shares, in each case, by reason of the execution and delivery of the Merger Agreement, the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement. The Amendment also provides that the Rights Agreement shall terminate and all outstanding Rights shall expire immediately prior to the Acceptance Time (as defined in the Merger Agreement), but only if the Acceptance Time shall have occurred. If the Merger Agreement is subsequently terminated, the changes to the Rights Agreement pursuant to the Amendment will be of no further force and effect.

        On September 10, 2012, Hertz filed with the SEC a tender offer statement on Schedule TO and the Company filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 regarding the Offer. The Offer originally had an expiration date of October 5, 2012; however, Hertz extended the Offer, which will now expire on November 16, 2012, unless further extended.

15. SUBSEQUENT EVENTS

        In preparing the accompanying condensed consolidated financial statements, the Company has reviewed events that have occurred after September 30, 2012 through the issuance of the financial statements. The Company noted no reportable subsequent events other than the subsequent events noted below.

        In October 2012, the Company executed a vehicle purchase agreement with General Motors LLC ("GM") for the 2013 program year that will allow the Company to source through GM a portion of its vehicle purchases, subject to certain minimum volumes and to requirements applicable to the mix of models purchased. Volume requirements may be modified by mutual agreement between the Company and GM.

        In November 2012, the Court approved the final settlement, ordered the parties to effectuate the settlement agreement according to its terms and dismissed the case on the merits, all in the case of Michael Shames; Gary Gramkow, on behalf of themselves and on behalf of all persons similarly situated v. The Hertz Corporation, Dollar Thrifty Automotive Group, Inc., Avis Budget Group, Inc., Vanguard Car Rental USA, Inc., Enterprise Rent-A-Car Company, Fox Rent-A-Car, Inc., Coast Leasing Corp., The California Travel and Tourism Commission and Caroline Beteta (No. 07 CV 2174 H BLM (S.D. Cal.).

*******

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Dollar Thrifty Automotive Group, Inc.:

        We have audited the accompanying consolidated balance sheet of Dollar Thrifty Automotive Group, Inc. and subsidiaries (the "Company") as of December 31, 2011, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the 2011 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dollar Thrifty Automotive Group, Inc. and subsidiaries at December 31, 2011, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Tulsa, Oklahoma
February 28, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Dollar Thrifty Automotive Group, Inc.:

        We have audited the accompanying consolidated balance sheet of Dollar Thrifty Automotive Group, Inc. and subsidiaries (the "Company") as of December 31, 2010, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the two years in the period ended December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Dollar Thrifty Automotive Group, Inc. and subsidiaries as of December 31, 2010, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
February 28, 2011

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009
(In Thousands Except Per Share Data)

	2011	2010	2009
REVENUES:
Vehicle rentals	$1,484,324	$1,473,023	$1,472,918
Other	64,604	64,137	73,331

Total revenues	1,548,928	1,537,160	1,546,249

COSTS AND EXPENSES:
Direct vehicle and operating	751,468	745,535	768,456
Vehicle depreciation and lease charges, net	270,957	299,200	426,092
Selling, general and administrative	191,043	209,341	200,389
Interest expense, net of interest income of $1,467, $1,584 and $6,218, respectively	77,462	89,303	96,560
Long-lived asset impairment	—	1,057	2,592

Total costs and expenses	1,290,930	1,344,436	1,494,089

(Increase) decrease in fair value of derivatives	(3,244)	(28,694)	(28,848)

INCOME BEFORE INCOME TAXES	261,242	221,418	81,008
INCOME TAX EXPENSE	101,692	90,202	35,986

NET INCOME	$159,550	$131,216	$45,022

BASIC EARNINGS PER SHARE	$5.51	$4.58	$1.98

DILUTED EARNINGS PER SHARE	$5.11	$4.34	$1.88

See notes to consolidated financial statements.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2011 AND 2010
(In Thousands Except Share and Per Share Data)

	2011	2010
ASSETS
Cash and cash equivalents	$508,648	$463,153
Cash and cash equivalents-required minimum balance	—	100,000
Restricted cash and investments	353,265	277,407
Receivables, net	95,360	69,456
Prepaid expenses and other assets	65,959	67,482
Revenue-earning vehicles, net	1,467,835	1,341,822
Property and equipment, net	84,278	90,228
Income taxes receivable	18,786	65,803
Software, net	21,535	24,177

Total assets	$2,615,666	$2,499,528

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Accounts payable	$54,377	$45,483
Accrued liabilities	124,185	167,545
Deferred income tax liability	342,962	242,930
Vehicle insurance reserves	86,515	107,720
Debt and other obligations	1,399,955	1,397,243

Total liabilities	2,007,994	1,960,921

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value:	—	—
Authorized 10,000,000 shares; none outstanding
Common stock, $.01 par value:
Authorized 50,000,000 shares;
36,048,606 and 35,197,167 issued, respectively, and 29,556,887 and 28,763,452 outstanding, respectively	361	352
Additional capital	848,843	940,844
Accumulated deficit	(2,419)	(161,969)
Accumulated other comprehensive loss	(7,617)	(12,329)
Treasury stock, at cost (6,491,719 and 6,433,715 shares, respectively)	(231,496)	(228,291)

Total stockholders' equity	607,672	538,607

Total liabilities and stockholders' equity	$2,615,666	$2,499,528

See notes to consolidated financial statements.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009
(In Thousands Except Share and Per Share Data)

	Common Stock $.01 Par Value
				Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Treasury Stock
			Additional Capital					Total Stockholders' Equity
	Shares	Amount				Shares	Amount
BALANCE, JANUARY 1, 2009	28,039,658	$280	$803,304	$(338,207)	$(29,388)	(6,414,906)	$(227,569)	$208,420
Issuance of common shares for director compensation	49,995	1	531	—	—	—	—	532
Tax benefit of stock option transactions	—	—	1,281	—	—	—	—	1,281
Stock option transactions	136,500	1	2,289	—	—	—	—	2,290
Share-based payment plans	—	—	4,698	—	—	—	—	4,698
Issuance of common stock in settlement of vested performance shares	64,190	1	—	—	—	—	—	1
Issuance of common stock in settlement of vested restricted stock	48,508	—	—	—	—	—	—	—
Public stock offering, net of fees	6,612,500	66	120,590					120,656
Comprehensive income:
Net income				45,022				45,022
Interest rate swap					8,662			8,662
Foreign currency translation					2,352			2,352

Total comprehensive income								56,036

BALANCE, DECEMBER 31, 2009	34,951,351	349	932,693	(293,185)	(18,374)	(6,414,906)	(227,569)	393,914
Tax benefit of stock option transactions	—	—	381	—	—	—	—	381
Stock option transactions	172,733	2	2,985	—	—	—	—	2,987
Share-based payment plans	—	—	4,785	—	—	—	—	4,785
Issuance of common stock in settlement of vested performance shares	35,910	—	—	—	—	(11,818)	(382)	(382)
Issuance of common stock in settlement of vested restricted stock	37,173	1	—	—	—	(6,991)	(340)	(339)
Comprehensive income:
Net income				131,216				131,216
Interest rate swap					5,543			5,543
Foreign currency translation					502			502

Total comprehensive income								137,261

BALANCE, DECEMBER 31, 2010	35,197,167	352	940,844	(161,969)	(12,329)	(6,433,715)	(228,291)	538,607
Stock option transactions	672,394	7	4,765	—	—	—	—	4,772
Share-based payment plans	—	—	3,234	—	—	—	—	3,234
Issuance of common stock in settlement of vested performance shares	145,428	2	—	—	—	(52,388)	(2,747)	(2,745)
Issuance of common stock in settlement of vested restricted stock	33,617	—	—	—	—	(5,616)	(458)	(458)
Forward stock repurchase agreement	—	—	(100,000)	—	—	—	—	(100,000)
Comprehensive income:
Net income				159,550				159,550
Interest rate swap					10,259			10,259
Foreign currency translation					(5,547)			(5,547)

Total comprehensive income								164,262

BALANCE, DECEMBER 31, 2011	36,048,606	$361	$848,843	$(2,419)	$(7,617)	(6,491,719)	$(231,496)	$607,672

See notes to consolidated financial statements.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009
(In Thousands)

	2011	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$159,550	$131,216	$45,022
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation:
Vehicle depreciation	317,814	362,233	460,660
Non-vehicle depreciation	19,381	20,190	19,200
Net gains from disposition of revenue-earning vehicles	(46,887)	(63,084)	(35,086)
Amortization	7,505	7,290	7,994
Performance share incentive, stock option and restricted stock plans	3,234	4,785	4,698
Interest income earned on restricted cash and investments	(397)	(653)	(3,202)
Long-lived asset impairment	—	1,057	2,592
Provision for (recovery of) losses on receivables	43	(399)	3,129
Deferred income taxes	86,652	76,957	16,854
Change in fair value of derivatives	(3,244)	(28,694)	(28,848)
Change in assets and liabilities, net of acquisitions:
Income taxes payable/receivable	47,017	(61,357)	(3,220)
Receivables	(7,675)	6,442	28,574
Prepaid expenses and other assets	14,433	6,337	12,275
Accounts payable	2,810	(1,531)	(2,522)
Accrued liabilities	(6,472)	1,687	6,761
Vehicle insurance reserves	(21,205)	(864)	(1,726)
Other	(5,265)	329	2,769

Net cash provided by operating activities	567,294	461,941	535,924

CASH FLOWS FROM INVESTING ACTIVITIES:
Revenue-earning vehicles—Purchases	(1,168,532)	(1,239,088)	(1,060,251)
Revenue-earning vehicles—Proceeds from sales	757,766	856,775	1,477,368
Change in cash and cash equivalents—required minimum balance	100,000	—	(100,000)
Net change in restricted cash and investments	(75,461)	345,786	(22,750)
Property, equipment and software—Purchases	(16,633)	(23,031)	(15,508)
Property, equipment and software—Proceeds from sales	359	464	104
Acquisition of businesses, net of cash acquired	—	—	(8)

Net cash provided by (used in) investing activities	(402,501)	(59,094)	278,955

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt and other obligations:
Proceeds from vehicle debt and other obligations	1,537,903	526,876	44,781
Payments of vehicle debt and other obligations	(1,387,073)	(847,448)	(785,225)
Payments of non-vehicle debt	(148,125)	(10,000)	(20,000)
Issuance of common shares	4,774	2,988	129,583
Common stock offering costs	—	—	(6,635)
Net settlement of employee withholding taxes on share-based awards	(3,205)	(722)	—
Early termination of interest rate swap	(8,815)	—	—
Forward stock repurchase agreement	(100,000)	—	—
Financing issue costs	(14,757)	(11,792)	(6,615)

Net cash used in financing activities	(119,298)	(340,098)	(644,111)

CHANGE IN CASH AND CASH EQUIVALENTS	45,495	62,749	170,768
CASH AND CASH EQUIVALENTS:
Beginning of year	463,153	400,404	229,636

End of year	$508,648	$463,153	$400,404

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for (refund of):
Interest	$66,559	$82,923	$96,569

Income taxes to (from) taxing authorities	$(31,965)	$74,745	$22,350

SUPPLEMENTAL DISCLOSURES OF INVESTING AND FINANCING NONCASH ACTIVITIES:
Sales and incentives related to revenue-earning vehicles included in receivables	$23,611	$5,340	$33,704

Purchases of revenue-earning vehicles included in accounts payable	$5,707	$1,261	$370

Purchases of property, equipment and software included in accounts payable	$2,309	$671	$2,914

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Dollar Thrifty Automotive Group, Inc. ("DTG") is the successor to Pentastar Transportation Group, Inc. Prior to December 23, 1997, DTG was a wholly owned subsidiary of Chrysler LLC (such entity or its successor entity, Chrysler Group LLC, as the context may require, and the relevant entity's subsidiaries and members of its affiliated group are hereinafter referred to as "Chrysler"). On December 23, 1997, DTG completed an initial public offering of all its outstanding common stock owned by Chrysler together with additional shares issued by DTG.

        The Company operates under a corporate structure that combines the management of operations and administrative functions for both the Dollar and Thrifty brands. Management makes business and operating decisions on an overall company basis. Financial results are not available by brand.

        DTG's significant wholly owned subsidiaries include DTG Operations, Inc., Dollar Rent A Car, Inc., Thrifty, Inc. and Rental Car Finance Corp. ("RCFC"). Thrifty, Inc. is the parent company of Thrifty Car Sales, Inc. and Thrifty Rent-A-Car System, Inc., which is the parent company of Dollar Thrifty Automotive Group Canada Inc. ("DTG Canada"). RCFC is a special purpose financing entity, which was formed in 1995 and is appropriately consolidated with DTG and subsidiaries. RCFC is a separate legal entity whose assets are not available to satisfy any claims of creditors of DTG or any of its other subsidiaries. The term the "Company" is used to refer to DTG, individually or collectively with its consolidated subsidiaries, as the context may require. Dollar Rent A Car, Inc., the Dollar brand and DTG Operations, Inc. operating under the Dollar brand are individually and collectively referred to hereinafter as "Dollar". Thrifty, Inc., Thrifty Rent-A-Car System, Inc., Thrifty Car Sales, Inc., the Thrifty brand and DTG Operations, Inc. operating under the Thrifty brand are individually and collectively referred to hereinafter as "Thrifty". Intercompany accounts and transactions have been eliminated in consolidation.

        Nature of Business—The Company operates in the U.S. and Canada, and through its Dollar and Thrifty brands is primarily engaged in the business of the daily rental of vehicles to business and leisure customers through company-owned stores. The Company also sells vehicle rental franchises worldwide and provides sales and marketing, reservations, data processing systems, insurance and other services to franchisees. RCFC provides vehicle financing to the Company.

        Estimates—The preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. Actual results could differ materially from those estimates.

        Cash and Cash Equivalents—Cash and cash equivalents include cash on hand and on deposit, including highly liquid investments with initial maturities of three months or less.

        Cash and Cash Equivalents—Required Minimum Balance—In 2009, the Company amended its Senior Secured Credit Facilities (hereinafter defined). Under the terms of that amendment, the Company was required to maintain a minimum of $100 million at all times. In February 2011, the Company further amended its Senior Secured Credit Facilities, eliminating the requirement to maintain a minimum of $100 million of cash and cash equivalents and replacing it with certain other covenants.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Restricted Cash and Investments—Restricted cash and investments are restricted for the acquisition of vehicles and other specified uses under the rental car asset-backed note indenture and other agreements (Note 8). A portion of these funds is restricted due to the Like-Kind Exchange Program (hereinafter defined) for deferred tax gains on eligible vehicle remarketing. As permitted by the indenture, these funds are primarily held in highly rated money market funds with investments primarily in government and corporate obligations. Restricted cash and investments are excluded from cash and cash equivalents. Interest earned on restricted cash and investments was $0.4 million, $0.7 million and $3.2 million, for 2011, 2010 and 2009, respectively, and remains in restricted cash and investments.

        Concentration of Credit Risk—Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, cash and cash equivalents—required minimum balance, restricted cash and investments, interest rate swaps and caps, vehicle manufacturer receivables and trade receivables. The Company limits its exposure on cash and cash equivalents, cash and cash equivalents—required minimum balance and restricted cash and investments by investing in Aaa or P-1 rated funds and short-term time deposits with a diverse group of high quality financial institutions. The Company's exposure relating to interest rate swaps and caps is mitigated by diversifying the financial instruments among various counterparties, which consist of major financial institutions. Receivables from vehicle manufacturers consist primarily of amounts due under guaranteed residual, buyback, incentive and promotion programs. The Company's financial condition and results of operations could be adversely affected if one or more of its primary vehicle manufacturers were unable to meet their obligations to the Company. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across different geographic areas. Additionally, the Company limits its exposure to credit risk through performing credit reviews and monitoring the financial strength of its significant accounts.

        Allowance for Doubtful Accounts—An allowance for doubtful accounts is generally established during the period in which receivables are recorded. The allowance is maintained at a level deemed appropriate based on loss experience and other factors affecting collectability.

        Financing Issue Costs—Financing issue costs related to vehicle debt and the Senior Secured Credit Facilities are deferred and amortized to interest expense over the term of the related debt using the effective interest method.

        Revenue-Earning Vehicles and Related Vehicle Depreciation Expense—Revenue-earning vehicles are stated at cost, net of related discounts. At December 31, 2011, Non-Program Vehicles accounted for approximately 96% of the Company's total fleet.

        The Company must estimate the expected residual values of Non-Program Vehicles at the expected time of disposal to determine monthly depreciation rates. The estimation of residual values requires the Company to make assumptions regarding the age and mileage of the car at the time of disposal, as well as the general used vehicle market conditions at the time of sale, including the impact of seasonality on vehicle residuals. The Company evaluates estimated residual values at least quarterly, and adjusts depreciation rates accordingly, on a prospective basis. Differences between actual residual values and

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

those estimated by the Company result in a gain or loss on disposal and are recorded as an adjustment to depreciation expense. Actual timing of disposal either shorter or longer than the life used for depreciation purposes could result in a loss or gain on sale. Vehicle rental companies bear residual value risk for these vehicles, which are referred to as "Non-Program Vehicles". Generally, the average holding term for Non-Program Vehicles is approximately 18 to 22 months.

        The Company is required to depreciate the vehicle according to the terms of the guaranteed depreciation or repurchase program ("Program Vehicles") and in doing so is guaranteed to receive the full net book value in proceeds upon the sale of the vehicle. In some cases, the sales proceeds are received directly from auctions, with any shortfall in value being paid by the vehicle manufacturer. With certain other vehicle manufacturers, the entire balance of proceeds from vehicle sales comes directly from the manufacturer. In either case, the Company bears the risk of collectability on the receivable from the vehicle manufacturer. The Company monitors its vehicle manufacturer receivables based on time outstanding, manufacturer strength and length of the relationship. Generally, the average holding term for Program Vehicles is approximately six to eight months.

        Property and Equipment—Property and equipment are recorded at cost and are depreciated using principally the straight-line method over the estimated useful lives of the related assets. Estimated useful lives generally range from ten to 30 years for buildings and improvements and one to seven years for furniture and equipment. Leasehold improvements are amortized over the estimated useful lives of the related assets or leases, whichever is shorter.

        Software—Software is recorded at cost and amortized using the straight-line method generally ranging from three to five years. The remaining useful life of software is evaluated annually to assess whether events and circumstances warrant a revision to the remaining amortization period.

        Website Development Costs—The Company capitalizes qualifying internal-use software development, including Website development, incurred subsequent to the completion of the preliminary project stage. Development costs are amortized over the shorter of the expected useful life of the software or five years. Costs related to planning, maintenance, and minor upgrades are expensed as incurred.

        Long-Lived Assets—The Company reviews the value of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based upon estimated future cash flows and records an impairment charge, equaling the excess of the carrying value over the estimated fair value, if the carrying value exceeds estimated future cash flows.

        Accounts Payable—Book overdrafts of $19.0 million and $17.0 million, which represent outstanding checks not yet presented to the bank, are included in accounts payable to reflect the Company's outstanding obligations at December 31, 2011 and 2010, respectively. These amounts do not represent bank overdrafts, which would constitute checks presented in excess of cash on hand, and would be effectively a loan to the Company.

        Derivative Instruments—The Company records all derivatives on the balance sheet as either assets or liabilities measured at their fair value and changes in the derivatives' fair value are recognized

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

currently in earnings unless specific hedge accounting criteria are met. The Company has entered into interest rate swap and cap agreements, which do not qualify for hedge accounting treatment; therefore, the changes in the interest rate swap and cap agreements' fair values have been recognized as an (increase) decrease in fair value of derivatives in the consolidated statements of income. The Company has also entered into interest rate swap agreements which constituted cash flow hedges and qualified for hedge accounting treatment; therefore, changes in fair value are recorded in accumulated other comprehensive loss (Note 9). All cash flows associated with cash flow hedges are classified in operating activities in the Consolidated Statements of Cash Flows.

        Vehicle Insurance Reserves—Provisions for public liability and property damage and supplemental liability insurance ("SLI") on self-insured claims are made by charges to direct vehicle and operating expense. Accruals for such charges are based upon actuarially determined evaluations of estimated ultimate liabilities on reported and unreported claims, prepared on a semi-annual basis. Historical data related to the amount and timing of payments for self-insured claims is utilized in preparing the actuarial evaluations. The accrual for public liability and property damage claims is discounted based upon the actuarially determined estimated timing of payments to be made in the future. The Company records expense related to public liability and property damage and SLI on a monthly basis based on rental volume and projections of ultimate losses, expenses, premiums and administrative costs that are derived from historical accident claim experience and trends. Management reviews the actual timing of payments as compared with the semi-annual actuarial estimate of timing of payments and has determined that there has been no material differences in the timing of payments for each of the three years in the period ended December 31, 2011. Because of less predictability in the estimated timing of payments, self-insured reserves for SLI are not discounted.

        Foreign Currency Translation—Foreign assets and liabilities are translated using the exchange rate in effect at the balance sheet date, and results of operations are translated using an average rate for the period. Translation adjustments are accumulated and reported as a component of accumulated other comprehensive loss.

        Revenue Recognition—Revenues from vehicle rentals are recognized as earned on a daily basis under the related rental contracts with customers. Revenues from leasing vehicles to franchisees are principally under operating leases with fixed monthly payments and are recognized ratably as earned over the lease terms. Revenues from fees and services include providing sales and marketing, reservations, information systems and other services to franchisees. Revenues from these services are generally based on a percentage of franchisee rental revenue or upon providing reservations and are recognized as earned on a monthly basis. Initial franchise fees are recognized upon substantial completion of all material services and conditions of the franchise sale, which coincides with the date of sale and commencement of operations by the franchisee.

        Advertising Costs—Advertising costs are primarily expensed as incurred. The Company incurred advertising expense of $20.1 million, $20.9 million and $21.2 million, for 2011, 2010 and 2009, respectively.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Environmental Costs—The Company's operations include the storage of gasoline in underground storage tanks at certain company-owned stores. Liabilities incurred in connection with the remediation of accidental fuel discharges are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.

Operating Leases—

          Contingent Rent—The Company recognizes contingent rent expense associated with certain airport concession agreements monthly as incurred when the Company's achievement of the annual targeted qualifying revenue is probable.

          Scheduled Rent Increases—The Company recognizes scheduled rent increases on a straight-line basis over the remaining lease term.

        Income Taxes—The Company has provided for income taxes on its separate taxable income or loss and other tax attributes. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. A valuation allowance is recorded for deferred income tax assets when management determines it is more likely than not that such assets will not be realized. The Company has established a valuation allowance related to DTG Canada and a portion of the Company's net operating losses for state tax purposes. The Company evaluates its tax policies quarterly to identify uncertain tax positions.

        Earnings Per Share—Basic earnings per share ("EPS") is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted EPS is based on the combined weighted average number of common shares and dilutive potential common shares outstanding which include, where appropriate, the assumed exercise of options. In computing diluted EPS, the Company utilizes the treasury stock method.

        Stock-Based Compensation—The Company uses the fair value-based method of accounting for stock-based compensation. All performance share, restricted stock and stock option awards are accounted for using the fair value-based method for the 2011, 2010 and 2009 periods. The fair value of these common shares is determined based on the closing market price of the Company's common shares at the specific date on which the shares were granted. In 2011 and 2010, the Company did not issue any stock options. In 2009, the Company issued approximately 1,120,000 stock options at a weighted average grant-date fair value per share of $4.44.

New Accounting Standards—

        In January 2010, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") ASU 2010-06, "Fair Value Measurements and Disclosures (ASC Topic 820): Improving Disclosures about Fair Value Measurements" which amends Accounting Standards Codification ("ASC") Subtopic 820, "Fair Value Measurements and Disclosures" ("ASU 2010-06") to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. ASU 2010-06 also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

techniques used to measure fair value. The Company adopted the provisions of ASU 2010-06 regarding disclosures about transfers into and out of Levels 1 and 2 as required on January 1, 2010 and adopted the remaining provisions of ASU 2010-06 regarding separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements as required on January 1, 2011. The adoption of this latest provision had no impact on the Company's financial statements as the Company has no Level 3 measurements.

        In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS" ("ASU 2011-04"), which amends U.S. GAAP to converge U.S. GAAP and International Financial Reporting Standards ("IFRS") by changing the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. ASU 2011-04 is effective for interim and annual periods beginning after December 15, 2011; early adoption is not permitted. The Company adopted ASU 2011-04 on January 1, 2012, as required, but does not believe this guidance will have a significant impact on the Company's consolidated financial statements.

        In June 2011, the FASB issued ASU 2011-05, "Comprehensive Income—Presentation of Comprehensive Income" ("ASU 2011-05"). ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of stockholders' equity. It requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU 2011-12, "Comprehensive Income—Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in ASU 2011-05," to defer the effective date of the specific requirement to present items that are reclassified out of accumulated other comprehensive income to net income alongside their respective components of net income and other comprehensive income. All other provisions of this update, which are to be applied retrospectively, are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company adopted ASU 2011-05 and ASU 2011-12 on January 1, 2012, as required.

        In December 2011, the FASB issued ASU 2011-11, "Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities" ("ASU 2011-11") to amend the requirement for an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. ASU 2011-11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company plans to adopt ASU 2011-11 on January 1, 2013, as required, but does not believe this guidance will have a significant impact on the Company's consolidated financial statements.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

2. EARNINGS PER SHARE

        The computation of weighted average common and common equivalent shares used in the calculation of basic and diluted EPS is shown in the following table:

	Year Ended December 31,
	2011	2010	2009
	(In Thousands, Except Share and Per Share Data)
Net income	$159,550	$131,216	$45,022

Basic EPS:
Weighted average common shares	28,965,187	28,623,108	22,687,077

Basic EPS	$5.51	$4.58	$1.98

Diluted EPS:
Weighted average common shares	28,965,187	28,623,108	22,687,077
Shares contingently issuable:
Stock options	1,913,783	1,226,089	762,673
Performance awards and non-vested shares	94,261	125,225	255,775
Employee compensation shares deferred	47,232	49,374	105,402
Director compensation shares deferred	220,778	221,485	155,611

Shares applicable to diluted	31,241,241	30,245,281	23,966,538

Diluted EPS	$5.11	$4.34	$1.88

        At December 31, 2011 and 2010, all options to purchase shares of common stock were included in the computation of diluted EPS because no exercise price was greater than the average market price of the common shares. At December 31, 2009, 356,970 outstanding common stock equivalents that were anti-dilutive were excluded from the computation of diluted EPS.

        Although there have been no significant equity grants since 2010, shares included in the diluted EPS calculation increased on a year-over-year basis from December 31, 2010 to December 31, 2011. The Company uses the treasury stock method to determine the denominator used in the diluted EPS calculation. To derive the denominator, the number of outstanding options is reduced by the number of shares that would be repurchased from assumed proceeds of certain defined items including the exercise price of the option and the excess tax benefit that would result from the assumed exercise of the option. However, the excess tax benefit component is included only if the assumed tax benefit would decrease the Company's current taxes payable. Since the Company is not a taxpayer for federal income tax purposes in 2011, it does not benefit from the tax deduction related to the assumed option exercises for purposes of the diluted share calculation as it did in 2010, thus resulting in an increase in the dilutive EPS denominator of approximately 700,000 shares. When the Company becomes a taxpayer in the future, the tax benefit will be incorporated into the diluted share calculation and the shares included in the diluted EPS calculation will be reduced by the shares repurchased from the assumed proceeds; however, other factors, such as the Company's stock price, could impact the diluted EPS calculation. See Note 13 for further discussion of share repurchase program.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

3. RECEIVABLES

        Receivables consist of the following:

	December 31,
	2011	2010
	(In Thousands)
Trade accounts receivable and other	$74,403	$68,528
Vehicle manufacturer receivables	21,510	4,543
Car sales receivable	2,287	1,100

	98,200	74,171
Less: Allowance for doubtful accounts	(2,840)	(4,715)

	$95,360	$69,456

        Trade accounts receivable and other include primarily amounts due from rental customers, franchisees and tour operators arising from billings under standard credit terms for services provided in the normal course of business.

        Vehicle manufacturer receivables include primarily amounts due under guaranteed residual, buyback and Non-Program Vehicle incentive programs, which are paid according to contract terms and are generally received within 60 days.

        Car sales receivable include primarily amounts due from car sale auctions for the sale of both Program Vehicles and Non-Program Vehicles.

        Allowance for doubtful accounts represents potentially uncollectible amounts owed to the Company from franchisees, tour operators, corporate account customers and others.

4. REVENUE-EARNING VEHICLES

        Revenue-earning vehicles consist of the following:

	December 31,
	2011	2010
	(In Thousands)
Revenue-earning vehicles	$1,858,766	$1,668,473
Less: Accumulated depreciation	(390,931)	(326,651)

	$1,467,835	$1,341,822

        The Company has multi-year vehicle supply agreements with both Chrysler and Ford Motor Company covering vehicle purchases through the 2012 and 2013 model years, respectively, and has an annual vehicle purchase agreement with General Motors Company covering vehicle purchases through the 2012 model year. See Note 14 for the amount of outstanding vehicle purchase commitments.

        The Company acquires both Program and Non-Program Vehicles from various manufacturers and receives payments under its various supplier agreements for promotional payments, incentives primarily related to the disposal of revenue-earning vehicles and interest reimbursement for Program Vehicles

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

4. REVENUE-EARNING VEHICLES (Continued)

while at auction and for certain delivery related interest costs. The aggregate amount of payments recognized from manufacturers for guaranteed residual value program payments, buyback or repurchase payments, promotional payments, interest reimbursement and other incentives, other than recovery costs, totaled $180.5 million, $175.6 million and $524.4 million in 2011, 2010 and 2009, respectively, of which a substantial portion of the payments relate to the guaranteed residual value or manufacturer buyback programs. The outstanding balances at year-end are included in Vehicle Manufacturer Receivables within Receivables, net on the consolidated balance sheet.

5. VEHICLE DEPRECIATION AND LEASE CHARGES, NET

        Vehicle depreciation and lease charges include the following:

	Year Ended December 31,
	2011	2010	2009
	(In Thousands)
Depreciation of revenue-earning vehicles and other	$317,844	$362,284	$461,178
Net gains from disposal of revenue-earning vehicles	(46,887)	(63,084)	(35,086)

	$270,957	$299,200	$426,092

        Average gain on Non-Program Vehicles:

	Year Ended December 31,
	2011	2010	2009
Number of Non-Program Vehicles sold	39,398	57,100	50,099
Average gain on vehicles sold (per vehicle)	$1,190	$1,105	$700

        Components of vehicle depreciation per vehicle per month:

	Year Ended December 31,
	2011	2010	2009
Average depreciable fleet (units)	108,127	103,207	105,301
Average depreciation rate	$245	$293	$365
Average gain on vehicles sold	(36)	(51)	(28)

Average vehicle depreciation and lease charges, net	$209	$242	$337

        Depreciation expense for Non-Program Vehicles, which constitute substantially all of the Company's fleet, is recorded on a straight-line basis over the life of the vehicle, based on the original acquisition cost, the projected residual value at the time of sale, and the estimated length of time the vehicle will be held in service. The Company's vehicle depreciation rates will be periodically adjusted on a prospective basis when residual value assumptions change due to changes in used vehicle market conditions.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

6. PROPERTY AND EQUIPMENT

        Major classes of property and equipment consist of the following:

	December 31,
	2011	2010
	(In Thousands)
Land	$12,009	$12,022
Buildings and improvements	21,382	23,325
Furniture and equipment	81,014	81,847
Leasehold improvements	128,938	128,742
Construction in progress	5,293	2,824

	248,636	248,760
Less: Accumulated depreciation and amortization	(164,358)	(158,532)

	$84,278	$90,228

        The Company did not have any charges for asset impairments in 2011. In 2010 and 2009, the Company recorded a $0.4 million and $1.6 million, respectively, non-cash charge (pretax) related primarily to the impairment of assets at its company-owned stores ($0.3 million and $0.9 million after-tax, respectively).

7. SOFTWARE

	December 31,
	2011	2010
	(In Thousands)
Software	$83,501	$80,144
Less: Accumulated amortization	(61,966)	(55,967)

	$21,535	$24,177

        Software is amortized over its estimated useful life. The aggregate amortization expense recognized for software was $7.5 million, $7.3 million and $8.0 million for the years ended December 31, 2011, 2010 and 2009, respectively. The estimated aggregate amortization expense for software existing at December 31, 2011 for each of the next five years is as follows: $6.9 million, $5.3 million, $3.8 million, $2.9 million and $1.7 million.

        The Company did not have any charges for asset impairments in 2011. In 2010 and 2009, the Company wrote off $0.7 million and $1.0 million (pretax), respectively, of software no longer in use or considered impaired ($0.3 million and $0.6 million after-tax, respectively).

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

8. DEBT AND OTHER OBLIGATIONS

        Debt and other obligations consist of the following:

	December 31,
	2011	2010
	(In Thousands)
Vehicle debt and other obligations
Asset-backed medium-term notes
Series 2011-2 notes (matures May 2015)	$400,000	$—
Series 2011-1 notes (matures February 2015)	500,000	—
Series 2007-1 notes (matures July 2012)	500,000	500,000
Series 2006-1 notes (matured May 2011)	—	500,000

	1,400,000	1,000,000
Discounts on asset-backed medium-term notes	(45)	—

Asset-backed medium-term notes, net of discount	1,399,955	1,000,000
Series 2010-1 variable funding note (terminated October 2011)	—	200,000
CAD Series 2010-1 note (Canadian fleet financing) (terminated April 2011)	—	49,118

Total vehicle debt and other obligations	1,399,955	1,249,118

Non-vehicle debt
Term Loan	—	148,125

Total non-vehicle debt	—	148,125

Total debt and other obligations	$1,399,955	$1,397,243

Asset-Backed Medium-Term Notes

        Asset-backed medium-term notes were issued by RCFC in October 2011 (the "Series 2011-2 notes"), July 2011 (the "Series 2011-1 notes"), May 2007 (the "Series 2007-1 notes") and March 2006 (the "Series 2006-1 notes").

        The Series 2011-2 notes of $400 million were issued at a fixed interest rate of 3.21% and will be repaid monthly over a six-month period, beginning in December 2014, with an expected final maturity date of May 2015. At December 31, 2011, the Series 2011-2 notes required compliance with a maximum leverage ratio of 2.25 to 1.00 and a minimum interest coverage ratio of 2.00 to 1.00, consistent with the terms of the Company's Senior Secured Credit Facilities. These financial covenants were modified in connection with the Company's entry into the New Revolving Credit Facility. See below for further discussion.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

8. DEBT AND OTHER OBLIGATIONS (Continued)

        The Series 2011-1 notes are comprised of $420 million principal amount of Series 2011-1 Class A Notes with a fixed interest rate of 2.51% and $80 million principal amount of Series 2011-1 Class B Notes with a fixed interest rate of 4.38%. On a blended basis, the average annual coupon on the combined $500 million principal amount of the Series 2011-1 notes is approximately 2.81%. The Series 2011-1 notes will be repaid monthly over a six-month period, beginning in September 2014, with an expected final maturity date in February 2015.

        The Series 2007-1 notes will begin scheduled amortization in February 2012, and will amortize over a six-month period with an expected final maturity date in July 2012. The Series 2007-1 notes are insured by Financial Guaranty Insurance Company ("FGIC"). The Series 2007-1 notes are floating rate notes that were previously effectively converted to fixed rate notes through entry into swap agreements. At December 31, 2011, the Series 2007-1 notes had an interest rate of 0.4%. On December 28, 2011, the Company paid $8.8 million to terminate its 2007 swap agreements.

        The Series 2006-1 notes began scheduled amortization in December 2010 and were paid in full in May 2011.

        The assets of RCFC, including revenue-earning vehicles related to the asset-backed medium-term notes, restricted cash and investments, and certain receivables related to revenue-earning vehicles, are available to satisfy the claims of its creditors. Dollar and Thrifty lease vehicles from RCFC under the terms of certain master lease and servicing agreements. The asset-backed note indentures also provide for additional credit enhancement through over collateralization of the vehicle fleet, cash or letters of credit and/or maintenance of a liquidity reserve. RCFC is in compliance with the terms of the indentures.

Variable Funding Notes

        The Series 2010-1 variable funding note ("VFN") of $200 million and the Series 2010-2 VFN of $300 million were both terminated in October of 2011.

        On September 29, 2011, RCFC renewed the Series 2010-3 VFN, increasing the capacity from $450 million to $600 million and extending the revolving period from the previous 364-day structure to two years. The facility bears interest at a spread of 130 basis points above each funding institution's cost of funds, which may be based on either the weighted-average commercial paper rate, a floating one-month LIBOR rate or a Eurodollar rate. The Series 2010-3 VFN was undrawn at December 31, 2011. The Series 2010-3 VFN has a facility fee commitment rate of up to 0.8% per annum on any unused portion of the facility. At the end of the revolving period, the then-outstanding principal amount of the Series 2010-3 VFN will be repaid monthly over a three-month period, beginning in October 2013, with the final payment in December 2013. At December 31, 2011, the Series 2010-3 VFN required compliance with a maximum leverage ratio of 2.25 to 1.00 and a minimum interest coverage ratio of 2.00 to 1.00, consistent with the terms of the Company's Senior Secured Credit Facilities. These financial covenants were modified in connection with the Company's entry into the New Revolving Credit Facility. See below for further discussion.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

8. DEBT AND OTHER OBLIGATIONS (Continued)

Canadian Fleet Financing

        On April 18, 2011, due to the Company's excess cash position and the cost differential between the interest rate on its Canadian fleet financing and interest rates earned on investment of excess cash, the Company fully repaid the outstanding balance of CAD $54.0 million (US $56.0 million) and terminated the CAD Series 2010 Program. During the remainder of 2011, the Company funded any Canadian fleet needs with cash on hand and cash generated from operations. Direct investments in the Canadian fleet funded from cash and cash equivalents totaled CAD $64.9 million (US $63.5 million) as of December 31, 2011.

Senior Secured Credit Facilities

        At December 31, 2011, the senior secured credit facilities (the "Senior Secured Credit Facilities"), which were refinanced and terminated in February 2012, were comprised of a $231.3 million revolving credit facility (the "Revolving Credit Facility") as the term loan portion of the Senior Secured Credit Facilities was repaid at $143.1 million and terminated in August 2011.

        The Company had letters of credit outstanding under the Revolving Credit Facility of $144.3 million for U.S. enhancement and $54.7 million in general purpose enhancements, with remaining available capacity of $32.3 million at December 31, 2011.

        On February 16, 2012, the Company terminated the existing Senior Secured Credit Facilities and replaced it with a new $450 million revolving credit facility (the "New Revolving Credit Facility") that expires in February 2017. Pricing under the New Revolving Credit Facility is grid based with a spread above LIBOR that will range from 300 basis points to 350 basis points, based upon usage of the facility. Commitment fees under the New Revolving Credit Facility will equal 50 basis points on unused capacity. Under the New Revolving Credit Facility, the Company is subject to a maximum corporate leverage ratio of 3.0 to 1.0, a minimum corporate interest coverage ratio of 2.0 to 1.0, and a minimum corporate EBITDA requirement of $75 million. In addition, the New Revolving Credit Facility contains covenants restricting its ability to undertake certain activities, including, among others, restrictions on the Company and its subsidiaries' ability to incur additional indebtedness, make loans, acquisitions or other investments, grant liens on its property, dispose of assets, pay dividends or conduct stock repurchases, make capital expenditures or engage in certain transactions with affiliates.

        Under the New Revolving Credit Facility, certain restrictions were relaxed or extended from the Senior Secured Credit Facilities, including the Company's ability, subject to certain limitations, to make dividend, share repurchase and other restricted payments under the New Revolving Credit Facility, in an amount up to $300 million, plus 50% of cumulative adjusted net income (or minus 100% of cumulative adjusted net loss, as applicable) for the period beginning January 1, 2012 and ending on the last day of the fiscal quarter immediately preceding the restricted payment.

Covenant Compliance

        The Company was in compliance with all covenants under its financing arrangements as of December 31, 2011.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

8. DEBT AND OTHER OBLIGATIONS (Continued)

        During 2011, the Company paid $14.8 million in financing issuance costs primarily related to the issuance of its Series 2011-1 notes and the renewal of the Series 2010-3 VFN.

        Expected maturities of debt and other obligations outstanding at December 31, 2011 are as follows:

	2012	2013	2014	2015	Thereafter
	(In Thousands)
Asset-backed medium-term notes	$500,000	$—	$400,000	$500,000	$—

9. DERIVATIVE FINANCIAL INSTRUMENTS

        The Company is exposed to market risks, such as changes in interest rates, and has entered into interest rate swap and cap agreements to manage that risk. Additionally, some of the Company's debt facilities require interest rate cap agreements in order to limit the Company's exposure to increases in interest rates. Consequently, the Company manages the financial exposure as part of its risk management program by striving to reduce the potentially adverse effects that the volatility of the financial markets may have on the Company's operating results. The Company used interest rate swap agreements for asset-backed medium-term note issuances in 2007, to effectively convert variable interest rates on a total of $500 million in asset-backed medium-term notes to fixed interest rates. On December 28, 2011, the Company terminated its 2007 swap agreements and paid a termination fee of $8.8 million to settle the outstanding liability, which is disclosed in cash flows from financing activities in the Consolidated Statements of Cash Flows. The remaining unamortized value of the hedge in accumulated other comprehensive income (loss) on the balance sheet will be reclassified into earnings as interest expense over the remaining term of the related debt through July 2012. The Company has also used interest rate cap agreements for its 2010-3 VFN, to effectively limit the variable interest rate on a total of $600 million in asset-backed VFNs. This cap has a termination date of July 2014. The Series 2010-1 VFN and Series 2010-2 VFN interest rate cap agreements were terminated in December 2011 following the termination of the related debt facilities.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

9. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

        The fair value of derivatives outstanding for the years ended December 31, 2011 and 2010 are as follows (in thousands):

	Fair Values of Derivative Instruments
	Asset Derivatives				Liability Derivatives
	December 31, 2011		December 31, 2010		December 31, 2011		December 31, 2010
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments
Interest rate contracts	Prepaid expenses and other assets	$—	Prepaid expenses and other assets	$861	Accrued liabilities	$—	Accrued liabilities	$31,254

Derivatives not designated as hedging instruments
Interest rate contracts	Prepaid expenses and other assets	$548	Prepaid expenses and other assets	$494	Accrued liabilities	$—	Accrued liabilities	$5,634

Total derivatives		$548		$1,355		$—		$36,888

        The interest rate swap agreements related to the Series 2006-1 notes and the interest rate cap agreements related to the Series 2010-1 VFN, the Series 2010-2 VFN and the Series 2010-3 VFN do not qualify for hedge accounting treatment. The (gain) loss recognized in income on derivatives not designated as hedging instruments for the years ended December 31, 2011 and 2010 are as follows (in thousands):

	Amount of (Gain) or Loss Recognized in Income on Derivative		Location of (Gain) or Loss Recognized in Income on Derivative
	Years Ended December 31,
Derivatives Not Designated as Hedging Instruments	2011	2010
Interest rate contracts	$(3,244)	$(28,694)	Net (increase) decrease in fair value of derivatives

Total	$(3,244)	$(28,694)

        The interest rate swap agreement entered into in May 2007 related to the Series 2007-1 notes ("2007 Swap") constituted a cash flow hedge and satisfied the criteria for hedge accounting under the "long-haul" method.

        The amount of gain (loss), net of tax and reclassification, recognized on the derivative in other comprehensive income (loss) ("OCI") and the amount of the gain (loss) reclassified from Accumulated

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

9. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

OCI ("AOCI") into income (loss) for the years ended December 31, 2011 and 2010 are as follows (in thousands):

Derivatives in Cash Flow Hedging Relationships 2011 2010 2011 2010	Amount of Gain or (Loss) Recognized in OCI on Derivative (Effective Portion)		Amount of Gain or (Loss) Reclassified from AOCI into Income (Effective Portion)		Location of (Gain) or Loss Reclassified from AOCI in Income (Effective Portion)
Years Ended December 31,					Interest expense, net of interest income
Interest rate contracts	$10,259	$5,543	$(14,229)	$(14,069)

Total	$10,259	$5,543	$(14,229)	$(14,069)

        At December 31, 2011, the Company no longer has an interest rate contract related to the 2007 Swap due to its early termination on December 28, 2011, and no ineffectiveness was recorded in income during 2011. Additionally, $0.4 million, net of tax, was reclassified from AOCI related to the discontinuance of a cash flow hedge during 2011.

10. FAIR VALUE MEASUREMENTS

        Financial instruments are presented at fair value in the Company's balance sheets. Fair value is defined as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities recorded at fair value in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. These categories include (in descending order of priority): Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

10. FAIR VALUE MEASUREMENTS (Continued)

        The following tables show assets and liabilities measured at fair value on a recurring basis as of December 31, 2011 and 2010 on the Company's balance sheet, and the input categories associated with those assets and liabilities:

		Fair Value Measurements at Reporting Date Using
Description	Total Fair Value Assets (Liabilities) at 12/31/11	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(in thousands)
Derivative Assets	$548	$—	$548	$—
Deferred Compensation Plan Assets(a)	5,752	5,752	—	—
Total	$6,300	$5,752	$548	$—

		Fair Value Measurements at Reporting Date Using
Description	Total Fair Value Assets (Liabilities) at 12/31/10	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(in thousands)
Derivative Assets	$1,355	$—	$1,355	$—
Derivative Liabilities	(36,888)	—	(36,888)	—
Marketable Securities (available for sale)	169	169	—	—
Deferred Compensation Plan Assets(a)	3,916	—	3,916	—
Total	$(31,448)	$169	$(31,617)	$—

(a)
Deferred Compensation Plan Assets consist primarily of equity securities. The Company also has an offsetting liability related to the Deferred Compensation Plan, which is not disclosed in the table as it is not independently measured at fair value, but rather is set to equal fair value of the assets held in the related rabbi trust.

        The fair value of derivative assets and liabilities, consisting primarily of interest rate swaps and caps as discussed above, is calculated using proprietary models utilizing observable inputs, as well as future assumptions related to interest rates, credit risk and other variables. These calculations are performed by the financial institutions that are counterparties to the applicable swap and cap agreements and reported to the Company on a monthly basis. The Company uses these reported fair values to adjust the asset or liability as appropriate. The Company evaluates the reasonableness of the calculations by comparing similar calculations from other counterparties for the applicable period and performs back-testing through use of the look back approach to evaluate the fair value provided by the financial institutions. Deferred compensation plan assets consist of publicly traded securities and are valued in accordance with market quotations. The Company had no Level 3 financial instruments at any time during the years ended December 31, 2011 and 2010.

        The following estimated fair values of financial instruments have been determined by the Company using available market information and valuation methodologies.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

10. FAIR VALUE MEASUREMENTS (Continued)

        Cash and Cash Equivalents, Cash and Cash Equivalents—Required Minimum Balance, Restricted Cash and Investments, Receivables, Accounts Payable, Accrued Liabilities and Vehicle Insurance Reserves—The carrying amounts of these items are a reasonable estimate of their fair value. The Company maintains its cash and cash equivalents in accounts that may not be federally insured. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

        Letters of Credit and Surety Bonds—The letters of credit and surety bonds of $203.1 million and $47.4 million, respectively, have no fair value as they support the Company's corporate operations and are not anticipated to be drawn upon.

        Debt and Other Obligations—The fair values of the asset-backed medium-term notes were developed using a valuation model that utilizes current market and industry conditions, assumptions related to the financial insurers providing financial guaranty policies on those notes and the limited market liquidity for such notes. Additionally, the fair value of the Term Loan was similarly developed using a valuation model and current market conditions.

        The following tables provide information about the Company's market sensitive financial instruments valued at December 31, 2011 and 2010:

Debt and other obligations at December 31, 2011	Carrying Value	Fair Value at 12/31/11
	(in thousands)
Debt:
Vehicle debt and obligations-floating rates	$500,000	$495,820
Vehicle debt and obligations-fixed rates	$900,000	$899,292

Debt and other obligations at December 31, 2010	Carrying Value	Fair Value at 12/31/10
	(in thousands)
Debt:
Vehicle debt and obligations-floating rates(1)	$1,200,000	$1,178,875
Vehicle debt and obligations-Canadian dollar denominated	$49,118	$49,118
Non-vehicle debt—Term Loan	$148,125	$146,459

(1)
Includes $500 million relating to the Series 2006-1 notes, the $500 million Series 2007-1 notes swapped from floating interest rates to fixed interest rates, and the $200 million Series 2010-1 VFN. The fair value excludes the impact of the related interest rate swaps and cap.

11. EMPLOYEE BENEFIT PLANS INCLUDING SHARE-BASED PAYMENT PLANS

Employee Benefit Plans

        The Company sponsors a retirement savings plan that incorporates the salary reduction provisions of Section 401(k) of the Internal Revenue Code and covers substantially all employees of the Company meeting specific age and length of service requirements. The Company matches employee contributions up to 2% of the employee's eligible compensation in cash, subject to statutory limitations.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

11. EMPLOYEE BENEFIT PLANS INCLUDING SHARE-BASED PAYMENT PLANS (Continued)

        Contributions expensed by the Company totaled $1.8 million, $1.7 million and $1.8 million in 2011, 2010 and 2009, respectively.

        Included in accrued liabilities at December 31, 2011 and 2010 is $2.3 million and $2.0 million, respectively, for employee health claims which are self-insured by the Company. The accrual includes amounts for incurred and incurred but not reported claims. The Company expensed $15.4 million, $15.8 million, and $20.2 million for self-insured health claims incurred in 2011, 2010 and 2009, respectively.

        The Company has bonus plans for its executive and middle management based on Company performance. Expense related to these plans was $9.8 million, $11.2 million and $10.0 million in 2011, 2010 and 2009, respectively.

Deferred Compensation and Retirement Plans

        In 2009, the Company adopted a 2009 Deferred Compensation Plan wherein key executives will receive contributions equal to 15% of such executives' current annual base compensation for the year ended December 31, 2009 and thereafter. Under this Plan, participants are immediately vested in the Company's contributions. Expense related to these plans for contributions made by the Company totaled $0.9 million, $0.8 million and $0.8 million in 2011, 2010 and 2009, respectively.

        The balance in the deferred compensation and retirement plans, which is reflected in accrued liabilities, was $5.8 million and $3.9 million as of December 31, 2011 and 2010, respectively.

Share-Based Payment Plans

Long-Term Incentive Plan

        The Company has a long-term incentive plan ("LTIP") for employees and non-employee directors under which the Human Resources and Compensation Committee of the Board of Directors of the Company (the "Committee") is authorized to provide for grants in the form of incentive option rights, non-qualified option rights, tandem appreciation rights, free-standing appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other awards to key employees and non-employee directors that may be payable or related to common stock or factors that may influence the value of common stock. The Company issues new shares from remaining authorized common stock to satisfy option exercises and grants under the LTIP. At December 31, 2011, the Company's common stock authorized for issuance under the LTIP was 2,083,550 shares. The Company has 247,517 shares available for future LTIP awards at December 31, 2011 after reserving for the maximum potential shares that could be awarded under existing LTIP grants.

        Compensation cost for non-qualified option rights, performance shares and restricted stock awards is recognized based on the fair value of the awards granted at the grant-date and is amortized to compensation expense on a straight-line basis over the requisite service periods of the stock awards, which are generally the vesting periods. The Company recognized compensation costs of $4.1 million, $4.8 million and $6.2 million during 2011, 2010 and 2009, respectively, for such awards. The Company deems a tax benefit to be realized when the benefit provides incremental benefit by reducing current taxes payable that it otherwise would have had to pay absent the share-based compensation deduction

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

11. EMPLOYEE BENEFIT PLANS INCLUDING SHARE-BASED PAYMENT PLANS (Continued)

(the "with-and-without" approach). Under this approach, share-based compensation deductions are, effectively, always considered last to be realized. The total income tax benefit recognized in the statements of income for share-based compensation payments was $1.6 million, $1.9 million and $2.7 million for 2011, 2010 and 2009, respectively.

        Option Rights Plan—Under the LTIP, the Committee may grant non-qualified option rights to key employees and non-employee directors. The exercise prices for non-qualified option rights are equal to the fair market value of the Company's common stock at the date of grant. The non-qualified option rights have a term not exceeding ten years from the date of grant. The maximum number of shares for which option rights may be granted under the LTIP to any participant during any calendar year is 285,000.

        During 2011 and 2010, there were no stock option awards granted. The Black-Scholes option valuation model was used to estimate the fair value of the 2009 stock option awards at the date of the grant. The Company used the simplified method to estimate the weighted-average expected life of the options granted. The Company used a blended volatility rate that combines market-based measures of implied volatility with historical price volatility as the most appropriate indicator of the Company's expected price volatility in 2009. The risk-free interest rate is the implied zero-coupon yield for U.S. Treasury securities having a maturity approximately equal to the expected life at the time of grant. The expected dividend payments were zero as the Company has not paid cash dividends since completion of its initial public offering. The assumptions used to calculate compensation expense relating to the stock option awards granted during 2009 were as follows: weighted-average expected life of the awards of five years, expected price volatility factor of 80.24%, risk-free interest rate of 2.36% and no dividend payments. The weighted average grant-date fair value of options issued in 2009 was $4.44. The options issued in May 2009 vest in installments over three years with 20% exercisable in each of 2010 and 2011 and the remaining 60% exercisable in 2012. The total fair value of options vested during 2011, 2010 and 2009 was $4.0 million, $0.9 million and $0.2 million, respectively. Unrecognized expense remaining for the options at December 31, 2011, was $0.2 million and will be recognized through April 2012.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

11. EMPLOYEE BENEFIT PLANS INCLUDING SHARE-BASED PAYMENT PLANS (Continued)

        The following table sets forth the non-qualified option rights activity under the LTIP for the period indicated:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
	(In Thousands)			(In Thousands)
Outstanding at January 1, 2011	2,277	$5.73	7.61	$94,545

Granted	—	—
Exercised	(672)	7.10
Canceled (Forfeited/Expired)	(30)	7.62

Outstanding at December 31, 2011	1,575	$5.11	6.89	$102,579

Fully vested and exercisable options at: December 31, 2011	917	$5.46	6.66	$59,398
Options expected to vest in the future at: December 31, 2011	658	$4.63	7.23	$43,181

        The total intrinsic value of options exercised during 2011, 2010 and 2009 was $38.1 million, $3.8 million, and $0.6 million, respectively. Total cash received by the Company for non-qualified option rights exercised during 2011, 2010 and 2009 totaled $4.8 million, $3.0 million and $2.3 million, respectively.

        Performance Shares—Performance share awards, which may take the form of performance shares or performance units, are granted to Company officers and certain key employees. The maximum amount of performance share awards that may be granted under the LTIP during any year to any participant is 160,000 common shares. Values of the performance shares earned are recognized as compensation expense over the period the shares are earned.

        In December 2011, a target number of performance units was granted with a grant-date fair value of $69.58. The grant-date fair value for the awards was based on the closing market price of the Company's common shares on the date of grant. These performance units, which will settle in Company shares, will vest over a three-year requisite service period following the grant date with 25% vesting on December 31, 2013 and the remaining 75% vesting on December 31, 2014. The number of performance units ultimately earned will depend upon the level of corporate performance against a pre-established target in 2012. In December 2010, a target number of performance units was granted with a grant-date fair value of $47.13. The grant-date fair value for the awards was based on the closing market price of the Company's common shares on the date of grant. These performance units, which will settle in Company shares, will vest over a three-year requisite service period following the grant date with 25% vesting on December 31, 2012 and the remaining 75% vesting on December 31, 2013. Based upon the level of corporate performance against a pre-established target in 2011, approximately 122,000 performance units were earned, subject to vesting requirements. No awards were granted in 2009.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

11. EMPLOYEE BENEFIT PLANS INCLUDING SHARE-BASED PAYMENT PLANS (Continued)

        Performance share awards earned are settled based upon vesting of the grant, provided the grantee is then employed by the Company. Following completion of the performance period, for instances of retirement, involuntary termination without cause, disability or death, performance share awards vest on a pro-rata basis in compliance with the Internal Revenue Code Section 409A. Any performance share award installments not earned at the end of the requisite service period are forfeited. In March 2011, the 2008 grant of performance shares earned from January 1, 2008 through December 31, 2010 totaling 73,000 shares, net of forfeitures, vested at 200% of the target award (total of approximately 146,000 shares) with a total value to the recipients of approximately $3.5 million. The Company withheld approximately 52,000 of these shares for the payment of taxes owed by the recipients and designated the shares withheld as treasury shares. In March 2010, 36,000 performance shares, net of forfeitures, from the 2007 grant earned from January 1, 2007 through December 31, 2009 and the 2008 grant of performance shares for a retired employee vested with a total value to the recipients of approximately $1.7 million. The Company withheld approximately 12,000 of these shares for the payment of taxes owed by the recipients, and designated the shares withheld as treasury shares. In March 2009, the 2006 grant of performance shares earned from January 1, 2006 through December 31, 2008 and the 2007 and 2008 grants of performance shares for terminated employees, net of forfeitures, totaling 64,000 shares vested, were settled through the issuance of common stock totaling approximately $2.5 million. No shares were used for net settlement to offset taxes in 2009.

        The following table presents the status of the Company's nonvested performance shares for the period indicated:

Nonvested Shares	Shares	Weighted-Average Grant-Date Fair Value
	(In Thousands)
Nonvested at January 1, 2011	238	$39.07
Granted	140	69.58
Vested	(73)	27.95
Forfeited	(43)	35.02

Nonvested at December 31, 2011	262	$59.11

        At December 31, 2011, the total compensation cost related to nonvested performance share awards not yet recognized is estimated at approximately $11.0 million, depending upon the Company's performance against targets specified in the performance share agreement. This estimated compensation cost is expected to be recognized over the weighted-average period of 2.2 years. The total intrinsic value of vested and issued performance shares during 2011, 2010 and 2009 was $7.6 million, $1.1 million and $0.1 million, respectively. As of December 31, 2011, the intrinsic value of the nonvested performance share awards was $18.4 million.

        Restricted Stock Units—Under the LTIP, the Committee may grant restricted stock units to key employees and non-employee directors. The grant-date fair value of the award is based on the closing market price of the Company's common shares on the date of grant. The total fair value of restricted stock units that vested during 2011, 2010 and 2009 was $0.6 million, $0.6 million and $0.2 million, respectively.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

11. EMPLOYEE BENEFIT PLANS INCLUDING SHARE-BASED PAYMENT PLANS (Continued)

        In January 2011, non-employee directors were granted 9,330 shares with a grant-date fair value of $48.24 per share that vested on December 31, 2011. In January 2010, non-employee directors were granted 17,800 shares with a grant-date fair value of $25.28, which vested on December 31, 2010. In January 2009, non-employee directors were granted 95,812 shares with a grant-date fair value of $1.23 and 56,910 shares that had the right to receive cash payments at the settlement date price, which vested on December 31, 2009. The weighted average grant-date fair value of shares granted in 2009, to non-employee and employee directors, was $2.33. In 2009, compensation costs included $1.5 million related to liability-based restricted stock units, based on director elections. The Committee generally grants restricted stock units to non-employee directors. These grants generally vest at the end of the fiscal year in which the grants were made.

        An employee director was granted 50,000 shares in May 2009 with a grant-date fair value of $4.44 per share that vest in installments over three years with 20% vesting in each of 2010 and 2011 and the remaining 60% vesting in 2012. In 2011, 2010 and 2009, an employee director was issued 30,057, 30,053 and 20,053 restricted stock units that vested during the year, respectively. In 2011, of the 30,057 restricted stock units, 5,616 shares were used for net settlement to offset taxes, and designated the shares withheld as treasury shares. In 2010, of the 30,053 restricted stock units, 6,991 shares were used for net settlement to offset taxes, and designated the shares withheld as treasury shares. The total intrinsic value of vested and issued restricted stock units during 2011, 2010 and 2009 was $2.1 million, $1.5 million and $0.5 million, respectively. At December 31, 2011, the total compensation cost related to nonvested restricted stock unit awards not yet recognized is less than $0.1 million, which is expected to be recognized on a straight-line basis over the vesting period of the restricted stock units.

        The following table presents the status of the Company's nonvested restricted stock units for, and changes during, the period indicated:

Nonvested Shares	Shares	Weighted-Average Grant-Date Fair Value
	(In Thousands)
Nonvested at January 1, 2011	64	$4.55
Granted	9	48.24
Vested	(39)	14.17
Forfeited	—	—

Nonvested at December 31, 2011	34	$5.41

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

12. INCOME TAXES

        Income tax expense consists of the following:

	Year Ended December 31,
	2011	2010	2009
	(In Thousands)
Current:
Federal	$6,019	$79	$4,867
State and local	8,184	12,535	13,417
Foreign	837	631	848

	15,040	13,245	19,132
Deferred:
Federal	78,316	70,968	19,365
State and local	8,336	5,989	(2,511)

	86,652	76,957	16,854

	$101,692	$90,202	$35,986

        Deferred tax assets and liabilities consist of the following:

	December 31,
	2011	2010
	(In Thousands)
Deferred tax assets:
Intangible asset amortization	$32,744	$37,176
Vehicle insurance reserves	30,183	38,456
Other accrued liabilities	27,450	33,621
Interest rate swap	—	15,267
AMT credit carryforward	—	7,252
Canadian NOL carryforwards	16,561	17,650
Other Canadian temporary differences	6,278	6,462
Federal and state NOL carryforwards	50,993	5,723
Allowance for doubtful accounts and notes receivable	1,036	1,729
Canadian depreciation	1,834	1,862

	167,079	165,198
Valuation allowance	(24,705)	(26,042)

Total	$142,374	$139,156

Deferred tax liabilities:
Depreciation	$484,942	$381,078
Other	394	1,008

Total	$485,336	$382,086

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

12. INCOME TAXES (Continued)

        For the year ended December 31, 2011, the change in the net deferred tax liabilities constituted $86.7 million of deferred tax expense and $13.3 million of other comprehensive income that relates to the interest rate swap and foreign currency translation.

        The Company has provided for income taxes in the U.S. and in Canada based on taxable income or loss and other tax attributes separately for each jurisdiction. The Company has established tax provisions separately for U.S. taxable income and Canadian losses, for which no income tax benefit was recorded. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. A valuation allowance is recorded for deferred income tax assets when management determines it is more likely than not that such assets will not be realized.

        The Company utilizes a like-kind exchange program for its vehicles whereby tax basis gains on disposal of eligible revenue-earning vehicles are deferred for purposes of U.S. federal and state income tax (the "Like-Kind Exchange Program"). To qualify for Like-Kind Exchange Program treatment, the Company exchanges (through a qualified intermediary) vehicles being disposed of with vehicles being purchased allowing the Company to carry-over the tax basis of vehicles sold to replacement vehicles, thereby deferring taxable gains from vehicle dispositions. In addition, the Company has historically elected to utilize accelerated or "bonus" depreciation methods on its vehicle inventories in order to defer its cash liability for U.S. federal and state income tax purposes. The Company's ability to continue to defer the reversal of prior period tax deferrals will depend on a number of factors, including the size of the Company's fleet, as well as the availability of accelerated depreciation methods in future years. Accordingly, the Company may make material cash federal income tax payments in future periods.

        In September 2010, Congress passed and the President signed into law the Small Business Jobs and Credit Act of 2010 (the "Small Business Act"), which extended 50% bonus depreciation allowances for assets placed in service in 2010, retroactively to the first of the year. In December 2010, Congress passed and the President signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 (the "Tax Relief Act"), which increased the bonus depreciation allowance to 100% for assets placed in service from September 9, 2010 through December 31, 2011, as well as provided for 50% bonus depreciation for assets placed in service in 2012. During the first quarter of 2011, the Company received federal tax refunds of $50 million, based on overpayments of estimated taxes made in 2010, as a result of the enactment of the Small Business and Tax Relief Acts.

        At December 31, 2011, the Company has federal Net Operating Loss ("NOL") carryfowards of approximately $166.3 million and expects to utilize the entire amount to offset federal taxable income in 2012. The Company has NOL carryforwards available in certain states to offset future state taxable income. A valuation allowance of approximately $24.6 million and $25.9 million existed at December 31, 2011 and 2010, respectively, for Canadian NOLs and approximately $0.1 million at both December 31, 2011 and 2010, for state NOLs. At December 31, 2011, DTG Canada has NOL carryforwards of approximately $66.2 million available to offset future taxable income in Canada. The Canadian NOLs will begin expiring in 2014 and will continue to expire through 2031. Valuation allowances have been established for the total estimated future tax effect of the Canadian NOLs and other Canadian net deferred tax assets.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

12. INCOME TAXES (Continued)

        The Company's overall effective tax rate differs from the maximum U.S. statutory federal income tax rate due primarily to state and local taxes. The following summary reconciles taxes at the maximum U.S. statutory federal income tax rate with recorded taxes:

	Year Ended December 31,
	2011		2010		2009
	Amount	Percent	Amount	Percent	Amount	Percent
	(Amounts in Thousands)
Tax expense computed at the maximum U.S. statutory rate	$91,435	35.0%	$77,496	35.0%	$28,353	35.0%
Difference resulting from:
State and local taxes, net of federal income tax benefit	11,132	4.2%	12,056	5.4%	7,007	8.6%
Foreign (income) losses	(623)	(0.2)%	1,522	0.7%	1,111	1.4%
Foreign taxes	586	0.2%	416	0.2%	633	0.8%
Other	(838)	(0.3)%	(1,288)	(0.6)%	(1,118)	(1.4)%

Total	$101,692	38.9%	$90,202	40.7%	$35,986	44.4%

        The Company had no material liability for unrecognized tax benefits at December 31, 2011. There are no material tax positions for which it is reasonably possible that unrecognized tax benefits will significantly change in the twelve months subsequent to December 31, 2011.

        The Company files income tax returns in the U.S. federal and various state, local and foreign jurisdictions. In the Company's significant tax jurisdictions, the tax years 2008 and later are subject to examination by U.S. federal taxing authorities and the tax years 2007 and later are subject to examination by state and foreign taxing authorities.

        The Company accrues interest and penalties on underpayment of income taxes related to unrecognized tax benefits as a component of income tax expense in the consolidated statements of income. No material amounts were recognized for interest and penalties under ASC Topic 740 during the years ended December 31, 2011, 2010 and 2009.

13. STOCKHOLDERS' EQUITY

Share Repurchase Program

        On September 26, 2011, the Company announced that its Board of Directors had increased the authorization of the share repurchase program previously announced on February 24, 2011 of up to $100 million to up to $400 million. The share repurchase program is discretionary and has no expiration date. Subject to applicable law, the Company may repurchase shares through forward stock repurchase agreements, accelerated stock buyback programs, directly in the open market, in privately negotiated transactions, or pursuant to derivative instruments or plans complying with SEC Rule 10b5-1, among other types of transactions and arrangements. Additionally, share repurchases are subject to applicable limitations under the Senior Secured Credit Facilities, which as of December 31, 2011, permitted share repurchases totaling approximately $280 million, after giving effect to the $100 million forward stock repurchase plan pre-funded in November 2011. The New Revolving Credit

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

13. STOCKHOLDERS' EQUITY (Continued)

Facility contains limitations on share repurchases. See Note 8 for further discussion. Although payments were funded in 2011 for share repurchases under the forward stock repurchase agreement described below, no shares were repurchased under the share repurchase program as of December 31, 2011.

        On November 3, 2011, the Company entered into and pre-funded a forward stock repurchase agreement with Goldman Sachs & Co. ("Goldman") under which the Company agreed to acquire $100 million of Company common stock. The Company currently expects to repurchase shares in 2012 under the remaining authorization of the share repurchase program. The share repurchase program may be increased, suspended or discontinued at any time.

        On February 7, 2012, the Company settled the $100 million forward stock repurchase agreement that was executed on November 3, 2011 and acquired 1,451,193 shares of common stock at an average share price of approximately $68.91.

Shareholder Rights Plan

        On May 18, 2011, the Company adopted a shareholder rights plan (the "Rights Plan") under which the Company's shareholders will receive rights to purchase shares of a new series of preferred stock in certain circumstances. Under the provisions of the Rights Plan, which has an expiration date of May 30, 2012, the rights will be exercisable if a person or group, without the Company's approval, acquires 20% or more of the Company's common stock or announces a tender offer which results in the ownership of 20% or more of the Company's common stock. The rights also will be exercisable if a person or group that already owns 20% or more of the Company's common stock, without the Company's approval, acquires any additional shares. If the rights become exercisable, all rights holders (other than the person triggering the rights) will be entitled to acquire the Company's common stock at a 50% discount.

        On February 17, 2012, the Company extended the Rights Plan for one year, which now expires on May 30, 2013.

Public Stock Offering

        In October 2009, the Company entered into a terms agreement with certain underwriters to issue and sell 5,750,000 shares of the Company's common stock, par value $0.01 per share, at a price to the public of $19.25 per share. The Company also granted the underwriters an option to purchase up to an additional 862,500 shares of common stock. The sale was made pursuant to the Company's registration statement on Form S-3 filed with the Securities and Exchange Commission. The sale of the initial shares closed on November 3, 2009, and the sale of the additional shares pursuant to the underwriters' option to purchase additional shares closed on November 11, 2009. The 6,612,500 shares issued resulted in $120.6 million of net proceeds to the Company after deducting underwriting discounts, commissions and expenses of the offering of $6.6 million.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

13. STOCKHOLDERS' EQUITY (Continued)

Accumulated Other Comprehensive Income (Loss)

        The components of accumulated other comprehensive income (loss) are as follows:

	Interest Rate SWAP	Foreign Currency Translation	Accumulated Other Comprehensive Income (Loss)
	(In Thousands)
Balance, January 1, 2009	$(32,952)	$3,564	$(29,388)
Interest rate swap and cap adjustment, net of tax	8,662	—	8,662
Foreign currency translation adjustment	—	2,352	2,352

Balance, December 31, 2009	(24,290)	5,916	(18,374)
Interest rate swap and cap adjustment, net of tax	5,543	—	5,543
Foreign currency translation adjustment	—	502	502

Balance, December 31, 2010	(18,747)	6,418	(12,329)
Interest rate swap and cap adjustment, net of tax	10,259	—	10,259
Foreign currency translation adjustment	—	(5,547)	(5,547)

Balance, December 31, 2011	$(8,488)	$871	$(7,617)

14. COMMITMENTS AND CONTINGENCIES

Concessions and Operating Leases

        The Company has certain concession agreements principally with airports throughout the U.S. and Canada. Typically, these agreements provide airport terminal counter space in return for a minimum rent. In many cases, the Company's subsidiaries are also obligated to pay insurance and maintenance costs and additional rents generally based on revenues earned at the location. Certain of the airport locations are operated by franchisees who are obligated to make the required rent and concession fee payments under the terms of their franchise arrangements with the Company's subsidiaries.

        The Company's subsidiaries operate from various leased premises under operating leases with terms up to 30 years. Some of the leases contain renewal options. Certain leases include contingent rental amount based on a percentage of the Company's revenue or gross receipts as defined in the lease agreement.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

14. COMMITMENTS AND CONTINGENCIES (Continued)

        Expenses incurred under operating leases and concessions were as follows:

	Year Ended December 31,
	2011	2010	2009
	(In Thousands)
Rent	$48,682	$47,915	$49,543
Concession expenses:
Minimum fees	107,095	102,080	101,938
Contingent fees	27,144	31,711	32,263

	182,921	181,706	183,744
Less sublease rental income	(498)	(574)	(785)

Total	$182,423	$181,132	$182,959

        Future minimum rentals and fees under noncancelable operating leases and the Company's obligations for minimum airport concession fees at December 31, 2011 are presented in the following table:

	Company-Owned Stores Concession Fees	Operating Leases	Total
	(In Thousands)
2012	$98,351	$40,429	$138,780
2013	85,594	32,866	118,460
2014	62,120	25,323	87,443
2015	43,908	20,221	64,129
2016	37,088	17,290	54,378
Thereafter	130,771	48,333	179,104

	457,832	184,462	642,294
Less sublease rental income	—	(895)	(895)

	$457,832	$183,567	$641,399

Vehicle Insurance Reserves

        The Company is self insured for a portion of vehicle insurance claims. In 2011, 2010 and 2009, the Company retained risk of loss up to $7.5 million, in each year, per occurrence for public liability and property damage claims, including third-party bodily injury and property damage. The Company maintains insurance for losses above these levels. The Company retains the risk of loss on SLI policies sold to vehicle rental customers.

        The Company records reserves for its public liability and property damage exposure using actuarially-based loss estimates, which are updated semi-annually in June and December of each year. In June 2011, the Company began semi-annual updates for SLI, as such reserves had been previously updated on an annual basis in December. As a result of favorable overall claims loss development experienced in 2011 and 2010, the Company recorded favorable insurance reserve adjustments, which

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

14. COMMITMENTS AND CONTINGENCIES (Continued)

effectively represents revision to previous estimates of vehicle insurance charges, of $32.2 million and $13.4 million during 2011 and 2010, respectively. This favorable claims development is driven by changes in loss development factors as a result of favorable claims development trends resulting from specific actions taken by the Company to lower its overall insurance costs. Those steps included, among others, closing a significant number of local market locations and raising acceptable credit scores for eligible customers in order to reduce the likelihood of adverse selection in certain markets. Additionally, the Company has implemented drivers' license validation procedures and requires examinations under oath in order to reduce the risk of fraud and personal injury claims in certain markets.

        The accrual for Vehicle Insurance Reserves includes amounts for incurred and incurred but not reported losses. Such liabilities are based on actuarially determined estimates and management believes that the amounts accrued are adequate. At December 31, 2011 and 2010, the public liability and property damage amounts have been discounted at 0.4% and 1.0% (assumed risk free rate), respectively, based upon the actuarially determined estimated timing of payments to be made in future years. Discounting resulted in reducing the accrual for public liability and property damage by $0.4 million and $1.3 million at December 31, 2011 and 2010, respectively. SLI amounts are not discounted. Estimated future payments of Vehicle Insurance Reserves as of December 31, 2011 are as follows (in thousands):

2012	$21,220
2013	15,314
2014	7,037
2015	4,617
2016	2,995
Thereafter	3,508

Aggregate undiscounted public liability and property damage	54,691
Effect of discounting	(375)

Public liability and property damage, net of discount	54,316
Supplemental liability insurance	32,199

Total vehicle insurance reserves	$86,515

Contingencies

        Various class action complaints relating to the now terminated proposed merger transaction with Hertz Global Holdings, Inc. ("Hertz") have been filed in Oklahoma state court, Oklahoma federal court, and Delaware Chancery Court against the Company, its directors, and Hertz by various plaintiffs, for themselves and on behalf of the Company's stockholders, excluding defendants and their affiliates. These complaints allege that the consideration the Company's stockholders would have received in connection with the proposed transaction with Hertz is inadequate and that the Company's directors breached their fiduciary duties to stockholders in negotiating and approving the merger agreement. These complaints also allege that the proxy materials that were sent to the Company's stockholders to approve the merger agreement are materially false and misleading. The cases and their current status

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

14. COMMITMENTS AND CONTINGENCIES (Continued)

are as follows: 1) Henzel v. Dollar Thrifty Automotive Group, Inc., et al. (Consolidated Case No. CJ-2010-02761, Dist. Ct. Tulsa County, Oklahoma)—this case has not been dismissed but is currently inactive and 2) In Re: Dollar Thrifty Shareholder Litigation (Consolidated Case No. 5458-VCS, Delaware Court of Chancery)—on October 18, 2011, plaintiffs sought permission to amend their pleadings to assert additional claims that members of the Company's board of directors (the "Board") breached their fiduciary duties concerning the following matters: (a) the Board's response to a merger proposal by Avis Budget Group, Inc. ("Avis Budget") in September 2010; (b) the Board's use of defensive measures, including the adoption of a poison pill, in response to the Exchange Offer made by Hertz; (c) the Board's response to the failure of Hertz to submit an improved final offer meeting certain Board criteria by October 10, 2011; and (d) the Board's alleged failure to make full material disclosures to the Company's stockholders concerning the Hertz offer, the Company's stand-alone plan, and the Company's negotiations with Hertz regarding a business combination. The court has not ruled on the plaintiffs' request to amend. On November 1, 2011, the plaintiffs advised the court that the parties have agreed to stay further activity pending the outcome of the Hertz antitrust review process.

        The Company is a defendant in several class action lawsuits in California and one in Colorado. The California lawsuits allege that the pass through of the California trade and tourism commission and airport concession fees violate antitrust laws and various other rights and laws by compelling out-of-state visitors to subsidize the passenger car rental tourism assessment program, violation of the California Business and Professions Code breach of contract. The Company has accrued a contingency related to the preliminary settlement.

        The Colorado lawsuit alleges violation of the Colorado Consumer Protection Act. The lawsuit in Colorado was dismissed with prejudice in July 2010 and the plaintiffs filed a notice of appeal in August 2010. Appellate briefing was completed on May 16, 2011 and oral argument on the appeal occurred on December 6, 2011, and the parties are awaiting a ruling. The Company intends to vigorously defend these matters. Given the inherent uncertainties of litigation, the Company cannot predict the ultimate outcome or reasonably estimate the amount of ultimate loss that may arise from these lawsuits.

        Various other legal actions, claims and governmental inquiries and proceedings have been in the past, or may be in the future, asserted or instituted against the Company, including other purported class actions or proceedings relating to the Hertz transaction terminated in October 2010 or a potential acquisition transaction, and some that may demand large monetary damages or other relief which could result in significant expenditures. Litigation is subject to many uncertainties and is inherently unpredictable. The Company is also subject to potential liability related to environmental matters. The Company establishes reserves for litigation and environmental matters when the loss is probable and reasonably estimable. It is reasonably possible that the final resolution of some of these matters may require the Company to make expenditures in excess of established reserves. The term "reasonably possible" is used herein to mean that the chance of a future transaction or event occurring is more than remote but less than probable. The Company evaluates developments in its legal matters that could affect the amount of previously accrued reserves and makes adjustments as appropriate. Significant judgment is required to determine both likelihood of a further loss and the estimated amount of the loss. With respect to outstanding litigation and environmental matters, based on current knowledge, the Company believes that the amount or range of reasonably possible loss will not, either

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

14. COMMITMENTS AND CONTINGENCIES (Continued)

individually or in the aggregate, have a material adverse effect on its business or consolidated financial statements. However, the outcome of such legal matters is inherently unpredictable and subject to significant uncertainties.

Other

        On April 4, 2011, the Company and HP Enterprise Services, LLC ("HP") entered into a three and one-half year data processing service agreement (the "Service Agreement"), which requires annual payments of approximately $20 million for 2012 and 2013 and approximately $10 million for 2014. The Company also has a telecommunications contract which will require annual payments totaling $1.2 million for 2012. Additionally, the Company has software and hardware maintenance agreements which require annual payments totaling approximately $2.1 million and $1.5 million for 2012 and 2013, respectively.

        In addition to the letters of credit described in Note 8, the Company had letters of credit totaling $4.0 million and $5.5 million at December 31, 2011 and 2010, respectively, which are primarily used to support insurance programs and airport concession obligations in Canada. The Company may also provide guarantees on behalf of franchisees to support compliance with airport concession bids. Non-performance of the obligation by the franchisee would trigger the obligation of the Company. At December 31, 2011, there were no such guarantees on behalf of franchisees.

        At December 31, 2011, the Company had outstanding vehicle purchase commitments of approximately $1.3 billion over the next 12 months.

15. BUSINESS SEGMENTS

        The Company's corporate operating structure is based on a functional structure and combines the management of operations and administrative functions for both the Dollar and Thrifty brands. Consistent with this structure, management makes business and operating decisions on an overall company basis.

        Included in the consolidated financial statements are the following amounts relating to geographic locations:

	Year Ended December 31,
	2011	2010	2009
	(In Thousands)
Revenues:
United States	$1,466,186	$1,455,958	$1,466,508
Foreign countries	82,742	81,202	79,741

	$1,548,928	$1,537,160	$1,546,249

Long-lived assets:
United States	$82,588	$88,433	$94,606
Foreign countries	1,690	1,795	1,592

	$84,278	$90,228	$96,198

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

15. BUSINESS SEGMENTS (Continued)

        Revenues are attributed to geographic regions based on the location of the transaction. Long-lived assets represent property and equipment.

16. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

        A summary of the quarterly operating results during 2011 and 2010 follows:

Year Ended December 31, 2011	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2011 Total
	(In Thousands Except Per Share Amounts)
Revenues	$348,347	$395,129	$451,722	$353,730	$1,548,928
Operating income(a)	$46,921	$88,818	$126,036	$73,685	$335,460
Net income	$16,523	$42,505	$66,621	$33,901	$159,550
Earnings per share:(b)
Basic	$0.57	$1.47	$2.30	$1.16	$5.51
Diluted	$0.53	$1.36	$2.13	$1.08	$5.11

Year Ended December 31, 2010	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2010 Total
	(In Thousands Except Per Share Amounts)
Revenues	$348,330	$396,227	$443,544	$349,059	$1,537,160
Operating income(a)	$61,088	$84,436	$94,246	$43,314	$283,084
Net income	$27,292	$42,263	$49,165	$12,496	$131,216
Earnings per share:(b)
Basic	$0.96	$1.48	$1.72	$0.44	$4.58
Diluted	$0.91	$1.40	$1.62	$0.41	$4.34

(a)
Operating income represents pretax income before interest, long-lived asset impairment and (increase) decrease in fair value of derivatives.

(b)
The earnings per share is calculated from the weighted average common and common stock equivalents outstanding during each quarter, which may fluctuate based on quarterly income levels and market prices. Therefore, the sum of earnings per share information for each quarter may not equal the total year amounts.

During the second and fourth quarters of 2011, the Company recorded favorable changes in vehicle insurance reserve estimates of $10.6 million and $21.2 million, respectively, in conjunction with receiving actuarial updates on its vehicle insurance programs. See Note 14 for further discussion.

During the first and second quarters of 2011, the Company incurred $3.5 million and $1.1 million, respectively, in merger-related expenses. See Note 17 for further discussion.

During the fourth quarter of 2010, the Company recorded favorable changes in vehicle insurance reserve estimates of $13.4 million in conjunction with receiving actuarial updates on its vehicle insurance programs. See Note 14 for further discussion.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEAR ENDED DECEMBER 31, 2011, 2010 AND 2009

16. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED) (Continued)

  During the first, second, third and fourth quarters of 2010, the Company incurred $1.7 million, $6.9 million, $11.9 million and $2.1 million, respectively, in merger-related expenses. See Note 17 for further discussion.

  In 2010, the majority relating to the third quarter, the Company wrote off $1.1 million (pretax) primarily related to software no longer in use and to impairments of assets at its company-owned stores.

17. PROPOSED ACQUISITION AND RELATED MATTERS

        In late February 2011, the Company submitted its certification of substantial compliance with the Second Request of the U.S. Federal Trade Commission ("FTC") relating to a potential acquisition of the Company by Avis Budget.

        On May 9, 2011, Hertz announced its plans to commence an exchange offer to acquire the Company. On May 24, 2011, HDTMS, Inc., a wholly owned subsidiary of Hertz, commenced an exchange offer to exchange each of the issued and outstanding shares of the Company's common stock for (i) $57.60 in cash, without interest and less any required withholding taxes, and (ii) 0.8546 shares of common stock, par value $0.01 per share, of Hertz common stock (the "Exchange Offer"). The Exchange Offer had an expiration date of July 8, 2011; however, Hertz extended the Exchange Offer through November 1, 2011. On October 27, 2011, Hertz announced that it was withdrawing its Exchange Offer for all outstanding shares of the Company, in light of the Company's plan to commence its announced share repurchase program and current market conditions. However, Hertz noted that they remain interested in acquiring the Company and remain engaged with the FTC to secure antitrust clearance for a proposed transaction.

        On August 21, 2011, the Company issued a letter advising Hertz and Avis Budget of the Company's intention to solicit for submission in early October 2011 best and final definitive proposals regarding a potential business combination. In its letter, the Company stated that any proposal that did not eliminate the antitrust regulatory risk of the transaction for its shareholders would not likely be acceptable. In conjunction with the Company's request for final proposals regarding a potential business combination on September 14, 2011, Avis Budget announced that it would not participate in a bid to buy the Company, citing current market conditions.

        As of October 10, 2011, the Company had not received any proposals meeting this criterion and announced that it has formally concluded its process to solicit definitive proposals regarding a potential business combination. Consequently, the Company has terminated its solicitation process and will continue to execute its current stand-alone plan.

        Pending litigation relating to the now terminated merger agreement is described in Note 14.

18. SUBSEQUENT EVENTS

        In preparing the consolidated financial statements, the Company has reviewed events that have occurred after December 31, 2011 through the issuance of the financial statements. The Company noted no reportable subsequent events other than the subsequent events noted in Notes 8 and 13.

******

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Donlen Corporation
Northbrook, Illinois

        We have audited the accompanying consolidated balance sheet of Donlen Corporation and Subsidiaries (the "Company") as of August 31, 2011 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Donlen Corporation and Subsidiaries at August 31, 2011, and the consolidated results of its operations and its cash flows for year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP
Chicago, Illinois
October 21, 2011

Financial Statements

Donlen Corporation and Subsidiaries

Consolidated Balance Sheet
(In Thousands of Dollars)

August 31,	2011
Assets
Cash and Cash Equivalents	$35,592

Accounts Receivable, less allowance for doubtful accounts of $1,841	62,081

Vehicles on Operating Leases	1,781,199
Less accumulated depreciation	904,412

876,787

Vehicles Held for Resale, Net of Accumulated Depreciation	4,587

Property and Equipment	27,921
Less accumulated depreciation and amortization	22,765

5,156

Prepaid Expenses and Other Assets	9,276

Total Assets	$993,479

Liabilities and Stockholders' Equity
Liabilities
Vehicle financing	$728,831
Accounts payable and accrued expenses	40,513
Amounts due customers	9,618
Accrued interest payable	138
Deferred income taxes	81,506

Total Liabilities	860,606

Commitments and Contingencies (Notes 8 and 13)
Stockholders' Equity
Preferred stock—no par value; authorized 100,000 shares; none issued	—
Common stock—no par value; authorized 1,000,000 shares; issued and outstanding 221,673 shares at stated value of $.10	23
Additional paid-in capital	2,321
Retained earnings	129,514
Accumulated other comprehensive income	296

Total Donlen Corporation Stockholders' Equity	132,154

Noncontrolling Interests	719

Total Stockholders' Equity	132,873

Total Liabilities and Stockholders' Equity	$993,479

See accompanying summary of accounting policies and notes to consolidated financial statements.

Donlen Corporation and Subsidiaries
Consolidated Statement of Income
(In Thousands of Dollars)

Year ended August 31,	2011
Revenues From Leasing	$363,891

Expenses Related to Leasing
Interest on vehicle financing	6,816
Depreciation on leased vehicles	315,236
Other	272

322,324

Net revenues from leasing	41,567
Maintenance Services and Other Revenues	32,408

Total net revenues	73,975
Selling, General and Administrative Expenses	39,768
Merger-Related Transaction Expenses (Note 13)	5,473

Income before taxes on income and noncontrolling interests	28,734
Taxes on Income	11,692

Net Income	17,042

Net Income Attributable to Noncontrolling Interests	107

Net Income Attributable to Donlen Corporation	$16,935

See accompanying summary of accounting policies and notes to consolidated financial statements.

Donlen Corporation and Subsidiaries
Consolidated Statement of Changes in Stockholders' Equity
(In Thousands of Dollars)

	Common Stock
	Voting		Non-Voting
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Comprehensive Income	Total Donlen Corporation Stockholders' Equity	Noncontrolling Interests
Balance, September 1, 2010	221,167	$22	4,713	$1	$2,321	$118,289	$(205)		$120,428	$612
Net Income, for year ended August 31, 2011	—	—	—	—	—	16,935	—	$16,935	16,935	107
Dividends Paid, at $5.70 per share	—	—	—	—	—	(1,272)	—	—	(1,272)	—
Stock Redemption	(4,207)	—	—	—	—	(4,438)	—	—	(4,438)	—
Change in Fair Value of Cash Flow Hedges	—	—	—	—	—	—	282	282	282	—
Cumulative Translation Adjustment	—	—	—	—	—	—	219	219	219	—

Comprehensive Income								$17,436

Balance, August 31, 2011	216,960	$22	4,713	$1	$2,321	$129,514	$296		$132,154	$719

See accompanying summary of accounting policies and notes to consolidated financial statements.

Donlen Corporation and Subsidiaries

Consolidated Statement of Cash Flows
(In Thousands of Dollars)

Year ended August 31,	2011
Cash Flows From Operating Activities
Net income	$17,042

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of leased vehicles	315,236
Depreciation and amortization of property and equipment	3,673
Deferred income tax provision	8,755
Loss on investment	410
Forgiveness of stockholder note receviable	446
Stock-based compensation expense	140
Changes in assets and liabilities
Increase in accounts receivable	(17,791)
Increase in vehicles held for resale	(411)
Increase in prepaid expenses and other assets	(3,665)
Increase in accounts payable and accrued expenses	1,736
Increase in amounts due customers	923
Decrease in accrued interest payable	(62)
Increase in accrued income taxes, net	1,954

Total adjustments	311,344

Net cash provided by operating activities	328,386

Cash Flows Used in Investing Activities
Purchases of vehicles	(554,497)
Proceeds from sale of vehicles	86,524
Purchases of property and equipment	(2,508)
Equity investment	(217)

Net cash used in investing activities	(470,698)

Cash Flows From Financing Activities
Net proceeds from revolving vehicle financing	295,692
Payments on other vehicle financing	(110,000)
Payments on notes payable	(8,031)
Dividends paid	(1,272)
Redemption of stock	(4,438)

Net cash provided by financing activities	171,951

Donlen Corporation and Subsidiaries
Consolidated Statement of Cash Flows (Continued)
(In Thousands of Dollars)

Year ended August 31,	2011
Effect of Foreign Exchange Rate Changes	$173

Net Increase in Cash and Cash Equivalents	29,812
Cash and Cash Equivalents, at beginning of year	5,780

Cash and Cash Equivalents, at end of year	$35,592

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for
Interest	$6,878
Income taxes, net of (refunds) received	4,925
Supplemental Disclosure of Non Cash Investing and Financing Activities
Gain from change in value of cash flow hedge	$282

See accompanying summary of accounting policies and notes to consolidated financial statements.

Donlen Corporation and Subsidiaries

Summary of Accounting Policies
(In Thousands of Dollars)

Organization and Principles of Consolidation

        Donlen Corporation was incorporated in the State of Illinois on April 27, 1965. The following is a summary of Donlen Corporation's consolidated subsidiaries:

Entity	Organized/ Incorporated	Ownership Percentage
Donlen Fleet Leasing Ltd. ("Fleet Leasing")	April 15, 1993	78.9%
	Ontario, Canada
Donlen Fleet Management Services, Inc. ("FMS")	December 1, 1993	100.0%
	Illinois
Donlen Trust ("Trust"), a Business Trust	March 27, 2001	100.0%
	Delaware
GN Funding II, L.L.C. ("GN II"), a Special Purpose Entity	June 14, 2001	99.9%
	Illinois
GN Funding IV, L.L.C. ("GN IV"), a Special Purpose Entity	September 19, 2002	100.0%
	Delaware
GN Funding V, L.L.C.("GN V"), a Special Purpose Entity	June 4, 2003	100.0%
	Delaware
Donlen Government Services, Inc. ("DGS")	June 11, 2003	100.0%
	Illinois
Donlen Mexico S. DE R.L. DE C.V. ("Donlen Mexico")	December 17, 2007	100.0%
	Illinois

        The financial statements include the accounts of Donlen Corporation and its subsidiaries (the "Company"). All intercompany balances and transactions have been eliminated in consolidation.

Nature of Business

        Donlen Corporation, Fleet Leasing, the Trust and Donlen Mexico are primarily engaged in leasing vehicles to national corporate customers throughout the United States and Canada (with limited operations in Mexico) under operating leases. DGS leases exclusively to governmental customers. Donlen Corporation acts as a Servicer for the Trust in the origination and servicing of the leases. The leases and leased vehicles are owned by the Trust. The initial lease term under the Trust and Fleet Leasing leases is typically for a period of approximately 12 months and, thereafter, may be extended at the option of the lessee on a month-to-month basis. The lease agreements for such leases provide that the lessee is responsible for all maintenance and repairs. Any gain or loss which results from the resale or other retirement of vehicles under such leases is refunded to or paid by the lessee as an adjustment under the Terminal Rental Adjustment Clause ("TRAC") of the lease. These leases guarantee to the lessee the recovery of a minimum residual value of the vehicles at the time of sale. The Company's experience has been that vehicles under lease have consistently been sold for amounts exceeding the minimum residual value and, thus, has not provided for an allowance for future losses on those residuals. The DGS leases are closed-end leases where all residual gain or loss is held by DGS.

        GN II, GN IV, and GN V (collectively the "special purpose entities") were organized for the special purpose of purchasing Certificates of Beneficial Interest in the Trust (representing a beneficial ownership interest in specifically identified leases, leased vehicles and other Trust assets) from Donlen Corporation. Each special purpose entity is a separate legal entity and has separate creditors that are entitled to be satisfied out of their respective assets prior to any value becoming available to Donlen Corporation, as owner of the equity interests in these special purpose entities. Accordingly, the assets of GN II, GN IV, GN V, and the Trust generally are not available from these entities to pay creditors of Donlen Corporation, until the separate creditors of each specific legal entity have been repaid in full.

        FMS provides various fleet management services, including maintenance and administration, to the Company's customers.

        Effective diversification of funding sources is an important element in managing the Company's risk. The Company has access to capital from the bank market, the asset securitization market and from privately placed notes. These financing arrangements provide the Company with sufficient capital to support and grow its investment in its fleet leasing portfolio at an appropriate cost of funds.

Equity Method Investments

        The Company uses the equity method to account for its 49% investment in GreenDriver, Inc. As of August 31, 2011, the Company's equity method investment in GreenDriver, Inc. totaled $74. During 2011, the Company contributed an additional $217 on a pro rata basis to GreenDriver and recorded an equity method loss in this investment of $410. GreenDriver, Inc. was established on September 30, 2008, as an Illinois Corporation, in order to train drivers (via e-learning) in how to reduce fuel consumption, resulting in lower operating costs and greener fleets. GreenDriver, Inc. is committed to helping commercial and government fleets reduce their CO2 emissions and fuel costs by focusing on the greatest variable in a vehicle's fuel efficiency—the driver.

Financial Instruments—Credit Risk

        Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade receivables for leases, fleet management services, and TRAC adjustments. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many different industries throughout the United States and Canada. Credit risk may occur at the termination of the lease for receivables arising under the TRAC provision, but the Company's experience has been favorable with regard to collection of TRAC adjustments. As of August 31, 2011, the Company believes they have no significant concentrations of credit risk.

Revenue Recognition

        Leasing revenue is recognized ratably over the lease term. Maintenance administrative fees are recognized monthly and maintenance service revenue is recognized when billed or accrued in the month in which it is earned. Maintenance services and other revenues are recorded on a net basis.

Vehicles Held for Resale

        Used vehicles held for resale are carried at depreciated cost.

Leased Vehicles

        Vehicles leased under operating leases are carried at depreciated cost. Vehicles are depreciated by the straight-line method on an average of 48 months.

Cash and Cash Equivalents

        The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

        Property and equipment are carried at depreciated cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method. Amortization of leasehold improvements is computed by the straight-line method over the lesser of the useful life of the assets or the term of the lease.

Accounts Receivable

        An allowance for doubtful accounts is maintained at a level management believes is sufficient to cover potential losses based on historical trends and known current factors affecting the Company's customers.

Restricted Cash

        At August 31, 2011, prepaid expenses and other assets include restricted cash of $1,971 which consists of customer deposits that are held in separate accounts based on agreements with the customers to reduce credit risk to the Company. At August 31, 2011, prepaid and other expenses also include $347 of funds related to cash proceeds received for vehicles sold to be used in like kind exchange transactions in the future. Based on the nature of these items, the Company is restricted from use of the funds; therefore, these amounts have been excluded from cash and cash equivalents on the balance sheet.

Derivatives

        The Company follows Accounting Standards Codification ("ASC") 815, "Accounting for Derivative Instruments and Hedging Activities," as amended. Under ASC 815, all derivatives are carried on the balance sheet at fair value. If the derivative is a qualifying fair value hedge, changes in the fair value of the hedged assets, liabilities or firm commitments are recognized through earnings. If the derivative is a qualifying cash flow hedge, the effective portion of changes in the fair value of the derivative is recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value is immediately recognized in earnings. The Company is party to interest rate swap transactions that qualify as derivatives under ASC 815 (Note 11). As of August 31, 2011, accumulated other comprehensive loss related to cash flow hedges amounted to $310.

Income Taxes

        Deferred income taxes are provided for temporary differences in reporting transactions for tax and financial reporting purposes using the asset and liability method. The primary difference is the use of straight-line depreciation for financial statement purposes, accelerated depreciation for tax purposes and the utilization of a like-kind exchange program commencing in fiscal 2008.

        The Company adopted the provisions of a new accounting standard included in Financial Accounting Standards Board ("FASB") ASC 740, "Income Taxes," formerly FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes," ("FIN 48") on September 1, 2009. This guidance specifies how tax benefits for uncertain tax positions are to be measured, recognized and disclosed in the financial statements. The adoption or continuing application did not have a material impact on the Company's financial statements. The Company recognizes any corresponding interest and penalties associated with its income tax positions in income tax expense—there were none for 2011. Tax years going back to 2007 remain open for examination.

Translation of Foreign Currencies

        Assets and liabilities of Fleet Leasing are translated from Canadian dollars into U.S. dollars at the exchange rate in effect at the balance sheet date. Revenue and expense accounts are translated at a weighted average of exchange rates which were in effect during the year. Translation adjustments that arise from translating a foreign subsidiary's financial statements from local currency to U.S. dollars are accumulated as a separate component of stockholders' equity designated as accumulated other comprehensive income or loss and were $606 as of August 31, 2011. Transaction gains and losses that arise from exchange rate changes on transactions denominated in a currency other than the local currency are included in results of operations as incurred.

Stock-Based Compensation

        The Company accounts for stock-based employee compensation arrangements in accordance with ASC 718, "Share-Based Payment". ASC 718 generally requires the cost associated with employee services received in exchange for an award of equity instruments to be measured based on the grant-date fair value of the award and recognized in the financial statements over the period during which employees are required to provide services in exchange for the award. The awards to non-owner employees are classified as liabilities as the Company can be required to repurchase the awards when or after being exercised by transferring cash. Therefore, the Company has recorded a liability for all vested awards based upon the repurchase price which, in accordance with the arrangements, is generally based upon the book value of the Company as of the preceding August 31.

Non-Controlling Interests

        ASC 810, "Consolidation" establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the accounting for future ownership changes with respect to those subsidiaries. This standard defines a noncontrolling interest, previously called a minority interest, as the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. ASC 810 requires, among other items, that a noncontrolling interest be included in the consolidated balance sheet within equity separate from the parent's equity; consolidated net income to be reported at amounts inclusive of both the parent's and noncontrolling interest's shares and, separately, the amounts of consolidated net income attributable to the parent and noncontrolling interest all on the consolidated statements of income; and if a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be measured at fair value and a gain or loss be recognized in net income based on such fair value.

Estimates

        The accompanying financial statements include estimated amounts and disclosures based on management's assumptions about future events. Actual results may differ from those estimates.

Fair Value of Financial Instruments

        Accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of these amounts. Vehicle financing and notes payable approximate fair value since the interest rates being paid on these amounts approximate the market interest rate. Also, certain vehicle financing consists of fixed rate notes which are recorded at fair value pursuant to fair value hedges. The fair value of the Company's interest rate swap agreements is the estimated amount the

Company would have to pay or receive to terminate the agreements based on current market prices as provided by the financial institutions which are counterparties to the agreements.

        The Company follows ASC 820 "Fair Value Measurements and Disclosures", which establishes a framework for reporting fair value and expands disclosure required for fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore, requiring an entity to develop its own assumptions.

        As of August 31, 2011, the Company had interest rate swap agreements (Note 11) that are required to be measured at fair value on a recurring basis. These instruments had fair values that were based on Level 2 inputs as of August 31, 2011.

Advertising Costs

        Advertising costs, which are included in selling, general and administrative expenses, are expensed as incurred.

Donlen Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands of Dollars)

1. Leases

        Assuming extension of the leases until full depreciation of the vehicles, estimated future lease payments to be received and the related vehicle financing debt maturities at August 31, 2011 are as follows:

Year ending August 31,	Estimated Future Lease Payments to be Received	Debt Maturities
2012	$343,268	$445,831
2013	279,855	283,000
2014	184,467	—
2015	61,647	—
2016	6,868	—
Thereafter	682	—

	$876,787	$728,831

        Lessees canceling leases prior to the end of the useful life of the leased vehicle are charged the TRAC adjustment sufficient to recover the undepreciated cost, if any, of the vehicle.

2. Vehicle Financing

        As of August 31, 2011, the Company's special purpose entities had three pooled lease receivable agreements with three financial institutions. Terms of these agreements state that the Company can borrow, on a revolving basis, up to $625,000 at August 31, 2011 of which the Company had borrowed $458,000. Interest rates on these agreements, which were approximately 0.25% at August 31, 2011, may fluctuate daily by institution with varying short-term maturity dates being assigned. The Company pledged $515,577 of leased asset receivables to collateralize the borrowings as of August 31, 2011, in accordance with these agreements. The Company recognizes these transactions as borrowing arrangements. The agreements have expiration dates that range between May 2012 and July 2013. The pooled lease receivable agreements are subject to certain financial covenants. At August 31, 2011, the Company was in compliance with these financial covenants.

        Vehicle financing is also accomplished through a collateral pool agreement. Under this agreement, the Company may borrow funds based on the collateral value of all vehicles in the pool. The Company has a $225,000 revolving line-of-credit facility expiring in May 2012, uncommitted facilities totaling $10,000 due on demand, and a $5,000 committed facility expiring in November 2011. Outstanding borrowings under the revolving line of credit were $225,000 at August 31, 2011. There were no outstanding borrowings under the uncommitted facilities at August 31, 2011. There were outstanding borrowings of $4,785 under the committed facility at August 31, 2011. Interest rates on the revolving line-of-credit facility (0.59% at August 31, 2011), and the committed facility (2.18% at August 31, 2011) are generally fixed for the term of each advance.

        Additionally, other vehicle refinancing totaled $2,187 at August 31, 2011, and is collateralized by certain customers' vehicles. Interest rates on the other vehicle financing at August 31, 2011 ranged from 2.61% to 10.00%.

Donlen Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(In Thousands of Dollars)

2. Vehicle Financing (Continued)

        Donlen Fleet Leasing entered into a Credit Agreement with two banks in March 2007; effective June 30, 2010, the Third Amendment to the Credit Agreement became effective. The amount available to borrow under the amendment is $40,904 and a third bank was added to the facility. This facility, which is guaranteed by Donlen Corporation, expires in May 2012. Outstanding borrowings at August 31, 2011 were $38,859. This agreement requires monthly interest payments based on Canadian LIBOR (effectively 2.96% at August 31, 2011).

        In January 2006, the Company entered into a "note purchase and private shelf agreement" secured by the same pool of collateral as the revolving line of credit. The agreement included Series B, a $40,000 5.23% fixed rate note maturing January 2011; Series C, a $35,000 6.05% fixed rate note maturing July 2011; and Series D, a $25,000 floating rate note maturing August 2011. At August 31, 2011, the notes had matured and there were no balances outstanding.

        In May 2006, the Company issued a $20,000 note to a bank lender secured by the same pool of collateral as the revolving line of credit of which $5,000 matured in May 2009, $5,000 matured in May 2010 and the remaining amount of $10,000 matured in May 2011.

        At August 31, 2011, the amounts available for vehicle financing under the pooled lease receivable agreements and committed revolving line-of-credit facility (subject to collateral availability) approximated $169,000.

3. Property and Equipment

        Property and equipment consisted of the following at August 31, 2011:

	Amount	Estimated Useful Lives
Office furniture and equipment	$7,168	3-7 years
Computer software	17,706	2-4 years
Leasehold improvements	2,237	3-10 years
Building	810	39 years

Property and equipment	27,921
Accumulated depreciation	(22,765)

Net property and equipment	$5,156

4. Notes Payable to Stockholders

        At August 31, 2011, there were no outstanding notes payable to stockholders. At August 31, 2010, the Company had unsecured notes payable to stockholders in the amount of $8,031 which were due in October 2010. The notes were renewed in April 2011 and were paid during fiscal 2011. The notes bear interest at a rate of 2.25% per annum in 2011. Interest expense relating to these notes was $104 in 2011.

Donlen Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(In Thousands of Dollars)

5. Income Taxes

        Income tax expense for the year ended August 31, 2011 was as follows:

Amount
Current	$2,249
Deferred	8,755
Foreign	688

$11,692

        At August 31, 2011, the Company had $9,105 of alternative minimum tax credits available to offset future federal income taxes. These credits do not expire. Further, the Company had $54,560 of net operating loss ("NOL") carryforwards available to offset future federal taxable income that expire in years through 2030.

        The deferred tax liability at August 31, 2011 was comprised of:

Amount
Deferred tax liability (depreciation)	$(105,874)
Deferred tax liability (like-kind exchange)	(10,985)
Deferred tax asset (alternative minimum tax credits)	9,105
Deferred tax asset (NOLs)	19,096
Deferred tax asset state (depreciation and NOL)	4,569
Deferred tax asset (other)	2,583

$81,506

        The following summary reconciles the provision for income taxes for the year ended August 31, 2011:

Amount
Income taxes at statutory rates	$9,932
State taxes net of federal tax benefit	959
Other	801

$11,692

6. Profit Sharing Plan

        The Company has a qualified 401(k) contributory profit sharing plan which covers substantially all employees. Contributions to the plan by the Company include discretionary matching contributions by the Company and a discretionary profit sharing contribution. The total contributions by the Company for the year ended August 31, 2011 were $376.

Donlen Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(In Thousands of Dollars)

7. Common Stock

Stock Option Plan

        Effective December 1, 2000, the Company adopted a stock option plan which provides for up to 100,000 nonqualified stock options to be granted to certain key employees for the purchase of shares of the Company's common stock. The options are exercisable over a 10-year period from the grant date. A participant's option may be exercised only if and to the extent that it has been vested. Options generally become vested on a monthly basis over a three-year period from the grant date, although accelerated vesting can occur upon sale of the Company, as defined.

        As of August 31, 2011, 74,558 options had been issued, which were still outstanding, of which 72,097 had fully vested.

        During the fiscal year ended August 31, 2011, the Company had the following stock option activity.

	Number of Options Outstanding	Weighted Average Exercise Prices
Balance, at September 1, 2010	72,308	$189
Granted	2,250	400

Balance, at August 31, 2011	74,558	$589

        The Company recognized compensation expense of $140 during fiscal 2011, as a result of employee stock options. At August 31, 2011, the liability recorded for stock options was $2,294. Subsequent to year end, all outstanding options were exercised and the related shares were redeemed pursuant to the transaction described in Note 13.

Stock Repurchase Agreements

        Under the terms of stock repurchase agreements, the Company may be obligated to purchase, at book value, the stock of certain stockholders under certain circumstances.

        During 2011, one principal shareholder redeemed a total of 4,207 shares of common stock for approximately $4,438.

8. Leased Facilities and Equipment

        The Company leases its primary office space under a noncancelable operating lease which expires in August 2016. Other office space and equipment are leased in various states under leases expiring through fiscal year 2013.

Donlen Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(In Thousands of Dollars)

8. Leased Facilities and Equipment (Continued)

        Minimum lease payments at August 31, 2011 for these operating leases are as follows:

Year ending August 31,	Total
2012	$1,358
2013	1,384
2014	1,274
2015	1,312
2016	1,352

Total	$6,680

        Gross rent expense charged to operations was $1,416 in fiscal 2011.

9. Maintenance Services and Other Revenues

        Maintenance services and other revenues at August 31, 2011 consisted of the following:

Year ended August 31,	Amount
Maintenance services
Maintenance service income	$17,470
National account sales	6,745
Purchase and disposal income	1,643
Remarketing fees	1,972
Other	4,578

$32,408

10. Related Party Transactions

        The Company had various interest-bearing loans receivable from stockholders totaling $446 at August 31, 2010. The loans were due upon demand. The Company forgave the loans in 2011 and there were no outstanding balances at August 31, 2011.

        At August 31, 2011, the Company has notes receivable from GreenDriver, Inc. of $439, which are due in fiscal 2012 and are charged interest of 3.25%. The Company also had other receivables due from GreenDriver of $98 at August 31, 2011.

11. Derivatives

Fair Value Hedges

        The Company, at times, uses fixed rate debt instruments to finance certain of its activities. These debt obligations expose the Company to risks in the change of the fair value of the debt due to changes in benchmark interest rates such as LIBOR. The Company's objective is to limit the impact of these fair value changes through the use of interest rate swap agreements to effectively convert fixed rate debt obligations to variable rates. The Company does not engage in speculative trading of financial

Donlen Corporation and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(In Thousands of Dollars)

11. Derivatives (Continued)

instruments or contracts. During 2011, the Company's interest rate swap agreements covering fixed rate debt in the notional amount of $75,000 expired.

Cash Flow Hedges

        The Company, at times, uses floating rate debt instruments to finance certain of its activities. These debt obligations expose the Company to risks in the change of the cash flows of the debt due to changes in benchmark interest rates such as LIBOR. The Company's objective is to limit the impact of these cash flow changes through the use of interest rate swap agreements to effectively convert floating rate debt obligations to fixed rates. The Company does not engage in speculative trading of financial instruments or contracts.

        As of August 31, 2011, the Company had interest rate swap agreements maturing in September 2012, covering a notional amount of $31,200 relating to floating rate debt. The Company receives floating rate interest payments and pays fixed rate interest and designates the agreements as cash flow hedges.

        At August 31, 2011, the fair value of these interest rate swap agreements included in accounts payable and accrued expenses was approximately $310.

        The Company is exposed to credit risk in the event of nonperformance by the counterparty to the swap agreements.

12. Contingencies

        At times, the Company may be involved in various legal actions or lawsuits. It is the opinion of management and of legal counsel that the outcome of any pending legal actions or lawsuits will not materially affect the operations or the financial position of the Company.

13. Subsequent Events

        The Company has evaluated subsequent events through October 21, 2011, the date the financial statements were available to be issued.

        Effective September 1, 2011, the Company entered into a transaction which resulted in the sale of all of the Company's fully diluted shares for $250,000 including $7,650 for the controlling interest of GreenDriver, Inc. and the noncontrolling interest of Fleet Leasing. The merger-related transaction expenses incurred in 2011 of $5,473 consist of investment banking fees of $3,822 and legal and other professional fees of $1,651.

THE HERTZ CORPORATION

Offers to Exchange the Notes of The Hertz Corporation set forth below:

$250,000,000 aggregate principal amount of 6.75% Senior Notes due 2019 for any and all outstanding 6.75% Senior Notes due 2019 issued on March 13, 2012;

$700,000,000 aggregate principal amount of 5.875% Senior Notes due 2020 for any and all outstanding 5.875% Senior Notes due 2020 issued on October 16, 2012; and

$500,000,000 aggregate principal amount of 6.250% Senior Notes due 2022 for any and all outstanding 6.250% Senior Notes due 2022 issued on October 16, 2012.

PROSPECTUS

                        , 2013

DEALER PROSPECTUS DELIVERY OBLIGATION

        Until the date that is 90 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Hertz Corporation, Hertz Claim Management Corporation, HCM Marketing Corporation, Hertz Equipment Rental Corporation, Hertz Local Edition Corp., Hertz Local Edition Transporting, Inc., Hertz Global Services Corporation, Hertz System, Inc., Hertz Technologies, Inc., Hertz Transporting, Inc., Smartz Vehicle Rental Corporation, Hertz Entertainment Services Corporation and Cinelease Holdings, Inc. are incorporated under the laws of the state of Delaware.

        Hertz Car Sales LLC is organized under the laws of the state of Delaware.

        Donlen Corporation is incorporated under the laws of the state of Illinois.

        Cinelease, LLC is organized under the laws of the state of Louisiana.

        Cinelease, Inc. is incorporated under the laws of the state of Nevada.

Delaware Entities

        Section 145 of the Delaware General Corporation Law, or "DGCL," provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Any such indemnified person's rights to indemnification may not be eliminated after the occurrence of the act or omission giving rise to a claim in respect of which indemnification is sought, unless the relevant indemnification provision expressly permits such elimination.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (4) for any transaction from which the director derived an improper personal benefit.

        Section 108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person of the limited liability company from and against any and all claims and demands whatsoever.

        The certificate of incorporation of Hertz provides for the indemnification of directors and officers and their legal representatives who were or are made party to, are threatened to be made party to or are involved in any action, suit or proceeding by reason of the fact that he (or a person of whom he is the legal representative) is or was a director or officer of Hertz or is or was serving at the request of Hertz as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by the DGCL against all expenses, liability and losses (including penalties, fines, judgments, attorney's fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to employee benefit plans, charitable organizations or similar matters) reasonably incurred or suffered by such person in connection therewith. With respect to proceedings initiated by such persons, Hertz shall only indemnify such person to the extent such proceeding was authorized by the Board of Directors. The certificates of incorporation further provide that such rights to indemnification are not exclusive of any rights which any person may have or acquire under any statute, provision of the certification of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

        In addition, as permitted by the DGCL, the certificate of incorporation of Hertz as well as of each of HCM Marketing Corporation, Hertz Local Edition Transporting, Inc., Hertz Technologies, Inc., Hertz Entertainment Services Corporation and Cinelease Holdings, Inc. provides that their respective directors shall have no personal liability to the respective corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to the respective corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

        The certificate of incorporation of Hertz Equipment Rental Corporation provides that its directors and officers and any person serving at its request as director or officer of another corporation in which it is a creditor shall be indemnified against all expenses actually and necessarily incurred or paid by him in connection with the defense of any action, suit or proceeding to which he is a party by reason of his being or having been such director or officer. In cases where such action, suit or proceeding proceeds to final adjudication, such indemnification shall not extend to matters as to which it is adjudged that such director or officer is liable for negligence or misconduct in the performance of his duties as such.

        The certificates of incorporation of each of Hertz Claim Management Corporation, Hertz Global Services Corporation, Hertz Local Edition Corp., Hertz System, Inc., Hertz Transporting, Inc., Smartz Vehicle Rental Corporation and Cinelease Holdings, Inc. do not contain specific provisions for the indemnification of their respective directors and officers. The certificate of formation of Hertz Car Sales LLC does not contain specific provisions for the indemnification of its member or officers.

        In addition to the indemnification rights provided under the certificate of incorporation of Hertz, the by-laws of Hertz include rights of indemnification for directors and officers of Hertz who served on or after December 22, 2005, including a prohibition on Hertz from requiring security in connection with any undertaking from a director or officer to repay any advanced expenses if it is ultimately determined that he or she was not entitled to indemnification, a requirement to make indemnification payments promptly and in any event within 30 days of written requests and an obligation of Hertz to maintain insurance for directors and officers if available on commercially reasonable terms, consistent with then prevailing market rates.

        The by-laws of each of Hertz Claim Management Corporation, HCM Marketing Corporation, Hertz Local Edition Corp., Hertz Local Edition Transporting, Inc., Hertz Global Services Corporation, Hertz Technologies, Inc., Hertz Transporting, Inc. and Smartz Vehicle Rental Corporation provide for the indemnification of their respective current and former directors and current or former officers to the fullest extent permitted by the DGCL.

        The by-laws of each of Hertz Equipment Rental Corporation and Hertz System, Inc. provide for the indemnification of their respective current and former directors and officers, as well as such persons' executors, administrators or other legal representatives, against reasonable costs and expenses (including judgments, fines, penalties, amounts paid in settlement and attorneys' fees) incurred in connection with any civil or criminal action, suit or other proceeding to which such director or officer (or his executors, administrators or other legal representatives) may be made a party by reason of such director or officer being or having been a director or officer of Hertz Equipment Rental Corporation or Hertz System, Inc., as the case may be, or of any other corporation or organization which such director or officer served in any such capacity at the request of Hertz Equipment Rental Corporation or Hertz System, Inc., as the case may be, unless it is finally adjudged in such action, suit or proceeding that such director or officer has been liable for negligence or willful misconduct in the performance of such director or officer's duties as director or officer. If such action, suit or proceeding is concluded by judgment, settled or otherwise terminated against such director or officer without a final determination as to whether such director or officer has been so liable, such director or officer shall not be indemnified unless it is determined by a majority of the Board of Directors who are not parties to such proceeding (or by any one or more disinterested persons to whom the question is referred by the Board of Directors) that such officer or director has not in any substantial way been liable.

        The limited liability company agreement of Hertz Car Sales LLC states that neither the member nor any officer shall be liable to the company or any other person or entity who has an interest in the company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the member or such officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on the member or such officer, except that the member or such officer shall be liable for any such loss, damage or claim incurred by reason of the member's or such officer's willful misconduct. To the full extent permitted by applicable law, the member or such officer shall be entitled to indemnification from Hertz Car Sales LLC for any loss, damage or claim incurred by the member or such officer by reason of any act or omission performed or omitted by the member or such officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on the member or such officer, except that neither the member nor any officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the member or such officer by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity shall be provided out of and to the extent of the company's assets only, and the member shall not have personal liability on account thereof.

        The certificate of incorporation and by-laws of Hertz Entertainment Services Corporation provide for the indemnification of directors and officers and their legal representatives who were or are made party to, are threatened to be made party to or are involved in any action, suit or proceeding by reason of the fact that he (or a person of whom he is the legal representative) is or was a director or officer of Hertz Entertainment Services Corporation or is or was serving at the request of Hertz Entertainment Services Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by the DGCL against all expenses, liability and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith. With respect to proceedings initiated by such persons, Hertz Entertainment Services Corporation shall only indemnify such person to the extent such proceeding was authorized by the Board of Directors. The certificate of incorporation and by-laws further provide that, in the event the DGCL requires the payment of the expenses of a director or officer in advance of the final disposition of a proceeding, such director or officer shall deliver to Hertz Entertainment Services Corporation an undertaking to repay any advanced expenses if it is ultimately determined that he or she was not entitled to indemnification. The certificate of incorporation and by-laws further provide that such rights to indemnification are not exclusive of any rights which any person may have or acquire under any statute, provision of the certification of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

        The by-laws of Cinelease Holdings, Inc. provide for the indemnification of each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, is or was a director or officer of Cinelease Holdings, Inc. or is or was serving at the request of Cinelease Holdings, Inc. as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise to the fullest extent permitted by the DGCL against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding). With respect to proceedings initiated by such persons, Cinelease Holdings, Inc. generally shall only indemnify such person to the extent such proceeding was authorized by its board of directors. The by-laws also provide that expenses of indemnified directors and officers incurred in connection with defending a proceeding shall be paid by Cinelease Holdings, Inc. in advance of such proceeding's final disposition upon receipt of an undertaking by such director or officer to repay any advanced expenses if it is ultimately determined that he or she was not entitled to indemnification. The by-laws further provide that Cinelease Holdings, Inc. may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of Cinelease Holdings, Inc. or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her in any such capacity, whether or not Cinelease Holdings, Inc. would have the power to indemnify such person against such liability. Pursuant to the by-laws, Cinelease Holdings, Inc. generally agrees that it is the indemnitor of first resort of the indemnified persons. Finally, the by-laws state that the rights to indemnification and payment of expenses thereunder are not exclusive of any rights which any person may have or acquire under any statute, provision of the certification of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        Hertz, along with Hertz Holdings, is a party to customary indemnification agreements with the Sponsors and stockholders of Hertz Holdings that are affiliated with the Sponsors, pursuant to which Hertz and Hertz Holdings will indemnify the Sponsors, Hertz Holdings' stockholders affiliated with the Sponsors and their respective affiliates, directors, officers, partners, members, employees, agents, representatives and controlling persons against certain liabilities arising out of the performance of a consulting agreement with Hertz Holdings and each of the Sponsors and against certain other claims and liabilities, including liabilities arising out of certain financing arrangements and securities offerings.

        Hertz Holdings has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of Hertz Holdings and its subsidiaries may, in such capacities, incur.

        Hertz Holdings has entered into indemnification agreements with each of its directors providing the directors contractual rights to indemnification, expense advance provided by its by-laws, and contractual rights to additional indemnification as provided in the applicable indemnification agreement.

Illinois Corporation

        Section 8.75 of the Illinois Business Corporation Act ("IBCA") provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against reasonable expenses (including attorneys' fees), judgments, fines and settlement payments incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys' fees) incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation.

        The indemnification provided for by the IBCA is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against any liabilities asserted against such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the IBCA.

        The amended and restated articles of incorporation of Donlen Corporation provide that no director of Donlen shall be personally liable to Donlen or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this provision does not eliminate or limit the liability of any director (1) for any breach of the director's duty of loyalty to Donlen or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 8.65 of the IBCA (which relates to prohibited distributions and post-dissolution actions), or (4) for any transaction from which the director derived an improper personal benefit.

        Donlen's amended and restated by-laws provide that Donlen shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Donlen) by reason of the fact that he or she is or was a director or officer of Donlen, or is or was serving at the request of Donlen as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Donlen, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Donlen similarly indemnifies such persons with respect to any threatened, pending or completed action or suit by or in the right of Donlen to procure a judgment in its favor if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of Donlen, except that with respect to such actions or suits by or in right of Donlen no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Donlen unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the applicable case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        The by-laws further provide that Donlen may pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, as authorized by its board of directors and upon receipt of an undertaking by or on behalf of the director or officer by or on behalf of whom such expenses are incurred to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by Donlen. Furthermore, the indemnification provided under the by-laws is not exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, by-law, agreement, vote of shareholders or disinterested directors or otherwise. The by-laws also allow Donlen to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Donlen, or is or was serving at the request of Donlen as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and insured by such person in any such capacity, or arising out of such person's status as such, whether or not Donlen would have the power to indemnify such person.

Louisiana Limited Liability Company

        Section 1315 of the Louisiana Limited Liability Company Act states that a limited liability company's articles of organization or written operating agreement may (1) eliminate or limit the personal liability of such entity's members or managers for monetary damages for breach of their fiduciary duties or (2) provide for indemnification of such entity's members or managers for judgments, settlements, penalties, fines, or expenses incurred because of their current or former status as such.

        The articles of organization of Cinelease, LLC provide that no member, manager, employee or agent of Cinelease, LLC is or shall be liable under any judgment, decree or order of any court, agency or other tribunal in the State of Louisiana or in any other jurisdiction, or on any other basis, for a debt, obligation or liability of Cinelease, LLC. Each member, including any member who may act as manager, shall have no personal liability whatsoever to any third party, for monetary damages or otherwise, as a result of membership in or management of Cinelease, LLC.

Nevada Corporation

        Nevada Revised Statutes (the "NRS") 78.7502(1) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Indemnification may include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding. Pursuant to NRS 78.7502(2) a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification in either case, the person to be indemnified (a) must not be found liable pursuant to NRS 78.138 (see below) or (b) must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

        NRS 78.7502(3) provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding he or she must be indemnified by the corporation against expenses, including attorneys' fees actually and reasonably incurred by him or her in connection with the defense.

        NRS 78.751 permits a corporation, in its articles of incorporation, by-laws or other agreement, to provide for the payment of expenses incurred by an officer or director in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to indemnification by the corporation.

        NRS 78.752 permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability and expenses incurred by them in their capacities as officers, directors, employees or agents or arising out of their status as such, whether or not the corporation has the authority to indemnify him, her or them against such liability and expenses.

        NRS 78.138(7) generally provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (b) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The articles of incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, NRS 78.300 provides that directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the NRS.

        The amended and restated articles of incorporation of Cinelease, Inc. provide that its directors and officers shall not be individually liable to Cinelease, Inc. or its stockholders for any damages as a result of any act or failure to act in the person's capacity as a director or officer unless it is proven that the act or failure to act constituted a breach of the person's fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

        The amended and restated articles of incorporation and by-laws of Cinelease, Inc. provide for indemnification to fullest extent legally permissible under the laws of the State of Nevada to any person who is or was a director or officer of Cinelease, Inc., or is or was serving at the request of Cinelease, Inc. as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises. The amended and restated articles of incorporation and by-laws also provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by Cinelease, Inc. as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by Cinelease, Inc. The amended and restated articles of incorporation and by-laws further provide that such right of indemnification is not exclusive of any other right which such directors, officers or representatives may have or acquire, and that they are also entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise. In its amended and restated articles of incorporation, Cinelease, Inc. generally agrees that it is the indemnitor of first resort (i.e. its obligations to indemnify or advance expenses are primary, and any obligation of institutional investors affiliated with certain directors and officers of Cinelease, Inc. to indemnify or advance expenses are secondary) to the directors and officers of Cinelease, Inc.

        The amended and restated articles of incorporation and by-laws of Cinelease, Inc. allow its board of directors to cause Cinelease, Inc. to purchase and maintain insurance on behalf of any person who is or was a director or officer of Cinelease, Inc., or is or was serving at the request of Cinelease, Inc. as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not Cinelease, Inc. would have the power to indemnify such person.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a)   Exhibits

Exhibit Number	Description
2.1.1	Agreement and Plan of Merger among The Hertz Corporation, DNL Merger Corp., Donlen Corporation, Gary Rappeport, as Shareholder Representative and Subsidiary Shareholder (solely with respect to Section 2.2, Section 3.3, Section 3.4, Section 6.5, Section 6.8, Section 6.9, Article IX and Article X) and Nancy Liace as Subsidiary Shareholder (solely with respect to Section 2.2 and Article X) dated July 12, 2011 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on July 18, 2011).
2.1.2
Amendment No. 1 to Agreement and Plan of Merger, dated August 25, 2011, among The Hertz Corporation, DNL Merger Corp., Donlen Corporation, Gary Rappeport, as Shareholder Representative and Subsidiary Shareholder and Nancy Liace as Subsidiary Shareholder dated July 12, 2011 (Incorporated by reference to Exhibit 2.2 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2011).
2.2
Agreement and Plan of Merger, dated as of August 26, 2012, by and among Hertz Global Holdings, Inc., HDTMS, Inc. and Dollar Thrifty Automotive Group, Inc. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 27, 2012).
3.1
Restated Certificate of Incorporation of The Hertz Corporation, dated April 30, 1997 (Incorporated by reference to Exhibit 3(a) to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on May 1, 1997).
3.2
Certificate of Amendment, dated May 3, 2001, of Restated Certificate of Incorporation of The Hertz Corporation (Incorporated by reference to Exhibit 3(i) to the Quarterly Report on Form 10-Q of The Hertz Corporation (File No. 001-07541), as filed on August 7, 2001).

Exhibit Number	Description
3.3	Certificate of Amendment, dated November 20, 2006, of Restated Certificate of Incorporation of The Hertz Corporation (Incorporated by reference to Exhibit 3.1.1 to Amendment No. 3 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-13849), as filed on December 4, 2006).
3.4
Amended and Restated By-Laws of The Hertz Corporation, effective March 31, 2011 (Incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on April 1, 2011).
3.5	Certificate of Formation of Hertz Car Sales LLC.
3.6	Limited Liability Company Agreement of Hertz Car Sales LLC.
3.7
Certificate of Incorporation of Hertz Claim Management Corporation (Incorporated by reference to Exhibit 3.5 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.8	By-Laws of Hertz Claim Management Corporation (Incorporated by reference to Exhibit 3.6 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.9
Certificate of Incorporation of Hertz Equipment Rental Corporation (Incorporated by reference to Exhibit 3.7 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.10	By-Laws of Hertz Equipment Rental Corporation (Incorporated by reference to Exhibit 3.8 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.11
Certificate of Incorporation of Hertz Global Services Corporation (Incorporated by reference to Exhibit 3.9 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.12	By-Laws of Hertz Global Services Corporation (Incorporated by reference to Exhibit 3.10 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.13
Certificate of Incorporation of Hertz Local Edition Corp. (Incorporated by reference to Exhibit 3.11 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.14	By-Laws of Hertz Local Edition Corp. (Incorporated by reference to Exhibit 3.12 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.15
Certificate of Incorporation of Hertz System, Inc. (Incorporated by reference to Exhibit 3.13 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.16	By-Laws of Hertz System, Inc. (Incorporated by reference to Exhibit 3.14 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.17
Certificate of Incorporation of Hertz Technologies, Inc. (Incorporated by reference to Exhibit 3.15 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).

Exhibit Number	Description
3.18	By-Laws of Hertz Technologies, Inc. (Incorporated by reference to Exhibit 3.16 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.19
Certificate of Incorporation of Hertz Transporting, Inc. (Incorporated by reference to Exhibit 3.17 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.20	By-Laws of Hertz Transporting, Inc. (Incorporated by reference to Exhibit 3.18 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.21
Certificate of Incorporation of HCM Marketing Corporation (Incorporated by reference to Exhibit 3.19 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.22	By-Laws of HCM Marketing Corporation (Incorporated by reference to Exhibit 3.20 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.23
Certificate of Incorporation of Hertz Local Edition Transporting, Inc. (Incorporated by reference to Exhibit 3.21 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.24
By-Laws of Hertz Local Edition Transporting, Inc. (Incorporated by reference to Exhibit 3.22 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.25
Certification of Incorporation of Smartz Vehicle Rental Corporation (Incorporated by reference to Exhibit 3.23 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.26	By-Laws of Smartz Vehicle Rental Corporation (Incorporated by reference to Exhibit 3.24 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-138493) filed on November 8, 2006).
3.27
Certificate of Incorporation of Hertz Entertainment Services Corporation (Incorporated by reference to Exhibit 3.30 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-173023) filed on March 23, 2011).
3.28
By-Laws of Hertz Entertainment Services Corporation (Incorporated by reference to Exhibit 3.31 to The Hertz Corporation's Registration Statement on Form S-4 (File No. 333-173023) filed on March 23, 2011).
3.29	Amended and Restated Articles of Incorporation of Donlen Corporation.
3.30	Amended and Restated By-Laws of Donlen Corporation.
3.31	Amended and Restated Certificate of Incorporation of Cinelease Holdings, Inc.
3.32	Amended and Restated By-Laws of Cinelease Holdings, Inc.
3.33	Amended and Restated Articles of Incorporation of Cinelease, Inc.
3.34	Amended and Restated By-Laws of Cinelease, Inc.
3.35	Articles of Organization of Cinelease, LLC.

Exhibit Number	Description
4.1.1	Indenture, dated as of September 30, 2010, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes Due 2018 (Incorporated by reference to Exhibit 4.21 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 9, 2010).
4.1.2
First Supplemental Indenture, dated as of March 11, 2011, among Hertz Entertainment Services Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.2.2 of the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).
4.1.3
Second Supplemental Indenture, dated as of March 21, 2011, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.2.3 of the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).
4.1.4
Third Supplemental Indenture, dated as of September 2, 2011, among Donlen Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.2.5 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2011).
4.1.5
Fourth Supplemental Indenture, dated as of February 27, 2012, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.2.6 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).
4.1.6
Fifth Supplemental Indenture, dated as of March 30, 2012, among Cinelease Holdings, Inc., Cinelease, Inc., Cinelease, LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.2.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).
4.2.1
Indenture, dated as of December 20, 2010, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes Due 2021 (Incorporated by reference to Exhibit 4.3.1 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).
4.2.2
First Supplemental Indenture, dated as of March 11, 2011, among Hertz Entertainment Services Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.2 of the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).
4.2.3
Second Supplemental Indenture, dated as of March 21, 2011, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.3 of the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).

Exhibit Number	Description
4.2.4	Third Supplemental Indenture, dated as of September 2, 2011, among Donlen Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.5 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2011).
4.2.5
Fourth Supplemental Indenture, dated as of February 27, 2012, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.6 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).
4.2.6
Fifth Supplemental Indenture, dated as of March 30, 2012, among Cinelease Holdings, Inc., Cinelease, Inc., Cinelease, LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).
4.3.1
Indenture, dated as of February 8, 2011, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes Due 2019 (Incorporated by reference to Exhibit 4.4.1 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).
4.3.2
First Supplemental Indenture, dated as of March 11, 2011, among Hertz Entertainment Services Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.4.2 of the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).
4.3.3
Second Supplemental Indenture, dated as of September 2, 2011, among Donlen Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.4.4 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2011).
4.3.4
Third Supplemental Indenture, dated as of February 27, 2012, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.4.6 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).
4.3.5
Exchange and Registration Rights Agreement, dated as of March 13, 2012, among The Hertz Corporation, the Guarantors named therein, and Barclays Capital Inc., as the Initial Purchaser, relating to the 6.75% Senior Notes due 2019 issued as additional notes (Incorporated by reference to Exhibit 4.4.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).
4.3.6
Fourth Supplemental Indenture, dated as of March 30, 2012, among Cinelease Holdings, Inc., Cinelease, Inc., Cinelease, LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.4.8 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).

Exhibit Number	Description
4.4.1	Indenture, dated as of October 16, 2012, between The Hertz Corporation (as successor-in-interest to HDTFS, Inc.), as Issuer, and Wells Fargo Bank, National Association, as Trustee, providing for the issuance of notes in series (Incorporated by reference to Exhibit 4.6.1 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 2, 2012).
4.4.2
First Supplemental Indenture, dated as of October 16, 2012, between The Hertz Corporation (as successor-in-interest to HDTFS, Inc.), as Issuer, and Wells Fargo Bank, National Association, as Trustee, relating to the 5.875% Senior Notes due 2020 (Incorporated by reference to Exhibit 4.6.2 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 2, 2012).
4.4.3
Second Supplemental Indenture, dated as of October 16, 2012, between The Hertz Corporation (as successor-in-interest to HDTFS, Inc.), as Issuer, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.250% Senior Notes due 2022 (Incorporated by reference to Exhibit 4.6.3 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 2, 2012).
4.4.4
Third Supplemental Indenture, dated as of November 19, 2012, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 5.875% Senior Notes due 2020 and the 6.250% Senior Notes due 2022.
4.4.5
Exchange and Registration Rights Agreement, dated as of November 19, 2012, among The Hertz Corporation, the Guarantors named therein, and Barclays Capital Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Initial Purchasers, relating to the 5.875% Senior Notes due 2020 and the 6.250% Senior Notes due 2022.
4.5.1
Third Amended and Restated Base Indenture, dated as of September 18, 2009, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to Rental Car Asset Backed Notes (Issuable in Series) (Incorporated by reference to Exhibit 4.9.1 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).
4.5.2
Supplemental Indenture No. 1, dated as of December 21, 2010, to the Third Amended and Restated Base Indenture, between Hertz Vehicle Financing LLC and The Bank of New York Mellon Trust Company, N.A. (Incorporated by reference to Exhibit 4.6.2 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).
4.5.3	Supplemental Indenture No. 2, dated as of October 25, 2012, to the Third Amended and Restated Base Indenture, between Hertz Vehicle Financing LLC and The Bank of New York Mellon Trust Company, N.A.
4.5.4
Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of September 18, 2009, between The Hertz Corporation, as Lessee and Servicer, and Hertz Vehicle Financing LLC, as Lessor (Incorporated by reference to Exhibit 4.9.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).

Exhibit Number	Description
4.5.5	Amendment No. 1, dated as of December 21, 2010, to the Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement, between The Hertz Corporation, as Lessee and Servicer, and Hertz Vehicle Financing LLC, as Lessor (Incorporated by reference to Exhibit 4.6.4 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).
4.5.6
Second Amended and Restated Participation, Purchase and Sale Agreement, dated as of September 18, 2009, among Hertz General Interest LLC, Hertz Vehicle Financing LLC and The Hertz Corporation, as Lessee and Servicer (Incorporated by reference to Exhibit 4.9.8 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).
4.5.7
Amendment No. 1, dated as of December 21, 2010, to the Second Amended and Restated Purchase and Sale Agreement, among The Hertz Corporation, Hertz Vehicle Financing LLC and Hertz General Interest LLC (Incorporated by reference to Exhibit 4.6.6 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).
4.5.8
Third Amended and Restated Collateral Agency Agreement, dated as of September 18, 2009, among Hertz Vehicle Financing LLC, as a Grantor, Hertz General Interest LLC, as a Grantor, The Hertz Corporation, as Servicer, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, The Bank of New York Mellon Trust Company, N.A., as Trustee and a Secured Party, and The Hertz Corporation, as a Secured Party (Incorporated by reference to Exhibit 4.9.11 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).
4.5.9
Amendment No. 1, dated as of December 21, 2010, to the Third Amended and Restated Collateral Agency Agreement, among The Hertz Corporation, as a Secured Party and Servicer, Hertz Vehicle Financing LLC, as a Grantor, Hertz General Interest LLC, as a Grantor, and The Bank of New York Mellon Trust Company, N.A., as a Secured Party, Trustee and Collateral Agent (Incorporated by reference to Exhibit 4.6.8 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).
4.5.10
Second Amended and Restated Administration Agreement, dated as of September 18, 2009, among The Hertz Corporation, Hertz Vehicle Financing LLC, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.9.12 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).
4.5.11
Second Amended and Restated Master Exchange Agreement, dated as of September 18, 2009, among The Hertz Corporation, Hertz Vehicle Financing LLC, Hertz General Interest LLC, Hertz Car Exchange Inc., and DB Services Tennessee, Inc. (Incorporated by reference to Exhibit 4.9.13 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).
4.5.12
Second Amended and Restated Escrow Agreement, dated as of September 18, 2009, among The Hertz Corporation, Hertz Vehicle Financing LLC, Hertz General Interest LLC, Hertz Car Exchange Inc., and J.P. Morgan Chase Bank, N.A. (Incorporated by reference to Exhibit 4.9.14 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).

Exhibit Number	Description
4.5.13	Supplement to Second Amended and Restated Collateral Agency Agreement, dated as of January 26, 2007, among The Hertz Corporation, as Grantor, Gelco Corporation d/b/a GE Fleet Services, as Secured Party, and BNY Midwest Trust Company as Collateral Agent (Incorporated by reference to Exhibit 4.9.25 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 30, 2007).
4.6.1
Second Amended and Restated Series 2009-1 Supplement, dated as of October 25, 2012, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Third Amended and Restated Base Indenture, dated as of September 18, 2009, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee.
4.6.2
Second Amended and Restated Series 2009-1 Note Purchase Agreement, dated as of October 25, 2012, among Hertz Vehicle Financing LLC, The Hertz Corporation, as Administrator, Certain Conduit Investors, each as a Conduit Investor, Certain Financial Institutions, each as a Committed Note Purchaser, Certain Funding Agents, and Deutsche Bank AG, New York Branch, as Administrative Agent.
4.7
Amended and Restated Series 2009-2 Supplement, dated as of June 18, 2010, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Third Amended and Restated Base Indenture, dated as of September 18, 2009, between Hertz Vehicle Financing LLC., as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.9.34 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 6, 2010).
4.8
Series 2010-1 Supplement, dated as of July 22, 2010, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Third Amended and Restated Base Indenture, dated as of September 18, 2009, between Hertz Vehicle Financing LLC., as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.9.35 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 6, 2010).
4.9
Series 2011-1 Supplement, dated as of June 16, 2011, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Third Amended and Restated Base Indenture, dated as of September 18, 2009, between Hertz Vehicle Financing LLC., as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.11 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 5, 2011).
4.10
Series 2013-1 Supplement, dated as of January 23, 2013, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Third Amended and Restated Base Indenture, dated as of September 18, 2009, between Hertz Vehicle Financing LLC., as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee.
4.11.1
Amended and Restated Base Indenture, dated as of February 14, 2007, between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.163 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended March 31, 2007, filed May 7, 2007 (File No. 001-13647)).

Exhibit Number	Description
4.11.2	Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, among Dollar Thrifty Automotive Group, Inc., Rental Car Finance Corp., DTG Operations, Inc., various financing sources and beneficiaries party thereto and Deutsche Bank Trust Company Americas, as master collateral agent (incorporated by reference to Exhibit 4.170 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended March 31, 2007, filed May 7, 2007 (File No. 001-13647)).
4.11.3
Master Exchange and Trust Agreement, dated as of July 23, 2001, among Rental Car Finance Corp., Dollar Rent A Car Systems, Inc., Thrifty Rent-A-Car System, Inc., Chicago Deferred Exchange Corporation, VEXCO, LLC and The Chicago Trust Company (incorporated by reference to Exhibit 4.46 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended September 30, 2001, filed November 13, 2001 (File No. 001-13647)).
4.11.4
Amendment No. 1 to Second Amended and Restated Master Collateral Agency Agreement, dated as of June 2, 2009, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Rental Car Finance Corp., the financing sources and beneficiaries named therein and Deutsche Bank Trust Company Americas, as master collateral agent (incorporated by reference to Exhibit 4.210 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed June 8, 2009 (File No. 001-13647)).
4.11.5
Amendment No. 1 to Master Exchange and Trust Agreement, dated as of April 23, 2010, among Rental Car Finance Corp., DTG Operations, Inc., Thrifty Rent-A-Car System, Inc., Chicago Deferred Exchange Company, LLC, VEXCO, LLC and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.224 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended June 30, 2010, filed August 3, 2010 (File No. 001-13647)).
4.11.6
Collateral Assignment of Exchange Agreement, dated as of October 28, 2010, among Rental Car Finance Corp., DTG Operations, Inc. and Deutsche Bank Trust Company Americas, as master collateral agent (incorporated by reference to Exhibit 4.225 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended September 30, 2010, filed November 2, 2010 (File No. 001-13647)).
4.11.7
Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of September 29, 2011, among Rental Car Finance Corp., as lessor, DTG Operations, Inc., as lessee and servicer, and those permitted lessees from time to time becoming lessees and servicers thereunder, and Dollar Thrifty Automotive Group, Inc., as guarantor and master servicer (incorporated by reference to Exhibit 4.243 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed October 4, 2011 (File No. 001-13647)).
4.11.8
Amendment No. 2 to Master Exchange and Trust Agreement, dated as of October 28, 2010, among Rental Car Finance Corp., DTG Operations, Inc., Thrifty Rent-A-Car System, Inc., DB Like-Kind Exchange Services Corp., VEXCO, LLC and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.229 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended September 30, 2010, filed November 2, 2010 (File No. 001-13647)).
4.11.9
Collateral Assignment of Exchange Agreement, dated as of July 28, 2011, among Rental Car Finance Corp., DTG Operations, Inc. and Deutsche Bank Trust Company Americas, as master collateral agent (incorporated by reference to Exhibit 4.236 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed August 3, 2011 (File No. 001-13647)).

Exhibit Number	Description
4.11.10	Master Motor Vehicle Lease and Servicing Agreement (Group VIII), dated as of July 28, 2011, among Rental Car Finance Corp., as lessor, DTG Operations, Inc., as lessee and servicer, and those permitted lessees from time to time becoming lessees and servicers thereunder, and Dollar Thrifty Automotive Group, Inc., as guarantor and master servicer (incorporated by reference to Exhibit 4.238 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed August 3, 2011 (File No. 001-13647)).
4.11.11
Amendment No. 2 to Second Amended and Restated Master Collateral Agency Agreement, dated as of July 18, 2011, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Rental Car Finance Corp. and Deutsche Bank Trust Company Americas, as master collateral agent (incorporated by reference to Exhibit 4.240 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended June 30, 2011, filed August 8, 2011 (File No. 001-13647)).
4.11.12
Amendment No. 1 to Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of May 18, 2012, among Rental Car Finance Corp., as lessor, DTG Operations, Inc., as lessee and servicer, and those permitted lessees from time to time becoming lessees and servicers thereunder, and Dollar Thrifty Automotive Group, Inc., as guarantor and master servicer (incorporated by reference to Exhibit 4.265 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended June 30, 2012, filed August 2, 2012 (File No. 001-13647)).
4.11.13
Amendment No. 1 to Master Motor Vehicle Lease and Servicing Agreement (Group VIII), dated as of May 18, 2012, among Rental Car Finance Corp., as lessor, DTG Operations, Inc., as lessee and servicer, and those permitted lessees from time to time becoming lessees and servicers thereunder, and Dollar Thrifty Automotive Group, Inc., as guarantor and master servicer (incorporated by reference to Exhibit 4.266 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended June 30, 2012, filed August 2, 2012 (File No. 001-13647)).
4.11.14
Amendment No. 2 to Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of June 15, 2012, among Rental Car Finance Corp., as lessor, DTG Operations, Inc., as lessee and servicer, and those permitted lessees from time to time becoming lessees and servicers thereunder, and Dollar Thrifty Automotive Group, Inc., as guarantor and master servicer (incorporated by reference to Exhibit 4.267 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended June 30, 2012, filed August 2, 2012 (File No. 001-13647)).
4.11.15
Amendment No. 2 to Master Motor Vehicle Lease and Servicing Agreement (Group VIII), dated as of June 15, 2012, among Rental Car Finance Corp., as lessor, DTG Operations, Inc., as lessee and servicer, and those permitted lessees from time to time becoming lessees and servicers thereunder, and Dollar Thrifty Automotive Group, Inc., as guarantor and master servicer (incorporated by reference to Exhibit 4.268 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended June 30, 2012, filed August 2, 2012 (File No. 001-13647)).
4.12.1
Amended and Restated Note Purchase Agreement, dated as of September 29, 2011, among Rental Car Finance Corp., as seller, Dollar Thrifty Automotive Group, Inc., as master servicer, the conduit purchasers, committed purchasers and managing agents identified as such on Schedule III thereto and such other conduit purchasers, committed purchasers and managing agents from time to time party thereto, and Deutsche Bank AG, New York Branch, as administrative agent (incorporated by reference to Exhibit 4.241 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed October 4, 2011 (File No. 001-13647)).

Exhibit Number	Description
4.12.2	Amended and Restated Series 2010-3 Supplement, dated as of September 29, 2011, between Rental Car Finance Corp., as issuer, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.242 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed October 4, 2011 (File No. 001-13647)).
4.12.3
Amendment No. 1 to Amended and Restated Series 2010-3 Supplement, dated as of February 16, 2012, between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.255 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed February 21, 2012 (File No. 001-13647)).
4.13.1
Note Purchase Agreement, dated July 21, 2011, among Rental Car Finance Corp., Dollar Thrifty Automotive Group, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, RBS Securities Inc. and Scotia Capital (USA) Inc. (incorporated by reference to Exhibit 4.235 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed July 26, 2011 (File No. 001-13647)).
4.13.2
Series 2011-1 Supplement, dated as of July 28, 2011, between Rental Car Finance Corp., as issuer, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.237 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed August 3, 2011 (File No. 001-13647)).
4.13.3
Amendment No. 1 to Series 2011-1 Supplement, dated as of February 16, 2012, between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.256 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed February 21, 2012 (File No. 001-13647)).
4.13.4
Amendment No. 2 to Series 2011-1 Supplement, dated as of February 23, 2012, between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.258 to Dollar Thrifty Automotive Group, Inc.'s Annual Report on Form 10-K, filed February 28, 2012 (File No. 001-13647)).
4.14.1
Note Purchase Agreement, dated as of October 26, 2011 among Rental Car Finance Corp., as seller, Dollar Thrifty Automotive Group, Inc., as master servicer, Wells Fargo Bank, N.A., as initial note purchaser, and the note purchasers from time to time party thereto (incorporated by reference to Exhibit 4.245 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed October 31, 2011 (File No. 001-13647)).
4.14.2
Series 2011-2 Supplement, dated as of October 26, 2011, between Rental Car Finance Corp., as issuer, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.246 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed October 31, 2011 (File No. 001-13647)).
4.14.3
Amendment No. 1 to Series 2011-2 Supplement, dated as of February 16, 2012, between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.257 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed February 21, 2012 (File No. 001-13647)).
4.14.4
Amendment No. 2 to Series 2011-2 Supplement, dated as of February 23, 2012, between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.259 to Dollar Thrifty Automotive Group, Inc.'s Annual Report on Form 10-K, filed February 28, 2012 (File No. 001-13647)).

Exhibit Number	Description
4.15.1	Series 2012-1 Note Purchase Agreement, dated as of March 9, 2012, among TCL Funding Limited Partnership, Dollar Thrifty Automotive Group Canada Inc., BNY Trust Company of Canada, in its capacity as trustee of Ridge Trust, and Computershare Trust Company of Canada, in its capacity as trustee of King Street Funding Trust (incorporated by reference to Exhibit 4.260 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed March 15, 2012 (File No. 001-13647)).
4.15.2
Trust Indenture, dated as of March 9, 2012, among TCL Funding Limited Partnership, DTGC Car Rental Limited Partnership and BNY Trust Company of Canada, as indenture trustee (incorporated by reference to Exhibit 4.261 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed March 15, 2012 (File No. 001-13647)).
4.15.3
Series 2012-1 Indenture Supplement, dated as of March 9, 2012, among TCL Funding Limited Partnership, DTGC Car Rental Limited Partnership and BNY Trust Company of Canada, as indenture trustee (incorporated by reference to Exhibit 4.262 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed March 15, 2012 (File No. 001-13647)).
4.15.4
Parent Guarantee, dated as of March 9, 2012, of Dollar Thrifty Automotive Group, Inc. in favor of BNY Trust Company of Canada, as indenture trustee (incorporated by reference to Exhibit 4.263 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed March 15, 2012 (File No. 001-13647)).
4.15.5
DTAG Canada Guarantee, dated as of March 9, 2012, of Dollar Thrifty Automotive Group Canada Inc. in favor of DTGC Car Rental Limited Partnership (incorporated by reference to Exhibit 4.264 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed March 15, 2012 (File No. 001-13647)).
5.1	Opinion of Jenner & Block LLP.
5.2	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. (Louisiana law).
5.3	Opinion of Brownstein Hyatt Farber Schreck, LLP (Nevada law).
10.1.1
Credit Agreement, dated as of March 11, 2011, among The Hertz Corporation, the several lenders from time to time parties thereto, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, Wells Fargo Bank, National Association, as Syndication Agent, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, Deutsche Bank Securities Inc., Barclays Capital, Citigroup Global Markets Inc., Credit Agricole Corporate and Investment Bank, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunning Managers (referred to as the Senior Term Facility) (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 17, 2011).
10.1.2
Guarantee and Collateral Agreement, dated as of March 11, 2011, between Hertz Investors, Inc., The Hertz Corporation, certain of its subsidiaries and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, relating to the Senior Term Facility (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 17, 2011).

Exhibit Number	Description
10.1.3	Incremental Commitment Amendment, dated as of October 9, 2012, to that certain Credit Agreement, dated as of March 11, 2011, among The Hertz Corporation, the several banks and financial institutions parties thereto that constitute Tranche B-1 Term Lenders, and Deutsche Bank AG New York Branch, as Administrative Agent (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on October 10, 2012).
10.2.1
Credit Agreement, dated as of March 11, 2011, among Hertz Equipment Rental Corporation, The Hertz Corporation, the Canadian Borrowers parties thereto, the several lenders from time to time parties thereto, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, Deutsche Bank AG Canada Branch, as Canadian Agent and Canadian Collateral Agent, Wells Fargo Bank, National Association, as Co-Collateral Agent, Wells Fargo Capital Finance, LLC, as Syndication Agent, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as Co-Documentation Agents (referred to as the Senior ABL Facility) (Incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 17, 2011).
10.2.2
U.S. Guarantee and Collateral Agreement, dated as of March 11, 2011, between Hertz Investors, Inc., The Hertz Corporation and certain of its subsidiaries and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, relating to the Senior ABL Facility (Incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 17, 2011).
10.2.3
Canadian Guarantee and Collateral Agreement, dated as of March 11, 2011, among Matthews Equipment Limited, Western Shut-Down (1995) Limited, Hertz Canada Equipment Rental Partnership, 3222434 Nova Scotia Company and certain of their subsidiaries and Deutsche Bank AG Canada Branch, as Canadian Agent and Canadian Collateral Agent, relating to the Senior ABL Facility (Incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 17, 2011).
10.3
Credit Agreement, dated as of September 22, 2011, among The Hertz Corporation and Puerto Ricancars, Inc., as Borrowers, the several lenders from time to time parties thereto, Gelco Corporation d/b/a GE Fleet Services, as Administrative Agent, Domestic Collateral Agent and PRUSVI Collateral Agent, Bank of America, N.A., as Documentation Agent and Bank of America, N.A. and GE Capital Markets, Inc. as Joint Lead Arrangers and Bookrunning Managers (Incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2011).
10.4.1
Hertz Global Holdings, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on March 31, 2006).†
10.4.2
First Amendment to the Hertz Global Holdings, Inc. Stock Incentive Plan (Incorporated by reference to Exhibit 10.1.1 to Amendment No. 4 to the Registration Statement on Form S-1 of Hertz Global Holdings, Inc. (File No. 333-135782), as filed on October 27, 2006).†
10.4.3
Form of Stock Subscription Agreement under Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on March 31, 2006).†

Exhibit Number	Description
10.4.4	Form of Stock Option Agreement under Stock Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on March 31, 2006).†
10.4.5
Form of Management Stock Option Agreement under the Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 16, 2007).†
10.5.1
Hertz Global Holdings, Inc. Director Stock Incentive Plan (Incorporated by reference to Exhibit 10.33 to Amendment No. 6 to the Registration Statement on Form S-1 of Hertz Global Holdings, Inc. (File No. 333-135782), as filed on November 8, 2006).†
10.5.2
Form of Director Stock Option Agreement under Director Stock Incentive Plan (Incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 29, 2008).†
10.6.1
Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (as amended and restated, effective as of March 4, 2010) (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on June 1, 2010).†
10.6.2
Form of Performance Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on June 1, 2010).†
10.6.3
Form of Restricted Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on June 1, 2010).†
10.6.4
Form of Employee Stock Option Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on June 1, 2010).†
10.6.5
Form of Director Stock Option Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on June 1, 2010).†
10.6.6
Form of Performance Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (form used for agreements entered into after January 1, 2011) (Incorporated by reference to Exhibit 10.6.6 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).†
10.6.7
Form of Special Performance Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan approved for fiscal year 2011 grant to Mark P. Frissora (Incorporated by reference to Exhibit 10.6.7 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).†
10.6.8
Form of Price Vested Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.7.8 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 3, 2012).†
10.6.9
Form of Non-Employee Director Restricted Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.7.9 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 3, 2012).†

Exhibit Number	Description
10.6.10	Form of Director Designee Restricted Stock Unit Agreement under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.7.10 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 3, 2012).†
10.7.1
The Hertz Corporation Supplemental Retirement and Savings Plan (Incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-1 of The Hertz Corporation (File No. 333-125764), as filed on August 30, 2005).†
10.7.2
Amendment of The Hertz Corporation Supplemental Retirement and Savings Plan (as amended and restated, effective as of December 31, 2008) (Incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 3, 2009).†
10.8
The Hertz Corporation Supplemental Executive Retirement Plan (as amended and restated, effective December 31, 2008) (Incorporated by reference to Exhibit 10.9 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 3, 2009).†
10.9
The Hertz Corporation Benefit Equalization Plan (as amended and restated, effective December 31, 2008) (Incorporated by reference to Exhibit 10.10 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 3, 2009).†
10.10
Hertz Global Holdings, Inc. Senior Executive Bonus Plan (Incorporated by reference to 10.6 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on June 1, 2010).†
10.11.1
Hertz Global Holdings, Inc. Severance Plan for Senior Executives (Incorporated by reference to Exhibit 10.39 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2008).†
10.11.2	Amendment to the Hertz Global Holdings, Inc. Severance Plan for Senior Executives, effective as of November 14, 2012.†
10.12.1
Form of Change in Control Severance Agreement among Hertz Global Holdings, Inc. and executive officers (Incorporated by reference to Exhibit 10.40 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2008).†
10.12.2
Form of Change in Control Severance Agreement among Hertz Global Holdings, Inc. and executive officers (form used for agreements entered into after March 3, 2010) (Incorporated by reference to 10.7 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on June 1, 2010).†
10.12.3
Letter Agreement regarding revised Change in Control Severance Agreement from the Hertz Corporation to Michel Taride dated as of February 1, 2008 (Incorporated by reference to Exhibit 10.13.3 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 27, 2012).†
10.12.4	Form of Amendment to Change in Control Severance Agreement for Executive Officers and Certain New Key Employees between Hertz Global Holdings, Inc. and executive officers.†
10.13
The Hertz Corporation Key Officer Postretirement Assigned Car Benefit Plan (Incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registration Statement on Form S-1 of The Hertz Corporation (File No. 333-125764), as filed on August 30, 2005).†

Exhibit Number	Description
10.14	The Hertz Corporation Account Balance Defined Benefit Pension Plan (Incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registration Statement on Form S-1 of The Hertz Corporation (File No. 333-125764), as filed on August 30, 2005).†
10.15	Form of Special Award Agreement (Incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).†
10.16
The Hertz Corporation (UK) 1972 Pension Plan (Incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-125764), as filed on August 30, 2005).†
10.17
The Hertz Corporation (UK) Supplementary Unapproved Pension Scheme (Incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registration Statement on Form S-1 of The Hertz Corporation (File No. 333-125764), as filed on August 30, 2005).†
10.18
Non-Compete Agreement, dated April 10, 2000, between Hertz Europe Limited and Michel Taride (Incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Registration Statement on Form S-1 of The Hertz Corporation (File No. 333-125764), as filed on August 30, 2005).†
10.19
Amended and Restated Employment Agreement, dated as of December 31, 2008, between Hertz Global Holdings, Inc. and Mark P. Frissora (Incorporated by reference to Exhibit 10.28 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 3, 2009).†
10.20
Separation Agreement and General Release, dated as of February 28, 2011, by and between Gerald Plescia, Hertz Global Holdings, Inc. and The Hertz Corporation (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 4, 2011).
10.21.1
Form of Director Indemnification Agreement (Incorporated by reference to Exhibit 10.29 to Amendment No. 3 to the Registration Statement on Form S-1 of Hertz Global Holdings, Inc. (File No. 333-135782), as filed on October 23, 2006).
10.21.2
Amendment No. 1 to Form of Director Indemnification Agreement (Incorporated by reference to Exhibit 10.29.1 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139) , as filed on March 3, 2009).
10.21.3
Form of Director Indemnification Agreement (form used for agreements entered into after April 2009) (Incorporated by reference to Exhibit 10.51 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 6, 2010).
10.22
Amended and Restated Indemnification Agreement, dated as of December 21, 2005, between The Hertz Corporation, Hertz Vehicles LLC, Hertz Funding Corp., Hertz General Interest LLC, and Hertz Vehicle Financing LLC (Incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on March 31, 2006).
10.23
Amended and Restated Indemnification Agreement, dated as of November 23, 2009, by and among Hertz Global Holdings, Inc., The Hertz Corporation, Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., Clayton, Dubilier & Rice, Inc., Clayton, Dubilier & Rice, LLC and Clayton Dubilier & Rice Holdings, L.P. (Incorporated by reference to Exhibit 10.22 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 5, 2011).

Exhibit Number	Description
10.24.1	Indemnification Agreement, dated as of December 21, 2005, between CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), The Hertz Corporation, Carlyle Partners IV, L.P., CP IV Coinvestment L.P., CEP II U.S. Investments, L.P., CEP II Participations S.à r.l., and TC Group IV, L.L.C. (Incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on March 31, 2006).
10.24.2
Amendment No. 1 to the Indemnification Agreement, dated as of March 3, 2009, between CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), The Hertz Corporation, Carlyle Partners IV, L.P., CP IV Coinvestment L.P., CEP II U.S. Investments, L.P., CEP II Participations S.à r.l., and TC Group IV, L.L.C. (Incorporated by reference to Exhibit 10.23.1 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 8, 2009).
10.25.1
Indemnification Agreement, dated as of December 21, 2005, between CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), The Hertz Corporation, ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, CMC-Hertz Partners, L.P., ML Hertz Co-Investor, L.P., and Merrill Lynch Global Partners, Inc. (Incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on March 31, 2006).
10.25.2
Amendment No. 1 to the Indemnification Agreement, dated as of March 3, 2009, between CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), The Hertz Corporation, ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, CMC-Hertz Partners, L.P., ML Hertz Co-Investor, L.P., and Merrill Lynch Global Partners, Inc. (Incorporated by reference to Exhibit 10.24.2 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 8, 2009).
10.26
Tax Sharing Agreement, dated as of December 21, 2005, between CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), CCMG Corporation, The Hertz Corporation, and Hertz International, Ltd. (Incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on March 31, 2006).
10.27
Tax Sharing Agreement, dated as of December 21, 2005, between CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), CCMG Corporation, and The Hertz Corporation (Incorporated by reference to Exhibit 10.26 to the Current Report on Form 8-K of The Hertz Corporation (File No. 001-07541), as filed on March 31, 2006).
10.28.1
Amended and Restated Stockholders Agreement, dated as of November 20, 2006, among Hertz Global Holdings, Inc., Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., CD&R Parallel Fund VII, L.P., Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P., CEP II Participations S.à r.l SICAR, ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, ML Hertz Co-Investor, L.P. and CMC-Hertz Partners, L.P. (Incorporated by reference to Exhibit 4.10 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 30, 2007).

Exhibit Number	Description
10.28.2	Registration Rights Agreement, dated as of December 21, 2005, among CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P., CEP II Participations S.à r.l, ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, ML Hertz Co-Investor, L.P. and CMC-Hertz Partners, L.P. (Incorporated by reference to Exhibit 4.11 to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-135782), as filed on October 23, 2006).
10.28.3
Amendment No. 1 to the Registration Rights Agreement, dated as of November 20, 2006, among CCMG Holdings, Inc. (now known as Hertz Global Holdings, Inc.), Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., CD&R Parallel Fund VII, L.P., Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P., CEP II Participations S.à r.l SICAR, ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, ML Hertz Co-Investor, L.P. and CMC-Hertz Partners, L.P. (Incorporated by reference to Exhibit 4.12 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 30, 2007).
10.29
Living accommodation and optional purchase agreement, dated as of July 7, 2011, between Michel Taride and Hertz Europe Ltd. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on July 8, 2011).
12.1	Computation of Consolidated Ratio of Earnings to Fixed Charges (Unaudited) for the three months ended March 31, 2012 and the years ended December 31, 2011, 2010, 2009, 2008, and 2007.
15.1	Awareness letter of Pricewaterhouse Coopers LLP.
15.2	Awareness letter of Ernst & Young LLP.
21.1	Subsidiaries of The Hertz Corporation.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Deloitte & Touche LLP.
23.4	Consent of BDO USA, LLP.
23.5	Consent of Jenner & Block LLP (included in Exhibit 5.1).
23.6	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. (included in Exhibit 5.2).
23.7	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.3).
24.1	Power of Attorney with respect to The Hertz Corporation.
24.2	Power of Attorney with respect to Hertz Car Sales LLC.
24.3	Power of Attorney with respect to Hertz Global Services Corporation.
24.4	Power of Attorney with respect to Hertz Claim Management Corporation.
24.5	Power of Attorney with respect to Hertz Equipment Rental Corporation.
24.6	Power of Attorney with respect to Hertz Local Edition Corp.
24.7	Power of Attorney with respect to Hertz System, Inc.

Exhibit Number	Description
24.8	Power of Attorney with respect to Hertz Technologies, Inc.
24.9	Power of Attorney with respect to Hertz Transporting, Inc.
24.10	Power of Attorney with respect to HCM Marketing Corporation.
24.11	Power of Attorney with respect to Hertz Local Edition Transporting, Inc.
24.12	Power of Attorney with respect to Smartz Vehicle Rental Corporation.
24.13	Power of Attorney with respect to Hertz Entertainment Services Corporation.
24.14	Power of Attorney with respect to Donlen Corporation.
24.15	Power of Attorney with respect to Cinelease Holdings, Inc.
24.16	Power of Attorney with respect to Cinelease, Inc.
24.17	Power of Attorney with respect to Cinelease, LLC.
25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the Indenture, dated as of February 8, 2011, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019.
25.2
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the Indenture, dated as of October 16, 2012, among The Hertz Corporation (as successor-in-interest to HDTFS, Inc.), as Issuer, the Subsidiary Guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as Trustee, relating to the 5.875% Senior Notes due 2020 and the 6.250% Senior Notes due 2022.
99.1	Form of Letter of Transmittal.
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.3	Form of Instructions to Registered Holder from Beneficial Owner.
99.4	Form of Notice of Guaranteed Delivery.

†
Indicates management compensation plan.

        As of September 30, 2012, we had various additional obligations which could be considered long-term debt, none of which exceeded 10% of our total assets on a consolidated basis. We agree to furnish to the SEC upon request a copy of any such instrument defining the rights of the holders of such long-term debt.

        Schedules and exhibits not included above have been omitted because the information required has been included in the financial statements or notes thereto or are not applicable or not required.

        (b)   Financial schedules are omitted because they are not applicable or not required, or because the information is included herein in our financial statements and/or the notes related thereto.

        (c)   Not applicable.

ITEM 22.    UNDERTAKINGS

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (b)   Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, The Hertz Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

THE HERTZ CORPORATION (Registrant)
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

* George W. Tamke	Lead Director
* Mark P. Frissora	Chief Executive Officer, Director and Chairman of the Board of Directors
/s/ ELYSE DOUGLAS Elyse Douglas	Executive Vice President and Chief Financial Officer
* Jatindar Kapur	Senior Vice President, Finance and Corporate Controller
* Barry H. Beracha	Director
* Brian A. Bernasek	Director
* Carl T. Berquist	Director

* Michael J. Durham	Director
* Michael F. Koehler	Director
* Angel L. Morales	Director
* Linda Fayne Levinson	Director
* David H. Wasserman	Director
* Henry C. Wolf	Director

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Car Sales LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

HERTZ CAR SALES LLC (Registrant)
By:	/s/ R. SCOTT MASSENGILL Name: R. Scott Massengill Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature		Title

The Hertz Corporation		Sole Member
By:	* Mark P. Frissora	Chief Executive Officer, Director and Chairman of the Board of Directors of the Sole Member
* Jeffrey Adams		President
/s/ R. SCOTT MASSENGILL R. Scott Massengill		Treasurer

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Claim Management Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

HERTZ CLAIM MANAGEMENT CORPORATION (Registrant)
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

/s/ ELYSE DOUGLAS Elyse Douglas	Chairman of the Board, Director and President
* Jatindar Kapur	Director
* Richard P. McEvily	Director
* Raymond Batistoni	Controller

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, HCM Marketing Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

HCM MARKETING CORPORATION (Registrant)
By:	/s/ R. SCOTT MASSENGILL Name: R. Scott Massengill Title: President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

/s/ R. SCOTT MASSENGILL R. Scott Massengill	Director, President and Treasurer
/s/ ELYSE DOUGLAS Elyse Douglas	Director
* Richard P. McEvily	Director

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Equipment Rental Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

HERTZ EQUIPMENT RENTAL CORPORATION (Registrant)
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Vice President, Finance

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

* Kyle Scott	Controller
* Mark P. Frissora	Chairman of the Board and Director
/s/ ELYSE DOUGLAS Elyse Douglas	Director and Vice President, Finance
* Lois Boyd	Director and President

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Local Edition Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

HERTZ LOCAL EDITION CORP. (Registrant)
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

* Jatindar Kapur	Controller
* Mark P. Frissora	Chairman of the Board and Director
/s/ ELYSE DOUGLAS Elyse Douglas	Director and Vice President
* Scott P. Sider	Director and President

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Local Edition Transporting, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

HERTZ LOCAL EDITION TRANSPORTING, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

* Jatindar Kapur	Controller
* LeighAnne G. Baker	Director
/s/ ELYSE DOUGLAS Elyse Douglas	Director and Vice President
* Scott P. Sider	Director and President

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Global Services Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

HERTZ GLOBAL SERVICES CORPORATION (Registrant)
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Vice President, Finance

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

* Jatindar Kapur	Controller
* Mark P. Frissora	Director and President
/s/ ELYSE DOUGLAS Elyse Douglas	Director and Vice President, Finance
* Robert J. Stuart	Director

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz System, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

HERTZ SYSTEM, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

* Jatindar Kapur	Controller
* Mark P. Frissora	Chairman of the Board, Director and President
/s/ ELYSE DOUGLAS Elyse Douglas	Director and Vice President
* Scott P. Sider	Director

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Technologies, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

HERTZ TECHNOLOGIES, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

* Mark P. Frissora	Chairman of the Board
* Rob D. Moore	Director
* Joseph F. Eckroth	Director and President
/s/ ELYSE DOUGLAS Elyse Douglas	Director and Vice President

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Transporting, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

HERTZ TRANSPORTING, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

* LeighAnne G. Baker	Director
/s/ ELYSE DOUGLAS Elyse Douglas	Director and Vice President
* Scott P. Sider	Director and President

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Smartz Vehicle Rental Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

SMARTZ VEHICLE RENTAL CORPORATION (Registrant)
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

* Mark P. Frissora	Director and President
/s/ ELYSE DOUGLAS Elyse Douglas	Director and Vice President
* Scott P. Sider	Director

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Hertz Entertainment Services Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

HERTZ ENTERTAINMENT SERVICES CORPORATION (Registrant)
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Vice President, Finance

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

* Kyle Scott	Controller
* Mark P. Frissora	Director
/s/ ELYSE DOUGLAS Elyse Douglas	Director and Vice President, Finance
* Lois Boyd	Director and President

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Donlen Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

DONLEN CORPORATION (Registrant)
By:	/s/ R. SCOTT MASSENGILL Name: R. Scott Massengill Title: Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

* Thomas Callahan	Director and President
* Scott P. Sider	Director
* Eric Hiller	Chief Financial Officer and Senior Vice President

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cinelease Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

CINELEASE HOLDINGS, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Vice President, Finance

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

* Mark P. Frissora	Director
/s/ ELYSE DOUGLAS Elyse Douglas	Director and Vice President, Finance
* Lois Boyd	Director and President
* Kyle Scott	Controller

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cinelease, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

CINELEASE, INC. (Registrant)
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Vice President, Finance

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

* Mark P. Frissora	Director
/s/ ELYSE DOUGLAS Elyse Douglas	Director and Vice President, Finance
* Lois Boyd	Director and President
* Kyle Scott	Controller

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cinelease, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge in the State of New Jersey, on January 30, 2013.

CINELEASE, LLC (Registrant)
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Vice President, Finance

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 30, 2013 by the following persons in the capacities indicated:

Signature	Title

Cinelease, Inc.	Sole Member

By:	* Lois Boyd	President of the Sole Member
* Lois Boyd		President
/s/ ELYSE DOUGLAS Elyse Douglas		Vice President, Finance
* Kyle Scott		Controller

*By:	/s/ ELYSE DOUGLAS Elyse Douglas Attorney-In-Fact